 Filed Pursuant to Rule 424(b)(3)
 Registration No. 333-257574
CareMax, Inc.
Up to 72,657,457 Shares of Class A Common Stock
Up to 5,791,667 Shares of Class A Common Stock Issuable Upon Exercise of Warrants and
Up to 2,916,667 Warrants

This prospectus relates to the offer and sale from time to time by the selling securityholders named in this prospectus (the “Selling Securityholders”) of up to (A) 72,657,457 shares of our Class A common stock, par value $0.0001 per share (“Class A Common Stock”), which consists of (i) an aggregate of 10,000,000 shares of Class A Common Stock (the “Deerfield PIPE Investments”) purchased by Deerfield Partners, L.P. (“Deerfield Partners”) and DFHTA Sponsor LLC (the “Sponsor”) in connection with the Closing (as defined below) on June 8, 2021 (the “Closing Date”), (ii) 31,000,000 shares of Class A Common Stock purchased by certain investors at the Closing (the “Third-Party PIPE Investments,” and together with the Deerfield PIPE Investments, the “PIPE Investments”) (iii) 3,593,750 shares of Class B common stock, par value $0.0001 per share (“Class B Common Stock”), that were converted into shares of Class A Common Stock from shares of Class B common stock on a one-for-one basis at the Closing, (iv) 21,279,092 shares of Class A Common Stock issued as consideration for the Business Combination (as defined below) at Closing (including 71,000 Escrow Shares (as defined below)), (v) up to 6,400,000 Earnout Shares (as defined below) that may be issued in the form of Class A Common Stock pursuant to the earnout provisions in the Business Combination Agreement (as defined below) and (vi) 384,615 shares of Class A Common Stock issued in the SMA Transaction (as defined below) and (B) 2,916,667 warrants (the “Private Warrants”) originally issued in a private placement to the Sponsor in connection with the IPO (as defined below).
In addition, this prospectus relates to the offer and sale of up to (i) 2,916,667 shares of Class A Common Stock issuable upon the exercise of the Private Warrants and (ii) 2,875,000 shares of Class A Common Stock that are issuable by us upon the exercise of 2,875,000 warrants originally issued in connection with the IPO at an exercise price of $11.50 per share of Class A Common Stock (the “Public Warrants” and together with the Private Warrants, the “Warrants”). None of the Warrants are exercisable until the later of (i) thirty (30) days after the Closing Date, and (ii) twelve (12) months from the date of the closing of the offering in which such Warrants were purchased.
The Selling Securityholders may offer, sell or distribute all or a portion of the securities hereby registered publicly or through private transactions at prevailing market prices or at negotiated prices. We will not receive any of the proceeds from such sales of the shares of Class A Common Stock or any warrants, except with respect to amounts received by us upon the exercise of any such warrants. We will bear all costs, expenses and fees in connection with the registration of these securities, including with regard to compliance with state securities or “blue sky” laws. The Selling Securityholders will bear all commissions and discounts, if any, attributable to their sale of shares of Class A Common Stock or warrants. For more details, please see “Plan of Distribution” beginning on page 156 of this prospectus.
Our registration of the securities covered by this prospectus does not mean that either we or the Selling Securityholders, will issue, offer or sell, any of the securities. With the exception of the shares of Class A Common Stock issued in the Third-Party PIPE Investments, all other shares of Class A Common Stock registered hereunder are subject to lock-up agreements prohibiting the sale of such shares for a period of up to twelve months after the Closing. For more details, please see page 142 of this prospectus under the caption “Certain Relationships with Selling Securityholders”.
Our Class A Common Stock and Public Warrants are listed on the Nasdaq Global Select Market under the symbols “CMAX” and “CMAXW,” respectively. On July 15, 2021, the last reported sales price of our Class A Common Stock was $12.42 per share and the last reported sales price of our Public Warrants on July 15, 2021 was $4.51 per warrant.
We are an “emerging growth company” and “smaller reporting company” under applicable federal securities laws and will be subject to reduced public company reporting requirements. Investing in our securities involves risks. See “Risk Factors” beginning on page 6.
Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is July 15, 2021.

You should rely only on the information provided in this prospectus, as well as the information incorporated by reference into this prospectus and any applicable prospectus supplement. Neither we nor the Selling Securityholders have authorized anyone to provide you with different information. Neither we nor the Selling Securityholders are making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus, any applicable prospectus supplement or any documents incorporated by reference is accurate as of any date other than the date of the applicable document. Since the date of this prospectus and the documents incorporated by reference into this prospectus, our business, financial condition, results of operations and prospects may have changed.

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ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement on Form S-1 that we filed with the Securities and Exchange Commission (the “SEC”) using the “shelf” registration process. Under this shelf registration process, the Selling Securityholders may, from time to time, sell the securities offered by them described in this prospectus. We will not receive any proceeds from the sale by such Selling Securityholders of the securities offered by them described in this prospectus. This prospectus also relates to the issuance by us of the shares of Class A Common Stock issuable upon the exercise of any Warrants. We will receive proceeds from any exercise of the Warrants for cash.
Neither we nor the Selling Securityholders have authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus or any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. Neither we nor the Selling Securityholders take responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. Neither we nor the Selling Securityholders will make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.
We may also provide a prospectus supplement or post-effective amendment to the registration statement to add information to, or update or change information contained in, this prospectus. You should read both this prospectus and any applicable prospectus supplement or post-effective amendment to the registration statement together with the additional information to which we refer you in the sections of this prospectus entitled “Where You Can Find More Information.”
On the Closing Date, Deerfield Healthcare Technology Acquisitions Corp. (“DFHT”), a Delaware corporation, completed the transactions contemplated by that certain Business Combination Agreement, dated as of December 18, 2020 (the “Business Combination Agreement”), by and among DFHT, the entities listed in Annex I to the Business Combination Agreement, IMC Holdings, LP, a Delaware limited partnership (“IMC Parent”), CareMax Medical Group, L.L.C., a Florida limited liability company (“CMG”), IMC Medical Group Holdings, LLC, a Delaware limited liability company (“IMC”), and, solely for the limited purposes specified therein, Deerfield Partners, pursuant to which DFHT acquired (a) 100% of the equity interests in CMG and (b) 100% of the equity interests in IMC, with CMG and IMC becoming wholly owned subsidiaries of the combined company. The transactions contemplated by the Business Combination Agreement and the related financing transactions collectively are referred to herein as the “Business Combination.”
Immediately upon the completion of the Business Combination (the “Closing”), DFHT as the registrant changed its name to “CareMax, Inc.”
Unless the context otherwise requires, the terms “we,” “us,” “our,” “CareMax” and the “Company” refer to CareMax, Inc. and its consolidated subsidiaries following the Closing and references to “DFHT” refer to Deerfield Healthcare Technology Acquisitions Corp. at or prior to the Closing. All references herein to the “Board” refer to the board of directors of the Company.

CERTAIN DEFINED TERMS
Unless the context indicates otherwise, the following terms have the following meanings when used in this prospectus:
“Adjustment Escrow Amounts” means the $1,500,000 in cash and the Escrow Shares that DFHT placed into an adjustment escrow account at the Closing.
“Amended and Restated Bylaws” means the amended and restated bylaws of the Company, dated June 8, 2021.
“Amended and Restated Charter” means the third amended and restated certificate of incorporation of the Company, dated June 8, 2021.
“Amended and Restated Registration Rights Agreement” means the Amended and Restated Registration Rights Agreement, dated as of December 18, 2020, which amends and restates in its entirety the existing registration rights agreement, dated July 16, 2020, by and between DFHT and the parties thereto.
“Business Combination Lock-up Agreement” means that certain lock-up agreement, dated December 18, 2020, by and between DFHT, the Sponsor, Deerfield Partners, certain other stockholders of DFHT, the CMG Sellers and IMC Parent.
“C.G.D.” means C.G.D. Investment Group, Inc.
“Closing Consideration” means the consideration paid to CMG Sellers and IMC Parent in connection with the Business Combination, as set forth in the Business Combination Agreement.
“CMG Earnout Shares” means up to an additional 3,500,000 shares of Class A Common Stock payable to the CMG Sellers, subject to certain post-Closing conditions.
“CMG Escrow Agreement” means that certain Escrow Agreement, dated as of June 8, 2021, by and among DFHT, the Sponsor, O.M., the CMG Sellers, and Continental Stock Transfer & Trust Company, in its capacity as escrow agent.
“CMG Sellers” means O.M. Investment Group, Inc., C.G.D. Investment Group, Inc., Joseph n. De Vera, PA, NKP Caremax, LLC and Mouquin Trotter, Inc.
“Code” means the Internal Revenue Code of 1986, as amended.
“Consent and Waiver Letter” means that certain consent and waiver letter, by and among DFHT, the Sponsor and Deerfield Partners, dated December 18, 2020.
“Credit Agreement” means that certain Credit Agreement, dated as of June 8, 2021, by and among the Company, Royal Bank of Canada, as Administrative Agent, Collateral Agent, Swing Line Lender and Issuing Bank, RBC Capital Markets, LLC and Truist Securities, Inc., as Syndication Agents, Joint Lead Arrangers and Joint Book Runners, and certain other banks and financial institutions serving as lenders.
“Deerfield Management” means Deerfield Management Company, L.P., a Delaware series limited partnership (Series C) and its affiliates.
“Deerfield Partners” means Deerfield Partners, L.P.
“Deerfield PIPE Investments” means 10,000,000 shares of Class A Common Stock purchased in a private placement by Deerfield Partners and the Sponsor in connection with the Business Combination, pursuant to the Deerfield Subscription Agreement, consisting of 9,600,000 shares of Class A Common Stock purchased by Deerfield Partners and 400,000 shares of Class A Common Stock purchased by the Sponsor.
“Deerfield Subscription Agreements” means certain subscription agreements, each dated December 18, 2020, with each of Deerfield Partners and the Sponsor, pursuant to which such investors have agreed to purchase the Deerfield PIPE Investments.
“DGCL” means the General Corporation Law of the State of Delaware.

“Earnout Shares” means the CMG Earnout Shares and the IMC Earnout Shares.
“Escrow Agreements” means the CMG Escrow Agreement and the IMC Escrow Agreement.
“Escrow Shares” means the 71,000 shares of Class A Common Stock that DFHT placed into an adjustment escrow account at the Closing.
“Exchange Act” means the Securities Exchange Act of 1934, as amended.
“Founder Shares” means the shares of Class B Common Stock initially purchased by our Sponsor in a private placement prior to the IPO and the shares of Class A Common Stock that were issued upon the automatic conversion of the shares of Class B Common Stock at the time of the Closing.
“IMC” means IMC Medical Group Holdings, LLC, a Delaware corporation, and its subsidiaries.
“IMC Earnout Shares” means up to an additional 2,900,000 shares of Class A Common Stock payable to IMC Parent, subject to certain post-Closing conditions.
“IMC Escrow Agreement” means that certain Escrow Agreement, dated June 8, 2021, by and among DFHT, the Sponsor, IMC Parent and Continental Stock Transfer & Trust Company, in its capacity as escrow agent.
“Initial Stockholders” means the Sponsor and its executive officers and directors, who were the holders of the Founder Shares prior to the IPO.
“Interamerican” means Interamerican Medical Center Group, LLC, an indirect wholly-owned subsidiary of the Company.
“IPO” means the initial public offering of DFHT, which closed on July 21, 2020.
“management” or our “management team” are the Company’s executive officers and directors.
“Nasdaq” means The Nasdaq Stock Market.
“O.M.” means O.M. Investment Group, Inc.
“SEC” means the United States Securities and Exchange Commission.
“Securities Act” means the Securities Act of 1933, as amended.
“Sellers” means the CMG Sellers and IMC Parent.
“Selling Securityholders” means the selling securityholders covered by this prospectus.
“SMA Shares” means the 384,615 shares of Class A Common Stock issued to SMA Seller as partial consideration for the SMA Transaction.
“SMA Transaction” means the acquisition of 100% of the issued and outstanding equity interests of Senior Medical Associates, LLC, a Florida limited liability company (“SMA”), and Stallion Medical Management, LLC, a Florida limited liability company (“SMM” and together with SMA, the “SMA Entities”), pursuant to that certain securities purchase agreement, dated as of March 8, 2021 (the “SMA Purchase Agreement”), by and among Interamerican, the SMA Entities and Mohsin Jaffer (the “SMA Seller”).
“Third-Party Subscription Agreements” means certain subscription agreements, each dated December 18, 2020, with certain third-party investors pursuant to which such investors have agreed to purchase the Third-Party PIPE Investments.
“Trust Account” means the trust account of the Company that holds the proceeds from DFHT’s IPO.
“Units” means the units sold in the IPO, each of which consists of one share of Class A Common Stock and one-fifth of one warrant.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This registration statement contains forward-looking statements. Forward-looking statements provide the Company’s current expectations or forecasts of future events, and include statements of the Company’s expectations, beliefs, plans, objectives, intentions, assumptions and other statements that are not historical facts. These statements are based on management’s current beliefs and assumptions about future events and are based on currently available information as to the outcome and timing of future events. Although we believe our plans, intentions and expectations reflected in or suggested by these forward-looking statements are reasonable, we cannot assure you that we will achieve or realize these plans, intentions or expectations. Forward-looking statements are inherently subject to risks, uncertainties and assumptions. Generally, statements that are not historical facts, including statements concerning possible or assumed future actions, business strategies, events or results of operations, are forward-looking statements. The words “anticipates,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predicts,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.
Forward-looking statements contained in this registration statement include, but are not limited to, statements about:
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the benefits of the Business Combination;

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the future financial performance of the Company following the Business Combination, including any projected financial information;

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the liquidity and trading of our securities;

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expansion plans and opportunities, including any expected acquisitions or the opening of any new medical centers;

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market conditions and global and economic factors beyond the Company’s control, including the potential adverse effects of the global coronavirus (COVID-19) pandemic;

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our growth strategy, including organic growth of members or Medicare members, or otherwise, and growth by acquisition, and our ability to realize expected results following the Business Combination;

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our ability to obtain and maintain enrollment, licensure, certification and accreditation for the provision of healthcare services;

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our marketing, customer retention and ability to attract new patients;

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the impact of reductions in Medicare reimbursement rates or changes in the rules governing the Medicare program, including the Medicare Advantage program;

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our ability to adapt to changes in the healthcare industry, including changes to laws and regulations;

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our competitive position and expectations regarding developments and projections relating to our competitors;

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changes in the market for our services;

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the timing, scope and likelihood of regulatory filings;

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litigation and the ability to adequately protect the combined company’s intellectual property rights; and

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other factors detailed under the section entitled “Risk Factors.”

These forward-looking statements are based on information available as of the date of this registration statement, and current expectations, forecasts and assumptions, and involve a number of risks and uncertainties. Accordingly, forward-looking statements should not be relied upon as representing our views as of any subsequent date, and we do not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

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In addition, statements that we “believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this registration statement, and while we believe such information forms a reasonable basis for such statements, such information may be limited, incomplete or involve a number of assumptions and limitations. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements.
You should not place undue reliance on these forward-looking statements. As a result of a number of known and unknown risks and uncertainties, our actual results or performance may be materially different from those expressed or implied by these forward-looking statements. Some factors that could cause actual results to differ include:
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the occurrence of any event, change or other circumstances that could give rise to the termination of the Business Combination Agreement:

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the occurrence of any event, change or other circumstances that could give rise to a claim under the Business Combination Agreement;

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the outcome of any legal proceedings that may be instituted following the Business Combination;

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the risk that the Business Combination disrupts our current plans and operations or impacts our expected de novo growth;

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our ability to recognize the anticipated benefits of the Business Combination, which may be affected by, among other things, the ability of the Company to grow and manage growth profitably, maintain relationships with customers, compete within its industry and retain its key employees, and the ability to integrate CMG and IMC;

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costs related to the proposed Business Combination;

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the possibility that we may be adversely impacted by other economic, business, and/or competitive factors;

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the timing of the completion of any currently expected acquisitions or of the opening of any new medical centers;

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future exchange and interest rates; and

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other risks and uncertainties indicated in this registration statement, including those under “Risk Factors” herein, and other filings that have been made or will be made with the SEC.

PROSPECTUS SUMMARY
The following summary highlights selected information contained elsewhere in this prospectus and does not contain all of the information that you should consider in making your investment decision. Before investing in our securities, you should carefully read this entire prospectus, including our consolidated financial statements and the related notes included in this prospectus and the information set forth under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”
Our Company
As of June 30, 2021, CareMax owns and operates 36 multi-specialty medical care centers throughout Miami-Dade, Broward and Orange Counties in Florida, primarily serving the Medicare Advantage population, which includes 10 centers from the recent acquisition of Senior Medical Associates, LLC. An additional center is under construction and is expected to open in 2022. CareMax’s medical centers offer 24/7 access to care through employed providers and provide a comprehensive suite of high-touch health care and social services to its patients, including primary care, specialty care, telemedicine, health & wellness, optometry, dental, pharmacy and transportation. CareMax’s differentiated healthcare delivery model is focused on care coordination with vertically integrated ambulatory care and community-centric services. The goal of CareMax is to intercede as early as possible to manage chronic conditions for its patient members in a proactive, holistic, and tailored manner to provide a positive influence on patient outcomes and a reduction in overall healthcare costs. CareMax specifically focuses on providing access to high quality care in underserved communities, with approximately 65% of its Medicare Advantage patients being dual-eligible and low-income subsidy eligible as of March 31, 2021, after giving effect to the Business Combination.
While CareMax’s primary focus is providing care to Medicare-eligible seniors who are mostly over the age of 65, CareMax also provides services to children and adults through Medicaid programs as well as through commercial insurance plans. Over 95% of CareMax’s Medicare patients are enrolled in a Medicare Advantage plan run by private insurance companies on behalf of the Centers for Medicare and Medicaid Services (“CMS”). With Medicare Advantage, the patient receives the same coverage as original Medicare, including emergency care, and most plans also include prescription drug coverage. In many cases, Medicare Advantage plans offer even more than original Medicare, including dental, vision, hearing, and wellness programs.
CareMax’s comprehensive, high touch approach to health care delivery is powered by its CareOptimize technology platform. CareOptimize is a proprietary end-to-end technology platform that aggregates data and analyzes that data using artificial intelligence and machine learning to support more informed care delivery decisions and to focus care decisions on preventative chronic disease management and the social determinants of health. CareMax believes that CareOptimize is designed to drive better outcomes and lower costs. The CareOptimize technology platform also provides CareMax with a national reach beyond its South Florida presence. As of March 31, 2021, the CareOptimize platform was used by approximately 20,000 providers in more than 30 states. CareOptimize was also used by IMC prior to the Business Combination, which CareMax believes will support the integration and operation of the combined company. CareMax has shifted from selling the CareOptimize platform to outside customers for a software subscription fee and is instead providing the software to affiliated practices of its managed service organization (“MSO”) to further improve financial, clinical, and quality outcomes from the affiliated providers. As of June, 2021, this MSO services more than 30 independent physician associations (“IPAs”).
Corporate Information
We were incorporated in the State of Delaware in May 2020 as a special purpose acquisition company under the name Deerfield Healthcare Technology Acquisitions Corp. On July 21, 2020, we completed our initial public offering (the “IPO”). On June 8, 2021, we consummated the Business Combination with CareMax Medical Group, L.L.C., a Florida limited liability company (“CMG”), and IMC. In connection with the Business Combination, we changed our name from Deerfield Healthcare Technology Acquisitions Corp. to CareMax, Inc.

Recent Developments
Agreement with The Related Companies
On July 13, 2021 CareMax entered into an exclusive real estate advisory agreement (the “Advisory Agreement”) with Related CM Advisor, LLC (the “Advisor”), a subsidiary of The Related Companies, L.P. (“Related”), and, with respect to certain sections of the Advisory Agreement, Related, for certain real estate advisory services to be provided on an exclusive basis, such as identifying locations for new medical centers nationwide as part of CareMax’s de novo growth strategy, including, but not limited to, locations within and proximate to affordable housing communities that may be owned by Related. In connection with the Advisory Agreement, the Advisor purchased 500,000 shares of Class A Common Stock for an aggregate purchase price of $5,000,000 (the “Initial Related Shares”), and received warrants to purchase up to 8,000,000 shares of Class A Common Stock, 6,000,000 of which warrants will vest upon the opening of medical centers for which the Advisor provides services, other than the first two medical centers identified in the Advisory Agreement (collectively, the “Related Warrants”). In connection with the execution of the Advisory Agreement and the issuance of the Initial Related Shares and Related Warrants, CareMax and the Advisor entered into a lock-up agreement whereby the Advisor agreed, subject to certain exceptions, not to sell or otherwise transfer any of the Initial Related Shares or any of the shares of Class A Common Stock issuable upon exercise of the Related Warrants, in each case for a period of six months following the issuance thereof. Additionally, CareMax and the Advisor entered into a registration rights agreement whereby CareMax agreed to grant the Advisor certain registration rights for the Initial Related Shares and the shares of Class A Common Stock issuable upon exercise of the Related Warrants, including certain demand registration rights, piggyback registration rights and shelf registration rights beginning on August 31, 2022, in each case subject to the restrictions contained in the lock-up agreement. Neither the Initial Related Shares nor the shares of Class A Common Stock issuable upon exercise of the Related Warrants are reflected elsewhere in this prospectus.
Also on July 13, 2021, the Board appointed Bryan Cho, an Executive Vice President of Related, to serve as a Class III director of the Board in connection with the Advisory Agreement, which provides the Advisor with the right to designate a director to serve on the Board, subject to the continuing satisfaction of certain conditions, including that the Advisor and its affiliates maintain ownership of at least 500,000 shares of Class A Common Stock.
Acquisition of DNF Medical Centers
On July 5, 2021, CareMax entered into an asset purchase agreement to acquire the assets of Unlimited Medical Services of Florida, LLC, dba DNF Medical Centers (“DNF”), constituting the DNF’s medical practice in the Orlando Metro area, including six medical centers serving more than 4,000 Medicare Advantage members (the “DNF Acquisition”), for an aggregate purchase price of $110,000,000, subject to adjustment, which will be paid 80% in cash at the closing of the DNF Acquisition (the “DNF Closing”), subject to customary holdbacks, and 20% in shares of Class A Common Stock, valued based on the volume weighted average price of the Class A Common Stock for the five trading days immediately preceding the date of the DNF Closing. The DNF Closing is subject to customary conditions, including the receipt of certain regulatory approvals, and is expected to occur during the third quarter.
Emerging Growth Status
We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies, including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.
Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a registration statement under the Securities Act declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such an election to opt out is irrevocable. We have elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, we, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of our financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.
We will remain an emerging growth company until the earlier of (1) the last day of the fiscal year (a) following the fifth anniversary of the completion of the IPO, (b) in which we have total annual gross revenue of at least $1.07 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of our Class A common stock held by non-affiliates equaled or exceeded $700 million as of the prior June 30, and (2) the date on which we have issued more than $1.0 billion in non-convertible debt securities during the prior three-year period.
Additionally, we are a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. We will remain a smaller reporting company until the last day of the fiscal year in which (1) the market value of our common stock held by non-affiliates equaled or exceeded $250 million as of the end of the prior June 30th, and (2) our annual revenues equaled or exceeded $100 million during such completed fiscal year or the market value of our common stock held by non-affiliates equaled or exceeded $700 million as of the prior June 30th.

THE OFFERING
Issuer
CareMax, Inc. (f/k/a Deerfield Healthcare Technology Acquisitions Corp.)
Issuance of Class A Common Stock
Shares of Class A Common Stock offered by us
5,791,667 shares of Class A Common Stock issuable upon the exercise of the Warrants, consisting of (i) 2,916,667 shares of Class A Common Stock issuable upon the exercise of 2,916,667 Private Warrants, and (ii) 2,875,000 shares of Class A Common Stock issuable upon the exercise of 2,875,000 Public Warrants.
Shares of Class A Common Stock outstanding prior to exercise of all Warrants
80,632,457 shares of Class A Common Stock
Shares of Class A Common Stock outstanding assuming cash exercise of all Warrants
86,424,124 shares of Class A Common Stock
Use of proceeds
We will receive up to an aggregate of approximately $66.6 million from the exercise of the Warrants, assuming the exercise in full of all of the Warrants for cash. We expect to use the net proceeds from the exercise of the Warrants for working capital and general corporate purposes, which may include potential acquisitions. See “Use of Proceeds.”
Exercise Price of Warrants
$11.50 per share, subject to adjustments as described herein.
Resale of Class A Common Stock and Warrants
Securities offered by the Selling Securityholders
72,657,457 shares of Class A Common Stock consisting of (i) an aggregate of 10,000,000 shares of Class A Common Stock purchased by Deerfield Partners, and the Sponsor in the Deerfield PIPE Investments, (ii) 31,000,000 shares of Class A Common Stock purchased by certain investors in the Third-Party PIPE Investments, (iii) 3,593,750 Founder Shares, (iv) 21,279,092 shares of Class A Common Stock issued as consideration for the Business Combination at Closing (including 71,000 Escrow Shares), (iv) up to 6,400,000 Earnout Shares that may be issued in the form of Class A Common Stock pursuant to the earnout provisions in the Business Combination Agreement and (vi) 384,615 shares of Class A Common Stock issued in the SMA Transaction.
Terms of the offering
The Selling Securityholders will determine when and how they will dispose of the shares of Class A Common Stock and Warrants registered under this prospectus for resale.
Use of proceeds
We will not receive any proceeds from the sale of shares of Class A Common Stock or Private Warrants by the Selling Securityholders.

Lock-Up Restrictions
Certain of our stockholders are subject to certain restrictions on transfer until the termination of applicable lock-up periods. See “Certain Relationships with Selling Securityholders” for further discussion.
Risk Factors
Any investment in the securities offered hereby is speculative and involves a high degree of risk. You should carefully consider the information set forth under “Risk Factors” and elsewhere in this prospectus.
Nasdaq Stock Market Symbols
Our Class A Common Stock and Public Warrants are listed on the Nasdaq Global Select Market under the symbols “CMAX” and “CMAXW,” respectively.

RISK FACTORS
Investing in our securities involves risks. You should consider carefully the risks and uncertainties described below, together with all of the other information in this prospectus, including the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our condensed consolidated financial statements and related notes, before deciding whether to purchase any of our securities. These risk factors are not exhaustive and we may face additional risks and uncertainties that are not presently known to us, or that we currently deem immaterial, which may also impair our business, prospects, financial condition or operating results. If any of these risks actually occur, our business, results of operations, financial condition, and prospects could be materially and adversely affected. Unless otherwise indicated, references in these risk factors to our business being harmed will include harm to our business, reputation, brand, financial condition, results of operations, and prospects. In such event, the market price of our securities could decline, and you could lose all or part of your investment.
Summary of Risk Factors Related to Our Business
The following is a summary of the risk factors our business faces. The list below is not exhaustive, and investors should read this “Risk Factors” section in full. Some of the risks we face include:
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the impact of the COVID-19 pandemic or any other pandemic, epidemic or outbreak of an infectious disease in the United States or worldwide on our business, financial condition and results of operation;

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the viability of our growth strategy, including organic growth and growth by acquisition, and our ability to realize expected results;

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our ability to attract new patients;

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the dependence of our revenue and operations on a limited number of key payors;

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the risk of termination, non-renewal or renegotiation of the Medicare Advantage (“MA”) contracts held by the health plans with which we contract, or the termination, non-renewal or renegotiation of our contracts with those plans;

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the impact on our business from changes in the payor mix of our patients and potential decreases in our reimbursement rates;

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our ability to manage our growth effectively, execute our business plan, maintain high levels of service and patient satisfaction and adequately address competitive challenges;

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competition from primary care facilities and other healthcare services providers;

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competition for physicians and nurses, and shortages of qualified personnel;

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the impact on our business of reductions in Medicare reimbursement rates or changes in the rules governing the Medicare program, including the MA program;

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the impact on our business of state and federal efforts to reduce Medicaid spending;

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a shift in payor mix to Medicare payors as well as an increase in the number of Medicaid patients may result in a reduction in the average rate of reimbursement;

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our assumption under most of our agreements with health plans of some or all of the risk that the cost of providing services will exceed our compensation;

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risks associated with estimating the amount of revenues and refund liabilities that we recognize under our risk agreements with health plans;

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the impact on our business of security breaches, loss of data, or other disruptions causing the compromise of sensitive information or preventing us from accessing critical information;

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the impact of our existing or future indebtedness on our business and growth prospects;

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the impact on our business of disruptions in our disaster recovery systems or management continuity planning;

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the potential adverse impact of legal proceedings and litigation;

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the impact of reductions in the quality ratings of the health plans we serve;

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our ability to maintain and enhance our reputation and brand recognition;

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our ability to effectively invest in, implement improvements to and properly maintain the uninterrupted operation and data integrity of our information technology and other business systems;

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our ability to obtain, maintain and enforce intellectual property protection for our technology;

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the potential adverse impact of claims by third parties that we are infringing on or otherwise violating their intellectual property rights;

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our ability to protect the confidentiality of our trade secrets, know-how and other internally developed information;

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the impact of any restrictions on our use of or ability to license data or our failure to license data and integrate third-party technologies;

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our ability to adhere to all of the complex government laws and regulations that apply to our business;

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the impact on our business if we are unable to effectively adapt to changes in the healthcare industry, including changes to laws and regulations regarding or affecting U.S. healthcare reform;

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our ability to navigate rules and regulations that govern our licensing and certification, as well as credentialing processes with private payors, before we can receive reimbursement for their services; and

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other risk factors listed in this “Risk Factors” section.

Risks Related to Our Business and Industry
The COVID-19 pandemic continues to impact our operations and, in the future, the COVID-19 pandemic or another pandemic, epidemic or outbreak of infectious disease, could materially adversely affect our financial condition and results of operations.
The COVID-19 pandemic continues to impact our business and could materially adversely affect our business in the future. Numerous state and local jurisdictions, including all markets where we operate, have imposed, and others in the future may impose, “shelter-in-place” orders, quarantines, executive orders and similar government orders and restrictions for their residents to control the spread of COVID-19. While CMG resumed opening new centers and resumed normal medical center and limited wellness services as of the third quarter of 2020, in the first nine months of 2020, in response to the COVID-19 pandemic, CMG implemented daily temperature monitoring of its employees and implemented mandatory face masks allowing its corporate offices to remain open to support its centers, while allowing employees to work remotely when necessary. During the second quarter of 2020, CMG made operational changes to the staffing and operations of our centers to minimize potential exposure to COVID-19. Although IMC did not close its facilities, it restricted in-center visits to those patients with the most urgent needs, resulting in fewer fee-for-services visits and lower dollar values of claims. IMC has also suspended community-based outreach events and scaled back central marketing efforts.
COVID-19 has also diverted or limited the resources of personnel that would otherwise be focused on the operations of the our business. This may be the result of sickness of personnel or their families, disruptive activities and business closures in areas where we operate, potential delays in hiring and onboarding of new employees and other factors that have impacted employee productivity. We may take further actions that alter our business operations as may be required by local, state, or federal authorities or that we determine are in the best interests of our employees. Such measures could negatively affect our sales and marketing efforts, sales cycles, employee productivity, or customer retention, any of which could harm our financial condition and business operations.
Executive orders and similar government orders and restrictions have also resulted in work stoppages among some vendors and suppliers, slowdowns and delays that have impacted the ability of our suppliers to manufacture goods and to deliver these to us on a timely basis, or at all; inventory shortages or obsolescence; delays in actions of regulatory bodies; and other business adjustments or disruptions of certain third parties upon whom we rely. During 2020, our businesses had to acquire greater quantities of medical supplies at significantly higher prices to ensure the safety of our employees and our patients. CMG’s medical supply costs were up 34% during the year ended December 31, 2020 compared to the year ended December 31, 2019. IMC’s medical supply costs were up 26% during the year ended December 31, 2020 compared to the year ended December 31, 2019. Continued disruptions to these businesses could have an adverse effect on our operations.
In addition, the COVID-19 virus disproportionately impacts older adults, especially those with chronic illnesses, which describes many of our patients. Patients have been and may continue to be reluctant to seek necessary care given the risks of the COVID-19 pandemic. This could have the effect of deterring healthcare costs to later periods and may also affect the health of patients who defer treatment, which may cause our costs to increase in the future. Further, as a result of the COVID-19 pandemic, we may experience slowed growth or a decline in new patient demand. We also may experience increased internal and third-party medical costs as we provide care for patients suffering from COVID-19. A material increase in costs may adversely affect our financial results given the number of our patients who are under capitation agreements.
Due to the COVID-19 pandemic, we may not be able to document the health conditions of our patients as completely as we have in the past. Medicare pays capitation using a “risk adjustment model,” which compensates MA health plans based on the health status (acuity) of each individual patient. Payors and their contracted providers with higher acuity patients receive more, and those with lower acuity patients receive less. Medicare requires that a patient’s health issues be documented annually regardless of the permanence of the underlying causes. Historically, this documentation was required to be completed during an in-person visit with a patient. As part of the Coronavirus Aid, Relief and Economic Security Act, or CARES Act, which was signed into law on March 27, 2020 and was designed to provide financial support and resources to individuals and businesses affected by the COVID-19 pandemic, Medicare is allowing documentation for conditions identified during video visits with patients. While we utilized telehealth to document the health conditions of our patients and increased our efforts to return our patients to our centers for in-person visits during the latter half of 2020 and beginning of 2021, it is unclear whether we will be able to adequately document the acuity of our patients with respect to the 2020 fiscal year, which could adversely affect the risk adjustment payments for the 2020 fiscal year that we receive during the 2021 fiscal year, which could result in lower than expected revenue for the 2021 fiscal year. We currently believe that any such effect would be limited to the risk adjustment payments that we receive during the 2021 fiscal year and would not affect subsequent periods.
The COVID-19 pandemic could also cause our third-party data center hosting facilities and cloud computing platform providers, which are critical to our infrastructure, to shut down their business, experience security incidents that impact our business, delay or disrupt performance or delivery of services, or experience interference with the supply chain of hardware required by their systems and services, any of which could materially adversely affect our business. Further, the COVID-19 pandemic has resulted in our employees and those of many of our vendors working from home and conducting work via the internet, and if the network and infrastructure of internet providers becomes overburdened by increased usage or is otherwise unreliable or unavailable, our employees’, and our customers’ and vendors’ employees’, access to the internet to conduct business could be negatively impacted. Limitations on access or disruptions to services or goods provided by or to some of our suppliers and vendors upon which our platform and business operations relies, could interrupt our ability to provide our platform, decrease the productivity of our workforce, and significantly harm our business operations, financial condition, and results of operations.
Our platform and the other systems or networks used in our business may experience an increase in attempted cyber-attacks, targeted intrusion, ransomware, and phishing campaigns seeking to take advantage of shifts to employees working remotely using their household or personal internet networks and to leverage fears promulgated by the COVID-19 pandemic. The success of any of these unauthorized attempts could substantially impact our platform, the proprietary and other confidential data contained therein or otherwise stored or processed in our operations, and ultimately our business. Any actual or perceived security incident also may cause us to incur increased expenses to improve our security controls and to remediate security vulnerabilities.

With the availability of vaccines against the COVID-19 virus, there may be a reduction in the incidence of the virus. Should we elect to deliver vaccines, COVID-19 vaccine doses are to be provided by the government without charge so we will only bill for the vaccine administration. Initially, the Medicare payment rates for COVID-19 vaccine administration will be $28.39 to administer single-dose vaccines; for a COVID-19 vaccine requiring a series of two or more doses, the initial dose(s) administration payment rate will be $16.94 and $28.39 for the administration of the final dose in the series. This amount may not cover the real and potential costs to us of the COVID-19 vaccine, including vaccine storage and handling, monitoring the timing and spacing of vaccine doses, observation of precautions and contraindications, management of vaccine side effects and reporting of such suspected side effects, evaluating contraindications and precautions to vaccination indicating when vaccines should not be given and recording vaccine and administration information, including lot numbers and injection sites, in the patient’s record. MA plans are eligible to submit COVID-19 claims to Medicare for all patients enrolled in MA in 2020 and 2021. This unique billing mechanism may increase our costs of administering the vaccine.
The extent and continued impact of the COVID-19 pandemic on our business will depend on certain developments, including: the duration and spread of the outbreak; government responses to the pandemic; the impact on our customers and our sales cycles; the impact on customer, industry, or employee events; and the effect on our partners and supply chains, all of which are uncertain and cannot be predicted. Even after the COVID-19 pandemic has subsided, we may experience adverse impacts to our business as a result of any economic recession or depression that has occurred or may occur in the future. The COVID-19 pandemic may also have the effect of heightening many of the other risks described in this “Risk Factors” section, including but not limited to those relating to cyber-attacks and security vulnerabilities and interruptions or delays due to third-parties. The full impact of the COVID-19 pandemic may not be fully reflected in our results of operations and overall financial condition until future periods.
Another pandemic, epidemic, or outbreak of an infectious disease could occur in the United States or worldwide, and such an event could adversely affect our business in ways that are similar to or different from the COVID-19 pandemic. We may be unable to properly anticipate or prepare for these events and, as a result, our business may be materially adversely impacted.
Our growth strategy, including organic growth and growth by acquisition, will include integration and other risks and, as a result, our growth strategy may not prove viable and we may not realize expected results.
We seek growth opportunities organically, through acquisitions and through alliances with payors or other primary care providers. Our business strategy is to grow by expanding our network of primary care centers and wellness centers and may include opening new centers or acquiring centers in our existing markets, expanding into new geographical locations, recruiting new patients and partnering or contracting with payors, existing medical practices or other healthcare providers to provide primary care services.
Our ability to grow organically depends upon a number of factors, including recruiting new patients, entering into contracts with additional payors, identifying appropriate facilities, obtaining leases, completing internal build-outs of new facilities within proposed timelines and budgets and hiring or engaging care teams and other personnel. We cannot guarantee that we will be successful in pursuing our strategy for organic growth.
We also intend to continue to acquire primary care centers and wellness centers, and some of these acquisitions may be large or in geographic areas where we do not currently operate. When we evaluate a potential acquisition target, we might overestimate the target’s value and, as a result, pay too much for it. We also cannot be certain that we will be able to successfully integrate acquired assets or the operations of the acquired entity with our operations. We may engage in large acquisitions, which could be much more difficult to integrate. Difficulties with integration could cause material disruption, which could in turn reduce the efficiency of our operations. Additionally, we may not be able to integrate acquired primary care centers and wellness centers in a manner that permits us to realize the cost efficiencies and revenue improvements we anticipate in the time, manner, or amount we currently expect, or at all.
Our growth strategy involves a number of risks and uncertainties, including that:
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we may not be able to successfully enter into contracts with payors on terms favorable to us or at all;

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competition for payor relationships may intensify due to the ongoing consolidation in the healthcare industry, which may increase our costs to pursue such opportunities;

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we may not be able to meet our goals for enrolling new patients to enable us to execute our growth strategy, we may incur substantial costs to enroll new patients and we may be unable to enroll a sufficient number of new patients to offset those costs;

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we may not be able to successfully maintain and enforce uniform standards, controls, procedures and policies;

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we may incur additional debt to assist in the funding of acquisitions, which may increase our leverage;

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when expanding our business into new states, we may be required to comply with laws and regulations that may differ from states in which we currently operate; and

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depending upon the nature of the local market, we may not be able to implement our business model in every local market that we enter, which could negatively impact our revenues and financial condition.

There can be no assurance that we will be able to successfully capitalize on growth opportunities, which may negatively impact our business model, revenues, results of operations and financial condition.
If we are unable to attract new patients, our revenue growth will be adversely affected.
To increase our revenue, our business strategy is to expand the number of primary care and wellness centers in our network. To support such growth, we must continue to attract and retain a sufficient number of new patients. Although some of our facilities accept Medicaid-eligible patients, we are focused on the Medicare-eligible population and face competition from other primary healthcare providers for those Medicare-eligible patients. If we are unable to effectively promote to the Medicare-eligible population the benefits of our model or if potential or existing patients prefer the care provider model of one of our competitors, we may not be able to effectively implement our growth strategy, which depends on our ability to increase our patient census. In addition, our growth strategy is dependent on patients selecting us as their primary care provider under their MA plan.
MA is a federally funded health insurance program administered by private health plans and offered to Medicare beneficiaries as an alternative to fee-for-service Medicare. CMS, the federal agency that administers Medicare, contracts with private health plans, such as health maintenance organizations (“HMO”), to offer “all-in-one” coverage to Medicare beneficiaries for a fixed monthly amount per enrollee (i.e., a capitated payment model) paid by Medicare. MA plans also in turn contract with providers like us under which the providers deliver care to patients at negotiated rates.
Patients may elect an MA plan during an annual open enrollment period from November into December of each year. Therefore, our ability to grow our patient population with capitation arrangements is dependent in part on our ability to successfully enroll MA patients during the annual open enrollment period. During open enrollment, we must convince new MA patients to select us as their primary care provider and existing patients to not select another provider. An inability to enroll new patients and retain existing patients, particularly those under managed care arrangements, would harm our ability to execute our growth strategy and may have a material adverse effect on our business operations and financial position.
Our revenues and operations are dependent upon a limited number of key payors, the loss of any of which could adversely affect our business.
Our operations are dependent on a concentrated number of payors with whom we contract to provide services to patients. CareMax has established relationships with ten different payors for MA patients. When aggregating the revenue associated with each payor through its local affiliates, HealthSun Health Plans (“HealthSun”), Simply Healthcare and Humana accounted for a total of approximately 96% of CMG’s capitated revenue for the three months ended March 31, 2021, and approximately 97% and 99% of CareMax’s capitated revenue for the years ended December 31, 2020 and 2019, respectively. HealthSun alone represented approximately 83% and 90% of CareMax’s revenue the three months ended March 31, 2021 and for the year ended December 31, 2020, respectively. IMC’s three largest payor relationships were Anthem, Centene and Aetna, which generated 30%, 23% and 26% of IMC’s revenue in the three-months ended March 31, 2021, 29%, 24% and 17% of IMC’s revenue in 2020 and 29%, 13% and 22% of IMC’s revenue in 2019.
Our current agreement with HealthSun began on June 1, 2015 and continues in effect until July 1, 2029 unless terminated earlier pursuant to the terms of the agreement. Under the agreement, HealthSun agrees to pay us fees for primary care services provided by our providers to HealthSun’s members enrolled in HealthSun’s Medicare Advantage plans. Our agreement with HealthSun terminates automatically with respect to particular physicians if a physician loses applicable licenses, is convicted of a felony or fails to obtain or maintain Medicare-approved provider status. HealthSun may also terminate the agreement with respect to a particular physician if the physician fails to comply with medical standards of practice, meet credentialing standards or abide by HealthSun’s policies. The agreement may also be terminated in its entirety by HealthSun upon: a material breach by us and failure by us to cure such breach within a cure period; our failure to abide by HealthSun’s policies and failure to cure such failure within a cure period; if we act in a manner that harms HealthSun’s reputation; fraud or theft against HealthSun; a determination by HealthSun that continuation of the agreement might result in danger to the health, safety or welfare of HealthSun’s members; or our involuntary bankruptcy or insolvency. The agreement will also automatically terminate upon the termination or non-renewal of HealthSun’s Medicare Advantage contract with CMS and may be terminated if required under applicable law. In the event the agreement is terminated for any reason, we will be paid for services provided through termination. There are no termination costs or penalties applicable to either party in the event the agreement is terminated.
We believe that a majority of our revenues will continue to be derived from a limited number of key payors, which may terminate their contracts with us or our providers credentialed by them upon the occurrence of certain events. The sudden loss of any of our payor partners or the renegotiation of any of our payor contracts could adversely affect our operating results. In the ordinary course of business, we engage in active discussions and renegotiations with payors in respect of the services we provide and the terms of our payor agreements. As the payors’ businesses respond to market dynamics and financial pressures, and as payors make strategic business decisions in respect of the lines of business they pursue and programs in which they participate, certain of our payors have previously sought to renegotiate or terminate their agreements with us and may attempt to do so in the future. These discussions could result in reductions to the fees and changes to the scope of services contemplated by our payor contracts and consequently could negatively impact our revenues, business and prospects.
Because we rely on a limited number of payors for a significant portion of our revenues, we depend on the creditworthiness of these payors. Our payors are subject to a number of risks, including reductions in payment rates from governmental programs, higher than expected health care costs and lack of predictability of financial results when entering new lines of business, particularly with high-risk populations. If the financial condition of our payor partners declines, our credit risk could increase. Should one or more of our significant payor partners declare bankruptcy, be declared insolvent, or otherwise be restricted by state or federal laws or regulation from continuing in some or all of their operations, this could adversely affect our ongoing revenues, the collectability of our accounts receivable, our bad debt reserves and our net income.
The termination or non-renewal of the MA contracts held by the health plans with which we contract, or the termination or non-renewal of our contracts with those plans, could have a material adverse effect on our revenue and our results of operations.
In addition to contracting directly with the CMS to participate in Medicare, we also contract with other health plans to provide capitated care services with respect to certain of their MA members. If a plan with which we contract for these services loses its Medicare contracts with CMS, receives reduced or insufficient government reimbursement under the Medicare program, decides to discontinue its MA plans, decides to contract with another provider to render capitated care services to its members, or decides to directly provide care, our contract with that plan could be at risk and we could lose revenue. We have also entered into contracts with some of these same plans relating to Medicaid Managed Care. Termination of a contract relating to MA could also lead to, or occur concurrently with, termination of a contract relating to Medicaid.

Under most of our capitation agreements with health plans, the health plan is generally permitted to modify the benefit and risk obligations and compensation rights from time to time during the terms of the agreements. If a health plan exercises its right to amend its benefit and risk obligations and compensation rights, we are generally allowed a period of time to object to such amendment. If we so object, under some of the risk agreements, the relevant health plan may terminate the applicable agreement upon 90 to 180 days written notice. If we enter into capitation contracts with unfavorable economic terms, or a capitation contract is amended to include unfavorable terms, we could suffer losses with respect to such contract.
Certain of our contracts may be terminated immediately by the health plan if we lose applicable licenses, go bankrupt, lose our liability insurance, or receive an exclusion, suspension, or debarment from state or federal government authorities. In addition, certain of our contracts with health plans are terminable without cause. If any of these contracts were terminated, we may not be able to recover all fees due under the terminated contract, which may adversely affect our operating results. In addition, certain patients covered by such plans in the past have shifted to another primary care provider within their health plan’s network and patients may continue to do so in the future. Moreover, our inability to maintain our agreements with health plans, in particular with key payors such as HealthSun with respect to our MA members, or to renegotiate favorable terms for those agreements in the future, could result in the loss of patients and could have a material adverse effect on our profitability and business. Depending on the health plan at issue and the amount of revenue associated with the health plan’s capitation agreement, the renegotiated terms or termination could have a material adverse effect on our business, results of operations, financial condition and cash flows.
Changes in the payor mix of patients and potential decreases in our reimbursement rates as a result of consolidation among plans could adversely affect our revenues and results of operation.
We have previously been negatively affected, and may continue to be negatively affected, if third-party payors take cost-containment measures, including lowering reimbursement rates or changing patient co-payments and deductibles. Any of these risks, among other economic factors, could have a material adverse effect on our financial condition.
The amounts we receive for services provided to patients are determined by a number of factors, including the payor mix of our patients and the reimbursement methodologies and rates utilized by our patients’ plans. Reimbursement revenue is generally higher under capitation agreements than it is under fee-for-service arrangements, and capitation agreements provide us with an opportunity to capture any additional surplus we create by investing in preventive care to keep a particular patient’s third-party medical expenses low. Under a capitation agreement such as with MA plans, we receive a fixed fee per member per month for services and, in some cases, additional compensation based on quality of care and other patient care metrics. Under a fee-for-service payor arrangement, we collect fees directly from the payor as services are provided. A decrease in the number of capitation arrangements could adversely affect our revenues and results of operations.
In addition, a shift in payor mix toward Medicaid payors as well as an increase in the number of uninsured patients may result in a reduction in our average rate of reimbursement or an increase in uncollectible receivables or uncompensated care, with a corresponding decrease in our net revenue. Changes in the eligibility requirements for governmental programs such as the Medicaid program and state decisions on whether to participate in any expansion of such programs also could impact the number of patients who participate in such programs and the number of uninsured patients. For those patients in private insurance plans, changes to those plans could increase patient financial responsibility, resulting in a greater risk of uncollectible receivables. These factors and events could have a material adverse effect on our business, financial condition, and results of operations.
The healthcare industry has also experienced consolidation, resulting in fewer but larger payors that have significant bargaining power, given their market share. Payments from payors are the result of negotiated rates. These rates have declined in the past and may decline in the future based on renegotiations as larger payors have significant bargaining power to negotiate higher discounted fee arrangements with healthcare providers. As a result, payors increasingly are demanding discounted fee structures or the assumption by healthcare providers of all or a portion of the financial risk related to paying for care provided through capitation agreements. A decrease in the number of capitation arrangements could adversely affect our revenues and results of operation.
If we fail to manage our growth effectively, we may be unable to execute our business plan, maintain high levels of service and patient satisfaction or adequately address competitive challenges.
We have experienced, and may continue to experience, rapid growth and organizational change, which has placed, and may continue to place, significant demands on our management and our operational and financial resources. Additionally, our organizational structure may become more complex as we improve our operational, financial and management controls, as well as our reporting systems and procedures. We may require significant capital expenditures and the allocation of valuable management resources to grow and change in these areas. We must effectively increase our headcount and continue to effectively train and manage our employees. We will be unable to manage our business effectively if we are unable to alleviate the strain on resources caused by growth in a timely and successful manner. If we fail to effectively manage our anticipated growth and change, the quality of our services may suffer, which could negatively affect our brand and reputation and harm our ability to attract and retain patients and employees.
In addition, as we expand our business, it is important that we continue to maintain a high level of patient service and satisfaction. As our patient base continues to grow, we will need to expand our medical, patient services and other personnel, and our network of partners, to provide personalized patient service. If we are not able to continue to provide high quality medical care with high levels of patient satisfaction, our reputation, as well as our business, results of operations and financial condition could be adversely affected.
We face significant competition from primary care facilities and other healthcare services providers. Our failure to adequately compete could adversely affect our business.
We compete directly with national, regional and local providers of healthcare for patients and physicians. There are many other companies and individuals currently providing healthcare services, many of which have been in business longer and/or have substantially more resources. Other companies could enter the healthcare industry in the future and divert some or all of our business. If we expand to other geographies, we expect competition may change based on a number of factors, including the number of competing primary care facilities in the local market and the types of services available at those facilities, our local reputation for quality care of patients, the commitment and expertise of our medical staff, our local service offerings and community programs, the cost of care in each locality, and the physical appearance, location, age and condition of our facilities. If we are unable to attract patients to our centers, our revenue and profitability will be adversely affected. Some of our competitors may have greater recognition and be more established in their respective communities than we are, and may have greater financial and other resources than we have. Competing primary care providers may also offer larger facilities or different programs or services than we do, which, combined with the foregoing factors, may result in our competitors being more attractive to our current patients, potential patients and referral sources. Furthermore, while we budget for routine capital expenditures at our facilities to keep them competitive in their respective markets, to the extent that competitive forces cause those expenditures to increase in the future, our financial condition may be negatively affected. In addition, our relationships with governmental and private third-party payors are not exclusive and our competitors have established or could seek to establish relationships with such payors to serve their covered patients. Additionally, as we expand into new geographies, we may encounter competitors with stronger relationships or recognition in the community in such new geography, which could give those competitors an advantage in obtaining new patients. Individual physicians, physician groups and companies in other healthcare industry segments, including those with which we have contracts, and some of which have greater financial, marketing and staffing resources, may become competitors in providing health care services, and this competition may have a material adverse effect on our business operations and financial position.
Competition for physicians and nurses, shortages of qualified personnel or other factors could increase our labor costs and adversely affect our revenue, profitability and cash flows.
Our operations are dependent on the efforts, abilities and experience of our physicians and other clinical personnel. We compete with other healthcare providers, primarily hospitals and other facilities, in attracting physicians, nurses and other medical staff to support our centers, recruiting and retaining qualified management and support personnel responsible for the daily operations of each of our centers and in contracting with payors. We have employment contracts with physicians and other health professionals that include provisions preventing these physicians and other health professionals from competing with us both during and after the term of our contract with them. There can be no assurance that our non-compete agreements related to physicians and other health professionals will be found enforceable if challenged. In such event, we would be unable to prevent physicians and other health professionals formerly employed by us from competing with us, potentially resulting in the loss of some of our patients.
Key primary care physicians with large patient enrollment could retire, become disabled, terminate their provider contracts, or otherwise become unable or unwilling to continue practicing medicine or continue working with our practices. We may not be able to attract new physicians to replace the services of terminating physicians or to service our growing membership. Some patients may have loyalty to these physicians and have a desire to shop for new physicians upon one of ours leaving the practice for any reason. In some markets, the lack of availability of clinical personnel, such as nurses and mental health professionals, has become a significant operating issue facing all healthcare providers. This shortage may require us to continue to enhance wages and benefits to recruit and retain qualified personnel or to contract for more expensive temporary personnel. We also depend on the available labor pool of semi-skilled and unskilled workers in each of the markets in which we operate.
If we are unable to recruit or retain our skilled, semi-skilled and unskilled personnel, our patients could choose to enroll with competitors’ physician organizations or could seek medical care elsewhere, which could reduce our revenues and profits. If our labor costs increase, we may not be able to raise rates to offset these increased costs. Because a significant percentage of our revenue consists of fixed, prospective payments, our ability to pass along increased labor costs is limited. In particular, if labor costs rise at an annual rate greater than our net annual consumer price index basket update from Medicare, our results of operations and cash flows will likely be adversely affected. Any union activity at our facilities that may occur in the future could contribute to increased labor costs. Certain proposed changes in federal labor laws and the National Labor Relations Board’s modification of its election procedures could increase the likelihood of employee unionization attempts. Although none of our employees are currently represented by a collective bargaining agreement, to the extent a significant portion of our employee base unionizes, it is possible our labor costs could increase materially. Our failure to recruit and retain qualified management and medical personnel, or to control our labor costs, could have a material adverse effect on our business, prospects, results of operations and financial condition.
Reductions in Medicare reimbursement rates or changes in the rules governing the Medicare program could have a material adverse effect on our financial condition and results of operations.
We receive the majority of our revenue from MA plans, and revenue from Medicare accounted for approximately 100% of CMG’s revenue and 63% of IMC’s revenue for the three months ending March 31, 2021, and revenue from Medicare accounted for approximately 98% and 98% of CMG’s revenue and 77.6% and 67.2% of IMC’s revenue for the years ended 2019 and 2020, respectively. In addition, many private payors base their reimbursement rates on the published Medicare rates or are themselves MA plans reimbursed by Medicare for the services we provide. As a result, our results of operations are, in part, dependent on government funding levels for Medicare programs, particularly MA programs. Any changes that limit or reduce MA or general Medicare reimbursement levels, such as reductions in or limitations of reimbursement amounts or rates under programs, reductions in funding of programs, expansion of benefits without adequate funding, elimination of coverage for certain benefits, or elimination of coverage for certain individuals or treatments under programs, could have a material adverse effect on our business, results of operations, financial condition and cash flows.
The Medicare program and its reimbursement rates and rules are subject to frequent change. These include statutory and regulatory changes, rate adjustments (including retroactive adjustments), administrative or executive orders and government funding restrictions, all of which may materially adversely affect the rates at which Medicare reimburses us for our services. Budget pressures may lead the federal government to reduce or place limits on reimbursement rates under Medicare. Implementation of these and other types of measures has in the past and could in the future result in substantial reductions in our revenue and operating margins.

For example, under provisions in the Budget Control Act of 2011, an initiative to reduce the federal deficit also known as “sequestration,” discretionary spending caps were originally enacted that would impose spending cuts of $1.2 trillion, including reduced Medicare payments to plans and providers by two percent (2%). The CARES Act temporarily suspended these reductions from May 1, 2020 through December 31, 2020, and extended the sequester by one year, through 2030. The Consolidated Appropriations Act, 2021 extended the suspension of sequestration for Medicare payments until March 31, 2021 and, in April, was further extended until the end of 2021. There is no guarantee that sequester will be suspended further or that further action will be taken to reverse or suspend reductions in Medicare payments.
Each year, CMS issues a final rule to establish the MA benchmark payment rates for the following calendar year. Any reduction to MA rates impacting us that is greater compared to the industry average rate may have a material adverse effect on our business, results of operations, financial condition and cash flows. The final impact of the MA rates can vary from any estimate we may have and may be further impacted by the relative growth of our MA patient volumes across markets as well as by the benefit plan designs submitted. It is possible that we may underestimate the impact of the MA rates on our business and that our MA revenues may continue to be volatile in the future, each of which could have a material adverse effect on our business, results of operations, financial condition and cash flows.
In addition, CMS often changes the rules governing the Medicare program, including those governing reimbursement. Changes that could adversely affect our business include:
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administrative or legislative changes to base rates or the bases of payment;

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limits on the services or types of providers for which Medicare will provide reimbursement;

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changes in methodology for patient assessment and/or determination of payment levels;

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the reduction or elimination of annual rate increases; or

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a change in co-payments or deductibles payable by beneficiaries.

Recent legislative, judicial and executive efforts to enact further healthcare reform legislation have caused the future state of the exchanges, other reforms under the Affordable Care Act of 2010 (the “ACA”), and many core aspects of the current U.S. health care system to be unclear. While specific changes and their timing are not yet apparent, enacted reforms and future legislative, regulatory, judicial, or executive changes, particularly any changes to the MA program, could have a material adverse effect on our business, results of operations, financial condition and cash flows.
There is also uncertainty regarding both MA payment rates and beneficiary enrollment, which, if reduced, would reduce our overall revenues and net income. For example, although the Congressional Budget Office (“CBO”) predicted in 2010 that MA participation would drop substantially by 2020, the CBO has more recently predicted, without taking into account potential future reforms, that enrollment in MA (and other contracts covering Medicare Parts A and B) could reach 31 million people by 2027. Although MA enrollment increased by approximately 5.6 million people, or by 50%, between the enactment of the ACA in 2010 and 2015, there can be no assurance that this trend will continue. Further, fluctuation in MA payment rates are evidenced by CMS’s annual announcement of the expected average change in revenue from the prior year: for 2018, CMS announced an average increase of 0.45%; for 2019, 3.4%, for 2020, 2.53%, and for 2021, an expected increase of 1.66%. Uncertainty over MA enrollment and payment rates present a continuing risk to our business.
According to the Kaiser Family Foundation (“KFF”), MA enrollment continues to be highly concentrated among a few payors, both nationally and in local regions. In 2018, the KFF reported that three payors together accounted for more than half of MA enrollment and seven payors accounted for approximately 75% of MA enrollment. Consolidation among MA plans in certain regions, or the Medicare program’s failure to attract additional plans to participate in the MA program, could have a material adverse effect on our business, results of operations, financial condition and cash flows.
Reductions in reimbursement rates or the scope of services being reimbursed could have a material adverse effect on our financial condition and results of operations or even result in reimbursement rates that are insufficient to cover our operating expenses. Additionally, any delay or default by the government in making Medicare reimbursement payments could materially and adversely affect our business, financial condition and results of operations.
State and federal efforts to reduce Medicaid spending could adversely affect our financial condition and results of operations.
Medicaid is a joint federal-state program purchasing healthcare services for the low income and indigent as well as certain higher-income individuals with significant health needs. Under broad federal criteria, states establish rules for eligibility, services and payment. Medicaid is a state-administered program financed by both state funds and matching federal funds. Medicaid spending has increased rapidly in recent years, becoming a significant component of state budgets. This, combined with slower state revenue growth, has led both the federal government and many states to institute measures aimed at controlling the growth of Medicaid spending, and in some instances reducing aggregate Medicaid spending.
For example, a number of states have adopted or are considering legislation designed to reduce their Medicaid expenditures, such as financial arrangements commonly referred to as provider taxes. Under provider tax arrangements, states collect taxes from healthcare providers and then use the revenue to pay the providers as a Medicaid expenditure, which allows the states to then claim additional federal matching funds on the additional reimbursements. Current federal law provides for a cap on the maximum allowable provider tax as a percentage of the provider’s total revenue. There can be no assurance that federal law will continue to provide matching federal funds on state Medicaid expenditures funded through provider taxes, or that the current caps on provider taxes will not be reduced. Any discontinuance or reduction in federal matching of provider tax-related Medicaid expenditures could have a significant and adverse effect on states’ Medicaid expenditures, and as a result could have an adverse effect on our business.
As part of the movement to repeal, replace or modify the ACA and as a means to reduce the federal budget deficit, there are renewed congressional efforts to move Medicaid from an open-ended program with coverage and benefits set by the federal government to one in which states receive a fixed amount of federal funds, either through block grants or per capita caps, and have more flexibility to determine benefits, eligibility or provider payments. If those changes are implemented, we cannot predict whether the amount of fixed federal funding to the states will be based on current payment amounts, or if it will be based on lower payment amounts, which would negatively impact those states that expanded their Medicaid programs in response to the ACA.
We expect these state and federal efforts to continue for the foreseeable future. The Medicaid program and its reimbursement rates and rules are subject to frequent change at both the federal and state level. These include statutory and regulatory changes, rate adjustments (including retroactive adjustments), administrative or executive orders and government funding restrictions, all of which may materially adversely affect the rates at which our services are reimbursed by state Medicaid plans.
We primarily depend on reimbursements by third-party payors, as well as payments by individuals, which could lead to delays and uncertainties in the reimbursement process.
The reimbursement process is complex and can involve lengthy delays. Although we recognize revenue when we provide services to our patients, we may from time to time experience delays in receiving the associated capitation payments or, for our patients on fee-for-service arrangements, the reimbursement for the service provided. In addition, third-party payors may disallow, in whole or in part, requests for reimbursement based on determinations that the patient is not eligible for coverage, certain amounts are not reimbursable under plan coverage or were for services provided that were not medically necessary or additional supporting documentation is necessary. Retroactive adjustments may change amounts realized from third-party payors. As described below, we are subject to audits by such payors, including governmental audits of our Medicare claims, and may be required to repay these payors if a finding is made that we were incorrectly reimbursed. Delays and uncertainties in the reimbursement process may adversely affect accounts receivable, increase the overall costs of collection and cause us to incur additional borrowing costs. Third-party payors are also increasingly focused on controlling healthcare costs, and such efforts, including any revisions to reimbursement policies, may further complicate and delay our reimbursement claims.

In addition, certain of our patients are covered under health plans that require the patient to cover a portion of their own healthcare expenses through the payment of copayments or deductibles. There also may be instances where physicians provide services to uninsured individuals. To the extent permitted by law, amounts not covered by third-party payors are the obligations of individual patients. Despite reasonable efforts, we may not be able to collect all, or any, of those amounts that are the patient’s financial responsibility. Any increase in cost shifting from third-party payors to individual patients, including as a result of high deductible plans for patients, increases our collection costs and reduces overall collections. We have a financial assistance policy in which we assess patients for financial hardship and other criteria that are used to make a good-faith determination of financial need. If a patient is deemed to meet these criteria, we will waive or reduce that patient’s obligation to pay copayments, coinsurance or deductible amounts owed for the services we provide to them. If we were to experience a substantial increase in the number of patients qualifying for such waivers or reductions or in the volume of patient receivables deemed uncollectible, our costs could increase significantly and we may not be able to offset such additional costs with sufficient revenue.
In response to the COVID-19 pandemic, CMS has made several changes in the manner in which Medicare will pay for telehealth visits, many of which relax previous requirements, including site requirements for both the providers and patients, telehealth modality requirements and others. State law applicable to telehealth, particularly licensure requirements, has also been relaxed in many jurisdictions as a result of the COVID-19 pandemic. These relaxed regulations have allowed us to continue operating our business and delivering care to our patients through telehealth modalities. It is unclear which, if any, of these changes will remain in place permanently and which will be rolled-back following the COVID-19 pandemic. If regulations change to restrict our ability to or prohibit us from delivering care through telehealth modalities, our financial condition and results of operations may be adversely affected.
Under most of our agreements with health plans, we assume some or all of the risk that the cost of providing services will exceed our compensation.
Approximately 100% 98% and 99% of CMG’s revenue and 99.9%, 96.4% and 97.3% of IMC’s revenue for the three months ended March 31, 2021, for the year ended December 31, and 2020 and for the year ended December 31, 2019, respectively, is derived from fixed fees paid by health plans under capitation agreements with us. While there are variations specific to each agreement, we generally contract with health plans to receive a fixed fee per month for professional services and assume the financial responsibility for the healthcare expenses of our patients. This type of contract is referred to as a “capitation” contract. To the extent that patients require more care than is anticipated and/or the cost of care increases, aggregate fixed compensation amounts, or capitation payments, may be insufficient to cover the costs associated with treatment. If medical costs and expenses exceed estimates, except in very limited circumstances, we will not be able to increase the fee received under these risk agreements during their then-current terms and we could suffer losses with respect to such agreements.
Changes in our anticipated ratio of medical expense to revenue can significantly impact our financial results. Accordingly, the failure to adequately predict and control medical costs and expenses and to make reasonable estimates and maintain adequate accruals for incurred but not paid claims, could have a material adverse effect on our business, results of operations, financial condition and cash flows. Additionally, the Medicare expenses of our patients may be outside of our control in the event that patients take certain actions that increase such expenses, such as unnecessary hospital visits.
Historically, our medical costs and expenses as a percentage of revenue have fluctuated. Factors that may cause medical expenses to exceed estimates include:
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the health status of patients and higher levels of hospitalization;

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higher than expected utilization of new or existing healthcare services or technologies;

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an increase in the cost of healthcare services and supplies, whether as a result of inflation or otherwise;

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changes to mandated benefits or other changes in healthcare laws, regulations and practices;

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increased costs attributable to specialist physicians, hospitals and ancillary providers;

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changes in the demographics of our patients and medical trends;

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contractual or claims disputes with providers, hospitals or other service providers within and outside a health plan’s network;

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the occurrence of catastrophes, major epidemics, or pandemics; and

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the reduction of health plan premiums.

There are significant risks associated with estimating the amount of revenue that we recognize under our risk agreements with health plans, and if our estimates of revenue are materially inaccurate, it could impact the timing and the amount of our revenue recognition or have a material adverse effect on our business, results of operations, financial condition and cash flows.
There are significant risks associated with estimating the amount of revenues that we recognize under our risk agreements with health plans in a reporting period. The billing and collection process is complex due to ongoing insurance coverage changes, geographic coverage differences, differing interpretations of contract coverage and other payor issues, such as ensuring appropriate documentation. Determining applicable primary and secondary coverage for our patients, together with the changes in patient coverage that occur each month, requires complex, resource-intensive processes. Errors in determining the correct coordination of benefits may result in refunds to payors. Revenues associated with Medicare and Medicaid programs are also subject to estimating risk related to the amounts not paid by the primary government payor that will ultimately be collectible from other government programs paying secondary coverage, the patient’s commercial health plan secondary coverage or the patient. Collections, refunds and payor recoupments typically continue to occur for up to three years and longer after services are provided. If our estimates of revenues are materially inaccurate, it could impact the timing and the amount of our revenues recognition and have a material adverse impact on our business, results of operations, financial condition and cash flows.
Security breaches, loss of data and other disruptions could compromise sensitive information related to our business or our patients, or prevent us from accessing critical information and expose us to liability, which could adversely affect our business and our reputation.
In the ordinary course of our business, we collect, store, use and disclose sensitive data, including protected health information (“PHI”), and other types of personal data or personally identifiable information (“PII”) relating to our employees, patients and others. We also process and store, and use third-party service providers to process and store, sensitive information, including intellectual property, confidential information and other proprietary business information. We manage and maintain such sensitive data and information utilizing a combination of on-site systems, managed data center systems and cloud-based computing center systems.
We are highly dependent on information technology networks and systems, including the internet, to securely process, transmit and store this sensitive data and information. Security breaches of this infrastructure, including physical or electronic break-ins, computer viruses, attacks by hackers and similar breaches, and employee or contractor error, negligence or malfeasance, can create system disruptions, shutdowns or unauthorized disclosure or modifications of such sensitive data or information, causing PHI or other PII to be accessed or acquired without authorization or to become publicly available. We utilize third-party service providers for important aspects of the collection, storage, processing and transmission of employee, user and patient information, and other confidential and sensitive information, and therefore rely on third parties to manage functions that have material cybersecurity risks. Because of the sensitivity of the PHI, other PII and other sensitive information we and our service providers collect, store, transmit and otherwise process, the security of our technology platform and other aspects of our services, including those provided or facilitated by our third-party service providers, are important to our operations and business strategy. We take certain administrative, physical and technological safeguards to address these risks, such as by requiring contractors and other third-party service providers who handle this PHI, other PII and other sensitive information for us to enter into agreements that contractually obligate them to use reasonable efforts to safeguard such PHI, other PII, and other sensitive information. Measures taken to protect our systems, those of our contractors or third-party service providers, or the PHI, other PII, or other sensitive information we or contractors or third-party service providers process or maintain, may not adequately protect us from the risks associated with the collection, storage, processing and transmission of such sensitive data and information. We may be required to expend significant capital and other resources to protect against security breaches or to alleviate problems caused by security breaches. Despite our implementation of security measures, cyber-attacks are becoming more sophisticated and frequent. As a result, we or our third-party service providers may be unable to anticipate these techniques or to implement adequate protective measures.
A security breach or privacy violation that leads to disclosure or unauthorized use or modification of, or that prevents access to or otherwise impacts the confidentiality, security, or integrity of, patient information, including PHI or other PII, or other sensitive information we or our contractors or third-party service providers maintain or otherwise process, could harm our reputation, compel us to comply with breach notification laws, cause us to incur significant costs for remediation, fines, penalties, notification to individuals and for measures intended to repair or replace systems or technology and to prevent future occurrences, potential increases in insurance premiums, and require us to verify the accuracy of database contents, resulting in increased costs or loss of revenue. If we are unable to prevent or mitigate such security breaches or privacy violations or implement satisfactory remedial measures, or if it is perceived that we have been unable to do so, our operations could be disrupted, we may be unable to provide access to our systems, and we could suffer a loss of patients, and we may as a result suffer loss of reputation, adverse impacts on patient and investor confidence, financial loss, governmental investigations or other actions, regulatory or contractual penalties, and other claims and liability. In addition, security breaches and other inappropriate access to, or acquisition or processing of, information can be difficult to detect, and any delay in identifying such incidents or in providing any notification of such incidents may lead to increased harm.
Any such breach or interruption of our systems or those of any of our third-party service providers could compromise our networks or data security processes and sensitive information could be made inaccessible or could be accessed by unauthorized parties, publicly disclosed, lost, or stolen. Any such interruption in access, improper access, disclosure, or other loss of information could result in legal claims or proceedings, liability under laws and regulations that protect the privacy of member information or other personal information, such as the Health Insurance Portability and Accountability Act of 1996, as amended by the Health Information Technology for Economic and Clinical Health Act of 2009, and their implementing regulations (collectively known as “HIPAA”), and regulatory penalties. Unauthorized access, loss, or dissemination could also disrupt our operations, including our ability to perform our services, access patient health information, collect, process and prepare company financial information, provide information about our current and future services and engage in other patient and clinician education and outreach efforts. Any such breach could also result in the compromise of our trade secrets and other proprietary information, which could adversely affect our business and competitive position. While we maintain insurance covering certain security and privacy damages and claim expenses, we may not carry insurance or maintain coverage sufficient to compensate for all liability and in any event, insurance coverage would not address the reputational damage that could result from a security incident.
Our existing or future indebtedness could adversely affect our business and growth prospects.
As of the Closing Date, we have $122 million of senior secured debt. Our indebtedness, or any additional indebtedness we may incur, could require us to divert funds identified for other purposes for debt service and impair our liquidity position. If we cannot generate sufficient cash flow from operations to service our debt, we may need to refinance our debt, dispose of assets or issue equity to obtain necessary funds. We do not know whether we will be able to take any of these actions on a timely basis, on terms satisfactory to us or at all.
Our indebtedness and the cash flow needed to satisfy our debt have important consequences, including:
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limiting funds otherwise available for financing our capital expenditures by requiring us to dedicate a portion of our cash flows from operations to the repayment of debt and the interest on this debt;

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making us more vulnerable to rising interest rates; and

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making us more vulnerable in the event of a downturn in our business.

Our level of indebtedness may place us at a competitive disadvantage to our competitors that are not as highly leveraged. Fluctuations in interest rates can increase borrowing costs. Increases in interest rates may directly impact the amount of interest we are required to pay and reduce earnings accordingly. In addition, developments in tax policy, such as the disallowance of tax deductions for interest paid on outstanding indebtedness, could have an adverse effect on our liquidity and our business, financial conditions and results of operations.
We expect to use cash flow from operations to meet current and future financial obligations, including funding our operations, debt service requirements and capital expenditures. The ability to make these payments depends on our financial and operating performance, which is subject to prevailing economic, industry and competitive conditions and to certain financial, business, economic and other factors beyond our control.
Disruptions in our disaster recovery systems or management continuity planning could limit our ability to operate our business effectively.
Our information technology systems facilitate our ability to conduct our business. While we have disaster recovery systems and business continuity plans in place, any disruptions in our disaster recovery systems or the failure of these systems to operate as expected could, depending on the magnitude of the problem, adversely affect our operating results by limiting our capacity to effectively monitor and control our operations. Despite our implementation of a variety of security measures, our information technology systems could be subject to physical or electronic break-ins, and similar disruptions from unauthorized tampering or any weather-related disruptions where our headquarters is located. In addition, in the event that a significant number of our management personnel were unavailable in the event of a disaster, our ability to effectively conduct business could be adversely affected.
We may be subject to legal proceedings and litigation, including intellectual property and privacy disputes, which are costly to defend and could materially harm our business and results of operations.
We may be party to lawsuits and legal proceedings in the normal course of business. We may face allegations, lawsuits and regulatory inquiries, audits and investigations regarding data privacy, security, labor and employment, consumer protection and intellectual property infringement, including claims related to privacy, patents, publicity, trademarks, copyrights and other rights. We may also face allegations or litigation related to our acquisitions or business practices. Certain of these matters may include speculative claims for substantial or indeterminate amounts of damages and include claims for injunctive relief. We may also become subject to periodic audits, which would likely increase our regulatory compliance costs and may require us to change our business practices, which could negatively impact our revenue growth.
The results of regulatory proceedings, litigation, claims and audits cannot be predicted with certainty, and determining reserves for pending litigation and other legal, regulatory and audit matters requires significant judgment. There can be no assurance that our expectations will prove correct, and even if these matters are resolved in our favor or without significant cash settlements, these matters, and the time and resources necessary to litigate or resolve them, could harm our reputation, business, financial condition and results of operations.
If federal or state government officials audit or investigate our operations or arrangements with third parties, the challenge could potentially disrupt our business operations and we may incur substantial defense costs, even if we successfully defend our interpretation of applicable laws, rules and regulations. In addition, if the government successfully challenges our interpretation as to the applicability of laws, rules and regulations as they relate to our operations and arrangements with third parties, that may have a material adverse effect on our business, financial condition and results of operations. In the event regulatory action were to limit or prohibit us from carrying on our business as we presently conduct it or from expanding our operations to certain jurisdictions, we may need to make structural, operational and organizational modifications to our business and/or our contractual arrangements with third party payers. Our operating costs could increase significantly as a result.
We believe that audits, inquiries and investigations from government agencies will continue to occur from time to time in the ordinary course of our business, which could result in substantial defense costs to us and a diversion of management’s time and attention. Such pending or future audits, inquiries or investigations, or the public disclosure of such matters, may have a material adverse effect on our business, financial condition and results of operations.
We also may be subject to lawsuits under the federal False Claims Act (the “FCA”) and comparable state laws for submitting allegedly fraudulent or otherwise inappropriate bills for services to the Medicare and Medicaid programs. These lawsuits, which may be initiated by government authorities as well as private party relators, can involve significant monetary damages, fines, attorney fees and the award of bounties to private plaintiffs who successfully bring these suits, as well as to the government programs. In recent years, government oversight and law enforcement have become increasingly active and aggressive in investigating and taking legal action against potential fraud and abuse.
Furthermore, our business exposes us to potential medical malpractice, professional negligence, or other related actions or claims that are inherent in the provision of healthcare services. These claims, with or without merit, could cause us to incur substantial costs and could place a significant strain on our financial resources, divert the attention of management from our core business, harm our reputation and adversely affect our ability to attract and retain patients, any of which could have a material adverse effect on our business, financial condition and results of operations.
Managing legal proceedings, litigation and audits, even if we achieve favorable outcomes, is time-consuming and diverts management’s attention from our business. Additionally, these matters are often expensive and disruptive to normal business operations and the costs of litigating these matters could be significant. Litigation and regulatory proceedings may be protracted and the results are difficult to predict. Adverse outcomes with respect to litigation or any of these legal proceedings may result in significant settlement costs or judgments, penalties and fines, or require us to modify our services or require us to stop serving certain patients or geographies, all of which could negatively impact our geographical expansion and revenue growth.
Although we maintain third-party professional liability insurance coverage, it is possible that claims against us may exceed the coverage limits of our insurance policies. Even if any professional liability loss is covered by an insurance policy, these policies typically have substantial deductibles for which we are responsible. Professional liability claims in excess of applicable insurance coverage could have a material adverse effect on our business, financial condition and results of operations. In addition, any professional liability claim brought against us, with or without merit, could result in an increase of our professional liability insurance premiums. Insurance coverage varies in cost and can be difficult to obtain, and we cannot guarantee that we will be able to obtain insurance coverage in the future on terms acceptable to us or at all. If our costs of insurance and claims increase, then our earnings could decline.
Reductions in the quality ratings of the health plans we serve could have a material adverse effect on our business, results of operations, financial condition and cash flows.
As a result of the ACA, the level of reimbursement each health plan receives from CMS is dependent, in part, upon the quality rating of the Medicare plan. Such ratings impact the percentage of any cost savings rebate and any bonuses earned by such health plan. Since a significant portion of our revenue is expected to be calculated as a percentage of CMS reimbursements received by these health plans with respect to our patients, reductions in the quality ratings of a health plan that we serve could have a material adverse effect on our business, results of operations, financial condition and cash flows.
Given each health plan’s control of its plans and the many other providers that serve such plans, we believe that we will have limited ability to influence the overall quality rating of any such plan. The Balanced Budget Act that passed in February 2018 implemented certain changes to prevent artificial inflation of star ratings for MA plans offered by the same organization. In addition, CMS has terminated plans that have had a rating of less than three stars for three consecutive years, whereas MA plans with five stars are permitted to conduct enrollment throughout almost the entire year. Because low quality ratings can potentially lead to the termination of a plan in which we participate, we may not be able to prevent the potential termination of a contracting plan or a shift of patients to other plans based upon quality issues which could, in turn, have a material adverse effect on our business, results of operations, financial condition and cash flows.

If we are not able to maintain and enhance our reputation and brand recognition, including through the maintenance and protection of trademarks, our business and results of operations may be harmed.
We believe that maintaining and enhancing our reputation and brand recognition is critical to our relationships with both patients and payors and to our ability to attract new patients. The promotion of our brand may require us to make substantial investments and we anticipate that, as our market becomes increasingly competitive, these marketing initiatives may become increasingly difficult and expensive. Our marketing activities may not be successful or yield increased revenue, and to the extent that these activities yield increased revenue, the increased revenue may not offset the expenses we incur and our results of operations could be harmed. In addition, any factor that diminishes our reputation or that of our management, including failing to meet the expectations of or provide quality medical care for our patients, or any adverse publicity or litigation involving or surrounding us, one of our centers or our management, could make it substantially more difficult for us to attract new patients. Similarly, because our existing patients often act as references for us with prospective new patients, any existing patient that questions the quality of our care could impair our ability to secure additional new patients. In addition, negative publicity resulting from any adverse government payor audit could injure our reputation. If we do not successfully maintain and enhance our reputation and brand recognition, our business may not grow and we could lose our relationships with patients, which would harm our business, results of operations and financial condition.
The registered or unregistered trademarks or trade names that we own or license may be challenged, infringed, circumvented, declared generic, lapsed or determined to be infringing on or dilutive of other marks. We may not be able to protect our rights in these trademarks and trade names, which we need in order to build name recognition with patients, payors and other partners. In addition, third parties may in the future file for registration of trademarks similar or identical to our trademarks. If they succeed in registering or developing common law rights in such trademarks, and if we are not successful in challenging such third-party rights, we may not be able to use these trademarks to commercialize our technologies in certain relevant jurisdictions. If we are unable to establish name recognition based on our trademarks and trade names, we may not be able to compete effectively and our brand recognition, reputation and results of operations may be adversely affected.
Our business depends on our ability to effectively invest in, implement improvements to and properly maintain the uninterrupted operation and data integrity of our information technology and other business systems.
Our business is highly dependent on maintaining effective information systems as well as the integrity and timeliness of the data we use to serve our patients, support our care teams and operate our business. Because of the large amount of data that we collect and manage, it is possible that hardware failures or errors in our systems could result in data loss or corruption or cause the information that we collect to be incomplete or contain inaccuracies that our partners regard as significant. If our data were found to be inaccurate or unreliable due to fraud or other error, or if we, or any of the third-party service providers we engage, were to fail to maintain information systems and data integrity effectively, we could experience operational disruptions that may impact our patients and care teams and hinder our ability to provide services, establish appropriate pricing for services, retain and attract patients, manage our patient risk profiles, establish reserves, report financial results timely and accurately and maintain regulatory compliance, among other things.
Our information technology strategy and execution are critical to our continued success. We must continue to invest in long-term solutions that will enable us to anticipate patient needs and expectations, enhance the patient experience, act as a differentiator in the market and protect against cybersecurity risks and threats. Our success is dependent, in large part, on maintaining the effectiveness of existing technology systems and continuing to deliver and enhance technology systems that support our business processes in a cost-efficient and resource-efficient manner. Increasing regulatory and legislative changes will place additional demands on our information technology infrastructure that could have a direct impact on resources available for other projects tied to our strategic initiatives. In addition, recent trends toward greater patient engagement in health care require new and enhanced technologies, including more sophisticated applications for mobile devices. Connectivity among technologies is becoming increasingly important. We must also develop new systems to meet current market standards and keep pace with continuing changes in information processing technology, evolving industry and regulatory standards and patient needs. Failure to do so may present compliance challenges and impede our ability to deliver services in a competitive manner. Further, because system development projects are long-term in nature, they may be more costly than expected to complete and may not deliver the expected benefits upon completion. Our failure to effectively invest in, implement improvements to and properly maintain the uninterrupted operation and data integrity of our information technology and other business systems could adversely affect our results of operations, financial position and cash flow.
If we are unable to obtain, maintain and enforce intellectual property protection for our technology or if the scope of our intellectual property protection is not sufficiently broad, particularly with respect to the CareOptimize platform, others may be able to develop and commercialize technology substantially similar to ours, and our ability to successfully commercialize our technology may be adversely affected.
Our business depends on internally developed technology and content, including software, databases, confidential information and know-how, the protection of which is crucial to the success of our business. We rely on a combination of trademark, trade-secret, and copyright laws and confidentiality procedures and contractual provisions to protect our intellectual property rights in our internally developed technology and content. We may, over time, increase our investment in protecting our intellectual property through additional trademark, patent and other intellectual property filings that could be expensive and time-consuming. Effective trademark, trade-secret and copyright protection is expensive to develop and maintain, both in terms of initial and ongoing registration requirements and the costs of defending our rights. These measures, however, may not be sufficient to offer us meaningful protection. Additionally, CareMax does not currently hold a patent or other registered or applied for intellectual property protection for the CareOptimize platform, and instead relies upon non-registered rights, including trade secrets, contractual provisions and restrictions on access, to protect our intellectual property rights in CareOptimize. Furthermore, because CareMax does not currently have a patent portfolio, if a competitor sues CareMax for patent infringement, our ability to counterclaim or settle through patent cross-licenses may be diminshed. If we are unable to protect our intellectual property and other rights, particularly with respect to the CareOptimize platform, our competitive position and our business could be harmed, as third parties may be able to commercialize and use technologies and software products that are substantially the same as ours without incurring the development and licensing costs that we have incurred. Any of our owned or licensed intellectual property rights could be challenged, invalidated, circumvented, infringed, or misappropriated, our trade secrets and other confidential information could be disclosed in an unauthorized manner to third parties, or our intellectual property rights may not be sufficient to permit us to take advantage of current market trends or otherwise to provide us with competitive advantages, which could result in costly redesign efforts, discontinuance of certain offerings or other competitive harm.
Monitoring unauthorized use of our intellectual property is difficult and costly. From time to time, we seek to analyze our competitors’ services, and may in the future seek to enforce our rights against potential infringement. However, the steps we have taken to protect our intellectual property rights may not be adequate to prevent infringement or misappropriation of our intellectual property. We may not be able to detect unauthorized use of, or take appropriate steps to enforce, our intellectual property rights. Any inability to meaningfully protect our intellectual property rights could result in harm to our ability to compete and reduce demand for our technology. Moreover, our failure to develop and properly manage new intellectual property could adversely affect our market positions and business opportunities. Also, some of our services rely on technologies and software developed by or licensed from third parties, and we may not be able to maintain our relationships with such third parties or enter into similar relationships in the future on reasonable terms or at all.
Uncertainty may result from changes to intellectual property legislation and from interpretations of intellectual property laws by applicable courts and agencies. Accordingly, despite our efforts, we may be unable to obtain and maintain the intellectual property rights necessary to provide us with a competitive advantage. Our failure to obtain, maintain and enforce our intellectual property rights could therefore have a material adverse effect on our business, financial condition and results of operations.
Third parties may initiate legal proceedings alleging that we are infringing or otherwise violating their intellectual property rights, the outcome of which would be uncertain and could have a material adverse effect on our business, financial condition and results of operations.
Our commercial success depends on our ability to develop and commercialize our services and use our internally developed technology without infringing the intellectual property or proprietary rights of third parties. Intellectual property disputes can be costly to defend and may cause our business, operating results and financial condition to suffer. As the market for healthcare in the United States expands and more patents are issued, the risk increases that there may be patents issued to third parties that relate to our technology of which we are not aware or that we must challenge to continue our operations as currently contemplated. Whether merited or not, we may face allegations that we, our partners or parties indemnified by us have infringed or otherwise violated the patents, trademarks, copyrights or other intellectual property rights of third parties. Such claims may be made by competitors seeking to obtain a competitive advantage or by other parties. Additionally, in recent years, individuals and groups have begun purchasing intellectual property assets for the purpose of making claims of infringement and attempting to extract settlements from companies like ours. We may also face allegations that our employees have misappropriated the intellectual property or proprietary rights of their former employers or other third parties. It may be necessary for us to initiate litigation to defend ourselves in order to determine the scope, enforceability and validity of third-party intellectual property or proprietary rights, or to establish our respective rights. We may not be able to successfully settle or otherwise resolve such adversarial proceedings or litigation. If we are unable to successfully settle future claims on terms acceptable to us we may be required to engage in or to continue claims, regardless of whether such claims have merit, which can be time-consuming, divert management’s attention and financial resources and can be costly to evaluate and defend. Results of any such litigation are difficult to predict and may require us to stop commercializing or using our technology, obtain licenses, modify our services and technology while we develop non-infringing substitutes or incur substantial damages, settlement costs or face a temporary or permanent injunction prohibiting us from marketing or providing the affected services. If we require a third-party license, it may not be available on reasonable terms or at all, and we may have to pay substantial royalties, upfront fees or grant cross-licenses to intellectual property rights for our services. We may also have to redesign our services so they do not infringe third-party intellectual property rights, which may not be possible or may require substantial monetary expenditures and time, during which our technology may not be available for commercialization or use. Even if we have an agreement to indemnify us against such costs, the indemnifying party may be unable to uphold its contractual obligations. If we cannot or do not obtain a third-party license to the infringed technology at all, license the technology on reasonable terms or obtain similar technology from another source, our revenue and earnings could be adversely impacted.
From time to time, we may be subject to legal proceedings and claims in the ordinary course of business with respect to intellectual property. We are not currently subject to any claims from third parties asserting infringement of their intellectual property rights. Some third parties may be able to sustain the costs of complex litigation more effectively than we can because they have substantially greater resources. Even if resolved in our favor, litigation or other legal proceedings relating to intellectual property claims may cause us to incur significant expenses, and could distract our technical and management personnel from their normal responsibilities. Moreover, any uncertainties resulting from the initiation and continuation of any legal proceedings could have a material adverse effect on our ability to raise the funds necessary to continue our operations. Assertions by third parties that we violate their intellectual property rights could therefore have a material adverse effect on our business, financial condition and results of operations.
If we are unable to protect the confidentiality of our trade secrets, know-how and other proprietary and internally developed information, the value of our technology could be adversely affected.
We may not be able to protect our trade secrets, know-how and other internally developed information, including in relation to our CareOptimize platform, adequately. Although we use reasonable efforts to protect this internally developed information and technology, our employees, consultants and other parties (including independent contractors and companies with which we conduct business) may unintentionally or willfully disclose our information or technology to competitors. Enforcing a claim that a third party illegally disclosed or obtained and is using any of our internally developed information or technology is difficult, expensive and time-consuming, and the outcome is unpredictable. In addition, courts outside the United States are sometimes less willing to protect trade secrets, know-how and other proprietary information. We rely, in part, on non-disclosure, confidentiality and assignment-of-invention agreements with our employees, independent contractors, consultants and companies with which we conduct business to protect our trade secrets, know-how and other intellectual property and internally developed information. These agreements may not be self-executing, or they may be breached and we may not have adequate remedies for such breach. Moreover, third parties may independently develop similar or equivalent proprietary information or otherwise gain access to our trade secrets, know-how and other internally developed information.
Any restrictions on our use of, or ability to license, data, or our failure to license data and integrate third-party technologies, could have a material adverse effect on our business, financial condition and results of operations.
We depend upon licenses from third parties for some of the technology and data used in our CareOptimize platform. We expect that we may need to obtain additional licenses from third parties in the future in connection with the development of our services. In addition, we obtain a portion of the data that we use from government entities, public records and from our partners for specific partner engagements. We believe that we have all rights necessary to use the data that is incorporated into our services. We cannot, however, assure you that our licenses for information will allow us to use that information for all potential or contemplated applications.
In the future, data providers could withdraw their data from us or restrict our usage for any reason, including if there is a competitive reason to do so, if legislation is passed restricting the use of the data, or if judicial interpretations are issued restricting use of the data that we currently use to support our services. In addition, data providers could fail to adhere to our quality control standards in the future, causing us to incur additional expense to appropriately utilize the data. If a substantial number of data providers were to withdraw or restrict their data, or if they fail to adhere to our quality control standards, and if we are unable to identify and contract with suitable alternative data suppliers and integrate these data sources into our service offerings, our ability to provide appropriate services to our patients would be materially adversely impacted, which could have a material adverse effect on our business, financial condition and results of operations.
We also integrate into our internally developed applications and use third-party software to support our technology infrastructure. Some of this software is proprietary and some is open source software. These technologies may not be available to us in the future on commercially reasonable terms or at all and could be difficult to replace once integrated into our own internally developed applications. Most of these licenses can be renewed only by mutual consent and may be terminated if we breach the terms of the license and fail to cure the breach within a specified period of time. Our inability to obtain, maintain or comply with any of these licenses could delay development until equivalent technology can be identified, licensed and integrated, which would harm our business, financial condition and results of operations.
Most of our third-party licenses are non-exclusive and our competitors may obtain the right to use any of the technology covered by these licenses to compete directly with us. Our use of third-party technologies exposes us to increased risks, including, but not limited to, risks associated with the integration of new technology into our solutions, the diversion of our resources from development of our own internally developed technology and our inability to generate revenue from licensed technology sufficient to offset associated acquisition and maintenance costs. In addition, if our data suppliers choose to discontinue support of the licensed technology in the future, we might not be able to modify or adapt our own solutions.
We depend on our senior management team and other key employees, and the loss of one or more of these employees or an inability to attract and retain other highly skilled employees could harm our business.
Our success depends largely upon the continued services of our senior management team and other key employees. We rely on our leadership team in the areas of operations, provision of medical services, information technology and security, marketing, and general and administrative functions. From time to time, there may be changes in our executive management team resulting from the hiring or departure of executives, which could disrupt our business. The loss of one or more of the members of our senior management team, or other key employees, could harm our business. In particular, the loss of the services of CareMax’s co-founder and Chief Executive Officer, Carlos de Solo, or IMC’s Chief Executive Officer, Bill Lamoreaux, could significantly delay or prevent the achievement of our strategic objectives. Changes in our executive management team may also cause disruptions in, and harm to, our business.

Our primary care centers are concentrated in South Florida, and we may not be able to successfully establish a presence in new geographic markets.
Our revenue is derived from our primary care centers in South Florida. As a result, our exposure to many of the risks described herein are not mitigated by a diversification of geographic focus. Furthermore, due to the concentration of our operations in this region, our business may be adversely affected by economic conditions that disproportionately affect this region as compared to other regions. To continue to expand our operations to other regions of the United States, we will have to devote resources to identifying and exploring such perceived opportunities. Thereafter, we will have to, among other things, recruit and retain qualified personnel, develop new primary care centers and establish new relationships with physicians and other healthcare providers. In addition, we would be required to comply with laws and regulations of states that may differ from the ones in which we currently operate, and could face competitors with greater knowledge of such local markets. We anticipate that further geographic expansion will require us to make a substantial investment of management time, capital and/or other resources. There can be no assurance that we will be able to continue to successfully expand our operations in any new geographic markets.
Our overall business results may suffer from an economic downturn.
During periods of high unemployment, governmental entities often experience budget deficits as a result of increased costs and lower than expected tax collections. These budget deficits at federal, state and local government entities have decreased, and may continue to decrease, spending for health and human service programs, including Medicare, Medicaid and similar programs, which represent significant payor sources for our centers. Other risks we face during periods of high unemployment include potential declines in the population covered under capitation agreements, potential increases in the uninsured and underinsured populations and further difficulties in our collecting patient co-payment and deductible receivables.
We lease all of our facilities and may experience risks relating to lease termination, lease expense escalators, lease extensions and special charges.
We currently lease or license all of our centers. Our leases are typically on terms ranging from five to 15 years. Each of our lease or license agreements provides that the lessor may terminate the lease, subject to applicable cure provisions, for a number of reasons, including the defaults in any payment of rent, taxes or other payment obligations or the breach of any other covenant or agreement in the lease. Termination of certain of our lease agreements could result in a cross-default under our debt agreements or other lease agreements. If a lease agreement is terminated, there can be no assurance that we will be able to enter into a new lease agreement on similar or better terms or at all.
Our lease obligations often include annual fixed rent escalators ranging between 2% and 3% or variable rent escalators based on a consumer price index. These escalators could impact our ability to satisfy certain obligations and financial covenants. If the results of our operations do not increase at or above the escalator rates, it would place an additional burden on our results of operations, liquidity and financial position.
As we continue to expand and have leases or licenses with different start dates, it is likely that some number of our leases and licenses will expire each year. Our lease or license agreements often provide for renewal or extension options. There can be no assurance that these rights will be exercised in the future or that we will be able to satisfy the conditions precedent to exercising any such renewal or extension. In addition, if we are unable to renew or extend any of our leases or licenses, we may lose all of the facilities subject to that master lease agreement. If we are not able to renew or extend our leases or licenses at or prior to the end of the existing lease terms, or if the terms of such options are unfavorable or unacceptable to us, our business, financial condition and results of operation could be adversely affected.
Leasing facilities pursuant to binding lease or license agreements may limit our ability to exit markets. For instance, if one facility under a lease or license becomes unprofitable, we may be required to continue operating such facility or, if allowed by the landlord to close such facility, we may remain obligated for the lease payments on such facility. We could incur special charges relating to the closing of such facility, including lease termination costs, impairment charges and other special charges that would reduce our profits and could have a material adverse effect on our business, financial condition or results of operations.
Our failure to pay the rent or otherwise comply with the provisions of any of our lease agreements could result in an “event of default” under such lease agreement and also could result in a cross default under other lease agreements and agreements for our indebtedness. Upon an event of default, remedies available to our landlords generally include, without limitation, terminating such lease agreement, repossessing and reletting the leased properties and requiring us to remain liable for all obligations under such lease agreement, including the difference between the rent under such lease agreement and the rent payable as a result of reletting the leased properties, or requiring us to pay the net present value of the rent due for the balance of the term of such lease agreement. The exercise of such remedies would have a material adverse effect on our business, financial position, results of operations and liquidity.
If certain of our suppliers do not meet our needs, if there are material price increases on supplies, if we are not reimbursed or adequately reimbursed for drugs we purchase or if we are unable to effectively access new technology or superior products, it could negatively impact our ability to effectively provide the services we offer and could have a material adverse effect on our business, results of operations, financial condition and cash flows.
We have significant suppliers that may be the sole or primary source of products critical to the services we provide, or to which we have committed obligations to make purchases, sometimes at particular prices. If any of these suppliers do not meet our needs for the products they supply, including in the event of a product recall, shortage or dispute, and we are not able to find adequate alternative sources, if we experience material price increases from these suppliers that we are unable to mitigate, or if some of the drugs that we purchase are not reimbursed or not adequately reimbursed by commercial or government payors, it could have a material adverse impact on our business, results of operations, financial condition and cash flows. In addition, the technology related to the products critical to the services we provide is subject to new developments which may result in superior products. If we are not able to access superior products on a cost-effective basis or if suppliers are not able to fulfill our requirements for such products, we could face patient attrition and other negative consequences which could have a material adverse effect on our business, results of operations, financial condition and cash flows.
Our corporate cultures have contributed to our success, and if we cannot maintain a positive corporate culture as we grow, we could lose innovation, creativity and teamwork and our business may be harmed.
We believe that corporate culture has been a critical contributor to the success of CareMax and IMC and will continue to be for the combined company, particularly regarding our ability to attract highly skilled personnel. If we do not continue to develop corporate culture or maintain and preserve core values as we grow and evolve, we may be unable to foster the innovation, curiosity, creativity, focus on execution, teamwork and the facilitation of critical knowledge transfer and knowledge sharing we believe we need to support our growth. Our anticipated headcount growth and our transition from two private companies to a single public company may result in a change in corporate culture, which could harm our business.
Our records and submissions to a health plan may contain inaccurate or unsupportable information regarding risk adjustment scores of members, which could cause us to overstate or understate our revenue and subject us to various penalties.
The claims and encounter records that we submit to health plans may impact data that support the Medicare Risk Adjustment Factor (“RAF”) scores attributable to members. These RAF scores determine, in part, the revenue to which the health plans and, in turn, we are entitled for the provision of medical care to such members. The data submitted to CMS by each health plan is based, in part, on medical charts and diagnosis codes that we prepare and submit to the health plans. Each health plan generally relies on us and our affiliated physicians to appropriately document and support such RAF data in our medical records. Each health plan also relies on us and our affiliated physicians to appropriately code claims for medical services provided to members. Erroneous claims and erroneous encounter records and submissions could result in inaccurate revenue and risk adjustment payments, which may be subject to correction or retroactive adjustment in later periods. This corrected or adjusted information may be reflected in financial statements for periods subsequent to the period in which the revenue was recorded. We might also need to refund a portion of the revenue that we received, which refund, depending on its magnitude, could damage our relationship with the applicable health plan and could have a material adverse effect on our business, results of operations, financial condition and cash flows.
Additionally, CMS performs Risk Adjustment Data Validation (“RADV”) audits of the diagnosis codes reported by MA plans to confirm they are supported by medical documentation and to determine if risk-adjustment calculations, are accurate.
The MA plans ask providers to submit the underlying documentation for members that they serve. CMS then compares the diagnoses reflected in the risk scores with underlying medical records to identify whether there are any codes that are not supported by the medical record. If this comparison of sample enrollees yields a difference, referred to as an error rate, CMS plans to calculate a contract-level error rate (i.e., the entire error in payment if the errors found in the RADV audit were reflected in all similar cases for that contract).
It is possible that claims associated with members with higher RAF scores could be subject to more scrutiny in a CMS or plan audit. There is a possibility that a MA plan may seek repayment from us should CMS make any payment adjustments to the MA plan as a result of its audits. The plans also may hold us liable for any penalties owed to CMS for inaccurate or unsupportable RAF scores provided by us or our affiliated physicians. In addition, we could be liable for penalties to the government under the FCA that range from $5,500 to $11,000 (adjusted for inflation) for each false claim, plus up to three times the amount of damages caused by each false claim, which can be as much as the amounts received directly or indirectly from the government for each such false claim. On June 19, 2020, the DOJ issued a final rule announcing adjustments to FCA penalties, under which the per claim range increases to a range from $11,665 to $23,331 per claim, so long as the underlying conduct occurred after November 2, 2015.
CMS has indicated that payment adjustments will not be limited to RAF scores for the specific MA enrollees for which errors are found but may also be extrapolated to the entire MA plan subject to a particular CMS contract. CMS has described its audit process as plan-year specific and stated that it will not extrapolate audit results for plan years prior to 2011. Because CMS has not stated otherwise, there is a risk that payment adjustments made as a result of one plan year’s audit would be extrapolated to prior plan years after 2011.
There can be no assurance that a health plan will not be randomly selected or targeted for review by CMS or that the outcome of such a review will not result in a material adjustment in our revenue and profitability, even if the information we submitted to the plan is accurate and supportable.
A failure to accurately estimate incurred but not paid medical expense could adversely affect our results of operations.
Patient care costs include estimates of future medical claims that have been incurred by the patient but for which the provider has not yet billed. These claim estimates are made utilizing actuarial methods and are continually evaluated and adjusted by management, based upon our historical claims experience and other factors, including an independent assessment by a nationally recognized actuarial firm. Adjustments, if necessary, are made to medical claims expense and capitated revenues when the assumptions used to determine our claims liability change and when actual claim costs are ultimately determined.
Due to the inherent uncertainties associated with the factors used in these estimates and changes in the patterns and rates of medical utilization, materially different amounts could be reported in our financial statements for a particular period under different conditions or using different, but still reasonable, assumptions. It is possible that our estimates of this type of claim may be inadequate in the future. In such event, our results of operations could be adversely impacted. Further, the inability to estimate these claims accurately may also affect our ability to take timely corrective actions, further exacerbating the extent of any adverse effect on our results of operations.
Negative publicity regarding the managed healthcare industry generally could adversely affect our results of operations or business.
Negative publicity regarding the managed healthcare industry generally, or the MA program in particular, may result in increased regulation and legislative review of industry practices that further increase our costs of doing business and adversely affect our results of operations or business by:

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requiring us to change our products and services;

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increasing the regulatory, including compliance, burdens under which we operate, which, in turn, may negatively impact the manner in which we provide services and increase our costs of providing services;

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adversely affecting our ability to market our products or services through the imposition of further regulatory restrictions regarding the manner in which plans and providers market to MA enrollees; or

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adversely affecting our ability to attract and retain patients.

Our primary care centers may be negatively impacted by weather and other factors beyond our control.
Our results of operations may be adversely impacted by adverse conditions affecting our centers, including severe weather events such as hurricanes and flooding, public health concerns such as contagious disease outbreaks, violence or threats of violence or other factors beyond our control that cause disruption of patient scheduling, displacement of our patients, employees and care teams, or force certain of our centers to close temporarily. Given our concentration in South Florida, all of our centers may be simultaneously affected by adverse weather conditions or other events. Our future operating results may be adversely affected by these and other factors that disrupt the operation of our centers.
IMC has a history of losses, and we may not be able to achieve sustained profitability as a combined company.
IMC incurred net losses of approximately $84.6 million (inclusive of a goodwill impairment charge of $65.6 million) and $16.9 million for the years ended December 31, 2018 and 2019, respectively, as it focused on investing in technology and an experienced management team in its development of a platform that it believes will be scalable to allow for growth. While IMC generated net income of $1.1 million for the year ended December 31, 2020, it incurred a net loss of $1.6 million for the three months ended March 31, 2021. While we anticipate that IMC’s investments in technology, such as its electronic medical records, telemedicine, transportation software, new fleet of vans, accounting software, telephone software and data analytics, will benefit our business and operating results in the future, there can be no guarantee that these benefits will be realize. Even if these investments result in additional revenue, we may not be able to effectively manage such growth or successfully execute on our business plan and vision which could materially and adversely impact our ability to achieve profitability. If we are not able to achieve sustainable profitability as a combined company and generate sufficient cash flow to support our business operations and debt obligations, then our ability to execute our business strategy and maintain its business operations will be materially adversely affected.
We may invest in or acquire other businesses, and our business may suffer if we are unable to successfully integrate acquired businesses into our company or otherwise manage the growth associated with multiple acquisitions.
As part of our business strategy, CMG and IMC have each made, and we intend to continue to make as a combined company, acquisitions as opportunities arise to add new medical practices or other complementary businesses. In some cases, the costs of such acquisitions may be substantial, including as a result of professional fees and due diligence efforts. There is no assurance that the time and resources expended on pursuing any particular acquisition will result in a completed transaction, or that any completed transaction will ultimately be successful. In addition, we may be unable to identify suitable medical practices as candidates for acquisition, or we may be unable to obtain any required financing or regulatory approvals, and therefore may be unable to complete such acquisitions on favorable terms, if at all. We may decide to pursue acquisitions with which our investors may not agree and we cannot assure investors that any acquisition or investment will be successful or otherwise provide a favorable return on investment. In addition, acquisitions of medical practices and the integration thereof require significant time and resources and place significant demands on our management, as well as on our operational and financial infrastructure. In addition, if we fail to successfully close transactions or integrate new teams, or integrate the medical practices into our business, our could be seriously harmed. Acquisitions may expose us to operational challenges and risks, including:

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the ability to profitably manage acquired medical practices or successfully integrate the acquired medical practices into our business;

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increased expense of integrating acquired businesses, including significant administrative, operational, economic, geographic or cultural challenges in managing and integrating the expanded or combined operations;

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entry into jurisdictions or acquisition of products or technologies with which we have limited or no prior experience, and the potential of increased competition with new or existing competitors as a result of such acquisitions;

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diversion of management’s attention and the over-extension of our existing operating business and our management systems, information technology systems, and internal controls and procedures, which may be inadequate to support growth;

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the ability to fund our capital needs and any cash flow shortages that may occur if anticipated revenue is not realized or is delayed, whether by general economic or market conditions, or unforeseen internal difficulties; and

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the ability to retain or hire qualified personnel required for expanded operations including medical practitioners and support staff.

Our acquisition strategy may not succeed if we are unable to remain attractive to target companies or expeditiously close transactions. Issuing shares of Class A Common Stock to fund any acquisition would cause economic dilution to existing stockholders. If we are unable to successfully integrate medical practices which we have or will acquire, or target medical practices view our Class A Common Stock unfavorably, we may be unable to consummate key acquisition transactions essential to our corporate strategy and our business may be seriously harmed.
Risks Related to Regulation
If we fail to adhere to all of the complex government laws and regulations that apply to our business, we could suffer severe consequences that could have a material adverse effect on our business, results of operations, financial condition, cash flows and reputation.
Our operations are subject to extensive federal, state and local government laws and regulations, such as:
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Medicare and Medicaid reimbursement rules and regulations;

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the federal physician self-referral law (42 U.S.C. § 1395nn, et seq., and its implementing regulations, 42 C.F.R. Subpart J) (the “Stark Law”) and analogous state self-referral prohibition statutes, which, subject to limited exceptions, prohibits physicians from referring Medicare patients to an entity for the provision of certain “designated health services” if the physician or a member of such physician’s immediate family has a direct or indirect financial relationship (including an ownership interest or a compensation arrangement) with an entity, and prohibit the entity from billing Medicare for such “designated health services” and state self-referral laws and laws that prohibit fee splitting and patient brokering that may implicate Medicaid, private insurance, or other payors;

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the FCA and associated regulations, that imposes civil and criminal liability on individuals or entities that knowingly submit false or fraudulent claims for payment to the government or knowingly making, or causing to be made, a false statement in order to have a false claim paid, including qui tam or whistleblower suits;

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the Civil Monetary Penalty statute and associated regulations, which authorizes the government agency to impose civil money penalties, an assessment, and program exclusion for various forms of fraud and abuse involving the Medicare and Medicaid programs including the Beneficiary Inducements Civil Monetary Penalty, which prohibits the transfer of remuneration (including the offering of free items or services and waivers of deductibles and copayments) to any Medicare or Medicaid Beneficiary that the person knows or should know is likely to induce the beneficiary’s selection of a particular provider;

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federal and state laws regarding the collection, use and disclosure of patient health information (e.g., HIPAA) and the storage, handling, shipment, disposal and/or dispensing of pharmaceuticals and blood products and other biological materials and many other applicable state and federal laws and requirements;

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state and federal statutes and regulations that govern workplace health and safety;

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federal and state laws and policies that require healthcare providers to maintain licensure, certification or accreditation to enroll and participate in the Medicare and Medicaid programs, to report certain changes in their operations to the agencies that administer these programs and, in some cases, to re-enroll in these programs when changes in direct or indirect ownership occur; and

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federal and state laws pertaining to the provision of services by nurse practitioners and physician assistants certain settings, physician supervision of those services, and reimbursement requirements that depend on the types of services provided and documented and relationships between physician supervisors and nurse practitioners and physician assistants.

In addition to the above laws, Medicare and Medicaid regulations, manual provisions, local coverage determinations, national coverage determinations and agency guidance also impose complex and extensive requirements upon healthcare providers. Moreover, the various laws and regulations that apply to our operations are often subject to varying interpretations and additional laws and regulations potentially affecting providers continue to be promulgated that may impact us. A violation or departure from any of the legal requirements implicated by our business may result in, among other things, government audits, lower reimbursements, significant fines and penalties, the potential loss of certification, recoupment efforts or voluntary repayments. These legal requirements are civil, criminal and administrative in nature depending on the law or requirement.
We endeavor to comply with all legal requirements. We further endeavor to structure all of our relationships with physicians and providers to comply with state and federal anti-kickback statutes, the Stark Law and other applicable healthcare laws. We dedicate compliance resources and maintain a formal compliance plan to monitor laws and regulations and implement necessary changes. However, the laws and regulations in these areas are complex, changing and often subject to varying interpretations. As a result, there is no guarantee that we will be able to adhere to all of the laws and regulations that apply to our business, and any failure to do so could have a material adverse impact on our business, results of operations, financial condition, cash flows and reputation. For example, if an enforcement agency were to challenge the level of compensation that we pay our medical directors or the number of medical directors whom we engage, or otherwise challenge these arrangements, we could be required to change our practices, face criminal or civil penalties, pay substantial fines or otherwise experience a material adverse impact on our business, results of operations, financial condition, cash flows and reputation as a result. Similarly, we may face penalties under the FCA, the federal Civil Monetary Penalty statute or otherwise related to failure to report and return overpayments within 60 days of when the overpayment is identified and quantified. These obligations to report and return overpayments could subject our procedures for identifying and processing overpayments to greater scrutiny. We have made investments in resources to decrease the time it takes to identify, quantify and process overpayments, and may be required to make additional investments in the future.
Additionally, the federal government has used the FCA to prosecute a wide variety of alleged false claims and fraud allegedly perpetrated against Medicare, Medicaid and other federally funded health care programs. Moreover, amendments to the federal Anti-Kickback Statute in the ACA make claims tainted by anti-kickback violations potentially subject to liability under the FCA, including qui tam or whistleblower suits. The penalties for a violation of the FCA range from $5,500 to $11,000 (adjusted for inflation) for each false claim plus three times the amount of damages caused by each such claim which generally means the amount received directly or indirectly from the government. On June 19, 2020, the DOJ issued a final rule announcing adjustments to FCA penalties, under which the per claim range increases to a range from $11,665 to $23,331 per claim, so long as the underlying conduct occurred after November 2, 2015. Given the high volume of claims processed by our various operating units, the potential is high for substantial penalties in connection with any alleged FCA violations.
In addition to the provisions of the FCA, which provide for civil enforcement, the federal government can use several criminal statutes to prosecute persons who are alleged to have submitted false or fraudulent claims for payment to the federal government.

If any of our operations are found to violate these or other government laws or regulations, we could suffer severe consequences that would have a material adverse effect on our business, results of operations, financial condition, cash flows, reputation and stock price, including:
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exclusion from, suspension or termination of our participation in government payment programs;

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refunds of amounts received in violation of law or applicable payment program requirements dating back to the applicable statute of limitation periods;

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loss of our required government certifications or exclusion from government payment programs;

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loss of our licenses required to operate healthcare facilities or administer pharmaceuticals in the states in which we operate;

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criminal or civil liability, fines, damages or monetary penalties for violations of healthcare fraud and abuse laws, including the federal Anti-Kickback Statute, Civil Monetary Penalties Law, Stark Law and FCA, or other failures to meet regulatory requirements;

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enforcement actions by governmental agencies and/or state law claims for monetary damages by patients who believe their PII or PHI has been used, disclosed or not properly safeguarded in violation of federal or state patient privacy laws, including HIPAA and the Privacy Act of 1974;

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mandated changes to our practices or procedures that significantly increase operating expenses;

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imposition of and compliance with corporate integrity agreements that could subject us to ongoing audits and reporting requirements as well as increased scrutiny of our billing and business practices which could lead to potential fines, among other things;

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termination of various relationships and/or contracts related to our business, including joint venture arrangements, medical director agreements, real estate leases and consulting agreements with physicians; and

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harm to our reputation which could negatively impact our business relationships, affect our ability to attract and retain patients and physicians, affect our ability to obtain financing and decrease access to new business opportunities, among other things.

We are, and may in the future be, a party to various lawsuits, demands, claims, qui tam suits, governmental investigations and audits (including investigations or other actions resulting from our obligation to self-report suspected violations of law) and other legal matters, any of which could result in, among other things, substantial financial penalties or awards against us, mandated refunds, substantial payments made by us, required changes to our business practices, exclusion from future participation in Medicare, Medicaid and other healthcare programs and possible criminal penalties, any of which could have a material adverse effect on our business, results of operations, financial condition, cash flows and materially harm our reputation.
Responding to subpoenas, investigations and other lawsuits, claims and legal proceedings as well as defending ourselves in such matters will continue to require management’s attention and cause us to incur significant legal expense. Negative findings or terms and conditions that we might agree to accept as part of a negotiated resolution of pending or future legal or regulatory matters could result in, among other things, substantial financial penalties or awards against us, substantial payments made by us, harm to our reputation, required changes to our business practices, exclusion from future participation in the Medicare, Medicaid and other healthcare programs and, in certain cases, criminal penalties, any of which could have a material adverse effect on us. It is possible that criminal proceedings may be initiated against us and/or individuals in our business in connection with investigations by the federal government.
We, our affiliated physicians and the facilities in which we operate are subject to various federal, state and local licensing and certification laws and regulations and accreditation standards and other laws, relating to, among other things, the adequacy of medical care, equipment, privacy of patient information, physician relationships, personnel and operating policies and procedures. Failure to comply with these licensing, certification and accreditation laws, regulations and standards could result in our services being found non-reimbursable or prior payments being subject to recoupment, requirements to make significant changes to our operations and can give rise to civil or, in extreme cases, criminal penalties. We routinely take the steps we believe are necessary to retain or obtain all requisite licensure and operating authorities. While we have made reasonable efforts to substantially comply with federal, state and local licensing and certification laws and regulations and standards as we interpret them, we cannot assure you that agencies that administer these programs will not find that we have failed to comply in some material respects.
If we are unable to effectively adapt to changes in the healthcare industry, including changes to laws and regulations regarding or affecting U.S. healthcare reform, our business may be harmed.
Due to the importance of the healthcare industry in the lives of all Americans, federal, state, and local legislative bodies frequently pass legislation and promulgate regulations relating to healthcare reform or that affect the healthcare industry. The Biden Administration and Congress may consider legislation to reform the U.S. healthcare system. Some states also have pending health reform legislative initiatives. At this time, we are unable to determine the ultimate content or timing of any health reform legislation. We will not be able to determine the effect that any such legislation may have on our operations and business condition until such legislation is enacted, but such legislation may adversely affect our operations and business condition. It is reasonable to assume that there will continue to be increased government oversight and regulation of the healthcare industry in the future. We cannot assure our stockholders as to the ultimate content, timing or effect of any new healthcare legislation or regulations, nor is it possible at this time to estimate the impact of potential new legislation or regulations on our business. It is possible that future legislation enacted by Congress or state legislatures, or regulations promulgated by regulatory authorities at the federal or state level, could adversely affect our business or could change the operating environment of our primary care centers. It is possible that the changes to the Medicare, Medicaid or other governmental healthcare program reimbursements may serve as precedent to possible changes in other payors’ reimbursement policies in a manner adverse to us. Similarly, changes in private payor reimbursements could lead to adverse changes in Medicare, Medicaid and other governmental healthcare programs, which could have a material adverse effect on our business, financial condition and results of operations.
While we believe that we have structured our agreements and operations in material compliance with applicable healthcare laws and regulations, there can be no assurance that we will be able to successfully address changes in the current regulatory environment. We believe that our business operations materially comply with applicable healthcare laws and regulations. However, some of the healthcare laws and regulations applicable to us are subject to limited or evolving interpretations, and a review of our business or operations by a court, law enforcement or a regulatory authority might result in a determination that could have a material adverse effect on us. Furthermore, the healthcare laws and regulations applicable to us may be amended or interpreted in a manner that could have a material adverse effect on our business, prospects, results of operations and financial condition.
We are subject to complex rules and regulations that govern our licensing and certification, as well as credentialing processes with private payors before we can receive reimbursement for services. Our failure to comply with these rules and regulations or delays in the credentialing process could adversely affect our business.
We are subject to various federal, state and local licensing and certification laws and regulations and accreditation standards and other laws relating to, among other things, the adequacy of medical care, equipment, personnel and operating policies and procedures. We are also subject to periodic inspection by governmental and other authorities to assure continued compliance with the various standards necessary for licensing and accreditations.
Relevant laws and regulations may also require approvals to maintain or renew our operating authorities or require formal application and approval to continue providing services under certain government contracts. Failure to comply with these licensing, certification and accreditation laws, regulations and standards could result in our services being found non-reimbursable or prior payments being subject to recoupment, and can give rise to civil or, in extreme cases, criminal penalties.
Each time a new physician or other provider joins us, we must enroll such provider under our applicable group identification number for Medicare and Medicaid programs and for certain managed care and private insurance programs before we can receive reimbursement for services such provider renders to beneficiaries of those programs. The estimated time to receive approval for the enrollment is sometimes difficult to predict. These practices result in delayed reimbursement that may adversely affect our cash flows.

With respect to Medicare, providers can retrospectively bill Medicare for services provided 30 days prior to the effective date of the enrollment. In addition, the enrollment rules provide that the effective date of the enrollment will be the later of the date on which the enrollment application was filed and approved by the Medicare contractor, or the date on which the provider began providing services. If we are unable to properly enroll physicians and other applicable healthcare professionals in a timely manner, we will be precluded from billing Medicare for any services which were provided to a Medicare beneficiary more than 30 days prior to the effective date of the enrollment. With respect to Medicaid, whether a state will allow providers to retrospectively bill Medicaid for services provided prior to submitting an enrollment application varies by state. Failure to timely enroll providers could reduce our revenues and have a material adverse effect on our business, financial condition, or results of operations.
The ACA, as currently structured, added additional enrollment requirements for Medicare and Medicaid, which have been further enhanced through implementing regulations and increased enforcement scrutiny. Every enrolled provider must revalidate its enrollment at regular intervals and must update the Medicare contractors and many state Medicaid programs with significant changes on a timely basis. If we fail to provide sufficient documentation as required to maintain our enrollment, Medicare and Medicaid could deny continued future enrollment or revoke our enrollment and billing privileges.
The requirements for enrollment, licensure, certification and accreditation may include notification or approval in the event of a transfer or change of ownership or certain other changes. Other agencies or payors with which we have contracts may have similar requirements, and some of these processes may be complex. Failure to provide required notifications or obtain necessary approvals may result in the delay or inability to complete an acquisition or transfer, loss of licensure, lapses in reimbursement, or other penalties. While we make reasonable efforts to substantially comply with these requirements, we cannot assure you that the agencies that administer these programs or have awarded us contracts will not find that we have failed to comply in some material respects. A finding of non-compliance and any resulting payment delays, refund demands or other sanctions could have a material adverse effect on our business, financial condition, or results of operations.
Our use, disclosure, and other processing of personally identifiable information, including health information, is subject to HIPAA and other federal and state privacy and security regulations, and our failure to comply with those regulations or to adequately secure the information we hold could result in significant liability or reputational harm and, in turn, a material adverse effect on our patient base and revenue.
Numerous state and federal laws and regulations govern the collection, dissemination, use, privacy, confidentiality, security, availability, integrity, and other processing of PHI and PII. These laws and regulations include HIPAA. HIPAA establishes a set of national privacy and security standards for the protection of PHI by health plans, healthcare clearinghouses and certain healthcare providers, referred to as covered entities, and the business associates with whom such covered entities contract for services.
HIPAA requires covered entities, such as ourselves, and their business associates to develop and maintain policies and procedures with respect to PHI that is used or disclosed, including the adoption of administrative, physical and technical safeguards to protect such information. HIPAA also implemented the use of standard transaction code sets and standard identifiers that covered entities must use when submitting or receiving certain electronic healthcare transactions, including activities associated with the billing and collection of healthcare claims.
HIPAA imposes mandatory penalties for certain violations. Penalties for violations of HIPAA and its implementing regulations start at $100 per violation and are not to exceed $50,000 per violation, subject to a cap of $1.5 million for violations of the same standard in a single calendar year. However, a single breach incident or enforcement action can result in violations of multiple standards. HIPAA also authorizes state attorneys general to file suit on behalf of their residents. Courts may award damages, costs and attorneys’ fees related to violations of HIPAA in such cases. While HIPAA does not create a private right of action allowing individuals to sue us in civil court for violations of HIPAA, its standards have been used as the basis for duty of care in state civil suits such as those for negligence or recklessness in the misuse or breach of PHI.

In addition, HIPAA mandates that the Secretary of the Department of Health and Human Services (“HHS”) conduct periodic compliance audits of HIPAA covered entities and business associates for compliance with the HIPAA Privacy and Security Standards. It also tasks HHS with establishing a methodology whereby harmed individuals who were the victims of breaches of unsecured PHI may receive a percentage of the Civil Monetary Penalty fine paid by the violator.
HIPAA further requires that patients be notified of any unauthorized acquisition, access, use or disclosure of their unsecured PHI that compromises the privacy or security of such information, with certain exceptions related to unintentional or inadvertent use or disclosure by employees or authorized individuals. HIPAA specifies that such notifications must be made “without unreasonable delay and in no case later than 60 calendar days after discovery of the breach.” If a breach affects 500 patients or more, it must be reported to HHS without unreasonable delay, and HHS will post the name of the breaching entity on its public web site. Breaches affecting more than 500 patients in the same state or jurisdiction must also be reported to the media outlets serving the state or jurisdiction. If a breach involves fewer than 500 people, the covered entity must record it in a log and notify HHS at least annually.
In addition to HIPAA, numerous other federal and state laws and regulations protect the confidentiality, privacy, availability, integrity and security of PHI and other types of PII, including the Illinois Biometric Information Privacy Act. State statutes and regulations vary from state to state, and these laws and regulations in many cases are more restrictive than, and may not be preempted by, HIPAA and its implementing rules. These laws and regulations are often uncertain, contradictory, and subject to changed or differing interpretations, and we expect new laws, rules and regulations regarding privacy, data protection, and information security to be proposed and enacted in the future. In the event that new data security laws are implemented, we may not be able to timely comply with such requirements, or such requirements may not be compatible with our current processes. Changing our processes could be time consuming and expensive, and failure to timely implement required changes could subject us to liability for non-compliance. Some states may afford private rights of action to individuals who believe their PII has been misused. This complex, dynamic legal landscape regarding privacy, data protection, and information security creates significant compliance issues for us and potentially restricts our ability to collect, use and disclose data and exposes us to additional expense, adverse publicity and liability. While we have implemented data privacy and security measures in an effort to comply with applicable laws and regulations relating to privacy and data protection, some PHI and other PII or confidential information is transmitted to us by third parties, who may not implement adequate security and privacy measures, and it is possible that laws, rules and regulations relating to privacy, data protection, or information security may be interpreted and applied in a manner that is inconsistent with our practices or those of third parties who transmit PHI and other PII or confidential information to us. If we or these third parties are found to have violated such laws, rules or regulations, it could result in government-imposed fines, orders requiring that we or these third parties change our or their practices, or criminal charges, which could adversely affect our business. Complying with these various laws and regulations could cause us to incur substantial costs or require us to change our business practices, systems and compliance procedures in a manner adverse to our business.
We also publish statements to our patients and partners that describe how we handle and protect PHI. If federal or state regulatory authorities or private litigants consider any portion of these statements to be untrue, we may be subject to claims of deceptive practices, which could lead to significant liabilities and consequences, including, without limitation, costs of responding to investigations, defending against litigation, settling claims, and complying with regulatory or court orders. Any of the foregoing consequences could seriously harm our business and our financial results. Any of the foregoing consequences could have a material adverse impact on our business and our financial results.
Laws regulating the corporate practice of medicine could restrict the manner in which we are permitted to conduct our business, and the failure to comply with such laws could subject us to penalties or require a restructuring of our business.
Some states have laws that prohibit business entities, such as us from practicing medicine, employing physicians to practice medicine, exercising control over medical decisions by physicians or engaging in certain arrangements, such as fee-splitting, with physicians (such activities generally referred to as the “corporate practice of medicine”). In some states these prohibitions are expressly stated in a statute or regulation, while in other states the prohibition is a matter of judicial or regulatory interpretation. Florida law generally does not prohibit the corporate practice of medicine.
Penalties for violations of the corporate practice of medicine vary by state and may result in physicians being subject to disciplinary action, as well as to forfeiture of revenues from payors for services rendered. For lay entities, violations may also bring both civil and, in more extreme cases, criminal liability for engaging in medical practice without a license.
Some of the relevant laws, regulations and agency interpretations in states with corporate practice of medicine restrictions have been subject to limited judicial and regulatory interpretation. Moreover, state laws are subject to change. Regulatory authorities and other parties may assert that, despite the management agreements and other arrangements through which we may operate in states that prohibit the corporate practice of medicine, we are engaged in the prohibited corporate practice of medicine or that our arrangements constitute unlawful fee-splitting. If this were to occur, we could be subject to civil and/or criminal penalties, our agreements could be found legally invalid and unenforceable (in whole or in part) or we could be required to restructure our contractual arrangements.
We face inspections, reviews, audits and investigations under federal and state government programs and contracts. These audits could have adverse findings that may negatively affect our business, including our results of operations, liquidity, financial condition and reputation.
As a result of our participation in the Medicare and Medicaid programs, we are subject to various governmental inspections, reviews, audits and investigations to verify our compliance with these programs and applicable laws and regulations. Payors may also reserve the right to conduct audits. We also periodically conduct internal audits and reviews of our regulatory compliance. An adverse inspection, review, audit or investigation could result in:
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refunding amounts we have been paid pursuant to the Medicare or Medicaid programs or from payors;

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state or federal agencies imposing fines, penalties and other sanctions on us;

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temporary suspension of payment for new patients to the facility or agency;

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decertification or exclusion from participation in the Medicare or Medicaid programs or one or more payor networks;

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self-disclosure of violations to applicable regulatory authorities;

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damage to our reputation;

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the revocation of a facility’s or agency’s license; and

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loss of certain rights under, or termination of, our contracts with payors.

We have in the past and will likely in the future be required to refund amounts we have been paid and/or pay fines and penalties as a result of these inspections, reviews, audits and investigations. If adverse inspections, reviews, audits or investigations occur and any of the results noted above occur, it could have a material adverse effect on our business and operating results. Furthermore, the legal, document production and other costs associated with complying with these inspections, reviews, audits or investigations could be significant.
Risks Related to Ownership of Our Securities and Being a Public Company
We may be required to take write-downs or write-offs, restructuring and impairment or other charges that could have a significant negative effect on our financial condition, results of operations and the price of our securities, which could cause you to lose some or all of your investment.
We could become subject to certain unknown liabilities of CMG and IMC and may be forced to write-down or write-off assets, restructure our operations, or incur impairment or other charges that could result in it reporting losses. Even though these charges may be non-cash items and not have an immediate impact on the combined company’s liquidity, reporting charges of this nature could contribute to negative market perceptions about our securities. Our stockholders or warrantholders are unlikely to have a remedy for such charges unless they are able to successfully claim that the reduction was due to the breach by our officers or directors of a duty of care or other fiduciary duty owed to them, or if they are able to successfully bring a private claim under securities laws that the proxy materials, relating to the Business Combination contained an actionable material misstatement or material omission. In addition, charges of this nature may cause us to violate covenants to which we may be subject as a result of or by virtue of our outstanding credit facility, which could have a material adverse effect on our business, financial condition, or results of operations.
If the Business Combination’s benefits do not meet the expectations of investors, stockholders or financial analysts, the market price of our securities may decline.
The integration of CMG and SMA as a combined company is subject to numerous uncertainties, some of which are unknown or may be outside of our control. We may not achieve the benefits of the Business Combination as quickly as expected or at all. If the benefits of the Business Combination do not meet the expectations of investors or securities analysts, the market price of our securities may decline. In addition, fluctuations in the price of our securities could contribute to the loss of all or part of your investment.
We will incur significantly increased costs as a result of operating as a public company, and its management will be required to devote substantial time to compliance efforts.
We will incur significant legal, accounting, insurance and other expenses as a result of being a public company. The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”), and the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), as well as related rules implemented by the SEC, have required changes in corporate governance practices of public companies. In addition, rules that the SEC is implementing or is required to implement pursuant to the Dodd-Frank Act are expected to require additional change. the combined company expects that compliance with these and other similar laws, rules and regulations, including compliance with Section 404 of the Sarbanes-Oxley Act, will substantially increase its expenses, including legal and accounting costs, and make some activities more time-consuming and costly. The combined company also expects these laws, rules and regulations to make it more expensive for it to obtain director and officer liability insurance, and it may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage, which may make it more difficult for the combined company to attract and retain qualified persons to serve on the Board or as officers. Although the JOBS Act may, for a limited period of time, somewhat lessen the cost of complying with these additional regulatory and other requirements, the combined company nonetheless expects a substantial increase in legal, accounting, insurance and certain other expenses in the future, which will negatively impact its results of operations and financial condition.
Our management team has limited experience managing a public company, and our current resources may not be sufficient to fulfill the public company obligations.
We are subject to various regulatory requirements, including those of the SEC and Nasdaq. These requirements include record keeping, financial reporting and corporate governance rules and regulations. Most of the members of our management team have limited experience managing a publicly traded company, interacting with public company investors, and complying with the increasingly complex laws pertaining to public companies. Our management team may not successfully or efficiently manage their new roles and responsibilities, and our internal infrastructure may not be adequate to support its increased reporting obligations. We may be unable to hire, train or retain necessary staff and may be reliant on engaging outside consultants or professionals to overcome our lack of experience or employees. These new obligations will require significant attention from our senior management and could divert their attention away from the day-to-day management of our business, especially if our internal infrastructure is inadequate or if we are unable to engage outside consultants to support our increased public company obligations, which could adversely affect our business, financial condition, and operating results.
We may not be able to timely and effectively implement controls and procedures required by Section 404 of the Sarbanes-Oxley Act that will be applicable to us after the Business Combination and the transactions related thereto are consummated.
As a public company, we are required to comply with the SEC’s rules implementing Sections 302 and 404 of the Sarbanes-Oxley Act, which require management to certify financial and other information in our quarterly and annual reports and provide an annual management report on the effectiveness of internal control over financial reporting. To comply with the requirements of being a public company, we will be required to provide attestation on internal controls, and we may need to undertake various actions, such as implementing additional internal controls and procedures and hiring additional accounting or internal audit staff. The standards required for a public company under Section 404 of the Sarbanes-Oxley Act are significantly more stringent than those previously required of CMG and IMC as privately held companies. Our management may not be able to effectively and timely implement controls and procedures that adequately respond to the increased regulatory compliance and reporting requirements applicable to us. If we are not able to implement the additional requirements of Section 404 in a timely manner or with adequate compliance, it may not be able to assess whether its internal controls over financial reporting are effective, which may subject it to adverse regulatory consequences and could harm investor confidence and the market price of our securities. Further, as an emerging growth company, our independent registered public accounting firm is not required to formally attest to the effectiveness of our internal controls over financial reporting pursuant to Section 404 until the date we are no longer an emerging growth company. At such time, our independent registered public accounting firm may issue a report that is adverse in the event that it is not satisfied with the level at which the controls of the post-combination company are documented, designed or operating effectively.
In connection with the audits of IMC’s and CMG’s consolidated/combined financial statements, WithumSmith + Brown, PC has identified certain “material weaknesses” in internal control over financial reporting and other control deficiencies. As defined in standards established by the U.S. Public Company Accounting Oversight Board (“PCAOB”), a “material weakness” is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the company’s annual or interim financial statements will not be prevented or detected and corrected on a timely basis. The material weaknesses in the IMC financial reporting process related to (i) evaluation of goodwill for impairment, on occurrence of triggering events and on an annual basis as required under the accounting standards and (ii) identifying and accounting for debt issuance costs at fair value arising out of a conversion feature applicable to its loan amount at the time of modification. In the case of CMG, the material weakness in the financial reporting process related to the omission of recording fully all assets upon acquisition, which resulted in adjustments to the purchase price allocation.
Our management and other personnel will need to devote a substantial amount of time to compliance initiatives applicable to public companies, including compliance with Section 404 and the evaluation of the effectiveness of our internal controls over financial reporting within the prescribed timeframe. We may discover additional deficiencies in existing systems and controls that it may not be able to remediate in an efficient or timely manner.
We have no operating or financial history as a combined company and our results of operations may differ significantly from the unaudited pro forma financial data included in this registration statement.
Until the Closing, we were a blank check company, and we have no operating history as a combined company. This registration statement includes unaudited pro forma condensed combined financial statements for us as a combined company. The unaudited pro forma condensed combined statement of operations of the combined company combines the historical audited results of operations of DFHT for the periods from May 8, 2020 (inception) until December 31, 2020, and the historical unaudited results of operations of DFHT for the periods from January 1, 2021 until March 31, 2021, with the historical audited results of operations of each of CMG and IMC for the year ended December 31, 2020, and the quarter ended March 31, 2021, respectively, and gives pro forma effect to the Business Combination as if it had been consummated on January 1, 2020 and April 1, 2021, respectively. The unaudited pro forma condensed combined balance sheets of the combined company combines the historical balance sheets of DFHT as of December 31, 2020 and March 31, 2021, and of each of CareMax and IMC as of December 31, 2020 and March 31, 2021, respectively, and gives pro forma effect to the Business Combination as if it had been consummated on December 31, 2020 and March 31, 2021, respectively.
The unaudited pro forma condensed combined financial statements are presented for illustrative purposes only, are based on certain assumptions, address a hypothetical situation and reflect limited historical financial data. Therefore, the unaudited pro forma condensed combined financial statements are not necessarily indicative of the results of operations and financial position that would have been achieved had the Business Combination been consummated on the dates indicated above, or our future consolidated results of operations or financial position as a combined company. Accordingly, the combined company’s business, assets, cash flows, results of operations and financial condition may differ significantly from those indicated by the unaudited pro forma condensed combined financial statements included in this document. For more information, please see the section entitled “Unaudited Pro Forma Condensed Combined Financial Information.”
A market for our securities may not continue, which would adversely affect the liquidity and price of its securities.
The prices of our securities vary due to general economic conditions and forecasts, its general business condition and the release of its financial reports, and an active trading market for our securities is not guaranteed to continue to exist. if our securities are not listed on, or become delisted from, Nasdaq for any reason, and are quoted on the OTC Bulletin Board, an inter-dealer automated quotation system for equity securities that is not a national securities exchange, the liquidity and price of its securities may be more limited than if they were quoted or listed on Nasdaq or another national securities exchange. You may be unable to sell your securities unless a market for such securities can be sustained.
A significant portion of our total outstanding shares are restricted from immediate resale but may be sold into the market in the near future. This could cause the market price of our securities to drop significantly, even if our business is doing well.
Sales of a substantial number of shares of our securities in the public market could occur at any time. These sales, or the perception in the market that the holders of a large number of shares intend to sell shares, could reduce the market price of our securities. Shares of Class A Common Stock issued in the Third-Party PIPE Investments may be resold immediately following the effectiveness of the registration statement of which this prospectus is a part. All other the shares of Class A Common Stock registered hereunder are subject to lock-up agreements, whereby such stockholders have agreed not to transfer, assign or sell any of their shares of Class A Common Stock (except to certain permitted transferees) until the earlier of (i) six, nine or twelve months, as applicable, after the Closing Date (or 6 months after the date of issuance of the SMA Shares), (ii) only with respect to certain shares of Class A Common Stock, the date following the Closing Date on which the VWAP of DFHT Class A Common Stock equals or exceeds $12.50 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 calendar days after the Closing, and (iii) the date following the Closing on which we complete a Change in Control Transaction (as defined in the Business Combination Agreement).
We may see, or the market may perceive, that a substantial number of shares of Class A Common Stock issued in the Third-Party PIPE Investments may occur, and that further sales of Class A Common Stock may occur as restrictions on lock-up holders end. These factors could adversely affect the market price of our securities and make it more difficult for us to raise additional funds through future offerings of shares of Class A common stock or other securities even if our business results are positive.
Our quarterly operating results may fluctuate significantly and could fall below the expectations of securities analysts and investors due to seasonality and other factors, some of which are beyond our control, resulting in a decline in our stock price.
Our quarterly operating results may fluctuate significantly because of several factors, including:
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labor availability and costs for hourly and management personnel;

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changes in interest rates;

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impairment of long-lived assets;

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macroeconomic conditions, both nationally and locally;

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negative publicity relating to our services;

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changes in consumer preferences and competitive conditions;

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expansion to new markets; and

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fluctuations in commodity prices.

Any fluctuation in our operating results, especially if below the expectations of securities analysts may result in a decline in our stock price, whether or not due to seasonality or other factors, some of which are beyond our control, could adversely affect the market price of our securities. Any reduction in the market price of our securities could make it more difficult for us to raise additional funds through future offerings of shares of Class A common stock or other securities.
If securities or industry analysts do not publish or cease publishing research or reports about us, our business, or our market, or if they change their recommendations regarding our securities adversely, then the price and trading volume of the combined company’s securities could decline.
The trading market for our securities will be influenced by the research and reports that industry or securities analysts may publish about us, our business, our market, or our competitors. Securities and industry analysts do not currently, and may never, publish research on us. If no securities or industry analysts commence coverage of us, our stock price and trading volume could be negatively impacted. If any of the analysts who may cover us change their recommendation regarding our securities adversely, or provide more favorable relative recommendations about its competitors, the price of our securities would likely decline. If any analyst who may cover us were to cease coverage of the combined company or fail to regularly publish reports on us, we could lose visibility in the financial markets, which could cause the prices or trading volume of our securities to decline.
We may be unable to obtain additional financing to fund our operations and growth.
We may require additional financing to fund our operations or growth. We cannot assure you that such financing will be available on acceptable terms, if at all. We may require additional financing to fund the operations or growth of the target business. The failure to secure additional financing could adversely affect our continued development or growth.
We may be unable to obtain additional financing to fund the operations and growth of the post-combination company.
We may require additional financing to fund the operations or growth of the Company. We cannot assure you that such financing will be available on acceptable terms, if at all.
Warrants will become exercisable for our Class A Common Stock, which would increase the number of shares eligible for future resale in the public market and result in dilution to our stockholders.
We issued Public Warrants to purchase 2,875,000 shares of DFHT Class A Common Stock as part of our IPO and concurrently with our IPO, we issued 2,916,667 Private Warrants. Each Private Warrant entitles the holder to purchase one share of Class A Common Stock at $11.50 per share. There can be no assurance that all of, or any of the Warrants will be exercised, or that the Earnout Shares will be issued. The CMG Sellers or IMC Parent shares of Class A Common Stock, which may be issued upon exercise of our Warrants and the release of the Earnout Shares, will result in dilution to the then existing holders of common stock of the Company and increase the number of shares eligible for resale in the public market. Sales of substantial numbers of shares in the public market could adversely affect the market price of our common stock.
The Private Warrants are identical to the Public Warrants sold as part of the Units issued in our IPO except that, so long as they are held by the Sponsor or its permitted transferees, (i) they are not be redeemable by us, (ii) they may not (including the common stock issuable upon exercise of these Private Warrants), subject to certain limited exceptions, be transferred, assigned or sold by the Sponsor until 30 days after the completion of the Business Combination and (iii) they may be exercised by the holders on a cashless basis.

Future issuances of debt securities and equity securities may adversely affect us, including the market price of our securities and may be dilutive to existing stockholders.
We have authorized up to 1,000,000 shares of blank check preferred stock. In the future, we may incur debt or issue equity ranking senior to the Class A Common Stock. Those securities will generally have priority upon liquidation. Such securities also may be governed by an indenture or other instrument containing covenants restricting its operating flexibility. Additionally, any convertible or exchangeable securities that we issue in the future may have rights, preferences and privileges more favorable than those of the Class A Common Stock. Because our decision to issue debt or equity in the future will depend on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing, nature or success of our future capital raising efforts. As a result, future capital raising efforts may reduce the market price of Class A Common Stock and be dilutive to existing stockholders.
Additionally, we have 7 million shares of Class A Common Stock authorized for issuance pursuant to awards granted under the CareMax, Inc. 2021 Long-Term Incentive Award Plan (the “2021 Plan”), which became effective at Closing following the approval by DFHT’s stockholders at DFHT’s special meeting of stockholders on June 4, 2021. In the event we make awards under the 2021 plan, such awards may reduce the market price of Class A Common Stock and be dilutive to existing stockholders.
Anti-takeover provisions contained in the Amended and Restated Charter and Amended and Restated Bylaws, as well as provisions of Delaware law, could impair a takeover attempt.
Our Amended and Restated Charter contains provisions that may discourage unsolicited takeover proposals that stockholders may consider to be in their best interests. We are also subject to anti-takeover provisions under Delaware law, which could delay or prevent a change of control. Together these provisions may make more difficult the removal of management and may discourage transactions that otherwise could involve payment of a premium over prevailing market prices for our securities. These provisions are described in the Section titled “Description of Securities.”
Our Amended and Restated Charter includes a forum selection clause, which could discourage claims or limit stockholders’ ability to make a claim against us, our directors, officers, other employees or stockholders.
Our Amended and Restated Charter includes a forum selection clause that provides, unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for any stockholder (including a beneficial owner) to bring any: (i) derivative action or proceeding brought on behalf of the Company; (ii) action asserting a claim of breach of fiduciary duty owed by any of our directors, officers or other employees to us or our stockholders; (iii) action asserting a claim against us, our directors, officers or employees arising pursuant to any provision of the DGCL, our Amended and Restated Charter or Amended and Restated Bylaws; or (iv) action asserting a claim against us, our directors, officers or employees governed by the internal affairs doctrine, and if brought outside of Delaware, the stockholder bringing the suit will be deemed to have consented to service of process on such stockholder’s counsel, except for, as to each of (i) through (iv) above, any claim (A) as to which the Court of Chancery determines that there is an indispensable party not subject to the jurisdiction of the Court of Chancery (and the indispensable party does not consent to the personal jurisdiction of the Court of Chancery within ten days following the determination), (B) that is vested in the exclusive jurisdiction of a court or forum other than the Court of Chancery, (C) for which the Court of Chancery does not have subject matter jurisdiction, or (D) any action arising under the Securities Act as to which the Court of Chancery and the federal district court for the District of Delaware shall have concurrent jurisdiction.
Under the Securities Act, federal and state courts have concurrent jurisdiction over all suits brought to enforce any duty or liability created by the Securities Act, and stockholders cannot waive compliance with the federal securities laws and the rules and regulations thereunder. Accordingly, there is uncertainty as to whether a court would enforce such a forum selection provision as written in connection with claims arising under the Securities Act.
This forum selection clause may also discourage claims or limit stockholders’ ability to submit claims in a judicial forum that they find favorable and may result in additional costs for a stockholder seeking to bring a claim. While we believe the risk of a court declining to enforce this forum selection clause is low, if a court were to determine the forum selection clause to be inapplicable or unenforceable in an action, we may incur additional costs in conjunction with our efforts to resolve the dispute in an alternative jurisdiction, which could have a negative impact on our results of operations and financial condition.
Notwithstanding the foregoing, the forum selection clause will not apply to suits brought to enforce any liability or duty created by the Exchange Act or any other claim for which the federal district courts of the United States of America have exclusive jurisdiction. Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder.
We are an emerging growth company within the meaning of the Securities Act, and if we take advantage of certain exemptions from disclosure requirements available to emerging growth companies, this could make our securities less attractive to investors and may make it more difficult to compare our performance with other public companies.
We are an “emerging growth company” within the meaning of the Securities Act, as modified by the JOBS Act, and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. As a result, our stockholders may not have access to certain information they may deem important. We could be an emerging growth company for up to five years after our IPO, although circumstances could cause us to lose that status earlier, including if the market value of our common stock held by non-affiliates exceeds $700,000,000 as of any June 30 before that time, in which case we would no longer be an emerging growth company as of the following December 31. We cannot predict whether investors will find our securities less attractive because we will rely on these exemptions. If some investors find our securities less attractive as a result of our reliance on these exemptions, the trading prices of our securities may be lower than they otherwise would be, there may be a less active trading market for our securities and the trading prices of our securities may be more volatile.
Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any election to opt out is irrevocable. We have elected not to opt out of the extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, we, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of our financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accountant standards used.
The accounting treatment of our Warrants could have a material impact on, and could significantly increase the volatility of, our reported operating results, even though there is no related liquidity, cash flow or revenue impact to us.
Because our outstanding Warrants will be classified as a liability, we will be required to “mark to market” the Warrant liability as of the end of each reporting period and record changes in the fair value associated with the Warrant liability in our financial statements. As such, when our stock price increases, the fair value of the Warrant liability would increase, and we would be required to recognize an expense associated with this change in fair value. Similarly, when our stock price decreases, the fair value of the Warrant liability would decrease, and we would be required to recognize a gain associated with this change in fair value. This accounting treatment could have a material impact on, and could significantly increase the volatility of, our reported operating results, even though there is no related liquidity, cash flow or revenue impact to us.
Unanticipated changes in effective tax rates or adverse outcomes resulting from examination of our income or other tax returns could adversely affect our financial condition and results of operations.
We will be subject to income taxes in the United States, and our domestic tax liabilities will be subject to the allocation of expenses in differing jurisdictions. Our future effective tax rates could be subject to volatility or adversely affected by a number of factors, including:
•
changes in the valuation of our deferred tax assets and liabilities;

•
expected timing and amount of the release of any tax valuation allowances;

•
tax effects of stock-based compensation;

•
costs related to intercompany restructurings;

•
changes in tax laws, regulations or interpretations thereof; and

•
lower than anticipated future earnings in jurisdictions where we have lower statutory tax rates and higher than anticipated future earnings in jurisdictions where we have higher statutory tax rates.

In addition, we may be subject to audits of our income, sales and other transaction taxes by U.S. federal and state authorities. Outcomes from these audits could adversely affect our financial condition and results of operations.
The trading price of our securities could be volatile and subject to wide fluctuations in response to various factors, some of which are beyond our control. Any of the factors listed below could have a material adverse effect on any investment in our securities which may trade at prices significantly below the price you paid for them. In these circumstances, the trading price of our securities may not recover and may experience a further decline.
Factors affecting the trading price of our securities may include:
•
actual or anticipated fluctuations in our quarterly financial results or the quarterly financial results of companies perceived to be similar to us;

•
changes in the market’s expectations about its operating results;

•
the public’s reaction to its press releases, its other public announcements and its filings with the SEC;

•
speculation in the press or investment community;

•
success of competitors;

•
our operating results failing to meet the expectation of securities analysts or investors in a particular period;

•
changes in financial estimates and recommendations by securities analysts concerning us or the market in general;

•
operating and stock price performance of other companies that investors deem comparable to us;

•
our ability to market new and enhanced products and services on a timely basis;

•
changes in laws and regulations affecting our business;

•
commencement of, or involvement in, litigation;

•
changes in our capital structure, such as future issuances of securities or the incurrence of additional debt;

•
the volume of shares of our Class A Common Stock available for public sale;

•
any major change in our board of directors or management;

•
sales of substantial amounts of common stock by its directors, officers or significant stockholders or the perception that such sales could occur; and

•
general economic and political conditions such as recessions, interest rates, fuel prices, international currency fluctuations and acts of war or terrorism.

Broad market and industry factors may materially harm the market price of our securities irrespective of our operating performance. The stock market in general and Nasdaq have experienced price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of the particular companies affected. The trading prices and valuations of these stocks, and of the combined company’s securities, may not be predictable. A loss of investor confidence in the market for the stocks of other companies that investors perceive to be similar to us could depress its stock price regardless of our business, prospects, financial conditions or results of operations. A decline in the market price of our securities also could adversely affect our ability to issue additional securities and its ability to obtain additional financing in the future. In the past, securities class action litigation has often been initiated against companies following periods of volatility in their stock price. This type of litigation could result in substantial costs and divert management’s attention and resources, and could also require us to make substantial payments to satisfy judgments or to settle litigation.
We do not intend to pay dividends for the foreseeable future.
We have never declared or paid any cash dividends on our capital stock and do not intend to pay any cash dividends in the foreseeable future. We expect to retain future earnings, if any, to fund the development and growth of our business. Any future determination to pay dividends on our capital stock will be at the discretion of our Board and subject to any covenants that may apply in respect of outstanding debt, including, but not limited to, the restrictive covenants in connection with the Credit Agreement. Accordingly, investors must rely on sales of our securities after price appreciation, which may never occur, as the only way to realize any future gains on their investments.
General Risk Factors
Disruptions in our disaster recovery systems or management continuity planning could limit our ability to operate our business effectively.
Our information technology systems facilitate our ability to conduct our business. While we have disaster recovery systems and business continuity plans in place, any disruptions in our disaster recovery systems or the failure of these systems to operate as expected could, depending on the magnitude of the problem, adversely affect our operating results by limiting our capacity to effectively monitor and control our operations. Despite our implementation of a variety of security measures, our information technology systems could be subject to physical or electronic break-ins, and similar disruptions from unauthorized tampering or any weather-related disruptions where our headquarters is located. In addition, in the event that a significant number of our management personnel were unavailable in the event of a disaster, our ability to effectively conduct business could be adversely affected.
Our use of “open source” software could adversely affect our ability to offer our services and subject us to possible litigation.
We may use open source software in connection with our services. Companies that incorporate open source software into their technologies have, from time to time, faced claims challenging the use of open source software and/or compliance with open source license terms. As a result, we could be subject to suits by parties claiming ownership of what we believe to be open source software or claiming noncompliance with open source licensing terms. Some open source software licenses require users who distribute software containing open source software to publicly disclose all or part of the source code to such software and/or make available any derivative works of the open source code, which could include valuable proprietary code of the user, on unfavorable terms or at no cost. While we monitor the use of open source software and try to ensure that none is used in a manner that would require us to disclose our internally developed source code or that would otherwise breach the terms of an open source agreement, such use could inadvertently occur, in part because open source license terms are often ambiguous. Any requirement to disclose our internally developed source code or pay damages for breach of contract could have a material adverse effect on our business, financial condition and results of operations and could help our competitors develop services that are similar to or better than ours.
Changes in laws, regulations or rules, or a failure to comply with any laws, regulations or rules, may adversely affect our business.
We are subject to laws, regulations and rules enacted by national, regional and local governments and Nasdaq. In particular, we are required to comply with certain SEC, Nasdaq and other legal or regulatory requirements. Compliance with, and monitoring of, applicable laws, regulations and rules may be difficult, time consuming and costly. Those laws, regulations or rules and their interpretation and application may also change from time to time and those changes could adversely affect our business, investments and results of operations. In addition, a failure to comply with applicable laws, regulations or rules, as interpreted and applied, could adversely affect our business and results of operations.

USE OF PROCEEDS
All of the securities offered by the Selling Securityholders pursuant to this prospectus will be sold by the Selling Securityholders for their respective accounts. We will not receive any of the proceeds from these sales.
Assuming the cash exercise of all outstanding Warrants, we will receive an aggregate of approximately $66.6 million. We expect to use the net proceeds from the exercise of the Warrants, if any, for working capital and general corporate purposes, which may include potential acquisitions. We will have broad discretion over the use of any proceeds from the exercise of the Warrants. There is no assurance that the holders of the Warrants will elect to exercise any or all of such Warrants. To the extent that any Warrants are exercised on a “cashless basis,” the amount of cash we would receive from the exercise of the Warrants will decrease.
The Selling Securityholders will pay any underwriting discounts and commissions and expenses incurred by the Selling Securityholders for brokerage, accounting, tax or legal services or any other expenses incurred by the Selling Securityholders in disposing of the securities. We will bear the costs, fees and expenses incurred in effecting the registration of the securities covered by this prospectus, including all registration and filing fees, Nasdaq listing fees and fees and expenses of our counsel and our independent registered public accounting firm.
DETERMINATION OF OFFERING PRICE
The offering price of the shares of Class A Common Stock underlying the Warrants offered hereby is determined by reference to the exercise price of the Warrants of $11.50 per share. The Public Warrants are listed on the Nasdaq Global Select Market under the symbol “CMAXW.”
We cannot currently determine the price or prices at which shares of our Class A Common Stock or Warrants may be resold by the Selling Securityholders under this prospectus.
MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT’S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS
As of the Closing Date, there were approximately 79 holders of record of the Class A Common Stock, excluding beneficial owners holding shares through nominee holders of record, and 0 holders of record of the Class B Common Stock, which automatically converted into Class A Common Stock on a one-for-one basis immediately following the Closing.
The Class A Common Stock and warrants began trading the Nasdaq Global Select Market under the symbols “CMAX” and “CMAXW,” respectively, on June 9, 2021. In connection with the Closing, each of DFHT’s publicly traded Units automatically separated into their component securities and, as a result, no longer trade as a separate security and were delisted from Nasdaq.
We have not paid any cash dividends on the Class A Common Stock to date and do not intend to pay any cash dividends in the foreseeable future. The payment of cash dividends in the future will be dependent upon the Company’s revenue and earnings, if any, capital requirements, liabilities and related reserves, and general financial condition. The payment of any cash dividends will be within the discretion of the Board from time to time and subject to applicable Delaware law. It is the present intention of the Board to retain all earnings, if any, for use in business operations and, accordingly, the Board does not anticipate declaring any dividends in the foreseeable future. Further, the Company’s ability to declare dividends is currently limited by restrictive covenants in connection with the Credit Agreement.

UNAUDITED PRO FORMA CONDENSED
COMBINED FINANCIAL INFORMATION
The following unaudited pro forma condensed combined information presents the unaudited pro forma condensed combined balance sheet as of March 31, 2021 and the unaudited pro forma condensed combined statement of operations for the three months ended March 31, 2021 and the year ended December 31, 2020 based upon the combined historical financial statements of DFHT, CMG and IMC, after giving effect to the business combination (the “Business Combination”) and related adjustments described in the accompanying notes. Under applicable accounting standards, CareMax will be the accounting acquirer in the Business Combination, which will be treated as a reverse recapitalization. The accounting guidance for business combinations, FASB Accounting Standards Codification (ASC) 805, provides that in identifying the acquiring entity in a transaction effected through an exchange of equity interests, all pertinent facts and circumstances must be considered, including: the relative voting rights of the stockholders of the constituent companies in the combined company, the existence of a large minority voting interest in the combined entity if no other owner or organized group of owners has a significant voting interest, the composition of the board of directors and senior management of the combined company, the relative size of each company and the terms of the exchange of equity securities in the transaction, including payment of any premium.
Management considered the following quantitative and qualitative factors in the determination that CareMax is the accounting acquirer in the Business Combination:
•
The consideration in the Business Combination includes both cash and Class A common shares of DFHT. Upon completion of the Business Combination, none of the legacy DFHT shareholders, the Sponsor, Deerfield Management, legacy CMG equity holders or IMC equity holders will own more than 20% of the common stock of the company post-Business Combination. Management further considered whether there will be an existence of a large minority voting interest in the combined company. Management believes the remaining public shareholders are passive investors which include both institutional and retail investors with varying interests and ownership goals.

•
The Chief Executive Officer of the combined company is Carlos A. de Solo, Chief Executive Officer of CMG. The remaining senior management of the combined company is represented by approximately 50% each of the CMG and IMC senior management team. Upon closing of the Business Combination, the pre-Business Combination DFHT Chief Executive Officer became the Executive Chairman of the combined company and the Chief Financial Officer resigned. None of the officers of DFHT are officers of the Company post-Business Combination.

•
Upon closing of the Business Combination, the board of directors is comprised of six (6) directors. The Business Combination Agreement does not provide either DFHT or CareMax with sole discretion to appoint or nominate the independent directors to the board. There are no agreements with pre-Business Combination DFHT shareholders to appoint directors to the board and the continuing voting rights of the pre-Business Combination DFHT shareholders are the same as all shareholders post- Business Combination. Carlos A. de Solo serves as a director of the combined company.

•
The fair value of the pre-Business Combination equity interests of CMG, IMC and DFHT are approximately $364 million, $250 million and $190 million, respectively. The fair value of the pre-Business Combination equity interests of CMG relative to fair value of the pre-Business Combination equity interests of DFHT results in a premium in the exchange of the CMG equity interests for equity interests of DFHT as part of the Business Combination.

•
Upon closing of the Business Combination, DFHT’s second amended and restated certificate of incorporation was amended to, among other matters, provide changing the post-Business Combination Company’s corporate name from “Deerfield Healthcare Technology Acquisitions Corp.” to “CareMax, Inc.” which reflects the value proposition the CareMax name brings as a publicly traded entity and from a customer facing perspective in the marketplace. The Company’s ticker post-Business Combination references CMG’s and the Company’s corporate headquarters will be relocated to CareMax current headquarters.

In the unaudited pro forma condensed financial statements, CMG has measured and recognized the assets acquired and liabilities assumed at their acquisition date fair values.

The unaudited pro forma condensed combined statement of operations for the three months ended March 31, 2021 and the year ended December 31, 2020 give pro forma effect to the Business Combination as if it had occurred on January 1, 2020. The unaudited pro forma condensed combined balance sheet as of March 31, 2021 gives pro forma effect to the Business Combination as if it were completed on March 31, 2021. The unaudited pro forma condensed combined statement of operations for the fiscal year ended December 31, 2020 gives pro forma effect to the acquisitions by CMG of Clinica Las Americas (“Little Havana II”) on December 10, 2020 and Care Holdings Group, LLC as if they had occurred on January 1, 2020.
The unaudited pro forma condensed combined financial information should be read in conjunction with the audited historical financial statements of each of DFHT, CMG, and IMC and the notes thereto included in the Company’s Definitive Proxy Statement, filed with the Securities and Exchange Commission (“SEC”) on May 14, 2021, and the unaudited historical financial statements of each of DFHT, CMG and IMC for the three months ended March 31, 2021 and 2020 included in this prospectus, as well as the disclosures contained in the Definitive Proxy Statement, DFHT’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2021, as filed with the SEC on May 24, 2021, and herein in the sections titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations of DFHT” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations of CareMax and IMC.”
The unaudited pro forma condensed combined financial information is provided for informational purposes only and is not necessarily indicative of the operating results or financial position that would have occurred if the Business Combination had been completed as of the dates set forth above, nor is it indicative of the future results or financial position of the combined company. The unaudited pro forma condensed combined financial information also does not give effect to the potential impact, of any anticipated synergies, operating efficiencies or cost savings that may result from the Business Combination, any integration costs or tax deductibility of transaction costs. Furthermore, the unaudited pro forma condensed combined statements of operations do not include certain nonrecurring charges and the related tax effects which result directly from the Business Combination as described in the notes to the unaudited pro forma condensed combined financial information.

DEERFIELD HEALTHCARE TECHNOLOGY ACQUISITIONS CORP.
UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEETS MARCH 31, 2021
(in thousands)	Pro Forma CareMax Medical Group, LLC(2)(3)	DFHT(1)	Interamerican Medical Center Group, LLC	Pro Forma Adjustments	Note 4	Pro Forma Combined
Assets
Current assets:
Cash and cash equivalents	$7,014	$390	$14,000	$211,313	(a)	$232,717
				(4,443)	(d)	(4,443)
				206,870		228,274
Accounts receivable, net	9,089	—	17,928	—		27,017
Inventory	15	—	—	—		15
Prepaid Expenses	169	210	1,019	—		1,398
Due from Related Parties	627	—	—	—		627
Total current assets	16,915	600	32,947	206,870		257,332
Property and Equipment, net	6,253	—	6,509	—		12,762
Goodwill	10,068	—	85,476	187,437	(j)	282,981
Investments held in Trust Account	—	143,856	—	(143,856)	(b)	—
Intangible Asset, net	8,323	—	17,626	15,526	(j)	41,475
Other Assets	414	—	2,261	—		2,675
Total assets	$41,974	$144,456	$144,819	$265,977		$597,226
Liabilities and Stockholders’/Members’ Equity
Current liabilities:
Accounts payable and accrued expenses	$5,274	$4,812	$7,547	$—		$17,633
Risk Settlements Due to Providers	282	—	—	—		282
Current portion of long-term debt, net	992	—	323	—		1,315
Other current liabilities	51	49	—	—		100
Total current liabilities	6,599	4,861	7,869	—		19,330
Derivative warrant liabilities	—	13,870	—	—		13,870
Long-term debt, less current portion	26,694	—	77,212	(103,402)	(c)	122,504
				125,000	(c)
				(3,000)	(c)
Other long-term liabilities	708	4,443	1,151	—		1,859
				(4,443)	(d)
Total liabilities	34,001	23,174	86,233	14,155		157,563
Stockholders’ equity / Commitments and contingencies	7,973	121,282	58,586	251,823	(e)	439,663
Total Liabilities and Stockholders’ Equity	$41,974	$144,456	$144,819	$265,977		$597,226

(1)
Refer to Note 2 for reclassification of DFHT historical information.

(2)
Refer to Note 3 for reclassification of CMG historical information.

(3)
Reflects the acquisition of Clinica Las Americas and Care Holdings Group by CMG as if the transactions occurred on March 31, 2021.

DEERFIELD HEALTHCARE TECHNOLOGY ACQUISITIONS CORP.
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS
FOR THE THREE MONTHS ENDED MARCH 31, 2021
(in thousands, except share data)	Pro Forma CareMax Medical Group, LLC(2)(3)	DFHT(1)	Interamerican Medical Center Group, LLC	Pro Forma Adjustments	Note 4	Pro Forma Combined
Revenue:
Capitated Revenue	$27,819	$—	$56,475	$—		$84,294
Other Managed Care Services	99	—	3,063	—		3,161
Other Revenue	917	—	47	—		964
Net revenue	28,835	—	59,585	—		88,420
Costs and expenses:
Medical Expenses	18,439	—	49,645	—		68,084
Selling, General and Administrative expenses	9,378	1,612	9,593	1,679	(j)	22,262
Total costs and expenses	27,816	1,612	59,238	1,679		90,346
Operating (loss) income	1,019	(1,612)	347	(1,679)		(1,926)
Interest (Income) Expense	504	(20)	1,950	(1,282)	(f)	1,302
				150	(c)
Other (Income) Expense, net	—	—	(4)	—		(4)
Change in fair value of warrant liabilities	—	(10,894)	—	—		(10,894)
Income (loss) before income taxes	515	9,302	(1,599)	(547)		7,670
Income Tax expense	—	—	—	1,881	(g)	1,881
Net Income (loss)	$515	$9,302	$(1,599)	$(2,428)		$5,789
Pro forma weighted average common shares outstanding – basic					(h)	80,176,840
Pro forma weighted average common shares outstanding – diluted					(h)	81,248,155
Pro forma net income per common share – basic						$0.07
Pro forma net income per common share – diluted						$0.07

(1)
Refer to Note 2 for reclassification of DFHT historical information.

(2)
Refer to Note 3 for reclassification of CMG historical information.

(3)
Includes the results of Clinica Las Americas and Care Group Holdings, LLC giving effect to those acquisitions as if they were completed on January 1, 2020.

DEERFIELD HEALTHCARE TECHNOLOGY ACQUISITIONS CORP.
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS
(AS RESTATED)
FOR THE YEAR ENDED DECEMBER 31, 2020
(in thousands, except share data)	Pro Forma CareMax Medical Group, LLC(2)(3)	DFHT(1)	Interamerican Medical Center Group, LLC	Pro Forma Adjustments	Note 4	Pro Forma Combined
Revenue:
Capitated Revenue	$110,155	$—	$216,041	$—		$326,197
Other Managed Care Services	370	—	10,856	—		11,225
Other Revenue	4,457	—	204	—		4,661
Net revenue	114,982	—	227,101	—		342,084
Costs and expenses:
Medical Expenses	70,973	—	186,315	—		257,288
Selling, General and Administrative expenses	32,942	4,012	31,136	8,368	(j)	107,457
				31,000	(e)
Total costs and expenses	103,915	4,012	217,451	39,368		364,745
Operating (loss) income	11,067	(4,012)	9,650	(39,368)		(22,662)
Interest (Income) Expense	1,728	(86)	9,536	(6,577)	(f)	5,202
				600	(c)
Other (Income) Expense, net	5		(1,000)	—		(995)
Change in fair value of derivative warrant liability		17,585				17,585
Income (loss) before income taxes	9,334	(21,511)	1,114	(33,391)		(44,454)
Income Tax benefit	—	—	—	(10,900)	(g)	(10,900)
Net income (loss)	$9,363	$(21,511)	$1,114	$(22,491)		$(33,524)
Pro forma weighted average common shares outstanding – basic and diluted					(h)	80,176,840
Pro forma net income (loss) per common share – basic and diluted						$(0.42)

(1)
Refer to Note 2 for reclassification of DFHT historical information.

(2)
Refer to Note 3 for reclassification of CMG historical information.

(3)
Includes the results of Clinica Las Americas and Care Group Holdings, LLC giving effect to those acquisitions as if they were completed on January 1, 2020.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
Note 1 — Description of the Business Combination
Basis of presentation
The historical financial information has been adjusted to conform to the presentation rules set forth in Rule 11-02(a)(6) of SEC Regulation S-X regarding the unaudited pro forma condensed combined financial information. Specifically, the pro forma condensed balance sheet and statement of operations must include and be limited to i) transaction accounting adjustments and ii) autonomous entity adjustments, if required and, optionally, management adjustments that capture synergies or dis-synergies from the business combination. Transaction accounting adjustments that affect the pro forma condensed balance sheet have been calculated assuming the transaction took place on March 31, 2021. Transaction accounting adjustments that affect the pro forma condensed statement of operations have been calculated assuming the transaction occurred on January 1, 2020 (the beginning of the fiscal year presented). We have concluded that no autonomous entity adjustments are required.
DFHT’s historical results reflect the unaudited balance sheet as of March 31, 2021 and unaudited statement of operations for the three months ended March 31, 2021, and the audited statement of operations for the period from May 8, 2020 (inception) through December 31, 2020 under Generally Accepted Accounting Principles in the United States of America (“GAAP”). IMC’s historical results reflect the unaudited consolidated balance sheet as of March 31, 2021, the unaudited consolidated statement of operations for the three months ended March 31, 2021, and the audited consolidated statement of operations for the year ended December 31, 2020, under GAAP. CMG’s historical results reflect the unaudited combined balance sheet as of March 31, 2021, the unaudited combined statement of operations for the three months ended March 31, 2021 and the audited combined statement of operations for the year ended December 31, 2020 under GAAP.
General Description of the Business Combination Agreement
On December 18, 2020, DFHT, CMG, IMC, the CMG Sellers and Deerfield Partners, entered into a Business Combination agreement. The closing is expected to occur in the first quarter of 2021. Upon completion of the closing of the Business Combination, the combined company now operates under the name CareMax, Inc.
Pursuant to the agreement, DFHT acquired all of the issued and outstanding equity interests of CMG and IMC in exchange for a combination of cash and equity consideration in the form of Class A Common Stock.
The aggregate consideration payable at the closing of the Business Combination to the members of CMG and IMC was approximately $364 million and $250 million, respectively, subject to the purchase price adjustments as set forth in the Business Combination Agreement. The Closing Consideration was comprised of 68% and 45% in cash for each of the members of CareMax and IMC, respectively, with the remainder of the Closing Consideration comprising Class A Common Stock, valued at reference price of $10.00 per share.
An additional 3,500,000 and 2,900,000 shares of Class A Common Stock (the “Earnout Shares”) are payable after the Closing to the CMG Sellers and IMC Parent, respectively, upon satisfaction of the following conditions: (i) if within the first year after the Closing (the “First Earnout Period”) the trading price of Class A Common Stock equals or exceeds $12.50 on any 20 trading days in any 30-day trading period (the “First Share Price Trigger”), then 1,750,000 and 1,450,000 of the Earnout Shares will be released to the CMG Sellers and IMC Parent, respectively, or (ii) if within the second year after the Closing (the “Second Earnout Period”) the trading price of Class A Common Stock equals or exceeds $15.00 on any 20 trading days in any 30-day trading period (the “Second Share Price Trigger” and collectively, the “Share Price Triggers”), then 1,750,000 and 1,450,000 of the Earnout Shares will be released to the CMG Sellers and IMC Parent, respectively. Notwithstanding the foregoing, if the First Share Price Trigger is not satisfied but the Second Share Price Trigger is satisfied, the company will issue 3,500,000 and 2,900,000 shares of Class A Common Stock to the CMG Sellers and IMC Parent, respectively.

Upon completion of the Business Combination: (i) the CMG Sellers and IMC collectively own approximately 26% of the combined company; (ii) Deerfield Management own approximately 16% of the combined company; (iii) the other DFHT public stockholders (including the PIPE Investors) own approximately 53% of the combined company; and (iv) the Sponsor owns approximately 5% of the combined company. These levels of ownership interest do not take into account the Earnout Shares, the Adjustment Escrow Shares or the Public Warrants and Private Warrants to purchase Class A Common Stock that remain outstanding immediately following the Business Combination.
The following table sets forth the net assets of DFHT as of March 31, 2021:
(in thousands)	DFHT
Current assets	$600
Cash held in trust	143,856
Property and Equipment, net	—
Other Assets	—
Current liabilities	(4,861)
Derivative warrant liabilities	(13,870)
Other long-term liabilities(1)	(4,443)
Net assets	$121,282

(1)
These are deferred underwriting commissions related to the Company’s initial public offering and are reflected as a long-term liability on the historical balance sheet of DFHT. For pro forma purposes and on the pro forma condensed balance sheet it has been reclassified as a reduction of cash to the balance sheet as these fees were paid upon closing of the transaction.

Sources and Uses (in thousands)
Sources
DFHT Cash from Trust	$143,856
Deerfield PIPE(1)	410,000
New Debt	125,000
Total Sources	$678,856
Uses
Cash to balance sheet	$206,870
Cash to CMG Sellers and IMC Parent	318,141
Debt repayment	103,402
SPAC redemptions	—
Deal expenses(2)	50,443
Total Uses	$678,856

(1)
Represents the issuance in a private placement consummated concurrently with the Closing, of up to 41,000,000 shares of Class A common stock.

(2)
Comprised of $12,000 PIPE transaction fees, $31,000 acquisition-related costs, $3,000 debt issuance costs and $4,443 underwriting commissions related to our IPO.

Basis of the Pro Forma Presentation
Upon consummation of the Business Combination, DFHT and IMC will adopt the accounting policies of CMG. CMG may identify differences between the accounting policies among the companies, that when conformed, could have a material impact on the consolidated financial statements of the combined entity.

Note 2 — Reclassifications to Historical Financial Information of DFHT, CMG, and IMC
Certain balances and transactions presented in the historical financial statements of DFHT, IMC, and CMG included within the unaudited pro forma condensed combined financial information have been reclassified to conform to the presentation of new group financial statements as indicated in the tables below.
DFHT Condensed Combined Balance Sheet Reclassification as of March 31, 2021
(in thousands)	As per Historical Unaudited Financial Statements	Reclassifications	As Reclassified
Liabilities
Current liabilities:
Accounts payable	$457	$(457)	$—
Accrued expenses	4,355	(4,355)	—
Accounts payable and accrued expenses	—	4,812	4,812
Franchise tax payable	49	(49)	—
Other current liabilities	—	49	49
DFHT Statement of Operations Reclassification for the Three Months Ended March 31, 2021
(in thousands)	As per Historical Unaudited Financial Statements	Reclassifications	As Reclassified
General and administrative expenses	$1,547	$65	$1,612
General and administrative expenses – related party	53	(53)	—
Franchise tax expense	13	(13)	—
DFHT Statement of Operations Reclassification for the Year Ended December 31, 2020.
(in thousands)	As per Historical Audited Financial Statements	Reclassifications	As Reclassified
General and administrative expenses	$3,777	$—	$4,012
General and administrative expenses – related party	105	(105)	—
Franchise tax expense	130	(130)	—
CMG Condensed Combined Balance Sheet Reclassification as of March 31, 2021
(in thousands)	As per Historical Unaudited Financial Statements	Reclassifications	As Reclassified
Liabilities
Current liabilities:
Accounts payable	$2,172	$(2,172)	$—
Accrued expenses	2,438	(2,438)	—
Accrued interest payable	161	(161)	—
Accounts payable- Care Holdings Group, LLC	504	(504)
Accounts payable and accrued expenses	—	5,274	5,274

CMG Condensed Combined Statement of Operations Reclassification for the Three Months Ended March 31, 2021
	As per Historical Unaudited Financial Statements	Reclassifications	As Reclassified
Selling, General and administrative expenses	$7,673	$(7,673)	$—
General and administrative expenses (Care Holdings)	1,704	(1,704)	—
Selling, general & administrative expenses			9,378
CMG Condensed Combined Statement of Operations Reclassification for the Year Ended December 31, 2020
(in thousands)	As per Historical Audited Financial Statements	Reclassifications	As Reclassified
Capitated revenue	$127,159	$(17,004)	$110,155
Administrative fee	17,004	(17,004)	—
Selling, General and administrative expenses	27,107	(27,107)	—
General and administrative expenses (Care Holdings)	4,172	(4,172)	—
General and administrative expenses (Clinica Las Americas)	1,663	(1,663)	—
Selling, general & administrative expenses			32,942
IMC Condensed Consolidated Balance Sheet Reclassification as of March 31, 2021
(in thousands)	As per Historical unaudited Financial Statements	Reclassifications	As Reclassified
Assets
Current assets:
Accounts receivable, net	$—	$17,928	$17,928
Capitated plan receivables, net	12,418	(12,418)	—
Other receivables, net	5,510	(5,510)	—
Liabilities
Current liabilities:
Accounts payable	2,198	(2,198)	—
Accrued expenses	3,881	(3,881)	—
Amounts due to health plans, net	1,467	(1,467)	—
Accounts payable and accrued expenses			$7,547

IMC Condensed Consolidated Statement of Operations Reclassification for the Three Months Ended March 31, 2021
(in thousands)	As per Historical Unaudited Financial Statements	Reclassifications	As Reclassified
General and administrative expenses	$4,258	$(4,258)	$9,593
Non-medical Salaries, wages, and beenfits	4,269	(4,269)	—
Amortization of intangibles	407	(407)	—
Depreciation Expense	659	(659)	—
IMC Condensed Consolidated Statement of Operations Reclassification for the Year Ended December 31, 2020
(in thousands)	As per Historical Audited Financial Statements	Reclassifications	As Reclassified
General and administrative expenses	$12,741	$(12,741)	$31,136
Non-medical Salaries, wages, and beenfits	13,962	(13,962)	—
Amortization of intangibles	1,627	(1,627)	—
Depreciation Expense	2,806	(2,806)	—
Note 3 — Reclassifications and Adjustments to Historical Information of CMG
The following table presents the pro forma balance sheet for CMG as of March 31, 2021
(in thousands)	CareMax Medical Group, LLC(1)	Care Holdings Group, LLC(2)	Pro Forma Combined
Assets
Current assets:
Cash and cash equivalents	$6,435	$579	$7,014
Accounts receivable, net	8,756	333	9,089
Inventory	15	—	15
Prepaid Expenses, net	167	2	169
Due from Related Parties	627	—	627
Total current assets	16,001	915	16,915
Property and Equipment, net	6,191	62	6,253
Goodwill	10,068	—	10,068
Investments held in Trust Account	—	—	—
Intangible Assets, net	8,323	—	8,323
Other Assets	388	26	414
Total assets	$40,971	$1,003	$41,974

(in thousands)	CareMax Medical Group, LLC(1)	Care Holdings Group, LLC(2)	Pro Forma Combined
Liabilities and Members’ Equity
Current liabilities:
Accounts payable	$2,172	$504	$2,675
Accrued expenses	2,438	—	2,438
Accrued Interest Payable	161	—	161
Risk Settlements Due to Providers	282	—	282
Current portion of long-term debt, net	992	—	992
Other current liabilities	—	51	51
Total current liabilities	6,044	555	6,599
Long-term debt, less current portion	26,190	504	26,694
Other Liabilities	708	—	708
Total liabilities	32,943	1,059	33,293
Units (no par value, 300 authorized, issued and outstanding as of March 31, 2021)	223	—	223
Members’ equity	7,805	(55)	7,750
Members’ equity-controlling interest	8,028	(55)	7,973
Total Members’ equity	8,028	(55)	7,973
Total Liabilities and Members’ Equity	$40,971	$1,003	$41,974

(1)
Represents the historical unaudited balance sheet of CareMax Medical Group, LLC.

(2)
Reflects the acquisition of Care Holdings Group, LLC as if the transaction occurred on March 31, 2021.

The following table presents the pro forma statement of operations for CMG for the three months ended March 31, 2021:
(in thousands, except unit data)	CareMax Medical Group, LLC(1)	Care Holdings LLC (2)	Pro Forma Combined
Revenue:
Capitated Revenue	$27,819	$—	$27,819
Other Managed Care Services	99	—	99
Other Revenue	—	917	917
Net revenue	27,918	917	28,835
Costs and expenses:
Medical Expenses	18,439	—	18,439
General and administrative expenses	7,673	1,704	9,378
Total costs and expenses	26,112	1,704	27,816
Operating (loss) income	1,806	(787)	1,018
Interest expense	504	—	504
Income before income taxes	1,302	(787)	515
Income tax expense	—	—	—
Net Income	$1,302	$(787)	$515
Weighted-average Common Units Outstanding	200	100	300
Net Income per Unit – Basic & Diluted			$1,093

(1)
Represents the historical unaudited statement of operations for CMG.

(2)
Represents the acquisition of Care Holdings Group, LLC as if the transaction was completed on January 1, 2020.

The following table presents the pro forma statement of operations for CMG for the year ended December 31, 2020:
(in thousands, except unit data)	CareMax Medical Group, LLC(1)	Clinica Little Havana II	Care Holdings LLC(2)	Pro Forma Combined
Revenue:
Capitated Revenue	$103,051	$7,104	$—	$110,155
Other Managed Care Services	370	—	370
Other Revenue	—	—	4,457	4,457
Net revenue	103,421	7,104	4,457	114,982
Costs and expenses:
Medical Expenses	67,015	3,958	—	70,973
General and administrative expenses	27,107	1,663	4,172	32,942
Total costs and expenses	94,122	5,621	4,172	103,915
Operating (loss) income	9,300	1,483	285	11,067
Interest (income) expense	1,728	—	—	1,728
Other (income) expense, net	—	—	5	5
Income before income taxes	7,572	1,483	279	9,334
Income tax expense	—	—	—
Net income	7,572	1,483	279	9,334
Net Income attributable to noncontrolling interest	(29)	—	—	(29)
Net Income Attributable to Controlling Interests	$7,601	$1,483	$279	$9,363
Pro Forma Weighted-average Common Units Outstanding	200		100	300
Pro Forma Net Income per Unit – Basic & Diluted				$31,211

(1)
Represents the historical audited statement of operations for CMG.

(2)
Represents the acquisition of Clinica Las Americas and Care Holdings Group, LLC as if the transactions were completed on January 1, 2020.

Note 4 — Pro Forma Adjustments
Adjustments to the Unaudited Pro Forma Condensed Combined Balance Sheet (in thousands)
The pro forma adjustments included in the unaudited pro forma condensed combined balance sheet as of March 31, 2021 are as follows:
a)
Sources of cash include DFHT cash held in trust of $143,856, proceeds from the Deerfield PIPE of $410,000, proceeds of $125,000 of long-term debt off set by cash to the CMG Sellers and IMC Parent of $318,141, repayment of gross debt of $103,402 and acquisition-related costs and debt and equity issuance costs of deal of $50,443 resulting in net cash to the balance sheet of $206,870.

b)
See Note 1 — Sources and Uses for the release of the Investments held in the Trust Account upon consummation of the Business Combination to fund the Closing.

c)
At the date of closing of the Business Combination, CMG entered a new long-term debt facility for $125.0 million and CMG historical debt of $26.2 million (debt outstanding at March 31, 2021) and historical IMC debt of $77.2 million (debt outstanding as of March 31, 2021) was paid off with the proceeds of the new long-term debt facility. The historical IMC debt paid off concurrent with the Business Combination is recognized as a component of the consideration transferred to acquire IMC. See Note 4j for the pro forma adjustment to assume and pay off the IMC historical debt in the amount of $77.2 million.

We expect to incur debt issuance costs of approximately $3,000 related to the new long-term debt facility. The deferred debt issuance costs are amortized as a component of interest expense over a 5-year term of the long-term debt facility on the pro forma condensed statement of operations.
(in thousands)	Long-term Debt
Repayment of historical CareMax debt	$(26,190)
New long-term debt entered into by CareMax	$125,000
Debt issuance costs	$(3,000)
New long-term debt, net	$122,000
Proceeds from the Business Combination and new long-term debt in the amount of $125,000 will be used to fund future acquisitions, repay debt or for other corporate purposes. Given there are no probable acquisitions at this time, the proformas assume proceeds will be used to repay debt in a manner where it can be redrawn when a future acquisition becomes available.
d)
Represents the payment of $4,443 of deferred underwriting costs incurred as part of DFHT’s initial public offering and committed to be paid upon the Closing and its re-classification from long term liability on the historical books of DFHT to a reduction of cash to the balance sheet as these costs are expected to be paid at closing.

e)
Below is a presentation of the pro forma adjustments to stockholders’ equity on the pro forma balance sheet.

Pro Forma Adjustments to Stockholders’ Equity
(in thousands)	Historical Equity CareMax	Historical Equity and Contingent Shares DFHT	Historical Equity IMC	Pro Forma Adjustments	Pro Forma Combined
	$7,973	$5,000	$58,586		$439,663
Reclassification from contingent shares to Class A shares				116,281
Elimination of IMC historical equity to effect acquisition method				(58,586)
Fair value of shares issued in connection with acquisition of IMC				155,347
Deemed dividend in connection with reverse merger transaction with CMG(1)				(234,087)
PIPE investment				410,000
Equity-classified contingent consideration				22,148
Payment of transaction fees(2)				(43,000)
Cash paid to redeeming shareholders				—
				$251,822

(1)
Represents the recapitalization of CMG equity including the issuance of 10,796,067 shares of Class A Common Stock as part of the purchase consideration for the acquisition of CMG. The excess of the purchase consideration for CareMax including the 10,796,067 shares of DFHT Class A Common Stock, equity-classified contingent consideration of $26,730 for the 3,500,000 contingently-issuable shares of Class A Common Stock and cash of $234,087 over the net assets of DFHT is recorded as an adjustment of CMG equity.

(2)
Transaction costs are comprised of approximately $12 million related to the estimated cost of the issuance of equity securities in connection with the PIPE and are recorded as a reduction of additional paid-in-capital within stockholders’ equity on the pro forma condensed balance sheet, acquisition-related costs including advisory, legal, accounting, valuation or other professional fees of approximately $31 million which are reflected on the pro forma condensed statement of operations as a general and administrative expense and as a reduction of retained earnings on the pro forma condensed balance sheet and $3 million of debt issuance costs on the new $125 million long-term debt facility which are reflected as a reduction of debt on the pro forma condensed balance sheet.

Note 4f
Adjustments to the Unaudited Pro Forma Condensed Combined Statements of Operations
The pro forma adjustments included in the unaudited pro forma condensed combined statement of operations for the three months March 31, 2021 and year ended December 31, 2020 are as follows:
(in thousands)	Pro Forma Three Months Ended March 31, 2021	Pro Forma Year Ended December 31, 2020
Interest expense from term debt	$1,172	$4,688
Reversal of historical interest expense	(2,454)	$(11,264)
Pro forma adjustment	$(1,282)	$(6,577)
Represents interest expense related to the issuance of the new term debt and repayment of old term debt pursuant to the Business Combination, assuming the transaction took place on January 1, 2020.
$125 million x 3.75% interest x 3 months= $1.2 million interest expense for the three months ended March 31, 2021.
$125 million x 3.75% interest x 12 months= $4.7 million interest expense for the twelve months ended December 31, 2020.
The 3.75% interest rate is variable and is based on a commitment from a third-party lender.
New CareMax term debt of $125 million minus payoff of old term debt of $103.9 million based upon the old debt outstanding as of March 31, 2021, leaves net remaining term debt of $125 million.
A 1/8 % change in the variable interest rate of the debt would result in an approximate change to interest expense of $0.16 million
g)
Reflects income tax effect of pro forma adjustments using the estimated statutory tax rate of 24.52%. CMG was organized as a limited liability company (“LLC”). As an LLC treated as a disregarded entity for income taxes purposes, CMG has not historically presented an income tax provision and related balance sheet income tax accounts in its financial statements. The pro forma adjustments include an adjustment to reflect income taxes for CMG, partially offset by the losses before income taxes for DFHT and IMC using an estimated statutory tax rate of 24.52%. In addition, the pro forma adjustments affecting income (loss) before income taxes reflect an income tax benefit effect using an estimated statutory tax rate of 24.52%. The pro forma adjustments do not include the pro forma effect on the combined entity’s deferred tax assets that may result from changes in the valuation allowances recorded on the deferred tax assets in the historical financial statements of DFHT and IMC.

h)
As a result of the Business Combination and the conversion of the 3,593,750 shares Class B Common Stock, on a one-for-one basis, into shares of Class A Common Stock , the pro forma basic number of shares for the three months ended March 31, 2021 and the year ended December 31, 2020 are reflective of 80,176,840 shares of Class A Common Stock outstanding. The pro forma diluted number of shares for the three months ended March 31, 2021 includes potentially dilutive shares of 1,071,315 related to warrants to purchase an aggregate of 5,791,667 shares of Class A Common Stock at a price of $11.50. The pro forma number of diluted shares for the year ended December 31, 2020 excludes the warrants, since their inclusion would be anti-dilutive under the treasury stock method.

i)
Reflects the CMG acquisition of IMC and pro forma adjustments to reflect the opening balance sheet at fair value. See Note 5 for the purchase price allocation to each asset and liability and the excess consideration paid over the fair value of the net assets acquired.

(thousands)	IMC unaudited Condensed Historical Balance Sheet as of March 31, 2021	Pro Forma Adjustments	Pro Forma Combined
Assets
Cash	$14,000	$—	$14,000
Accounts receivable	17,928	—	17,928
Other current assets	1,019	—	1,019
Total Current Assets	32,947	—	32,947
Property, plant & equipment	6,509	—	6,509
Intangible Assets, net	17,626	15,526	33,152
Goodwill	85,476	187,437	272,913
Other assets	2,261	—	2,261
Total Assets	$144,819	$202,963	$347,782
Liabilities
Accounts payable and accrued expenses	7,547	—	7,547
Short-term debt	323	—	323
Other current liabilities	—	—	—
Total Current Liabilities	7,869	—	7,869
Long-term debt	77,212	(77,212)	—
Other long term liabilities	1,151	—	1,151
Total Liabilities	86,233	(77,212)	9,021
Members’ Equity
Member contributions	160,740	178,021	338,761
Accumulated deficit	(102,154)	102,154	—
Total Members’ Equity	58,586	280,175	338,761
Total Liabilities and Members’ Equity	$144,819	$202,963	$347,782

j)
The below table reflects the pro forma amortization expense related to the IMC tradename/trademark and risk contract intangible assets acquired by CMG and the reversal of historical trademark amortization expense.

(in thousands)	Pro Forma Three Months Ended March 31, 2021	Pro Forma Year Ended December 31, 2020
Amortization expense – trade names/trademarks	$—	$342
Amortization expense – risk contracts	2,086	9,650
Reversal of historical amortization expense	(407)	(1,627)
Pro forma adjustment	$1,679	$8,368

Note 5 — Business Combination
CMG acquired the net assets of IMC. The purchase price was approximately $339 million consisting of cash of $162 million (inclusive of $77 million in assumed IMC indebtedness based upon the balance as of March 31, 2021), paid off concurrently with the Business Combination), equity consideration of $155 million and contingent consideration of $22 million. The contingent consideration is included in equity in the pro forma combined condensed balance sheet. IMC constitutes a business and a significant acquisition and was accounted for under the acquisition method of accounting pursuant to ASC 805. The purchase price allocation is preliminary and subject to potential adjustments including updating the fair value of the equity consideration on the date of the completion of the Business Combination and the acquisition date fair value of assets acquired and liabilities assumed in the acquisition of IMC. The estimated fair value of the assets acquired and liabilities assumed, consisted of the following at the acquisition date:
Purchase price allocation
Cash	$14,000
Accounts receivable	17,928
Other current assets	1,019
Property, plant & equipment	6,509
Identifiable Intangible Assets:
Tradenames/trademarks	345
Risk contracts	32,807
Other assets	2,261
Accounts payable and accrued expenses	(7,547)
Current portion of long term debt	(323)
Other long term liabilities	(1,151)
Net Assets Acquired	65,848
Excess of Consideration over Net Assets Acquired	272,913
Total Consideration	$338,761
The value of DFHT shares as equity consideration was based on the trading price of Class A Common Stock on the closing of the Business Combination (June 8, 2021) at a price of $14.92 per share.
A Monte Carlo simulation was used to value the Contingent Consideration. The traded price of DFHT was simulated in each trial using Geometric Brownian Motion and the simulated path was then analyzed to determine, which, if any, earnout tranches would be payable within the given trial. The estimated payments were calculated by multiplying the shares earned for a given tranche by the trading price of the Class A Common Stock at March 31, 2021. The average of all trials yielded the valuation conclusion.
The fair value of the tradenames/trademarks was determined using the Relief from Royalty Method. In estimating an appropriate royalty rate, we conducted a royalty search through the Intangible Spring Database for tradenames/trademarks in the Medical and Healthcare industries and concluded on a selected net royalty rate of 1.0%. After estimating the appropriate royalty rate, we considered the amount of revenue attributable to the tradenames/trademarks, the annual royalty savings for each discrete period, an effective tax rate of market participants and our plan to incrementally phase out the IMC tradename/trademark beginning in the third quarter of 2021 and completed by the end of 2021.
The fair value of risk contracts was determined using the multi-period excess earnings method. In estimating the forecasted excess earnings and in the determination of the estimated useful life, we applied an estimated patient attrition rate of 31% based upon our historical patient attrition. The risk contracts intangible asset is being amortized over six years on an accelerated basis that reflects the pattern in which the economic benefits of the risk contracts intangible asset is consumed or otherwise used up. The accelerated basis reflects the fact that the Company receives a greater benefit in the earlier years after the acquisition and a lesser benefit over time due to the further attrition of patients that existed at the time of the acquisition.

We considered other potential intangible assets including patient relationships, marketing-related and other customer-related, artistic-related, contract-based, and technology-based intangibles. We concluded there were no other significant, identifiable intangible assets that should be valued separately from goodwill. Goodwill was recognized as the excess of the purchase price over the net identifiable assets recognized. The goodwill is primarily attributable to IMC’s assembled workforce and anticipated future economic benefits to be derived from the combination of IMC operations with CMG.

COMPARATIVE SHARE INFORMATION
The following table sets forth the historical comparative share information for DFHT, CMG and IMC on a stand-alone basis and the unaudited pro forma combined share information for the three months March 31, 2021 and the year ended December 31, 2020, after giving effect to the Business Combination,
You should read the information in the following table in conjunction with the selected historical financial information summary included elsewhere in this proxy statement, and the historical financial statements of DFHT, CMG, and IMC and related notes that are included elsewhere in this proxy statement. The unaudited pro forma combined share information is derived from, and should be read in conjunction with, the unaudited pro forma combined financial statements and related notes included elsewhere in this proxy statement.
The unaudited pro forma combined earnings per share information below does not purport to represent the earnings per share which would have occurred had the companies been combined during the periods presented, nor earnings per share for any future date or period. The unaudited pro forma combined book value per share information below does not purport to represent what the value of DFHT, CMG, and IMC would have been had the companies been combined during the periods presented.
(in thousands, except per share information)	DFHT	CareMax	IMC	Pro Forma
Three Months Ended March 31, 2021
Stockholders’/members’ equity (deficit) and commitments and contingencies	$121,282	$7,973	$58,586	$439,663
Net income (loss)	$9,302	$515	$(1,599)	$5,789
Weighted average shares outstanding – basic	14,375,000	—	—	80,176,840
Weighted average shares outstanding – diluted	15,446,315			81,248,155
Stockholders’/members’ equity per share – basic	$8.44	$—	$—	$5.48
Stockholders’/members’ equity per share – diluted	$7.85	$—	$—	$5.41
Basic net income per share	$0.65	$—	$—	$0.07
Diluted net income per share	$0.60			$0.07
Cash dividends per share – basic	$—	$—	$—	$—
Cash dividends per share – diluted	$—	$—	$—	$—
Year Ended December 31, 2020
Net income (loss) attributable to controlling interest	$(21,511)	$9,363	$1,114	$(33,524)
Weighted average shares outstanding – basic and diluted	14,375,000	—	—	80,176,840
Basic and diluted net income (loss) per share	$(1.50)	$—	$—	$(0.42)
Cash dividends per share – basic and diluted	$—	$—	$—	$—

BUSINESS OF CAREMAX
The following discussion reflects the business of CareMax following the Business Combination. Unless the context otherwise requires, references in this section to “CareMax,” “we,” “us” and “our” generally refers to the combined businesses of CareMax and IMC from and after the Business Combination.
Overview
As of June 30, 2021, CareMax owns and operates 36 multi-specialty medical care centers throughout Miami-Dade, Broward and Orange Counties in Florida, primarily serving the Medicare Advantage population, which includes 10 centers from the recent acquisition of Senior Medical Associates, LLC. An additional center is under construction and is expected to open in 2022. CareMax’s medical centers offer 24/7 access to care through employed providers and provide a comprehensive suite of high-touch health care and social services to its patients, including primary care, specialty care, telemedicine, health & wellness, optometry, dental, pharmacy and transportation. CareMax’s differentiated healthcare delivery model is focused on care coordination with vertically integrated ambulatory care and community-centric services. The goal of CareMax is to intercede as early as possible to manage chronic conditions for its patient members in a proactive, holistic, and tailored manner to provide a positive influence on patient outcomes and a reduction in overall healthcare costs. CareMax specifically focuses on providing access to high quality care in underserved communities, with approximately 65% of its Medicare Advantage patients being dual-eligible and low-income subsidy eligible as of March 31, 2021, after giving effect to the Business Combination.
While CareMax’s primary focus is providing care to Medicare-eligible seniors who are mostly over the age of 65, CareMax also provides services to children and adults through Medicaid programs as well as through commercial insurance plans. Over 95% of CareMax’s Medicare patients are enrolled in a Medicare Advantage plan run by private insurance companies on behalf of CMS. With Medicare Advantage, the patient receives the same coverage as original Medicare, including emergency care, and most plans also include prescription drug coverage. In many cases, Medicare Advantage plans offer even more than original Medicare, including dental, vision, hearing, and wellness programs.
CareMax’s comprehensive, high touch approach to health care delivery is powered by its CareOptimize technology platform. CareOptimize is a proprietary end-to-end technology platform that aggregates data and analyzes that data using artificial intelligence and machine learning to support more informed care delivery decisions and to focus care decisions on preventative chronic disease management and the social determinants of health. CareMax believes that CareOptimize is designed to drive better outcomes and lower costs. The CareOptimize technology platform also provides CareMax with a national reach beyond its South Florida presence. As of March 31, 2021, the CareOptimize platform was used by approximately 20,000 providers in more than 30 states. CareOptimize was also used by IMC prior to the Business Combination, which CareMax believes will support the integration and operation of the combined company. CareMax has shifted from selling the CareOptimize platform to outside customers for a software subscription fee and is instead providing the software to affiliated practices of its managed service organization (“MSO”) to further improve financial, clinical, and quality outcomes from the affiliated providers. As of June of 2021, this MSO services more than 30 independent physician associations (“IPAs”).
CareMax believes that its key differentiators include:
•
Vertically Integrated Model Providing a “One Stop Shop” Solution.   CareMax is focused on serving the Medicare Advantage population, including patients that live in medically underserved communities that face significant social barriers to accessing care. CareMax’s vertically-integrated, one-stop-shop solution is able to break through these barriers by focusing on whole-person health that includes primary care, specialty care, dental, optometry, pharmacy and transportation services, as well as through its wellness centers at each location that offer health educational classes, fitness programs, and social services.

•
CareOptimize Proprietary Technology Platform Enables Value Based Care.   CareMax’s proprietary end-to-end technology platform, CareOptimize, aggregates and analyzes data using artificial intelligence and machine learning to support point of care guidance and automated interventions. This process improves provider efficiency to provide consistent and coordinated care while improving outcomes and lowering costs. We believe that the breadth of the installation base of CareOptimize provides insights into which national markets would be a strong fit for CareMax’s medical centers.
•
Value-based relationships.   CareMax value-based capitation contracts incentivize CareMax to provide high-quality care rather than driving a high volume of services. This has historically resulted in higher unit economics than fee-for-services practices.

•
Multi-faceted growth initiatives.   CareMax has a history of de novo construction of new medical centers, acquisitions of small practices which are then migrated into existing medical centers, and scaled acquisitions (namely New Life and Senior Medical Associates). We believe this multi-facted growth strategy allows CareMax multiple prongs for expansion.

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MSO Services.   In addition to owned medical centers, CareMax’s MSO services supports IPAs through the CareOptimize software and services. The IPAs allow for growth in new markets that can precede the CareMax medical centers for limited capital outlay. In addition, these IPAs present a pipeline of future acquisitions, with CareMax having acquired four medical practices that were previously within an IPA.

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Focus on Underserved Communities.   CareMax primarily locates medical centers in underserved communities, resulting in a higher number of dual eligible patients (approximately 65% as of March 31, 2021, after giving effect to the Business Combination). Historically avoided by primary care providers due to the challenges of working in these communities and the historically lower fee for service rates for government payors, this reduces competition in many expansion markets. Furthermore, dual eligible patients receive higher reimbursement due to the correlation between socioeconomic status, comorbidities, and barriers to care. With CareMax’s Whole Person Health model, CareMax has shown the available economics from effectively treating this population.

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Affordable housing partnerships.   CareMax has piloted a medical center inside an affordable senior housing partnership, which experienced accelerated growth. CareMax intends to continue this strategy both within its existing footprint and expansion markets.

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Medicaid and Commerial patients.   CareMax also services Medicaid and Commercial patients. This provides an incumbent patient-provider relationship when existing Medicaid and Commercial patients turn 65 and receive Medicare, which provides an in-house pipeline of Medicare beneficiaries not available to some peers.

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Home health and Mobile clinic.   CareMax’s employed home health providers and mobile clinic service patients in their homes and in the community. This assists with seeing patients who may be unable or unwilling to come to the medical centers, thus allowing CareMax to continue to medically care for these patients. In addition, the mobile clinic provides disaster recovery capabilities to allow patients to continue to be seen should a natural disaster render the medical centers inaccessible.

The senior population of the United States is expected to grow up to 5 times faster than other segments of the population, with seniors expected to represent approximately 20% of the population by 2030 according to the 2010 U.S. Census. This aging population is expected to drive growth in the already large Medicare market, which is projected by CMS to exceed $1.0 billion by 2023. According to CMS, Medicare spending in the United States is projected to outpace overall healthcare spending in the United States, with healthcare representing the largest component of U.S. GDP at approximately 17.9% in 2018. As a result, the penetration of Medicare Advantage programs relative to all other Medicare programs is forecasted to increase to more than 30 million members through 2025 according to CMS. Value-based primary care is recognized as the best way to lower healthcare spending, particularly as Medicare Advantage increases its share of the Medicare market. Value-based, patient-centered medical home models have garnered bipartisan support and are expected to continue to grow in popularity irrespective of changes in presidential administration. CareMax believes that its model of care is poised for growth in the Medicare market.
CareMax’s History
Co-founded by Carlos de Solo and Alberto de Solo in 2011, CareMax evolved to serve the needs of Medicare Advantage patients by providing a comprehensive suite of high-touch health care and social services to its patients through its care centers and technology platform, CareOptimize. Prior to the Business

Combination, CareMax owned and operated 12 multi-specialty medical care centers throughout Miami-Dade and Broward Counties in South Florida that provide clinical care, ancillary care services, and health and wellness services to more than 6,200 members, with an additional center under construction and expected to open in 2022. CareMax also established a full-risk MSO. As of June of 2021, this MSO services more than 30 IPAs.
Prior to the Business Combination, IMC owned and operated 13 medical clinics and wellness centers strategically located in Miami-Dade, Broward and Orange Counties in Florida that provide clinical care, ancillary care services and health and wellness services to more than 48,000 members of Medicare Advantage, Medicaid and commercial insurance plans. While IMC’s primary focus was providing care to Medicare-eligible seniors who are mostly over the age of 65 (63% of revenue comes from these patients), IMC also provided services to children and adults through Medicaid programs as well as through commercial insurance plans. In June of 2021, CareMax acquired SMA, which operates 10 medical centers across Broward County with approximately 5,000 Medicare Advantage members in the SMA network.
CareOptimize was formed in 2016 as a result of the combination of CareMax with Quirk Healthcare Solutions, which was founded in 2005 by Ben Quirk, Chief Strategy Officer for CareMax and CareOptimize, to develop strategies and systems in support of government initiatives and healthcare trends. CareOptimize is CareMax’s proprietary end-to-end technology platform that supports more informed care delivery decisions. CareOptimize also provides technology and services to healthcare organizations outside of CareMax and extends CareMax’s reach with employees located in 10 states as of March 31, 2021 with knowledge and experience about the healthcare markets and regulations for the markets served by CareOptimize. As of March 31, 2021, the CareOptimize platform was used by approximately 20,000 providers in more than 30 states.
The U.S. Healthcare System
Unsustainable and rising healthcare costs
Healthcare spending in the United States reached nearly $3.8 trillion in 2019 according to CMS, representing approximately 17.9% of U.S. GDP, an all-time high. According to a 2017 study, the United States spends $10,209 per person on healthcare each year, more than any other country in the world and twice the average for member countries of the Organisation for Economic Co-operation and Development. National health expenditures are projected to grow 4% per year from 2018 to 2027 according to CMS, outpacing both GDP and inflation expectations.
Healthcare expenditures are particularly concentrated in the Medicare-eligible population due to the high rate of chronic conditions. While representing only 15% of the United States population, the 65 and older age group accounted for 34% of all healthcare spending in 2014, with an average spend of $19,098 per person, three times higher than for working adults and five times higher than for children. This cohort is growing faster than the rest of the population and according to a 2014 study from the U.S. Census Bureau is projected to account for 22% of the population by 2050.
Healthcare expenditures are also particularly high for populations with chronic conditions, such as diabetes and obesity. According to the Centers for Disease Control and Prevention, chronic disease accounts for approximately 75% of aggregate healthcare spending in the United States. Two-thirds of the Medicare population lives with two or more chronic health conditions, and treatment of these conditions represents 96% of Medicare spending.
Prevalence of wasteful spending and sub-optimal outcomes
A 2019 study published in the Journal of the American Medical Association estimated that approximately 25% of all healthcare spending is for unnecessary services, excessive administrative costs, fraud and other problems creating waste, implying approximately $760 billion to $935 billion of annual wasteful spending at current levels.
In 2017, hospital care accounted for the largest portion of healthcare spending in the United States, representing 33% of the total. Proper management of chronic conditions can significantly reduce the incidence of acute episodes, which are the main drivers of trips to the emergency room and hospitalization, particularly among the elderly. In 2018, over 60% of Medicare expenditures (including both Medicare Part A spend and Medicare Part B institutional spend), or approximately $455 billion, were dedicated to hospitalization, compared to only approximately 3% dedicated to primary care. Emergency department overutilization is a common symptom of patients, particularly elderly patients, who often do not understand how to navigate an overly complex healthcare system. Because elderly patients are more likely to have chronic and complex conditions, they are often admitted to the hospital for expensive treatment following these unnecessary emergency room visits.
Despite high levels of spending, the United States healthcare system struggles to produce better health outcomes and to keep doctors and patients satisfied. Life expectancy in the United States was 78.6 years in 2017, compared to 82.2 years in comparable developed countries, and patient satisfaction with the healthcare system is low, as evidenced by a Net Promoter Score of 3 for the average provider as shown in a 2015 Advisory Board survey.
New payment structures have begun to address the problem
Policymakers and healthcare experts generally acknowledge the fundamental challenges and opportunities for improvement in the delivery of healthcare in the United States. Historically, healthcare delivery was centered around reactive care to acute events, which resulted in the development of a fee-for- service payment model. By linking payments to volume of encounters and pricing for higher complexity interventions, the fee-for-service model does not reward prevention, but rather unintentionally incentivizes the treatment of acute care episodes as they occur.
Policymakers have taken note of the negative impacts created by the fee-for-service model and have realized that an aging United States population with high prevalence of chronic disease requires a new payment structure. They have responded by creating programs like Medicare Advantage and pushing for transitions to value-based reimbursements.
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Medicare Advantage.   Medicare Advantage works as an alternative to traditional fee-for-service Medicare. In Medicare Advantage, CMS pays health plans a monthly sum per member to manage all health expenses of a participating member. This provides the health plans with an incentive to deliver lower-cost, high-quality care.

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Value-based payments.   Value-based refers to the goal of incentivizing healthcare providers to simultaneously increase quality while lowering the cost of care. In January 2015, HHS announced a goal of tying 30% and 50% of all Medicare payments to value through alternative payment models by the end of 2016 and 2018, respectively. In addition, while not a policy-setting body, the Health Care Payment Learning & Action Network, an active group of public and private healthcare leaders, indicated in October of 2019 its desire to move 100% of Medicare payments to being tied to value- based care by 2025. Additionally, the Center for Medicare and Medicaid Innovation recently announced a Direct Contracting Model set to begin in 2021 to create value-based payment arrangements directly with provider groups for their current Medicare fee-for-service patients similar to the value-based contracts that we enter into with our Medicare Advantage partners.

The trend toward value-based payment systems has been supported at both the patient and policymaker level. Medicare Advantage has been well received since it was introduced, with penetration among Medicare beneficiaries increasing from 13% in 2004 to 34% in 2018. By 2028, the Congressional Budget Office projects that Medicare Advantage penetration will increase to approximately 42%. In addition, the percentage of Medicare payments tied to quality or value has increased from 23% in 2015 to 29% in 2016 and 34% in 2017, and significant opportunity remains to continue this trend.
Legacy Healthcare Delivery Infrastructure Has Been Slow to Transition from Reactive and Episodic Care to Proactive and Comprehensive Care Models
In order for shifts to value-based payment models to drive meaningful results, there must be a corresponding shift in care delivery models. To date, such care delivery models have been slow to develop. While there has been significant investment by providers, payors and technology companies in developing solutions to drive higher quality and lower cost of care, these investments have not resulted in meaningful change within a healthcare delivery infrastructure that remains optimized for the fee-for-service model.
In order to maintain economically viable practices in a fee-for-service payment model, typical primary care providers need to see an ever-increasing number of patients per day with limited support from staff, which limits the time providers are able to spend with each patient during office visits. In addition, financial constraints further limit the ability of primary care providers to invest in technology and other capabilities that would enable them to have more personalized patient engagement and prevent primary care providers from providing their patients with many of the supplemental services that they need, such as home-based primary care, medication management and behavioral health services that are often not reimbursed at a sufficient level to enable providers to offer these services.
Many payors have been early adopters of value-based payment models, but their ability to influence the care delivery model is limited. Any particular payor represents a small portion of the average provider’s panel, making it difficult for the payor to gain sufficient provider mindshare to meaningfully influence the way that any one provider delivers care. Some payors attempt to solve this problem by directly investing in provider assets; however, the provider assets available for investment are primarily optimized for the legacy fee-for-service model.
There is demand for technology-driven disruption that would shift the healthcare system to a value-based model. However, technology-based solutions alone have been unable to drive significant change without also addressing the constraints on providers’ time and resources.
Advancements in technology have disrupted multiple industries when the technology was thoughtfully applied and integrated. These new business models, systems and approaches have replaced legacy offerings and driven significant changes in consumer behavior. We believe that an integrated, value-based care platform enabled by data and technology has the potential to similarly revolutionize the healthcare industry.
The COVID-19 pandemic has highlighted challenges with the current legacy healthcare delivery system.
As healthcare providers were faced with dwindling fee-for-service visits in light of the stay-at-home orders and general patient fear, the revenues of traditional healthcare providers plummeted, thereby putting a strain on those providers and their ability to provide needed care for their patients.
CareMax Care Centers
The foundation of CareMax’s model is its care centers. A typical care center ranges in size from approximately 5,250 to 15,000 feet with the capacity for four full clinical care teams. Each clinical care team can provide high-touch preventive care to up to 600 Medicare Advantage members. Once fully-staffed with four full clinical care teams, each care center can provide care to up to 2,500 members. It typically takes about 12 months to complete the buildout of each care center and about six more months for each care center to gain sufficient membership to reach break-even, which typically ranges between 250 and 500 members per center, depending upon payor allocation and capacity of the center.
Each of CareMax’s care centers are located throughout Miami-Dade, Broward and Orange Counties in Florida and are accessible to CareMax’s Medicare Advantage members in underserved communities. A fleet of approximately 150 vans provides transportation for members between their homes and the care centers, wellness centers, and other medical appointments outside of the care center. Medications are delivered directly to members’ homes from CareMax’s central fill pharmacy, negating the burden of an additional trip to a retail pharmacy for members, which may provide a barrier to medication compliance. Medical personnel are available to serve members in their homes following discharge from the hospital or if travel to a care center is burdensome for a member. Each care center typically includes an optical shop to provide patients with frames and lenses made in-house at the CareMax optical lab, a pharmacy dispensary supplied by CareMax’s owned central fill pharmacy, and nonpharmacological pain management, such as massage therapy and acupuncture, through the wellness center. Almost all of CareMax’s care centers include health and wellness centers that offer health educational classes, fitness programs, and social services intended to address the social barriers to accessing care faced by many of CareMax’s Medicare Advantage members. Specifically, each wellness center includes an ACCESS center, licensed by the Florida Department of Children and Families, that is able to connect members with additional social services, such as food and housing assistance. Each wellness center typically extends these social services to the surrounding community through community outreach personnel, who host health fairs and events open to non-members. As a result, each CareMax care center is a “one-stop-shop” solution for members.
CareMax’s Clinical Care Teams
CareMax utilizes a team-based approach. Each clinical care team is led by a primary care physician, who is partnered with a physician’s assistant or registered nurse and each of which is supported by a medical assistant to deliver value-based, coordinated care. As a care center grows, CareMax increases the number of clinical care teams serving members. Each of CareMax’s clinical care teams is trained in preventive and comprehensive care designed to address the whole person and provide a comprehensive, high touch approach to health care delivery.
Each of CareMax’s team members has a specific role to play in delivering CareMax’s care model, as described below:
Primary Care Physician	Leads the clinical care team and implements CareMax’s comprehensive, high touch approach to health care
Physician’s Assistant or Registered Nurse Practioner	Edu cate and manage clinical needs between visits and provide group education on chronic disease management
Medical Assistant	Manage clinical workflows and act as guides for patient visits
Supporting each clinical care team at each center are the following additional care and service providers:
Phlebotomist	Front Desk	Access Representative
Pharmacy Technician	Referral Coordinator	Community Sales Representative
Administrator	Transportation Dispatches	Wellness Staff & Massage Therapist
These additional care and service providers allow members to receive laboratory services, ultrasounds, electrocardiograms, x-rays, and limited procedures, such as joint injections, centrally at a care center. Specialty providers, ranging from cardiology, dermatology, pulmonology, gastroenterology, podiatry, psychiatry, pain management, optometry, ophthalmology, and dental, are also available to members at each care center.
Additionally, CareMax’s care centers are supported by a centralized office which contains a 24/7 inbound call center, member outreach outbound call center, referrals processing, medical records, and clinical documentation reviewers. Members are guided through the entirety of the healthcare system by referrals and care coordinators who handle the appointment scheduling and medical record retrieval that would otherwise be the responsibility of the member to coordinate, thereby addressing another potential barrier to care for most members.
CareOptimize
CareOptimize is CareMax’s technology platform that powers its comprehensive, high touch approach to health care delivery. CareOptimize is a proprietary end-to-end technology platform that does the following:
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Aggregates Data:   CareOptimize collects health-related data from CareMax members and the patients served by healthcare organizations in the CareOptimize network from a broad set of sources, including state level health information exchanges, payor claims data, laboratory results, eligibility data and data gathered from remote monitoring, such as through CareBox. CareOptimize is designed to structure and sort these data sets to develop a comprehensive understanding of member and patient medical and social attributes.

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Data Analytics.   CareOptimize utilizes artificial intelligence and machine learning to support more informed care delivery decisions and to focus care decisions on preventative chronic disease management and the social determinants of health. CareMax uses these analytics and data science to generate insights that CareMax and the healthcare organizations in the CareOptimize network use in care decisions for members and patients.

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Informed Care Decisions.   Based on the data and analysis, CareOptimize saves time for providers and improves the consistent and coordinated application of care delivery;

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CareOptimize offers providers curated patient data accessible by providers during office visits, which allows providers to review medical histories more easily, identify relevant data points, and reduce the administrative burden of the practice of medicine;

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CareOptimize alerts providers to changes in conditions between visits, making interventions between visits possible without the need for a patient to contact the provider, thereby reducing another potential barrier for care;

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CareOptimize will identify where a patient may have not yet completed preventative tests;

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CareOptimize helps providers to identify specialists convenient to patients’ geography; and

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CareOptimize may identify care events, such as hospitalizations, or other care provided outside the care network, to give providers a complete picture of a patients’ medical status.

As a result, CareOptimize stratifies risk for providers and helps providers to build meaningful relationships with patients.
CareMax believes that CareOptimize is designed to drive better outcomes and lower costs. The CareOptimize technology platform also provides CareMax with a national reach beyond its South Florida presence. As of March 31, 2021, the CareOptimize platform was used by approximately 20,000 providers in more than 30 states, and was supported by CareOptimize employees in 10 states, including California, Florida, Georgia, Idaho, Ohio, Oregon, New Mexico, Pennsylvania, Tennessee and Utah.
CareMax’s Impact
For CareMax’s Medicare Advantage members, many of whom suffer from one or more chronic conditions and are dual-eligible and low-income subsidy eligible, CareMax’s vertically integrated ambulatory care and community-centric services provides coordinated care and better health outcomes.
CareMax believes that the benefit of its vertically integrated ambulatory care and community-centric services became apparent during the COVID-19 pandemic. While other healthcare organizations experienced significant loss of fee-for-service revenue from declines in in-person visits, CareMax was able to convert 90% of in-person visits to real-time audio/video telehealth sessions. Where members faced technological barriers to accessing telehealth, CareMax provided tablets to those members. In order to support continued in-person visits, all CareMax employees, staff and members were provided with personal protective equipment and other medical supplies. CareMax clinical teams have also been staggered with alternating schedules and staffing redundancies to prevent disruption in member care in the event of an employee infection. Consistent with CareMax’s commitment to whole person wellness, during the COVID-19 pandemic, CareMax has coordinated a number of social supports for members, including the delivery of over 2,300 meals to members per day, weekly check-in calls to members that also supported COVID-19 related education and virtual exercise and wellness classes and virtual social activities to reduce member loneliness and maintain community among members.
At a time when many fee-for service healthcare organizations have been struggling due to the decrease in service volumes, CareMax’s regular value-based capitation payments have allowed CareMax to maintain its level of member care and prioritize member safety by incentivizing the provision of care in the most appropriate setting.
Fee Arrangements
CareMax overwhelmingly provides care for patients that are insured under capitation arrangements and, to a lesser extent, fee-for-service arrangements. As of March 31, 2021, after giving effect to the Business Combination, approximately 99% of CareMax’s revenue was derived from capitation arrangements with approximately 1% of CareMax’s revenue derived from fee-for-service arrangements.

Capitation arrangements
From its founding, CareMax has focused its business on Medicare Advantage or similar capitation arrangements, which CareMax believes aligns provider incentives with both quality and efficiency of care. Under capitation arrangements, payors pay a fixed per member per month (“PMPM”) amount for every plan member that selects CareMax as its primary care provider. Each member who selects CareMax as primary thus becomes a patient, giving CareMax a significant portion of the responsibility and risk for managing patient care. CareMax believes this approach to care management improves the quality of care for patients and the potential profitability for efficient care providers.
The PMPM rates for CareMax’s capitation arrangements are determined as a percent of the premium the Medicare Advantage plan receives from CMS for CareMax’s at-risk patients. Those premiums are determined via the Medicare Advantage plans’ competitive bidding process with CMS and are based upon the cost of care in a local market and the average utilization of services by the patients enrolled. Medicare pays capitation using a “risk adjustment model,” which compensates providers based on health status (acuity) of each individual patient. Payors with higher acuity patients receive more, and those with lower acuity patients receive less. Under the risk adjustment model, capitation is paid on an interim basis based on enrollee data submitted for the preceding year and is adjusted in subsequent periods after the final data is compiled. As premiums are adjusted via the risk adjustment model, CareMax’s PMPM payments will change in unison with how CareMax’s payors’ premiums change with CMS. In certain contracts, PMPM fees also include adjustments for items such as performance incentives or penalties based on the achievement of certain clinical quality metrics as contracted with payors.
Following the Business Combination, CareMax also serves Medicaid patients under capitation arrangements. Similar to the capitation arrangements with Medicare Advantage plans, under Medicaid plans, CareMax is allocated an agreed percentage of the premium the Medicaid plan receives from Florida’s Agency for Health Care Administration (“AHCA”). Premiums are determined by Florida’s AHCA and base rates are adjusted annually using historical utilization data projected forward by a third-party actuarial firm. The rates are established based on specific cohorts by age and sex and geographical location. AHCA uses a “zero sum” risk adjustment model that establishes acuity for certain cohorts of patients and quarterly, depending on the scoring of that acuity, may shift premiums from health plans with lower acuity members to health plans with higher acuity members.
The premiums paid under capitation are often higher than under fee-for-service arrangements.
Consequently, the revenue and, when costs for providing service are effectively managed, profit opportunity available under a capitation arrangement are more attractive.
CareMax believes that the advantages, savings and efficiencies made possible by the capitation model are most pronounced when the care demands of the population are the most severe and require the most coordination, such as for older patients and patients with chronic, complex and follow-on diseases that CareMax serves. While organized coordination of care is central to the capitation model, it is also well suited to the implementation of preventive care and disease management over the long term. The capitation model gives practitioners a financial incentive to control costs by improving the overall health of their patient population by managing chronic conditions, offering preventive care and avoiding expensive hospital stays and emergency department visits. Although capitation arrangements involve a certain degree of risk that patients’ medical expenses will exceed the capitation amount, CareMax believes that it has the scale, comprehensive medical delivery resources, infrastructure and care management knowledge to spread this risk across a large patient population. See “Risk Factors — Risks Related to the Business and Industry of the Combined Company after the Business Combination — Under most of our agreements with health plans, we assume some or all of the risk that the cost of providing services will exceed our compensation.”
Fee-for-service arrangements
Under traditional fee-for-service reimbursement models, payors pay a specified amount for each service or procedure performed during a patient visit. As a result, compensation under fee-for-service arrangements is closely tied to the volume of patient visits and procedures performed, thus offering limited financial incentive to focus on cost containment and preventative care. As of March 31, 2020, after giving effect to the Business Combination approximately 1% of CareMax’s revenue was derived from fee-for-service arrangements.
Payor Relationships
CareMax’s ability to consistently attract patients across multiple geographic markets depends on its ability to contract with payors in each market. By opening centers in locations where CareMax’s current payors have large numbers of insured Medicare members, CareMax believes it is creating net benefits for payors, as CareMax is able to reduce unnecessary costs and consistently raise the quality of the payors’ plans, driving Medicare quality bonuses that increase their revenue.
Following and after giving effect to the Business Combination, CareMax had contractual relationships with eighteen payors. See “Risk Factors — Risks Related to the Business and Industry of the Combined Company after the Business Combination — Our revenues and operations are dependent upon a limited number of key payors, the loss of any of which could adversely affect our business.” While length of contract and economic terms are often negotiated, payors generally use form contracts that contain usual and customary terms and conditions. All of CareMax’s contracts with payors provide for terms of varying lengths with annual renewals following the initial term; however, certain of these payor contracts also permit the payor to terminate the contract for convenience upon 60 to 90 days’ notice to CareMax. CareMax’s agreements with each payor may also include terms and conditions to incentivize CareMax and facilitate its ability to provide quality care to that plan’s members, such as care coordination or stabilization fees, quality adjustments, marketing support and other usual and customary provisions.
The contracts governing CareMax’s relationships with payors include key terms which may include the period of performance, revenue rates, advanced billing terms, service level agreements, termination clauses and right of first refusal clauses. Typically, these contracts provide for a monthly PMPM payment to CareMax determined as a percentage of the Medicare Advantage premium received by the applicable plan. The specified percentage varies depending on the plan and the terms of the particular contract. In some cases, CareMax’s contracts also include other shared medical savings arrangements. In addition, certain of CareMax’s contracts provide that if it fails to meet specified implementation targets, it may be subject to financial penalties.
Most of CareMax’s contracts include cure periods for certain breaches, during which time CareMax may attempt to resolve any issues that would trigger a payor’s ability to terminate the contract. Certain of CareMax’s contracts may be terminated immediately by the payor if CareMax loses applicable licenses, goes bankrupt, loses liability insurance, becomes insolvent, files for bankruptcy or receives an exclusion, suspension or debarment from state or federal government authorities. Additionally, if a payor were to lose applicable licenses, go bankrupt, lose liability insurance, become insolvent, file for bankruptcy or receive an exclusion, suspension or debarment from state or federal government authorities, CareMax’s contract with such payor could in effect be terminated. The loss, termination or renegotiation of any contract could negatively impact CareMax’s results. In addition, as payors’ businesses respond to market dynamics and financial pressures, and as they make strategic business decisions in respect of the lines of business they pursue and programs in which they participate, CareMax expects that certain of its payors will, from time to time, seek to restructure their agreements with CareMax. See “Risk Factors — Risks Related to the Business and Industry of the Combined Company after the Business Combination — The termination or non-renewal of the MA contracts held by the health plans with which we contract, or the termination or non-renewal of our contracts with those plans, could have a material adverse effect on our revenue and our results of operations.” The contracts with CareMax’s payors impose other obligations on CareMax. For example, CareMax typically agrees that all services provided under the payor contract and all employees providing such services will comply with the payor’s policies and procedures. In addition, in most instances, CareMax has agreed to indemnify CareMax’s payors against certain third-party claims, which may include claims that CareMax’s services infringe the intellectual property rights of such third parties.
Regulation
CareMax’s operations and those of its affiliated physician entities are subject to extensive federal, state and local governmental laws and regulations. These laws and regulations require CareMax to meet various standards relating to, among other things, billings and reports to government payment programs, primary care centers and equipment, dispensing of pharmaceuticals, management of centers, personnel qualifications, maintenance of proper records, and quality assurance programs and patient care. If any of CareMax’s operations or those of its affiliated physicians are found to violate applicable laws or regulations, CareMax could suffer severe consequences that would have a material adverse effect on CareMax’s business, results of operations, financial condition, cash flows, reputation and stock price, including:
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suspension or termination of CareMax’s participation in government and/or private payment programs;

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refunds of amounts received in violation of law or applicable payment program requirements dating back to the applicable statute of limitation periods;

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loss of CareMax’s licenses required to operate healthcare facilities or administer pharmaceuticals in the jurisdictions in which CareMax operates;

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criminal or civil liability, fines, damages or monetary penalties for violations of healthcare fraud and abuse laws, including the federal Anti-Kickback Statute, Civil Monetary Penalties Law of the Social Security Act, Stark Law, the FCA and/or state analogs to these federal enforcement authorities, or other regulatory requirements;

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enforcement actions by governmental agencies and/or state law claims for monetary damages by patients who believe their health information has been used, disclosed or not properly safeguarded in violation of federal or state patient privacy laws, including with respect to violations of the Health Insurance Portability and Accountability Act of 1996 (“HIPAA”), as amended by Subtitle D of the Health Information Technology for Economic and Clinical Health Act, also known as Title XIII of Division A and Title IV of Division B of the American Recovery and Reinvestment Act of 2009, and the regulations promulgated thereunder;

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mandated changes to CareMax’s practices or procedures that significantly increase operating expenses or decrease CareMax’s revenue;

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imposition of and compliance with corporate integrity agreements that could subject CareMax to ongoing audits and reporting requirements as well as increased scrutiny of CareMax’s billing and business practices which could lead to potential fines, among other things;

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termination of various relationships and/or contracts related to CareMax’s business, including joint venture arrangements, contracts with payors, real estate leases and provider employment arrangements;

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changes in and reinterpretation of rules and laws by a regulatory agency or court, such as state corporate practice of medicine laws, that could affect the structure and management of CareMax’s business and its affiliated physician practice corporations;

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negative adjustments to government payment models including, but not limited to, Medicare Parts A, B and C and Medicaid; and

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harm to CareMax’s reputation, which could negatively impact CareMax’s business relationships, the terms of payor contracts, CareMax’s ability to attract and retain patients and physicians, CareMax’s ability to obtain financing and CareMax’s access to new business opportunities, among other things.

CareMax expects that CareMax’s industry will continue to be subject to substantial regulation, the scope and effect of which are difficult to predict. CareMax’s activities could be subject to investigations, audits and inquiries by various government and regulatory agencies and private payors with whom CareMax contracts at any time in the future. See “Risk Factors — Risks Related to Regulation.” Adverse findings from such investigations and audits could bring severe consequences that could have a material adverse effect on CareMax’s business, results of operations, financial condition, cash flows, reputation and stock price. In addition, private payors could require pre-payment audits of claims, which can negatively affect cash flow, or terminate contracts for repeated deficiencies.
There is no requirement in the jurisdictions in which CareMax currently operates for a risk-bearing provider to register as an insurance company and CareMax has not registered as such in any of the jurisdictions in which CareMax currently operates.

Federal Anti-Kickback Statute
The federal Anti-Kickback Statute prohibits, among other things, knowingly and willfully offering, paying, soliciting or receiving remuneration, directly or indirectly, in cash or kind, to induce or reward either the referral of an individual for, or the purchase, order or recommendation of, any good or service, for which payment may be made under federal and state healthcare programs such as Medicare and Medicaid.
Federal civil and criminal penalties may be imposed violations of the federal Anti-Kickback Statute include imprisonment, fines and exclusion of the provider from future participation in the federal healthcare programs, including Medicare and Medicaid. Violations of the federal Anti-Kickback Statute are punishable by imprisonment for up to ten years, fines of up to $100,000 per kickback or both. Larger fines can be imposed upon corporations under the provisions of the U.S. Sentencing Guidelines and the Alternate Fines Statute. Individuals and entities convicted of violating the federal Anti-Kickback Statute are subject to mandatory exclusion from participation in Medicare, Medicaid and other federal healthcare programs for a minimum of five years. Civil penalties for violation of the Anti-Kickback Statute include up to $100,000 in monetary penalties per violation, repayments of up to three times the total payments between the parties to the arrangement and suspension from future participation in Medicare and Medicaid. Court decisions have held that the statute may be violated even if only one purpose of remuneration is to induce referrals. The Affordable Care Act (“ACA”) amended the federal Anti-Kickback Statute to clarify that a defendant does not need to have actual knowledge of the federal Anti-Kickback Statute or have the specific intent to violate it. In addition, the ACA amended the federal Anti-Kickback Statute to provide that any claims for items or services resulting from a violation of the federal Anti-Kickback Statute may be considered false or fraudulent for purposes of the FCA, as discussed below.
The federal Anti-Kickback Statute includes statutory exceptions and regulatory safe harbors that protect certain arrangements. Compliance with these exceptions and safe harbors are voluntary. Business transactions and arrangements that are structured to comply fully with an applicable safe harbor will generally be considered outside the ambit of the federal Anti-Kickback Statute. However, transactions and arrangements that do not satisfy all elements of a relevant safe harbor do not necessarily violate the law. When an arrangement does not satisfy a safe harbor, the arrangement must be evaluated on a facts and circumstances basis in light of the parties’ intent and the arrangement’s potential for abuse. Arrangements that do not satisfy a safe harbor may be subject to greater scrutiny by enforcement agencies. If any of CareMax’s business transactions or arrangements were found to violate the federal Anti-Kickback Statute, CareMax could face, among other things, criminal, civil or administrative sanctions, including possible exclusion from participation in Medicare, Medicaid and other state and federal healthcare programs. Any findings that CareMax has violated these laws, or even accusations of the same, could have a material adverse impact on CareMax’s business, results of operations, financial condition, cash flows, reputation and stock price.
As part of HHS’s Regulatory Sprint to Coordinated Care (“Regulatory Sprint”), the Office of Inspector General (the “OIG”) of HHS issued a request for information in August 2018 seeking input on regulatory provisions that may act as barriers to coordinated care or value-based care. Specifically, the OIG sought to identify ways in which it might modify or add new safe harbors to the Anti-Kickback Statute (as well as exceptions to the definition of “remuneration” in the beneficiary inducements provision of the Civil Monetary Penalty statute) to foster arrangements that promote care coordination and advance the delivery of value-based care, while also protecting against harms caused by fraud and abuse. Numerous federal agencies have requested comments and information from the public and have published proposed regulations as part of the Regulatory Sprint on areas that have historically been viewed as barriers to innovative care coordination arrangements.
On November 20, 2020, the OIG released final rules clarifying and revising the Anti-Kickback Statute safe harbors. The new rules are intended to reduce regulatory barriers, accelerate the shift in service reimbursement from volume to value-based payments, and advance coordinated care across healthcare settings. OIG’s final rule adds seven new safe harbor provisions for certain coordinated care and value- based arrangements, modifies four existing safe harbor protections, and codifies one new exception under the civil monetary penalty prohibitions against beneficiary inducements related to telehealth technologies furnished to certain in-home dialysis patients.

In coordination with the exceptions under the Stark Law, OIG established three “new safe harbors for remuneration exchanged between or among participants in a value-based arrangement.” OIG also finalized a new safe harbor related to patient engagement tools and supports furnished by a participant in a value-based enterprise to a patient in a target patient population, and a safe harbor for participants in CMS-sponsored model arrangements and model patient incentives (e.g., Medicare Shared Savings Program) to provide greater predictability and uniformity across models. The other safe harbor provisions include cybersecurity technology, tools, and related services, and electronic health records (“EHR”) items and services, along with revisions to safe harbors addressing personal services arrangements, warranties, and local transportation.
These changes in federal regulations are anticipated to make a significant impact on health care providers and other stakeholders. These and similar changes may cause OIG, CMS or other regulators to change the parameters of rules and regulations that CareMax must follow and thus impact CareMax’s business, results of operations and financial condition.
Risk Bearing Provider Regulation
Certain of the jurisdictions where CareMax currently operates or may choose to operate in the future regulate the operations and financial condition of risk bearing providers like CareMax and its affiliated providers. These regulations can include capital requirements, licensing or certification, governance controls and other similar matters. While these regulations have not had a material impact on CareMax’s business to date, as CareMax continues to expand, these rules may require additional resources and capitalization and add complexity to CareMax’s business.
Stark Law
The Stark Law prohibits a physician who has a financial relationship, or who has an immediate family member who has a financial relationship, with entities providing Designated Health Services (“DHS”) from referring Medicare patients to such entities for the furnishing of DHS, unless an exception applies.
Although uncertainty exists, federal agencies and at least two courts have taken the position that the Stark Law also applies to Medicaid. DHS is defined to include clinical laboratory services, physical therapy services, occupational therapy services, radiology services including magnetic resonance imaging, computerized axial tomography scans, and ultrasound services, radiation therapy services and supplies, durable medical equipment and supplies, parenteral and enteral nutrients, equipment, and supplies, prosthetics, orthotics and prosthetic devices and supplies, home health services, outpatient prescription drugs, inpatient and outpatient hospital services and outpatient speech-language pathology services. The types of financial arrangements between a physician and an entity providing DHS that trigger the self-referral prohibitions of the Stark Law are broad and include direct and indirect ownership and investment interests and compensation arrangements. The prohibition applies regardless of the reasons for the financial relationship and the referral. Unlike the federal Anti-Kickback Statute, the Stark Law is a strict liability violation where unlawful intent need not be demonstrated.
The Stark Law prohibits any entity providing DHS that has received a prohibited referral from presenting, or causing to be presented, a claim or billing for the services arising out of the prohibited referral. Similarly, the Stark Law prohibits an entity from “furnishing” a DHS to another entity in which it has a financial relationship when that entity bills for the service. The Stark Law also prohibits self-referrals within an organization by its own physicians, although broad exceptions exist that cover employed physicians and those referring DHS that are ancillary to the physician’s practice to the physician group.
If the Stark Law is implicated, the financial relationship must fully satisfy a Stark Law exception. There are a number of exceptions to the self-referral prohibition, including exceptions for many of the customary financial arrangements between physicians and providers, such as employment contracts, leases, professional services agreements, and risk sharing arrangements, amongst others. If an exception is not satisfied, then the parties to the arrangement could be subject to sanctions. Sanctions for violation of the Stark Law include denial of payment for claims for services provided in violation of the prohibition, refunds of amounts collected in violation of the prohibition, a civil penalty of up to $15,000 for each service arising out of the prohibited referral, a civil penalty of up to $100,000 against parties that enter into a scheme to circumvent the Stark Law prohibition, civil assessment of up to three times the amount claimed and potential exclusion from the federal healthcare programs, including Medicare and Medicaid. Amounts collected on claims related to prohibited referrals must be reported and refunded generally within 60 days after the date on which the overpayment was identified. Furthermore, Stark Law violations and failure to return overpayments in a timely manner can form the basis for FCA liability, as discussed below.
If CMS or other regulatory or enforcement authorities determine that claims have been submitted for referrals by CareMax that violate the Stark Law, CareMax would be subject to the penalties described above. In addition, it might be necessary to restructure existing compensation agreements with CareMax’s physicians. Any such penalties and restructuring or other required actions (including mere accusations) could have a material adverse effect on CareMax’s business, results of operations, financial condition and cash flows.
In 2018, CMS issued a request for information seeking input on how to address any undue regulatory impact and burden of the Stark Law. CMS placed the request for information in the context of the Regulatory Sprint and stated that it identified aspects of the Stark Law that pose potential barriers to coordinated care. CMS has since issued a sweeping set of new regulations that introduce significant new value-based terminology, safe harbors and exceptions to the Stark Law. Those or other changes implemented by CMS may change the parameters of Stark Law exceptions that CareMax relies on and thus impact CareMax’s business, results of operations and financial condition. On November 20, 2020, CMS and OIG issued new exceptions to promote coordinated services among healthcare providers and emphasize value-based payment and collaborative care. In the final rule, CMS finalized three new exceptions and definitions for certain value-based compensation arrangements between or among physicians, providers and suppliers, and amended the existing exception for EHR items. When it comes to value-based arrangements, CMS codified three “new, permanent exceptions to the physician self-referral law.” The specific activities of the parties involved in these compensation relationships will be key to determining whether the proposed value-based arrangement qualifies for an exception under the Stark Law.
CMS also added two new exceptions — one for certain arrangements under which a physician receives limited remuneration for items or services actually provided by the physician, and the other, aligned with OIG, for donations of cybersecurity technology that includes hardware, software, and related services. The final rule also includes commentary and insight into how CMS now interprets numerous defined terms and various requirements scattered throughout the Stark Law.
The definition of DHS under the Stark Law does not include physician services. Because most services furnished to Medicare beneficiaries provided in CareMax’s centers are physician services, CareMax’s services generally do not implicate the Stark Law referral prohibition. However, certain ancillary services CareMax may provide, including certain diagnostic testing, may be considered DHS. CareMax also refers Medicare beneficiaries to third parties for the provision of DHS and CareMax’s financial relationships with those third parties must satisfy a Stark Law exception.
CareMax has entered into several types of financial relationships with physicians, including compensation arrangements. If CareMax’s centers were to bill for a DHS service and the financial relationships with the physician did not satisfy an exception, CareMax could be required to change CareMax’s practices, face civil penalties, pay substantial fines, return certain payments received from Medicare and beneficiaries or otherwise experience a material adverse effect as a result of a challenge to payments made pursuant to referrals from these physicians under the Stark Law.
Fraud and Abuse under State Law
States also have laws similar to or more strict than the federal Anti-Kickback Statute and Stark Law that may affect CareMax’s ability to receive referrals from physicians with whom CareMax has financial relationships. State laws of this nature are significant, particularly if they apply to all payors and not just to government-funded healthcare programs. Some states have laws prohibiting physicians from holding financial interests in various types of medical facilities to which they refer patients. These state prohibitions may differ from the Stark Law’s prohibitions and exceptions may apply to a broader or narrower range of services and financial relationships. Some of these laws could potentially be interpreted broadly as prohibiting physicians who hold shares of CareMax’s publicly traded stock or are physician owners from referring patients to CareMax’s centers if the centers perform services for their patients or do not otherwise satisfy an exception to the law. State statutes and regulations also may require physicians or other healthcare professionals to disclose to patients any financial relationship the physicians or healthcare professionals have with a healthcare provider that is recommended to patients.
Some state anti-kickback laws include civil and criminal penalties. Some of these laws include exemptions that may be applicable to CareMax’s physician relationships or for financial interests limited to shares of publicly traded stock. Some, however, may include no explicit exemption for certain types of agreements and/or relationships entered into with physicians. These laws and regulations vary significantly from state to state, are often vague and, in many cases, have not been interpreted by courts or regulatory agencies. Exclusions and penalties, if applied to us, could result in significant loss of reimbursement to us, thereby significantly affecting CareMax’s financial condition.
If these laws are interpreted to apply to physicians who hold equity interests in CareMax’s centers or to physicians who hold CareMax’s publicly traded stock, and for which no applicable exception exists, CareMax may be required to terminate or restructure CareMax’s relationships with these physicians. Violations of these state laws may result in prohibition of payment for services rendered, loss of licenses, fines, criminal penalties, administrative sanctions, refund requirements and exclusions from government healthcare programs, including Medicare and Medicaid, which could have a material adverse effect on CareMax’s business, results of operations, financial condition, cash flows, reputation and stock price.
Similarly, states may have beneficiary inducement prohibitions and consumer protection laws that may be triggered by the offering of inducements, incentives and other forms of remuneration to patients and prospective patients. Violations range from civil to criminal and could have a material adverse effect on CareMax’s business, results of operations and financial condition.
Corporate Practice of Medicine and Fee-Splitting
The laws and regulations relating to the practice of medicine vary from state to state and many states prohibit general business corporations, such as CareMax, from practicing medicine, controlling physicians’ medical decisions or engaging in some practices such as splitting professional fees with physicians. While CareMax believes that CareMax is in substantial compliance with state laws prohibiting the corporate practice of medicine and fee-splitting, other parties may assert that CareMax is engaged in the corporate practice of medicine or unlawful fee-splitting. Were such allegations to be asserted successfully before the appropriate judicial or administrative forums, CareMax could be subject to adverse judicial or administrative penalties, certain contracts could be determined to be unenforceable and CareMax may be required to restructure CareMax’s contractual arrangements. The laws of other states do not prohibit non-physician entities from employing physicians to practice medicine but may retain a ban on some types of fee-splitting arrangements.
Violations of the corporate practice of medicine vary by state and may result in physicians being subject to disciplinary action, as well as to forfeiture of revenues from payors for services rendered. For lay entities, violations may also bring both civil and, in more extreme cases, criminal liability for engaging in medical practice without a license. Some of the relevant laws, regulations and agency interpretations in states with corporate practice of medicine restrictions have been subject to limited judicial and regulatory interpretation. In limited cases, courts have required management services companies to divest or reorganize structures deemed to violate corporate practice restrictions. Third-party payors may also seek to terminate their contracts with, or recoup past amounts paid from, CareMax arising out of CareMax’s alleged violation corporate practice or fee-splitting laws. Moreover, state laws are subject to change. Any allegations or findings that CareMax has violated these laws could have a material adverse impact on CareMax’s business, results of operations and financial condition.
The False Claims Act
The federal False Claims Act (the “FCA”) is a means of policing false bills or false requests for payment in the healthcare delivery system. Among other things, the FCA authorizes the imposition of up to three times the government’s damages and significant per claim civil penalties on any “person” (including an individual, organization or company) who, among other acts:

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knowingly presents or causes to be presented to the federal government a false or fraudulent claim for payment or approval;

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knowingly makes, uses or causes to be made or used a false record or statement material to a false or fraudulent claim;

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knowingly makes, uses or causes to be made or used a false record or statement material to an obligation to pay the government, or knowingly conceals or knowingly and improperly avoids or decreases an obligation to pay or transmit money or property to the federal government; or

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conspires to commit the above acts.

The federal government has used the FCA to prosecute a wide variety of alleged false claims and fraud allegedly perpetrated against Medicare and state healthcare programs, including but not limited to coding errors, billing for services not rendered, the submission of false cost or other reports, billing for services at a higher payment rate than appropriate, billing for items or services provided by entities or individuals that are not appropriate licensed, billing for care that is not considered medically necessary and false reporting of risk-adjusted diagnostic codes to Medicare Advantage plans. The penalties for a violation of the FCA range from $5,500 to $11,000 (adjusted for inflation) for each false claim, plus up to three times the amount of damages caused by each false claim, which can be as much as the amounts received directly or indirectly from the government for each such false claim. On June 20, 2020, the Department of Justice issued a final rule announcing adjustments to FCA penalties, under which the per claim penalty range increased to a range from $11,665 to $23,331 for penalties assessed after June 19, 2020, so long as the underlying conduct occurred after November 2, 2015.
The Fraud Enforcement and Recovery Act (“FERA”), enacted on May 20, 2009, greatly expanded the reach of the FCA by eliminating the prior requirement that a false claim be presented to a federal official, or that such a claim directly involve federal funds. FERA clarifies that liability attaches whenever an individual or entity makes a false claim to obtain money or property, any part of which is provided by the government, without regard to whether the individual or entity makes such claim directly to the federal government. Consequently, under FERA, liability attaches when such false claim is submitted to an agent acting on the government’s behalf or with a third party contractor, grantee or other recipient of such federal money or property. Additionally, under FERA, individuals and entities violate the FCA by knowingly retaining historic improper payments (overpayments/overprovisions) even if the individual or entity did not make claim for such payments. The ACA requires that overpayments be reported and returned within 60 days after the overpayment is identified or the corresponding cost report was due.
An overpayment impermissibly retained could subject CareMax to liability under the FCA, exclusion from government healthcare programs and penalties under the federal Civil Monetary Penalty statute. As a result of these provisions, CareMax’s procedures for identifying and processing overpayments may be subject to greater scrutiny.
In addition to actions being brought under the FCA by government officials, the FCA also allows a private individual with direct knowledge of fraud to bring a whistleblower, or qui tam, lawsuit on behalf of the government for violations of the FCA. The ACA also broadens the direct knowledge requirement so that the private individual is not required to have direct knowledge of the allegations, but must provide information to the government before it is publicly disclosed and that is independent of and materially adds to any publicly disclosed allegations. In that event, the whistleblower is responsible for initiating a lawsuit that sets in motion a chain of events that may eventually lead to the recovery of money by the government.
The ACA provides that claims tainted by a violation of the federal Anti-Kickback Statute are false for purposes of the FCA. Some courts have held that filing claims or failing to refund amounts collected in violation of the Stark Law can form the basis for liability under the FCA. In addition to the provisions of the FCA, which provide for civil enforcement, the federal government can use several criminal statutes to prosecute individuals and entities who are alleged to have submitted false or fraudulent claims for payment to the federal government. Any allegations or findings that CareMax has violated the FCA could have a material adverse impact on CareMax’s business, results of operations and financial condition.
In addition to the FCA, various states have adopted their own analogs of the FCA. States are becoming increasingly active in using their false claims laws to police the same activities listed above, particularly with regard to Medicaid fee-for-service and Managed Medicaid programs.

Civil Monetary Penalties Statute
The Civil Monetary Penalties Statute, 42 U.S.C. § 1320a-7a, authorizes the imposition of civil monetary penalties, assessments and exclusion against an individual or entity based on a variety of prohibited conduct, including, but not limited to:
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presenting, or causing to be presented, claims for payment to Medicare, Medicaid or other third-party payors that the individual or entity knows or should know are for an item or service that was not provided as claimed or is false or fraudulent;

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offering remuneration to a federal health care program beneficiary that the individual or entity knows or should know is likely to influence the beneficiary to order or receive health care items or services from a particular provider;

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arranging contracts with an entity or individual excluded from participation in the federal health care programs;

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violating the federal Anti-Kickback Statute;

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making, using or causing to be made or used a false record or statement material to a false or fraudulent claim for payment for items and services furnished under a federal health care program;

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making, using or causing to be made any false statement, omission or misrepresentation of a material fact in any application, bid or contract to participate or enroll as a provider of services or a supplier under a federal health care program; and

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failing to report and return an overpayment owed to the federal government.

Substantial civil monetary penalties may be imposed under the federal Civil Monetary Penalty Statute and may vary depending on the underlying violation. In addition, an assessment of not more than three times the total amount claimed for each item or service may also apply and a violator may be subject to exclusion from federal and state health care programs. In addition, exclusion from the Medicare program may be imposed for violations.
CareMax could be exposed to a wide range of allegations to which the federal Civil Monetary Penalty Statute would apply. CareMax performs monthly checks on CareMax’s employees, affiliated providers and certain affiliates and vendors using government databases to confirm that these individuals have not been excluded from federal programs. However, should an individual become excluded and CareMax fails to detect it, a federal agency could require CareMax to refund amounts attributable to all claims or services performed or sufficiently linked to an excluded individual, assess significant penalties or, worse case scenario, exclude CareMax from participating in the Medicare program. Likewise, CareMax’s patient programs, which can include enhancements, incentives, benefits and additional care coordination not otherwise covered by third-party payors (including Medicare and Medicaid), could be alleged to be intended to influence the patient’s choice in obtaining services or the amount or types of services sought. Thus, CareMax cannot foreclose the possibility that CareMax will face allegations subject to the Civil Monetary Penalty Statute with the potential for a material adverse impact on CareMax’s business, results of operations and financial condition.
HIPAA and Other Data Privacy Laws
The Health Insurance Portability and Accountability Act of 1996, as amended by as amended by Subtitle D of the Health Information Technology for Economic and Clinical Health Act, also known as Title XIII of Division A and Title IV of Division B of the American Recovery and Reinvestment Act of 2009, and the regulations promulgated thereunder, collectively “HIPAA”, as well as a number of other federal and state privacy and information security laws, extensively regulate the use and disclosure of individually identifiable health information, known as “protected health information,” or “PHI” and require covered entities, including health plans and most health care providers, to implement administrative, physical and technical safeguards to protect the security of such information. Additional security requirements apply to electronic PHI. These regulations also provide patients with substantive rights with respect to their health information. As a HIPAA covered entity, CareMax is required to enter into written agreements with certain contractors, known as business associates, to whom CareMax discloses PHI. Covered entities may be subject to penalties for, among other activities, failing to enter into a business associate agreement where required by law or as a result of a business associate violating HIPAA, if the business associate is found to be an agent of the covered entity and acting within the scope of the agency. In instances where CareMax acts as a business associate to a covered entity, there is the potential for additional liability beyond CareMax’s status as a covered entity.
Covered entities must notify affected individuals of breaches of unsecured PHI without unreasonable delay but no later than 60 days after discovery of the breach by a covered entity or its agents. Reporting must also be made to the HHS Office for Civil Rights and, for breaches of unsecured PHI involving more than 500 residents of a state or jurisdiction, to the media. All impermissible uses or disclosures of unsecured PHI are presumed to be breaches unless the covered entity or business associate establishes that there is a low probability the PHI has been compromised. Various state laws and regulations may also require CareMax to notify affected individuals in the event of a data breach involving personal information without regard to the probability of the information being compromised.
Violations of HIPAA by providers like CareMax, including, but not limited to, failing to implement appropriate administrative, physical and technical safeguards, have resulted in enforcement actions and in some cases triggered settlement payments or civil monetary penalties. Penalties for impermissible use or disclosure of PHI were increased by the HITECH Act by imposing tiered penalties of more than $50,000 per violation and up to $1.5 million per year for identical violations. In addition, HIPAA provides for criminal penalties of up to $250,000 and ten years in prison, with the severest penalties for obtaining and disclosing PHI with the intent to sell, transfer or use such information for commercial advantage, personal gain or malicious harm. Further, state attorneys general may bring civil actions seeking either injunction or damages in response to violations of the HIPAA privacy and security regulations that threaten the privacy of state residents. CareMax follows and maintains a HIPAA compliance plan, which CareMax believes complies with the HIPAA privacy and security regulations, but there can be no assurance that OCR or other regulators will agree. There can be no assurance that CareMax will not be the subject of an investigation (arising out of a reportable breach incident, audit or otherwise) alleging non-compliance with HIPAA regulations in CareMax’s maintenance of PHI. The HIPAA privacy and security regulations impose and will continue to impose significant costs on CareMax in order to comply with these standards.
In addition, certain states have proposed or enacted legislation that will create new data privacy and security obligations for certain entities, such as the California Consumer Privacy Act that went into effect January 1, 2020.
In addition, there are numerous other laws and legislative and regulatory initiatives at the federal and state levels addressing privacy and security concerns and CareMax remains subject to federal or state privacy-related laws that are more restrictive than the privacy regulations issued under HIPAA. These laws vary and could impose additional penalties. For example, the Federal Trade Commission uses its consumer protection authority to initiate enforcement actions in response to alleged privacy and data security violations. The California Consumer Privacy Act (the “CCPA”), which came into effect January 1, 2020, was recently amended and expanded by the California Privacy Rights Act (the “CPRA”) passed on November 3, 2020. Most of the CPRA’s substantive provisions will not take effect until January 1, 2023, however, the CPRA’s expansion of the “Right to Know” impacts personal information collected on or after January 1, 2022. Companies must still comply with the CCPA during the ramp up period before the CPRA goes into effect. The CCPA and CPRA, among other things, create new data privacy obligations for covered companies and provides new privacy rights to California residents, including the right to opt out of certain disclosures of their information. The CCPA also created a private right of action with statutory damages for certain data breaches, thereby potentially increasing risks associated with a data breach. It remains unclear what, if any, additional modifications will be made to the CPRA by the California legislature or how it will be interpreted.
In addition to the laws discussed above, CareMax may see more stringent state and federal privacy legislation in 2021 and beyond, as the increased cyber-attacks during the COVID-19 pandemic have once again put a spotlight on data privacy and security in the U.S. and other jurisdictions. CareMax cannot predict where new legislation might arise, the scope of such legislation, or the potential impact to CareMax’s business and operations.

HIPAA also created two federal crimes: healthcare fraud and false statements relating to healthcare matters. The healthcare fraud statute prohibits knowingly and willfully executing a scheme to defraud any healthcare benefit program, including private payors. A violation of this statute is a felony and may result in fines, imprisonment or exclusion from government sponsored programs. The false statements statute prohibits knowingly and willfully falsifying, concealing or covering up a material fact or making any materially false, fictitious or fraudulent statement in connection with the delivery of or payment for healthcare benefits, items or services.
Healthcare reform
In March 2010, broad healthcare reform legislation was enacted in the United States through the ACA. Although many of the provisions of the ACA did not take effect immediately and continue to be implemented, and some have been and may be modified before or during their implementation, the reforms could continue to have an impact on CareMax’s business in a number of ways. CareMax cannot predict how employers, private payors or persons buying insurance might react to federal and state healthcare reform legislation, whether already enacted or enacted in the future, nor can CareMax predict what form many of these regulations will take before implementation.
Other aspects of the 2010 healthcare reform laws may also affect CareMax’s business, including provisions that impact the Medicare and Medicaid programs. These and other provisions of the ACA remain subject to ongoing uncertainty due to developing regulations and clarifications, including those described above, as well as continuing political and legal challenges at both the federal and state levels.
While there may be significant changes to the healthcare environment in the future, the specific changes and their timing are not yet apparent. As a result, there is considerable uncertainty regarding the future with respect to the exchanges and other core aspects of the current health care marketplace. Future elections may create conditions for Congress to adopt new federal coverage programs that may disrupt CareMax’s current commercial payor revenue streams. While specific changes and their timing are not yet apparent, such changes could lower CareMax’s reimbursement rates or increase CareMax’s expenses. Any failure to successfully implement strategic initiatives that respond to future legislative, regulatory, and executive changes could have a material adverse effect on CareMax’s business, results of operations and financial condition.
CMS and state Medicaid agencies also routinely adjust the risk adjustment factor which is central to payment under Medicare Advantage and Managed Medicaid programs in which CareMax participates. The monetary “coefficient” values associated with diseases that CareMax manages in its population are subject to change by CMS and state agencies. Such changes could have a material adverse effect on CareMax’s financial condition.
Other regulations
CareMax’s operations are subject to various state hazardous waste and non-hazardous medical waste disposal laws. These laws do not classify as hazardous most of the waste produced from medical services. Occupational Safety and Health Administration regulations require employers to provide workers who are occupationally subject to blood or other potentially infectious materials with prescribed protections. These regulatory requirements apply to all healthcare facilities, including primary care centers, and require employers to make a determination as to which employees may be exposed to blood or other potentially infectious materials and to have in effect a written exposure control plan. In addition, employers are required to provide or employ hepatitis B vaccinations, personal protective equipment and other safety devices, infection control training, post-exposure evaluation and follow-up, waste disposal techniques and procedures and work practice controls. Employers are also required to comply with various record-keeping requirements.
Federal and state law also governs the dispensing of controlled substances by physicians. For example, the Prescription Drug Marketing Act governs the distribution of drug samples. Physicians are required to report relationships they have with the manufacturers of drugs, medical devices and biologics through the Open Payments Program database. Any allegations or findings that CareMax or its providers have violated any of these laws or regulations could have a material adverse impact on CareMax’s business, results of operations and financial condition.
In addition, while none of the jurisdictions in which CareMax currently operates have required it, certain jurisdictions in which CareMax may desire to do business in the future have certificate of need programs regulating the establishment or expansion of healthcare facilities, including primary care centers. These regulations can be complex and time-consuming. Any failure to comply with such regulatory requirements could adversely impact CareMax’s business, results of operations and financial condition.
Intellectual Property
CareMax’s continued growth and success depend, in part, on its ability to protect its intellectual property and internally developed technology, including CareOptimize. CareMax primarily protects its intellectual property through a combination of copyrights, trademarks and trade secrets, intellectual property licenses and other contractual rights (including confidentiality, non-disclosure and assignment-of-invention agreements with CareMax’s employees, independent contractors, consultants and companies with which CareMax conducts business). CareMax does not currently hold a patent or other registered or applied for intellectual protection for the CareOptimize platform, and instead relies upon non-registered rights, including trade secrets, contractual provisions and restrictions on access, to protect its intellectual property rights in CareOptimize. Based upon CareMax’s experience providing care in 12 centers in South Florida and through its CareOptimize technology platform in more than 30 states, CareMax continuously evaluates the needs of its providers and the tools that CareOptimize can provide and make improvements and add new features based on those needs.
However, these intellectual property rights and procedures may not prevent others from competing with CareMax. CareMax may be unable to obtain, maintain and enforce CareMax’s intellectual property rights, and assertions by third parties that CareMax violates their intellectual property rights could have a material adverse effect on CareMax’s business, financial condition and results of operations. See “Risk Factors — Risks Related to the Business and Industry of the Combined Company after the Business Combination — If we are unable to obtain, maintain and enforce intellectual property protection for our technology or if the scope of our intellectual property protection is not sufficiently broad, particularly with respect to the CareOptimize platform, others may be able to develop and commercialize technology substantially similar to ours, and our ability to successfully commercialize our technology may be adversely affected” and “Risk Factors — Risks Related to the Business and Industry of the Combined Company after the Business Combination — Third parties may initiate legal proceedings alleging that we are infringing or otherwise violating their intellectual property rights, the outcome of which would be uncertain and could have a material adverse effect on our business, financial condition and results of operations.”
Description of Indebtedness
The following is a summary of certain of our indebtedness that is currently outstanding. This summary does not purport to be complete and is qualified by reference to the agreements and related documents referred to herein, copies of which have been filed as exhibits to the registration statement of which this prospectus is a part.
Credit Agreement
On the Closing Date, CareMax entered into a Credit Agreement (the “Credit Agreement”), by and among the Company, Royal Bank of Canada, as Administrative Agent (in such capacity, the “Agent”), Collateral Agent, Swing Line Lender and Issuing Bank, RBC Capital Markets, LLC and Truist Securities, Inc., as Syndication Agents, Joint Lead Arrangers and Joint Book Runners, and certain other banks and financial institutions serving as lenders (collectively with their successors and assigns, the “Lenders”). The Credit Agreement provides for (i) initial term loans in an aggregate principal amount of $125.0 million (the “Initial Term Loans”), which was fully drawn on the Closing Date to finance the Business Combination and the other transactions on the Closing Date, (ii) a revolving credit facility in an aggregate principal amount of $40.0 million, which may be drawn after the Closing Date for working capital and other general corporate purposes, and (iii) a delayed draw term loan facility in an aggregate principal amount of $20.0 million, which will be available to be drawn from and after the Closing until the six (6) month anniversary of the Closing Date to finance permitted acquisitions and similar permitted investments (collectively, the “Credit Facilities”).
Interest is payable on the outstanding loans under the Credit Facilities based on either: (a) LIBOR (with a floor of 0.75% per annum) plus variable spreads ranging from 2.75% to 3.50% per annum based on first lien net leverage ratio levels or (b) the Alternate Base Rate (defined as the highest of (i) the Prime Rate (as defined in the Credit Agreement and established by the Agent), (ii) the Federal Funds Rate (as defined in the Credit Agreement) plus 0.50% per annum, and (iii) the LIBOR Quoted Rate (as defined in the Credit Agreement) plus 1.00% per annum, in each case, with a floor of 1.75% per annum), plus variable spreads ranging from 1.75% to 2.50% per annum based on first lien net leverage ratio levels. Accrued and unpaid interest is payable (x) with respect to LIBOR loans, on the last day interest period as selected by the Company but no later than three (3) months, and (y) with respect to Alternate Base Rate Loans, quarterly on the last business day of each of March, June, September and December. An unused commitment fee is also payable with respect to the revolving credit facility and the delayed draw term loan facility ranging between 0.35% and 0.50% depending on the Company’s first lien net leverage ratio, and is payable (x) quarterly in arrears with respect to the revolving credit facility and (y) on the earliest of the termination of the delayed draw term loan facility, the six (6) month anniversary of the Closing Date with respect to any delayed draw term loan commitments that have expired and otherwise after the end of the first full fiscal quarter after the Closing Date.
Amortization payments with respect to the Initial Term Loans will be payable in quarterly installments, commencing with the last business day of the first full fiscal quarter ending after the Closing Date, in aggregate principal amounts equal to (i) 1.25% of the aggregate principal amount of the Initial Term Loans outstanding on the Closing Date from the Closing Date until June 7, 2024, (ii) 1.875% of the aggregate principal amount of the Initial Term Loans outstanding on the Closing Date from June 8, 2024 to June 7, 2025 and (iii) 2.50% of the aggregate principal amount of the Initial Term Loans outstanding on the Closing Date from June 8, 2025 to June 7, 2026. All amounts owed under the Credit Facilities are due and payable upon the five year anniversary of the Closing Date, unless otherwise extended in accordance with the terms of the Credit Agreement.
The Credit Agreement contains certain covenants that limit, among other things, the ability of the Company and its subsidiaries to incur additional indebtedness or liens, to make certain investments, to enter into sale-leaseback transactions, to make certain restricted payments, including dividends, to enter into consolidations, mergers or sales of material assets and other fundamental changes, or to transact with affiliates subject to exceptions, materiality and other qualifications as provided in the Credit Agreement. The Credit Agreement also contains customary events of default and also includes an equity cure right.
All obligations under the Credit Agreement are guaranteed by the Company and substantially all of its subsidiaries, and all obligations under the Credit Agreement, including the guarantees of those obligations, are secured by substantially all of the assets of the Company and its subsidiaries subject to customary exceptions and qualifications.
Certain of the Lenders and other parties to the Credit Agreement, and their affiliates, have in the past provided, and may in the future provide, investment banking, underwriting, lending, commercial banking and other advisory services to the Company and its subsidiaries. Such Lenders and other parties have received, and in the future may receive, customary compensation from the Company and its subsidiaries for such services.
Legal Proceedings
From time to time, CareMax may be involved in various legal proceedings and subject to claims that arise in the ordinary course of business. Although the results of litigation and claims are inherently unpredictable and uncertain, CareMax is not currently a party to any legal proceedings the outcome of which, if determined adversely to CareMax, are believed to, either individually or taken together, have a material adverse effect on CareMax’s business, operating results, cash flows or financial condition. Regardless of the outcome, litigation has the potential to have an adverse impact on CareMax because of defense and settlement costs, diversion of management resources, and other factors. See “Risk Factors — Risks Related to the Business and Industry of the Combined Company after the Business Combination — We may be subject to legal proceedings and litigation, including intellectual property and privacy disputes, which are costly to defend and could materially harm our business and results of operations.”
Insurance
CareMax maintains insurance and excess coverage for property and general liability, professional liability, directors’ and officers’ liability, workers’ compensation, cybersecurity and other coverage in amounts and on terms believed adequate by management, based on CareMax’s actual claims experience and expectations for future claims. CareMax also utilizes stop-loss insurance for its patients, protecting CareMax for medical claims per episode in excess of certain levels which vary depending on the applicable payor. Future claims could, however, exceed CareMax’s applicable insurance coverage. CareMax provides malpractice insurance for the physician practicing at CareMax centers.
Employees and Human Capital Resources
Following and after giving effect to the Business Combination, CareMax had approximately 962 employee team members, including approximately 67 primary care providers. CareMax’s physicians and other care providers are paid salaries or contracted flat rates in order to incentive them to provide high quality care rather than volume of care.
This base compensation for providers is then overlaid with bonuses for member outcomes and member satisfaction. CareMax considers its relationship with its employees to be good. None of CareMax’s employees are represented by a labor union or party to a collective bargaining agreement.
Properties
CareMax’s principal executive offices are located in Miami, Florida. Following and after giving effect to the Business Combination, CareMax leased approximately 169,000 gross square feet relating to its business operations located in and throughout Miami-Dade, Broward and Orange Counties in Florida. CareMax believe that its facilities are adequate to meet CareMax’s needs for the immediate future, and that, should it be needed, suitable additional space will be available to accommodate any expansion of CareMax’s operations.
Seasonality
Due to the large number of dual-eligible patients (meaning eligible for both Medicare and Medicaid) that CareMax serves, the limited annual enrollment period does not materially affect CareMax’s growth during the year. CareMax typically sees large increases in ACA patients during the first quarter as a result of the annual enrollment period from October to December. However, this is not a large portion of CareMax’s business. CareMax’s operational and financial results will experience some variability depending upon the time of year in which they are measured. This variability is most notable in the following areas:
Per-Patient Revenue
CareMax’s revenue derived from at-risk patients is a function of the percent of premium CareMax has negotiated with its payors as well as its ability to accurately and appropriately document the acuity of a patient. CareMax experiences some seasonality with respect to its per-patient revenue as it will generally decline over the course of the year. In January of each year, CMS revises the risk adjustment factor for each patient based upon health conditions documented in the prior year, leading to an overall increase in per-patient revenue. As the year progresses, CareMax’s per-patient revenue declines as new patients join CareMax typically with less complete or accurate documentation (and therefore lower risk-adjustment scores) and patient mortality disproportionately impacts CareMax’s higher-risk (and therefore greater revenue) patients.
Medical costs
Medical costs will vary seasonally depending on a number of factors, but most significantly the weather. Certain illnesses, such as the influenza virus, are far more prevalent during colder months of the year, which will result in an increase in medical expenses during these time periods. CareMax therefore expects to see higher levels of per-patient medical costs in the first and fourth quarters. Medical costs also depend upon the number of business days in a period. Shorter periods will have lesser medical costs due to fewer business days. Business days can also create year-over-year comparability issues if one year has a different number of business days compared to another. CareMax also expects to experience an impact should there be a pandemic such as COVID-19, which may result in increased or decreased total medical costs depending upon the severity of the infection, the duration of the infection and the impact to the supply and availability of healthcare services for CareMax’s patients.
Our Competition
The U.S. healthcare industry is highly competitive. We compete with local and national providers of primary care services, including Leon Medical Centers locally in Florida and ChenMed, CanoHealth and Oak Street Health on a national level, for, among other things, recruitment of physicians and other medical and non-medical personnel, individual patients and IPAs. Because of the low barriers of entry into the primary care business and the ability of physicians to own primary care centers and/or also be medical directors for their own centers, competition for growth in existing and expanding markets is not limited to large competitors with substantial financial resources. There have also been increasing indications of interest from non-traditional providers and others to enter the primary care space and/or develop innovative technologies or business activities that could be disruptive to the industry. For example, payors have and may continue to acquire primary care and other provider assets. Our growth strategy and our business could be adversely affected if we are not able to continue to acquire or open new care centers, expand our healthcare providers serviced by CareOptimize, recruit qualified physicians, or attract new members and retain our existing members. See “Risk Factors — Risks Related to the Business and Industry of the Combined Company after the Business Combination — We face significant competition from primary care facilities and other healthcare services providers. Our failure to adequately compete could adversely affect our business.”

CAREMAX MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS
Unless the context otherwise requires, references in this section to “CareMax,” “we,” “us,” “our,” and the “Company” refers to CareMax Medical Group, LLC and its subsidiaries. The following discussion and analysis summarizes the significant factors affecting the consolidated operating results, financial condition, liquidity and cash flows of our company as of and for the periods presented below. The following discussion and analysis should be read in conjunction with our consolidated financial statements and the related notes thereto included elsewhere in this prospectus. The discussion contains forward-looking statements that are based on the beliefs of management, as well as assumptions made by, and information currently available to, our management. Actual results could differ materially from those discussed in or implied by forward-looking statements as a result of various factors, including those discussed below and elsewhere in this prospectus, particularly in the sections entitled “Risk Factors” and “Forward-Looking Statements.”
Overview
CareMax is an at-risk primary-care provider contracted by Medicare Advantage (“MA”) plans to provide care to patients in South Florida, which is one of the largest and fastest growing Medicare and dual-eligible markets in the US. Founded by Carlos and Alberto De Solo, CareMax operates a growing network of physicians and multi-specialty medical and wellness centers. The Company currently has 11 centers open in South Florida with an additional two centers under construction, which are expected to open in 2022. CareMax offers a comprehensive range of medical services, including primary and preventative care, specialist services, diagnostic testing, chronic disease management and dental and optometry services under global capitation contracts.
CareMax was founded in 2013 and is a leading health care organization focused on providing high-quality medical services through physicians and health care professionals committed to the overall health and wellness continuum of care for its patients. CareMax utilizes a high touch, comprehensive approach to coordinating care for patients that incorporates both exceptional clinical care and the integration of technology and data analytics to manage risk and drive patient satisfaction, provide value-based care and achieve superior clinical outcomes. CareMax also has a Management Services Organization/Independent Physician Association (“MSO/IPA”), arm Managed Healthcare Partners (“MHP”), that provides managerial support to physicians, allowing them to devote more time to patient care and less time to back-office activities. Through such services, physicians can benefit from the economies of scale, efficient specialty network and negotiated utilization network, dental and optometry services, technology, coding and overall infrastructure that CareMax and MHP have tirelessly built to better serve its network of independent physicians. CareMax has also developed a proprietary platform called CareOptimize that assists the care team in aggregating and curating data from across the care continuum. The CareOptimize platform uses a rules engine, powered by machine learning and artificial intelligence, to manifest cost, quality, and clinical data points at point of care during visits and between visits.
CareMax medical centers aim to help members achieve and maintain healthier lives with seminars and classes. We provide personal assistance to members and offer information on numerous health-related topics, as well as programs to enhance personal development. Patients enjoy wellness services on important issues such as:
•
Fall Prevention for Seniors;

•
Preventive Medicine;

•
Physical Activity and Nutrition; and

•
Diabetes Prevention and Control.

Transportation is offered to and from the CareMax wellness centers for the patients’ convenience.
CareMax centers cater to MA Members. MA (or Medicare Part C) plans are run by private insurance companies, approved by and under contract with Medicare. With MA, patients get all of the same coverage as original Medicare, including emergency care, and most plans also include prescription drug coverage. In many cases, MA plans offer even more than original Medicare, including dental, vision, hearing and wellness programs.
We believe we can translate the above premium services into economic benefits. By focusing on interventions that keep our patients healthy, we can capture the cost savings that our care model creates and reinvest them in our care model. We believe these investments lead to better outcomes and improved patient experiences, which will drive further cost savings, power patient retention and enable us to attract new patients. We believe increasing cost savings over a growing patient population will deliver an even greater surplus to the organization, enabling us to reinvest to scale and fund new centers, progress our care model and enhance our technology. This virtuous cycle has created compelling economics at the center level, with our twelve centers serving more than 6,380 at-risk patients as of March 31, 2021, operating at 60% weighted average capacity and generating total revenues of $27.9 million and weighted average center-level contribution margins (defined as (i) capitated and other revenue minus (ii) the sum of (a) medical claims expense and (b) cost of care, excluding depreciation and amortization) of 6%.
As of March 31, 2021, we employed approximately 393 team members, including approximately 21 primary care providers. For the three months ended March 31, 2021 and 2020, our total revenues were $27.9 million and $25.2 million, respectively, representing a year-over-year growth rate of 10.7%. We believe we have significant growth opportunities available to us, with 40% of our current aggregate center capacity not utilized due to our recent center openings and a substantial opportunity to increase the number of centers we operate in new and existing markets.
Key Factors Affecting Our Performance
Our Patients
Our centers accept only MA and Medicaid patients.
MA patients are those individuals enrolled in an MA plan that have contracted with us. As of March 31, 2021, we managed the health and wellbeing for nearly 100% of our MA patients on an at-risk basis, where we have been selected as the patient’s primary care provider and are financially responsible for all of such patient’s medical costs, including but not limited to emergency room (“ER”) and hospital visits, post-acute care admissions, prescription drugs, specialist physician expenditures (e.g., orthopedics) and primary care expenditures. For these patients we receive an agreed percentage of the premium the MA plan receives from the Centers for Medicare and Medicaid Services (“CMS”) (typically the substantial majority of such premium given the risk borne by us). Our value proposition to these patients and their MA plan is to improve these patients’ health and reduce these patients’ healthcare costs by providing a more comprehensive patient experience via the CareMax system, whereby we invest more heavily in primary care to avoid more expensive downstream costs, such as hospital admissions. Because we are at-risk for the entirety of a patient’s medical expense, investing more heavily in preventative primary care makes economic sense given the relative costs to acute, episodic hospital-based care. In the three months ended March 31, 2021, we derived 100% of our revenue from our at-risk patient base and expect at-risk patients to constitute the majority of our revenue going forward. Overall, our at-risk patients are profitable at the center level, with a per-patient center-level contribution of approximately $400 per month overall. Overall, our per-patient center-level contribution for at-risk patients increases after three years as patients have longer experience in our model. The improvement of contribution from the average at-risk patient to a tenured at-risk patient is driven by spreading costs over a larger base of patients, as tenured patients tend to be in more mature centers, and improved results driven by our clinical model.
The revenue we generate for our fee-for-service patients is significantly less than the revenue associated with our at-risk MA patients. We count fee-for-service patients as those that have completed a welcome visit at one of our centers and verbally communicated a desired interest in continuing to receive care at our centers. A fee-for-service patient remains active in our system until we are informed by the health plan that the patient is no longer active.
Our fee-for-service revenue, on a per patient basis, is lower than our per patient revenue for at-risk patients basis in part because our fee-for-service revenue covers only the primary care services that we directly provide to the patient, while the capitation revenue is intended to compensate us for the services directly performed by us, as well as the financial risk that we assume related to the third-party medical expenses of at-risk patients.
In terms of the total expense of services provided internally, approximately 100% of our services were provided to patients covered by MA plans covered by capitation arrangements for the three months ended March 31, 2021 and 2020. Our patients enrolled in MA plans covered by capitation arrangements had on average approximately 12 and 8 visits for the three months ended March 31, 2021 and 2020, respectively.
Despite the difference in patient economics between these two groups and the small number of fee-for-service patients, we continue to serve both. We do this for a few reasons: (1) we are focused on providing the best healthcare for and improving the wellbeing of all Medicare patients; (2) we are hopeful that in some future period there will be new programs through CMS that allow us to achieve risk-like patient economics on our traditional Medicare patients and (3) our fee-for-service patients often enroll in MA plans at some point in time. We will educate our patients on the different components of Medicare and how they relate to one another. If patients are interested, we will introduce them to an unaffiliated insurance agent who can help them decide the appropriate plan for them based on their individual health needs. If our fee-for-service patients enroll in MA, we are better positioned to continue to serve them as at-risk patients, as we are already familiar with their health conditions, they are familiar with our care model and we receive additional data from payors and third-party medical providers to help us care for them once they join a capitation arrangement.
Medicare provides an annual enrollment period during the fall of each year to allow patients to select an MA program or instead select traditional Medicare, with only limited ability for patients to make that selection during other periods of the year. Once patients have selected MA, they can change the selection of their primary care provider at any time. Accordingly, while the annual enrollment period is important to us, we are able to attract new at-risk patients at any time during the year from the existing pool of MA patients, and we must work to retain our patients throughout the year.
Our historical financial performance has been, and we expect our financial performance in the future to be, driven by our ability to:
Add New Patients in Existing Centers
We believe our ability to add new patients is a key indicator of the market’s recognition of the attractiveness of our care model, both to our patients and payor partners, and a key growth driver for the business. We have a large embedded growth opportunity within our existing center base. With an average capacity of 886 patients, our 11 centers as of March 31, 2021 can support approximately 9,700 patients. We also believe that even after COVID-19 subsides, we will continue to conduct a portion of visits by telehealth based on patient preference and clinical need, which could potentially increase the average capacity of our centers beyond 10,400 patients. Additionally, as we add patients to our existing centers, we expect these patients to contribute significant incremental economics to CareMax as we leverage our fixed cost base at each center.
We utilize a proactive strategy to drive growth to our centers. We employ a grassroots approach to patient engagement led by our Outreach Team and supplemented by more traditional marketing, including digital and social media, print, mail and telemarketing. We leverage our Outreach Team to ensure we are connecting with Medicare-eligible patients across a number of channels to make them aware of their healthcare choices and the services we offer. These efforts have historically included hosting events within our centers and participating in community events. Each of our centers has a community room, a space designated and available for our patients’ use whenever the center is open. We also utilize this space to provide fitness and health education classes to our patients and often open up events to any older adults in the community regardless of their affiliation. In 2019, we hosted approximately 60 local events in the communities surrounding our centers, none in 2020 (due to COVID-19) and 10 in the first quarter of 2021. During the global pandemic, we were leveraging our community centers as extra waiting room space as needed which allowed easier social distancing for patients or their companions. We are continuing to leverage our community-based marketing approach with less focus on in-person interactions and more focus on working with our community partners to identify older adults who need our services. It is our belief that the enhanced awareness of the importance of managing chronic illnesses as well as patient varied preferences on preferred method to interact with providers will continue to drive demand for CareMax’s services amongst older adults. We believe our marketing efforts lead to increased awareness of CareMax and to additional patients choosing us as their primary care provider, regardless of whether that patient is covered under MA or traditional Medicare. We believe that our outreach efforts also help to grow our payor partners’ membership base as we grow our own patient base and help educate patients about their choices on Medicare, further aligning our model with that of healthcare payors.
Our payor partners will also direct patients to CareMax. They do this either by assigning patients who have not yet selected a primary care provider to CareMax, or by insurance agents informing their clients about CareMax, which we believe often results in the patient selecting us as their primary care provider when they select an MA plan. Payors dedicate a large share of their internal efforts to reducing medical costs, and they have a nearly unlimited desire to engage with solutions proven to achieve that goal. Due to our care delivery model’s patient-centric focus, we have been able to consistently help payors manage their costs while raising the quality of their plans, affording them quality bonuses that increase their revenue. We believe that we represent an attractive opportunity for payors to meaningfully improve their overall membership growth in a given market without assuming any financial downside.
Patient Satisfaction
Once we bring on new patients, we focus on engagement around a care plan and satisfaction. The result is high patient satisfaction. Our model provides visibility on our financial and growth trajectory given the recurring nature of the revenue we collect from our MA partners once their members begin utilizing CareMax programs. The following table sets out our growth in patients from 2017 through 2020 on an annual basis and on a three-month basis for the period ended March 31, 2021.
	Patients	Increase	%
2017	3,027
2018	3,602	575	19%
2019	4,821	1,219	34%
2020	6,241	1,420	29%
2021	6,380	139	2%
CareMax allows for MA enrollees to be risk-adjusted in order to compensate the MA plan for the greater medical costs associated with sicker patients, so long as the health plan appropriately and accurately documents the patients’ health conditions. Often, our patients have not previously engaged with the healthcare system, and therefore their health conditions are poorly documented. Through our care model, we organically determine and assess the health needs of our patients and create a care plan consistent with those needs. We capture and document health conditions as a part of this process. We believe our model aligns best with the risk adjustment framework as we scale the clinical intensity of our care model based upon the needs of the individual patient — we invest more dollars and resources towards our sicker patients.
Expand our Center Base within Existing and New Markets
We believe that we currently serve less than 1% of the total patients in the markets where we currently have centers. As a result, there is significant opportunity to expand in our existing markets through the acquisition of new patients to existing centers and the addition of new centers. For the long term, these strategically developed new sites allow us to access additional neighborhoods while leveraging our established brand and infrastructure in a market. We believe our existing markets can support approximately 1,000 centers based upon the number of Medicare patients in these markets and the capacity of our current centers. The table below reflects statistics of our current centers.

	2018	2019	2020	2021
Centers	11	11	12	12
Markets	1	1	1	1
Patients	3,600	4,800	6,200	6,380
At-risk	99.3%	99.5%	99.7%	99.7%
Fee for service	0.7%	0.5%	0.3%	0.3%
The patient numbers are approximations. 2021 data is as of March 31, 2021.
We estimate that the core addressable market for our services is approximately 884,000 Medicare-eligible patients in our target demographic. We believe this market represents approximately $10.6 billion of annual healthcare expenditures based on multiplying an average annual revenue of $12,000 per member, which is derived from our experience and industry knowledge and which we believe represents a reasonable national assumption, by the number of Medicare-eligible patients in our target markets. Our existing markets today represent a small fraction of this massive market opportunity. Based upon our experience to date, we believe our innovative care model can scale nationally, and we therefore expect to selectively and strategically expand into new geographies. As we continue this expansion, our success will depend on the competitive dynamics in those markets, and our ability to attract patients and deploy our care model in those markets. Through CareOptimize’s clients, which are spread across more than 30 states, we already understand the healthcare dynamics in communities we are looking to expand to. This gives management a high degree of confidence that the CareMax care model can have similar clinical and financial outcomes as we have seen in South Florida in other locations.
Once we have identified a location for a new center, our typical center takes 12 months to open and, after taking into account tenant improvement allowances, landlord or developer work and similar items, our historical upfront capital expenditures average approximately $90 per square foot inclusive of licensing, center construction, center furnishing, purchase of medical equipment and supplies, talent recruiting and initial marketing efforts. We typically enter into long-term triple net leases with our landlords and do not own any real estate, enabling us to more quickly identify and build new centers with a capital efficient model.
By adding new patients to our existing centers, retaining our existing patients, and strategically opening new centers in existing geographies, we have generated significant revenue growth over our competitors. We plan to continue pursuing further strategic acquisitions of medical centers in 2021.
Contracts with Payors
Our economic model relies on our capitated partnerships with payors that manage and market MA plans across the United States. In our short history, we have been able to establish strategic, value-based relationships with nine different payors. These existing contracts and relationships, and our partners’ understanding of the value of our care model, reduces the risk of entering into new markets, as we plan to have payor contracts in place before entering a new market. Maintaining, supporting and growing these relationships, particularly as we enter new geographies, is critical to our long-term success. We believe our care model is well-aligned with our payor partners — we drive better health outcomes for their patients, enhancing patient satisfaction, while driving incremental patient and revenue growth. We believe this alignment of interests and our highly effective care model will ensure our continued success with our payor partners.
Effectively Manage the Cost of Care for Our Patients
The capitated nature of our contracting with payors requires us to prudently manage the medical expense of our patients. Our medical claims expense is our largest expense category, representing 66% of our total operating expenses for the three months ended March 31, 2021. Our care model focuses on leveraging the primary care setting as a means of avoiding costly downstream healthcare costs, such as acute hospital admissions. The results have been impressive, as we have been able to drive a 56% reduction in hospital admissions (based on our hospital admission rates per thousand patients of 162 as of March 31, 2021, compared to the Medicare benchmark of 370), a reduction in 30-day readmission rates (based on our rate of hospital readmissions within 30 days per thousand patients of 13.6% as of March 31, 2021, compared to the Medicare benchmark of 19%) and an 80% reduction in emergency department visits (based on our rate of emergency department “treat and release” claims per thousand patients of 219 as of March 31, 2021, compared to the Medicare benchmark of 1,091). However, our patients retain the freedom to seek care at ERs or hospitals; we do not restrict their access to care. Therefore, we could be liable for potentially large medical claims should we not effectively manage our patients’ health. We utilize stop-loss insurance for our patients, protecting us for medical claims per episode in excess of certain levels.
Center-Level Contribution Margin
We endeavor to expand our number of centers and number of patients at each center over time. Due to the significant fixed costs associated with operating and managing our centers, we generate significantly better center-level contribution margins as the patient base within our centers increases and our costs decrease as a percentage of revenue. As a result, the value of a center to our business increases over time.
Seasonality to our Business
Due to the large number of dual-eligible patients (meaning eligible for both Medicare and Medicaid) we serve, the annual enrollment period doesn’t materially affect our growth during the year. We typically see large increases in Affordable Care Act (“ACA”) patients during the first quarter as a result of the ACA annual enrollment period (October to December). However, this is not a large portion of our business.
Our operational and financial results will experience some variability depending upon the time of year in which they are measured. This variability is most notable in the following areas:
Per-Patient Revenue
The revenue derived from our at-risk patients is a function of the percentage of premium we have negotiated with our payor partners, as well as our ability to accurately and appropriately document the acuity of a patient. We experience some seasonality with respect to our per-patient revenue, as it will generally decline over the course of the year. In January of each year, CMS revises the risk adjustment factor for each patient based upon health conditions documented in the prior year, leading to an overall increase in per-patient revenue. As the year progresses, our per-patient revenue declines as new patients join us, typically with less complete or accurate documentation (and therefore lower risk-adjustment scores), and patient mortality disproportionately impacts our higher-risk (and therefore greater revenue) patients.
Medical costs
Medical costs will vary seasonally depending on a number of factors, but most significantly the weather. Certain illnesses, such as the influenza virus, are far more prevalent during colder months of the year, which can result in an increase in medical expenses during these time periods. We would therefore expect to see higher levels of per-patient medical costs in the fourth quarter. Medical costs also depend upon the number of business days in a period. Shorter periods will have lesser medical costs due to fewer business days. Business days can also create year-over-year comparability issues if one year has a different number of business days compared to another. We would also expect to experience an impact in the future should there be another pandemic such as COVID-19, which may result in increased or decreased total medical costs depending upon the severity of the infection, the duration of the infection and the impact to the supply and availability of healthcare services for our patients.
Investments in Growth
We expect to continue to focus on long-term growth through investments in our centers, care model and marketing. In addition, we expect our corporate general and administrative expenses to increase in absolute dollars for the foreseeable future to support our growth and because of additional costs as a public company, including expenses related to compliance with the rules and regulations of the SEC, Sarbanes Oxley Act compliance, the stock exchange listing standards, additional corporate and director and officer insurance expenses, greater investor relations expenses and increased legal, audit and consulting fees. While our net income may decrease in the future because of these activities, we plan to balance these investments in future growth with a continued focus on managing our results of operations and investing judiciously.

Accordingly, in the short term, we expect these activities to decrease our net income, but in the longer term we anticipate that these investments will positively impact our business and results of operations.
Key Business Metrics
In addition to our GAAP financial information, we review a number of operating and financial metrics, including the following key metrics, to evaluate our business, measure our performance, identify trends affecting our business, formulate business plans and make strategic decisions.
	2018	2019	2020	2021(2)
Centers	11	11	12	12
Markets	1	1	1	1
Patients(1)	3,600	4,800	6,200	6,400
At-risk	99.3%	99.5%	99.7%	99.7%
Fee for service	0.7%	0.5%	0.3%	0.3%
Patient contribution	$7,698	$8,018	$8,602	$4,896(3)
Platform contribution	$994	$1,333	$1,729	$949

(1)
Patient numbers are approximate.

(2)
2021 results are as of March 31, 2021.

(3)
For the 2021 fiscal year, CareMax began to report administrative fees associated with capitated revenue as a reduction of capitated revenue as compared to the prior presentation as a component Selling, General and Administrative Expenses. Accordingly, the patient contribution for 2021 is not comparable to the prior year periods. See note 2 — Reclassifications — to the unaudited condensed combined financial statements of CareMax for the three months ended March 31, 2021 and 2020.

Centers
We define our centers as those primary care centers open for business and attending to patients at the end of a particular period. Our centers are leased by CareMax.
Total Patients
Total patients includes both at-risk MA patients (those patients for whom we are financially responsible for their total healthcare costs) as well as fee-for-service patients. We define our total at-risk patients as at-risk patients who have selected us as their provider of primary care medical services as of the end of a particular period. We define our total fee-for-service patients as fee-for-service patients who come to one of our centers for medical care at least once per year. A fee-for-service patient remains active in our system until we are informed by the health plan the patient is no longer active.
Patient Contribution
We define patient contribution as capitated revenue less the sum of medical claims expense. We view patient contribution as all of the dollars available for us to manage our business, including providing care to our patients, investing in marketing to attract new patients to CareMax, and supporting the organization through our central corporate infrastructure. We expect that patient contribution will grow year-over-year in absolute dollars as our at-risk patient base continues to grow. We would also expect that our patient contribution per-patient-per-month economics on our at-risk patients will continue to improve the longer our patients are part of CareMax as we better understand their health conditions and the patients better engage with our care model. We would expect, however, that our aggregate patient contribution per-patient-per-month economics on our at-risk patients may decrease at an aggregate level to the extent our patient growth skews our mix of patients towards patients newer to the CareMax system. We would also expect to experience seasonality in patient contribution with Q1 typically generating the greatest patient contribution and decreasing for the rest of the year. This seasonality is primarily driven by our adding new patients to the CareMax Platform throughout the year, who generally have lower per-patient capitated revenue compared to our existing patient base.
Platform Contribution
We define platform contribution as total revenues less the sum of (i) medical claims expense and (ii) cost of care, excluding depreciation and amortization. We believe this metric best reflects the economics of our care model as it includes all medical claims expense associated with our patients’ care as well as the costs we incur to care for our patients via the CareMax System. As a center matures, we expect the platform contribution from that center to increase both in terms of absolute dollars as well as a percentage of capitated revenue. This increase will be driven by improving patient contribution economics over time, as well as our ability to generate operating leverage on the costs of our centers. Our aggregate platform contribution may not increase despite improving economics at our existing centers should we open new centers at a pace that skews our mix of centers towards newer centers. We would expect to experience minimal seasonality in platform contribution due to minimal seasonality in our patient contribution.
Impact of COVID-19
The rapid spread of COVID-19 around the world and throughout the United States altered the behavior of businesses and people, with significant negative effects on federal, state and local economies. The virus disproportionately impacts older adults, especially those with chronic illnesses, which describes many of our patients. To date, we have experienced, or expect to experience, the following impacts on our business model due to COVID-19:
•
Care Model.    During the pandemic, we transitioned much of our care to telehealth services, while increasing patient visit volume and maintaining continuity of care. Our average daily visits decreased approximately 27% in April 2020 compared to the year ended 2019 as local Governments discouraged elective procedures for elderly patients; our patient base. However, they started to pick back up in the three months ended March 2021, as average visits per patient rose from 8 to 12 comparing the first quarters of 2021 and 2020 due to the success of the COVID-19 vaccine campaign. With the ebbs and flows of COVID-19 and hospitalization rates, our annualized utilization is in-line with historic levels.

Our goal in addressing COVID-19 was threefold:
1. Keep patients informed;
2. Keep patients safe; and
3. Help patients affected by COVID-19.
To achieve these goals, we introduced several new programs:
In-home Meal delivery.   To address nutritional needs and allow people to shelter in place, we leveraged our transportation infrastructure to provide food delivery to our most at-risk patients to address their social determinants of health, making over 74,000 deliveries from December 31, 2020 through March 31, 2021, since our markets were first impacted in March 2020.
Telehealth.   We launched telehealth to allow patients to access their PCP. At the height of COVID19, 90% of our visits were done via telehealth or a traditional call. As of March 31, 2021, we still see approximately 25% of our patients through this technology.
COVID-19 informed care management monitoring. We created a care management monitoring and outreach program to care for our patients who had a confirmed or suspected case of COVID-19. This includes monitoring daily feeds form the State of Florida’s Encounter Notification Service, which allows us to know about each admission and discharge to a hospital inpatient or ER. All admissions are researched and, if we determine it is COVID-19 related, we monitor the case and follow up with post-discharge support.
As our revenues are not determined or earned based upon the number of times we interact with our patients, and as we were already incurring the cost associated with the employees responsible for assisting our patients across all of these dimensions, these care model changes have not had a material financial impact on our revenue or our costs.
•
Other Revenue.   Other revenue includes revenue received for care we provide and bill on a fee-for-service basis. While our centers remained open during the COVID-19 pandemic, we restricted our in-center visits to those patients with the most urgent needs. These restrictions resulted in our performing fewer fee-for-service visits, resulting in lower dollar values of claims.

•
Growth.   At the end of March 2020, we made the decision to suspend community-based outreach events and scale back our central marketing efforts due to safety concerns for our employees and our communities and to comply with local government ordinances. As a result, we saw our growth adversely impacted in 2020. We restarted our outreach and held 10 events in the first quarter of 2021.

•
Medical Claims Expense.   Although our patient demographic was disproportionately impacted by the effects of COVID-19, as of March 2021, our annualized external medical services under global capitation appear to be in line with previous periods. However, hospital admissions and ER visits for our patients due to COVID-19 were 37 and 28, respectively, during the three months ended March 31, 2021. This represents 27% and 16% of our total hospital admissions and ER visits, respectively. The average expense of a COVID-19 hospital admission was approximately $19,000, compared to a regular hospital admission expense of approximately $17,000. The average expense of a COVID-19 ER visit was approximately $850, compared to approximately $900 for a regular ER visit. Based on this data, our current estimate of the incremental COVID-19 effect on our income statement for the three months ended March 31, 2021 was an increase in expense of approximately $0.7 million. However, this expense was offset by lower utilization in elective procedures and lower non-COVID-19 utilization.

•
Risk-adjustment.   Medicare Advantage pays capitation using a “risk adjustment model,” which compensates providers based on the health status (acuity) of each individual patient. Payors with higher acuity patients receive more, and those with lower acuity patients receive less. Medicare requires that a patient’s health issues be documented annually regardless of the permanence of the underlying causes. Historically, this documentation was required to be completed during an in-person visit with a patient. As part of the CARES Act, Medicare is allowing documentation for conditions identified during video visits with patients.

•
Cost of Care, Excluding Depreciation and Amortization (Medical Supplies).   During 2020, we had to acquire significantly greater quantities of medical supplies at significantly higher prices to ensure the safety of our employees and our patients. Our medical supply cost was flat for the three months ended March 31, 2021 compared to the three months ended December 31, 2020. However, this is a relatively small number in terms of dollars and did not create an outsized adverse result to our financial results. While the price of these items may remain higher than historical levels for the foreseeable future, we do not expect these incremental costs to be material.

Components of Results of Operations
Revenue
Capitated Revenue.   Our capitated revenue consists primarily of fees for medical services provided by us or managed by our affiliated medical groups under a capitation arrangement made directly with various MA payors. Capitation is a fixed amount of money per patient per month paid in advance for the delivery of health care services, whereby we are generally liable for medical costs in excess of the fixed payment and are able to retain any surplus created if medical costs are less than the fixed payment. A portion of our capitated revenues are typically prepaid monthly to us based on the number of MA patients selecting us as their primary care provider. Our capitated rates are determined as a percentage of the premium the MA plan receives from CMS for our at-risk members. Those premiums are determined via a competitive bidding process with CMS and are based upon the cost of care in a local market and the average utilization of services by the patients enrolled. Medicare pays capitation using a “risk adjustment model,” which compensates providers based on the health status (acuity) of each individual patient. Payors with higher acuity patients receive more in premium, and those with lower acuity patients receive less in premium. Under the risk adjustment model, capitation is paid on an interim basis based on enrollee data submitted for the preceding year and is adjusted in subsequent periods after the final data is compiled. As premiums are adjusted via this risk adjustment model, our capitation payments will change in unison with how our payor partners’ premiums change with CMS. Risk adjustment in future periods (e.g., the second quarter of and beyond) may be impacted by COVID-19 and our inability to accurately document the health needs of our patients in a compliant manner, which may have an adverse impact on our revenue.
We measure the incremental cost of our capitation agreements by starting with our center-level expenses, which are calculated based upon actual expenses incurred at a specific center for a given period of time and expenses that are incurred centrally and allocated to centers on a ratable basis. These expenses are allocated to our at-risk patients based upon the number of visit slots these patients utilized compared to the total slots utilized by all of our patients. All visits, however, are not identical and do not require the same level of effort and expense on our part. Certain types of visits are more time and resource intensive and therefore result in higher expenses for services provided internally. Generally, patients who are earlier in their tenure with CareMax utilize a higher percentage of these more intensive visits, as we get to know the patient and properly assess and document such patient’s health condition. Because a significant portion of fee-for-service patients elect to switch to a capitation arrangement as they get more comfortable with our services and care model and learn about the potential benefits of MA, our fee-for-service patients, as a whole, tend to be less tenured and therefore, as a group, higher utilizers of these more intensive visits. This phenomenon explains why the proportionate expense for internally provided services does not follow the same proportion for at-risk visits and fee-for-service visits.
Revenues and expenses from our physician groups are consolidated with other clinical and MSO/IPA expenses to determine profitability for our at-risk and fee-for-service arrangements. Physician group economics are not evaluated on a stand-alone basis, as certain non-clinical expenses need to be consolidated to consider profitability.
See “— Critical Accounting Policies — Capitated Revenue” for more information. We expect capitated revenue will increase as a percentage of total revenues over time because of the greater revenue economics associated with at-risk patients compared to fee-for-service patients.
Other Revenue.   Other revenue is comprised of ancillary fees earned under contracts with certain payors for the provision of certain care coordination and other care management services. These services are provided to patients covered by these payors regardless of whether those patients receive their care from our affiliated medical groups.
Operating Expenses
Medical Expenses.   Medical expenses under global capitation include all services at-risk patients utilize. These include claims paid by the health plan and estimates for unpaid claims. Medical expenses also include our reinsurance premiums and recoveries. Actual claims expense will differ from the estimated liability due to factors in estimated and actual patient utilization of health care services, the amount of charges and other factors. We typically reconcile our medical claims expense with our payor partners on a monthly basis and adjust our estimate of incurred but not paid claims if necessary. To the extent we revise our estimates of incurred but not paid claims for prior periods up or down, there would be a correspondingly favorable or unfavorable effect on our current period results that may or may not reflect changes in long term trends in our performance. We expect our medical claims expense to increase in both absolute dollar terms as well as on a flat capitation per patient per month (“PPPM”) basis given the healthcare spending trends within the Medicare population and the increasing disease burden of our patients as they age.
Other Medical Costs.   Other medical costs include the costs of additional medical services we provide to our patients that are not paid by the plan. These services include other specialty costs, like dental or vision. In some instances, CareMax has negotiated better rates than the health plans.
Direct Medical Salaries, Wages and Benefits.   Direct medical salaries, wages and benefits include those paid to medical doctors, nurse practitioners, physician assistants, registered nurses, scribes, medical assistants and phlebotomists. We also include patient support employees such as center administrators, receptionists, activity coordinators, access representatives and patient engagement representatives in direct medical salaries, wages and benefits. As we open new centers, we expect these costs to increase in absolute dollars.

Salaries, Wages and Benefits   Salaries, wages and benefits include employee-related expenses, including salaries and related costs. We expect these costs to increase in absolute dollars over time as we continue to grow our patient panels.
Selling, General and Administrative Expenses.   Selling, general and administrative expenses include all corporate technology, sales and marketing expenses, third party professional services and occupancy costs. We expect these expenses to increase over time due to the additional legal, accounting, insurance, investor relations and other costs that we will incur as a public company, as well as other costs associated with continuing to grow our business. We also expect our selling, general and administrative expenses to increase in absolute dollars in the foreseeable future. However, we anticipate selling, general and administrative expenses to decrease as a percentage of revenue over the long term, although they may fluctuate as a percentage of revenue from period to period due to the timing and amount of these expenses.
Depreciation and Amortization.   Depreciation and amortization expenses are primarily attributable to our capital investment and consist of fixed asset depreciation, amortization of intangibles considered to have definite lives, and amortization of capitalized internal-use software costs.
Other Income (Expense)
Interest Expense. Interest expense consists primarily of interest payments on our outstanding borrowings under our note payable. See “— Liquidity and Capital Resources — Note Payable.”
Results of Operations
Three Months Ended March 31, 2021 compared to Three Months Ended March 31, 2020.
Capitated Revenue.   Capitated revenue was $27.8 million for the three months ended March 31, 2021, an increase of $2.8 million, or 11%, compared to $25.0 million for the three months ended March 31, 2020. This increase was driven primarily by a 30% increase in the total number of at-risk patients.
Other Revenue.   Other revenue was $0.1 million for the three months ended March 31, 2021 and 2020.
The following table sets forth our combined statements of operations data for the periods indicated:
	Three Months Ended	Three Months Ended
	March 31,
($millions)	2021	2020	$ change	% change
Operating Expense				50%
Medical expenses	$17.4	$15.1	$2.3	15%
Other medical expenses	0.8	0.7	0.1	14%
Direct medical salaries, wages & benefits	0.2	0.3	(0.1)	-33%
Salaries, wages & benefits	3.9	2.6	1.3	48%
Selling, general & administrative	3.3	2.5	0.8	32%
Depreciation and amortization	0.5	0.4	0.1	25%
Total Operating Expense	$26.1	$21.6	$4.5	20%
Medical expenses.   Medical claims expense was $17.4 million for the three months ended March 31, 2021, an increase of $2.3 million, or 15%, compared to $15.1 million for the three months ended March 31, 2020. The increase was primarily due to a 30% increase in total at-risk patients and the inclusion of certain medical service providers expenses previously presented as a component of direct medical salaries, wages and benefits.
Other medical expenses.   Other medical expenses were $0.8 million for the three months ended March 31, 2021, an increase of $0.1 million or 14%, compared to $0.7 million for the three months ended March 31, 2020. The increase was due to additional membership growth.

Direct medical salaries, wages & benefits.   Direct medical salaries, wages & benefits were $0.2 million for the three months ended March 31, 2021, a decrease of $0.1 million, or 25%, compared to $0.3 million for the three months ended March 31, 2020. This decrease is attributable to certain medical service providers expenses now presented as a component of medical expenses.
Salaries, wages & benefits.   Salaries, wages and benefits were $3.9 million for the three months ended March 31, 2021, an increase of $1.3 million or 48%, compared to the three months ended March 31, 2020. The increase was due to a 40% increase in employee headcount.
Selling, general & administrative.   Selling, general & administrative expense was $3.5 million for the three months ended March 31, 2021, an increase of $0.8 million or 30% compared to the three months ended March 31, 2020. The increase was primarily due to a $0.4 million increase in professional fees in support of the business combination transaction, and a $0.2 million increase in rent expense due to signing leases for 3 additional medical centers.
Depreciation and amortization.   Depreciation and amortization expense was $0.5 million for the three months ended March 31, 2021, an increase of $0.1 million or 30%, compared to the three months ended March 31, 2020. This was due to amortization of additional intangible assets purchased in the Tamarac and Havana I and II acquisitions.
Other Income (Expense)
Interest Expense.   Interest expense was $0.5 million for the three months ended March 31, 2021, an increase of $0.2 million compared to $0.3 million for the three months ended March 31, 2020. The increase was primarily due to an increase in the balance outstanding under the Loan Commitment agreement and additional accrued interest.
Trends
We evaluate our medical claims expense as a percentage of our capitated revenue. There are several factors that may drive seasonal variation in medical claims expense as a percentage of capitated revenue, including the benefit design of our patients’ health plans, the number of business days in a period, the seasonal occurrence of influenza and the timing of new patients to CareMax. Benefit design tends to result in greater expenses later in the calendar year, as patients’ financial responsibility for their healthcare tends to decrease over the course of the year as limits such as deductibles and out-of-pocket maximums are met, resulting in us bearing more of these costs. Most outpatient healthcare services are provided during the work week; therefore, depending on the number of business days in a quarter, there may be more or fewer days for our patients to receive care, which will impact the amount of our medical claims expense. Influenza, particularly dangerous for older patients, tends to occur during the colder months of the year, in the first and fourth quarters. Depending upon the severity of influenza in a given year, we may expect medical claims expense as a percentage of capitated revenue to be greater in these periods. Finally, as our patients become more engaged in our care model, we are better able to manage their medical costs incurred outside of our facilities. As the average tenure of our patients declines during the course of the year, we would expect greater medical costs as a percentage of capitated revenue as the year progresses. The combination of these factors creates a general trend where our medical costs as a percentage of capitated revenue increase during the year.
We monitor and evaluate our cost of care, excluding depreciation and amortization, as a percentage of total revenues. We expect that our cost of care, excluding depreciation and amortization, as a percentage of total revenues will fluctuate from quarter to quarter, driven by the timing of opening new centers. As our centers age and grow their patient panels, we expect the cost of care, excluding depreciation and amortization as a percentage of total revenues to decline as we leverage fixed and semi-fixed costs. However, given our newer centers represent a large portion of our total centers, that trend may not be visible in our financials. We expect the dollars associated with our cost of care, excluding depreciation and amortization, to continue to grow as we add new centers and new patients to our platform, but we expect these dollars as a percentage of our total revenues to decline.
Our sales and marketing expenses fluctuate based on the timing of outreach and advertising campaigns. Given patients typically enroll in MA plans during the annual open enrollment period (from mid-October through early December), we expect to incur greater sales and marketing expenses in the second half of the year to increase patient awareness of CareMax. We will also experience fluctuations in these expenses depending upon our ability to economically attract new patients to the CareMax system.
Liquidity and Capital Resources
General
To date, we have financed our operations principally through operations and a loan commitment facility. As of March 31, 2021, we had cash and cash equivalents of approximately $6.4 million. Our cash and cash equivalents primarily consist of cash maintained in our bank account. Since our inception, we have been profitable, as reflected in our positive members’ equity as of March 31, 2021.
We believe our cash and cash equivalents will be sufficient to fund our operating and capital needs for at least the next 12 months. Our assessment of the period of time through which our financial resources will be adequate to support our operations is a forward-looking statement and involves risks and uncertainties. Our actual results could vary because of, and our future capital requirements will depend on, many factors, including our growth rate, the timing and extent of spending to open new centers and expand into new markets and the expansion of sales and marketing activities.
Loan Commitment
We entered into a loan commitment facility dated August 14, 2019 with a third party for a total loan commitment of $18,500,000 (“Loan Agreement”), maturing on August 14, 2024. The loan commitment was split into a $16,000,000 term loan and a fixed $2,500,000 revolving loan commitment. The revolving loan commitment was paid back on December 10, 2020. Interest on the loan commitments are calculated as the greater of 2.25% or the LIBOR Index Rate, plus an applicable margin which is 6% at the effective date and at March 31, 2021. On December 10, 2020, we amended the Loan Agreement and increased the consolidated borrowing by $8.5 million, from $16 million to $24.5 million. Monthly payments began in January 2021 and include principal and interest calculated on the same terms as the original facility. The proceeds of the loan were used to pay off the existing revolving loan commitment of $2.5 million, fund the acquisition of Clinica Las Americas in the amount of approximately $4.0 million and pay debt issuance costs in the amount of approximately $0.4 million. In the future we expect borrowing under the Loan Agreement, as amended, be used to fund acquisitions and/or for other corporate purposes. Under the Loan Agreement, as amended, the Company is subject to various financial and nonfinancial covenants and is in compliance with these covenants as of March 31, 2021. The Company has a requirement to deliver a calculation of consolidated excess cash flow regarding the loan and security agreement to the lender within 120 days of the fiscal year end. The Company met this requirement. Under the terms of the agreement, if certain criteria are met, the Company may be required to make additional principal payments based on a formula calculating excess cash flow.
Contractual Obligations and Commitments
Our principal commitments consist of obligations under operating leases for our centers and repayments of long-term debt. The Company also has a contractual commitment to complete the construction of the Homestead medical center with an estimated total cost of approximately $1.5 million. Plans have been submitted for the newest medical center, East Hialeah, and opening is projected in the first or second quarter of 2022. The projects are being funded internally.
The following table summarizes our contractual obligations as of March 31, 2021:
	Payments due by period
($ millions)	Total	Less than 1 year	1 – 3 years	3 – 5 years	More than 5 years
Notes Payable, principal(1)	$27.5	$0.8	$4.2	$22.5	$—
Notes Payable, interest(1)	0.2	0.2	—	—	—
Operating lease obligations	31.5	2.8	6.5	5.9	16.3
Total	$59.2	$3.8	$10.7	$28.4	$16.3

(1)
Represents amounts related to the Loan Agreement and other long-term debt.

Off-Balance Sheet Arrangements
We did not have any off-balance sheet arrangements as of March 31, 2021 or December 31, 2020.
JOBS Act
Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies, but any such election to opt out is irrevocable. We have elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, as an emerging growth company, we can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of our consolidated financial statements with a public company which is neither an emerging growth company, nor an emerging growth company that has opted out of using the extended transition period, difficult or impossible because of the potential differences in accounting standards used.
Critical Accounting Policies
The discussion and analysis of our financial condition and results of operations are based upon our unaudited condensed combined financial statements, which have been prepared in accordance with GAAP. The preparation of these financial statements requires management to make estimates and judgments that affect the reported amounts of assets and liabilities, revenue and expenses and related disclosures of contingent assets and liabilities at the date of our financial statements. Actual results may differ from these estimates under different assumptions or conditions, impacting our reported results of operations and financial condition.
Our unaudited condensed combined financial statements include the accounts of CareMax Medical Group, LLC and Managed Health Care Partners, LLC.
All intercompany balances and transactions are eliminated in consolidation.
Certain accounting policies involve significant judgments and assumptions by management, which have a material impact on the carrying value of assets and liabilities and the recognition of income and expenses. Management considers these accounting policies to be critical accounting policies. The estimates and assumptions used by management are based on historical experience and other factors, which are believed to be reasonable under the circumstances. The significant accounting policies which we believe are the most critical to aid in fully understanding and evaluating our reported financial results are described below. Refer to Note 2 “Summary of Significant Accounting Policies” to our consolidated financial statements included elsewhere in this prospectus for more detailed information regarding our critical accounting policies.
Capitated Revenue
The transaction price for our capitated payor contracts is variable as it primarily includes PPPM fees associated with unspecified membership. PPPM fees can fluctuate throughout the contract based on the health status (acuity) of each individual enrollee. In certain contracts, PPPM fees also include “risk adjustments” for items such as performance incentives, performance guarantees and risk shares. The capitated revenues are recognized based on the estimated PPPM fees earned net of projected performance incentives, performance guarantees, risk shares and rebates because we are able to reasonably estimate the ultimate PPPM payment of these contracts. We recognize revenue in the month in which eligible members are entitled to receive healthcare benefits. Subsequent changes in PPPM fees and the amount of revenue to be recognized are reflected through subsequent period adjustments to properly recognize the ultimate capitation amount.

For the three months ended March 31, 2021, we have included an estimate of $1.6 million PPPM fees as a result of expected acuity-related adjustments to be received in subsequent periods.
Medical Expenses
Medical claims expense includes all costs of caring for our at-risk patients and for third-party healthcare service providers that provide medical care to our patients for which we are contractually obligated to pay (through our full-risk capitation arrangements). The estimated reserve for a liability for unpaid claims is included in the liability for unpaid claims in the consolidated balance sheets. Actual claims expense will differ from the estimated liability due to factors in estimated and actual member utilization of health care services, the amount of charges and other factors. We assess our estimates with an independent actuarial expert to ensure our estimates represent the best, most reasonable estimate given the data available to us at the time the estimates are made. Certain third-party payor contracts include a Medicare Part D payment related to pharmacy claims, which is subject to risk sharing through accepted risk corridor provisions. Under certain agreements the fund risk allocation is established whereby we, as the contracted provider, receive only a portion of the risk and the associated surplus or deficit. We estimate and recognize an adjustment to medical expenses for Part D claims related to these risk corridor provisions based upon pharmacy claims experience to date, as if the annual risk contract were to terminate at the end of the reporting period.
We generally expect the range of our medical claims expense estimating risk to be within 10-15% of actual medical claims expense, which could represent as much as approximately 6% to 9% of our total operating expense.
We assess the profitability of our capitation arrangements to identify contracts where current operating results or forecasts indicate probable future losses. If anticipated future variable costs exceed anticipated future revenues, a premium deficiency reserve is recognized. No premium deficiency reserves were recorded as of March 31, 2021 or December 31, 2020.
Goodwill and Other Intangible Assets
Intangible assets consist primarily of risk-based contracts acquired through business acquisitions. Goodwill represents the excess of consideration paid over the fair value of net assets acquired through business acquisitions. Goodwill is not amortized but is tested for impairment at least annually.
We test goodwill for impairment annually on or about October 1st or more frequently if triggering events occur or other impairment indicators arise which might impair recoverability. These events or circumstances would include a significant change in the business climate, legal factors, operating performance indicators, competition, sale, disposition of a significant portion of the business or other factors.
ASC 350, Intangibles — Goodwill and Other (“ASC 350”) allows entities to first use a qualitative approach to test goodwill for impairment. ASC 350 permits an entity to first perform a qualitative assessment to determine whether it is more likely than not (a likelihood of greater than 50%) that the fair value of a reporting unit is less than its carrying value. We skip the qualitative assessment and proceed directly to the quantitative assessment. When the reporting units where we perform the quantitative goodwill impairment are tested, we compare the fair value of the reporting unit, which we primarily determine using an income approach based on the present value of discounted cash flows, to the respective carrying value, which includes goodwill. If the fair value of the reporting unit exceeds its carrying value, the goodwill is not considered impaired. If the carrying value is higher than the fair value, the difference would be recognized as an impairment loss. There were no goodwill impairments recorded during the three-months ended March 31, 2021.
Risk contracts represent the estimated values of customer relationships of acquired businesses and have definite lives. We amortize the risk contracts on a straight-line basis over their eleven-year estimated useful lives. We amortize non-compete agreement intangible assets over five years on a straight-line basis.
The determination of fair values and useful lives require us to make significant estimates and assumptions. These estimates include, but are not limited to, future expected cash flows from acquired capitation arrangements from a market participant perspective, patient attrition rates, discount rates, industry data and management’s prior experience. Unanticipated events or circumstances may occur that could affect the accuracy or validity of such assumptions, estimates or actual results.
Recent Accounting Pronouncements
See Note 2 to our unaudited condensed combined financial statements “Summary of Significant Accounting Policies — Recent Accounting Pronouncements” included elsewhere in this prospectus for more information.
Quantitative and Qualitative Disclosures About Market Risk
Market risk represents the risk of loss that may impact our financial position due to adverse changes in financial market prices and rates. Our market risk exposure is primarily a result of exposure due to potential changes in inflation or interest rates. We do not hold financial instruments for trading purposes.
Interest Rate Risk
Our primary market risk exposure is changing prime rate-based interest rates. Interest rate risk is highly sensitive due to many factors, including U.S. monetary and tax policies, U.S. and international economic factors and other factors beyond our control. Our Loan Agreement bears interest at a floating rate equal to the greater of 2.25% or LIBOR, plus an applicable margin between 5.00% and 6.00%. As of March 31, 2021, we had total outstanding debt of $24 million in principal amount under the Loan Agreement. Based on the amount outstanding, a 100-basis point increase or decrease in market interest rates over a twelve-month period would result in a change to interest expense of $0.2 million.
Inflation Risk
Based on our analysis of the periods presented, we believe that inflation has not had a material effect on our operating results. There can be no assurance that future inflation will not have an adverse impact on our operating results and financial condition.

INTERAMERICAN MEDICAL CENTER GROUP, LLC
AND SUBSIDIARIES
Management Discussion & Analysis
($ in thousands, except shares/units and per share data)
IMC MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS
Unless the context otherwise requires, references in this section to “IMC,” “we,” “us,” “our,” and the “Company” refers to Interamerican Medical Center Group, LLC and its subsidiaries. The following discussion and analysis summarizes the significant factors affecting the consolidated operating results, financial condition, liquidity and cash flows of IMC as of and for the periods presented below. The following discussion and analysis should be read in conjunction with IMC’s condensed consolidated financial statements and the related notes thereto included elsewhere in this prospectus. The discussion contains forward-looking statements that are based on the beliefs of management, as well as assumptions made by, and information currently available to, IMC’s management. Actual results could differ materially from those discussed in or implied by forward-looking statements as a result of various factors, including those discussed below and elsewhere in this prospectus, particularly in the sections entitled “Risk Factors” and “Forward-Looking Statements.”
Overview
IMC owns and operates medical clinics and wellness centers strategically located in Miami-Dade, Broward and Orange Counties in Florida. IMC utilizes a high touch, comprehensive approach to primary care for patients that incorporates both high quality clinical service and the integration of technology and data analytics to manage patient’s healthcare. By proactively managing patient’s health and working to impact patient wellbeing prior to acute healthcare episodes, IMC is able to maintain high patient satisfaction while also helping to reduce unnecessary healthcare expenses. IMC is able to benefit from this dynamic through value-based payor contracts that provide opportunity for IMC to participate in performance bonuses and surplus sharing agreements.
While IMC’s primary focus is providing care to Medicare-eligible seniors who are mostly 65+ (63% of revenue comes from these patients), IMC also provides services to children and adults through Medicaid programs as well as through commercial insurance plans. All of IMC’s Medicare patients are enrolled in a Medicare Advantage (“MA”) plan run by private insurance companies on behalf of the Centers for Medicare and Medicaid Services (“CMS”). With MA, the patient receives the same coverage as original Medicare, including emergency care, and most plans also include prescription drug coverage. In many cases, MA plans offer even more than original Medicare, including dental, vision, hearing, and wellness programs.
IMC takes a “whole person health” approach to primary care that goes above and beyond the standard levels of care. Its model covers standard primary care and diagnostics as well as specialty care and other general wellness programs. Within the IMC clinics, patients can gain access to primary care, laboratory services, ultrasounds, electrocardiograms, x-rays, joint injections and dental care. Ancillary and specialty services offered include: cardiology, optometry, women’s health, podiatry, pulmonology, neurology, nutrition, mental health, case management, urology and gastroenterology services.
Outside of clinical care, IMC also offers wellness and educational services to help members maintain healthier lives independently. Examples of classes and programs provided include nutritional best practices, exercise programs, diabetes prevention and control programs, among others. Patients are also able to congregate in the community spaces of IMC clinics for social activities with peers, an important dynamic for seniors who are frequently isolated in their homes. IMC also helps members address social determinants of care through its representatives who specifically assist patients in maintaining Medicaid eligibility as well as applying for other social service program such as food subsidies. IMC eliminates a common barrier to accessing care by providing transportation to its clinics and wellness centers as well as to specialists outside of IMC’s centers.

IMC incurred net losses of approximately $1.6 million and $3.0 million for the three-months ended March 31, 2021 and 2020, respectively, as it has focused on investing in technology and an experienced management team in its development of a platform that it believes will be scalable to allow for growth. IMC may continue to incur operating and net losses in the future while it continues to focus on long-term growth through investments in its centers, care model, and marketing even after the business combination. By focusing on interventions that keep its patients healthy, IMC believes that it can capture cost savings and reinvest them in the IMC care model. IMC believes these investments lead to better outcomes and improved patient experiences, which will drive further cost savings, power patient retention and enable it to attract new patients. IMC has established strategic value-based relationships with nine different payors for Medicare Advantage patients, five different payors for Medicaid patients and one payor for Affordable Care Act Exchange (“ACA”) patients. IMC’s three largest payor relationships were Anthem, United, and Centene, which generated 30%, 23% and 26% of IMC’s revenue in the three-months ended March 31, 2021 and 32%, 27% and 18% of IMC’s revenue in the three-months ended March 31, 2020.
As of March 31, 2021, IMC employed approximately 569 team members, including 46 primary care providers (“PCP”). Between mid-2017 and 2021, IMC has focused on building a common operating platform across its 13 centers to ensure consistent delivery of results. For the three-months ended March 31, 2021 and 2020, IMC’s total revenues were approximately $59.6 million and $52.5 million, respectively, representing a quarter-over-comparable-quarter growth rate of 13.5%. For the three-months ended March 31, 2021, IMC reported a net loss of $1.6 million, a decrease of $1.4 million over the net loss of $2.9 million reported for the three-months ended March 31, 2020. IMC reported Adjusted Earnings Before Taxes, Interest, Depreciation and Amortization (“Adjusted EBITDA”) of approximately $3.5 million and $2.0 million for three-months ended March 31, 2021 and 2020, respectively, representing a year-over-year earnings growth rate of 70%. IMC believes that it has significant growth opportunities, with about 83% of its current aggregate center capacity utilized and a substantial opportunity to increase the number of centers it operates in new and existing markets.
Patients and Line of Business Overview
IMC Patients
As discussed above, IMC partners with Medicare Advantage, Medicaid, and commercial insurance plans. Currently, IMC does not accept Medicare FFS patients. IMC’s breakdown of membership is below:
Patient Count as of	Dec-18	Dec-19	Mar-20	Dec-20	Mar-21
Medicare	11,000	10,500	10,500	10,000	10,500
Medicaid	15,500	11,500	12,500	20,500	22,500
Commercial	7,000	5,000	15,500	15,000	15,000
Total Count	33,500	27,000	38,500	45,500	48,000
Because IMC accepts multiple insurance types, it uses a Medicare-Equivalent Member (“MCREM”) value in reviewing key factors of its performance. To determine the Medicare-Equivalent, IMC calculates the amount of support typically received one Medicare patient as equivalent to the level of support received by three Medicaid or Commercial patients. This is due to Medicare patients on average having significantly higher levels of chronic and acute conditions that need higher levels of care. Due to this dynamic, a 3:1 ratio is applied when normalizing membership statistics year over year. IMC’s breakdown of membership using MCREM is below:
MCREM Count as of	Dec-18	Dec-19	Mar-20	Dec-20	Mar-21
Medicare	11,000	10,500	10,500	10,000	10,500
Medicaid	5,200	3,800	4,200	6,800	7,500
Commercial	2,300	1,700	5,200	5,000	5,000
Total MCREM	18,500	16,000	19,900	21,800	23,000

Medicare Advantage Patients
As of March 31, 2021, IMC had approximately 10,500 Medicare Advantage patients of which 95% were in value-based, or risk-based, agreements. This means IMC has been selected as the patient’s primary care provider and is financially responsible for all of their medical costs, including but not limited to emergency room and hospital visits, post-acute care admissions, prescription drugs, specialist physician spend (e.g., orthopedics) and primary care spend. For these patients IMC attributed an agreed percentage of the premium the MA plan receives from CMS (typically a substantial majority of such premium given the risk assumed by IMC). IMC’s value proposition to these patients and their MA plan is to improve these patients’ health and reduce these patients’ healthcare costs by providing a more comprehensive patient experience via the IMC system, whereby IMC has invested more heavily in primary care to avoid more expensive downstream costs, such as hospital admissions. Because IMC is at-risk for the entirety of a patient’s medical expense, investing more heavily in preventative primary care makes economic sense given the relative costs to acute, episodic hospital-based care. IMC is not delegated for claims payments and therefore does not receive the agreed percentage of premiums from the MA plan nor does it pay claims. A reconciliation is performed periodically and if premiums exceed costs, IMC receives payment from the MA plan. If costs exceed premiums, IMC is responsible to reimburse the MA plan.
Because plan premiums are enhanced when a contracted plan achieves high quality scores (STARS program), it is important for IMC to deliver high quality of care to its members. Through its data analytics and outreach programs, IMC has achieved the highest quality rating possible, 5 STARS, for each of the last two years.
Medicare provides an annual enrollment period during the fall of each year to allow patients to select an MA program or traditional Medicare, with only limited ability for patients to make that selection during other periods of the year. Once patients have selected MA, they can change the selection of their primary care provider at any time. Accordingly, while the annual enrollment period is important to us, IMC is able to attract new patients at any time during the year from the existing pool of MA patients and IMC must work to retain its patients throughout the year.
Medicaid Patients
As of March 31, 2021, IMC had approximately 22,500 Medicaid patients of which approximately 97% were in value-based contracts. Using the MCREM, the level of support required to manage these Medicaid patients equates to that of approximately 7,500 Medicare patients. In Florida, most Medicaid recipients are enrolled in the Statewide Medicaid Managed Care program. The program has three parts of which IMC only accepts one: Managed Medical Assistance (“MMA”). This program provides covered medical services like doctors visits, hospital care, prescription drugs, mental health care, and transportation to these recipients. Most recipients on Medicaid will receive their care from a plan that covers MMA services. IMC contracts with a majority of the plans that cover MMA services in Florida.
Similar to the risk it takes with Medicare, IMC is attributed an agreed percentage of the premium the Medicaid plan receives from Florida’s Agency for Health Care Administration (“AHCA”) (typically a substantial majority of such premium given the risk assumed by IMC). Its value proposition to these patients and their Medicaid plan is to improve these patients’ health and reduce these patients’ healthcare costs by providing a more comprehensive patient experience via the IMC system, whereby IMC invests more heavily in primary care to avoid more expensive downstream costs, such as hospital admissions. Because IMC is at-risk for the entirety of a patient’s medical expense, investing more heavily in preventative primary care makes economic sense given the relative costs to acute, episodic hospital-based care. IMC is not delegated for claims payments and therefore does not receive the agreed percentage of premiums from the Medicaid plan nor does it pay claims. A reconciliation is performed periodically and if premiums exceed costs, IMC receives payment from the Medicaid plan. If costs exceed premiums, it is responsible to reimburse the Medicaid plan.
AHCA provides an annual enrollment period during the fall of each year to allow patients to select a Medicaid plan with only limited ability for patients to make that selection during other periods of the year. Although every enrolling Medicaid patient has the option to select a health plan, most patients do not and are auto assigned to the plans using ACHA’s methodology. Once patients are assigned to a Medicaid plan, they can change the selection of their primary care provider at any time. In the enrollment process, most Medicaid patients do not select a primary care provider either and rely on the auto-assignment logic the plan has in place. IMC leverages its ability to manage risk and provide the highest level of quality care to request their providers be in the top tier of the plan’s auto assignment logic. While the annual enrollment period is important, IMC is able to attract new at-risk patients at any time during the year from the existing pool of Medicaid patients and it must work to retain its patients throughout the year.
Commercial Patients
As of March 31, 2021, IMC managed approximately 15,000 commercial patients of which 40% were under a value-based arrangement that provided upside only financial incentives for quality and utilization performance. Using the MCREM, the level of support required to manage these commercial patients equates to that of approximately 5,000 Medicare patients. IMC accepts the following insurance policies under commercial insurance: patients covered by the ACA, Florida Healthy Kids and other individual or group insurance coverage. The ACA patients represent 98% of this category.
For the patients that are under upside only arrangements, IMC is initially compensated a contractually agreed upon flat capitation per patient per month (“PPPM”) rate for primary care services and care coordination. Like the risk it takes on Medicare, a reconciliation is performed periodically and if premiums exceed costs, IMC receives a percentage of the savings from the commercial plan. However, if costs exceed premiums, IMC is not responsible to reimburse the commercial plan. Because the risk is limited to savings generated by better utilization of medical services, IMC does not recognize these premiums as “at-risk” premiums, nor does IMC recognize the medical expenses. Instead, IMC records the capitation amount and any upside as incentive revenue. IMC also accrues any quality bonuses as incentive revenue as well.
IMC counts fee-for-service patients as those that have been assigned by a Health Plan to one of its centers. A fee-for-service patient remains active until IMC is informed by the Health Plan the patient is no longer active. IMC cares for a number of commercial patients (approximately 15% of IMC’s total patients) for whom it is reimbursed on a fee-for-service basis via their health plan in situations where it does not have a capitation relationship with that particular health plan.
IMC fees for-service revenue, received directly from commercial plans, on a per patient basis is lower than its per patient revenue for at-risk patients basis in part because its fee-for-service revenue covers only the primary care services that it directly provides to the patient, while the risk revenue is intended to compensate it for the services directly performed by it as well as the financial risk that it assumes related to the third-party medical expenses of at-risk patients.
Key Business Metric Definitions
In addition to IMC’s financial information which conforms with accounting principles generally accepted in the United States of America (“GAAP”), IMC reviews a number of operating and financial metrics, including the following key metrics, to evaluate its business, measure its performance, identify trends affecting its business, formulate business plans, and make strategic decisions.
EBITDA and Adjusted EBITDA
IMC defines “EBITDA” as net income or net loss before interest expense, income tax expense or benefit, and depreciation and amortization. “Adjusted EBITDA” is defined as EBITDA adjusted for special items such as non-recurring professional fees or duplicative systems costs, as determined by management. Adjusted EBITDA is intended to be used as a supplemental measure of IMC’s performance that is neither required by, nor presented in accordance with, GAAP. IMC believes that the use of Adjusted EBITDA provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing its financial measure with those of comparable companies, which may present similar non-GAAP financial measures to investors. However, IMC may incur future expenses similar to those excluded when calculating these measures. In addition, IMC’s presentations of these measures should not be construed as an inference that its future results will be unaffected by unusual or non-recurring items. IMC’s computation of Adjusted EBITDA may not be comparable to other similarly titled measures computed by other companies, because all companies may not calculate Adjusted EBITDA in the same fashion.

Due to these limitations, Adjusted EBITDA should not be considered in isolation or as a substitute for performance measures calculated in accordance with GAAP. IMC compensates for these limitations by relying primarily on its GAAP results and using Adjusted EBITDA on a supplemental basis. Please review the reconciliation of net income (loss) to EBITDA and Adjusted EBITDA below and not rely on any single financial measure to evaluate IMC’s business:
IMC — GAAP to Adjusted EBITDA Reconciliation
Three-Months Ended (in thousands)	Mar-21	Mar-20	Y/Y Change
Net Income (Loss)	$(1,599)	$(2,961)	$1,362
Definitional Items
Interest Expense	1,950	2,486	(536)
Depreciation & Amortization	1,066	1,273	(207)
Other Expenses	212	(2)	214
Total Definitional Items	3,227	3,757	(530)
EBITDA	$1,629	$796	$833
Non-Recurring Expenses	$1,372	$1,242	$129
Acquisition Costs	483	11	472
Discontinued Operations	(1)	(6)	5
Total Management Adjustments	$1,854	$1,247	$607
Adjusted EBITDA	$3,483	$2,043	$1,439
Cost of Care
IMC defines cost of care as external medical services under global capitation contracts. This includes costs such as hospitalizations, elective outpatient services, specialty and pharmacy costs. For hospital costs, IMC reviews Key Performance Indicators (“KPI”) such as hospital admission rates, hospital re-admission rates and emergency department visits. IMC uses industry calculations on a “per thousand” basis to evaluate the efficacy of its care management capabilities. Since IMC is financially liable for these costs, these KPIs are critical to the performance of IMC.
Per-Patient Revenue
IMC defines per-patient revenue as the amount of monthly revenue earned to manage the cost of care for its patients. This includes the percentage of premium IMC has negotiated with its payor partners. IMC’s ability to accurately and appropriately document the acuity of a patient has a direct impact on per-patient revenue.
Key Factors Impacting Financial Performance
In the three-months ended March 31, 2021, IMC derived approximately 95% of its revenue from its at-risk patient base. IMC earns significant margin at both a line of business and company-wide level, with a per-patient margin contribution (defined as revenue under global capitation less external medical services under global capitation divided by applicable membership) of approximately $347 per month for MA patients and $58 per month for Medicaid patients and an 5.8% Adjusted EBITDA margin for the three-months ended March 31, 2021 and approximately $355 per month for MA patients and $28 per month for Medicaid patients and an 3.9% Adjusted EBITDA margin for the three-months ended March 31, 2020. Medicaid rate and Medicaid volume offset by operating expense costs.
Despite the difference in PPPM economics between the Medicaid and Medicare plan, IMC continues to serve both for the following reasons:
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IMC is focused on providing the best healthcare for, and improving the wellbeing of, all patients;

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it allows IMC to serve the community around its centers holistically, regardless of insurance coverage; and

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a large number of Medicaid and Commercial patients age-in to Medicare monthly, providing a pipeline to grow IMC’s MA base.

IMC educates its patients on the different components of Medicare and how they relate to one another. If patients are interested, IMC typically introduces them to an unaffiliated insurance agent who can help them select the appropriate plan for them based on their individual health needs. If IMC’s Medicaid and Commercial patients enroll in MA, it is better positioned to continue to serve them as at-risk patients as IMC is already familiar with their health conditions and they are familiar with its care model.
IMC’s historical financial performance has been, and IMC expects its future to be, driven by its ability to:
Effectively Manage the Cost of Care for IMC Patients
The capitated nature of IMC’s contracting with payors requires it to prudently manage the medical expense of its patients. IMC’s medical claims expense is its largest expense category, representing 84% of IMC’s total expenses for the three-months ended March 31, 2021. IMC’s care model focuses on leveraging the primary care setting as a means of avoiding costly downstream healthcare costs, such as acute hospital admissions. It does this by having a very active outreach process to engage members and have them seen routinely by their PCP to allow the PCP and IMC care team to navigate the patient through the health care system and proactively manage their conditions. The results have been impressive, as IMC has been able to drive an approximately 48% reduction in hospital admissions versus the FFS benchmark (IMC hospital admission rates per thousand patients of 178 as of December 31, 2020, compared to the Medicare benchmark of 370). A 64% reduction in emergency department visits (based on IMC’s rate of emergency department “treat and release” claims per thousand patients of 397 as of December 31, 2020, compared to the Medicare benchmark of 1,091). IMC’s patients, however, retain the freedom to seek care at emergency rooms or hospitals; IMC does not restrict their access to care. Therefore, IMC is liable for potentially large medical claims should IMC not effectively manage its patients’ health. IMC utilizes the protection offered through its agreement with payors for its patients, protecting IMC from medical claims per episode in excess of certain levels.
Per-Patient Revenue
IMC’s revenue derived from at-risk patients is a function of the percent of premium it has negotiated with its payor partners as well as its ability to accurately and appropriately document the acuity of a patient. For IMC’s at-risk MA patients, CMS revises the risk adjustment factor in January of each year for each patient based upon health conditions documented in the prior year. IMC experiences some seasonality with respect to its per-patient revenue as it will generally decline over the course of the year, approximate 0.5% per month. This is due to new patients joining IMC with typically less complete or accurate documentation (and therefore lower risk scores) as well as more acute (and therefore greater revenue) patients passing away throughout the year.
For IMC’s at-risk Medicaid patients, ACHA revises the contractual premiums annually. The rates are established based on specific cohorts by age and sex and geographical location. AHCA uses a “zero sum” risk adjustment model that establishes acuity for certain cohorts of patients and quarterly, depending on the scoring of that acuity, may shift premiums from health plans with lower acuity members to health plans with higher acuity members.
Add New Patients in Existing Centers
IMC believes its ability to add new patients is a key indicator of the market’s recognition of the attractiveness of IMC, both to patients and payor partners, and a key growth driver for the business. IMC has been able to demonstrate its ability to grow its patient base increasing it from approximately 18,500 MCREM as of December 31, 2018 to approximately 23,000 MCREM as of March 31, 2021. Further, IMC believes it has a large embedded growth opportunity within its existing center base with room for approximately 4,500 additional MCREM members based within its current footprint. IMC also believes that even after COVID-19 subsides, it will continue to conduct a portion of visits by telehealth based on patient preference and clinical need, which could potentially increase the average capacity of its centers. As IMC adds patients to its existing centers, it expects these patients to contribute significant incremental economics to IMC as it leverages its fixed cost base at each center.
IMC utilizes a proactive strategy to drive growth to its centers. IMC employs a grassroots approach to patient engagement led by its Outreach Team and supplemented by more traditional marketing, digital and social media, as well as telemarketing. IMC leverages its Outreach Team to ensure it is connecting with Medicare-eligible patients across a number of channels to make them aware of their healthcare choices and the services IMC offers. These efforts have historically included hosting events within IMC centers and participating in community events. Each IMC center has an activity room; a space designated and available for its patients’ use whenever the center is open. IMC also utilizes this space to provide fitness and health education classes to its patients and often opens up events to any older adults in the community regardless of their affiliation. At the present time, IMC leverages its activity centers as extra waiting room space as needed which allows easier social distancing for patients or their companions. IMC is continuing to leverage its community-based marketing approach with less focus on in-person interactions and more focus on working with community partners to identify older adults who need IMC’s services. It is IMC’s belief that the enhanced awareness of the importance of managing chronic illnesses as well as patient varied preferences on preferred methods to interact with providers will continue to drive demand for IMC services among older adults. IMC believes the ultimate effect of its marketing efforts leads to increased awareness of IMC and additional patients choosing IMC as their primary care provider, regardless of whether that patient is covered under MA, Medicaid or Commercial insurance. IMC believes that its outreach efforts also help to grow its payor partners’ membership base alongside IMC’s patient base growth and helps educate patients about their choices on Medicare, Medicaid or Commercial, further aligning its model with that of healthcare payers.
IMC’s payor partners will also direct patients to IMC by either assigning patients who have not yet selected a primary care provider to IMC or through insurance agents who inform their clients about IMC, which IMC believes results in patients selecting IMC as their primary care provider when selecting an MA plan. Payors dedicate a large share of their internal efforts to improving quality and reducing medical costs and they have a strong desire to engage with solutions proven to achieve that goal. Due to IMC’s care delivery model’s patient-centric focus, it has been able to consistently help payors manage their costs while raising the quality of their plans, affording them quality bonuses that increase their revenue. IMC believes that it represents an attractive opportunity for payors to improve their overall membership growth in a given market without assuming any financial downside.
CMS allows for MA enrollees to be risk-adjusted in order to compensate the MA plan for the greater medical costs associated with sicker patients, so long as the health plan appropriately and accurately documents the patients’ health conditions. Newer patients have not engaged with the healthcare system, and therefore their health conditions are not documented. Through its care model, IMC organically determines and assesses the health needs of its patients and creates a care plan consistent with those needs. It captures and documents health conditions as a part of this process. IMC believes its model allows it to align its risk adjustment framework as it scales the clinical intensity of the IMC care model based upon the needs of the individual patient — it invests more dollars and resources towards its sicker patients.
Seasonality — Growth and Medical Costs
Due to the large number of dual-eligible patients (meaning eligible for both Medicare and Medicaid) it serves, the annual enrollment period doesn’t materially affect IMC’s growth during the year. IMC typically sees large increases in Affordable Care Act (“ACA”) patients during the first quarter as a result of the Annual Enrollment Period (October to December). However, this is not a large portion of IMC’s business.
Medical costs will vary seasonally depending on a number of factors, but most significantly the weather. Certain illnesses, such as the influenza virus, are far more prevalent during colder months of the year, which will result in an increase in medical expenses during these time periods. IMC therefore expects to experience higher levels of per-patient medical costs in its first and fourth quarters. Medical costs also depend upon the number of business days in a period. Shorter periods will have lesser medical costs due to fewer business days. Business days can also create year-over-year comparability issues if the number of business days in each of the compared years is not the same. IMC would also expect to experience an impact should there be a pandemic such as COVID-19, which may result in increased or decreased total medical costs depending upon the severity of the infection, the duration of the infection and the impact to the supply and availability of healthcare services for patients.
Investments in Growth
IMC expects to continue to focus on long-term growth through investments in its centers, care model, and marketing. In addition, IMC expects its corporate, general and administrative expenses to increase in absolute dollars for the foreseeable future to support its growth and because of additional costs as IMC becomes a public company, including expenses related to compliance with the rules and regulations of the SEC and the listing standards of NASDAQ, additional corporate and director and officer insurance expenses, greater investor relations expenses and increased legal, audit and consulting fees. While IMC’s net income may decrease in the future because of these activities, IMC plans to balance these investments in future growth with a continued focus on managing its results of operations and investing judiciously. Accordingly, in the short term IMC expects these activities to decrease its net income, but in the longer term it anticipates that these investments will positively impact its business and results of operations.
Contracts with Payors
IMC economic model relies on its capitated partnerships with payors which manage and market MA plans across the United States. In IMC’s short history, it has been able to establish strategic value-based relationships with nine different payors for Medicare Advantage patients, five different payors for Medicaid patients and one payor for ACA patients. IMC’s three largest payor relationships were Anthem, United, and Centene, which generated 30%, 23%, 26%, of IMC’s revenue in the three-months ended March 31, 2021 and 32%, 27%, and 18% of IMC’s revenue in March 31,2020. These existing contracts and relationships with IMC’s partners’ understanding of the value of the IMC model reduces the risk of entering into new markets as IMC typically has payor contracts before entering a new market. Maintaining, supporting, and growing these relationships, particularly as IMC’ enters new geographies, is critical to IMC’s long-term success. IMC’s model is well-aligned with its payor partners — to drive better health outcomes for their patients, enhancing patient satisfaction, while driving incremental patient and revenue growth. This alignment of interests and its highly effective care model helps ensures IMC’s continued success with its payor partners.
Impact of COVID-19
The rapid spread of COVID-19 around the world and throughout the United States has altered the behavior of businesses and people, with significant negative effects on federal, state and local economies, the duration of which is unknown at this time. The virus disproportionately impacts older adults, especially those with chronic illnesses, which describes many of IMC’s patients. To ensure a coordinated response to the pandemic, IMC created a COVID-19 Response Team that is supported by team members from across the organization. To date, IMC has experienced or expects to experience the following impacts on its business model due to COVID-19:
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Care Model. IMC has transitioned much of its care to telehealth services, while increasing patient visit volume and maintaining continuity of care. IMC’s average daily visits decreased approximately 5% in the three months ended March 31, 2021 compared to the three months ended March 31, 2020. The decrease is due to the overall ebbs and flows of COVID-19 and hospitalization rates. IMC’s annualized utilization is in line with historic levels.

IMC’s goal in addressing COVID-19 was threefold:
1.
Keep patients informed

2.
Keep patients safe; and

3.
Help patients effected by COVID-19

To achieve these goals, IMC introduced several new programs:
In-home Meal delivery — To address nutritional needs and allow people to shelter in place, IMC leveraged its transportation infrastructure to provide food delivery to its most at-risk patients to address their social determinants of health, making over 350,000 deliveries since its markets were first impacted in March 2020.
Telehealth — IMC launched telehealth to allow patients to access their PCP. At the height of COVID-19, 90% of IMC visits were done via telehealth or a traditional call. During the first half of 2021, IMC expects to continue to complete 20% to 30% of its appointments through this technology.
Companionship program — IMC also launched a companionship program called “TeleAmigos” to help address patient fear and loneliness as many remained isolated throughout the pandemic.
COVID-19 informed care management monitoring — IMC created a care management monitoring and outreach program to care for its patients who had a confirmed or suspected case of COVID-19. This includes monitoring daily feeds from the State of Florida’s Encounter Notification Service, which allows us to know about each admission and discharge to a hospital inpatient or emergency room. All admissions are researched and, if IMC determines it is COVID-19 related, it monitors the case and follow up with post-discharge support.
As IMC’s revenues are not determined or earned based upon the number of times, IMC interacts with its patients, and as it was already incurring the cost associated with the employees responsible for assisting its patients across all of these dimensions, these care model changes have not had a material financial impact on IMC’s revenue or operating costs.
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Other Patient Service Revenue.    Other patient service revenue includes revenue received for care IMC provides and bills on a fee-for-service basis. While IMC centers remained open during the COVID-19 pandemic, IMC restricted in-center visits to those patients with the most urgent needs. These restrictions resulted in IMC performing fewer fee-for-service visits, resulting in lower dollar values of claims. However, while IMC’s fee-for-service patients represented approximately 15% of its patients as of March 31, 2021, fee-for-service revenue represented less than 2% of IMC’s total revenues.

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Growth.    At the end of March 2020, IMC made the decision to suspend community-based outreach events and scale back central marketing efforts due to safety concerns for employees and communities and to comply with local government ordinances. As a result, IMC expects growth to continue to be adversely impacted in 2021 as it does not expect to resume community events until later in 2021. However, IMC has used this pause in traditional marketing efforts to reassess and realign its marketing strategy to focus on other growth channels. For example, IMC is engaging community partners, such as senior living facilities and faith-based organizations, through an account management model to gain referrals of older adults who could benefit from IMC services and care model. IMC has also increased its presence and activity on social media outlets popular with seniors

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Medical Claims Expense.    Although IMC patient demographic has been and continues to be disproportionately impacted by the effects of COVID-19, as of March 31, 2021, IMC’s annualized external medical services under global capitation appear to be in line with previous periods. IMC cannot accurately estimate the future potential impact, positive or negative, to medical claims expense going forward.

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Risk-adjustment.    Medicare pays capitation using a “risk adjustment model,” which compensates providers based on the health status (acuity) of each individual patient. Payors with higher acuity patients receive more, and those with lower acuity patients receive less. Medicare requires that a patient’s health issues be documented annually regardless of the permanence of the underlying causes. Historically, this documentation was required to be completed during an in-person visit with a patient. As part of the CARES Act, Medicare is allowing documentation for conditions identified during video visits with patients.

Components of Results of Operations
Revenue
Revenues under global capitation.   Global capitation is a fixed amount of money per patient per month paid in advance for the delivery of health care services, whereby IMC is generally liable for medical costs in excess of the fixed payment and are able to retain any surplus created if medical costs are less than the fixed payment. A portion of its capitated revenues are typically prepaid monthly to IMC based on the number of patients selecting IMC as their primary care provider. IMC’s capitated rates are determined as a percentage of the premium the plan receives from CMS or AHCA for IMC’s at-risk members.
For MA, those premiums are determined via a competitive bidding process with CMS and are based upon the cost of care in a local market and the average utilization of services by the patients enrolled. Medicare pays capitation using a “risk adjustment model,” which compensates providers based on the health status (acuity) of each individual patient. Payors with higher acuity patients receive more in premium, and those with lower acuity patients receive less in premium. Under the risk adjustment model, capitation is paid on an interim basis based on enrollee data submitted for the preceding year and is adjusted in subsequent periods after the final data is compiled. As premiums are adjusted via this risk adjustment model, IMC’s capitation payments will change in unison with how its payor partners’ premiums change with CMS. Risk adjustment in future periods (e.g., second quarter of 2021) may be impacted by COVID-19 and its inability to accurately document the health needs of IMC’s patients in a compliant manner, which may have an adverse impact on its revenue.
For Medicaid, premiums are determined by Florida’s AHCA and based rates are adjusted annually using historical utilization data projected forward by a third-party actuarial firm. The rates are established based on specific cohorts by age and sex and geographical location. AHCA uses a “zero sum” risk adjustment model that establishes acuity for certain cohorts of patients and quarterly, depending on the scoring of that acuity, may shift premiums from health plans with lower acuity members to health plans with higher acuity members.
Revenues under global capitation and external medical services under global capitation are consolidated to determine profitability for IMC’s at-risk arrangements.
See “— Critical Accounting Policies — Capitated Revenue” for more information.
Other Managed Care Revenue.   Other managed care revenue includes professional capitation payments. These revenues are a fixed amount of money per patient per month paid in advance for the delivery of primary care services only, whereby IMC is not liable for medical costs in excess of the fixed payment. Capitated revenues are typically prepaid monthly to IMC based on the number of patients selecting IMC as their primary care provider. IMC’s capitated rates are fixed, contractual rates. Incentive payments for Healthcare Effectiveness Data and Information Set (“HEDIS”) and any services paid on a fee for service basis by a health plan are also included in other managed care revenue.
Other Revenue.   Other revenue is mostly comprised of cash copayment collections. Certain services under some insurance coverage requires patients to pay a copayment.
Operating Expenses
External Medical Services under Global Capitation.   External medical services under global capitation includes all services at-risk patients utilize. These include claims paid by the health plan and estimates for unpaid claims. The estimated reserve for incurred but not paid claims is included in accounts receivable (Capitation Receivable on IMC’s balance sheet) as IMC does not pay medical claims. Actual claims expense will differ from the estimated liability due to factors in estimated and actual patient utilization of health care services, the amount of charges, and other factors. IMC typically reconciles its medical claims expense with its payor partners on a monthly basis and adjust its estimate of incurred but not paid claims if necessary. To the extent IMC revises its estimates of incurred but not paid claims for prior periods up or down, there would be a correspondingly favorable or unfavorable effect on its current period results that may or may not reflect changes in long term trends in its performance. IMC expects its medical claims expenses to increase in both absolute dollar terms as well as on a PPPM basis given the healthcare spending trends within the Medicare population and the increasing disease burden of patients as they age.
Other Medical Costs.   Other medical costs includes the costs of additional medical services IMC provides to patients that are not paid by the plan. These services include patient transportation, medical supplies, auto insurance and other specialty costs, like dental or vision. In some instances, IMC has negotiated better rates than the health plans.
Direct Medical Salaries, Wages and Benefits.   Direct medical salaries, wages and benefits include those paid to medical doctors, nurse practitioners, physician assistants, registered nurses, scribes, medical assistants, and phlebotomists. IMC also includes patient support employees such as center administrators, receptionist, activity coordinators, access representatives and patient engagement representatives in direct medical salaries, wages, and benefits. As IMC opens new centers, it expects these costs to increase in absolute dollars.
Salaries, Wages and Benefits   Salaries, wages and benefits include employee-related expenses, including salaries and related costs and stock-based compensation for IMC’s executive, technology infrastructure, operations, clinical and quality support, finance, legal, human resources, and development departments. IMC expects these costs to increase in absolute dollars over time as it continues to grow patient panels.
General and Administrative Expenses.   General and administrative expenses include all corporate technology, sales and marketing expenses, third party professional services and occupancy costs. IMC expects these expenses to increase over time due to the additional legal, accounting, insurance, investor relations and other costs that IMC will incur as a public company, as well as other costs associated with continuing to grow its business. IMC also expects its general and administrative expenses to increase in absolute dollars in the foreseeable future. However, IMC anticipates general and administrative expenses to decrease as a percentage of revenue over the long term, although they may fluctuate as a percentage of revenue from period to period due to the timing and amount of these expenses.
Depreciation and Amortization.   Depreciation and amortization expenses are primarily attributable to IMC’s capital investment and consist of fixed asset depreciation, amortization of intangibles considered to have definite lives, and amortization of capitalized internal-use software costs.
Other Income (Expense)
Interest Expense.   Interest expense consists primarily of interest payments on IMC’s outstanding borrowings under IMC’s note payable. See “— Liquidity and Capital Resources — Note Payable.”
Results of Operations
The following information sets forth results from IMC’s condensed consolidated statements of operations for the periods indicated:
Revenue under global capitation.   Revenue under global capitation was $56.5 million for the three-months ended March 31, 2021, an increase of $7.4 million, or 15.1%, compared to $49.1 million for the three-months ended March 31, 2020.
Global capitation revenue for MA patients was $37.6 million and $38.2 million for the three-months ended March 31, 2021 and 2020, respectively; a decrease of $0.7 million, or (1.8%). The decrease is attributable to a (1.9%) decrease in volume, while rate increased 0.1%. Global capitated revenue for Medicaid patients was $18.9 million and $10.8 million for the three-months ended March 31, 2021 and 2020, respectively; an increase of $8.1 million or 75.0%. The increase in Medicaid revenue was driven by an 95.4% increase in volume offset by a (10.5%) decrease in rate.
Other Managed Care Revenue.   Other managed care revenue was $3.1 million for the three-months ended March 31, 2021, a decrease of $0.2 million, or (6.1%), compared to $3.3 million for the three-months ended March 31, 2020. The decrease was primarily driven by decreased volume of partial-risk ACA patients.

Operating Expenses
	Three Months Ended March 31,
	2021	2020	$ change	% change
	(in millions)
Operating expenses:
External medical services under global capitation	$42.6	$37.6	$5.0	13.3%
Other medical expenses	2.0	2.0	—	0.0%
Direct medical salaries, wages & benefits	5.1	5.4	(0.3)	(5.6)%
Salaries, wages & benefits	4.3	3.1	1.2	38.7%
General & administrative	4.2	3.7	0.5	13.5%
Depreciation & Amortization	1.1	1.3	(0.2)	(15.4)%
Total operating expenses	$59.3	$53.1	$6.2	11.7%
External medical services under global capitation.   External medical services under global capitation was $42.6 million for the three-months ended March 31, 2021, an increase of $5.0 million, or 13.3%, compared to $37.6 million for the three-months ended March 31, 2020.
Global medical claims expense for MA patients was $27.4 million and $27.7 million for the three-months ended March 31, 2021, a decrease of $0.3 million, or 1.1%, compared to $27.7 million for the three-months ended March 31, 2020. and 2020, respectively. This is a decrease of $0.3 million or (1.1%). The favorability is attributable to a 1.9% decrease in volume and 0.8% improvement in rates. Global medical claims expense for Medicaid patients was $15.2 million and $9.9 million for the three-months ended March 31, 2021, an increase of $5.3 million, or 53.5%, compared to $9.9 million for the three-months ended March 31, and 2020, respectively. This is an increase of $5.3 million or 53.5%. The increase in Medicaid medical expense was driven by an 95.4% increase in volume, while rates declined by 21.4%.
Other medical expense.   Other medical expense was $2.0 million for the three-months ended March 31, 2021 and 2020, respectively. Costs remained constant in the three-months ended March 31 2021 and 2020.
Direct medical salaries, wages and benefits.   Direct medical salaries, wages and benefits expense was $5.1 million for the three-months ended March 31, 2021, a decrease of $0.3 million, or 5.6%, compared to $5.4 million for the three-months ended March 31, 2020. The improvement was a result of centralizing certain functions that were historically kept in the centers. This centralization allows IMC to leverage its scale and improve operating results.
Salaries, wages and benefits.   Salaries, wages and benefits expense was $4.3 million for the three-months ended March 31, 2021, an increase of $1.2 million, or 38.7%, compared to $3.1 million for the three-months ended March 31, 2020. The increase was a result of incremental staffing of new employees for key positions.
General and administrative.   General and administrative expense was $4.2 million for the three-months ended March 31, 2021, an increase of $0.5 million, or 13.5%, compared to $3.7 million for the three-months ended March 31, 2020. The increase in expenses was due to an increase in transaction related expenses.
Depreciation and Amortization.   Depreciation and amortization expense was $1.1 million for the three-months ended March 31, 2021, a decrease of $0.2 million, or (15.4%) compared to $1.3 million for three-months ended March 31, 2020.
Other Income (Expense)
Interest Expense.   Interest expense was $2.0 million for the three-months ended March 31, 2021, a decrease of $0.5 million, or (21.6%) compared to $2.5 million for three-months ended March 31, 2020. The decrease in interest expense is due to the reduction in outstanding principal balances due to paydowns on term loans and the conversion of long-term debt to equity, thereby reducing the total outstanding principal balance of long term debt in the 4th quarter 2020.

Liquidity and Capital Resources
To date, IMC has financed its operations principally through capital contributions from its members. As of March 31, 2021, IMC had cash and cash equivalents of approximately $14.0 million. IMC’s cash and cash equivalents primarily consist of demand deposits maintained in IMC’s bank accounts and cash on hand. IMC incurred operating losses in the three-months ended March 31, 2021 and 2020, respectively. During 2021 IMC has met its liquidity needs through normal business operations.
Off-Balance Sheet Arrangements
IMC did not have any off-balance sheet arrangements as of March 31, 2021 or December 31, 2020.
JOBS Act
Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies, but any such election to opt out is irrevocable. IMC has elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, IMC, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the IMC’s consolidated financial statements with a public company which is neither an emerging growth company, nor an emerging growth company that has opted out of using the extended transition period, difficult or impossible because of the potential differences in accounting standards used.
Critical Accounting Policies
The discussion and analysis of its financial condition and results of operations are based upon IMC’s condensed consolidated financial statements, which have been prepared in accordance with GAAP. The preparation of these financial statements requires management to make estimates and judgments that affect the reported amounts of assets and liabilities, revenue and expenses and related disclosures of contingent assets and liabilities at the date of IMC’s financial statements. Actual results may differ from these estimates under different assumptions or conditions, impacting IMC’s reported results of operations and financial condition.
IMC’s condensed consolidated financial statements include the accounts of IMC and subsidiaries.
All intercompany balances and transactions are eliminated in consolidation.
Certain accounting policies involve significant judgments and assumptions by management, which have a material impact on the carrying value of assets and liabilities and the recognition of income and expenses. Management considers these accounting policies to be critical accounting policies. The estimates and assumptions used by management are based on historical experience and other factors, which are believed to be reasonable under the circumstances. The significant accounting policies which IMC believes are the most critical to aid in fully understanding and evaluating IMC’s reported financial results are described below. Refer to Note 2 “Summary of Significant Accounting Policies” to IMC’s condensed consolidated financial statements included elsewhere in this prospectus for more detailed information regarding IMC’s critical accounting policies.
Revenue under Global Capitation
IMC provides coordination and facilitation of medical services; transaction processing; customer, consumer and care professional services; and access to contracted networks of physicians, hospitals and other health care professionals under global capitated risk-based arrangements and managed services only contracts. Revenues derived from global capitated risk-based arrangements in which the premium is typically at a fixed rate per individual service for a one-year period, and where IMC assumes the economic risk of funding its customers’ health care and related administrative costs and managed services only contracts are presented as revenue under global capitation in IMC’s condensed consolidated statements of operations for the period ended March 31, 2021.
The Centers for Medicare and Medicaid Services (“CMS”) uses a risk adjustment model for its Medicare Advantage enrollees that apportions premiums paid to all health plans according to health severity and certain demographic factors. The CMS risk adjustment model pays more for members whose medical history indicates they have certain medical conditions. Under this risk adjustment methodology, CMS calculates the risk adjustment premium payment using diagnosis data from hospital inpatient, hospital outpatient and physician treatment settings. IMC and other health care providers collect, capture and submit the necessary and available diagnosis data to the plans with which IMC contracts. Plans must submit applicable data to CMS within prescribed deadlines. IMC’s risk-based Medicare contracts contain retrospective adjustment provisions that adjust IMC’s revenue under global capitation for applicable percentages of the risk adjustment amounts. Such amounts are recorded as revenue when the data to reasonably estimate them have been obtained by IMC. Risk adjustment data is subject to regulatory audits via the plans.
Payments under both IMC’s global risk contracts (for both Medicare Advantage and Medicaid) are subject to revision based upon premium adjustments, historical patient enrollment data and final settlements. Such revision and final payments are settled over a period ranging from 18 to 24 months after the contractual period. IMC adjusts its revenue for retroactive enrollee additions, terminations and other changes when identified. As such, the retroactive adjustments and final payments discussed are a form of variable consideration estimated at contract inception and updated throughout the measurement period, to the extent that risk of reversal does not exist and the consideration is not constrained.
For the three-months ended March 31, 2021 and March 31, 2020, IMC included Medicare risk adjustments of $2.0 million and $1.6 million, respectively, as a result of expected acuity-related adjustments to be received in subsequent periods.
Stop loss premium expense was $2.1 million and $0.7 million for the three-months ended March 31, 2021 and 2020, respectively. The increase was due to increases Reinsurance recoveries were $3.8 million and $1.1 million for the three-months ended March 31, 2021 and 2020, respectively.
External Medical Services under Global Capitation
For patients enrolled under risk-based managed care contracts, the cost of specialty services is paid on either a fee-for-service, per diem or capitation basis. Expenses for external medical services are recognized in the period in which enrollees of the health plans receive services and include the actual claims paid and estimates of medical claims payable. Medical services payable are included within capitation receivables and amounts due health plans on IMC’s condensed consolidated balance sheet, as the payables and receivables are settled net pursuant to contractual terms, and represents the liability for medical services reported but not paid and medical services incurred but not reported (collectively, “IBNP”). IMC estimates the liability for IBNP medical services based upon historical data including the period between the date services are rendered and the date claims are received and paid, contract provisions and other relevant factors. The estimate for IBNP medical services is made and adjusted in future periods as required. IMC applies its estimates of medical services payable first against the respective surplus amounts retained by the respective health plans and, if medical services expense exceeds surplus amounts, the liability is recorded in amounts due health plans in IMC’s accompanying condensed consolidated balance sheets for the three months ended March 31, 2021. Estimates of medical services payable are necessarily based on estimates and, while management believes that IMC’s reserves of medical services payable are adequate, the ultimate liability may differ from the amounts estimated, and those differences may be material.
When it is probable that expected future health care costs and maintenance costs under a contract or group of existing contracts will exceed anticipated capitated revenue on those contracts, IMC recognizes losses on its prepaid health care services with the plans.
Goodwill and Other Intangible Assets
IMC records acquired assets and assumed liabilities at their respective fair values under the acquisition method of accounting. Goodwill represents the excess of the purchase price over the fair value of net assets acquired. Intangible assets with finite lives, principally trade names, are recognized apart from goodwill at the time of acquisition based on the contractual-legal and separability criteria established in the accounting guidance.
IMC tests goodwill for impairment annually or more frequently if triggering events occur or other impairment indicators arise which might impair recoverability. These events or circumstances would include a significant change in the business climate, legal factors, operating performance indicators, competition, sale, disposition of a significant portion of the business or other factors.
ASC 350, Intangibles — Goodwill and Other (“ASC 350”) allows entities to first use a qualitative approach to test goodwill for impairment. ASC 350 permits an entity to first perform a qualitative assessment to determine whether it is more likely than not (a likelihood of greater than 50%) that the fair value of a reporting unit is less than its carrying value.
In testing for goodwill impairment, IMC first assesses qualitative factors to determine whether the existence of events or circumstances leads to a determination that it is more likely than not that the fair value of a reporting unit is less than its carrying amount. If, after assessing the totality of events or circumstances, IMC determines it is not more likely than not that the fair value of a reporting unit is less than its carrying amount, then additional impairment testing is not required. However, if IMC concludes otherwise, it performs the first of a two-step impairment test. Based on its assessment of qualitative factors on March 31, 2021, IMC concluded it was more likely than not that IMC’s recorded goodwill balance of $85.5 million was not impaired and did not perform the quantitative test. See “Note 3 — Goodwill and Intangible Assets, Net” to IMC’s condensed consolidated financial statements included elsewhere in this proxy statement.
Intangible assets, net, consist of trademarks. Intangible assets with finite lives are amortized on a straight-line basis over their estimated useful lives. Intangible assets with finite lives are amortized over periods of fifteen years.
Long-lived assets, such as equipment, improvements, and intangible assets, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to estimated undiscounted future cash flows expected to be generated by the use and eventual disposition of the asset. If the carrying amount of an asset exceeds its estimated future cash flows, an impairment charge is recognized by the amount by which the carrying amount of the asset exceeds the fair value.
Recent Accounting Pronouncements
See Note 2 to IMC’s condensed consolidated financial statements “Summary of Significant Accounting Policies — Recent Accounting Pronouncements” included elsewhere in IMC’s condensed consolidated financial statements for the three months ended March 31, 2021 for more information.
Quantitative and Qualitative Disclosures About Market Risk
Market risk represents the risk of loss that may impact IMC’s financial position due to adverse changes in financial market prices and rates. IMC’s market risk exposure is primarily a result of exposure due to potential changes in inflation or interest rates. IMC does not hold financial instruments for trading purposes.
Interest Rate Risk
IMC’s primary market risk exposure is changing prime rate-based interest rates. Interest rate risk is highly sensitive due to many factors, including U.S. monetary and tax policies, U.S. and international economic factors and other factors beyond its control. IMC’s Term Note bears interest at a floating rate equal to the 3-month LIBOR plus 7.5% through the interest period ended December 31, 2020 and the 3-month LIBOR plus 8.25% for the interest period ended March 31, 2021. As of March 31, 2021, IMC had total outstanding debt of $77.2 million (net of deferred financing fees) in principal and paid-in-kind interest under the Term Note and other Long-Term Debt. Based on the amount outstanding, a 100-basis point increase or decrease in market interest rates over a twelve-month period would result in a change to interest expense of approximately $0.8 million.
Inflation Risk
Based on its analysis of the periods presented, IMC believes that inflation has not had a material effect on its operating results. There can be no assurance that future inflation will not have an adverse impact on IMC’s operating results and financial condition.

MANAGEMENT
Executive Officers and Directors
The following table sets forth certain information, including ages as of June 22, 2021, of our executive officers and members of the Board.
Name	Age	Position(s)
Richard Barasch	67	Executive Chair, Class III Director
Carlos A. de Solo	42	Class III Director; Chief Executive Officer
Hon. Dr. David J. Shulkin	61	Class II Director
Randy Simpson	52	Class I Director
Dr. Jennifer Carter	57	Class I Director
Jose R. Rodriguez	62	Class II Director
William C. Lamoreaux	58	Executive Vice President
Kevin Wirges	41	Chief Financial Officer
Alberto de Solo	44	Chief Operating Officer
Directors and Officers
The following is a brief biography of each of our directors and executive officers.
Richard Barasch, has served as the Executive Chair of the Board since the Closing Date, and served as DFHT’s Chairman from May 2020 until the Closing Date. Mr. Barasch served as the Chairman and Chief Executive Officer of DFB Healthcare Acquisitions Corp. (“DFB”) from its formation until the closing of its initial business combination with AdaptHealth Corp., where Mr. Barasch currently serves as Chairman. In addition, Mr. Barasch is Executive Chairman of DFP Healthcare Acquisitions Corp. (“DFP”). Mr. Barasch was Chief Executive Officer of Universal American Corp., a publicly-traded health insurance and services company focused on the senior market and government programs, from 1995 until Universal American’s acquisition by WellCare Health Plans in May 2017. Mr. Barasch has developed an extensive network of contacts throughout the healthcare industry and speaks regularly at industry conferences as a healthcare services expert. He is currently founding partner of RAB Ventures, formed to invest in growth healthcare companies, Chairman of HouseWorks LLC and Co-Chairman of ELMC Risk Management Inc. He is on the Board of Advisors of the Health Policy and Management program at the Columbia University Mailman School of Public Health, where he is also an Assistant Adjunct Professor, and the Brown School of Public Health. He also serves on the Board of Trustees of the Maimonides Medical Center in Brooklyn, New York. Mr. Barasch graduated from Swarthmore College and Columbia University Law School. We believe Mr. Barasch’s significant experience managing and investing in healthcare companies makes him well qualified to serve as a member of the Board.
Carlos A. de Solo, has served as our President and Chief Executive Officer, and as a director, since the Closing Date. Mr de Solo was a co-founder and the President and Chief Executive Officer of CMG and served in those capacities from May 2011 until the Closing Date. Mr. de Solo has more than 10 years of experience in the healthcare industry. Prior to co-founding CareMax, Mr. de Solo served as Chief Operating Officer and partner of Solera Health Systems, LLC a startup managed healthcare company. Mr. de Solo serves as a board member of the Coral Gables Hospital. Mr. de Solo received a B.B.A. in Accounting and Finance from Florida International University. We believe Mr. de Solo’s experience as co-founder, President and Chief Executive Officer of CMG makes him well qualified to serve as a member of the Board.
Hon. David J. Shulkin, M.D., has served as an independent director on the Board since July 2020. Dr. Shulkin served as the ninth United States Secretary of Veterans Affairs from February 2017 to April 2018 and the Under Secretary of Veterans Affairs for Health from July 2015 to February 2017. Prior to coming to such appointments, Dr. Shulkin was a healthcare executive, having served as chief executive of leading hospitals and health systems including Beth Israel in New York City and Morristown Medical Center in Northern New Jersey. Dr. Shulkin has also held numerous physician leadership roles including the Chief

Medical Officer of the University of Pennsylvania Health System, the Hospital of the University of Pennsylvania, Temple University Hospital, and the Medical College of Pennsylvania Hospital. Dr. Shulkin has held academic positions including the Chairman of Medicine and Vice Dean at Drexel University School of Medicine. As an entrepreneur, Dr. Shulkin founded and served as the Chairman and CEO of DoctorQuality, one of the first consumer-orientated sources of information for quality and safety in healthcare. He has served on boards of managed care companies, technology companies, and health care organizations. Dr. Shulkin was the 2018 University of Pennsylvania Leonard Davis Institute Distinguished Health Policy Fellow. He is board-certified internist. He received his medical degree from the Medical College of Pennsylvania, his internship at Yale University School of Medicine, and a residency and Fellowship in General Medicine at the University of Pittsburgh Presbyterian Medical Center. He received advanced training in outcomes research and economics as a Robert Wood Johnson Foundation Clinical Scholar at the University of Pennsylvania. We believe that Dr. Shulkin’s significant management experience in the healthcare and technology industries makes him well qualified to serve as a member of the Board.
Randy Simpson, has served as an independent director on the Board since the Closing Date. Most recently, Mr. Simpson served as a Partner and Head of the Healthcare Group at Glenview Capital Management, an investment fund with over $7 million of capital under management as of 2019, where he was a member of Glenview’s investment team and managed its healthcare investment team through December 2019. Mr. Simpson joined Glenview Capital Management in September 2005 and was named Partner in April 2011. Mr. Simpson was a senior member of Glenview Capital Management’s investment team and managed Glenview Capital Management’s healthcare investments through 2019. Prior to joining Glenview Capital Management, Mr. Simpson was an equity research analyst at Goldman Sachs from 2003 until 2005, and before that, he spent three years as a generalist in the M&A group at Credit Suisse First Boston. Mr. Simpson served on the Board of Directors of Tenet Healthcare Corporation (NYSE: THC) from January 2016 through August 2017. He received his M.B.A. in Finance and Accounting from the University of Chicago. Mr. Simpson also earned a J.D. from Georgetown University Law Center and a Bachelor of Arts in Quantitative Economics and Decision Sciences from the University of California, San Diego. We believe that Mr. Simpson’s significant investment experience makes him well qualified to serve as a member of the Board.
Dr. Jennifer Carter, has served as an independent director on the Board since the Closing Date. Dr. Carter is a board-certified internist and healthcare entrepreneur, with over 20 years of experience evaluating existing and emerging markets, new medical technologies and early-stage companies in the healthcare field. Dr. Carter is currently Managing Director of JLC Precision Health Strategies, LLC, a strategy and innovation consulting company advising data-driven healthcare and life science companies on their commercial and financing strategy and on the development of novel products and services. In 2018, Dr. Carter founded TrialzOWN, Inc. and was CEO until its prelaunch acquisition by Integral Health (now Valo Health) in 2019. Prior to TrialzOWN, Dr. Carter was the Founder and President of N-of-One, Inc. She served as acting-CEO from 2008-2012 and Chief Medical Officer from 2012 until its acquisition by Qiagen in 2019. At N-of-One, Dr. Carter led the creation of award winning solutions that delivered novel treatment strategies to hundreds of thousands of patients with cancer globally. She is currently on the board of directors of OncoCyte Corporation (NYSE: OCX) and DFP Healthcare Acquisitions Corp. (NASDAQ: DFPH) and advises other private healthcare and life science companies. She graduated Phi Beta Kappa, Summa Cum Laude with distinction with a BS in Molecular Biophysics and Biochemistry from Yale University and has an MD from Harvard Medical School, an MPH from Harvard School of Public Health and an MBA from the Sloan School at Massachusetts Institute of Technology. We believe Dr. Carter’s significant experience in healthcare technology and strategic consulting makes her well qualified to serve as a member of the Board.
Jose R. Rodriguez, has served as an independent director on the Board since the Closing Date. Prior to his retirement from KPMG LLP (KPMG), effective March 31, 2021, Mr. Rodriguez was a senior audit partner (admitted to the partnership, July 1995). During his career at KPMG he held various leadership positions, which included serving on its board of directors and as lead director; chief operating officer of KPMG International’s global audit practice; office managing partner; leader of its Audit Committee Institute (ACI); east region professional practice partner and most recently ombudsman. As an audit partner, Mr. Rodriguez had extensive experience with large multinational companies and mid-sized private and publicly held companies, with primary emphasis on industrial manufacturing; consumer markets (retail, automotive, and distribution concerns); pharmaceuticals; healthcare; agribusiness; oil and gas and mergers and acquisitions. Additionally, Mr. Rodriguez is an NACD Fellow and has been included in NACD’s D-100 list, which recognizes the most influential people in and around the boardroom. Mr. Rodriguez serves on the board of trustees of Marymount University; board of directors of Latin Corporate Directors Association (treasurer), SECU Family House (Chair-elect), the North Carolina Association of CPAs, the Dean’s Advisory Council at the University of Miami Herbert School of Business (Chair) and the Business School Advisory Board at Wake Forest University. He is a certified public accountant (licensed in FL, NC and NY). Mr. Rodriguez was nominated to serve on the board of directors of Primoris Services Corporation, subject to a shareholder vote on May 4, 2021. Mr. Rodriguez received a B.B.A. with a major in accounting from the University of Miami. We believe that Mr. Rodriguez’s in-depth knowledge and understanding of generally accepted accounting principles, his experience in auditing and SEC reporting, mergers and acquisitions, understanding of the responsibilities and functions of audit committees and experience in corporate governance makes him well qualified to serve as a member of the Board.
William C. Lamoreaux, has served as our Executive Vice President since the Closing Date. Prior to the Closing Date, Mr. was the Chief Executive Officer of IMC, and served in that capacity since April 2018. Mr. Lamoreaux has over 30 years of experience working in the healthcare and health insurance industries. Prior to joining IMC, Mr. Lamoreaux was Chief Executive Officer of Medical Access International, a boutique consulting firm assisting a variety of healthcare entities on operational excellence, strategy, marketing, and market research, where he worked since July 2017. Between 2009 and 2017, Mr. Lamoreaux’s held several executive positions, including Chief Executive Officer Emblem Strategic Services, Chief Operating Officer, and Executive Vice President, Government Programs and Operations, at EmblemHealth, a not for profit managed care company operating commercial, Medicare, and Medicaid programs in New York. Mr. Lamoreaux was a member of the EmblemHealth Executive Committee, the Board Chair and President of EmblemHealth Administrators and served as a board member of the Health Plan Association of New York and the Brooklyn Chamber of Commerce. Mr. Lamoreaux received an M.B.A. from Rensselaer Polytechnic Institute and a B.S. in Health Administration from Ithaca College.
Kevin Wirges, has served as our Executive Vice President, Treasurer and Chief Financial Officer since the Closing Date. Prior to the Closing Date, Mr. Wirges was the Chief Financial Officer of IMC and served in that capacity since September 2017. Between October 2015 and September 2017, Mr. Wirges was Regional Vice President, Finance, Medicare East Region at Anthem, one of the largest health benefits companies in the United States. Prior to Anthem’s acquisition of Simply Healthcare Plans in 2015, Mr. Wirges held several executive positions at Simply Healthcare Plans, which was one of the largest privately owned Health Maintenance Organizations, including Chief Financial Officer, Vice President of Finance and Controller. Mr. Wirges received a B.B.A. in Accounting from the University of Central Arkansas.
Alberto de Solo, has served as our Executive Vice President and Chief Operating Officer since the Closing Date. Prior to the Closing Date, Mr. de Solo was the Chief Financial Officer of CMG and served in that capacity since May 2011. Between July 2005 and May 2011, Mr. de Solo held several executive positions at Merrill Lynch. Mr. de Solo received a B.B.A. in Accounting and Finance from Florida International University.
Family Relationships
Carlos A. de Solo, our President, Chief Executive Officer and director, and Alberto de Solo, our Executive Vice President and Chief Operating Officer, are brothers. Other than the foregoing, there are no family relationships among any of our executive officers or directors.
Board Composition
Since the Closing Date, the Board has been comprised of six directors and divided into three staggered classes. Each of our Class I directors have a term that expires at the first annual meeting of our stockholders, each of our Class II directors will have a term that expires at the second annual meeting of our stockholders and each of our Class III directors will have a term that expires at the third annual meeting of our stockholders, or in each case until their earlier death, resignation, or removal, or the earlier termination of their term of office.

Independence of Directors
Nasdaq listing standards require that a majority of the board of directors of a company listed on Nasdaq be composed of “independent directors,” which is defined generally as a person other than an executive officer or employee of the company or its subsidiaries or any other individual having a relationship that, in the opinion of the Board, would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director. Based on information provided by each director concerning his or her background, employment and affiliations, including family relationships, the Board has determined that each of Drs. Carter and Shulkin and Messrs. Rodriguez and Simpson is an “independent director” under the Nasdaq listing standards.
Committees of the Board of Directors
The standing committees of the Board currently include an audit committee, a compensation committee, a nominating and corporate governance committee and a compliance committee. Each of the committees will report to the Board as they deem appropriate and as the Board may request. The initial composition, duties and responsibilities of these committees are set forth below.
Audit Committee
The principal functions of the audit committee include, among other things:
•
the appointment, compensation, retention, replacement and oversight of the work of the independent registered public accounting firm engaged by us;

•
pre-approving all audit and permitted non-audit services to be provided by the independent registered public accounting firm engaged by us, and establishing pre-approval policies and procedures;

•
reviewing and discussing with the independent auditors all relationships the auditors have with us in order to evaluate their continued independence;

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setting clear hiring policies for employees or former employees of the independent registered public accounting firm, including but not limited to, as required by applicable laws and regulations;

•
setting clear policies for audit partner rotation in compliance with applicable laws and regulations;

•
obtaining and reviewing a report, at least annually, from the independent registered public accounting firm describing (i) the independent registered public accounting firm’s internal quality-control procedures, (ii) any material issues raised by the most recent internal quality-control review, or peer review, of the audit firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm and any steps taken to deal with such issues and (iii) all relationships between the independent registered public accounting firm and us to assess the independent registered public accounting firm’s independence;

•
reviewing and approving any related party transaction required to be disclosed pursuant to Item 404 of Regulation S-K promulgated by the SEC prior to us entering into such transaction; and

•
reviewing with management, the independent registered public accounting firm, and our legal advisors, as appropriate, any legal, regulatory or compliance matters, including any correspondence with regulators or government agencies and any employee complaints or published reports that raise material issues regarding our financial statements or accounting policies and any significant changes in accounting standards or rules promulgated by the Financial Accounting Standards Board, the SEC or other regulatory authorities.

The audit committee consists of Messrs. Rodriguez and Simpson and Dr. Shulkin, with Mr. Rodriguez serving as the chair of the audit committee. The Board has determined that each of Messrs. Rodriguez and Simpson and Dr. Shulkin qualify as independent directors according to the rules and regulations of the SEC and Nasdaq with respect to audit committee membership. We also believe that each of Messrs. Rodriguez and Simpson qualify as an “audit committee financial expert,” as that term is defined in Item 401(h) of

Regulation S-K. The Board has adopted a written charter for the Audit Committee, which is available free of charge on our corporate website (www.caremax.com). The information on our website is not part of this prospectus.
Compensation Committee
The principal functions of the compensation committee include, among other things:
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reviewing and approving on an annual basis the corporate goals and objectives relevant to our Chief Executive Officer’s compensation, evaluating our Chief Executive Officer’s performance in light of such goals and objectives and determining and approving the remuneration of our Chief Executive Officer based on such evaluation;

•
reviewing and approving on an annual basis the compensation of all of our other executive officers;

•
reviewing on an annual basis our executive compensation policies and plans;

•
implementing and administering our incentive compensation equity-based remuneration plans; assisting management in complying with our proxy statement and annual report disclosure requirements;

•
approving all special perquisites, special cash payments and other special compensation and benefit arrangements for our officers and employees;

•
if required, producing a report on executive compensation to be included in our annual proxy statement; and

•
reviewing, evaluating and recommending changes, if appropriate, to the remuneration for directors.

The compensation committee consists of Drs. Carter and Shulkin, with Dr. Shulkin serving as the chair of the compensation committee. The Board has determined that each of Drs. Carter and Shulkin qualify as independent directors according to the rules and regulations of the SEC and Nasdaq with respect to compensation committee membership. The Board has adopted a written charter for the compensation committee, which is available free of charge on our corporate website (www.caremax.com). The information on our website is not part of this prospectus.
Nominating and Corporate Governance Committee
The principal functions of the nominating and corporate governance committee include, among other things:
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identifying and screening individuals qualified to become Board members;

•
selecting, or recommending to the Board, director nominees for each election of directors;

•
reviewing, evaluating and recommending changes, if appropriate, to the remuneration for directors;

•
developing and recommending to the Board criteria for selecting qualified director candidates;

•
considering committee member qualifications, appointment and removal;

•
overseeing our corporate governance policies and reporting;

•
making recommendations to the Board concerning governance matters; and

•
providing oversight in the evaluation of the Board and each committee.

The nominating and corporate governance committee consists of Dr. Carter and Messrs. Barasch and Simpson, with Mr. Barasch serving as the chair of the nominating and corporate governance committee. The Board has determined that each of Dr. Carter and Mr. Simpson qualify as independent directors according to the rules and regulations of the SEC and Nasdaq. In reliance on the exemption set forth in Nasdaq Rule 5605(e)(3), which allows for a nominating committee comprised of at least three members to have one member of such committee that does not qualify as an independent director under certain circumstances, the Board has determined that in light of his experience as a founder of DFHT, it is in the best interests of the Company and its stockholders for Mr. Barasch to serve on the nominating and corporate governance committee. The Board has adopted a written charter for the nominating and corporate governance committee, which is available free of charge on our corporate website (www. caremax.com). The information on our website is not part of this prospectus.
Compliance Committee
The principal functions of the compliance committee include, among other things:
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overseeing our activities in the area of compliance with applicable laws and regulations related to the provision of healthcare or healthcare-related services;

•
assessing management’s implementation of a compliance program;

•
evaluating the adequacy and effectiveness of policies and procedures to ensure our compliance with applicable laws and regulations;

•
overseeing the organization, responsibilities, plans, budget, staffing and performance of our compliance department, including its independence, authority and reporting obligations;

•
overseeing the appointment and review of members of our compliance department, including a review of reports and summaries related to compliance matters;

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monitoring any significant internal and external investigations;

•
monitoring our actions in response to applicable legislative, regulatory and legal developments;

•
determining the appropriate mechanisms for employees to seek guidance to report compliance concerns; and

•
overseeing our compliance risk assessment activities and efforts to promote an ethical culture.

The compliance committee consists of Dr. Carter and Mr. Rodriguez, with Dr. Carter serving as the chair of the compliance committee.
Compensation Committee Interlocks and Insider Participation
Our compensation committee consists of Drs. Shulkin and Carter. None of the expected members of our compensation committee has at any time been an officer or employee the Company, or of DFHT, CareMax or IMC. None of our executive officers currently serves, or in the past fiscal year has served, as a member of the board of directors or compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of any entity that has one or more executive officers on our compensation committee or Board.
Code of Ethics
We have adopted a Code of Business Conduct and Ethics applicable to our directors, executive officers and employees that complies with the rules and regulations of the Nasdaq, which is available on our website at www.caremax.com. We intend to disclose any amendments to or waivers of certain provisions of our Code of Ethics by posting on our corporate website (www.caremax.com). The information on our website does not constitute part of this prospectus.
Board Oversight of Risk
One of the key functions of the Board is to be informed oversight of our risk management process. We do not anticipate having a standing risk management committee, but rather anticipate administering this oversight function directly through the Board as a whole, as well as through various standing committees of the Board that address risks inherent in their respective areas of oversight.
Limitation on Liability and Indemnification Matters
Our Amended and Restated Charter contains provisions that limit the liability of our directors for monetary damages to the fullest extent permitted by the laws of the State of Delaware. Consequently, our directors will not be personally liable to the combined company or our stockholders for monetary damages for any breach of fiduciary duties as directors, except liability for:
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any breach of the director’s duty of loyalty to us or our stockholders;

•
any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

•
unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the DGCL; or

•
any transaction from which the director derived an improper personal benefit.

Our Amended and Restated Charter and our Amended and Restated Bylaws provide that we are required to indemnify our directors and officers, in each case to the fullest extent permitted by Delaware law. Our Amended and Restated Charter and our Amended and Restated Bylaws also provide that we are obligated to advance expenses incurred by a director or officer in advance of the final disposition of any action or proceeding, and permit us to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in that capacity regardless of whether we would otherwise be permitted to indemnify him or her under the laws of the State of Delaware.
Additionally, we have entered into indemnification agreements with each of our directors and executive officers, which provide for indemnification and advancements of certain expenses and costs if the basis of the indemnitee’s involvement in a matter was by reason of the fact that the indemnitee is or was a director, officer, employee or agent of the Company or any of its subsidiaries or was serving at the Company’s request in an official capacity for another entity, in each case to the fullest extent permitted by the laws of the State of Delaware. The form of indemnification agreement is included as an exhibit to the registration statement of which this prospectus is a part.
The limitation of liability and indemnification provisions in our Amended and Restated Charter and our Amended and Restated Bylaws may discourage stockholders from bringing a lawsuit against our directors and officers for breach of their fiduciary duty. They may also reduce the likelihood of derivative litigation against our directors and officers, even though an action, if successful, might benefit us and our stockholders.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, or control persons, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

EXECUTIVE COMPENSATION
Summary Compensation Table
The following table presents information regarding the total compensation awarded to, earned by, and paid to our named executive officers (“NEOs”) for the fiscal years ended December 31, 2019 and December31, 2020.
Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Carlos de Solo President and Chief Executive Officer of CMG	2020	$111,946	—	—	—	—	—	$2,688,000	$2,799,946
	2019	$48,050	—	—	—(3)	—	—	$3,014,290	$3,062,340
Alberto de Solo Chief Financial Officer of CMG	2020	$111,946	—	—	—	—	—	$1,430,000	$1,541,946
	2019	$48,050	—	—	—	—	—	$1,504,310	$1,552,360
Joseph N. De Vera Chief Compliance Officer and General Counsel of CMG	2020	$111,946	—	—	—	—	—	$875,000	$986,946
	2019	$48,050	—	—	—	—	—	$835,000	$883,450

(1)
Salary reflects the compensation reported on Form W-2 that was paid to the respective NEO for the year ended December 31, 2020 or December 31, 2019, as applicable, by Managed Healthcare Partners, LLC (“Managed Healthcare Partners”).

(2)
Prior to the Business Combination, each of the NEOs, through a management company wholly-owned by such NEO, was an indirect owner of limited liability company interests of CMG, CareHoldings (which held the interests of CareOptimize) and Managed Healthcare Partners, and was entitled to receive distributions of profits and/or losses in proportion to such NEO’s limited liability company interests held respectively in, CMG, CareHoldings and Managed Healthcare Partners, or in respect of taxes, in each case, under the terms of the applicable limited liability company agreement for CMG and CareHoldings. In addition, each of the management companies for the NEOs was party to a management services agreement with CMG and was entitled to receive management payments pursuant to the terms of such management services agreements.

(3)
All other compensation for each of the NEOs for the years ended December 31, 2020 and December 31, 2019 reflects for the applicable period the aggregate amount of distributions or management payments described above in Note (2) made to such NEO through a management company wholly owned by such NEO. Detail for the payments made to the NEOs for the year ended December 31, 2020 is as follows:

Management Payments and Distributions Made to NEOs
for the Year Ended December 31, 2020
	CareMax Distribution	CareMax Holdings		Managed Healthcare Partners Management Payment	Total ($)
		Management Payment	Distribution
Carlos de Solo	$2,183,000	$220,000	$45,000	$240,000	$2,688,000
Alberto de Solo	$925,000	$220,000	$45,000	$240,000	$1,430,000
Joseph DeVera	$370,000	$220,000	$45,000	$240,000	$875,000
Narrative Disclosure to the Summary Compensation Table
Management Payments and Distributions
Prior to the Business Combination, each of the NEOs received a base salary amount as an employee of Managed Healthcare Partners. Each of the NEOs, through a management company wholly-owned by such

NEO, was an indirect owner of limited liability company interests of each of CMG, CareHoldings and Managed Healthcare Partners and was entitled to receive distributions of profits and/or losses in proportion to such NEO’s limited liability company interests held respectively in CareMax, CareHoldings and Managed Healthcare Partners, as applicable, or in respect of taxes under the terms of the applicable limited liability company agreement for CareMax, CareHoldings or Managed Healthcare Partners. In addition, each of the management companies for the NEOs was party to a management services agreement with CMG pursuant to which such management company agreed to dedicate an individual to provide executive management services to CMG and its subsidiaries or affiliates. In consideration for such services, CMG agreed to make management payments up to a maximum of $500,000 per year pursuant to the terms of each such management services agreements. Under the terms of the management services agreements, each management company was entitled to 180 days’ notice prior to termination of the agreement, during which period the management company was entitled to continue to receive management payments prorated for such period. Except as provided under the management services agreements, none of the NEOs had any contractual or other entitlement to severance or other payments upon termination or change in control in their respective employment or engagement with CMG or any of its subsidiaries.
In connection with the Closing, each of the management services agreements will be terminated and CMG, CareHoldings and Managed Healthcare Partners became wholly owned subsidiaries of the Company and the terms of the limited liability company agreements for CareMax, CareHoldings and Managed Healthcare Partners were amended. As a result, since the Closing Date, the NEOs, through their respective management companies, have not been entitled to distributions profits and/or losses or in respect of taxes under the applicable limited liability company agreements for CMG, CareHoldings or Managed Healthcare Partners.
Employee Benefits and Perquisites
Prior to the Business Combination, the NEOs were eligible to participate in our health and welfare plans to the same extent as are full-time employees of CMG and its subsidiaries generally. CMG generally did not provide the NEOs with perquisites or other personal benefits. However, CMG did reimburse the NEOs for their necessary and reasonable business and travel expenses incurred in connection with their services.
Equity Awards at 2020 Fiscal Year-End
Prior to the Business Combination, none of the NEOs participated in or had any outstanding equity compensation under a profits interests or similar equity compensation plan sponsored by CMG as of the fiscal year ended December 31, 2020.
Pension Benefits
Prior to the Business Combination, the NEOs did not participate in, or otherwise receive any benefits under, any pension or retirement plan sponsored by CareMax during the year ended December 31, 2020.
Nonqualified Deferred Compensation
Prior to the Business Combination, the NEOs did not participate in, or earn any benefits under, a non-qualified deferred compensation plan sponsored by CareMax during year ended December 31, 2020.
Retirement Plans
Prior to the Business Combination, CMG had a qualified 401(k) retirement plan for eligible employees, which provided for participant salary deferrals and employer contributions. CMG matched eligible employee contributions up to 4% of eligible compensation which vested immediately. CMG was also able to make voluntary contributions in addition to the match above based on management discretion, however these contributions were subject to a vesting period over six years. Each of the NEOs is entitled to participate in the 401(k) plan; however, for the year ended December 31, 2020 Alberto de Solo was the only NEO participating in the 401(k) plan. None of the NEOs participated in the 401(k) plan for the year ended December 31, 2019.

Directors
Prior to the Business Combination, NEO’s served as managers or directors of CMG and each of its subsidiaries. None of the NEO’s were entitled to receive any additional compensation in respect of their services as managers or directors of CMG or any of its subsidiaries in respect of the year ended December 31, 2020. None of CMG or its subsidiaries had any non-employee managers or directors.
Following the Closing, the non-employee directors of the Company are entitled to the following compensation for their service on the Board: (i) an annual cash retainer of $70,000, paid quarterly; (ii) an equity retainer of restricted stock with a grant date fair value equal to $135,000, granted annually upon election; (iii) an annual retainer of $30,000 for the chair of the audit committee, payable quarterly in cash or, if elected by such director upon annual election to the Board or in advance thereof, in restricted stock on the same terms as such director’s annual equity retainer; and (iv) an annual retainer of $20,000 for chair of each other committee of the Board, payable quarterly in cash or, if elected by such director upon annual election to the Board or in advance thereof, in restricted stock on the same terms as such director’s annual equity retainer. Each grant of restricted stock described above will vest in full on the first anniversary of the grant date subject to continued service on the Board.
Post-Business Combination Executive Compensation
We intend to develop an executive compensation program that is designed to align compensation with the post-combination company’s business objectives and the creation of stockholder value, while enabling us to attract, retain, incentivize and reward individuals who contribute to our long-term success. Decisions on the executive compensation program will be made by the compensation committee.
The CareMax, Inc. 2021 Long-Term Incentive Award Plan
In connection with the Business Combination, the Board approved, subject to stockholder approval and adopted the 2021 Plan, which became effective at Closing following the approval by DFHT’s stockholders at DFHT’s special meeting of stockholders on June 4, 2021. When the 2021 Plan first became effective on the Closing Date, the number of shares of Class A Common Stock issuable pursuant to awards granted under the 2021 Plan was equal to 7,000,000, subject to further adjustment in accordance with the terms of the 2021 Plan. Our compensation committee may make grants under the 2021 Plan in the future as we develop an executive compensation plan.
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
Other than compensation and indemnification arrangements for our directors and executive officers, which are described elsewhere in this prospectus, the following is a description of each transaction since January 1, 2017 and each currently proposed transaction in which:
•
we, CMG or IMC have been or are to be a participant;

•
the amounts involved exceeded or exceeds the lesser of (i) $120,000 or (ii) 1% of the average of our total assets on a consolidated basis at year end for the past two fiscal years; and

•
any of our directors, executive officers or holders of more than 5% of our outstanding capital stock, or any immediate family member of, or person sharing the household with, any of these individuals or entities, had or will have a direct or indirect material interest.

DFHT’s Related Party Transactions
Founder Shares / Sponsor
On May 22, 2020, the Sponsor purchased an aggregate of 2,875,000 Founder Shares in exchange for a capital contribution of $25,000, or approximately $0.009 per share. On June 25, 2020, DFHT effected a 1:1.25 stock split of the Class B Common Stock resulting in the Sponsor holding an aggregate of 3,593,750 Founder Shares. In June 2020, the Sponsor transferred 50,000 Founder Shares to each of Steven Hochberg, Christopher Wolfe, and Richard Barasch, who were DFHT’s executive officers at such time, and 25,000

Founder Shares to each of Dr. Peter J. Fitzgerald, Dr. Linda Grais and Hon. Dr. David J. Shulkin, who were DFHT’s independent directors, for the same per-share price initially paid by the Sponsor, resulting in the Sponsor holding 3,368,750 Founder Shares. The number of Founder Shares outstanding was determined so that such Founder Shares would represent 20% of the outstanding shares after the IPO.
Such Initial Stockholders agreed, subject to limited exceptions, not to transfer, assign or sell any of their Founder Shares until the earlier to occur of: (A) one year after the completion of the initial business combination or (B) subsequent to the initial business combination, (x) if the closing price of the Class A Common Stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the initial business combination, or (y) the date on which we complete a liquidation, merger, capital stock exchange or other similar transaction that results in all of our stockholders having the right to exchange their shares of Class A Common Stock for cash, securities or other property.
Business Combination Lock-Up Agreement
In connection with the execution of the Business Combination Agreement, DFHT entered into the Business Combination Lock-up Agreement with the Business Combination Lock-Up Holders pursuant to which, subject to certain exceptions, the Business Combination Lock-Up Holders agreed to not transfer specified shares of Class A Common Stock until the earlier of (i) six, nine or twelve months (as applicable to shares of Class A Common Stock of each Business Combination Lock-Up Holders) after the date of the Closing, (ii) only with respect to certain shares of Class A Common Stock of the Business Combination Lock-Up Holders, the date on which, subsequent to the Business Combination, the VWAP of Class A Common Stock equals or exceeds $12.50 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 calendar days after the Closing, and (iii) the date following the Closing Date on which we complete a Change in Control Transaction (as defined in the Business Combination Agreement).
Consent and Waiver Letter
In connection with the execution of the Business Combination Agreement, DFHT, Deerfield Partners and the Sponsor entered into Consent and Waiver Letter, pursuant to which, among other things, Deerfield Partners consented to the consummation of the Business Combination as required under that certain letter agreement, dated as of July 16, 2020 (the “July 16 Letter Agreement”), pursuant to which DFHT agreed not to consummate its initial Business Combination (as defined in the July 16 Letter Agreement) without the consent of Deerfield Partners. In the Consent and Waiver Letter, the Sponsor (the holder of a majority of the then outstanding Class B Common Stock) also waived, in accordance with the second amended and restated certificate of incorporation of DFHT applicable at the time (the “DFHT Charter”), any adjustment of the conversion provisions in Section 4.3(b)(ii) of the DFHT Charter that would, solely as a result of the consummation of the Business Combination, including the issuance of the stock portion of the Closing Consideration, the issuance, if at all, of the Escrow Shares, the IMC Earnout Shares, or CMG Earnout Shares, the Third-Party PIPE Investments or the Deerfield PIPE Investments, in each case, cause the DFHT Class B Common Stock to convert to DFHT Class A Common Stock at a ratio of greater than one-for-one upon consummation of the Business Combination contemplated by the Business Combination Agreement.
Private Placement Warrants
Concurrently with the closing of the IPO, the Sponsor purchased an aggregate of 2,916,667 Private Warrants at a price of $1.50 per private placement warrant, generating gross proceeds to DFHT of $4,375,000. Each private placement warrant is exercisable for one share of Class A Common Stock at a price of $11.50 per share. The proceeds from the Private Warrants were added to the proceeds from our IPO held in the Trust Account, which was released at Closing. The Private Warrants are non-redeemable and exercisable on a cashless basis so long as they are held by the Sponsor or its permitted transferees. Our Initial Stockholders have agreed, subject to limited exceptions, not to transfer, assign or sell any of their Private Warrants until 30 days after the completion of our initial business combination.

Transactions with Deerfield Partners
Deerfield Partners purchased 3,360,000 Units in the IPO at $10.00 per Unit. The underwriting commission with respect to Units purchased by Deerfield Partners in the IPO, was $0.10 per Unit upon the closing of the IPO and $0.175 per Unit in the deferred underwriting commissions.
Additionally, in connection with the Business Combination, Deerfield Partners and the Sponsor purchased an aggregate of 10,000,000 shares of Class A Common Stock in the Deerfield PIPE Investments, consisting of 9,600,000 shares of Class A Common Stock purchased by Deerfield Partners and 400,000 shares of Class A Common Stock purchased by the Sponsor, for a purchase price of $10.00 per share and an aggregate purchase price of $100,000,000, pursuant to certain subscription agreements, each dated December 18, 2020, with each of Deerfield Partners and the Sponsor, the form of which is attached as an exhibit to the registration statement of which this prospectus is a part.
Related-Party Loans
The Sponsor loaned DFHT an aggregate of $200,000 pursuant to a promissory note to cover expenses related to the IPO. The loan was non-interest bearing and was repaid on July 21, 2020.
In addition, the Sponsor or an affiliate of the Sponsor or certain of DFHT’s officers and directors were permitted, but were not obligated to, loan DFHT funds as were required on a non-interest basis (“Working Capital Loans”), which would have been repaid out of the proceeds of the Trust Account released to us and up to $1,500,000 of such loans would have been convertible into warrants at a price of $1.50 per warrant at the option of the lender. DFHT did not receive any borrowings under Working Capital Loans.
Registration Rights Agreement
DFHT entered into a registration rights agreement, dated July 16, 2020, with respect to the holders of the Founder Shares, the Private Warrants and any Warrants that would have been issued upon conversion of Working Capital Loans. Assuming $1,500,000 million of Working Capital Loans were converted into Warrants, DFHT would have been obligated to register up to 7,510,417 shares of Class A Common Stock and up to 3,916,667 Warrants. The number of shares of Class A Common Stock included (i) up to 3,593,750 shares of Class A Common Stock to be issued upon conversion of the Founder Shares, (ii) up to 2,916,667 shares of Class A Common Stock underlying the Private Warrants and (iii) up to 1,000,000 shares of Class A Common Stock underlying the Warrants issued upon conversion of Working Capital Loans. The holders of these securities were entitled to make up to three demands, excluding short form demands, that we register such securities. In addition, the holders had certain “piggy-back” registration rights with respect to registration statements filed subsequent to our completion of our initial business combination. We will bear the expenses incurred in connection with the filing of any such registration statements.
Amended and Restated Registration Rights Agreement
In connection with the execution of the Business Combination Agreement, DFHT, the CMG Sellers, IMC Parent, the Sponsor, Deerfield Partners and certain other parties thereto, including affiliates of CMGs’ owners, directors and executive officers (collectively, the “rights holders”) entered into the Amended and Restated Registration Rights Agreement, which amended and restated in its entirety the existing registration rights agreement, dated July 16, 2020, described in “Registration Rights Agreement” above. Pursuant to the terms of the Amended and Restated Registration Rights Agreement, we are obligated to file a registration statement to register the resale of certain shares of Class A Common Stock held by the rights holders. In addition, pursuant to the terms of the Amended and Restated Registration Rights Agreement and subject to certain requirements and customary conditions, including with regard to the number of demand rights that may be exercised, the rights holders may demand at any time or from time to time, that we file a registration statement on Form S-1 or Form S-3 to register certain shares of Class A Common Stock held by such rights holders. The Amended and Restated Registration Rights Agreement also provides the rights holders with “piggy-back” registration rights, subject to certain requirements and customary conditions.

CMG and IMC’s Related Party Transactions
CareSmile, LLC
CMG had a 49% ownership interest in Care Smile, LLC (“Care Smile”), a dental care organization with majority ownership by the dental provider, who is the spouse of Mr. De Vera, who was a member and executive officer of CMG and who is currently our Senior Vice President, General Counsel and Secretary. Managed Health Care Partners paid for dental services provided to enrollees by Care Smile on a capitated basis. Total capitation payments for the years ended December 31, 2020 and 2019 were $222,160 and $471,000, respectively. The net loss of Care Smile was $96,238 and $19,926 for the years ended December 31, 2020 and 2019. Care Smile was voluntarily dissolved on November 24, 2020.
Care Optical, LLC
Prior to Closing, O.M., C.G.D. and Joseph N. De Vera, Inc., entities controlled by Carlos A. de Solo, our President and Chief Executive Officer, Alberto R. de Solo, our Executive Vice President and Chief Operating Officer, and Joseph N. De Vera, our Senior Vice President, General Counsel and Secretary, respectively, each owned a 25% interest in Care Optical, LLC (“Care Optical”). Care Optical received a capitated payment for optometry services provided to enrollees by Care Optical on a capitated basis. Total capitation payments for the years ended December 31, 2020 and 2019 were $670,828 and $612,812, respectively.
IMC Management and Consulting Services
In each of 2020 and 2019, IMC paid $432,000 for management and consulting services provided by a company owned by a former IMC member who prior to November 2020 held more than 10% of the outstanding membership interests of IMC.
Escrow Agreements
On the Closing Date, DFHT, the Sponsor, O.M., in its capacity as representative of the members of the CMG Sellers, and Continental Stock Transfer & Trust Company, in its capacity as escrow agent (“the Escrow Agent”), entered into the CMG Escrow Agreement, and DFHT, the Sponsor, IMC Parent and the Escrow Agent entered into the IMC Escrow Agreement. The Escrow Agreements provided for the deposit of the Adjustment Escrow Amounts with the Escrow Agent for the purpose of securing certain post-closing adjustment obligations of the CMG Sellers and IMC Parent, respectively. Each Escrow Agreement also provides that the Company, as successor to in interest DFHT, shall pay and reimburse all fees and expenses of the Escrow Agent and shall be subject to customary indemnification obligations.
Indemnification Arrangements
We have entered into indemnification agreements with each of our directors and executive officers, which provide for indemnification and advancements of certain expenses and costs if the basis of the indemnitee’s involvement in a matter was by reason of the fact that the indemnitee is or was a director, officer, employee or agent of the Company or any of its subsidiaries or was serving at the Company’s request in an official capacity for another entity, in each case to the fullest extent permitted by the laws of the State of Delaware. The form of indemnification agreement is included as an exhibit to the registration statement of which this prospectus is a part.
Related Party Transactions Policy
In connection with the Closing, the Board adopted a written related party transactions policy. The policy provides that officers, directors (or nominees to become a director), holders of more than 5% of any class of the Company’s voting securities, and any member of the immediate family of, person sharing the household of and any entity affiliated with any of the foregoing persons, will not be permitted to enter into a related-party transaction with the Company (including any subsidiary or entity in which the Company or any subsidiary has a 50% or greater interest, or voting power or profits) without the prior consent of the audit committee, or other independent members of the Board in the event it is inappropriate for the audit committee to review such transaction due to a conflict of interest. Any request for the Company to enter into a transaction with an executive officer, director, principal stockholder, or any of their immediate family members or affiliates, in which the amount involved exceeds $120,000, must first be presented to the general counsel of the Company for review and, if the general counsel determines that the proposed transaction is a related person transaction and is material to the Company, they will submit the proposed transaction to the audit committee for their consideration and approval. In approving or rejecting the proposed transactions, the audit committee will take into account all of the relevant facts and circumstances available.

PRINCIPAL SECURITYHOLDERS
The following table sets forth information regarding the beneficial ownership of shares of our Class A Common Stock as of June 22, 2021 by:
•
each person who is known by us to be the beneficial owner of more than five percent (5%) of the outstanding shares of the Class A Common Stock;

•
each of our executive officers and directors; and

•
all executive officers and directors of the Company as a group.

The beneficial ownership percentages set forth in the table below are based on 81,132,457 shares of Class A Common Stock issued and outstanding as of June 22, 2021. Beneficial ownership for the purposes of the following table is determined according to the rules and regulations of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days. In accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), any securities which are subject to options, warrants, rights or conversion privileges exercisable or convertible into shares of Class A Common Stock within 60 days are deemed to be outstanding solely for the purpose of computing the percentage of outstanding Class A Common Stock owned by the beneficial owner of such securities but shall not be deemed to be outstanding for the purpose of computing the percentage of Class A Common Stock owned by any other person. Unless otherwise indicated, the Company believes that all persons named in the table have sole voting and investment power with respect to all shares of Class A Common Stock beneficially owned by them.
Name of Beneficial Owners(1)	Number of Shares of Class A Common Stock Beneficially Owned	Percentage of Outstanding Class A Common Stock
Directors and Executive Officers:
Richard Barasch	50,000	*
Carlos A. de Solo(2)	5,456,108	6.72%
Alberto de Solo(3)	2,459,958	3.03%
William C. Lamoreaux(4)	—	—%
Kevin Wirges(5)	—	—%
Hon. Dr. David J. Shulkin	25,000	*%
Randy Simpson(6)	421,063	*%
Dr. Jennifer Carter	—	—%
Jose R. Rodriguez	—	—%
All directors and executive officers as a group (14 individuals)	8,396,129	10.35%
Five Percent Holders:
Entities affiliated with Deerfield Management Company, L.P., including Deerfield Partners, L.P. and DFHTA Sponsor LLC(7)	20,367,417	24.04%
DFHTA Sponsor LLC(8)	6,685,417	7.95%
IMC Holdings, L.P.(9)	10,467,023	12.90%
O.M. Investment Group, Inc.(2)(10)	5,456,108	6.72%

*
Less than one percent

(1)
Unless otherwise indicated, the business address of each of the individuals and entities is 1000 NW 57 Court, Suite 400, Miami, FL 33126.

(2)
Represents the aggregate number of shares of Class A Common Stock held indirectly by Carlos de Solo, his spouse and family trusts through an investment vehicle, O.M. Includes 16,000 shares Class A Common Stock (the “O.M. Escrow Shares”) held in escrow immediately following the Closing, which are subject to forfeiture in connection with the post-closing adjustment obligations of the CMG Sellers in accordance with the Business Combination Agreement. O.M. and Mr. de Solo may be deemed to beneficially own the O.M. Escrow Shares, and each disclaims beneficial ownership of the O.M. Escrow Shares except to the extent of O.M. and Mr. de Solo’s pecuniary interest therein.

(3)
Represents the aggregate number of shares of Class A Common Stock held indirectly by Alberto de Solo, his spouse and a family trust through an investment vehicle, C.G.D. Investment Group, Inc. (“C.D.G.”).

(4)
Excludes the shares of Class A Common Stock held by IMC Parent. Mr. Lamoreax has a pecuniary interest in 327,351 shares of Class A Common Stock held by IMC Parent but does not have beneficial ownership over any such shares.

(5)
Excludes the shares of Class A Common Stock held by IMC Parent. Mr. Wirges has a pecuniary interest in 120,451 shares of Class A Common Stock held by IMC Parent but does not have beneficial ownership over any such shares.

(6)
Represents (i) 281,309 shares of Class A Common Stock held by Mr. Simpson prior to Closing and (ii) 139,754 shares of Class A Common Stock underlying an equal number of Public Warrants that will become exercisable 30 days following the Closing.

(7)
Represents 12,960,000 shares of Class A Common Stock held directly by Deerfield Partners, L.P; (ii) 672,000 shares of Class A Common Stock underlying an equal number of warrants held directly by Deerfield Partners; (iii) 3,768,750 shares of Class A Common Stock held directly by the Sponsor; (iv) 2,916,667 shares of Class A Common Stock underlying an equal number of warrants held directly by the Sponsor that will become exercisable 30 days following the Closing; and (v) 50,000 shares of Class A Common Stock held directly by Steven Hochberg, a partner in Deerfield Management, for the benefit, and at the direction, of Deerfield Management. The address of all entities affiliated with Deerfield Management is 345 Park Avenue South, 12th Floor, New York, New York 10010.

(8)
Shares held by the Sponsor consists of (i) 3,368,750 shares of Class A Common Stock acquired upon the conversion of shares of Class B Common Stock at the Closing, (ii) 400,000 shares of Class A Common Stock purchased in the Deerfield PIPE Investments and (iii) 2,916,667 shares of Class A Common Stock underlying an equal number of warrants that will become exercisable 30 days following the Closing. Richard Barasch, through an investment vehicle, is among the members of the Sponsor and may be entitled to distributions of securities held by the Sponsor.

(9)
IMC Holdings, LP is a partnership, which to the knowledge of the Company is controlled by Comvest Investment Partners Holdings, LLC. The address of IMC Holdings, L.P. is 525 Okeechobee Boulevard, Suite 1010, West Palm Beach, Florida 33401. To the knowledge of the Company, all investment and voting decisions with regard to shares of Class A Common Stock held by IMC Holdings, LP are made by the board of managers of IMC Holdings, LP, which is composed of seven individuals.

(10)
O.M. is an investment vehicle beneficially owned by Carlos de Solo, his spouse and family trusts.

SELLING SECURITYHOLDERS
The Selling Securityholders acquired the shares of Class A Common Stock and Private Warrants from us in private offerings, each pursuant to an exemption from registration under Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder as a transaction by an issuer not involving a public offering. Pursuant to the Amended and Restated Registration Rights Agreement and the Warrant Agreement, we agreed to file a registration statement with the SEC for the purposes of registering for resale the shares of our Class A Common Stock, and the Private Warrants (and shares of Class A Common Stock that may be issued upon exercise of the Private Warrants), issued to the Selling Securityholders, as further detailed in “Certain Relationships with Selling Securityholders” below.
The following table sets forth, based on written representations from the Selling Securityholders, certain information as of June 22, 2021 regarding the beneficial ownership of our Class A Common Stock and Private Warrants by the Selling Securityholders and the shares of Class A Common Stock and Private Warrants being offered by the Selling Securityholders. The applicable percentage ownership of Class A Common Stock is based on approximately 80,632,457 shares of Class A Common Stock outstanding as of June 22, 2021. Information with respect to shares of Class A Common Stock and Private Warrants owned beneficially after the offering assumes the sale of all of the shares of Class A Common Stock and Private Warrants offered and no other purchases or sales of our Class A Common Stock or Private Warrants. The Selling Securityholders may offer and sell some, all or none of their shares of Class A Common Stock or Private Warrants, as applicable.
We have determined beneficial ownership in accordance with the rules of the SEC. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the Selling Securityholders have sole voting and investment power with respect to all shares of Class A Common Stock that they beneficially own, subject to applicable community property laws.
Up to 2,875,000 shares of Class A Common Stock issuable upon exercise of the Public Warrants are not included in the table below, unless specifically indicated in the footnotes therein.
Unless otherwise indicated below, the address of each Selling Securityholder listed in the table below is c/o CareMax, Inc., 1000 NW 57 Court, Suite 400, Miami, FL 33126.
	Shares Common Stock Beneficially Owned Prior to Offering	Private Placement Warrants Beneficially Owned Prior to Offering	Shares of Class A Common Stock Offered	Private Placement Warrants Offered	Common Stock Beneficially Owned After the Offered Shares of Common Stock are Sold		Private Placement Warrants Beneficially Owned After the Offered Private Placement Warrants are Sold
Name of Selling Securityholder					Number	Percent	Number	Percent
Alua Master Fund LP(1)	2,727,524	—	2,000,000	—	727,524	—	—	—
Alyeska Master Fund, L.P. (2)	2,500,000	—	2,500,000	—	—	—	—	—
Sellcore, Inc.(3)	500,000	—	500,000	—	—	—	—	—
Antipodean Domestic Partners, LP(4)	600,000	—	600,000	—	—	—	—	—
Avidity Capital Fund II LP (5)	64,000	—	64,000	—	—	—	—	—
Avidity Master Fund LP(5)	636,000	—	636,000	—	—	—	—	—
BlackRock, Inc.(6)	3,000,000	—	3,000,000	—	—	—	—	—
Guardian Small Cap Core VIP Fund(7)	213,620	—	213,620	—	—	—	—	—
ClearBridge Small Cap CIF (7)	33,940	—	33,940	—	—	—	—	—
ClearBridge Small Cap Fund (7)	752,440	—	752,440	—	—	—	—	—
Davidson Kempner International, Ltd.(8)	260,820	—	260,820	—	—	—	—	—

	Shares Common Stock Beneficially Owned Prior to Offering	Private Placement Warrants Beneficially Owned Prior to Offering	Shares of Class A Common Stock Offered	Private Placement Warrants Offered	Common Stock Beneficially Owned After the Offered Shares of Common Stock are Sold		Private Placement Warrants Beneficially Owned After the Offered Private Placement Warrants are Sold
Name of Selling Securityholder					Number	Percent	Number	Percent
Davidson Kempner Institutional Partners, L.P. (8)	214,200	—	214,200	—	—	—	—	—
M.H. Davidson & Co.(8)	17,340	—	17,340	—	—	—	—	—
Davidson Kempner Partners (8)	107,640	—	107,640	—	—	—	—	—
Affiliates of Eminence Capital, LP(9)	4,742,597	—	4,000,000	—	742,597	—	—	—
Fidelity Advisor Series I: Fidelity Advisor Growth Opportunities Fund(10)	2,700,000	—	2,700,000	—	—	—	—	—
Variable Insurance Products Fund III: Growth Opportunities Portfolio (10)	100,000	—	100,000	—	—	—	—	—
Fidelity Advisor Series I: Fidelity Advisor Series Growth Opportunities Fund(10)	100,000	—	100,000	—	—	—	—	—
Fidelity U.S. Growth Opportunities Investment Trust by its manager Fidelity Investments Canada ULC(10)	100,000	—	100,000	—	—	—	—	—
Fidelity Select Portfolios: Health Care Services Portfolio(10)	1,000,000	—	1,000,000	—	—	—	—	—
CVI Investments Inc.(11)	300,000	—	300,000	—	—	—	—	—
Tech Opportunities LLC (12)	200,000	—	200,000	—	—	—	—	—
Jane Street Global Trading, LLC(13)	300,000	—	300,000	—	—	—	—	—
Kepos Alpha Master Fund L.P.(14)	200,000	—	200,000	—	—	—	—	—
Loews Corporation(15)	1,000,000	—	1,000,000	—	—	—	—	—
Magnetar Capital Master Fund, Ltd(16)	25,000	—	25,000	—	—	—	—	—
Magnetar Constellation Master Fund, Ltd.(16)	188,500	—	188,500	—	—	—	—	—
Magnetar Constellation Fund II, Ltd.(16)	54,200	—	54,200	—	—	—	—	—
Magnetar Lake Credit Fund LLC(16)	35,600	—	35,600	—	—	—	—	—
Magnetar Longhorn Fund LP(16)	27,100	—	27,100	—	—	—	—	—
Purpose Alternative Credit Fund – TLLC(16)	11,400	—	11,400	—	—	—	—	—
Purpose Alternative Credit Fund Ltd(16)	22,300	—	22,300	—	—	—	—	—
Magnetar Structured Credit Fund, LP(16)	70,300	—	70,300	—	—	—	—	—
Magnetar Xing He Master Fund, Ltd(16)	65,600	—	65,600	—	—	—	—	—
Maven Investment Partners US Limited – New York Branch(17)	250,000	—	250,000	—	—	—	—	—
Maverick Fund II, Ltd.(18)	679,445	—	679,445	—	—	—	—	—
Maverick Fund USA, Ltd (18)	1,820,555	—	1,820,555	—	—	—	—	—
Integrated Core Strategies (US) LLC(19)	1,258,900	—	1,250,000	—	8,900	—	—	—
MMFLT, LLC(20)	500,000	—	500,000	—	—	—	—	—
Parian Global Master Fund LP(21)	153,720	—	153,720	—	—	—	—	—
Parian Global US Fund II LP(21)	46,280	—	46,280	—	—	—	—	—
Perceptive Life Sciences Master Fund, Ltd(22)	3,000,000	—	3,000,000	—	—	—	—	—

	Shares Common Stock Beneficially Owned Prior to Offering	Private Placement Warrants Beneficially Owned Prior to Offering	Shares of Class A Common Stock Offered	Private Placement Warrants Offered	Common Stock Beneficially Owned After the Offered Shares of Common Stock are Sold		Private Placement Warrants Beneficially Owned After the Offered Private Placement Warrants are Sold
Name of Selling Securityholder					Number	Percent	Number	Percent
Entities affiliated with Pura Vida Investments, LLC (23)	500,000	—	500,000	—	—	—	—	—
Nineteen 77 Global Merger Arbitrage Master Limited (24)	184,600	—	184,600	—	—	—	—	—
Nineteen 77 Global Merger Arbitrage Opportunity Fund(24)	30,800	—	30,800	—	—	—	—	—
Nineteen 77 Global Multi-Strategy Alpha Master Limited(24)	184,600	—	184,600	—	—	—	—	—
Hawkes Bay Master Investors (Cayman) L.P.(25)	553,400	—	553,400	—	—	—	—	—
North River Investors (Bermuda) L.P.(25)	204,700	—	204,700	—	—	—	—	—
North River Partners, L.P. (25)	184,400	—	184,400	—	—	—	—	—
Schroder Investment Management (Luxembourg) S.A.(25)	41,600	—	41,600	—	—	—	—	—
K2 Wellington Liquid Healthcare Master Fund Ltd.(25)	15,900	—	15,900	—	—	—	—	—
O.M. Investment Group, Inc. (26)	5,456,108		7,377,743	—	—	—	—	—
C.G.D. Investment Group, Inc.(27)	2,459,958		3,328,900	—	—	—	—	—
Joseph N. DeVera, Inc.(28)	1,145,186		1,549,705	—	—	—	—	—
NKP Caremax, LLC(29)	594,506		804,506	—	—	—	—	—
Mouquin Trotter, Inc.(30)	1,156,311		1,251,215	—	—	—	—	—
IMC Holdings, L.P.(31)	10,467,023		13,367,023	—	—	—	—	—
Steven Hochberg(32)	50,000		50,000	—	—	—	—	—
Deerfield Partners, L.P.(33)	20,367,417		10,272,000	—	—	—	—	—
DFHTA Sponsor LLC(34)	6,685,417	2,916,667	6,685,417	2,916,667	—	—	—	—
Randy Simpson(35)	421,063		139,754	—	281,309	—	—	—
Richard Barasch(36)	50,000		50,000	—	—	—	—	—
Christopher Wolfe(37)	50,000		50,000	—	—	—	—	—
Dr. Peter J. Fitzgerald(38)	25,000		25,000	—	—	—	—	—
Dr. Linda Grais(39)	25,000		25,000	—	—	—	—	—
Hon. Dr. David J. Shulkin(40)	25,000		25,000	—	—	—	—	—
Moshin Jaffer, MD(41)	384,615		384,615	—	—	—	—	—

(1)
Includes 727,524 shares of Class A Common Stock that are not registered hereunder. Alua Capital Management LP, the investment manager of the Selling Securityholder, has voting and investment control of the shares held by the Selling Securityholder. Tom Purcell and Marco Tablada are the Co‑Presidents of Alua Capital Management LP. and may be deemed to be the beneficial owners of such shares. Mr. Purcell and Mr. Tablada, however, disclaim any beneficial ownership of the shares held by the Selling Securityholder.

(2)
Alyeska Investment Group, L.P., the investment manager of the Selling Securityholder, has voting and investment control of the shares held by the Selling Securityholder. Anand Parekh is the Chief Executive Officer of Alyeska Investment Group, L.P. and may be deemed to be the beneficial owner of such shares. Mr. Parekh, however, disclaims any beneficial ownership of the shares held by the Selling Securityholder.

(3)
SellCore, Inc. is a wholly-owned subsidiary of Anthem, Inc.

(4)
Antipodean Advisors LLC, the investment manager of the Selling Securityholder, has voting and investment control of the shares held by the Selling Securityholder. Eric Chen is the Managing Member of Antipodean Advisors LLC. And may be deemed to be the beneficial owner of such shares. Eric Chen, however, disclaims any beneficial ownership of the shares held by the Selling Securityholder.

(5)
Avidity Capital Partners Fund (GP) LP is the general partner of Avidity Master Fund LP and Avidity Capital Fund II LP (collectively, the “Avidity Funds”). Avidity Capital Partners (GP) LLC is the general partner of Avidity Capital Partners Fund (GP) LP. David Witzke and Michael Gregory are the managing members of Avidity Capital Partners (GP) LLC and may be deemed to have voting and dispositive power over the securities held directly by the Avidity Funds. The address of the Avidity Funds is 2828 N. Harwood St., Suite 1220, Dallas, TX 75201.

(6)
The registered holders of the referenced shares to be registered are the following funds and accounts under management by subsidiaries of BlackRock, Inc.: Arch Reinsurance Ltd.; BlackRock Capital Allocation Trust; BlackRock Global Long/Short Credit Fund of BlackRock Funds IV; BlackRock Health Sciences Opportunities Portfolio, a Series of BlackRock Funds; BlackRock Health Sciences Trust; BlackRock Health Sciences Trust II; Master Total Return Portfolio of Master Bond LLC and BlackRock Strategic Income Opportunities Portfolio of BlackRock Funds V. BlackRock, Inc. is the ultimate parent holding company of such subsidiaries. On behalf of such subsidiaries, the applicable portfolio managers, as managing directors (or in other capacities) of such entities, and/or the applicable investment committee members of such funds and accounts, have voting and investment power over the shares held by the funds and accounts which are the registered holders of the referenced shares. Such portfolio managers and/or investment committee members expressly disclaim beneficial ownership of all shares held by such funds and accounts. The addresses of such funds and accounts, such subsidiaries and such portfolio managers and/or investment committee members are 55 East 52nd Street, New York, NY 10055 and 60 State Street, 19th/20th Floor, Boston, MA 02109. Shares shown include only the securities being registered for resale and may not incorporate all shares deemed to be beneficially held by the registered holders or BlackRock, Inc.

(7)
ClearBridge Investments, LLC is the discretionary investment adviser of ClearBridge Small Cap Fund, ClearBridge Small Cap CIF and Guardian Small Cap Core VIP Fund (collectively, the “ClearBridge Funds”). Albert Grosman and Brian Lund are portfolio managers at ClearBridge Investments, LLC and have voting and investment control of the securities held by the ClearBridge Funds. Based on information provided to us by the Selling Securityholder, the Selling Securityholder may be deemed to be an affiliate of a broker-dealer. Based on such information, the Selling Securityholder acquired the securities being registered hereunder in the ordinary course of business, and at the time of the acquisition of the securities, the Selling Securityholder did not have any agreements or understandings with any person to distribute such securities.

(8)
Voting and dispositive authority over the shares is held by Davidson Kempner Capital Management LP (“DKCM”). Anthony A. Yoseloff, Eric P. Epstein, Conor Bastable, Shulamit Leviant, Morgan P. Blackwell, Patrick W. Dennis, Gabriel T. Schwartz, Zachary Z. Altschuler, Joshua D. Morris and Suzanne K. Gibbons, through DKCM, are responsible for the voting and investment decisions relating to the shares. Each of the aforementioned entities and individuals disclaims beneficial ownership of the shares held by any other entity or individual named in this footnote except to the extent of such entity or individual’s pecuniary interest therein, if any. The address of each of the entities and individuals in this footnote is c/o Davidson Kempner Capital Management LP, 520 Madison Avenue, 30th Floor, New York, New York 10022.

(9)
Represents (a) 3,426,488 shares owned of record by Eminence Holdings LLC (“Eminence Holdings”) and (b) 573,512 shares owned of record by EC Longhorn LLC (“Longhorn”) and includes 742,597 shares of Class A Common Stock that are not registered hereunder. Eminence Capital, LP (“Eminence Capital”) serves as the investment adviser to each of Eminence Holdings and Longhorn. Ricky C. Sandler is the Chief Executive Officer of Eminence Capital. Mr. Sandler and Eminence Capital may be deemed to have shared voting and dispositive power over the shares owned of record by Eminence Holdings and Longhorn. Each of Mr. Sandler and Eminence Capital expressly disclaims beneficial ownership of such securities. The principal business address of Eminence Capital, LP and its affiliates is 399 Park Avenue, 25th Floor, New York, New York 10022.

(10)
These accounts are managed by direct or indirect subsidiaries of FMR LLC. Abigail P. Johnson is a Director, the Chairman, the Chief Executive Officer and the President of FMR LLC. Members of the Johnson family, including Abigail P. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC. Neither FMR LLC nor Abigail P. Johnson has the sole power to vote or direct the voting of the shares owned directly by the various investment companies registered under the Investment Company Act advised by Fidelity Management & Research Company, LLC, a wholly owned subsidiary of FMR LLC, which power resides with the Fidelity Funds’ Boards of Trustees. Fidelity Management & Research Company, LLC carries out the voting of the shares under written guidelines established by the Fidelity Funds’ Boards of Trustees. The address for the Fidelity accounts is 245 Summer Street, Boston, Massachusetts 02210.

(11)
Heights Capital Management, Inc., the authorized agent of CVI Investments, Inc. (“CVI”), has discretionary authority to vote and dispose of the shares held by CVI and may be deemed to be the beneficial owner of these shares. Martin Kobinger, in his capacity as Investment Manager of Heights Capital Management, Inc., may also be deemed to have investment discretion and voting power over the shares held by CVI. Mr. Kobinger disclaims any such beneficial ownership of the shares. The address of the foregoing individuals and entities is c/o Heights Capital Management, Inc., 101 California Street, Suite 3250, San Francisco, CA 94111.

(12)
Hudson Bay Capital Management LP, the investment manager of Tech Opportunities LLC, has voting and investment power over these securities. Sander Gerber is the managing member of Hudson Bay Capital GP LLC, which is the general partner of Hudson Bay Capital Management LP. Each of Tech Opportunities LLC and Sander Gerber disclaims beneficial ownership over these securities. The address of the foregoing individuals and entities and individuals is c/o Hudson Bay Capital Management LP, 777 Third Avenue, 30th Floor, New York, NY 10017.

(13)
Jane Street Global Trading, LLC is a wholly owned subsidiary of Jane Street Group, LLC. Michael A. Jenkins and Robert. A. Granieri are the members of the Operating Committee of Jane Street Group, LLC. The address for Jane Street Global Trading, LLC, Jane Street Group, LLC and Messrs. Jenkins and Granieri is 250 Vesey Street, 3rd Floor, New York, NY 10281.

(14)
Kepos Capital LP is the investment manager of the Selling Securityholder and Kepos Partners LLC is the General Partner of the Selling Securityholder and each may be deemed to have voting and dispositive power with respect to the shares. The general partner of Kepos Capital LP is Kepos Capital GP LLC (the “Kepos GP”) and the Managing Member of Kepos Partners LLC is Kepos Partners MM LLC (“Kepos MM”). Mark Carhart controls Kepos GP and Kepos MM and, accordingly, may be deemed to have voting and dispositive power with respect to the shares held by this Selling Securityholder. Mr. Carhart disclaims beneficial ownership of the shares held by the Selling Securityholder. The address of the foregoing individuals and entities is c/o Kepos Capital LP, 11 Times Square, 35th Floor, New York NY 10036.

(15)
The address of Loews Corporation is 667 Madison Avenue, New York, NY 10065

(16)
The registered holders of the referenced shares to be registered are the following funds and accounts that are managed by Magnetar Financial LLC ("MFL"), which serves as investment manager of each

Purpose Alternative Credit Fund Ltd, Purpose Alternative Credit Fund — T LLC, Magnetar Constellation Master Fund, Ltd., Magnetar Constellation Fund II, Ltd, Magnetar Longhorn Fund LP, Magnetar Capital Master Fund, Ltd, and Magnetar Xing He Master Fund Ltd. MFL is the manager of Magnetar Lake Credit Fund LLC. MFL is the general partner of Magnetar Structured Credit Fund, LP (together with all of the foregoing funds, the “Magnetar Funds”). In such capacities, MFL exercises voting and investment power over the securities listed above held for the accounts of the Magnetar Funds. MFL is a registered investment adviser under Section 203 of the Investment Advisers Act of 1940, as amended. Magnetar Capital Partners LP (“MCP”), is the sole member and parent holding company of MFL. Supernova Management LLC (“Supernova”), is the sole general partner of MCP. The manager of Supernova is Alec N. Litowitz, a citizen of the United States of America. Each of the Magnetar Funds, MFL, MCP, Supernova and Alec N. Litowitz disclaim beneficial ownership of these securities except to the extent of their pecuniary interest in the securities. Shares shown include only the securities being registered for resale and may not incorporate all interests deemed to be beneficially held by the registered holders described above or by other investment funds managed or advised by MFL.
(17)
Anand K. Sharma may be deemed to have investment discretion and voting power over the securities held by the Selling Securityholder. The address of Maven Investment Partners US Limited — New York Branch is 675 3rd Avenue, 15th Floor, New York, NY 10017.

(18)
Maverick Capital, Ltd., or Maverick Capital, is an investment adviser registered under the Investment Advisers Act of 1940, as amended, and acts as the investment adviser to each of Maverick Fund USA, Ltd. and Maverick Fund II, Ltd. Maverick Capital Management, LLC, or Maverick Management, is the general partner of Maverick Capital. Lee S. Ainslie III is the manager of Maverick Management. The address for the Maverick Fund USA, Ltd. and Maverick Fund II, Ltd. is c/o Maverick Capital, Ltd., 1900 N. Pearl Street, 20th Floor, Dallas, Texas 75201.

(19)
Includes 1,258,900 shares of the Company’s Class A Common Stock beneficially owned by Integrated Core Strategies (US) LLC, a Delaware limited liability company (“Integrated Core Strategies”) (consisting of: (i) 1,250,000 shares of the Company’s Class A Common Stock purchased in a private placement pursuant to a subscription agreement dated December 18, 2020 and (ii) 8,900 shares of the Company’s Class A Common Stock issuable upon exercise of certain warrants). Does not include 5,400 shares of the Company’s Class A Common Stock beneficially owned by ICS Opportunities, Ltd., an exempted company organized under the laws of the Cayman Islands (“ICS Opportunities”) or 16,694 shares of the Company’s Class A Common Stock beneficially owned by ICS Opportunities II LLC, a Cayman Islands limited liability company (“ICS Opportunities II”). Millennium International Management LP, a Delaware limited partnership (“Millennium International Management”), is the investment manager to ICS Opportunities and ICS Opportunities II and may be deemed to have shared voting control and investment discretion over securities owned by ICS Opportunities and ICS Opportunities II. Millennium Management LLC, a Delaware limited liability company (“Millennium Management”), is the general partner of the managing member of Integrated Core Strategies and may be deemed to have shared voting control and investment discretion over securities owned by Integrated Core Strategies. Millennium Management is also the general partner of the 100% owner of ICS Opportunities and ICS Opportunities II and may also be deemed to have shared voting control and investment discretion over securities owned by ICS Opportunities and ICS Opportunities II. Millennium Group Management LLC, a Delaware limited liability company (“Millennium Group Management”), is the managing member of Millennium Management and may also be deemed to have shared voting control and investment discretion over securities owned by Integrated Core Strategies. Millennium Group Management is also the general partner of Millennium International Management and may also be deemed to have shared voting control and investment discretion over securities owned by ICS Opportunities and ICS Opportunities II. The managing member of Millennium Group Management is a trust of which Israel A. Englander, a United States citizen (“Mr. Englander”), currently serves as the sole voting trustee. Therefore, Mr. Englander may also be deemed to have shared voting control and investment discretion over securities owned by Integrated Core Strategies, ICS Opportunities and ICS Opportunities II . The foregoing should not be construed in and of itself as an admission by Millennium International Management, Millennium Management, Millennium Group Management or Mr. Englander as to beneficial ownership of the securities owned by Integrated Core Strategies, ICS Opportunities or ICS

Opportunities II, as the case may be. The address of Integrated Core Strategies is 399 Park Avenue New York, New York 10022.
(20)
Moore Capital Management, LP, the investment manager of MMF LT, LLC, has voting and investment control of the shares held by MMF LT, LLC. Mr. Louis M. Bacon controls the general partner of Moore Capital Management, LP and may be deemed the beneficial owner of the shares of Class A Common Stock held by MMF LT, LLC. Mr. Bacon also is the indirect majority owner of MMF LT, LLC. The address of MMF LT, LLC, Moore Capital Management, LP and Mr. Bacon is 11 Times Square, New York, NY 10036.

(21)
Parian GP LLC serves as the General Partner to Parian Global Master Fund LP. and Parian Global US Fund II LP. Parian Global Management LP serves as investment manager to Parian Global Master Fund LP. and Parian Global US Fund II LP. CCZG LLC serves as general partner of Parian Global Management LP, and Zachary C. Miller is the managing member of CCZG LLC.

(22)
Perceptive Advisors LLC (Perceptive) is the investment manager to the Master Fund and may be deemed to beneficially own the securities directly held by the Master Fund. Joseph Edelman is the managing member of Perceptive. Perceptive and Mr. Edelman may be deemed to beneficially own the shares held by the Master Fund. The address of Perceptive is 51 Astor Place, 10th Floor, New York, New York 10003.

(23)
Securities reported herein are held by Pura Vida Master Fund Ltd., Highmark Limited, in respect of its Segregated Account Highmark Long/Short Equity 20, Walleye Manager Opportunities LLC, and Walleye Opportunities Master Fund Ltd (collectively, the “Accounts”) as of June 22, 2021. Pura Vida Investments, LLC (“PVI”) serves as the investment manager to the Accounts. Efrem Kamen serves as the managing member of PVI. By virtue of these relationships, PVI and Efrem Kamen may be deemed to have shared voting and dispositive power with respect to the securities reported herein owned directly by the Accounts. This report shall not be deemed an admission that PVI or Efrem Kamen are beneficial owners as of June 22, 2021 for purposes of Section 13 of the Securities Exchange Act of 1934, as amended, or for any other purpose. Each of PVI and Efrem Kamen disclaims beneficial ownership of equity securities reported herein except to the extent of PVI's and Efrem Kamen's pecuniary interest therein. The correspondence address for the Accounts, PVI, and Efrem Kamen is c/o Pura Vida Investments, LLC, 150 East 52nd Street, 32nd Floor, New York, NY 10022.

(24)
Kevin Russell, the Chief Investment Officer of UBS O’Connor LLC, is deemed to have power to vote or dispose of the shares held by the Selling Securityholder. The address of the Selling Securityholder and Mr. Russell is c/o UBS O’Connor LLC, One North Wacker Drive, 31st Floor, Chicago, IL 60606.

(25)
Wellington Management Company LLP and Wellington Management Group LLP may each be deemed to share beneficial ownership (within the meaning of Rule 13d — 3 promulgated under the Securities Exchange Act of 1934) of the securities, all of which are held of record by the entity or a nominee on its behalf. Wellington Management Company LLP, the investment adviser to the Selling Securityholder, is an investment adviser registered under the Investment Advisers Act of 1940 and is an indirect subsidiary of Wellington Management Group LLP. The business address of Wellington Management Company LLP and Wellington Management Group LLP is 280 Congress Street, Boston, Massachusetts 02210.

(26)
Carlos de Solo, our Chief Executive Officer and President and a member of our Board, beneficially owns the shares of Class A Common Stock held by O.M., as the Selling Securityholder. Includes 16,000 O.M. Escrow Shares currently being held in escrow pursuant to the CMG Escrow Agreement, which may be deemed to be beneficially owned by O.M. and Mr. de Solo. O.M. and Mr. de Solo disclaim beneficial ownership over the O.M. Escrow Shares, except to the extent of their pecuniary interest therein. Solely with respect to the “Shares of Class A Common Stock Offered” column, includes 1,921,635 shares of Class A Common Stock issuable as Earnout Shares.

(27)
Alberto de Solo, our Executive Vice President and Chief Operating Officer, beneficially owns the shares of Class A Common Stock held by C.D.G., as the Selling Securityholder. Solely with respect to the “Shares of Class A Common Stock Offered” column, includes 868,942 shares of Class A Common Stock issuable as Earnout Shares.

(28)
Joseph N. De Vera, our Senior Vice President, General Counsel and Secretary, beneficially owns the shares of Class A Common Stock held by Joseph N. De Vera, Inc., as the Selling Securityholder. Solely

with respect to the “Shares of Class A Common Stock Offered” column, includes 868,942 shares of Class A Common Stock issuable as Earnout Shares.
(29)
Nayan K. Pathak beneficially owns the shares of Class A Common Stock held by NKP CareMax LLC, as the Selling Securityholder. Solely with respect to the “Shares of Class A Common Stock Offered” column, includes 210,000 shares of Class A Common Stock issuable as Earnout Shares.

(30)
Benjamin Quirk, our Senior Vice President and Chief Strategy Officer, beneficially owns the shares of Class A Common Stock held by Mouquin Trotter, Inc., as the Selling Securityholder. Solely with respect to the “Shares of Class A Common Stock Offered” column, includes 94,904 shares of Class A Common Stock issuable as Earnout Shares.

(31)
Includes 55,000 IMC Escrow Shares currently being held in escrow pursuant to the IMC Escrow Agreement. Solely with respect to the “Shares of Class A Common Stock Offered” column, includes 2,900,000 Earnout Shares. All investment and voting decisions with regard to shares of Class A Common Stock are made by the board of managers of IMC Holdings, LP, which is composed of seven individuals.

(32)
Includes 50,000 shares of Class A Common Stock held directly by Steven Hochberg, a partner in Deerfield Management, for the benefit, and at the direction, of Deerfield Management.

(33)
Deerfield Mgmt, L.P. is the general partner of Deerfield Partners. Deerfield Management is the investment manager of Deerfield Partners. James E. Flynn is the sole member of the general partner of each of Deerfield Management and Deerfield Mgmt, L.P. Includes: (i) 12,960,000 shares of Class A Common Stock held directly by Deerfield Partners; (ii) 672,000 shares of Class A Common Stock underlying an equal number of Public Warrants held directly by Deerfield Partners; (iii) 3,768,750 shares of Class A Common Stock held directly by the Sponsor; (iv) 2,916,667 shares of Class A Common Stock underlying an equal number of Private Warrants held directly by the Sponsor; and (v) 50,000 shares of Class A Common Stock held directly by Steven Hochberg, a partner in Deerfield Management, for the benefit, and at the direction, of Deerfield Management.

(34)
Includes 3,768,750 shares of Class A Common Stock held directly by the Sponsor and 2,916,667 shares of Class A Common Stock underlying an equal number of Private Warrants held directly by the Sponsor.

(35)
Includes 281,309 shares of Class A Common Stock that are not registered hereunder and 139,754 shares of Class A Common Stock underlying an equal number of Public Warrants that will become exercisable 30 days following the Closing, in each case held by Randy Simpson, our director.

(36)
Richard Barasch serves as the Executive Chair of our Board.

(37)
Christopher Wolfe is the former Chief Financial Officer of DFHT.

(38)
Dr. Peter J. Fitzgerald is a former director of DFHT.

(39)
Dr. Linda Grais is a former director of DFHT.

(40)
Hon. Dr. David J. Shulkin serves on our Board as a director.

(41)
Represents the 384,615 shares of Class A Common Stock received as consideration for the SMA Transaction.

Certain Relationships with Selling Securityholders
Founder Shares / Sponsor
On May 22, 2020, the Sponsor purchased an aggregate of 2,875,000 Founder Shares in exchange for a capital contribution of $25,000, or approximately $0.009 per share. On June 25, 2020, DFHT effected a 1:1.25 stock split of the Class B Common Stock resulting in the Sponsor holding an aggregate of 3,593,750 Founder Shares. In June 2020, the Sponsor transferred 50,000 Founder Shares to each of Steven Hochberg, Christopher Wolfe, and Richard Barasch, who were DFHT’s executive officers at such time, and 25,000 Founder Shares to each of Dr. Peter J. Fitzgerald, Dr. Linda Grais and Hon. Dr. David J. Shulkin, who were DFHT’s independent directors, for the same per-share price initially paid by the Sponsor, resulting in the Sponsor holding 3,368,750 Founder Shares. The number of Founder Shares outstanding was determined so that such Founder Shares would represent 20% of the outstanding shares after the IPO.

Such Initial Stockholders agreed, subject to limited exceptions, not to transfer, assign or sell any of their Founder Shares until the earlier to occur of: (A) one year after the completion of the initial business combination or (B) subsequent to the initial business combination, (x) if the closing price of the Class A Common Stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the initial business combination, or (y) the date on which we complete a liquidation, merger, capital stock exchange or other similar transaction that results in all of our stockholders having the right to exchange their shares of Class A Common Stock for cash, securities or other property.
Business Combination Lock-Up Agreement
In connection with the execution of the Business Combination Agreement, DFHT entered into the Business Combination Lock-up Agreement with the Business Combination Lock-Up Holders pursuant to which, subject to certain exceptions, the Business Combination Lock-Up Holders agreed to not transfer specified shares of Class A Common Stock until the earlier of (i) six, nine or twelve months (as applicable to shares of Class A Common Stock of each Business Combination Lock-Up Holders) after the date of the Closing, (ii) only with respect to certain shares of Class A Common Stock of the Business Combination Lock-Up Holders, the date on which, subsequent to the Business Combination, the VWAP of Class A Common Stock equals or exceeds $12.50 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 calendar days after the Closing, and (iii) the date following the Closing Date on which we complete a Change in Control Transaction (as defined in the Business Combination Agreement).
Private Placement Warrants
Concurrently with the closing of the IPO, the Sponsor purchased an aggregate of 2,916,667 Private Warrants at a price of $1.50 per Private Warrant, generating gross proceeds to DFHT of $4,375,000. Each private placement warrant is exercisable for one share of Class A Common Stock at a price of $11.50 per share. The proceeds from the Private Warrants were added to the proceeds from our IPO held in the Trust Account, which was released at Closing. The Private Warrants are non-redeemable and exercisable on a cashless basis so long as they are held by the Sponsor or its permitted transferees. Our Initial Stockholders have agreed, subject to limited exceptions, not to transfer, assign or sell any of their Private Warrants until 30 days after the completion of the Business Combination.
Transactions with Deerfield Partners
Deerfield Partners purchased 3,360,000 Units in the IPO at $10.00 per Unit. The underwriting commission with respect to Units purchased by Deerfield Partners in our IPO, was $0.10 per Unit upon the closing of the IPO and $0.175 per Unit in the deferred underwriting commissions.
Additionally, in connection with the Business Combination, Deerfield Partners and the Sponsor purchased an aggregate of 10,000,000 shares of Class A Common Stock in the Deerfield PIPE Investments, consisting of 9,600,000 shares of Class A Common Stock purchased by Deerfield Partners and 400,000 shares of Class A Common Stock purchased by the Sponsor, for a purchase price of $10.00 per share and an aggregate purchase price of $100,000,000, pursuant to certain subscription agreements, each dated December 18, 2020, with each of Deerfield Partners and the Sponsor, the form of which is attached as an exhibit to the registration statement of which this prospectus is a part.
Third-Party PIPE Investments
In connection with the Business Combination, certain investors purchased an aggregate of 31,000,000 shares of Class A Common Stock, for a purchase price of $10.00 per share, for an aggregate purchase price of $310,000,000, pursuant to certain subscription agreements, each dated December 18, 2020, the form of which is included as an exhibit to the registration statement of which this prospectus is a part.

Amended and Restated Registration Rights Agreement
In connection with the execution of the Business Combination Agreement, DFHT, the CMG Sellers, IMC Parent, the Sponsor, Deerfield Partners and certain other parties thereto, including affiliates of CMGs’ owners, directors and executive officers (collectively, the “rights holders”) entered into the Amended and Restated Registration Rights Agreement, which amended and restated in its entirety the existing registration rights agreement, dated July 16, 2020, described in “Certain Relationships and Related Transactions —Registration Rights Agreement” above. Pursuant to the terms of the Amended and Restated Registration Rights Agreement, we are obligated to file a registration statement to register the resale of certain shares of Class A Common Stock held by the rights holders. In addition, pursuant to the terms of the Amended and Restated Registration Rights Agreement and subject to certain requirements and customary conditions, including with regard to the number of demand rights that may be exercised, the rights holders may demand at any time or from time to time, that we file a registration statement on Form S-1 or Form S-3 to register certain shares of Class A Common Stock held by such rights holders. The Amended and Restated Registration Rights Agreement also provides the rights holders with “piggy-back” registration rights, subject to certain requirements and customary conditions.
SMA Transaction
On June 18, 2021, Interamerican acquired of 100% of the issued and outstanding equity interests of the SMA Entities. As consideration for the acquisition of the SMA Entities, Interamerican paid an aggregate cash purchase price of $52,000,000 and we issued 384,615 SMA Shares, valued at $5,000,000 based on the closing price of the Class A Common Stock on June 17, 2021, to the SMA Seller.
In connection with the acquisition of the SMA Entities, the SMA Seller entered into a lock-up agreement with the Company with respect to the SMA Shares, pursuant to which the SMA Seller agreed not to transfer the Shares, except to certain permitted transferees, until six months following June 17, 2021. Additionally, the SMA Seller executed a joinder to the Amended and Restated Registration Rights Agreement, pursuant to which the Company granted registration rights to the SMA Seller on such terms as set forth in the Registration Rights Agreement.
Escrow Agreements
On the Closing Date, DFHT, the Sponsor, O.M., in its capacity as representative of the members of the CMG Sellers, and the Escrow Agent, entered into the CMG Escrow Agreement, and DFHT, the Sponsor, IMC Parent and the Escrow Agent entered into the IMC Escrow Agreement. The Escrow Agreements provided for the deposit of the Adjustment Escrow Amounts with the Escrow Agent for the purpose of securing certain post-closing adjustment obligations of the CMG Sellers and IMC Parent, respectively. Each Escrow Agreement also provides that the Company, as successor to in interest DFHT, shall pay and reimburse all fees and expenses of the Escrow Agent and shall be subject to customary indemnification obligations.

DESCRIPTION OF SECURITIES
The following summary of the material terms of our securities is not intended to be a complete description of all of the rights and preferences of such securities. Because it is only a summary, it does not contain all of the information that may be important to you, and is qualified by reference to our Amended and Restated Charter, the Amended and Restated Bylaws, the Amended and Restated Registration Rights Agreement and the Warrant Agreement, which are exhibits to the registration statement of which this prospectus is a part. We urge you to read each of the Amended and Restated Charter, the Amended and Restated Bylaws, the Amended and Restated Registration Rights Agreement and the Warrant Agreement in their entirety for a complete description of the rights and preferences of our securities.
Authorized and Outstanding Stock
The Amended and Restated Charter authorizes the issuance of 261,000,000 shares, consisting of (i) 260,000,000 shares of common stock, par value $0.0001 per share, including 250,000,000 shares of Class A Common Stock and 10,000,000 shares of Class B Common Stock (collectively, “Common Stock”), and (ii) 1,000,000 shares of preferred stock, par value $0.0001 per share.
As of June 22, 2021, there were 80,632,457 shares of Class A Common Stock and 0 shares of Class B Common Stock outstanding. We have also issued 5,791,667 warrants consisting of 2,875,000 Public Warrants and 2,916,667 Private Warrants. No shares of preferred stock are currently outstanding.
At Closing, all shares of previously outstanding Class B Common Stock automatically converted into shares of Class A Common Stock, on a one-for-one basis.
Common Stock
The Amended and Restated Charter provides the following with respect to the rights, powers, preferences and privileges of the Common Stock.
Voting Power
Holders of Common Stock are entitled to one vote for each share held on all matters to be voted on by stockholders. Unless otherwise specified in the Amended and Restated Charter, or as required by applicable provisions of the DGCL or applicable stock exchange rules, the affirmative vote of a majority of shares of Common Stock that are voted is required to approve any such matter voted on by our stockholders.
Dividends
Holders of Common Stock will be entitled to receive ratable dividends when, as and if declared by the Board out of funds legally available therefor.
Liquidation, Dissolution and Winding Up
In the event of a liquidation, dissolution or winding up of the combined company, the holders of Common Stock will be entitled to share ratably in all assets remaining available for distribution to them after payment of liabilities and after provision is made for each class of shares, if any, having preference over each class of Common Stock.
Preemptive or Other Rights
Our stockholders will have no preemptive or other subscription rights. There will be no sinking fund provisions applicable to the Common Stock.
Preferred Stock
The Amended and Restated Charter authorizes 1,000,000 shares of preferred stock and provides that shares of preferred stock may be issued from time to time in one or more series. The Board will be authorized to fix the voting rights, if any, designations, powers, preferences, the relative, participating, optional or other special rights and any qualifications, limitations and restrictions thereof, applicable to the shares of each series. The Board will be able to, without stockholder approval, issue shares of preferred stock with voting and other rights that could adversely affect the voting power and other rights of the holders of the common stock and could have anti-takeover effects. The ability of the Board to issue shares of preferred stock without stockholder approval could have the effect of delaying, deferring or preventing a change of control of the combined company or the removal of existing management.
Although we do not currently intend to issue any shares of preferred stock, we cannot assure you that we will not do so in the future. No shares of preferred stock were issued or registered in the Company’s IPO and no shares of preferred stock were being issued or registered in connection with the Business Combination.
Warrants
Public Warrants
Each whole Public Warrant entitles the registered holder to purchase one share of Class A Common Stock at a price of $11.50 per share, subject to adjustment as discussed below, at any time commencing on the later of 12 months from the closing of the IPO and 30 days after the Closing Date, provided in each case that we have an effective registration statement under the Securities Act covering the shares of Class A Common Stock issuable upon exercise of the Public Warrants and a current prospectus relating to them is available (or we permit holders to exercise their Public Warrants on a cashless basis under the circumstances specified in the Warrant Agreement) and such shares are registered, qualified or exempt from registration under the securities, or blue sky, laws of the state of residence of the holder. Pursuant to the Warrant Agreement, a warrantholder may exercise its Public Warrants only for a whole number of shares of Class A Common Stock. This means only a whole Public Warrant may be exercised at a given time by a warrantholder. No fractional Public Warrants were issued and only whole Public Warrants trade. The Public Warrants will expire five years after the Closing, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation.
We are not obligated to deliver any Class A Common Stock pursuant to the exercise of a Public Warrant and will have no obligation to settle such exercise unless a registration statement under the Securities Act with respect to the Class A Common Stock underlying the Public Warrants is then effective and a prospectus relating thereto is current, subject to our satisfying our obligations described below with respect to registration. No Public Warrant will be exercisable and we will not be obligated to issue a share of Class A Common Stock upon exercise of a Public Warrant unless the share of Class A Common Stock issuable upon such exercise has been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the Public Warrants. In the event that the conditions in the two immediately preceding sentences are not satisfied with respect to a Public Warrant, the holder of such Public Warrant will not be entitled to exercise such Public Warrant and such Public Warrant may have no value and expire worthless. In no event will we be required to net cash settle any Public Warrant.
We have agreed that as soon as practicable, but in no event later than fifteen (15) business days after the Closing, to use our best efforts to file with the SEC a registration statement for the registration, under the Securities Act, of the Class A Common Stock issuable upon exercise of the Public Warrants. We have agreed to use our best efforts to cause the same to become effective and to maintain the effectiveness of such registration statement, and a current prospectus relating thereto, until the expiration of the Public Warrants in accordance with the provisions of the Warrant Agreement. If a registration statement covering the shares of Class A Common Stock issuable upon exercise of the Public Warrants is not effective by the sixtieth (60th) business day after the Closing, warrantholders may, until such time as there is an effective registration statement and during any period when we have failed to maintain an effective registration statement, exercise warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption. Notwithstanding the above, if our Class A Common Stock is at the time of any exercise of a warrant not listed on a national securities exchange such that they satisfy the definition of a “covered security” under Section 18(b)(1) of the Securities Act, we may, at our option, require holders of Public Warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event we so elect, we will not be required to file or maintain in effect a registration statement, and in the event we do not so elect, we will use our best efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available.
Redemption of Warrants when the price per share of Class A Common Stock equals or exceeds $18.00
Once the Warrants become exercisable, we may redeem the outstanding Warrants (except as described herein with respect to the Private Warrants):
•
in whole and not in part;

•
at a price of $0.01 per Warrant;

•
upon a minimum of 30 days’ prior written notice of redemption (the “30-day redemption period”); and

•
if, and only if, the closing price of the Class A Common Stock equals or exceeds $18.00 per share (as adjusted for adjustments to the number of shares issuable upon exercise of the exercise price of a Warrant) for any 20 trading days within a 30-trading day period ending three business days before we send to the notice of redemption to the warrantholders.

If and when the Warrants become redeemable by the combined company for cash, we may exercise our redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws.
The last of the redemption criterion discussed above was established to prevent a redemption call unless there is at the time of the call a significant premium to the exercise price. If the foregoing conditions are satisfied and we issue a notice of redemption of warrants, each warrantholder will be entitled to exercise his, her or its warrant prior to the scheduled redemption date. However, the price of the Class A Common Stock may fall below the $18.00 redemption trigger price (as adjusted for stock splits, stock capitalizations, reorganizations, recapitalizations and the like) as well as the $11.50 warrant exercise price after the redemption notice is issued.
Redemption of Warrants when the price per share of DFHT Class A Common Stock equals or exceeds $10.00
Once the Warrants become exercisable, the combined company may redeem the outstanding Warrants (except as described herein with respect to the Private Warrants):
•
in whole and not in part;

•
at $0.10 per Warrant upon a minimum of 30 days’ prior written notice of redemption provided that holders will be able to exercise their warrants on a cashless basis prior to redemption and receive that number of shares determined by reference to the table below, based on the redemption date and the “fair market value” of the Class A Common Stock (as defined below) except as otherwise described below; and

•
if, and only if, the closing price of the Class A Common Stock equals or exceeds $10.00 per share (as adjusted for adjustments to the number of shares issuable upon exercise or the exercise price of a warrant) for any 20 trading days within the 30-trading day period ending three trading days before the combined company sends the notice of redemption to the warrant holders.

Beginning on the date the notice of redemption is given until the Warrants are redeemed or exercised, holders may elect to exercise their Warrants on a cashless basis. The numbers in the table below represent the number of shares of Class A Common Stock that a warrantholder will receive upon such cashless exercise in connection with a redemption by us pursuant to this redemption feature, based on the “fair market value” of the shares of Class A Common Stock on the corresponding redemption date (assuming holders elect to exercise their Warrants and such Warrants are not redeemed for $0.10 per Warrant), determined for these purposes based on volume weighted average price of the Class A Common Stock during the 10 trading days immediately following the date on which the notice of redemption is sent to the holders of Warrants, and the number of months that the corresponding redemption date precedes the expiration date of the Warrants, each as set forth in the table below. The combined company will provide the warrantholders with the final fair market value no later than one business day after the 10-trading day period described above ends.
The share prices set forth in the column headings of the table below will be adjusted as of any date on which the number of shares issuable upon exercise of a Warrant or the exercise price of a Warrant is adjusted as set forth under the heading “Anti-dilution Adjustments” below. If the number of shares issuable upon exercise of a Warrant is adjusted, the adjusted share prices in the column headings will equal the share prices immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the number of shares deliverable upon exercise of a Warrant immediately prior to such adjustment and the denominator of which is the number of shares deliverable upon exercise of a Warrant as so adjusted. The number of shares in the table below shall be adjusted in the same manner and at the same time as the number of shares issuable upon exercise of a Warrant. If the exercise price of a Warrant is adjusted, (a) in the case of an adjustment pursuant to the fifth paragraph under the heading “Anti-dilution Adjustments” below, the adjusted share prices in the column headings will equal the unadjusted share price multiplied by a fraction, the numerator of which is the higher of the fair market value and the newly issued price as set forth under the heading “Anti-dilution Adjustments” and the denominator of which is $10.00 and (b) in the case of an adjustment pursuant to the second paragraph under the heading “Anti-dilution Adjustments” below, the adjusted share prices in the column headings will equal the unadjusted share price less the decrease in the exercise price of a Warrant pursuant to such exercise price adjustment.
Redemption Date (period to expiration of warrants)	Fair Market Value of Class A Common Stock
	≤10.00	11.00	12.00	13.00	14.00	15.00	16.00	17.00	≥18.00
60 months	0.261	0.281	0.297	0.311	0.324	0.337	0.348	0.358	0.361
57 months	0.257	0.277	0.294	0.310	0.324	0.337	0.348	0.358	0.361
54 months	0.252	0.272	0.291	0.307	0.322	0.335	0.347	0.357	0.361
51 months	0.246	0.268	0.287	0.304	0.320	0.333	0.346	0.357	0.361
48 months	0.241	0.263	0.283	0.301	0.317	0.332	0.344	0.356	0.361
45 months	0.235	0.258	0.279	0.298	0.315	0.330	0.343	0.356	0.361
42 months	0.228	0.252	0.274	0.294	0.312	0.328	0.342	0.355	0.361
39 months	0.221	0.246	0.269	0.290	0.309	0.325	0.340	0.354	0.361
36 months	0.213	0.239	0.263	0.285	0.305	0.323	0.339	0.353	0.361
33 months	0.205	0.232	0.257	0.280	0.301	0.320	0.337	0.352	0.361
30 months	0.196	0.224	0.250	0.274	0.297	0.316	0.335	0.351	0.361
27 months	0.185	0.214	0.242	0.268	0.291	0.313	0.332	0.350	0.361
24 months	0.173	0.204	0.233	0.260	0.285	0.308	0.329	0.348	0.361
21 months	0.161	0.193	0.223	0.252	0.279	0.304	0.326	0.347	0.361
18 months	0.146	0.179	0.211	0.242	0.271	0.298	0.322	0.345	0.361
15 months	0.130	0.164	0.197	0.230	0.262	0.291	0.317	0.342	0.361
12 months	0.111	0.146	0.181	0.216	0.250	0.282	0.312	0.339	0.361
9 months	0.090	0.125	0.162	0.199	0.237	0.272	0.305	0.336	0.361
6 months	0.065	0.099	0.137	0.178	0.219	0.259	0.296	0.331	0.361
3 months	0.034	0.065	0.104	0.150	0.197	0.243	0.286	0.326	0.361
0 months	—	—	0.042	0.115	0.179	0.233	0.281	0.323	0.361
The exact fair market value and redemption date may not be set forth in the table above, in which case, if the fair market value is between two values in the table or the redemption date is between two redemption dates in the table, the number of shares of Class A Common Stock to be issued for each Warrant exercised will be determined by a straight-line interpolation between the number of shares set forth for the higher and lower fair market values and the earlier and later redemption dates, as applicable, based on a 365 or 366-day year, as applicable. For example, if the volume weighted average price of the shares of Class A Common

Stock during the 10 trading days immediately following the date on which the notice of redemption is sent to the holders of the Warrants is $11.00 per share, and at such time there are 57 months until the expiration of the Warrants, holders may choose to, in connection with this redemption feature, exercise their warrants for 0.277 shares of Class A Common Stock for each whole Warrant. For an example where the exact fair market value and redemption date are not as set forth in the table above, if the volume weighted average price of Class A Common Stock during the 10 trading days immediately following the date on which the notice of redemption is sent to the holders of the Warrants is $13.50 per share, and at such time there are 38 months until the expiration of the Warrants, holders may choose to, in connection with this redemption feature, exercise their Warrants for 0.298 shares of Class A Common Stock for each whole Warrant. In no event will the Warrants be exercisable on a cashless basis in connection with this redemption feature for more than 0.361 shares of Class A Common Stock per Warrant (subject to adjustment). Finally, as reflected in the table above, if the Warrants are out of the money and about to expire, they cannot be exercised on a cashless basis in connection with a redemption by us pursuant to this redemption feature, since they will not be exercisable for any shares of Class A Common Stock.
This redemption feature differs from the typical warrant redemption features used in many other blank check offerings, which typically only provide for a redemption of warrants for cash (other than the Private Warrants) when the trading price for the common stock exceeds $18.00 per share for a specified period of time. This redemption feature is structured to allow for all of the outstanding warrants to be redeemed when the Class A Common Stock is trading at or above $10.00 per public share, which may be at a time when the trading price of the Class A Common Stock is below the exercise price of the Warrants. We have established this redemption feature to provide us with the flexibility to redeem the Warrants without the Warrants having to reach the $18.00 per share threshold set forth above under “Redemption of Warrants when the price per share of DFHT Class A Common Stock equals or exceeds $18.00.” Holders choosing to exercise their Warrants in connection with a redemption pursuant to this feature will, in effect, receive a number of shares for their Warrants based on an option pricing model with a fixed volatility input. This redemption right provides the combined company with an additional mechanism by which to redeem all of the outstanding Warrants, and therefore have certainty as to the capital structure as the Warrants would no longer be outstanding and would have been exercised or redeemed. We will be required to pay the applicable redemption price to warrantholders if we choose to exercise this redemption right, which will allow us to quickly proceed with a redemption of the Warrants if we determine it is in our best interest to do so. As such, we would redeem the Warrants in this manner when we believe it is in our best interest to update our capital structure to remove the Warrants and pay the redemption price to the warrantholders.
As stated above, we can redeem the Warrants when the Class A Common Stock is trading at a price starting at $10.00, which is below the exercise price of $11.50, because it will provide certainty with respect to the capital structure and cash position while providing warrantholders with the opportunity to exercise their Warrants on a cashless basis for the applicable number of shares. If we choose to redeem the Warrants when the Class A Common Stock is trading at a price below the exercise price of the Warrants, this could result in the warrantholders receiving fewer shares of Class A Common Stock than they would have received if they had chosen to wait to exercise their Warrants for shares of Class A Common Stock if and when such shares of Class A Common Stock were trading at a price higher than the exercise price of $11.50.
No fractional shares of Class A Common Stock will be issued upon exercise. If, upon exercise, a holder would be entitled to receive a fractional interest in a share, we will round down to the nearest whole number of the number of shares of Class A Common Stock to be issued to the warrantholder. We have agreed to use commercially reasonable efforts to register under the Securities Act the securities issuable upon the exercise of the Warrants.
Redemption Procedures
A warrantholder may notify us in writing in the event it elects to be subject to a requirement that such warrantholder will not have the right to exercise such warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the warrant agent’s actual knowledge, would beneficially own in excess of 4.9% or 9.8% (as specified by such holder) of the Class A Common Stock outstanding immediately after giving effect to such exercise.

Anti-dilution Adjustments
If the number of outstanding shares of Class A Common Stock is increased by a share capitalization payable in shares of Class A Common Stock, or by a split-up of common stock or other similar event, then, on the effective date of such share capitalization, split-up or similar event, the number of shares of Class A Common Stock issuable on exercise of each Warrant will be increased in proportion to such increase in the outstanding shares of common stock. A rights offering made to all or substantially all holders of common stock entitling holders to purchase Class A Common Stock at a price less than the fair market value will be deemed a share capitalization of a number of shares of Class A Common Stock equal to the product of (i) the number of shares of Class A Common Stock actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for Class A Common Stock) and (ii) the quotient of (x) the price per share of the Class A Common Stock paid in such rights offering and (y) the fair market value. For these purposes (i) if the rights offering is for securities convertible into or exercisable for shares of Class A Common Stock, in determining the price payable for Class A Common Stock, there will be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (ii) fair market value means the volume weighted average price of shares of Class A Common Stock as reported during the ten (10) trading day period ending on the trading day prior to the first date on which the Class A Common Stock trades on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.
In addition, if we, at any time while the Warrants are outstanding and unexpired, pay a dividend or make a distribution in cash, securities or other assets to all or substantially all the holders of Class A Common Stock on account of such Class A Common Stock (or other securities into which the warrants are convertible), other than (a) as described in the paragraph immediately above or (b) certain ordinary cash dividends or $0.50 per annum subject to adjustment, then the warrant exercise price will be decreased, effective immediately after the effective date of such event, by the amount of cash and/or the fair market value of any securities or other assets paid on each share of Class A Common Stock in respect of such event.
If the number of outstanding shares of Class A Common Stock is decreased by a consolidation, combination, reverse share split or reclassification of Class A Common Stock or other similar event, then, on the effective date of such consolidation, combination, reverse share split, reclassification or similar event, the number of shares of Class A Common Stock issuable on exercise of each Warrant will be decreased in proportion to such decrease in outstanding share of Class A Common Stock.
Whenever the number of shares of Class A Common Stock purchasable upon the exercise of the Warrants is adjusted, as described above, the exercise price will be adjusted by multiplying the exercise price immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of shares of Class A Common Stock purchasable upon the exercise of the Warrants immediately prior to such adjustment, and (y) the denominator of which will be the number of shares of Class A Common Stock so purchasable immediately thereafter.
In case of any reclassification or reorganization of the outstanding  —  (other than those described above or that solely affects the par value of such shares ), or in the case of any merger or consolidation of us with or into another corporation (other than a consolidation or merger in which we are the continuing corporation and that does not result in any reclassification or reorganization of our outstanding Class A Common Stock), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of us as an entirety or substantially as an entirety in connection with which we are dissolved, the holders of the Warrants will thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the Warrants and in lieu of the Class A Common Stock immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of shares of Class A Common Stock or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the Warrants would have received if such holder had exercised the Warrants immediately prior to such event. If less than 70% of the consideration receivable by the holders of Class A Common Stock in such a transaction is payable in the form of Class A Common Stock in the successor entity that is listed for trading on a national securities exchange or is quoted in an established over-the-counter market, or is to be so listed for trading or quoted immediately following such event, and if the registered holder of the warrant properly exercises the warrant within thirty days following public disclosure of such transaction, the exercise price will be reduced as specified in the Warrant Agreement based on the Black-Scholes Warrant Value (as defined in the Warrant Agreement) of the warrant. The purpose of such exercise price reduction is to provide additional value to holders of the Warrants when an extraordinary transaction occurs during the exercise period of the Warrants pursuant to which the holders of the Warrants otherwise do not receive the full potential value of the Warrants.
The Warrants are issued in registered form under the terms of the Warrant Agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. The Warrant Agreement provides that the terms of the Warrants may be amended without the consent of any holder for (i) the purpose of curing any ambiguity or, or curing, correcting or supplementing any defective provision contained in the Warrant Agreement, (ii) to provide for the delivery of Alternative Issuance (as defined in the Warrant Agreement). or (iii) adding or changing any provisions with respect to matters or questions arising under the warrant agreement as the parties to the warrant agreement may deem necessary or desirable and that the parties deem to not adversely affect the rights of the registered holders of the warrants. The approval by the holders of at least 50% of the then-outstanding Public Warrants is required to make any change that adversely affects the interests of the registered holders of Public Warrants, and, solely with respect to any amendment to the terms of the Private Warrants, 50% of the then outstanding Private Warrants. You should review a copy of the Warrant Agreement, which will be filed as an exhibit to the registration statement of which this prospectus is a part, for a complete description of the terms and conditions applicable to the warrants.
The Warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price (or on a cashless basis, if applicable), by certified or official bank check payable to us, for the number of Warrants being exercised. The warrantholders do not have the rights or privileges of holders of Class A Common Stock and any voting rights until they exercise their Warrants and receive Class A Common Stock. After the issuance of Class A Common Stock upon exercise of any Warrants, each warrantholder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.
Private Placement Warrants
The Private Warrants (including the Class A Common Stock issuable upon exercise of the Private Warrants) will not be transferable, assignable or salable until 30 days after the Closing Date (except, among other limited exceptions to certain persons or entities affiliated with the initial purchasers of the Private Warrants) and they will not be redeemable by us for cash so long as they are held by the initial purchasers or their permitted transferees. The initial purchasers, or their permitted transferees, have the option to exercise the Private Warrants on a cashless basis. Except as described herein, the Private Warrants have terms and provisions that are identical to those of the Public Warrants. If the Private Warrants are held by holders other than the initial purchasers or their permitted transferees, the Private Warrants will be redeemable by us and exercisable by the holders on the same basis as the Public Warrants.
If holders of the Private Warrants elect to exercise them on a cashless basis, they would pay the exercise price by surrendering his, her or its Warrants for that number of shares of Class A Common Stock equal to the quotient obtained by dividing (x) the product of the number of shares of Class A Common Stock underlying the Warrants, multiplied by the excess of the “fair market value” of the Class A Common Stock (defined below) over the exercise price of the Warrants by (y) the fair market value. The “fair market value” will mean the average closing price of the Class A Common Stock for the 10 trading days ending on the third trading day prior to the date on which the notice of exercise is sent to the warrant agent. The agreement that the Private Warrants would be exercisable on a cashless basis so long as they were held by the initial purchasers or their permitted transferees was due to the fact that it was not known at the time of issuance whether such initial purchasers would be affiliated with us following the Closing. Because of their affiliation with us, such initial purchasers’ ability to sell our securities in the open market is significantly limited. We have policies in place that prohibit insiders from selling our securities except during specific periods of time. Even during such periods of time when insiders will be permitted to sell our securities, an insider cannot trade in the securities if he or she is in possession of material non-public information. Accordingly, unlike public stockholders who could exercise their warrants and sell the shares of Class A

Common Stock received upon such exercise freely in the open market in order to recoup the cost of such exercise, the insiders are significantly restricted from selling such securities.
Dividends
We have not paid any cash dividends on the Class A Common Stock to date and do not intend to pay any cash dividends in the foreseeable future. The payment of cash dividends in the future will be dependent upon our revenue and earnings, if any, capital requirements, liabilities and related reserves, and general financial condition. The payment of any cash dividends will be within the discretion of the Board from time to time and subject to applicable Delaware law. It is the present intention of the Board to retain all earnings, if any, for use in business operations and, accordingly, the Board does not anticipate declaring any dividends in the foreseeable future. Further, the Company’s ability to declare dividends is currently limited by restrictive covenants in connection with the Credit Agreement.
Transfer Agent and Warrant Agent
The transfer agent for our Class A Common Stock and warrant agent for our Warrants is Continental Stock Transfer & Trust Company. We have agreed to indemnify Continental Stock Transfer & Trust Company in its roles as transfer agent and warrant agent, its agents and each of its stockholders, directors, officers and employees against all claims and losses that may arise out of acts performed or omitted for its activities in that capacity, except for any liability due to any gross negligence or intentional misconduct of the indemnified person or entity.
Anti-Takeover Provisions
Business Combinations
The combined company will be subject to the provisions of Section 203 of the DGCL regulating corporate takeovers. This statute prevents certain Delaware corporations, under certain circumstances, from engaging in a “business combination” with:
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a stockholder who owns 15% or more of the combined company’s outstanding voting stock (otherwise known as an “interested stockholder”);

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an affiliate of an interested stockholder; or

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an associate of an interested stockholder, for three years following the date that the stockholder became an interested stockholder.

A “business combination” includes a merger or sale of more than 10% of our assets. However, the above provisions of Section 203 do not apply if:
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the combined company’s board of directors approves the transaction that made the stockholder an “interested stockholder,” prior to the date of the transaction;

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after the completion of the transaction that resulted in the stockholder becoming an interested stockholder, that stockholder owned at least 85% of the combined company’s voting stock outstanding at the time the transaction commenced, other than statutorily excluded shares of common stock; or

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on or subsequent to the date of the transaction, the initial business combination is approved by the combined company’s board of directors and authorized at a meeting of our stockholders, and not by written consent, by an affirmative vote of at least two-thirds of the outstanding voting stock not owned by the interested stockholder.

Authorized but Unissued Shares
Our authorized but unissued Common Stock and preferred stock are available for future issuances without stockholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved common stock and preferred stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Exclusive Forum for Certain Lawsuits
The Amended and Restated Charter provides that, unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for any stockholder (including a beneficial owner) to bring any: (i) derivative action or proceeding brought on behalf of the Company; (ii) action asserting a claim of breach of fiduciary duty owed by any of the our directors, officers or other employees or our stockholders; (iii) action asserting a claim against us, our directors, officers or employees arising pursuant to any provision of the DGCL or the Amended and Restated Charter or Amended and Restated Bylaws; or (iv) action asserting a claim against us, our directors, officers or employees governed by the internal affairs doctrine, and if brought outside of Delaware, the stockholder bringing the suit will be deemed to have consented to service of process on such stockholder’s counsel, except for, as to each of (i) through (iv) above, any claim (A) as to which the Court of Chancery determines that there is an indispensable party not subject to the jurisdiction of the Court of Chancery (and the indispensable party does not consent to the personal jurisdiction of the Court of Chancery within ten days following the determination), (B) that is vested in the exclusive jurisdiction of a court or forum other than the Court of Chancery, (C) for which the Court of Chancery does not have subject matter jurisdiction, or (D) any action arising under the Securities Act as to which the Court of Chancery and the federal district court for the District of Delaware shall have concurrent jurisdiction.
Under the Securities Act, federal and state courts have concurrent jurisdiction over all suits brought to enforce any duty or liability created by the Securities Act, and stockholders cannot waive compliance with the federal securities laws and the rules and regulations thereunder. Accordingly, there is uncertainty as to whether a court would enforce such a forum selection provision as written in connection with claims arising under the Securities Act.
This forum selection clause may also discourage claims or limit stockholders’ ability to submit claims in a judicial forum that they find favorable and may result in additional costs for a stockholder seeking to bring a claim. While we believe the risk of a court declining to enforce this forum selection clause is low, if a court were to determine the forum selection clause to be inapplicable or unenforceable in an action, we may incur additional costs in conjunction with our efforts to resolve the dispute in an alternative jurisdiction, which could have a negative impact on our results of operations and financial condition.
Notwithstanding the foregoing, the forum selection clause will not apply to suits brought to enforce any liability or duty created by the Exchange Act or any other claim for which the federal district courts of the United States of America have exclusive jurisdiction. Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder.
Special Meeting of Stockholders
Our Amended and Restated Bylaws provide that special meetings of our stockholders may be called only by a majority vote of our board of directors, by our Chief Executive Officer or by our Executive Chair or Chair of the Board.
Advance Notice Requirements for Stockholder Proposals and Director Nominations
Our Amended and Restated Bylaws provide that stockholders seeking to bring business before the combined company’s annual meeting of stockholders, or to nominate candidates for election as directors at our annual meeting of stockholders, must provide timely notice of their intent in writing. To be timely, a stockholder’s notice will need to be received by the company secretary at our principal executive offices not later than the close of business on the 90th day nor earlier than the opening of business on the 120th day prior to the anniversary date of the immediately preceding annual meeting of stockholders. Pursuant to Rule 14a-8 of the Exchange Act, proposals seeking inclusion in our annual proxy statement must comply with the notice periods contained therein. Our Amended and Restated Bylaws also specify certain requirements as to the form and content of a stockholders’ meeting. These provisions may preclude our stockholders from bringing matters before our annual meeting of stockholders or from making nominations for directors at our annual meeting of stockholders.

Action by written consent
Any action required or permitted to be taken by our common stockholders must be effected by a duly called annual or special meeting of such stockholders and may not be effected by written consent of the stockholders other than with respect to any shares of Class B Common Stock that may in the future be outstanding.
Classified Board of Directors
Our board of directors will initially be divided into three classes, Class I, Class II and Class III, with members of each class serving staggered three-year terms. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voted for the election of directors can elect all of the directors.
The Amended and Restated Charter provides that the authorized number of directors may be changed only by resolution of the board of directors. Subject to the terms of any preferred stock, any or all of the directors may be removed from office at any time, but only for cause and only by the affirmative vote of holders of a majority of the voting power of all then outstanding shares of our capital stock entitled to vote generally in the election of directors, voting together as a single class. Any vacancy on our board of directors, including a vacancy resulting from an enlargement of our board of directors, may be filled only by vote of a majority of our directors then in office. As a result, in most circumstances, a person can gain control of our board only by successfully engaging in a proxy contest at two or more annual meetings.
Rule 144
Pursuant to Rule 144 under the Securities Act (“Rule 144”), a person who has beneficially owned restricted securities would be entitled to sell their securities provided that (i) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding, a sale and (ii) we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale and have filed all required reports under Section 13 or 15(d) of the Exchange Act during the 12 months (or such shorter period as we were required to file reports) preceding the sale.
Persons who have beneficially owned restricted securities for at least six months but who are our affiliates at the time of, or at any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of:
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1% of the total number of shares or other units of the class of securities then outstanding; or

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the average weekly reported trading volume of the class of securities during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

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Sales by our affiliates under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.

Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies
Rule 144 is not available for the resale of securities initially issued by shell companies (other than business combination related shell companies) or issuers that have been at any time previously a shell company. However, Rule 144 also includes an important exception to this prohibition if the following conditions are met:
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the issuer of the securities that was formerly a shell company has ceased to be a shell company;

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the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

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the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and

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at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

Following the Closing, the Company ceased to be a shell company, and so, once the conditions set forth in the exceptions listed above are satisfied, Rule 144 will become available for the resale of our securities.
Lock-Up Agreements
Certain of our stockholders are subject to certain restrictions on transfer until the termination of applicable lock-up periods. See the section entitled “Certain Relationships with Selling Securityholders” for lock-up restrictions on our securities under the lock-up agreements.
Registration Rights
We have agreed to register certain of our securities. See the section entitled “Certain Relationships with Selling Securityholders — Amended and Restated Registration Rights Agreement” for a description of the Amended and Restated Registration Rights Agreement.
As described above under “Warrants,” we also agreed pursuant to the Warrant Agreement to file a registration statement covering the shares of Class A Common Stock issuable upon exercise of the Warrants.
Limitation of Liability and Indemnification
See the section entitled “Management — Limitation on Liability and Indemnification Matters” for a discussion of certain matters related to the limitation of liability and indemnification of our directors and officers.
Listing of Securities
Our Class A Common Stock and Public Warrants are listed on the Nasdaq Global Select Market under the symbols “CMAX” and “CMAXW,” respectively.

PLAN OF DISTRIBUTION
We are registering the offering of up to 5,791,667 shares of our Class A Common Stock issuable upon the exercise of the Public Warrants and Private Warrants. We are also registering the resale of securities by the Selling Securityholders or their permitted transferees from time to time. The securities we are registering for resale will permit the Selling Securityholders to conduct public secondary trading of these securities from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale of the securities offered by this prospectus. We will receive up to an aggregate of approximately $66.6 million from the exercise of the Warrants assuming the exercise in full of all of the Warrants for cash. The aggregate proceeds to the Selling Securityholders from the sale of the securities will be the purchase price of the securities less any discounts and commissions. We will not pay any brokers’ or underwriters’ discounts and commissions in connection with the registration and sale of the securities covered by this prospectus.
The Selling Securityholders may offer and sell, from time to time, their respective shares of Class A Common Stock and Private Warrants covered by this prospectus. The Selling Securityholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. Such sales may be made on one or more exchanges or in the over-the-counter market or otherwise, at prices and under terms then prevailing or at prices related to the then current market price or in negotiated transactions. The Selling Securityholders may sell their securities by one or more of, or a combination of, the following methods:
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purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this prospectus;

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ordinary brokerage transactions and transactions in which the broker solicits purchasers;

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block trades in which the broker-dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

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an over-the-counter distribution in accordance with the rules of Nasdaq;

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through trading plans entered into by a Selling Securityholder pursuant to Rule 10b5-1 under the Exchange Act that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement hereto that provide for periodic sales of their securities on the basis of parameters described in such trading plans;

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short sales;

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distribution to employees, members, limited partners or stockholders of the Selling Securityholders;

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through the writing or settlement of options or other hedging transaction, whether through an options exchange or otherwise;

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by pledge to secured debts and other obligations;

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delayed delivery arrangements;

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to or through underwriters or agents;

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in “at the market” offerings, as defined in Rule 415 under the Securities Act, at negotiated prices, at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on a national securities exchange or sales made through a market maker other than on an exchange or other similar offerings through sales agents;

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in privately negotiated transactions;

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in options transactions; and

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through a combination of any of the above methods of sale, as described below, or any other method permitted pursuant to applicable law.

In addition, any securities that qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this prospectus.

To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution. In connection with distributions of the securities or otherwise, the Selling Securityholders may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of the securities in the course of hedging the positions they assume with Selling Securityholders. The Selling Securityholders may also sell the securities short and redeliver the securities to close out such short positions. The Selling Securityholders may also enter into option or other transactions with broker-dealers or other financial institutions which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). The Selling Securityholders may also pledge securities to a broker-dealer or other financial institution, and, upon a default, such broker-dealer or other financial institution, may effect sales of the pledged securities pursuant to this prospectus (as supplemented or amended to reflect such transaction).
A Selling Securityholder may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by any Selling Securityholder or borrowed from any Selling Securityholder or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from any Selling Securityholder in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, any Selling Securityholder may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.
In effecting sales, broker-dealers or agents engaged by the Selling Securityholders may arrange for other broker-dealers to participate. Broker-dealers or agents may receive commissions, discounts or concessions from the Selling Securityholders in amounts to be negotiated immediately prior to the sale.
In offering the securities covered by this prospectus, the Selling Securityholders and any broker-dealers who execute sales for the Selling Securityholders may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. Any profits realized by the Selling Securityholders and the compensation of any broker-dealer may be deemed to be underwriting discounts and commissions.
In order to comply with the securities laws of certain states, if applicable, the securities must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.
We have advised the Selling Securityholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of securities in the market and to the activities of the Selling Securityholders and their affiliates. In addition, we will make copies of this prospectus available to the Selling Securityholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The Selling Securityholders may indemnify any broker-dealer that participates in transactions involving the sale of the securities against certain liabilities, including liabilities arising under the Securities Act.
At the time a particular offer of securities is made, if required, a prospectus supplement will be distributed that will set forth the number of securities being offered and the terms of the offering, including the name of any underwriter, dealer or agent, the purchase price paid by any underwriter, any discount, commission and other item constituting compensation, any discount, commission or concession allowed or reallowed or paid to any dealer, and the proposed selling price to the public.
Certain agents, underwriters and dealers, and their associates and affiliates, may be customers of, have borrowing relationships with, engage in other transactions with, or perform services, including investment banking services, for us or one or more of our respective affiliates and/or the Selling Securityholders or one or more of its respective affiliates in the ordinary course of business for which they receive compensation.

A holder of Public Warrants or Private Warrants may exercise its Public Warrants or Private Warrants in accordance with the Warrant Agreement on or before the expiration date set forth therein by surrendering, at the office of the warrant agent, Continental Stock Transfer & Trust Company, the certificate evidencing such Public Warrants or Private Warrants, with the form of election to purchase set forth thereon, properly completed and duly executed, accompanied by full payment of the exercise price and any and all applicable taxes due in connection with the exercise of such Public Warrants or Private Warrants, subject to any applicable provisions relating to cashless exercises in accordance with the Warrant Agreement.
We have agreed to indemnify the Selling Securityholders party to the Amended and Restated Registration Rights Agreement against certain civil liabilities, including certain liabilities under the Securities Act, relating to the registration of the shares of Class A Common Stock or Private Warrants offered by them pursuant to this prospectus, and such Selling Securityholders will be entitled to contribution from us with respect to those liabilities. The Selling Securityholders party to the Amended and Restated Registration Rights Agreement will indemnify us against certain civil liabilities, including liabilities under the Securities Act, and we will be entitled to contribution from such Selling Securityholders with respect to those liabilities. In addition, we or the Selling Securityholders party to the Amended and Restated Registration Rights Agreement may provide agents and underwriters with indemnification against civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to those liabilities. For additional information regarding the Amended and Restated Registration Rights Agreement, see the section entitled “Certain Relationships with Selling Securityholders — Amended and Restated Registration Rights Agreement”

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS
The following discussion is a summary of certain U.S. federal income tax considerations generally applicable to the ownership and disposition of our Class A Common Stock and Warrants, which we refer to collectively as our securities. This summary is based upon U.S. federal income tax law as of the date of this prospectus, which is subject to change or differing interpretations, possibly with retroactive effect. This summary does not discuss all aspects of U.S. federal income taxation that may be important to particular investors in light of their individual circumstances, including investors subject to special tax rules (e.g., financial institutions, insurance companies, broker-dealers, dealers or traders in securities, tax-exempt organizations (including private foundations), taxpayers that have elected mark-to-market accounting, S corporations, regulated investment companies, real estate investment trusts, passive foreign investment companies, controlled foreign corporations, U.S. Holders (as defined below) that will hold Class A Common Stock or Warrants as part of a straddle, hedge, conversion, or other integrated transaction for U.S. federal income tax purposes, expatriates or former long-term residents of the United States, or investors that have a functional currency other than the U.S. dollar), all of whom may be subject to tax rules that differ materially from those summarized below. This summary does not discuss other U.S. federal tax consequences (e.g., estate or gift tax), any state, local, or non-U.S. tax considerations or the Medicare tax or alternative minimum tax. In addition, this summary is limited to investors that will hold our securities as “capital assets” (generally, property held for investment) under the Internal Revenue Code of 1986, as amended (the “Code”), and that acquire our Class A Common Stock and Warrants for cash pursuant to this prospectus. No ruling from the IRS has been or will be sought regarding any matter discussed herein. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax aspects set forth below.
For purposes of this summary, a “U.S. Holder” is a beneficial holder of our securities who or that, for U.S. federal income tax purposes is:
•
an individual who is a U.S. citizen or resident of the United States, as determined for U.S. federal income tax purposes;

•
a corporation or other entity treated as a corporation for United States federal income tax purposes created in, or organized under the law of, the United States or any state or political subdivision thereof;

•
an estate the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source; or

•
a trust (A) the administration of which is subject to the primary supervision of a United States court and which has one or more United States persons (within the meaning of Section 7701(a)(30) of the Code) who have the authority to control all substantial decisions of the trust or (B) that has in effect a valid election under applicable U.S. Department of Treasury regulations (the “Treasury Regulations”) to be treated as a United States person for U.S. federal income tax purposes.

A “non-U.S. Holder” is a beneficial holder of our securities who or that is neither a U.S. Holder nor an entity or arrangement treated as a partnership for U.S. federal income tax purposes.
If a partnership (including an entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds our securities, the tax treatment of a partner, member or other beneficial owner in such partnership will generally depend upon the status of the partner, member or other beneficial owner, the activities of the partnership and certain determinations made at the partner, member or other beneficial owner level. If you are a partner, member or other beneficial owner of a partnership holding our securities, you are urged to consult your tax advisor regarding the tax consequences of the ownership and disposition of our securities.
THIS DISCUSSION OF U.S. FEDERAL INCOME TAX CONSIDERATIONS IS FOR GENERAL INFORMATION PURPOSES ONLY AND IS NOT TAX ADVICE. PROSPECTIVE HOLDERS SHOULD CONSULT THEIR TAX ADVISORS CONCERNING THE U.S. FEDERAL INCOME TAX CONSEQUENCES TO THEM OF OWNING AND DISPOSING OF OUR SECURITIES, AS WELL AS THE APPLICATION OF ANY, STATE, LOCAL AND NON-U.S. INCOME, ESTATE AND OTHER TAX CONSIDERATIONS.

U.S. Federal Income Tax Considerations For U.S. Holders
Taxation of Distributions
If we pay distributions or make constructive distributions (other than certain distributions of our capital stock or rights to acquire our capital stock) to U.S. Holders of shares of our Class A Common Stock, such distributions generally will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Distributions in excess of our current and accumulated earnings and profits will constitute a return of capital that will be applied against and reduce (but not below zero) the U.S. Holder’s adjusted tax basis in our Class A Common Stock. Any remaining excess will be treated as gain realized on the sale or other disposition of the Class A Common Stock and will be treated as described under “U.S. Federal Income Tax Considerations For U.S. Holders — Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Class A Common Stock” below.
Dividends we pay to a U.S. Holder that is a taxable corporation will generally qualify for the dividends received deduction if the requisite holding period is satisfied. With certain exceptions (including dividends treated as investment income for purposes of investment interest deduction limitations), and provided certain holding period requirements are met, dividends we pay to a non-corporate U.S. Holder will generally constitute “qualified dividends” that will be subject to tax at the maximum tax rate accorded to long-term capital gains. If the holding period requirements are not satisfied, a corporation may not be able to qualify for the dividends received deduction and would have taxable income equal to the entire dividend amount, and non-corporate U.S. holders may be subject to tax on such dividend at ordinary income tax rates instead of the preferential rates that apply to qualified dividend income.
Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Class A Common Stock
A U.S. Holder generally will recognize gain or loss on the sale, taxable exchange or other taxable disposition of our Class A Common Stock. Any such gain or loss will be capital gain or loss and will be long-term capital gain or loss if the U.S. Holder’s holding period for the Class A Common Stock so disposed of exceeds one year. The amount of gain or loss recognized will generally be equal to the difference between (1) the sum of the amount of cash and the fair market value of any property received in such disposition and (2) the U.S. Holder’s adjusted tax basis in its Class A Common Stock so disposed of. A U.S. Holder’s adjusted tax basis in its Class A Common Stock will generally equal the U.S. Holder’s acquisition cost for such Class A Common Stock (or, in the case of Class A Common Stock received upon exercise of a Warrant, the U.S. Holder’s initial basis for such Class A Common Stock, as discussed below), less any prior distributions treated as a return of capital. The deductibility of capital losses is subject to limitations. Long-term capital gains recognized by non-corporate U.S. Holders are generally eligible for reduced rates of tax. If the U.S. Holder’s holding period for the Class A Common Stock so disposed of is one year or less, any gain on a sale or other taxable disposition of the shares would be subject to short-term capital gain treatment and would be taxed at ordinary income tax rates. The deductibility of capital losses is subject to limitations.
Exercise of a Warrant
Except as discussed below with respect to the cashless exercise of a Warrant, a U.S. Holder generally will not recognize taxable gain or loss upon the exercise of a Warrant for cash. The U.S. Holder’s initial tax basis in the share of our Class A Common Stock received upon exercise of the Warrant will generally be an amount equal to the sum of the U.S. Holder’s acquisition cost of the Warrant and the exercise price of such Warrant. It is unclear whether a U.S. Holder’s holding period for the Class A Common Stock received upon exercise of the warrant would commence on the date of exercise of the Warrant or the day following the date of exercise of the Warrant; however, in either case the holding period will not include the period during which the U.S. Holder held the Warrants.
The tax consequences of a cashless exercise of a Warrant are not clear under current tax law. A cashless exercise may be nontaxable, either because the exercise is not a realization event or because the exercise is treated as a recapitalization for U.S. federal income tax purposes. In either situation, a U.S. Holder’s initial tax basis in the Class A Common Stock received generally should equal the holder’s adjusted tax basis in the Warrant. If the cashless exercise were treated as not being a realization event, it is unclear whether a U.S. Holder’s holding period for the Class A Common Stock would commence on the date of exercise of the Warrant or the day following the date of exercise of the Warrant; in either case, the holding period would not include the period during which the U.S. Holder held the Warrant. If, instead, the cashless exercise were treated as a recapitalization, the holding period of the Class A Common Stock generally would include the holding period of the Warrant.
It is also possible that a cashless exercise of a Warrant could be treated in part as a taxable exchange in which gain or loss is recognized. In such event, a U.S. Holder could be deemed to have surrendered a portion of the Warrants being exercised having a value equal to the exercise price of such Warrants in satisfaction of such exercise price. Although not free from doubt, such U.S. Holder generally should recognize capital gain or loss in an amount equal to the difference between the fair market value of the Warrants deemed surrendered to satisfy the exercise price and the U.S. Holder’s adjusted tax basis in such Warrants. In this case, a U.S. Holder’s initial tax basis in the Class A Common Stock received would equal the sum of the exercise price and the U.S. holder’s adjusted tax basis in the Warrants exercised. It is unclear whether a U.S. Holder’s holding period for the Class A Common Stock would commence on the date of exercise of the warrant or the day following the date of exercise of the Warrant; in either case, the holding period would not include the period during which the U.S. Holder held the Warrant. Due to the uncertainty and absence of authority on the U.S. federal income tax treatment of a cashless exercise, including when a U.S. Holder’s holding period would commence with respect to the Class A Common Stock received, U.S. Holders are urged to consult their tax advisors regarding the tax consequences of a cashless exercise of a Warrant.
Sale, Exchange, Redemption or Expiration of a Warrant
Upon a sale, exchange (other than by exercise), redemption (other than a redemption for Class A Common Stock), or expiration of a Warrant, a U.S. Holder will recognize taxable gain or loss in an amount equal to the difference between (1) the amount realized upon such disposition or expiration and (2) the U.S. Holder’s adjusted tax basis in the Warrant. A U.S. Holder’s adjusted tax basis in its Warrants will generally equal the U.S. Holder’s acquisition cost, increased by the amount of any constructive distributions included in income by such U.S. Holder (as described below under “U.S. Federal Income Tax Considerations For U.S. Holders — Possible Constructive Distributions”). Such gain or loss generally will be treated as long-term capital gain or loss if the Warrant is held by the U.S. Holder for more than one year at the time of such disposition or expiration. If a Warrant is allowed to lapse unexercised, a U.S. Holder will generally recognize a capital loss equal to such holder’s adjusted tax basis in the Warrant. The deductibility of capital losses is subject to certain limitations. A redemption of Warrants for Class A Common Stock described in this prospectus under “Description of Securities — Warrants — Public Warrants” should be treated as a “recapitalization” for U.S. federal income tax purposes. Accordingly, you should not recognize any gain or loss on the redemption of Warrants for shares of our Class A Common Stock. Your aggregate initial tax basis in the shares of Class A Common Stock received in the redemption should equal your aggregate adjusted tax basis in your Warrants redeemed and your holding period for the shares of Class A Common Stock received in redemption of your Warrants should include your holding period for your surrendered Warrants.
Possible Constructive Distributions
The terms of each Warrant provide for an adjustment to the number of shares of Class A Common Stock for which the Warrant may be exercised or to the exercise price of the Warrant in certain events, as discussed in the section of this prospectus entitled “Description of Securities — Warrants — Public Warrants.” An adjustment which has the effect of preventing dilution generally should not be a taxable event. Nevertheless, a U.S. Holder of Warrants would be treated as receiving a constructive distribution from us if, for example, the adjustment increases the holder’s proportionate interest in our assets or earnings and profits (e.g., through an increase in the number of shares of Class A Common Stock that would be obtained upon exercise) as a result of a distribution of cash to the holders of shares of our Class A Common Stock which is taxable to such holders as a distribution. Such constructive distribution would be subject to tax as described above under “U.S. Federal Income Tax Considerations For U.S. Holders — Taxation of Distributions” in the same manner as if such U.S. Holder received a cash distribution from us on Class A Common Stock equal to the fair market value of such increased interest.

Information Reporting and Backup Withholding
In general, information reporting requirements may apply to dividends paid to a U.S. Holder and to the proceeds of the sale or other disposition of shares of Class A Common Stock and Warrants, unless the U.S. Holder is an exempt recipient. Backup withholding (currently at 24%) may apply to such payments if the U.S. Holder fails to provide a taxpayer identification number, a certification of exempt status or has been notified by the IRS that it is subject to backup withholding (and such notification has not been withdrawn).
Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a credit against a U.S. Holder’s U.S. federal income tax liability and may entitle such holder to a refund, provided the required information is timely furnished to the IRS.
U.S. Federal Income Tax Considerations For Non-U.S. Holders
Taxation of Distributions
In general, any distributions (including constructive distributions) we make to a non-U.S. Holder of our Class A Common Stock, to the extent paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles), will constitute dividends for U.S. federal income tax purposes and, provided such dividends are not effectively connected with the non-U.S. Holder’s conduct of a trade or business within the United States, we will be required to withhold tax from the gross amount of the dividend at a rate of 30%, unless such non-U.S. Holder is eligible for a reduced rate of withholding tax under an applicable income tax treaty and provides proper certification of its eligibility for such reduced rate (usually on an IRS Form W-8BEN or W-8BEN-E, as applicable). In the case of any constructive dividend (as described below under “U.S. Federal Income Tax Considerations For Non-U.S. Holders — Possible Constructive Distributions”), it is possible that this tax would be withheld from any amount owed to a non-U.S. Holder by the applicable withholding agent, including cash distributions on other property or sale proceeds from Warrants or other property subsequently paid or credited to such holder. Any distribution not constituting a dividend will be treated first as reducing (but not below zero) the non-U.S. Holder’s adjusted tax basis in its shares of our Class A Common Stock and, to the extent such distribution exceeds the non-U.S. Holder’s adjusted tax basis, as gain realized from the sale or other disposition of the Class A Common Stock, which will be treated as described under “U.S. Federal Income Tax Considerations For Non-U.S. Holders — Gain on Sale, Taxable Exchange or Other Taxable Disposition of Class A Common Stock and Warrants” below. In addition, if we determine that we are likely to be classified as a “United States real property holding corporation” (see “U.S. Federal Income Tax Considerations For Non-U.S. Holders — Gain on Sale, Exchange or Other Taxable Disposition of Class A Common Stock and Warrants” below), we will withhold 15% of any distribution that exceeds our current and accumulated earnings and profits.
Dividends we pay to a non-U.S. Holder that are effectively connected with such non-U.S. Holder’s conduct of a trade or business within the United States (or if a tax treaty applies are attributable to a U.S. permanent establishment or fixed base maintained by the non-U.S. Holder) will generally not be subject to U.S. withholding tax, provided such non-U.S. Holder complies with certain certification and disclosure requirements (generally by providing an IRS Form W-8ECI). Instead, such dividends generally will be subject to U.S. federal income tax, net of certain deductions, at the same graduated individual or corporate rates applicable to U.S. Holders. If the non-U.S. Holder is a corporation, dividends that are effectively connected income may also be subject to a “branch profits tax” at a rate of 30% (or such lower rate as may be specified by an applicable income tax treaty).
Exercise of a Warrant
The U.S. federal income tax treatment of a non-U.S. Holder’s exercise of a Warrant will generally correspond to the U.S. federal income tax treatment of the exercise of a Warrant by a U.S. Holder, as described under “U.S. Federal Income Tax Considerations For U.S. Holders — Exercise of a Warrant” above, although to the extent a cashless exercise results in a taxable exchange, the tax consequences to the non-U.S. Holder would be the same as those described below in “U.S. Federal Income Tax Considerations For Non-U.S. Holders — Gain on Sale, Exchange or Other Taxable Disposition of Class A Common Stock and Warrants.”

Redemption of Warrants for Class A Common Stock
A redemption of Warrants for Class A Common Stock described in this prospectus under “Description of Securities — Warrants — Public Warrants” should be treated as a “recapitalization” for U.S. federal income tax purposes. Accordingly, you should not recognize any gain or loss on the redemption of Warrants for our Class A Common Stock. Your aggregate initial tax basis in the shares of Class A Common Stock received in the redemption should equal your aggregate adjusted tax basis in your warrants redeemed and your holding period for the shares of Class A Common Stock received in redemption of your Warrants should include your holding period for your surrendered Warrants.
Gain on Sale, Exchange or Other Taxable Disposition of Class A Common Stock and Warrants
A non-U.S. Holder generally will not be subject to U.S. federal income or withholding tax in respect of gain recognized on a sale, taxable exchange or other taxable disposition of our Class A Common Stock or Warrants or an expiration or redemption of our warrants, unless:
•
the gain is effectively connected with the conduct of a trade or business by the non-U.S. Holder within the United States (and, if an applicable tax treaty so requires, is attributable to a U.S. permanent establishment or fixed base maintained by the non-U.S. Holder);

•
the non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of disposition and certain other conditions are met; or

•
we are or have been a “United States real property holding corporation” for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of disposition or the period that the non-U.S. Holder held our Class A Common Stock or Warrants and, in the case where shares of our Class A Common Stock are regularly traded on an established securities market, the non-U.S. Holder has owned, directly or constructively, more than 5% of our Class A Common Stock at any time within the shorter of the five-year period preceding the disposition or such Non-U.S. holder’s holding period for the shares of our Class A Common Stock. There can be no assurance that our Class A Common Stock will be treated as regularly traded on an established securities market for this purpose.

Gain described in the first bullet point above will be subject to tax at generally applicable U.S. federal income tax rates as if the non-U.S. Holder were a U.S. resident for U.S. federal income tax purposes. Any gain described in the first bullet point above of a non-U.S. Holder that is a foreign corporation may also be subject to an additional “branch profits tax” at a 30% rate (or lower applicable income tax treaty rate). Gain described in the second bullet point above will generally be subject to a flat 30% U.S. federal income tax. Non-U.S. Holders are urged to consult their tax advisors regarding possible eligibility for benefits under income tax treaties.
If the third bullet point above applies to a non-U.S. Holder and applicable exceptions are not available, gain recognized by such holder on the sale, exchange or other disposition of our Class A Common Stock or Warrants will be subject to tax at generally applicable U.S. federal income tax rates. In addition, a buyer of our Class A Common Stock or Warrants from such holder may be required to withhold U.S. income tax at a rate of 15% of the amount realized upon such disposition. We will be classified as a United States real property holding corporation if the fair market value of our “United States real property interests” equals or exceeds 50% of the sum of the fair market value of our worldwide real property interests plus our other assets used or held for use in a trade or business, as determined for U.S. federal income tax purposes. We do not believe we currently are or will become a United States real property holding corporation, however there can be no assurance in this regard. Non-U.S. Holders are urged to consult their tax advisors regarding the application of these rules.
Possible Constructive Distributions
The terms of each Warrant provide for an adjustment to the number of shares of Class A Common Stock for which the Warrant may be exercised or to the exercise price of the Warrant in certain events, as discussed in the section of this prospectus captioned “Description of Securities — Warrants — Public Warrants.” An adjustment which has the effect of preventing dilution generally should not be a taxable event. Nevertheless, a non-U.S. Holder of Warrants would be treated as receiving a constructive distribution from us if, for example, the adjustment increases the holder’s proportionate interest in our assets or earnings and profits (e.g., through an increase in the number of shares of Class A Common Stock that would be obtained upon exercise) as a result of a distribution of cash to the holders of shares of our Class A Common Stock which is taxable to such holders as a distribution. A non-U.S. Holder would be subject to U.S. federal income tax withholding as described above under “U.S. Federal Income Tax Considerations For Non-U.S. Holders — Taxation of Distributions” under that section in the same manner as if such non-U.S. Holder received a cash distribution from us on Class A Common Stock equal to the fair market value of such increased interest.
Foreign Account Tax Compliance Act
Provisions of the Code and Treasury Regulations and administrative guidance promulgated thereunder commonly referred as the “Foreign Account Tax Compliance Act” (“FATCA”) generally impose withholding tax at a rate of 30% in certain circumstances on dividends (including constructive dividends) in respect of our securities which are held by or through certain foreign financial institutions (including investment funds), unless any such institution (1) enters into, and complies with, an agreement with the IRS to report, on an annual basis, information with respect to interests in, and accounts maintained by, the institution that are owned by certain U.S. persons and by certain non-U.S. entities that are wholly or partially owned by U.S. persons and to withhold on certain payments, or (2) if required under an intergovernmental agreement between the United States and an applicable foreign country, reports such information to its local tax authority, which will exchange such information with the U.S. authorities. An intergovernmental agreement between the United States and an applicable foreign country may modify these requirements. Accordingly, the entity through which our securities are held will affect the determination of whether such withholding is required. Similarly, dividends in respect of our securities held by an investor that is a non-financial non-U.S. entity that does not qualify under certain exceptions will generally be subject to withholding tax at a rate of 30%, unless such entity either (1) certifies to us or the applicable withholding agent that such entity does not have any “substantial United States owners” or (2) provides certain information regarding the entity’s “substantial United States owners,” which will in turn be provided to the U.S. Department of Treasury. Withholding under FATCA was scheduled to apply to payments of gross proceeds from the sale or other disposition of property that produces U.S.-source interest or dividends, however, the IRS released proposed regulations that, if finalized in their proposed form, would eliminate the obligation to withhold on such gross proceeds. Although these proposed Treasury Regulations are not final, taxpayers generally may rely on them until final Treasury Regulations are issued. Prospective investors should consult their tax advisors regarding the possible implications of FATCA on their investment in our securities.
Information Reporting and Backup Withholding
Information returns will be filed with the IRS in connection with payments of dividends and the proceeds from a sale or other disposition of shares of Class A Common Stock and Warrants. A non-U.S. Holder may have to comply with certification procedures to establish that it is not a United States person in order to avoid information reporting and backup withholding requirements. The certification procedures required to claim a reduced rate of withholding under a treaty generally will satisfy the certification requirements necessary to avoid the backup withholding as well. Backup withholding is not an additional tax. The amount of any backup withholding from a payment to a non-U.S. Holder will be allowed as a credit against such holder’s U.S. federal income tax liability and may entitle such holder to a refund, provided that the required information is timely furnished to the IRS.
LEGAL MATTERS
The validity of the securities offered hereby will be passed upon for us by DLA Piper LLP (US). Any underwriters or agents will be advised about other issues relating to the offering by counsel to be named in the applicable prospectus supplement.
EXPERTS
The consolidated financial statements of DFHT, CMG and IMC, as of December 31, 2020, 2019 and 2018 and for the years ended December 31, 2019, and 2018 appearing in this prospectus have been audited by WithumSmith+Brown, PC (“Withum”), independent registered public accounting firm, as set forth in their report thereon appearing elsewhere herein and are included in reliance on such report given the authority of such firm as experts in accounting and auditing.
WHERE YOU CAN FIND ADDITIONAL INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. We have also filed a registration statement on Form S-1, including exhibits, under the Securities Act of 1933, as amended, with respect to the common stock offered by this prospectus. This prospectus is part of the registration statement, but does not contain all of the information included in the registration statement or the exhibits. Our SEC filings are available to the public on the internet at a website maintained by the SEC located at http://www.sec.gov.
We also maintain an Internet website at www.caremax.com. Through our website, we make available, free of charge, the following documents as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC: our Annual Reports on Form 10-K; our proxy statements for our annual and special stockholder meetings; our Quarterly Reports on Form 10-Q; our Current Reports on Form 8-K; Forms 3, 4 and 5 and Schedules 13D; and amendments to those documents. The information contained on, or that may be accessed through, our website is not part of, and is not incorporated into, this prospectus.

INDEX TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS OF CAREMAX MEDICAL GROUP, LLC AND AFFILIATES

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS OF INTERAMERICAN MEDICAL CENTER GROUP, LLC AND SUBSIDIARIES

INDEX TO FINANCIAL STATEMENTS OF DEERFIELD HEALTHCARE TECHNOLOGY ACQUISITIONS CORP.

CAREMAX MEDICAL GROUP, LLC AND AFFILIATES
UNAUDITED CONDENSED COMBINED BALANCE SHEETS AS OF
	March 31, 2021	December 31, 2020
ASSETS
CURRENT ASSETS
Cash and Cash Equivalents	$6,434,884	$4,934,426
Accounts Receivable	8,756,469	9,395,022
Inventory	15,476	15,475
Prepaid Expenses	166,932	182,465
Risk Settlements Due from Providers	—	79,964
Due from Related Parties	627,044	273,505
Total Current Assets	16,000,803	14,880,857
Property and Equipment, net	6,190,959	4,796,382
Goodwill	10,067,730	10,067,730
Intangible Assets, net	8,323,460	8,575,235
Other Assets	388,074	182,944
Total Assets	$40,971,027	$38,503,148
LIABILITIES AND MEMBERS’ EQUITY
CURRENT LIABILITIES
Current Maturities of Long-Term Debt, net	$992,174	$1,004,703
Accounts Payable	2,171,627	1,044,256
Due to Related Parties	—	38,888
Risk Settlements Due to Providers	281,916	642,946
Accrued Interest Payable	160,726	148,902
Accrued Expenses	2,437,943	2,572,188
Total Current Liabilities	6,044,386	5,451,883
Long-Term Debt, less current maturities, net	26,190,433	26,324,606
Other Liabilities	707,853	—
Total Liabilities	32,942,672	31,776,489
MEMBERS’ EQUITY
Units (no par value, 200 authorized, issued and outstanding at March 31, 2021 and December 31, 2020)	223,100	223,100
Members’ Equity	7,805,255	6,503,559
Total Members’ Equity	8,028,355	6,726,659
Total Liabilities and Members’ Equity	$40,971,027	$38,503,148
The accompanying notes are an integral part of these unaudited condensed combined financial statements.

CAREMAX MEDICAL GROUP, LLC AND AFFILIATES
UNAUDITED CONDENSED COMBINED STATEMENTS OF OPERATIONS
FOR THE THREE MONTHS ENDED
	For the Three Months ended March 31,
	2021	2020
Revenue
Capitated Revenue	$27,818,980	$25,041,525
Other Patient Service Revenue	98,691	138,439
Total Revenue	27,917,672	25,179,964
Expenses
Medical Expenses	18,438,612	16,157,366
Selling, General and Administrative Expenses	7,673,377	5,524,251
Total Operating Expenses	26,111,989	21,681,617
Interest expense	503,987	327,470
Net Income	1,301,696	3,170,877
Net Income (Loss) Attributable to Noncontrolling Interests	—	(89,932)
Net Income Attributable to Controlling Interests	$1,301,696	$3,260,810
Weighted-average Units Outstanding	200	200
Net Income per Unit – Basic and Diluted	$6,508	$16,304
The accompanying notes are an integral part of these unaudited condensed combined financial statements.

CAREMAX MEDICAL GROUP, LLC AND AFFILIATES
UNAUDITED CONDENSED COMBINED STATEMENTS OF CHANGES IN MEMBERS’ EQUITY
FOR THE THREE MONTHS ENDED MARCH 31, 2021 AND 2020
	Units	Members’ Units	Members’ Equity	Total Controlling Interest	Noncontrolling Interest	Total Members’ Equity
BALANCE – DECEMBER 31, 2019	200	$223,100	$4,937,161	$5,160,261	$(214,196)	$4,946,065
Net income (loss)			3,260,810	3,260,810	(89,932)	3,170,877
Purchase of non-controlling interest			(400,100)	(400,100)	—	(400,100)
Change in ownership due to change in non-controlling interest			(43,461)	(43,461)	43,461	—
BALANCE – MARCH 31, 2020	200	$223,100	$7,754,409	$7,977,509	$(260,667)	$7,716,842
BALANCE – DECEMBER 31, 2020	200	$223,100	$6,503,559	$6,726,659	$—	$6,726,659
Net income			1,301,696	1,301,696	—	1,301,696
BALANCE – MARCH 31, 2021	200	$223,100	$7,805,255	$8,028,355	$—	$8,028,355
The accompanying notes are an integral part of these unaudited condensed combined financial statements.

CAREMAX MEDICAL GROUP, LLC AND AFFILIATES
UNAUDITED CONDENSED COMBINED STATEMENTS OF CASH FLOWS
FOR THE THREE MONTHS ENDED MARCH 31,
	2021	2020
CASH FLOWS FROM OPERATING ACTIVITIES
Net Income	$1,301,696	$3,170,877
Adjustments to Reconcile Net Income to Net Cash Provided by Operating Activities:
Depreciation Expense	262,285	216,395
Amortization Expense	251,775	140,523
Amortization of Debt Issuance Costs	34,569	—
(Increase) Decrease in Assets:
Accounts Receivable	638,553	(1,878,375)
Inventory	(1)	—
Prepaid Expenses	15,533	27,002
Risk Settlements Due from Providers	79,964	128,419
Due from Related Parties	(353,539)	(32,015)
Other Assets	(205,130)	5,965
Increase (Decrease) in Liabilities:
Accounts Payable	1,160,704	(337,404)
Due to Related Parties	(38,888)	(20,457)
Risk Settlements Due to Providers	(361,030)	294,230
Accrued Expenses	(134,245)	(348,934)
Other Liabilities	707,853	—
Accrued Interest	11,824	—
Net Cash Provided by Operating Activities	3,371,923	1,366,226
CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of Property and Equipment	(1,656,862)	(1,387,742)
Purchase of Noncontrolling Interest Ownership	(33,333)	(216,766)
Net Cash Used in Investing Activities	(1,690,195)	(1,604,508)
CASH FLOWS FROM FINANCING ACTIVITIES
Borrowings under Loan & Security Agreement	—	2,500,000
Principal Payments on Long-Term Debt	(181,270)	(30,413)
Net Cash (Used in) Provided by Financing Activities	(181,270)	2,469,587
NET INCREASE IN CASH AND CASH EQUIVALENTS	1,500,458	2,231,305
Cash and Cash Equivalents – Beginning of Year	4,934,426	4,437,704
CASH AND CASH EQUIVALENTS – END OF PERIOD	$6,434,884	$6,669,009
SUPPLEMENTAL DISCLOSURES OF NONCASH INVESTING AND FINANCING ACTIVITIES
Cash Paid for Interest	$503,987	$327,526
Purchase of Non-Controlling Interest through Accounts Payable	$—	$183,334
The accompanying notes are an integral part of these unaudited condensed combined financial statements.

CAREMAX MEDICAL GROUP, LLC AND AFFILIATES
NOTES TO UNAUDITED CONDENSED COMBINED FINANCIAL STATEMENTS
FOR THE THREE MONTHS ENDED MARCH 31, 2021 AND 2020
NOTE 1.   NATURE OF BUSINESS
Basis of Presentation and Principles of Combination
CareMax Medical Group, LLC (“CareMax” or “CMG”) and Affiliates, collectively referred to as “we” or “us” or “our” or the “Company”, was organized on January 25, 2013 under Florida law with headquarters in Miami, Florida to operate primary medical care centers serving Medicare beneficiaries. Managed Health Care Partners, LLC (“MHP”), an affiliate company, was organized on May 7, 2009 under Florida Law with the same business purpose. The Company and MHP invest resources into primary care to prevent unnecessary acute events and manage chronic illnesses. The Company engages Medicare-eligible patients through the use of an innovative community outreach approach. Once patients are engaged, the Company integrates population health analytics, social support services and primary care into the care model to drive improved outcomes. The Company contracts with health plans to generate medical cost savings and realize a return on its investment in primary care. As of March 31, 2021, the Company operated 11 centers in South Florida with two under construction and due to open in the first or second quarter of 2022. These financial statements represent the combined financial results of CMG and MHP.
The accompanying unaudited condensed combined financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) for interim financial information and in accordance with the instructions to Form 10-Q and Article 8 of Regulation S-X of the Securities and Exchange Commission (the “SEC”). Certain information or footnote disclosures normally included in financial statements prepared in accordance with GAAP has been condensed or omitted, pursuant to the rules and regulations of the SEC for interim financial reporting. Accordingly, they do not include all the information and footnotes necessary for a complete presentation of financial position, results of operations, or cash flows. In the opinion of management, the accompanying unaudited and condensed combined financial statements include all adjustments of a normal recurring nature, which are necessary for a fair presentation of financial position, operating results and cash flows for the periods presented. Operating results for the three months ended March 31, 2021, including the impact of COVID-19, are not necessarily indicative of the results that may be expected for the year ending December 31, 2021.
CMG functions as a holding company with 100% ownership of Broward, Hialeah, Homestead, Miami, North Miami, Coral Way, Tamarac, Westchester, Pembroke Pines, Pines Care, Little Havana One and Little Havana Two. Broward, Coral Way, Hialeah, Homestead, Miami, North Miami, Pembroke Pines, Pines Care, Tamarac, Westchester, Little Havana One and Little Havana Two (collectively, the Medical Centers) are medical centers throughout South Florida providing care to residents, specifically Medicare Advantage members attributed to MHP. MHP is a managed services organization (“MSO”) serving Medicare patients both for the combined Medical Centers described above, as well as unrelated contracted health care providers, primarily under capitated contracts. MHP and CMG share common ownership, with the majority of ownership being through organizations controlled by the Company management, which is consistent across MHP and CMG.
On December 14, 2020, the Company purchased the remaining 25% non-controlling interest in Hialeah for $1,700,000. A holdback in the amount of $170,000 will be retained until December 14, 2021 and is included in Accounts Payable. The purchase amount was paid in installments with the final payment being made in May 2020. The Company purchased the remaining 40% membership interest in Pembroke Pines in February 2020 for $400,000 which included one lump sum payment of $200,000 and 12 equal monthly installments of $16,667. As of March 31, 2021, this balance has been paid off. Also, in February 2020, the Company purchased the remaining 40% membership interest in Pines Care for $100 which was paid on the closing date.
The Company considers itself to control an entity if it is the majority owner of or has voting control over such entity. The Company also assesses whether it has a controlling financial interest through means

CAREMAX MEDICAL GROUP, LLC AND AFFILIATES
NOTES TO UNAUDITED CONDENSED COMBINED FINANCIAL STATEMENTS
FOR THE THREE MONTHS ENDED MARCH 31, 2021 AND 2020
NOTE 1.   NATURE OF BUSINESS (continued)
other than voting rights over potential variable interest entities (or “VIEs”) and determines the primary beneficiary of the VIE. The Company consolidates a VIE if the Company is the primary beneficiary of the VIE. We concluded that there are no entities that CareMax should consolidate based on the VIE model.
The combined financial statements of CareMax include the financial statements of all wholly-owned subsidiaries and majority-owned or controlled companies. For those combined subsidiaries where our ownership is less than 100%, the portion of the net income or loss allocable to the non-controlling interests is reported as “Net income (loss) attributable to non-controlling interests” in the combined statements of operations. Intercompany balances and transactions have been eliminated in consolidation.
Sale to Deerfield Healthcare Technology Acquisition Corporation
The Company follows the guidance in ASC 805 to determine if an acquisition is an acquisition of a business or a group of assets. We consolidate a business when we obtain a controlling financial interest in it. We use the acquisition method of accounting and identify the acquisition date, recognize and measure the identifiable assets acquired, liabilities assumed and any non-controlling interest at their acquisition date fair values. See Note 5.
On December 18, 2020 the Company entered into a definitive business combination agreement with Deerfield Healthcare Technology Acquisition Corporation (“DFHT”), a Delaware Corporation and blank check company. The agreement provides for DFHT to acquire 100% of the equity interests of the Company and Interamerican Medical Center Group, LLC, a Florida limited liability company (“IMC”), in exchange for a combination of cash and Class A common shares of DFHT. The transaction will be regarded as a reverse recapitalization, with the Company being the accounting acquirer and continuing financial reporting entity, due to its control of both DFHT and IMC.
On January 20, 2021, DFHT filed a preliminary proxy statement with the U.S. Securities and Exchange Commission (“SEC”) to solicit the approval of its shareholders for the business combination in which it plans to acquire 100% of the equity interests of CareMax. On March 8, April 1, April 28 and May 14 of 2021, DFHT filed amended proxy statements with the SEC. See Note 5.
Impact of COVID 19 on our Business
On March 11, 2020, the World Health Organization declared the spread of Coronavirus Disease (COVID-19) a worldwide pandemic. The COVID-19 pandemic has had significant effects on global markets, supply chains, businesses, and communities. Specific to the Company, COVID-19 has impacted various parts of its 2020 and 2021 operations and financial results including but not limited to nominal additional costs for emergency preparedness, disease control and containment, personnel shortages, government mandated waivers of member cost sharing for diagnoses and treatment, and increased utilization of member medical benefits. Management believes the Company has taken appropriate actions to mitigate the negative impact. While the COVID-19 vaccination campaign is underway in the United States, the surfacing of virus variants has added a degree of uncertainty to the continuing impact of COVID-19 on the Company’s operations. Certain emergency grant and loan funding options became available for the Company that were evaluated and pursued, as appropriate, to address the financial impact of COVID-19.
In April 2020, the Company applied for and received loans through the Small Business Administration (SBA) Paycheck Protection Program (PPP) of approximately $2,164,000 (see Note 7) with a two-year term at an interest rate of 0.98%. There are provisions under the PPP loan program where all or a portion of the loan may be forgiven based on certain criteria like eligible spending thresholds and maintaining full-time equivalent (FTE) employees. The amount of loan forgiveness has yet to be determined.

CAREMAX MEDICAL GROUP, LLC AND AFFILIATES
NOTES TO UNAUDITED CONDENSED COMBINED FINANCIAL STATEMENTS
FOR THE THREE MONTHS ENDED MARCH 31, 2021 AND 2020
NOTE 2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
Use of Estimates
The preparation of combined financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the amounts reported in the combined financial statements and accompanying notes. The areas where significant estimates are used in the accompanying financial statements include the valuation of and related impairment recognition of long-lived assets, including intangibles and goodwill and settlements related to revenue and the revenue accrual. Actual results could differ from those estimates.
Concentration of Credit Risk and Significant Customers
Financial instruments that potentially subject the Company to concentration of credit risk consist of cash, cash equivalents and accounts receivable. The Company’s cash balances with individual banking institutions might be in excess of federally insured limits from time to time. The Company believes it is not exposed to any significant concentrations of credit risk from these financial instruments. The Company has not experienced any losses on its deposits of cash and cash equivalents.
HealthSun Health Plans (“HealthSun”) represented approximately 99% and 100% of the Company’s accounts receivable balance as of March 31, 2021 and December 31, 2020, respectively. HealthSun represented 83% and 95% of the Company’s revenues for the three months ended March 31, 2021 and 2020, respectively.
Revenue Recognition
Since capitated revenue is received regardless of whether services are performed, the performance obligation is the completion of enrollment of the patient and providing access to care. Fee-for-service revenue generally relates to contracts with patients in which our performance obligation is to provide healthcare services to the patients. Revenues are recorded during the period our obligations to provide healthcare services are satisfied.
Capitated revenue consists primarily of capitated fees for medical services provided by us under capitated arrangements directly made with various Medicare Advantage managed care payors. The Company receives a fixed fee per patient under what is typically known as a “risk contract.” Risk contracting, or full risk capitation, refers to a model in which the Company receives from the third-party payor a fixed payment of At-risk premium less an administrative charge for reporting on enrollees on a per patient basis (“PPPM” payment) for a defined patient population, and the Company is then responsible for providing healthcare services required by that patient population. Neither the Company nor any of its affiliates is a registered insurance company because state law in the states in which it operates does not require such registration for risk-bearing providers.
The Company’s payor contracts generally have a term of one year or longer, but the contracts between the enrolled members (our customers) and the payor are one calendar year or less. In general, the Company considers all contracts with customers (enrolled members) as a single performance obligation to stand ready to provide managed healthcare services. The Company identified that contracts with customers for capitation arrangements have similar performance obligations and therefore groups them into one portfolio. This performance obligation is satisfied as the Company stands ready to fulfill its obligation to enrolled members.
Settlements with third-party payors for retroactive adjustments due to capitation risk adjustment, or claim audits, reviews or investigations are considered variable consideration and are included in the determination of the estimated transaction price for providing patient care. These settlements are estimated based on the terms of the payment agreement with the payor, correspondence from the payor and the Company’s historical settlement activity, including an assessment to ensure that it is probable that a

CAREMAX MEDICAL GROUP, LLC AND AFFILIATES
NOTES TO UNAUDITED CONDENSED COMBINED FINANCIAL STATEMENTS
FOR THE THREE MONTHS ENDED MARCH 31, 2021 AND 2020
NOTE 2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)
significant reversal in the amount of cumulative revenue recognized will not occur when the uncertainty associated with the retroactive adjustment is subsequently resolved. Estimated settlements are adjusted in future periods as adjustments become known (that is, new information becomes available), or as years are settled or are no longer subject to such audits, reviews, and investigations.
The Company has determined that the nature, amount, timing, and uncertainty of revenue and cash flows are affected by the following factors:
•
Geography of the service location

•
Demographics of members

•
Health needs of members

•
Method of reimbursement (capitation or fee for service)

•
Enrollment changes

•
Rate changes

•
For fee for service activities, the payors (for example, Medicare, Medicaid, commercial insurance, patient) which have different reimbursement/payment methodologies.

The Company has elected the practical expedient allowed under Financial Accounting Standards Board (FASB) ASC 606-10-32-18 and does not adjust the promised amount of consideration from patients and third-party payors for the effects of a significant financing component due to the Company’s expectation that the period between the time the service is provided to a patient and the time that the patient or a third-party payor pays for that service will be one year or less.
The Company has applied the practical expedient provided by FASB ASC 340-40-25-4 and all incremental customer contract acquisition costs are expensed as they are incurred as the amortization period of the asset that the Company otherwise would have recognized is one year or less in duration.
For the three months ended March 31, 2021 and 2020, substantially all of the revenue recognized by the Company was from goods and services, namely, providing access to physicians and wellness centers.
The Company had agreements in place with the payors listed below. Payor sources of capitated revenue for each period presented were as follows:
	Three months ended March 31, 2021	Three months ended March 31, 2020
HealthSun	83%	95%
Simply Healthcare	7%	5%
Humana	6%	0%
CarePlus	3%	0%
Medica	1%	0%
	100%	100%
Other Patient Service Revenue
Other patient service revenue is comprised of ancillary fees earned under contracts with certain managed care organizations for the provision of certain care coordination services and care management services and is also comprised of fee-for-service revenue. This is recognized at the time of service for patients who are not covered under capitated arrangements.

CAREMAX MEDICAL GROUP, LLC AND AFFILIATES
NOTES TO UNAUDITED CONDENSED COMBINED FINANCIAL STATEMENTS
FOR THE THREE MONTHS ENDED MARCH 31, 2021 AND 2020
NOTE 2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)
Goodwill and Intangible Assets
Goodwill, which represents the excess of cost over the fair value of net assets acquired, amounted to $10,067,730 at March 31, 2021 and December 31, 2020. Pursuant to ASC 350, “Intangibles — Goodwill and Other,” we review goodwill annually in the 4th quarter or whenever significant events or changes indicate the possibility of impairment. For purposes of the annual goodwill impairment assessment, the Company has identified a single reporting unit. The most recently completed impairment test of goodwill was performed in the fourth quarter of 2020, and it was determined that no impairment existed.
There were no changes to the carrying amount of goodwill from December 31, 2020 to March 31, 2021.
Identifiable intangible assets with a finite useful life are amortized over their useful lives. The Company has elected to amortize risk contract intangible assets over an 11-year period and non-competition agreement intangible assets over a 5-year period.
We review the recoverability of long-lived intangible assets whenever events or changes in circumstances indicate the carrying amount of such assets may not be recoverable.
Identifiable Intangible Assets
The following table summarizes the gross carrying amounts and accumulated amortization of identifiable intangible assets by major class:
	Gross Carrying Amount	Accumulated Amortization	Net Book Value	Weighted Average Amortization Period (years)
March 31, 2021
Risk Contracts	$8,174,299	$(867,318)	$7,306,981	11
Non-compete agreements	1,319,883	(303,404)	1,016,479	5
Total	$9,494,182	$(1,170,722)	$8,323,460
	Gross Carrying Amount	Accumulated Amortization	Net Book Value	Weighted Average Amortization Period (years)
December 31, 2020
Risk Contracts	$8,174,299	$(681,538)	$7,492,761	11
Non-compete agreements	1,319,883	(237,409)	1,082,474	5
Total	$9,494,182	$(918,947)	$8,575,235

CAREMAX MEDICAL GROUP, LLC AND AFFILIATES
NOTES TO UNAUDITED CONDENSED COMBINED FINANCIAL STATEMENTS
FOR THE THREE MONTHS ENDED MARCH 31, 2021 AND 2020
NOTE 2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)
The estimated amortization expense related to the fair value of acquired intangible assets for the remainder of 2021 and each of the succeeding five years is:
Remainder of 2021	$755,321
2022	1,007,095
2023	998,291
2024	944,368
2025	841,215
2026	743,118
$5,289,408
Property and Equipment
Property and equipment is recorded at cost. Maintenance and repairs are charged to expense as incurred. Depreciation is provided over the estimated useful life of each class of depreciable asset and is computed on the straight-line method. Leasehold improvements are depreciated over the lesser of the length of the related lease plus any renewal options or the estimated life of the asset.
A summary of estimated useful lives is as follows:
Leasehold Improvements	15 to 39 Years
Furniture and Equipment	5 to 7 Years
Vehicles	5 Years
Software	3 Years
Income Taxes
All entities of the Company are organized as limited liability companies, or LLCs. As a result, the federal and state income tax consequences of the Company’s operations are the direct responsibility of the unitholders. We record uncertain tax positions on the basis of the two-step process in ASC 740 in which we 1) determine whether it is more likely than not that the tax position will be sustained on the basis of the merits of the position and 2) for those tax positions that meet the more-likely-than-not recognition threshold, we recognize the largest amount of tax benefit that is more than 50 percent likely to be realized upon ultimate settlement with the related tax authority.
Medical Expenses
Medical expenses include capitation payments and fee for service claims paid, claims in process and pending, and an estimate of unreported claims and charges by physicians, hospitals, and other health care providers for services rendered to enrollees during the period. Changes to prior-period estimates of medical expenses are reflected in the current period.
Reclassifications
Certain prior year amounts have been reclassified for consistency with the current year presentation. The presentation of administrative fees associated with the Company’s capitated revenue previously presented as a component Selling, General and Administrative Expenses in the prior year financial statements has been reclassified to conform to the current year presentation as a reduction of capitated revenue. This

CAREMAX MEDICAL GROUP, LLC AND AFFILIATES
NOTES TO UNAUDITED CONDENSED COMBINED FINANCIAL STATEMENTS
FOR THE THREE MONTHS ENDED MARCH 31, 2021 AND 2020
NOTE 2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)
reclassification had no effect on the reported results of operations, balance sheets or statements of cash flows.
	Three months ended March 31, 2020
	As Reported	Revised
Capitated Revenue	$29,124,807	$25,041,525
Selling, General and Administrative Expenses	$9,607,533	$5,524,251
Recently Adopted Accounting Pronouncements
In October 2018, the FASB issued ASU 2018-17, Consolidation — Targeted Improvements to Related Party Guidance for Variable Interest Entities (Topic 810) (“ASU 2018-17”). ASU 2018-17 eliminates the requirement that entities consider indirect interests held through related parties under common control in their entirety when assessing whether a decision-making fee is a variable interest. Instead, the reporting entity will consider such indirect interests on a proportionate basis. ASU 2018-17 is effective for a public company for fiscal years beginning after December 15, 2020, and interim periods within fiscal years beginning after December 15, 2021. All entities are required to apply the adjustments in ASU 2018-17 retrospectively with a cumulative-effect adjustment to members’ equity at the beginning of the earliest period presented. Early adoption is permitted. The Company adopted the standard on January 1, 2021 with no material effect on its combined financial statements and related disclosures.
In August 2018, the FASB issued ASC 2018-13, Fair Value Measurement (Topic 820): Disclosure Framework — Changes to the Disclosure for Fair Value Measurement (“ASU 2018-13”), which modifies the disclosure requirements for fair value measurements. ASU 2018-13 is effective for all entities for fiscal years beginning after December 15, 2019, including interim periods within those fiscal years, with partial early adoption permitted for eliminated disclosures. The method of adoption varies by the disclosure. The Company adopted the new guidance on January 1, 2020, noting no impact on its combined financial statements and related disclosures.
Recent Accounting Pronouncements Not Yet Adopted
In February 2016, the FASB issued ASU 2016-02, Leases (“ASU 2016-02”), which amends the accounting for leases, requiring lessees to recognize most leases on their balance sheet with a right-of-use asset and a lease liability. Leases will be classified as either finance or operating leases, which will impact the expense recognition of such leases over the lease term. ASU 2016-02 also modifies the lease classification criteria for lessors and eliminates some of the real estate leasing guidance previously applied for certain leasing transactions. In June 2020, the FASB issued ASU 2020-05 that deferred the required effective date for non-issuers to fiscal years beginning after December 15, 2021 and to interim periods within fiscal years beginning after December 15, 2022. The Company will therefore adopt ASU 2016-02 on January 1, 2022. Because of the number of leases the Company utilizes to support its operations, the adoption of ASU 2016-02 is expected to have a significant impact on the Company’s combined financial position and results of operations. Management is currently evaluating the extent of this anticipated impact on the Company’s combined financial statements, including quantitative and qualitative factors, as well as any changes to its leasing strategy that may be needed.
In June 2016, the FASB issued ASU 2016-13, Financial Instruments — Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments (“ASU 2016-13”). ASU 2016-13 introduces a new model for recognizing credit losses on financial instruments based on an estimate of current expected credit losses. The guidance is effective for us beginning January 1, 2022. The new current expected credit losses (CECL) model generally calls for the immediate recognition of all expected credit losses and applies

CAREMAX MEDICAL GROUP, LLC AND AFFILIATES
NOTES TO UNAUDITED CONDENSED COMBINED FINANCIAL STATEMENTS
FOR THE THREE MONTHS ENDED MARCH 31, 2021 AND 2020
NOTE 2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)
to loans, accounts and trade receivables as well as other financial assets measured at amortized cost, loan commitments and off-balance sheet credit exposures, debt securities and other financial assets measured at fair value through other comprehensive income, and beneficial interests in securitized financial assets. The new guidance replaces the current incurred loss model for measuring expected credit losses, requires expected losses on available for sale debt securities to be recognized through an allowance for credit losses rather than as reductions in the amortized cost of the securities, and provides for additional disclosure requirements. The Company plans to adopt this standard on January 1, 2022 and does not believe adoption will have a material effect on its combined financial statements.
Recent Accounting Pronouncements Not Yet Adopted
In January 2020, the FASB issued ASU 2020-01, Investments — Equity Securities (Topic 321), Investments — Equity Method and Joint Ventures (Topic 323), and Derivatives and Hedging (Topic 815) — Clarifying the Interactions between Topic 321, Topic 323, and Topic 815 (“ASU 2020-01”). ASU 2020-01 clarifies the interaction of the accounting for equity securities under Topic 321 and investments accounted for under the equity method of accounting in Topic 323 and the accounting for certain forward contracts and purchased options accounted for under Topic 815. The guidance is effective for fiscal years and interim periods within those fiscal years beginning after December 15, 2021. The Company is currently evaluating the impact the adoption of ASU 2020-01 will have on its combined financial statements.
We do not expect that any other recently issued accounting guidance will have a significant effect on our combined financial statements.
NOTE 3.   PAYOR AND PROVIDER AGREEMENTS
Payor Agreements
For the three months ended March 31, 2021 and 2020, 83% and 95% of the Company’s capitated revenue was as a result of one payor agreement, the MSO Risk Agreement we have with HealthSun. Under the MSO Risk Agreement, MHP receives per patient per month Medicare premiums for attributed members passed down from the payor, less related expenses including reductions for sequestration, applicable premium taxes, an administrative fee of 15%, and applicable medical expenses. Funding is provided through capitation payments to MHP of approximately 30% of 85% of the gross premiums, with remaining settle up occurring after reconciliation of applicable medical expenses (capitation and fee for service) and other applicable settlements such as retroactive Medicare risk adjustments, and Medicare Part D Low Income Cost Sharing (LICS), Reinsurance, and Risk Corridor program settlements. With only the capitated premiums paid up front to MHP, the payor maintains a running service fund balance with the remaining withheld funds to cover the other expense and settlement items above, including estimates for incurred but not reported (IBNR) claims, and the CMS risk adjustment and Part D settlements described above. The Company maintains its own estimates for these settlements and tracks the running balance with the payor, with the net estimated amount due from or to the payor recorded in due from/to health plans in the accompanying combined balance sheets.
In the accompanying combined statements of operations, the impact from Part D settlements is included with medical expenses. All other medical expenses for both downstream capitation payments to providers, and fee for service expenses, are included in medical expenses.
MHP also has other MSO arrangements similar in practice to the agreement explained above, however they make up approximately 17% and 5% or less of total capitated revenue, for the three months ended March 31, 2021 and 2020.

CAREMAX MEDICAL GROUP, LLC AND AFFILIATES
NOTES TO UNAUDITED CONDENSED COMBINED FINANCIAL STATEMENTS
FOR THE THREE MONTHS ENDED MARCH 31, 2021 AND 2020
NOTE 3.   PAYOR AND PROVIDER AGREEMENTS (continued)
Provider Agreements
MHP also has downstream provider agreements with all the combined Medical Center entities, as well as unrelated medical providers. These agreements generally have a capitation component with a fixed per patient per month payment provided to the contracted provider. Some providers also share in the risk of the members under the MSO Risk Agreement explained above. All expenses for capitation and other risk sharing arrangements for downstream risk providers are included in medical expenses in the accompanying combined statements of operations. For providers with risk sharing, a running balance is tracked similar to the balance under the MSO Risk Agreement described above, but at an individual entity-level. Any amounts due to or from these at-risk providers are included in risk settlements due from/to providers in the accompanying combined balance sheets. All revenue and expense for combined Medical Center entities and any intercompany balances due under the provider agreements have been eliminated in the combined financial statements.
NOTE 4.   REINSURANCE POLICY BETWEEN MSO AND COMPANY, THE BENEFICIARY
The Company has a reinsurance policy with an insurance carrier for high-dollar inpatient claims. The reinsurance policy covers most individual claims from an attachment point of $150,000 at 90%, up to an individual member maximum of $2,000,000. Reinsurance recoveries were approximately $363,000 and $133,000 for the three months ended March 31, 2021 and 2020, respectively. Reinsurance premium expense totaled approximately $412,000 and $330,000 for the three months ended March 31, 2021 and 2020, respectively. For the three months ended March 31, 2021 and 2020, both reinsurance premiums and recoveries are routed through the payor under the MSO Risk Agreement, and the impact is included net of medical expenses in the accompanying combined statements of operations. Any estimated or actual reinsurance recoveries due at year-end are included net, with due from/to health plans in the accompanying combined balance sheets.
NOTE 5.   BUSINESS COMBINATIONS
Reverse Recapitalization
On December 18, 2020, DFHT, CareMax, IMC and Deerfield Partners, LLP (“Deerfield”) entered into a Business Combination agreement. After completion of the closing of the business combination (the “Business Combination”), the combined company will operate under the name CareMax.
Pursuant to the Business Combination agreement, DFHT will acquire all of the issued and outstanding equity interests of CareMax and IMC in exchange for a combination of cash and equity consideration in the form of Class A common shares of DFHT. As discussed further in Note 12. Subsequent Events, the Business Combination was consummated on June 8, 2021.
An additional 3,500,000 and 2,900,000 shares of DFHT Class A Common Stock (the “Earnout Shares”) are payable after the Closing to the members of the CareMax Group and IMC Parent, respectively, upon satisfaction of certain conditions. The fair value of the Earnout Shares is included in the estimated fair value of the consideration payable at closing.
The acquisition of CareMax will be accounted for as a reverse recapitalization in which CareMax has been determined to be the accounting acquirer. The acquisition of IMC will be accounted for as a business combination in accordance with ASC 805, Business Combinations.
Completed Business Combinations
On December 10, 2020, CareMax purchased the operations of and a 100% controlling financial interest in Clinica Las Americas Inc. which constitutes a business, (now operating as CareMax Medical

CAREMAX MEDICAL GROUP, LLC AND AFFILIATES
NOTES TO UNAUDITED CONDENSED COMBINED FINANCIAL STATEMENTS
FOR THE THREE MONTHS ENDED MARCH 31, 2021 AND 2020
NOTE 5.   BUSINESS COMBINATIONS (continued)
Center of Little Havana II, LLC) through an agreement with the shareholders of Clinica Las Americas Inc. The purchase price consisted of cash of $4,125,000 plus an additional contingent payment of $875,000 for achieving certain threshold member enrollment and medical loss ratios during the threshold enrollment period. The agreement also calls for up to four additional contingent payments of $175,000 for achieving increasingly higher enrollment thresholds during the threshold enrollment period. This additional consideration is recorded in Accrued Expenses in the combined statement of operations.
On July 30, 2020, CareMax purchased the operations of and 100% controlling financial interest in Cardona Medical Center Inc. which constitutes a business, (now operating as CareMax Medical Center of Little Havana, LLC, “Little Havana”) through an agreement with the shareholder of Cardona Medical Center Inc. The purchase price was $3,015,700 which includes a promissory note executed by the Company for $450,000 at 5% interest per annum. The promissory note is included in Long Term Debt on the combined balance sheets. Interest expense was $5,625 for the three months ended March 31, 2021.
NOTE 6.   PROPERTY AND EQUIPMENT
A summary of property and equipment at March 31, 2021 and December 31, 2020 is as follows:
	March 31, 2021	December 31, 2020
Leasehold Improvements	$2,725,713	$2,725,713
Vehicles	2,823,472	2,823,472
Furniture and Equipment	2,049,685	1,983,215
Construction in Progress	1,950,586	360,194
Total	9,549,456	7,892,594
Less: Accumulated Depreciation	(3,358,497)	(3,096,212)
Total Property and Equipment, Net	$6,190,959	$4,796,382
Construction in Progress at March 31, 2021 is made up of various leasehold improvements at the medical centers. The Company has a contractual commitment to complete the construction of the Homestead medical center with an estimated total cost of approximately $1.5 million. Plans have been submitted for the newest medical center, East Hialeah, and opening is projected in the first or second quarter of 2022. The projects are being funded internally.
Depreciation expense totaled approximately $262,000 and $216,000 for the three months ended March 31, 2021 and 2020, respectively.

CAREMAX MEDICAL GROUP, LLC AND AFFILIATES
NOTES TO UNAUDITED CONDENSED COMBINED FINANCIAL STATEMENTS
FOR THE THREE MONTHS ENDED MARCH 31, 2021 AND 2020
NOTE 7.   LONG TERM DEBT
Long-term debt consisted of the following at March 31, 2021 and December 31, 2020:
	2021	2020
Various vehicle notes payable with Mercedes-Benz Financial Services with monthly principal and interest payments ranging from $607 to $996 and maturing August 2024 through November 2025. Interest rates ranging from 3.99% to 5.75%. Secured by the related vehicles.	$237,200	$257,023
Medical equipment note payable with Wells Fargo Equipment Finance with monthly principal and interest payments of $2,961 at an interest rate of 5.71%, matured in March 2021. Secured by the related equipment.	—	6,286
Medical equipment note payable with Conestoga Equipment Finance Corp. with monthly principal and interest payments of $818 at an interest rate of 7.88%, matured in February 2021. Secured by the related equipment.	—	2,037
Asset purchase agreement holdback payable in equal principal installments over three years from closing, zero interest, final payment August 2022. Unsecured.	670,087	670,087
Asset purchase agreement holdback. Balloon payment due July 2023. 5% interest per annum. Unsecured. (see Note 5)	422,404	422,404
Term loan payable due to White Oak Healthcare Finance with variable interest and principal amortization, maturing with a balloon payment in August 2024. Interest includes a base rate of the greater of 2.25% or LIBOR plus an applicable margin between 5% and 6% depending on consolidated leverage ratio. (see below) Security interest granted on all assets of the borrowing entities	24,031,102	24,184,227
	2021	2020
Payroll Protection Plan loan from Chase Bank. Maturity date April 2022 with annual interest rate of 0.98% Unsecured.	2,164,145	2,164,145
Less: Unamortized Debt Issuance Costs	(342,331)	(376,900)
Total Long-Term Debt	27,182,607	27,329,309
Less: Current Maturities	(992,174)	(1,004,703)
Long-Term Debt, Less Current Maturities	$26,190,433	$26,324,606
Future maturities of long-term debt outstanding at March 31, 2021 are as follows:
Amount
Remainder of 2021	$829,211
2022	3,143,563
2023	1,056,997
2024	22,488,676
2025	6,492
Total	$27,524,939
Certain CMG entities entered into a loan and security agreement dated August 14, 2019 with a third party for a total loan commitment of $18,500,000 (“Loan Agreement”), maturing on August 14, 2024. (see above). The loan commitment was split into a $16,000,000 term loan and a fixed $2,500,000 revolving loan

CAREMAX MEDICAL GROUP, LLC AND AFFILIATES
NOTES TO UNAUDITED CONDENSED COMBINED FINANCIAL STATEMENTS
FOR THE THREE MONTHS ENDED MARCH 31, 2021 AND 2020
NOTE 7.   LONG TERM DEBT (continued)
commitment. The revolving loan commitment was paid back on December 10, 2020. Interest on the loan commitments are calculated as the greater of 2.25% or the LIBOR Index Rate, plus an applicable margin which is 6% at the effective date and at December 31, 2020. The LIBOR Index Rate is determined monthly, and the applicable margin may be adjusted down to a floor of 5% in future periods if certain financial metric thresholds are met. Interest payments are due monthly throughout the term of the Loan Agreement. Debt issuance costs associated with the original term loan commitment were $691,395 and are being amortized on a straight-line basis over the term of the loan. Monthly principal payments on the $16 million original term loan commitment began May 1, 2020 based on the outstanding principal amount multiplied by a required amortization percentage ranging from 2.50% to 10.00%, depending on certain financial metrics. All principal amounts outstanding on the term loan are due at maturity.
On December 10, 2020, certain CMG entities amended the existing loan and security agreement with the third party and increased the consolidated borrowing by $8.5 million, from $16 million to $24.5 million (see above). Monthly payments began in January 2021 and include principal and interest calculated on the same terms as the original facility. The proceeds of the loan were used to pay off the existing revolving loan commitment of $2.5 million, fund the acquisition of Clinica Las Americas, approximately $4.0 million, pay debt issuance costs, approximately $0.4 million, and in the future will be used to fund acquisitions and/or for other corporate purposes. Interest expense on the amended facility for the three months ended March 31, 2021 and 2020 was approximately $467,000 and $370,000, respectively, and is included in Interest Expense on the combined statements of operations.
Under the Loan Agreement, the Company is subject to various financial and nonfinancial covenants and is in compliance with these covenants as of March 31, 2021. The Company has a requirement to deliver a calculation of consolidated excess cash flow regarding the loan and security agreement to the lender within 120 days of the fiscal year end. The Company delivered this calculation in early May 2021. Under the terms of the agreement, if certain criteria are met, the Company may be required to make additional principal payments based on a formula calculating excess cash flow. For the year ending December 31, 2020, no additional principal payments are required to be made.
The borrowers under the amended Loan Agreement include CMG, MHP, Broward, Coral Way, Homestead, Miami, North Miami, Tamarac, Westchester, Havana I and Havana II. They have granted a security interest to the lender in the assets of the companies.
As part of the Tamarac asset purchase agreement, a $1,000,000 holdback is to be paid out over the course of three years in equal installments from closing. During the year ended December 31, 2020, one installment payment was made and the remaining balance of approximately $670,000 is included in long-term debt on the accompanying combined balance sheets and bears no interest.
NOTE 8.
EQUITY METHOD INVESTMENTS, VARIABLE INTEREST ENTITIES AND RELATED PARTY TRANSACTIONS

CMG has a 49% ownership interest in Care Smile, LLC (Care Smile) which is accounted for under the equity method. Care Smile is a dental care organization with majority ownership by the dental provider, who is the spouse of a board member, owner, and management individual of CareMax. The balance of the equity investment in Care Smile was $ — 0- as of March 31, 2021 and December 31, 2020, as a result of accumulated losses. There were no contributions to or distributions from Care Smile during the three months ended March 31, 2021 and the year ended December 31, 2020. Summarized financial information for Care Smile as of March 31, 2021 and December 31, 2020 is as follows:

CAREMAX MEDICAL GROUP, LLC AND AFFILIATES
NOTES TO UNAUDITED CONDENSED COMBINED FINANCIAL STATEMENTS
FOR THE THREE MONTHS ENDED MARCH 31, 2021 AND 2020
NOTE 8.
EQUITY METHOD INVESTMENTS, VARIABLE INTEREST ENTITIES AND RELATED PARTY TRANSACTIONS (continued)

	March 31, 2021	December 31, 2020
Total Assets	$93,591	$93,720
Total Liabilities	$243,833	$243,926
Care Smile recorded a net loss of $46 for the three months ended March 31, 2021 and a net profit of $26,752 for the three months ended March 31, 2020.
MHP pays for dental services provided to enrollees by Care Smile on a capitated basis. Total capitation payments for the three months ended March 31, 2021 and 2020 were $0 and $182,000, respectively.
Care Optimize, LLC (“Care Optimize”) is an affiliate of CMG and is a consulting and technology company that helps physicians move along the valued based care spectrum, from fee for service to the full value-based care model practiced by CMG. During the three months ended March 31, 2021, CMG advanced Care Optimize funds to help further product development of Care Optimize’s proprietary technology platform.
NOTE 9.   OPERATING LEASES AND COMMITMENTS
The Company has entered into non-cancelable operating lease agreements for office and clinical space expiring at various times through 2031. Future minimum rental payments and related expenses under these lease agreements, including renewal terms if the Company is planning on renewing the leases, consisted of the following at March 31, 2021:
Amount
Remainder of 2021	2,838,066
2022	3,239,967
2023	3,229,408
2024	2,979,123
2025	2,886,998
thereafter	16,293,102
Total	$31,466,664
The optional renewal terms for the medical centers that have them in their lease agreements are as follows:
Legal Entity	Optional Renewal Term
CareMax Medical Group Tamarac	One ten year period
Managed Health Care Partners	Two five year periods
CareMax Medical Group North Miami	Two five year periods
CareMax Medical Group Hialeah	One five year period
CareMax Medical Group Miami	One five year period
CareMax Little Havana 1	Five one year periods
CareMax East Hiahleah	Two five year periods
The Company also has entered into non-cancelable operating lease or service agreements for office equipment and software. Future minimum commitments under these agreements at March 31, 2021 are approximately $7,000.

CAREMAX MEDICAL GROUP, LLC AND AFFILIATES
NOTES TO UNAUDITED CONDENSED COMBINED FINANCIAL STATEMENTS
FOR THE THREE MONTHS ENDED MARCH 31, 2021 AND 2020
NOTE 9.   OPERATING LEASES AND COMMITMENTS (continued)
Rent expense, including other related expenses for property taxes, sale taxes, and utilities, was approximately $700,000 and $468,000 for the three ended months ended March 31, 2021 and 2020, respectively. This expense item is included in the Administrative Expenses line item on the Statements of Operations.
NOTE 10.   LITIGATION AND CONTINGENCIES
Compliance
The health care industry is subject to numerous laws and regulations of federal, state, and local governments. Compliance with these laws and regulations, specifically those related to the Medicare and Medicaid programs, can be subject to government review and interpretation, as well as regulatory actions unknown and not yet asserted at this time. Management believes that the Company is in substantial compliance with current laws and regulations.
Risk Management
The Company is exposed to various risks of loss from torts; theft of, damage to, and destruction of assets; business interruption; errors and omissions; employment practices; employee injuries; and natural disasters. These risks are covered by commercial insurance purchased from independent third parties.
Litigation
The Company is involved in various legal actions arising in the normal course of business. In consultation with legal counsel, management estimates that these matters will be resolved without material adverse effect on the Company’s financial position.
NOTE 11.   SEGMENT FINANCIAL INFORMATION
The Company’s chief operating decision maker regularly reviews financial operating results on a combined basis for purposes of allocating resources and evaluating financial performance. The Company identifies operating segments based on this review by its chief operating decision makers and operates in and reports as a single operating segment, which is to care for its patients’ needs. For the periods presented, all of the Company’s long-lived assets were located in the United States, and all revenue was earned in the United States.
NOTE 12.   SUBSEQUENT EVENTS
The Company has evaluated subsequent events occurring after the consolidated balance sheet date of March 31, 2021 through the date of June 14, 2021, which is the date that the unaudited condensed combined financial statements were available to be issued.
On May 14, 2021, DFHT issued a press release announcing, among other things, receipt of notification from the U.S. Securities and Exchange Commission (“SEC”) that the SEC had completed its review of DFHT’s proxy statement relating to the Business Combination with CareMax and IMC. On June 4, 2021, a special meeting of the stockholders of DFHT was held to facilitate a vote to approve the Business Combination Agreement for the acquisition by DFHT of CareMax and IMC. The Business Combination Agreement provided for the sale and transfer of 100% of the equity interests in CareMax by member of the CareMax Group and IMC Holdings, LLC, a Delaware limited liability company, in favor of DFHT, and as a result of which, upon consummation of the Business Combination, CareMax and IMC legally become wholly-owned subsidiaries of DFHT. The results of the vote were finalized and as of June 8, 2021, the Business Combination was consummated.

CAREMAX MEDICAL GROUP, LLC AND AFFILIATES
NOTES TO UNAUDITED CONDENSED COMBINED FINANCIAL STATEMENTS
FOR THE THREE MONTHS ENDED MARCH 31, 2021 AND 2020
NOTE 12.   SUBSEQUENT EVENTS (continued)
The Business Combination was funded in part through debt financing provided by an $185 million senior secured credit facility. A portion of the proceeds of the debt financing was used to repay all outstanding borrowings as of June 8, 2021 under the Loan Agreement. The debt financing results in $122 million of senior secured debt of the combined company.
NOTE 13.   RECLASSIFICATIONS
Certain prior year amounts have been reclassified for consistency with the current year presentation. The presentation of administrative fees associated with the Company’s capitated revenue previously presented as a component Selling, General and Administrative Expenses in the prior year financial statements has been reclassified to conform to the current year presentation as a reduction of capitated revenue. This reclassification had no effect on the reported results of operations, balance sheets or statements of cash flows.
	Three months ended March 31, 2020
	As Reported	Revised
Capitated Revenue	$29,124,807	$25,041,525
Selling, General and Administrative Expenses	$9,607,533	$5,524,251

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To Management and the Board of Directors,
Caremax Medical Group, LLC and Affiliates:
Opinion on the Combined Financial Statements
We have audited the accompanying combined balance sheets of Caremax Medical Group, LLC and Affiliates (the “Company”) as of December 31, 2020 and 2019, and the related combined statements of operations, changes in members’ equity, and cash flows for the years then ended, and the related notes (collectively referred to as the “combined financial statements”). In our opinion, the combined financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2020 and 2019, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.
Basis for Opinion
These combined financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these combined financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.
We conducted our audits in accordance with the standards of the PCAOB and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the combined financial statements are free of material misstatement, whether due to error or fraud. Our audits included performing procedures to assess the risks of material misstatement of the combined financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the combined financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the combined financial statements. We believe that our audits provide a reasonable basis for our opinion.
/s/ WithumSmith+Brown, PC
We have served as the Company’s auditor since 2020.
Red Bank, New Jersey
March 1, 2021

CAREMAX MEDICAL GROUP, LLC AND AFFILIATES
COMBINED BALANCE SHEETS
DECEMBER 31, 2020 AND 2019
	2020	2019
ASSETS
CURRENT ASSETS
Cash and Cash Equivalents	$4,934,426	$4,437,704
Accounts Receivable	9,395,022	5,187,182
Inventory	15,475	10,619
Prepaid Expenses	182,465	188,493
Risk Settlements Due from Providers	79,964	128,419
Due from Related Parties	273,505	109,539
Total Current Assets	14,880,857	10,061,956
Property and Equipment, net	4,796,382	3,454,219
Goodwill	10,067,730	5,577,030
Intangible Assets, net	8,575,235	5,043,021
Other Assets	182,944	194,748
Total Assets	$38,503,148	$24,330,974
LIABILITIES AND MEMBERS’ EQUITY CURRENT LIABILITIES
Current Maturities of Long-Term Debt, net	$1,004,703	$705,054
Accounts Payable	1,044,256	1,515,323
Due to Related Parties	38,888	20,457
Risk Settlements Due to Providers	642,946	443,653
Accrued Interest Payable	148,902	123,632
Accrued Expenses	2,572,188	529,082
Total Current Liabilities	5,451,883	3,337,201
Long-Term Debt, less current maturities, net	26,324,606	16,047,708
Total Liabilities	31,776,489	19,384,909
MEMBERS’ EQUITY
Units (no par value, 200 authorized, issued and outstanding at December 31, 2020 and 2019)	223,100	223,100
Members’ Equity	6,503,559	4,937,161
Total Members’ Equity – controlling interest	6,726,659	5,160,261
Noncontrolling Interest	—	(214,196)
Total Members’ Equity	6,726,659	4,946,065
Total Liabilities and Members’ Equity	$38,503,148	$24,330,974
The accompanying notes are an integral part of these financial statements

CAREMAX MEDICAL GROUP, LLC AND AFFILIATES
COMBINED STATEMENTS OF OPERATIONS
FOR THE YEARS ENDED DECEMBER 31, 2020 AND 2019
	2020	2019
Revenue
Capitated Revenue	$120,055,312	$90,109,682
Other Patient Service Revenue	369,939	491,859
Total Revenue	120,425,251	90,601,541
Expenses
Medical Expenses	67,014,557	51,622,064
Administrative Fee	17,003,977	13,237,389
Selling, General and Administrative Expenses	27,107,059	19,176,227
Total Operating Expenses	111,125,593	84,035,680
Interest expense	1,728,024	720,398
Net Income	7,571,634	5,845,463
Net Income (Loss) Attributable to Noncontrolling Interests	(29,269)	(173,194)
Net Income Attributable to Controlling Interests	$7,600,903	$6,018,657
Weighted-average Units Outstanding	200	200
Net Income per Unit- Basic and Diluted	$38,005	$30,093
The accompanying notes are an integral part of these financial statements

CAREMAX MEDICAL GROUP, LLC AND AFFILIATES
COMBINED STATEMENTS OF CHANGES IN MEMBERS’ EQUITY
FOR THE YEARS ENDED DECEMBER 31, 2020 AND 2019
	Units	Members’ Units	Members’ Equity	Total Controlling Interest	Noncontrolling Interest	Total Members’ Equity
BALANCE – DECEMBER 31, 2018	200	$223,100	$3,806,069	$4,029,169	$(151,348)	$3,877,821
Net Income (Loss)		—	6,018,657	6,018,657	(173,194)	5,845,463
Purchase of Noncontrolling Interest Ownership		—	(473,219)	(473,219)	—	(473,219)
Change in Noncontrolling Interest Due to Ownership Change		—	(110,346)	(110,346)	110,346	—
Distributions		—	(4,304,000)	(4,304,000)	—	(4,304,000)
BALANCE – DECEMBER 31, 2019	200	$223,100	$4,937,161	$5,160,261	$(214,196)	$4,946,065
Net Income (Loss)		—	7,600,903	7,600,903	(29,269)	7,571,634
Purchase of Noncontrolling Interest Ownership		—	(2,100,100)	(2,100,100)	—	(2,100,100)
Change in Noncontrolling Interest Due to Ownership Change		—	(243,465)	(243,465)	243,465	—
Distributions		—	(3,690,940)	(3,690,940)	—	(3,690,940)
BALANCE – DECEMBER 31, 2020	200	$223,100	$6,503,559	$6,726,659	$—	$6,726,659
The accompanying notes are an integral part of these financial statements

CAREMAX MEDICAL GROUP, LLC AND AFFILIATES
COMBINED STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 2020 AND 2019
	2020	2019
CASH FLOWS FROM OPERATING ACTIVITIES
Net Income	$7,571,634	$5,845,463
Adjustments to Reconcile Net Income to Net Cash Provided by Operating Activities:
Depreciation Expense	858,421	732,552
Amortization Expense	642,786	243,345
Amortization of Debt Issuance Costs	176,528	69,139
Loss on Disposal of Fixed Asset	—	13,268
Loss on Extinguishment of Debt	451,496	—
(Increase) Decrease in Assets:
Accounts Receivable	(4,207,840)	(463,143)
Inventory	(4,856)	(186)
Prepaid Expenses	6,028	(3,991)
Risk Settlements Due from Providers	48,455	(68,978)
Due from Related Parties	(163,966)	(40,013)
Other Assets	11,804	(33,361)
Increase (Decrease) in Liabilities:
Accounts Payable	(685,921)	209,757
Due to Related Parties	18,425	20,457
Risk Settlements Due to Providers	199,293	229,273
Long-term Debt	—	—
Accrued Expenses	394,197	261,592
Net Cash Provided by Operating Activities	5,316,484	7,015,174
CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of Property and Equipment	(2,150,584)	(730,330)
Acquisition of Business	(2,565,700)	(10,023,106)
Purchase of Noncontrolling Interest Ownership	(1,896,767)	(473,219)
Net Cash Used in Investing Activities	(6,613,051)	(11,226,655)
CASH FLOWS FROM FINANCING ACTIVITIES
Borrowings under Loan & Security Agreement	4,074,895	11,957,330
Loan from Paycheck Protection Program	2,164,145	—
Proceeds from Line of Credit	—	2,700,000
Principal Payments on Line of Credit	—	(1,350,000)
Principal Payments on Long-Term Debt	(425,445)	(511,137)
Debt Issuance Costs	—	(125,000)
Repayments on Purchase Agreement Holdback	(329,366)	—
Member Distributions	(3,690,940)	(4,304,000)
Net Cash Provided by Financing Activities	1,793,289	8,367,193
NET INCREASE IN CASH AND CASH EQUIVALENTS	496,722	4,155,712
Cash and Cash Equivalents – Beginning of Year	4,437,704	281,992
CASH AND CASH EQUIVALENTS – END OF YEAR	$4,934,426	$4,437,704
SUPPLEMENTAL DISCLOSURES OF NONCASH INVESTING AND FINANCING ACTIVITIES
Cash Paid for Interest	$1,251,258	$527,627
Purchase of Property and Equipment through Long-Term Debt	$50,000	$402,601
Debt Issuance and Interest Costs Paid through Long-Term Debt	$399,158	$566,395
Payment on Line of Credit through New Debt Proceeds	$—	$2,000,000
Extinguishment of Long-Term Debt through New Debt Proceeds	$2,500,000	$1,476,335
Acquisition of Business Financed through Long-Term Debt	$6,050,816	$1,000,000
Purchase of Non-Controlling Interest through Accounts Payable	$203,333	$—
The accompanying notes are an integral part of these financial statements

CAREMAX MEDICAL GROUP, LLC AND AFFILIATES
NOTES TO COMBINED FINANCIAL STATEMENTS FOR
THE YEARS ENDED DECEMBER 31, 2020 AND 2019
NOTE 1.   NATURE OF BUSINESS
Basis of Presentation and Principles of Consolidation
CareMax Medical Group, LLC (“CareMax” or “CMG”) and Affiliates, collectively referred to as “we” or “us” or “our” or the “Company”, was organized on January 25, 2013 under Florida law with headquarters in Miami, Florida to operate primary medical care centers serving Medicare beneficiaries. Managed Health Care Partners, LLC (“MHP”), an affiliate company, was organized on May 7, 2009 under Florida Law with the same business purpose. The Company and MHP invest resources into primary care to prevent unnecessary acute events and manage chronic illnesses. The Company engages Medicare-eligible patients through the use of an innovative community outreach approach. Once patients are engaged, the Company integrates population health analytics, social support services and primary care into the care model to drive improved outcomes. The Company contracts with health plans to generate medical cost savings and realize a return on its investment in primary care. As of December 31, 2020, the Company operated 12 centers in South Florida with one under construction and due to open in the first or second quarter of 2022. These financial statements represent the combined financial results of these two limited liability companies.
CareMax Medical Group is organized as a limited liability company (“LLC”). As such, no member, agent or employee of the Company shall be personally liable for debts, obligations or liabilities of the Company, whether arising in contract, tort, or otherwise or for the acts or omissions of any other member, director, manager, agent or employee of the Company, unless the individual has agreed otherwise under the provisions of the Company’s operating agreement or signed a specific personal guarantee. The duration of the Company is perpetual.
CMG functions as a holding company with 100% ownership of CareMax Medical Center, LLC, (“CMC”), Broward, Hialeah, Homestead, Miami, North Miami, Coral Way, Tamarac, Westchester, Pembroke Pines, Pines Care, Little Havana One and Little Havana Two. CMC is an essentially dormant entity, which was dissolved in 2020. Broward, Coral Way, Hialeah, Homestead, Miami, North Miami, Pembroke Pines, Pines Care, Tamarac, Westchester, Little Havana One and Little Havana Two (collectively, the Medical Centers) are medical centers throughout South Florida providing care to residents, specifically Medicare Advantage members attributed to MHP. MHP is a managed services organization (“MSO”) serving Medicare patients both for the combined Medical Centers described above, as well as unrelated contracted health care providers, primarily under capitated contracts. MHP and CMG share common ownership, with the majority of ownership being through organizations controlled by the Company management, which is consistent across MHP and CMG.
On December 14, 2020, the Company purchased the remaining 25% non-controlling interest in Hialeah for $1,700,000. A holdback in the amount of $170,000 will be retained until December 14, 2021 and is included in Accounts Payable. The Company had purchased an additional 24% interest in Hialeah during 2019 for $473,219, thus reducing the non-controlling interest share to 25% ownership. The purchase amount was paid in installments with the final payment being made in May 2020. The Company purchased the remaining 40% membership interest in Pembroke Pines in February 2020 for $400,000 which included one lump sum payment of $200,000 and 12 equal monthly installments of $16,667. At December 31, 2020, the remaining balance of $33,333 is included in Accounts Payable. Also in February 2020, the Company purchased the remaining 40% membership interest in Pines Care for $100 which was paid on the closing date.
The Company considers itself to control an entity if it is the majority owner of or has voting control over such entity. The Company also assesses whether it has a controlling financial interest through means other than voting rights over potential variable interest entities (or “VIEs”) and determines the primary beneficiary of the VIE. The Company consolidates a VIE if the Company is the primary beneficiary of the VIE. We concluded that there are no entities that CareMax should consolidate based on the VIE model.

CAREMAX MEDICAL GROUP, LLC AND AFFILIATES
NOTES TO COMBINED FINANCIAL STATEMENTS FOR
THE YEARS ENDED DECEMBER 31, 2020 AND 2019
NOTE 1.   NATURE OF BUSINESS (continued)
The accompanying audited combined financial statements and notes have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”).
The combined financial statements of CareMax include the financial statements of all wholly-owned subsidiaries and majority-owned or controlled companies. For those combined subsidiaries where our ownership is less than 100%, the portion of the net income or loss allocable to the non-controlling interests is reported as “Net income (loss) attributable to non-controlling interests” in the combined statements of operations. Intercompany balances and transactions have been eliminated in consolidation.
Sale to Deerfield Healthcare Technology Acquisition Corporation
The Company follows the guidance in ASC 805 to determine if an acquisition is an acquisition of a business or a group of assets. We consolidate a business when we obtain a controlling financial interest in it. We use the acquisition method of accounting and identify the acquisition date, recognize and measure the identifiable assets acquired, liabilities assumed and any non-controlling interest at their acquisition date fair values. See Note 5.
On December 18, 2020 the Company entered into a definitive business combination agreement with Deerfield Healthcare Technology Acquisition Corporation (“DFHT”), a Delaware Corporation and blank check company. The agreement provides for DFHT to acquire 100% of the equity interests of the Company and Interamerican Medical Center Group, LLC, a Florida limited liability company (“IMC”), in exchange for a combination of cash and Class A common shares of DFHT. The transaction will be regarded as a reverse recapitalization, with the Company being the accounting acquirer and continuing financial reporting entity, due to its control of both DFHT and IMC.
On January 20, 2021, DFHT filed a preliminary proxy statement with the U.S. Securities and Exchange Commission to solicit the approval of its shareholders for the business combination in which it plans to acquire 100% of the equity interests of CareMax. See Note 5.
Subsequent Events
Management of the Company has evaluated subsequent events through March 1, 2021, the date on which the combined financial statements were available to be issued.
Impact of COVID 19 on our Business
On March 11, 2020, the World Health Organization declared the spread of Coronavirus Disease (COVID-19) a worldwide pandemic. The COVID-19 pandemic is having significant effects on global markets, supply chains, businesses, and communities. Specific to the Company, COVID-19 has impacted various parts of its 2020 operations and financial results including but not limited to nominal additional costs for emergency preparedness, disease control and containment, potential personnel shortages, government mandated waivers of member cost sharing for diagnoses and treatment, and increased utilization of member medical benefits. Management believes the Company is taking appropriate actions to mitigate the negative impact. However, the continuing impact of COVID-19 is unknown. Certain emergency grant and loan funding options have become available for the Company that have been evaluated and pursued, as appropriate, to address the financial impact of COVID-19.
In April 2020, the Company applied for and received loans through the Small Business Administration (SBA) Paycheck Protection Program (PPP) of approximately $2,164,000 (see Note 7) with a two-year term at an interest rate of 0.98%. There are provisions under the PPP loan program where all or a portion of the loan may be forgiven based on certain criteria like eligible spending thresholds and maintaining full-time equivalent (FTE) employees. The amount of loan forgiveness has yet to be determined.

CAREMAX MEDICAL GROUP, LLC AND AFFILIATES
NOTES TO COMBINED FINANCIAL STATEMENTS FOR
THE YEARS ENDED DECEMBER 31, 2020 AND 2019
NOTE 2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
Use of Estimates
The preparation of combined financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the amounts reported in the combined financial statements and accompanying notes. The areas where significant estimates are used in the accompanying financial statements include the valuation of and related impairment recognition of long-lived assets, including intangibles and goodwill and settlements related to revenue and the revenue accrual. Actual results could differ from those estimates.
Concentration of Credit Risk and Significant Customers
Financial instruments that potentially subject the Company to concentration of credit risk consist of cash, cash equivalents and accounts receivable. The Company’s cash balances with individual banking institutions might be in excess of federally insured limits from time to time. The Company believes it is not exposed to any significant concentrations of credit risk from these financial instruments. The Company has not experienced any losses on its deposits of cash and cash equivalents. The Company’s concentration of credit risk in accounts receivable is limited by the diversity, geography and number of patients and payers.
HealthSun Health Plans (“HealthSun”) represented approximately 100% and 98% of the Company’s accounts receivable balance as of December 31, 2020 and 2019, respectively. HealthSun represented 90% and 99% of the Company’s revenues for the years ended December 31, 2020 and 2019, respectively.
Revenue Recognition
Since capitated revenue is received regardless of whether services are performed, the performance obligation is the completion of enrollment of the patient and providing access to care. Fee-for-service revenue generally relates to contracts with patients in which our performance obligation is to provide healthcare services to the patients. Revenues are recorded during the period our obligations to provide healthcare services are satisfied.
Capitated revenue consists primarily of capitated fees for medical services provided by us under capitated arrangements directly made with various Medicare Advantage managed care payors. The Company receives a fixed fee per patient under what is typically known as a “risk contract.” Risk contracting, or full risk capitation, refers to a model in which the Company receives from the third-party payor a fixed payment per patient per month (“PPPM” payment) for a defined patient population, and the Company is then responsible for providing healthcare services required by that patient population. The Company is responsible for incurring or paying for the cost of healthcare services required by that patient population. Fees are recorded gross in revenues because the Company is acting as a principal in arranging for, providing and controlling the managed healthcare services provided to the managed care payors’ eligible enrolled members. Neither the Company nor any of its affiliates is a registered insurance company because state law in the states in which it operates does not require such registration for risk-bearing providers.
The Company’s payor contracts generally have a term of one year or longer, but the contracts between the enrolled members (our customers) and the payor are one calendar year or less. In general, the Company considers all contracts with customers (enrolled members) as a single performance obligation to stand ready to provide managed healthcare services. The Company identified that contracts with customers for capitation arrangements have similar performance obligations and therefore groups them into one portfolio. This performance obligation is satisfied as the Company stands ready to fulfill its obligation to enrolled members.
Settlements with third-party payors for retroactive adjustments due to capitation risk adjustment, or claim audits, reviews or investigations are considered variable consideration and are included in the

CAREMAX MEDICAL GROUP, LLC AND AFFILIATES
NOTES TO COMBINED FINANCIAL STATEMENTS FOR
THE YEARS ENDED DECEMBER 31, 2020 AND 2019
NOTE 2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)
determination of the estimated transaction price for providing patient care. These settlements are estimated based on the terms of the payment agreement with the payor, correspondence from the payor and the Company’s historical settlement activity, including an assessment to ensure that it is probable that a significant reversal in the amount of cumulative revenue recognized will not occur when the uncertainty associated with the retroactive adjustment is subsequently resolved. Estimated settlements are adjusted in future periods as adjustments become known (that is, new information becomes available), or as years are settled or are no longer subject to such audits, reviews, and investigations.
The Company has determined that the nature, amount, timing, and uncertainty of revenue and cash flows are affected by the following factors:
•
Geography of the service location

•
Demographics of members

•
Health needs of members

•
Method of reimbursement (capitation or fee for service)

•
Enrollment changes

•
Rate changes

•
For fee for service activities, the payors (for example, Medicare, Medicaid, commercial insurance, patient) which have different reimbursement/payment methodologies.

The Company has elected the practical expedient allowed under Financial Accounting Standards Board (FASB) ASC 606-10-32-18 and does not adjust the promised amount of consideration from patients and third-party payors for the effects of a significant financing component due to the Company’s expectation that the period between the time the service is provided to a patient and the time that the patient or a third-party payor pays for that service will be one year or less.
The Company has applied the practical expedient provided by FASB ASC 340-40-25-4 and all incremental customer contract acquisition costs are expensed as they are incurred as the amortization period of the asset that the Company otherwise would have recognized is one year or less in duration.
For the years ended December 31, 2020 and 2019 substantially all of the revenue recognized by the Company was from goods and services, namely, providing access to physicians and wellness centers.
The Company had agreements in place with the payors listed below. Payor sources of capitated revenue for each period presented were as follows:
	Year ended December 31, 2020	Year ended December 31, 2019
HealthSun	90%	99%
Simply Healthcare	6%	1%
Humana	2%	—
Preferred Care	1%	—
CarePlus	1%	—
	100%	100%
Other Patient Service Revenue
Other patient service revenue is comprised of ancillary fees earned under contracts with certain managed care organizations for the provision of certain care coordination services and care management

CAREMAX MEDICAL GROUP, LLC AND AFFILIATES
NOTES TO COMBINED FINANCIAL STATEMENTS FOR
THE YEARS ENDED DECEMBER 31, 2020 AND 2019
NOTE 2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)
services and is also comprised of fee-for-service revenue. This is recognized at the time of service for patients who are not covered under capitated arrangements.
Cash and Cash Equivalents
The Company considers all highly-liquid instruments purchased with an original maturity of three months or less to be cash equivalents. The carrying value of these assets approximates fair value. At times, amounts on deposit may be in excess of the Federal Deposit Insurance Corporation (FDIC) limit.
Accounts Receivable
Accounts Receivable consists of estimated risk adjustment settlements due from payors as described above, estimated settlements under the Medicare Part D program, and capitated funds withheld by payors subject to final settlement, less estimated claims outstanding. See Note 3 for additional detail on payor contracts.
Inventories
Inventories are measured at the lower of cost (first in, first out method) or net realizable value.
Deferred Financing Costs
The Company has adopted the accounting guidance in FASB Accounting Standards Update (ASU) No. 2015-03, Interest-Imputation of Interest (Subtopic 835-30): Simplifying the Presentation of Debt Issuance Costs. ASU 2015-03 requires an entity to present debt issuance costs as a direct deduction from the face amount of the related borrowings, amortize debt issuance costs using the effective interest method over the term of the related debt, and record amortization expense as a component of interest expense.
On December 10, 2020, the Company amended the existing loan and security agreement with a third party and increased its borrowing by $8.5 million (see Note 7). Deferred financing costs associated with this increased debt amount were approximately $382,000. The amendment resulted in a loss on extinguishment of debt which included lender fees.
Related amortization expense for the years ended December 31, 2020 and 2019 was $245,356 and $69,140, respectively. The amortization expense is calculated on a straight-line basis, which approximates the effective interest method.
Goodwill and Intangible Assets
Goodwill, which represents the excess of cost over the fair value of net assets acquired, amounted to $10,067,730 and $5,577,030 at December 31, 2020 and 2019, respectively. Pursuant to ASC 350, “Intangibles — Goodwill and Other,” we review goodwill annually in the 4th quarter or whenever significant events or changes indicate the possibility of impairment. For purposes of the annual goodwill impairment assessment, the Company has identified a single reporting unit. The most recently completed impairment test of goodwill was performed in the fourth quarter of 2020, and it was determined that no impairment existed.

CAREMAX MEDICAL GROUP, LLC AND AFFILIATES
NOTES TO COMBINED FINANCIAL STATEMENTS FOR
THE YEARS ENDED DECEMBER 31, 2020 AND 2019
NOTE 2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)
The following table displays a roll-forward of the carrying amount of goodwill by subsidiary from December 31, 2018 to December 31, 2020:
	Hiahleah	Coral Way	Tamarac	Havana 1	Havana 2	Total Company
Balances as of December 31, 2018	$186,150	$322,998	$—	$—	$—	509,148
Goodwill Acquired	—	—	5,067,882			5,067,882
Impairment Losses	—	—	—			—
Balances as of December 31, 2019	186,150	322,998	5,067,882	—	—	5,577,030
Goodwill Acquired		—	—	1,570,700	2,920,000	4,490,700
Impairment Losses	—	—	—			—
Balances as of December 31, 2020	$186,150	$322,998	$5,067,882	$1,570,700	$2,920,000	$10,067,730
Identifiable intangible assets with a finite useful life are amortized over their useful lives. The Company has elected to amortize risk contract intangible assets over an 11-year period and non-competition agreement intangible assets over a 5-year period. Net intangible assets, subject to amortization, amounted to $8,575,235 and $5,043,021 at December 31, 2020 and 2019, respectively. We review the recoverability of long-lived intangible assets whenever events or changes in circumstances indicate the carrying amount of such assets may not be recoverable.
Amortization expense for intangible assets totaled $642,786 and $243,344 for the years ended December 31, 2020 and 2019, respectively. Expected annual amortization expense for these assets over the next five years and thereafter is as follows:
Year ending December 31	Amount
2021	1,007,095
2022	1,007,095
2023	998,291
2024	944,368
2025	841,215
thereafter	3,777,171
$8,575,235

CAREMAX MEDICAL GROUP, LLC AND AFFILIATES
NOTES TO COMBINED FINANCIAL STATEMENTS FOR
THE YEARS ENDED DECEMBER 31, 2020 AND 2019
NOTE 2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)
The following table displays a summary of identified intangible assets by asset type from December 31, 2018 to December 31, 2020:
	Risk Contracts	Non-competition Agreements	Total Intangible Assets
Balances as of December 31, 2018	$395,287	$61,078	$456,365
Intangible Assets Acquired	4,180,000	650,000	4,830,000
Less Amortization Expense	(180,617)	(62,727)	(243,344)
Balances as of December 31, 2019	4,394,670	648,351	5,043,021
Intangible Assets Acquired	3,575,000	600,000	4,175,000
Less Amortization Expense	(476,905)	(165,881)	(642,786)
Balances as of December 31, 2020	$7,492,765	$1,082,470	$8,575,235
Property and Equipment
Property and equipment is recorded at cost. Maintenance and repairs are charged to expense as incurred. Depreciation is provided over the estimated useful life of each class of depreciable asset and is computed on the straight-line method. Leasehold improvements are depreciated over the lesser of the length of the related lease plus any renewal options or the estimated life of the asset.
A summary of estimated useful lives is as follows:
Leasehold Improvements	15 to 39 Years
Furniture and Equipment	5 to 7 Years
Vehicles .	5 Years
Software .	3 Years
Income Taxes
All entities of the Company are organized as limited liability companies, or LLCs. As a result, the federal and state income tax consequences of the Company’s operations are the direct responsibility of the unitholders. We record uncertain tax positions on the basis of the two-step process in ASC 740 in which we 1) determine whether it is more likely than not that the tax position will be sustained on the basis of the merits of the position and 2) for those tax positions that meet the more-likely-than-not recognition threshold, we recognize the largest amount of tax benefit that is more than 50 percent likely to be realized upon ultimate settlement with the related tax authority.
Advertising and Promotional Costs
The Company expenses advertising and promotional costs when incurred. Advertising and promotional expenses were approximately $476,000 and $631,000 for the years ended December 31, 2020 and 2019, respectively.
Medical Expenses
Medical expenses include capitation payments and fee for service claims paid, claims in process and pending, and an estimate of unreported claims and charges by physicians, hospitals, and other health care providers for services rendered to enrollees during the period. Changes to prior-period estimates of medical expenses are reflected in the current period.

CAREMAX MEDICAL GROUP, LLC AND AFFILIATES
NOTES TO COMBINED FINANCIAL STATEMENTS FOR
THE YEARS ENDED DECEMBER 31, 2020 AND 2019
NOTE 2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)
Recently Adopted Accounting Pronouncements
In May 2014, the Financial Accounting Standards Board (FASB) and the International Accounting Standards Board issued Accounting Standards Update (ASU) 2014-09, Revenue from Contracts with Customers (Topic 606) (ASU 2014-09). ASU 2014-09’s core principle is that a company will recognize revenue when it transfers promised goods or services to customers in an amount that reflects the consideration to which the organization expects to be entitled in exchange for those goods or services. ASU 2014-09 is effective for fiscal years, and interim periods within those years, beginning after December 15, 2018. The Company early adopted ASU 2014-09 on January 1, 2018 as described herein.
ASU 2014-09 requires entities to exercise more judgment and recognize revenue using a five-step process. The Company adopted ASU 2014-09 using the modified retrospective method for all contracts effective January 1, 2018 and is applied individually to managed care contracts as explained in Note 3, and using a portfolio approach to group contracts with similar characteristics and analyze historical cash collections trends for other revenue sources. Modified retrospective adoption requires entities to apply the standard retrospectively to the most current period presented in the combined financial statements, requiring the cumulative effect of the retrospective application as an adjustment to the opening balance of members’ equity at the date of initial application. Prior periods have not been adjusted and no cumulative-effect adjustment in members’ equity was recorded. The impact of adopting ASU 2014-09 did not have a significant impact on the Company’s combined balance sheet or combined statement of income.
The Company evaluated the nature, amount, timing and uncertainty of revenue and cash flows using the five-step process provided within ASU 2014-09. Revenue is primarily derived through capitated premium revenue under the payor agreement described herein.
In January 2017, the FASB issued ASU 2017-01, Business Combinations, Clarifying the Definition of a Business to address acquisitions of assets being accounted for as acquisitions of businesses by acquirers. A screen of the elements of a business was presented to aid in the determination of what constitutes a business. This ASU is effective for public business entities in annual periods beginning after December 15, 2017 including interim periods within those periods. We adopted the ASU on January 1, 2018.
In August 2018, the FASB issued ASC 2018-13, Fair Value Measurement (Topic 820): Disclosure Framework — Changes to the Disclosure for Fair Value Measurement (“ASU 2018-13”), which modifies the disclosure requirements for fair value measurements. ASU 2018-13 is effective for all entities for fiscal years beginning after December 15, 2019, including interim periods within those fiscal years, with partial early adoption permitted for eliminated disclosures. The method of adoption varies by the disclosure. The Company adopted the new guidance on January 1, 2020, noting no impact on its combined financial statements and related disclosures.
In January 2017, the FASB issued ASU 2017-04, Simplifying the Test for Goodwill Impairment to eliminate Step 2 of the goodwill impairment test requiring procedures to determine the fair value of a reporting unit and assigning it to all of its assets and liabilities, which was time consuming and costly. The ASU is effective for public business entities in fiscal years beginning after December 15, 2019. We adopted the ASU on January 1, 2020 with no impact to our financial statements.
In March 2020, the FASB issued ASU 2020-04, Reference Rate Reform in response to concerns about structural risks of interbank offering rates. The amendments apply to contracts, hedging relationships and other transactions that reference LIBOR or other reference rate expected to be discontinued. Because of reference rate reform, modifications of contracts within the scope of Topics 310, Receivables and 470, Debt should be accounted for prospectively by adjusting the effective interest. Amendments in the update are effective for all entities as of March 12, 2020 through December 31, 2022. The Company has elected to apply the amendments for any contract modifications that are received for Topic 470, Debt, prospectively,

CAREMAX MEDICAL GROUP, LLC AND AFFILIATES
NOTES TO COMBINED FINANCIAL STATEMENTS FOR
THE YEARS ENDED DECEMBER 31, 2020 AND 2019
NOTE 2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)
effective with the interim period which begins January 1, 2020. The Company has not received any contract modifications and therefore has incurred no changes to its financial statements.
Recent Accounting Pronouncements Not Yet Adopted
In February 2016, the FASB issued ASU 2016-02, Leases (“ASU 2016-02”), which amends the accounting for leases, requiring lessees to recognize most leases on their balance sheet with a right-of-use asset and a lease liability. Leases will be classified as either finance or operating leases, which will impact the expense recognition of such leases over the lease term. ASU 2016-02 also modifies the lease classification criteria for lessors and eliminates some of the real estate leasing guidance previously applied for certain leasing transactions. In June 2020, the FASB issued ASU 2020-05 that deferred the required effective date for non- issuers to fiscal years beginning after December 15, 2021 and to interim periods within fiscal years beginning after December 15, 2022. The Company will therefore adopt ASU 2016-02 on January 1, 2022. Because of the number of leases the Company utilizes to support its operations, the adoption of ASU 2016-02 is expected to have a significant impact on the Company’s combined financial position and results of operations. Management is currently evaluating the extent of this anticipated impact on the Company’s combined financial statements, including quantitative and qualitative factors, as well as any changes to its leasing strategy that may be needed.
In October 2018, the FASB issued ASU 2018-17, Consolidation — Targeted Improvements to Related Party Guidance for Variable Interest Entities (Topic 810) (“ASU 2018-17”). ASU 2018-17 eliminates the requirement that entities consider indirect interests held through related parties under common control in their entirety when assessing whether a decision-making fee is a variable interest. Instead, the reporting entity will consider such indirect interests on a proportionate basis. ASU 2018-17 is effective for a public company for fiscal years beginning after December 15, 2020, and interim periods within fiscal years beginning after December 15, 2021. All entities are required to apply the adjustments in ASU 2018-17 retrospectively with a cumulative-effect adjustment to members’ equity at the beginning of the earliest period presented. Early adoption is permitted. The Company is currently evaluating the impact ASU 2018-17 will have on its combined financial statements and related disclosures.
In June 2016, the FASB issued ASU 2016-13, Financial Instruments — Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments (“ASU 2016-13”). ASU 2016-13 introduces a new model for recognizing credit losses on financial instruments based on an estimate of current expected credit losses. The guidance is effective for us beginning January 1, 2022. The new current expected credit losses (CECL) model generally calls for the immediate recognition of all expected credit losses and applies to loans, accounts and trade receivables as well as other financial assets measured at amortized cost, loan commitments and off-balance sheet credit exposures, debt securities and other financial assets measured at fair value through other comprehensive income, and beneficial interests in securitized financial assets. The new guidance replaces the current incurred loss model for measuring expected credit losses, requires expected losses on available for sale debt securities to be recognized through an allowance for credit losses rather than as reductions in the amortized cost of the securities, and provides for additional disclosure requirements. The Company plans to adopt this standard on January 1, 2023 and does not believe adoption will have a material effect on its combined financial statements.
Recent Accounting Pronouncements Not Yet Adopted
In January 2020, the FASB issued ASU 2020-01, Investments — Equity Securities (Topic 321), Investments — Equity Method and Joint Ventures (Topic 323), and Derivatives and Hedging (Topic 815) — Clarifying the Interactions between Topic 321, Topic 323, and Topic 815 (“ASU 2020-01”). ASU 2020-01 clarifies the interaction of the accounting for equity securities under Topic 321 and investments accounted for under the equity method of accounting in Topic 323 and the accounting for certain forward contracts and

CAREMAX MEDICAL GROUP, LLC AND AFFILIATES
NOTES TO COMBINED FINANCIAL STATEMENTS FOR
THE YEARS ENDED DECEMBER 31, 2020 AND 2019
NOTE 2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)
purchased options accounted for under Topic 815. The guidance is effective for fiscal years and interim periods within those fiscal years beginning after December 15, 2021. The Company is currently evaluating the impact the adoption of ASU 2020-01 will have on its combined financial statements.
We do not expect that any other recently issued accounting guidance will have a significant effect on our combined financial statements.
NOTE 3.   PAYOR AND PROVIDER AGREEMENTS
Payor Agreements
For the years ended December 31, 2020 and 2019, 90% and 99% of the Company’s capitated revenue was a result of one payor agreement, the MSO Risk Agreement we have with HealthSun. Under the MSO Risk Agreement, MHP receives per patient per month Medicare premiums for attributed members passed down from the payor, less related expenses including reductions for sequestration, applicable premium taxes, an administrative fee of 15%, and applicable medical expenses. Funding is provided through capitation payments to MHP of approximately 30% of 85% of the gross premiums, with remaining settle up occurring after reconciliation of applicable medical expenses (capitation and fee for service) and other applicable settlements such as retroactive Medicare risk adjustments, and Medicare Part D Low Income Cost Sharing (LICS), Reinsurance, and Risk Corridor program settlements. With only the capitated premiums paid up front to MHP, the payor maintains a running service fund balance with the remaining withheld funds to cover the other expense and settlement items above, including estimates for incurred but not reported (IBNR) claims, and the CMS risk adjustment and Part D settlements described above. The Company maintains its own estimates for these settlements and tracks the running balance with the payor, with the net estimated amount due from or to the payor recorded in due from/to health plans in the accompanying combined balance sheets.
In the accompanying combined statements of operations, the 15% administrative fee is included in administrative expenses, capitated revenue is recorded net of sequestration reductions and any impact from retroactive risk settlements. Impact from Part D settlements is included with medical expenses. All other medical expenses for both downstream capitation payments to providers, and fee for service expenses, are included in medical expenses. The administrative fee totaled approximately $17.0 million and $13.2 million for the years ended December 31, 2020 and 2019, respectively.
MHP also has other MSO arrangements similar in practice to the agreement explained above, however they make up only approximately 1% or less of total capitated revenue, administrative fees, and medical expenses, respectively, for the years ended December 31, 2020 and 2019.
Provider Agreements
MHP also has downstream provider agreements with all the combined Medical Center entities, as well as unrelated medical providers. These agreements generally have a capitation component with a fixed per patient per month payment provided to the contracted provider. Some providers also share in the risk of the members under the MSO Risk Agreement explained above. All expenses for capitation and other risk sharing arrangements for downstream risk providers are included in medical expenses in the accompanying combined statements of operations. For providers with risk sharing, a running balance is tracked similar to the balance under the MSO Risk Agreement described above, but at an individual entity-level. Any amounts due to or from these at-risk providers are included in risk settlements due from/to providers in the accompanying combined balance sheets. All revenue and expense for combined Medical Center entities and any intercompany balances due under the provider agreements have been eliminated in the combined financial statements.

CAREMAX MEDICAL GROUP, LLC AND AFFILIATES
NOTES TO COMBINED FINANCIAL STATEMENTS FOR
THE YEARS ENDED DECEMBER 31, 2020 AND 2019
NOTE 4.   REINSURANCE POLICY BETWEEN MSO AND COMPANY, THE BENEFICIARY
The Company has a reinsurance policy with an insurance carrier for high-dollar inpatient claims. The reinsurance policy covers most individual claims from an attachment point of $150,000 at 90%, up to an individual member maximum of $2,000,000. Reinsurance recoveries were approximately $310,000 and $1,479,000 for the years ended December 31, 2020 and 2019, respectively. Reinsurance premium expense totaled approximately $1,000,000 and $764,000 for the years ended December 31, 2020 and 2019, respectively. For the years ended December 31, 2020 and 2019, both reinsurance premiums and recoveries are routed through the payor under the MSO Risk Agreement, and the impact is included net of medical expenses in the accompanying combined statements of operations. Any estimated or actual reinsurance recoveries due at year-end are included net, with due from/to health plans in the accompanying combined balance sheets.
NOTE 5.   BUSINESS COMBINATIONS
Pending Reverse Recapitalization
On December 18, 2020, Deerfield Healthcare Technology Acquisitions Corp.(“DFHT”), CareMax Medical Group, LLC (“CareMax”), IMC Medical Group Holdings, LLC (“IMC”), the CareMax Group, IMC Holdings, LLC (“IMC Parent”), and Deerfield Partners, LLP (“Deerfield”) entered into a Business Combination agreement. The closing is expected to occur in the first or second quarter of 2021. After completion of the closing of the Business Combination, the combined company will operate under the name CareMax. Pursuant to the agreement, DFHT will acquire all of the issued and outstanding equity interests of CareMax and IMC in exchange for a combination of cash and equity consideration in the form of Class A common shares of DFHT.
The aggregate consideration payable at the closing of the Business Combination to the members of CareMax and IMC will be approximately $364 million and $250 million, respectively, subject to the purchase price adjustments as set forth in the Business Combination Agreement (the “Closing Merger Consideration”). The Closing Merger Consideration is required to comprise of 68% and 45% in cash for each of the members of CareMax and IMC, respectively, with the remainder of the Closing Merger Consideration comprising DFHT Class A Common Stock, valued at $10.00 per share.
An additional 3,500,000 and 2,900,000 shares of DFHT Class A Common Stock (the “Earnout Shares”) are payable after the Closing to the members of the CareMax Group and IMC Parent, respectively, upon satisfaction of certain conditions.
Completed Business Combinations
On December 10, 2020, CareMax purchased the operations of and 100% controlling financial interest in Clinica Las Americas Inc. which constitutes a business, (now operating as CareMax Medical Center of Little Havana II, LLC) through an agreement with the shareholders of Clinica Las Americas Inc. The purchase price consisted of cash of $4,125,000 plus an additional contingent payment of $875,000 for achieving certain threshold member enrollment and medical loss ratios during the threshold enrollment period. The agreement also calls for up to four additional contingent payments of $175,000 for achieving increasingly higher enrollment thresholds during the threshold enrollment period. This additional consideration is recorded in Accrued Expenses in the combined statement of operations. The revenue and net loss of Little Havana II since acquisition that are included in these combined financial statements are approximately $0.5 million and $0.3 million, respectively. The financial results for the Little Havana I acquisition for the periods prior to the acquisition would not materially change pro forma results. As a result, they are excluded from the pro forma presentation in Note 14.
On July 30, 2020, CareMax purchased the operations of and 100% controlling financial interest in Cardona Medical Center Inc. which constitutes a business, (now operating as CareMax Medical Center of Little Havana, LLC, “Little Havana”) through an agreement with the shareholder of Cardona Medical Center

CAREMAX MEDICAL GROUP, LLC AND AFFILIATES
NOTES TO COMBINED FINANCIAL STATEMENTS FOR
THE YEARS ENDED DECEMBER 31, 2020 AND 2019
NOTE 5.   BUSINESS COMBINATIONS (continued)
Inc. The purchase price was $3,015,700 which includes a promissory note executed by the Company for $450,000 at 5% interest per annum. The promissory note is included in Long Term Debt on the combined balance sheets. Interest expense was $8,876 for the year ended December 31, 2020. The revenue and net loss of Little Havana since acquisition that are included in these combined financial statements are approximately $1.5 million and $0.5 million, respectively.
On August 14, 2019, CareMax purchased the assets of New Life Health Group Inc (New Life),(100%), now operating as Tamarac, through an asset purchase agreement with New Life’s shareholders. The purchase price was $10,000,000, plus a possible $1,000,000 in additional compensation (“earn out”.) The $1,000,000 earn-out was earned and paid during the year ended December 31, 2020. Under the agreement, there was a $1,000,000 holdback to be paid out over three years after closing which is included in long-term debt. For the year ended December 31, 2020, one payment of approximately $330,000 was made from the holdback.
The estimated fair value of the assets acquired for all business combinations during the years ended December 31, 2020 and 2019 consisted of the following as of the acquisition date:
	2020	2019
Current Assets	$—	$700,909
Property and Equipment	50,000	401,208
Security Deposit	—	23,106
Identifiable Intangible Assets:
Non-compete agreements	600,000	650,000
Risk Contracts	3,575,000	4,180,000
Net Assets Acquired	4,225,000	5,955,223
Excess of Consideration over Net Assets Acquired	4,490,700	5,067,882
Total Consideration	$8,715,700	$11,023,105
No liabilities were assumed in the acquisitions. The excess of consideration paid over the net assets acquired is considered goodwill. The total amount of goodwill that is expected to be deductible for tax purposes is $15.9 million over a period of 15 years.
NOTE 6.   PROPERTY AND EQUIPMENT
A summary of property and equipment at December 31, 2020 and 2019 is as follows:
	2020	2019
Leasehold Improvements	$2,725,713	$971,558
Vehicles	2,823,472	2,823,473
Furniture and Equipment	1,983,215	1,330,185
Construction in Progress	360,194	566,794
Total	7,892,594	5,692,010
Less: Accumulated Depreciation	(3,096,212)	(2,237,791)
Total Property and Equipment, Net	$4,796,382	$3,454,219
Construction in Progress at December 31, 2020 is made up of various leasehold improvements at the medical centers. The Company has a contractual commitment to complete the construction of the Homestead medical center with an estimated total cost of approximately $1.5 million. Plans have been submitted for

CAREMAX MEDICAL GROUP, LLC AND AFFILIATES
NOTES TO COMBINED FINANCIAL STATEMENTS FOR
THE YEARS ENDED DECEMBER 31, 2020 AND 2019
NOTE 6.   PROPERTY AND EQUIPMENT (continued)
the newest medical center, East Hialeah, and opening is projected in the first or second quarter of 2022. The projects are being funded internally.
Depreciation expense totaled $858,421 and $732,552 for the years ended December 31, 2020 and 2019, respectively.
NOTE 7.   LONG TERM DEBT
Long-term debt consisted of the following at December 31, 2020 and 2019:
	2020	2019
Various vehicle notes payable with Mercedes-Benz Financial Services with monthly principal and interest payments ranging from $607 to $996 and maturing August 2024 through November 2025. Interest rates ranging from 3.99% to 5.75%. Secured by the related vehicles	$257,023	$310,479
Medical equipment note payable with Wells Fargo Equipment Finance with monthly principal and interest payments of $2,961 at an interest rate of 5.71%, maturing in March 2021. Secured by the related equipment	6,286	43,021
Medical equipment note payable with Wells Fargo Equipment Finance with monthly principal and interest payments of $1,082 at an interest rate of 5.82%, matured in July 2020. Secured by the related equipment	—	5,661
Medical equipment note payable with Conestoga Equipment Finance Corp. with monthly principal and interest payments of $818 at an interest rate of 7.88%, maturing in February 2021. Secured by the related equipment	2,037	11,316
Medical equipment note payable with Conestoga Equipment Finance Corp. with monthly principal and interest payments of $844 at an interest rate of 7.74%, matured in July 2020. Secured by the related equipment	—	4,541
Asset purchase agreement holdback payable in equal principal installments over three years from closing, zero interest, final payment August 2022. Unsecured. (See Note 5)	670,087	1,000,000
Asset purchase agreement holdback. Balloon payment due July 2023. 5% interest per annum. Unsecured. (see Note 5)	422,404	—
Term loan payable due to White Oak Healthcare Finance with variable interest and principal amortization, maturing with a balloon payment in August 2024. Interest includes a base rate of the greater of 2.25% or LIBOR plus an applicable margin between 5% and 6% depending on consolidated leverage ratio. (see below) Security interest granted on all assets of the borrowing entities	24,184,227	16,000,000
Payroll Protection Plan loan from Chase Bank. Maturity date April 2022 with annual interest rate of 0.98% Unsecured	2,164,145	—
Less: Unamortized Debt Issuance Costs	(376,900)	(622,256)
Total Long-Term Debt	27,329,309	16,752,762
Less: Current Maturities	(1,004,703)	(705,054)
Long-Term Debt, Less Current Maturities	26,324,606	16,047,708

CAREMAX MEDICAL GROUP, LLC AND AFFILIATES
NOTES TO COMBINED FINANCIAL STATEMENTS FOR
THE YEARS ENDED DECEMBER 31, 2020 AND 2019
NOTE 7.   LONG TERM DEBT (continued)
Future maturities of long-term debt are as follows:
Year ending December 31,	Amount
2021	$1,004,703
2022	3,147,262
2023	1,056,997
2024	22,490,755
2025	6,492
Total	$27,706,209
Certain CMG entities entered into a loan and security agreement dated August 14, 2019 with a third party for a total loan commitment of $18,500,000 (“Loan Agreement”), maturing on August 14, 2024. (see above). The loan commitment was split into a $16,000,000 term loan and a fixed $2,500,000 revolving loan commitment. The revolving loan commitment was paid back on December 10, 2020. Interest on the loan commitments are calculated as the greater of 2.25% or the LIBOR Index Rate, plus an applicable margin which is 6% at the effective date and at December 31, 2020. The LIBOR Index Rate is determined monthly, and the applicable margin may be adjusted down to a floor of 5% in future periods if certain financial metric thresholds are met. Interest payments are due monthly throughout the term of the Loan Agreement. Debt issuance costs associated with the original term loan commitment were $691,395 and are being amortized on a straight-line basis over the term of the loan. Monthly principal payments on the $16 million original term loan commitment begin May 1, 2020 based on the outstanding principal amount multiplied by a required amortization percentage ranging from 2.50% to 10.00%, depending on certain financial metrics. All principal amounts outstanding on the term loan commitment and revolving loan commitment are due at maturity.
On December 10, 2020, certain CMG entities amended the existing loan and security agreement with the third party and increased the consolidated borrowing by $8.5 million, from $16 million to $24.5 million (see above). Monthly payments will begin in January 2021 and include principal and interest calculated on the same terms as the original facility. The proceeds of the loan were used to pay off the existing revolving loan commitment of $2.5 million, fund the acquisition of Clinica Las Americas, approximately $4.0 million, pay debt issuance costs, approximately $0.4 million, and in the future will be used to fund acquisitions and/or for other corporate purposes. Interest expense on the amended facility for the year ended December 31, 2020 was approximately $1.4 million and is included in Interest Expense on the combined statements of operations. As of December 31, 2020, the revolving loan commitment repayment had not yet been made.
A loss on extinguishment of debt in the amount of approximately $450,000 was recorded in Administrative Expenses on the combined statements of operations related to the previous revolving loan commitment. Debt issuance costs associated with the increased borrowing amount were approximately $382,000 and formed part of the loss on extinguishment of debt.
Under the Loan Agreement, the Company is subject to various financial and nonfinancial covenants and is in compliance with these covenants as of December 31, 2020. The Company has a requirement to deliver a calculation of consolidated excess cash flow regarding the loan and security agreement to the lender within 120 days of the fiscal year end. The Company expects that it will meet this requirement. Under the terms of the agreement, if certain criteria are met, the Company may be required to make additional principal payments based on a formula calculating excess cash flow.
The borrowers under the amended Loan Agreement include CMG, MHP, Broward, Coral Way, Homestead, Miami, North Miami, Tamarac, Westchester, Havana I and Havana II. They have granted a security interest to the lender in the assets of the companies.

CAREMAX MEDICAL GROUP, LLC AND AFFILIATES
NOTES TO COMBINED FINANCIAL STATEMENTS FOR
THE YEARS ENDED DECEMBER 31, 2020 AND 2019
NOTE 7.   LONG TERM DEBT (continued)
Proceeds from the original term loan amount of $16 million were used to fund the purchase of New Life Health Group, Inc. (see Note 5), now operating as Tamarac, to refinance existing vehicle loans at the time of closing, and to pay related legal and financing fees.
As part of the asset purchase agreement described in Note 5, a $1,000,000 holdback is to be paid out over the course of three years in equal installments from closing. During the year ended December 31, 2020, one installment payment was made and the remaining balance of approximately $670,000 is included in long-term debt on the accompanying combined balance sheets and bears no interest.
NOTE 8.
EQUITY METHOD INVESTMENTS, VARIABLE INTEREST ENTITIES AND RELATED PARTY TRANSACTIONS

CMG has a 49% ownership interest in Care Smile, LLC (Care Smile) which is accounted for under the equity method. Care Smile is a dental care organization with majority ownership by the dental provider, who is the spouse of a board member, owner, and management individual of CareMax. The balance of the equity investment in Care Smile was $-0- as of December 31, 2020 and 2019, as a result of accumulated losses. There were no contributions to or distributions from Care Smile during the years ended December 31, 2020 and 2019. Summarized financial information for Care Smile as of and for the years ended December 31, 2020 and 2019 are as follows:
	2020	2019
Net Loss	$(96,927)	$(20,630)
Total Assets	$93,720	$—
Total Liabilities	$243,926	$53,278
MHP pays for dental services provided to enrollees by Care Smile on a capitated basis. Total capitation payments for the years ended December 31, 2020 and 2019 were approximately $222,000 and $637,000, respectively.
NOTE 9.   EQUITY
The Company issued 100 membership units, no par value to members of CareMax Medical Group, LLC on January 25, 2013 and 100 units, no par value to members of Managed Health Care Partners, LLC on May 7, 2009. Each unit is entitled to one vote on all matters on which members are entitled to vote. Each unit has equal rights with every other unit with respect to sharing of profits and losses and with respect to distributions. There are no rights of redemption prior to dissolution of the Company, absent a prior written consent of a Super Majority of members.
NOTE 10.   BENEFIT PLANS
The Company has a qualified 401(k) retirement plan for eligible employees. The plan provides for participant salary deferrals and employer contributions. The Company matches eligible employee contributions up to 4% of eligible compensation which vest immediately. The Company may also make voluntary contributions in addition to the match above based on management discretion, however these contributions are subject to a vesting period over six years. Employer contributions for the years ended December 31, 2020 and 2019 totaled approximately $115,000 and $81,000, respectively.
NOTE 11.   OPERATING LEASES AND COMMITMENTS
The Company has entered into non-cancelable operating lease agreements for office and clinical space expiring at various times through 2031. Future minimum rental payments and related expenses under these

CAREMAX MEDICAL GROUP, LLC AND AFFILIATES
NOTES TO COMBINED FINANCIAL STATEMENTS FOR
THE YEARS ENDED DECEMBER 31, 2020 AND 2019
NOTE 11.   OPERATING LEASES AND COMMITMENTS (continued)
lease agreements, including renewal terms if the Company is planning on renewing the leases, consisted of the following at December 31, 2020:
Year ending December 31,	Amount
2021	3,320,162
2022	2,721,673
2023	2,695,461
2024	2,429,073
2025	2,320,395
Thereafter	14,904,083
Total	$28,390,847
The optional renewal terms for the medical centers that have them in their lease agreements are as follows:
Legal Entity	Optional Renewal Term
CareMax Medical Group Tamarac	Onetenyearperiod
Managed Health Care Partners	Twofiveyearperiods
CareMax Medical Group North Miami	Twofiveyearperiods
CareMax Medical Group Hialeah	Onefiveyearperiod
CareMax Medical Group Miami	Onefiveyearperiod
CareMax Little Havana 1	Fiveoneyearperiods
CareMax East Hiahleah	Twofiveyearperiods
The Company also has entered into non-cancelable operating lease or service agreements for office equipment and software. Future minimum commitments under these agreements at December 31, 2020 are approximately $18,000.
Rent expense, including other related expenses for property taxes, sale taxes, and utilities, was approximately $2,075,000 and $1,677,000 for the years ended December 31, 2020 and 2019, respectively. This expense item is included in the Administrative Expenses line item on the Statements of Operations.
NOTE 12.   LITIGATION AND CONTINGENCIES
Compliance
The health care industry is subject to numerous laws and regulations of federal, state, and local governments. Compliance with these laws and regulations, specifically those related to the Medicare and Medicaid programs, can be subject to government review and interpretation, as well as regulatory actions unknown and not yet asserted at this time. Management believes that the Company is in substantial compliance with current laws and regulations.
Risk Management
The Company is exposed to various risks of loss from torts; theft of, damage to, and destruction of assets; business interruption; errors and omissions; employment practices; employee injuries; and natural disasters. These risks are covered by commercial insurance purchased from independent third parties.

CAREMAX MEDICAL GROUP, LLC AND AFFILIATES
NOTES TO COMBINED FINANCIAL STATEMENTS FOR
THE YEARS ENDED DECEMBER 31, 2020 AND 2019
NOTE 12.   LITIGATION AND CONTINGENCIES (continued)
Litigation
The Company is involved in various legal actions arising in the normal course of business. In consultation with legal counsel, management estimates that these matters will be resolved without material adverse effect on the Company’s financial position.
NOTE 13.   SEGMENT FINANCIAL INFORMATION
The Company’s chief operating decision maker regularly reviews financial operating results on a combined basis for purposes of allocating resources and evaluating financial performance. The Company identifies operating segments based on this review by its chief operating decision makers and operates in and reports as a single operating segment, which is to care for its patients’ needs. For the periods presented, all of the Company’s long-lived assets were located in the United States, and all revenue was earned in the United States.
NOTE 14.   PRO FORMA FINANCIAL INFORMATION (UNAUDITED)
On August 14, 2019, CareMax Medical Group of Tamarac, LLC (“Buyer”) purchased the net assets of New Life Health Group Inc. (“Seller”) that resulted in the Buyer obtaining a 100% controlling financial interest of a business. On December 10, 2020, CareMax purchased the net assets of Clinica Las Americas (“Havana II”) that resulted in obtaining a 100% controlling financial interest in a new business. See Note 5.
The following unaudited pro forma combined financial information of CareMax Medical Group, LLC (“CareMax”) gives effect to the acquisitions as if they had been completed on January 1, 2019 (the “assumed date”). The unaudited pro forma combined statements of operations are presented for the years ended December 31, 2020 and 2019.
The unaudited pro forma combined financial statements are for informational and illustrative purposes only, and are not necessarily indicative of the financial results that would have been achieved, had the events and transactions occurred on the assumed date, nor are such financial statements necessarily indicative of the results of operations in future periods. The unaudited pro forma combined financial statements do not include realization of cost savings expected to result from the acquisition. The historical financial information has been adjusted to give effect to pro forma adjustments that are (i) directly attributable to the acquisition, (ii) factually supportable, and (iii) expected to have a continuing impact on the Company’s combined results.

CAREMAX MEDICAL GROUP, LLC AND AFFILIATES
NOTES TO COMBINED FINANCIAL STATEMENTS FOR
THE YEARS ENDED DECEMBER 31, 2020 AND 2019
NOTE 14.   PRO FORMA FINANCIAL INFORMATION (UNAUDITED) (continued)
	CareMax As Reported for the Year Ended December 31, 2020	Havana II acquisition adjustments(1)	CareMax Pro Forma
REVENUE
Capitated Revenue	$120,055,312	$7,104,112	$127,159,424
Other Revenue	369,939	—	369,939
Total Revenue	120,425,251	7,104,112	127,529,363
EXPENSES
Medical Expenses	67,014,557	3,958,090	70,972,647
Administrative Fee	17,003,977	—	17,003,977
Selling, General & Administrative Expenses	27,107,059	1,663,158	28,770,217
Total Operating Expenses	111,125,593	5,621,248	116,746,841
Interest expense	1,728,024	—	1,728,024
Net Income (Loss)	$7,571,634	$1,482,864	$9,054,498
Net Income (Loss) Atttributable to Noncontrolling Interest	(29,269)		(29,269)
Net Income Atttributable to Controlling Interest	$7,600,903		$9,083,767
Net Income per unit, basic and diluted	$38,005		$45,419

(1)
The pro forma adjustments include the revenue and expenses of the acquired company assuming the transaction was completed on January 1, 2019. The pro forma adjustments detailed above represent the activity of Havana II from January 1, 2020 to the date of acquisition.

CAREMAX MEDICAL GROUP, LLC AND AFFILIATES
NOTES TO COMBINED FINANCIAL STATEMENTS FOR
THE YEARS ENDED DECEMBER 31, 2020 AND 2019
NOTE 14.   PRO FORMA FINANCIAL INFORMATION (UNAUDITED) (continued)
	CareMax As Reported for the Year Ended December 31, 2019	Tamarac acquisition adjustments(2)	Havana II acquisition adjustments(2)	CareMax Pro Forma
REVENUE
Capitated Revenue	$90,109,682	$7,866,743	$7,897,179	$105,873,604
Other Revenue	491,859			491,859
Total Revenue	90,601,541	7,866,743	7,897,179	106,365,463
EXPENSES
Medical Expenses	51,622,064	5,236,698	5,096,579	61,955,341
Administrative Fee	13,237,389			13,237,389
Selling, General and Administrative Expenses	19,176,227	1,258,679	1,729,189	22,164,095
Total Operating Expenses	84,035,680	6,495,377	6,825,767	97,356,824
Interest Expense	720,398	—	—	720,398
Net Income	$5,845,463	1,371,366	1,071,412	$8,288,241
Net Income (Loss) Atttributable to Noncontrolling Interest	(173,194)			(173,194)
Net Income Atttributable to Controlling
Interest	$6,018,657			$8,461,435
Net Income per unit, basic and diluted	$30,093			$42,307

(2)
The pro forma adjustments include the revenue and expenses of the acquired companies assuming the transactions were completed on January 1, 2019. The pro forma adjustments detailed above represent the activity of Tamarac from January 1, 2019 to the date of acquisition and Havana II from January 1, 2019 to December 31 2019.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To Management and the Board of Directors,
Caremax Medical Group, LLC and Affiliates:
Opinion on the Combined Financial Statements
We have audited the accompanying combined balance sheets of Caremax Medical Group, LLC and Affiliates (the “Company”) as of December 31, 2019 and 2018, and the related combined statements of operations, changes in members’ equity, and cash flows for the years then ended, and the related notes (collectively referred to as the “combined financial statements”). In our opinion, the combined financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2019 and 2018, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.
Basis for Opinion
These combined financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these combined financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.
We conducted our audits in accordance with the standards of the PCAOB and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the combined financial statements are free of material misstatement, whether due to error or fraud. Our audits included performing procedures to assess the risks of material misstatement of the combined financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the combined financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the combined financial statements. We believe that our audits provide a reasonable basis for our opinion.
We have served as the Company’s auditor since 2020.
/s/ WithumSmith+Brown, PC
December 16, 2020
Red Bank, New Jersey

CAREMAX MEDICAL GROUP, LLC AND AFFILIATES
COMBINED BALANCE SHEETS
DECEMBER 31, 2019 AND 2018
	2019	2018
ASSETS
CURRENT ASSETS
Cash and Cash Equivalents	$4,437,704	$281,992
Accounts Receivable	5,187,182	4,023,130
Inventory	10,619	10,433
Prepaid Expenses	188,493	184,502
Risk Settlements Due from Providers	128,419	59,441
Due from Related Parties	109,539	69,526
Total Current Assets	10,061,956	4,629,024
Property and Equipment, net	3,454,219	2,665,900
Goodwill	5,577,030	509,148
Intangible Assets, net	5,043,021	456,365
Other Assets	194,748	138,281
Total Assets	$24,330,974	$8,398,718
LIABILITIES AND MEMBERS’ EQUITY CURRENT LIABILITIES
Current Maturities of Long-Term Debt, net	$705,054	$485,890
Line of Credit	—	650,000
Accounts Payable	1,515,323	1,305,566
Due to Related Parties	20,457	—
Risk Settlements Due to Providers	443,653	214,380
Accrued Interest Payable	123,632	—
Accrued Expenses	529,082	391,122
Total Current Liabilities	3,337,201	3,046,958
Long-Term Debt, less current maturities, net	16,047,708	1,473,939
Total Liabilities	19,384,909	4,520,897
MEMBERS’ EQUITY
Units (no par value, 200 authorized, issued and outstanding at December 31, 2019 and 2018)	223,100	223,100
Members’ Equity	4,937,161	3,806,069
Total Members’ Equity – controlling interest	5,160,261	4,029,169
Noncontrolling Interest	(214,196)	(151,348)
Total Members’ Equity	4,946,065	3,877,821
Total Liabilities and Members’ Equity	$24,330,974	$8,398,718
The accompanying notes are an integral part of these combined financial statements

CAREMAX MEDICAL GROUP, LLC AND AFFILIATES
COMBINED STATEMENTS OF OPERATIONS
FOR THE YEARS ENDED DECEMBER 31, 2019 AND 2018

	2019	2018
Revenue
Capitated Revenue	$90,109,682	$71,873,280
Other Revenue	491,859	508,184
Total Revenue	90,601,541	72,381,464
Expenses
Medical Expenses	51,622,064	44,158,597
Administrative Expenses	33,134,014	24,737,228
Total Expenses	84,756,078	68,895,825
Net Income	5,845,463	3,485,639
Net Income (Loss) Attributable to Noncontrolling Interests	(173,194)	16,471
Net Income Attributable to Controlling Interests	$6,018,657	$3,469,168
Net Income Attributable to Controlling Interests	$6,018,657	$3,469,168
Weighted-average Units Outstanding	200	200
Net Income per Unit- Basic and Diluted	$30,093	$17,346
The accompanying notes are an integral part of these combined financial statements

CAREMAX MEDICAL GROUP, LLC AND AFFILIATES
COMBINED STATEMENTS OF CHANGES IN MEMBERS’ EQUITY
FOR THE YEARS ENDED DECEMBER 31, 2019 AND 2018
	Units	Members’ Contribution	Members’ Equity	Total Members’ Equity Controlling Interest	Noncontrolling Deficit	Total Members’ Equity
BALANCE – JANUARY 1, 2018	200	$223,100	$336,901	$560,001	$(167,819)	$392,182
Net Income		—	3,469,168	3,469,168	16,471	3,485,639
BALANCE – DECEMBER 31, 2018	200	223,100	3,806,069	4,029,169	(151,348)	3,877,821
Net Income (Loss)		—	6,018,657	6,018,657	(173,194)	5,845,463
Purchase of Noncontrolling Interest Ownership .		—	(473,219)	(473,219)	—	(473,219)
Change in Noncontrolling Interest Due to Ownership Change		—	(110,346)	(110,346)	110,346	—
Distributions		—	(4,304,000)	(4,304,000)	—	(4,304,000)
BALANCE – DECEMBER 31, 2019	200	$223,100	$4,937,161	$5,160,261	$(214,196)	$4,946,065
The accompanying notes are an integral part of these combined financial statements

CAREMAX MEDICAL GROUP, LLC AND AFFILIATES
COMBINED STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 2019 AND 2018
	2019	2018
CASH FLOWS FROM OPERATING ACTIVITIES
Net Income	$5,845,463	$3,485,639
Adjustments to Reconcile Net Income to Net Cash Provided by Operating Activities:
Depreciation Expense	732,552	570,036
Amortization Expense	312,484	32,816
Loss on Disposal of Fixed Asset	13,268	—
(Increase) Decrease in Assets:
Accounts Receivable	(463,143)	(4,023,130)
Inventory	(186)	(1,594)
Prepaid Expenses	(3,991)	(63,356)
Risk Settlements Due from Providers	(68,978)	(36,895)
Due from Related Parties	(40,013)	71,721
Other Assets	(33,361)	1,455
Increase (Decrease) in Liabilities:
Accounts Payable	209,757	1,167,437
Due to Related Parties	20,457	—
Risk Settlements Due to Providers	229,273	214,380
Due to Health Plans	—	(934,796)
Accrued Expenses	261,592	101,040
Net Cash Provided by Operating Activities	7,015,174	584,753
CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of Property and Equipment	(730,330)	(384,642)
Acquisition of Businesses	(10,023,106)	(550,000)
Purchase of Noncontrolling Interest Ownership	(473,219)	—
Net Cash Used in Investing Activities	(11,226,655)	(934,642)
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from Line of Credit	2,700,000	1,950,000
Principal Payments on Line of Credit	(1,350,000)	(1,300,000)
Proceeds from Issuance of Long-Term Debt	11,957,330	—
Principal Payments on Long-Term Debt	(511,137)	(307,781)
Debt Issuance Costs	(125,000)
Member Distributions	(4,304,000)	—
Net Cash Provided by Financing Activities	8,367,193	342,219
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	4,155,712	(7,670)
Cash and Cash Equivalents – Beginning of Year	281,992	289,662
CASH AND CASH EQUIVALENTS – END OF YEAR	$4,437,704	$281,992
SUPPLEMENTAL DISCLOSURES OF NONCASH INVESTING AND FINANCING ACTIVITIES
Cash Paid for Interest	$527,627	$96,070
Purchase of Property and Equipment through Long-Term Debt	$402,601	$603,917
Debt Issuance Costs Paid through Long-Term Debt	$566,395	$—
Payment on Line of Credit through New Debt Proceeds	$2,000,000	$—
Extinguishment of Long-Term Debt through New Debt Proceeds	$1,476,335	$—
Acquisition of Business Financed through Long-Term Debt	$1,000,000	$200,000
The accompanying notes are an integral part of these combined financial statements

CAREMAX MEDICAL GROUP, LLC AND AFFILIATES
NOTES TO COMBINED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2019 AND 2018
NOTE 1.   NATURE OF BUSINESS
Basis of Presentation and Principles of Consolidation
CareMax Medical Group, LLC (“CareMax” or “CMG”) and Affiliates, collectively referred to as “we” or “us” or “our” or the “Company”, was organized on January 25, 2013 under Florida law with headquarters in Miami, Florida to operate primary medical care centers serving Medicare beneficiaries. Managed Health Care Partners, LLC (“MHP”), an affiliate company, was organized on May 7, 2009 under Florida Law with the same business purpose. The Company and MHP invest resources into primary care to prevent unnecessary acute events and manage chronic illnesses. The Company engages Medicare-eligible patients through the use of an innovative community outreach approach. Once patients are engaged, the Company integrates population health analytics, social support services and primary care into the care model to drive improved outcomes. The Company contracts with health plans to generate medical cost savings and realize a return on its investment in primary care. As of December 31, 2019, the Company operated 11 centers in South Florida. These financial statements represent the combined financial results of these two limited liability companies.
CareMax Medical Group is organized as a limited liability company (“LLC”). As such, no member, agent or employee of the Company shall be personally liable for debts, obligations or liabilities of the Company, whether arising in contract, tort, or otherwise or for the acts or omissions of any other member, director, manager, agent or employee of the Company, unless the individual has agreed otherwise under the provisions of the Company’s operating agreement or signed a specific personal guarantee. The duration of the Company is perpetual.
CMG functions as a holding company with 100% ownership of CareMax Medical Center, LLC, (“CMC”), Broward, Homestead, Miami, North Miami, Coral Way, Tamarac, and Westchester, as well as controlling interests in Hialeah, Pembroke Pines, and Pines Care medical centers. CMC is an essentially dormant entity, which was dissolved subsequent to December 31, 2019 and had minimal activity during the year ended December 31, 2018. Broward, Coral Way, Hialeah, Homestead, Miami, North Miami, Pembroke Pines, Pines Care, Tamarac, and Westchester (collectively, the Medical Centers) are medical centers throughout South Florida providing care to residents, specifically Medicare Advantage members attributed to Managed Health Care Partners, LLC (“MHP”). MHP is a managed services organization (“MSO”) serving Medicare patients both for the combined Medical Centers described above, as well as unrelated contracted health care providers, primarily under capitated contracts. MHP and CMG share common ownership, with the majority of ownership being through organizations controlled by the Company management, which is consistent across MHP and CMG.
The Company consolidates Hialeah, Pembroke Pines, and Pines Care because it has a controlling financial interest in them. The non-controlling interest reported in the combined financial statements represents the ownership of minority members. The Company purchased an additional 24% interest in Hialeah during 2019 for $473,219, thus reducing the non-controlling interest share to 25% ownership. The purchase amount is being paid in installments and the remaining balance due per the agreement at December 31, 2019 is $118,305 which is included in Accounts Payable.
The Company considers itself to control an entity if it is the majority owner of or has voting control over such entity. The Company also assesses whether it has a controlling financial interest through means other than voting rights over potential variable interest entities (or “VIEs”) and determines the primary beneficiary of the VIE. The Company consolidates a VIE if the Company is the primary beneficiary of the VIE.
The accompanying audited combined financial statements and notes have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

CAREMAX MEDICAL GROUP, LLC AND AFFILIATES
NOTES TO COMBINED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2019 AND 2018
NOTE 1.   NATURE OF BUSINESS (continued)
The combined financial statements of CareMax include the financial statements of all wholly-owned subsidiaries and majority-owned or controlled companies. For those combined subsidiaries where our ownership is less than 100%, the portion of the net income or loss allocable to the non-controlling interests is reported as “Net income (loss) attributable to non-controlling interests” in the combined statements of operations. Intercompany balances and transactions have been eliminated in consolidation.
Business Combinations
The Company follows the guidance in ASC 805 to determine if an acquisition is an acquisition of a business or a group of assets. We consolidate a business when we obtain a controlling financial interest in it. We use the acquisition method of accounting and identify the acquisition date, recognize and measure the identifiable assets acquired, liabilities assumed and any non-controlling interest at their acquisition date fair values. See Note 5.
Subsequent Events and Impact of COVID 19 on our Business
Management of the Company has evaluated subsequent events through December 16, 2020, the date on which the combined financial statements were available to be issued.
As of December 16, 2020, the Company is in advanced negotiations to merge with a Special Purpose Acquisition Company and expects to enter into a definitive agreement during 2020.
Subsequent to December 31, 2019, the World Health Organization declared the spread of the corona virus, COVID-19, a worldwide pandemic. The COVID-19 pandemic is having significant effects on global markets, supply chains, businesses, and communities. Specific to the Company, COVID-19 has impacted various parts of its 2020 operations and financial results including but not limited to additional costs for emergency preparedness, disease control and containment, potential personnel shortages, government mandated waivers of member cost sharing for diagnoses and treatment, and increased utilization of member medical benefits. Management believes the Company is taking appropriate actions to mitigate the negative impact. However, the continuing impact of COVID-19 is unknown. Certain emergency grant and loan funding options have become available for the Company that have been evaluated and pursued, as appropriate, to address the financial impact of COVID-19.
In 2020, the Company applied for and received loans through the Small Business Administration (SBA) Paycheck Protection Program (PPP) of approximately $2,164,000 with a two-year term at an interest rate of 0.98%. There are provisions under the PPP loan program where all or a portion of the loan may be forgiven based on certain criteria like eligible spending thresholds and maintaining full-time equivalent (FTE) employees. The amount of loan forgiveness has yet to be determined.
NOTE 2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
Use of Estimates
The preparation of combined financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the amounts reported in the combined financial statements and accompanying notes. The areas where significant estimates are used in the accompanying financial statements include the valuation of and related impairment recognition of long-lived assets, including intangibles and goodwill and the revenue accrual. Actual results could differ from those estimates.
Concentration of Credit Risk and Significant Customers
Financial instruments that potentially subject the Company to concentration of credit risk consist of cash, cash equivalents and accounts receivable. The Company’s cash balances with individual banking

CAREMAX MEDICAL GROUP, LLC AND AFFILIATES
NOTES TO COMBINED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2019 AND 2018
NOTE 2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)
institutions might be in excess of federally insured limits from time to time. The Company is not exposed to any significant concentrations of credit risk from these financial instruments. The Company has not experienced any losses on its deposits of cash and cash equivalents. The Company’s concentration of credit risk in accounts receivable is limited by the diversity, geography and number of patients and payers.
HealthSun Health Plans (“HealthSun”) represented 98% and 100% of the Company’s accounts receivable balance as of December 31, 2019 and 2018, respectively. HealthSun represented 99% and 100% of the Company’s revenues for the years ended December 31, 2019 and 2018, respectively.
Revenue Recognition
Since capitated revenue is received regardless of whether services are performed, the performance obligation is the completion of enrollment of the patient and providing access to care. Fee-for-service revenue generally relates to contracts with patients in which our performance obligation is to provide healthcare services to the patients. Revenues are recorded during the period our obligations to provide healthcare services are satisfied.
Capitated revenue consists primarily of capitated fees for medical services provided by us under capitated arrangements directly made with various Medicare Advantage managed care payors. The Company receives a fixed fee per patient under what is typically known as a “risk contract.” Risk contracting, or full risk capitation, refers to a model in which the Company receives from the third-party payor a fixed payment per patient per month (“PPPM” payment) for a defined patient population, and the Company is then responsible for providing healthcare services required by that patient population. The Company is responsible for incurring or paying for the cost of healthcare services required by that patient population.
Fees are recorded gross in revenues because the Company is acting as a principal in arranging for, providing and controlling the managed healthcare services provided to the managed care payors’ eligible enrolled members. Neither the Company nor any of its affiliates is a registered insurance company because state law in the states in which it operates does not require such registration for risk-bearing providers.
The Company’s payor contracts generally have a term of one year or longer, but the contracts between the enrolled members (our customers) and the payor are one calendar year or less. In general, the Company considers all contracts with customers (enrolled members) as a single performance obligation to stand ready to provide managed healthcare services. The Company identified that contracts with customers for capitation arrangements have similar performance obligations and therefore groups them into one portfolio. This performance obligation is satisfied as the Company stands ready to fulfill its obligation to enrolled members.
Settlements with third-party payors for retroactive adjustments due to capitation risk adjustment, or claim audits, reviews or investigations are considered variable consideration and are included in the determination of the estimated transaction price for providing patient care. These settlements are estimated based on the terms of the payment agreement with the payor, correspondence from the payor and the Company’s historical settlement activity, including an assessment to ensure that it is probable that a significant reversal in the amount of cumulative revenue recognized will not occur when the uncertainty associated with the retroactive adjustment is subsequently resolved. Estimated settlements are adjusted in future periods as adjustments become known (that is, new information becomes available), or as years are settled or are no longer subject to such audits, reviews, and investigations. Adjustments arising from a change in the transaction price resulted in additional capitated revenue of approximately $183,000 and $845,000 for the years ended December 31, 2019 and 2018, respectively.

CAREMAX MEDICAL GROUP, LLC AND AFFILIATES
NOTES TO COMBINED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2019 AND 2018
NOTE 2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)
The Company has determined that the nature, amount, timing, and uncertainty of revenue and cash flows are affected by the following factors:
•
Geography of the service location

•
Demographics of members

•
Health needs of members

•
Method of reimbursement (capitation or fee for service)

•
Enrollment changes

•
Rate changes

•
For fee for service activities, the payors (for example, Medicare, Medicaid, commercial insurance, patient) which have different reimbursement/payment methodologies.

The Company has elected the practical expedient allowed under Financial Accounting Standards Board (FASB) ASC 606-10-32-18 and does not adjust the promised amount of consideration from patients and third-party payors for the effects of a significant financing component due to the Company’s expectation that the period between the time the service is provided to a patient and the time that the patient or a third-party payor pays for that service will be one year or less.
The Company has applied the practical expedient provided by FASB ASC 340-40-25-4 and all incremental customer contract acquisition costs are expensed as they are incurred as the amortization period of the asset that the Company otherwise would have recognized is one year or less in duration.
For the years ended December 31, 2019 and 2018, respectively, substantially all of the revenue recognized by the Company was from goods and services, namely, providing access to physicians and wellness centers.
The Company had agreements in place with the payors listed below. Payor sources of capitated revenue for each period presented were as follows:
	Year ended December 31, 2019	Year ended December 31, 2018
HealthSun	99%	100%
Simply Healthcare	1%	0%
	100%	100%
Other Patient Service Revenue
Other patient service revenue is comprised of ancillary fees earned under contracts with certain managed care organizations for the provision of certain care coordination services and care management services and is also comprised of fee-for-service revenue. This is recognized at the time of service for patients who are not covered under capitated arrangements.
Cash and Cash Equivalents
The Company considers all highly-liquid instruments purchased with an original maturity of three months or less to be cash equivalents. The carrying value of these assets approximates fair value. At times, amounts on deposit may be in excess of the Federal Deposit Insurance Corporation (FDIC) limit.

CAREMAX MEDICAL GROUP, LLC AND AFFILIATES
NOTES TO COMBINED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2019 AND 2018
NOTE 2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)
Accounts Receivable
Accounts Receivable consists of estimated risk adjustment settlements due from payors as described above, estimated settlements under the Medicare Part D program, and capitated funds withheld by payors subject to final settlement, less estimated claims outstanding. See Note 3 for additional detail on payor contracts.
Inventories
Inventories are measured at the lower of cost (first in, first out method) or net realizable value.
Deferred Financing Costs
The Company has adopted the accounting guidance in FASB Accounting Standards Update (ASU) No. 2015-03, Interest-Imputation of Interest (Subtopic 835-30): Simplifying the Presentation of Debt Issuance Costs. ASU 2015-03 requires an entity to present debt issuance costs as a direct deduction from the face amount of the related borrowings, amortize debt issuance costs using the effective interest method over the term of the related debt, and amortization expense is recorded as a component of interest expense.
Deferred financing costs of $691,395, incurred during the year ended December 31, 2019, are being amortized over the term of the related debt, which are the term loans described in Note 7. Related amortization expense for the year ended December 31, 2019 was $69,140. The amortization expense is calculated on a straight-line basis, which approximates the effective interest method. There were no deferred financing costs as of December 31, 2018 or related amortization expense for the year then ended.
Goodwill and Intangible Assets
Goodwill, which represents the excess of cost over the fair value of net assets acquired, amounted to $5,577,030 and $509,148 at December 31, 2019 and 2018, respectively. Pursuant to ASC 350, “Intangibles — Goodwill and Other,” we review goodwill annually in the 4th quarter or whenever significant events or changes indicate the possibility of impairment. For purposes of the annual goodwill impairment assessment, the Company has identified a single reporting unit. The most recently completed impairment test of goodwill was performed in the fourth quarter of 2019, and it was determined that no impairment existed.
The following table displays a roll-forward of the carrying amount of goodwill by subsidiary from January 1, 2018 to December 31, 2019:
	Hiahleah	Coral Way	Tamarac	Total Company
Balances as of January 1, 2018	$186,150	$—	$—	$186,150
Aggregate Goodwill Acquired . . . . . . . . . . . . . . . . .	—	322,998	—	322,998
Impairment Losses	—	—	—	—
Balances as of December 31, 2018	186,150	322,998	—	509,148
Goodwill Acquired . . . . . . . . . . . . . . . . . . . . . . . . .	—	—	5,067,882	5,067,882
Impairment Losses	—	—	—	—
Balances as of December 31, 2019	$186,150	$322,998	$5,067,882	$5,577,030

CAREMAX MEDICAL GROUP, LLC AND AFFILIATES
NOTES TO COMBINED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2019 AND 2018
NOTE 2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)
Identifiable intangible assets with a finite useful life are amortized over their useful lives. The Company has elected to amortize risk contract intangible assets over an 11-year period and non-competition agreement intangible assets over a 5-year period. Net intangible assets, subject to amortization, amounted to $5,043,021 and $456,365 at December 31, 2019 and 2018, respectively. We review the recoverability of long-lived intangible assets whenever events or changes in circumstances indicate the carrying amount of such assets may not be recoverable.
Amortization expense for intangible assets totaled $243,344 and $32,816 for the years ended December 31, 2019 and 2018, respectively. Expected annual amortization expense for these assets over the next five years and thereafter is as follows:
Year ending December 31,	Amount
2020	$562,095
2021	562,095
2022	562,095
2023	553,290
2024	499,368
Thereafter	2,304,078
Total	$5,043,021
The following table displays a summary of identified intangible assets by asset type from January 1, 2018 to December 31, 2019:
	Risk Contracts	Non-competition Agreements	Total Intangible Assets
Balances as of January 1, 2018	$153,300	$25,550	$178,850
Intangible Assets Acquired	265,999	44,332	310,331
Less Accumulated Amortization	(24,012)	(8,804)	(32,816)
Balances as of December 31, 2018	395,287	61,078	456,365
Intangible Assets Acquired	4,180,000	650,000	4,830,000
Less Accumulated Amortization	(180,617)	(62,727)	(243,344)
Balances as of December 31, 2019	$4,394,670	$648,351	$5,043,021
Property and Equipment
Property and equipment is recorded at cost. Maintenance and repairs are charged to expense as incurred. Depreciation is provided over the estimated useful life of each class of depreciable asset and is computed on the straight-line method. Leasehold improvements are depreciated over the lesser of the length of the related lease plus any renewal options or the estimated life of the asset.
A summary of estimated useful lives is as follows:
Leasehold Improvements	15 to 39 Years
Furniture and Equipment	5 to 7 Years
Vehicles	5 Years
Software	3 Years

CAREMAX MEDICAL GROUP, LLC AND AFFILIATES
NOTES TO COMBINED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2019 AND 2018
NOTE 2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)
Income Taxes
All entities of the Company are organized as limited liability companies, or LLCs. As a result, the federal and state income tax consequences of the Company’s operations are the direct responsibility of the unitholders. We record uncertain tax positions on the basis of the two-step process in ASC 740 in which we 1) determine whether it is more likely than not that the tax position will be sustained on the basis of the merits of the position and 2) for those tax positions that meet the more-likely-than-not recognition threshold, we recognize the largest amount of tax benefit that is more than 50 percent likely to be realized upon ultimate settlement with the related tax authority.
Advertising and Promotional Costs
The Company expenses advertising and promotional costs when incurred. Advertising and promotional expenses were $631,166 and $395,672 for the years ended December 31, 2019 and 2018, respectively.
Medical Expenses
Medical expenses include capitation payments and fee for service claims paid, claims in process and pending, and an estimate of unreported claims and charges by physicians, hospitals, and other health care providers for services rendered to enrollees during the period. Changes to prior-period estimates of medical expenses are reflected in the current period.
Recently Adopted Accounting Pronouncements
In May 2014, the Financial Accounting Standards Board (FASB) and the International Accounting Standards Board issued Accounting Standards Update (ASU) 2014-09, Revenue from Contracts with Customers (Topic 606) (ASU 2014-09). ASU 2014-09’s core principle is that a company will recognize revenue when it transfers promised goods or services to customers in an amount that reflects the consideration to which the organization expects to be entitled in exchange for those goods or services. ASU 2014-09 is effective for fiscal years, and interim periods within those years, beginning after December 15, 2018. The Company early adopted ASU 2014-09 on January 1, 2018 as described herein.
ASU 2014-09 requires entities to exercise more judgment and recognize revenue using a five-step process. The Company adopted ASU 2014-09 using the modified retrospective method for all contracts effective January 1, 2018 and is applied individually to managed care contracts as explained in Note 3, and using a portfolio approach to group contracts with similar characteristics and analyze historical cash collections trends for other revenue sources. Modified retrospective adoption requires entities to apply the standard retrospectively to the most current period presented in the combined financial statements, requiring the cumulative effect of the retrospective application as an adjustment to the opening balance of retained earnings at the date of initial application. Prior periods have not been adjusted and no cumulative-effect adjustment in retained earnings was recorded. The impact of adopting ASU 2014-09 did not have a significant impact on the Company’s combined balance sheet or combined statement of income.
The Company evaluated the nature, amount, timing and uncertainty of revenue and cash flows using the five-step process provided within ASU 2014-09. Revenue is primarily derived through capitated premium revenue under the payor agreement described herein.
In August 2016, the FASB issued ASU 2016-15, Classification of Certain Receipts and Cash Payments, which addresses the diversity in practice in how certain cash receipts and cash payments are presented and classified in the statement of cash flows. Cash payments not made soon after the acquisition date of a business combination by an acquirer to settle a contingent consideration liability should be separated and classified

CAREMAX MEDICAL GROUP, LLC AND AFFILIATES
NOTES TO COMBINED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2019 AND 2018
NOTE 2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)
as cash outflows for financing and operating activities. Other types of cash payments and receipts are addressed in the ASU as well. The ASU is effective for public business entities for fiscal years beginning after December 15, 2017 and interim periods within those fiscal years. We adopted the ASU on January 1, 2018 with no changes to our financial statements.
In November 2016, the FASB issued ASU 2016-18, Statement of Cash Flows, Restricted Cash which amends the classification and presentation of changes in restricted cash on the statement of cash flows. The amendments in this update are effective for public business entities for fiscal years beginning after December 15, 2017 and interim periods within those fiscal years. We adopted the ASU on January 1, 2018 with no changes to our financial statements as we don’t have any cash that is restricted.
In January 2017, the FASB issued ASU 2017-01, Business Combinations, Clarifying the Definition of a Business to address acquisitions of assets being accounted for as acquisitions of businesses by preparers. A screen of the elements of a business was presented to aid in the determination of what constitutes a business. This ASU is effective for public business entities in annual periods beginning after December 15, 2017 including interim periods within those periods. We adopted the ASU on January 1, 2018 with no changes recorded in our financial statements.
Recent Accounting Pronouncements Not Yet Adopted
In February 2016, the FASB issued ASU 2016-02, Leases (“ASU 2016-02”), which amends the accounting for leases, requiring lessees to recognize most leases on their balance sheet with a right-of-use asset and a lease liability. Leases will be classified as either finance or operating leases, which will impact the expense recognition of such leases over the lease term. ASU 2016-02 also modifies the lease classification criteria for lessors and eliminates some of the real estate leasing guidance previously applied for certain leasing transactions. In June 2020, the FASB issued ASU 2020-05 that deferred the required effective date to fiscal years beginning after December 15, 2021 and to interim periods within fiscal years beginning after December 15, 2022. The Company will therefore adopt ASU 2016-02 on January 1, 2022. Because of the number of leases the Company utilizes to support its operations, the adoption of ASU 2016-02 is expected to have a significant impact on the Company’s combined financial position and results of operations. Management is currently evaluating the extent of this anticipated impact on the Company’s combined financial statements, including quantitative and qualitative factors, as well as any changes to its leasing strategy that may be needed.
In October 2018, the FASB issued ASU 2018-17, Consolidation — Targeted Improvements to Related Party Guidance for Variable Interest Entities (Topic 810) (“ASU 2018-17”). ASU 2018-17 eliminates the requirement that entities consider indirect interests held through related parties under common control in their entirety when assessing whether a decision-making fee is a variable interest. Instead, the reporting entity will consider such indirect interests on a proportionate basis. ASU 2018-17 is effective for a private company for fiscal years beginning after December 15, 2020, and interim periods within fiscal years beginning after December 15, 2021. All entities are required to apply the adjustments in ASU 2018-17 retrospectively with a cumulative-effect adjustment to retained earnings at the beginning of the earliest period presented. Early adoption is permitted. The Company is currently evaluating the impact ASU 2018-17 will have on its combined financial statements and related disclosures.
In June 2016, the FASB issued ASU 2016-13, Financial Instruments — Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments (“ASU 2016-13”). ASU 2016-13 introduces a new model for recognizing credit losses on financial instruments based on an estimate of current expected credit losses. The guidance is effective for us beginning January 1, 2022. The new current expected credit losses (CECL) model generally calls for the immediate recognition of all expected credit losses and applies to loans, accounts and trade receivables as well as other financial assets measured at amortized cost, loan

CAREMAX MEDICAL GROUP, LLC AND AFFILIATES
NOTES TO COMBINED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2019 AND 2018
NOTE 2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)
commitments and off-balance sheet credit exposures, debt securities and other financial assets measured at fair value through other comprehensive income, and beneficial interests in securitized financial assets. The new guidance replaces the current incurred loss model for measuring expected credit losses, requires expected losses on available for sale debt securities to be recognized through an allowance for credit losses rather than as reductions in the amortized cost of the securities, and provides for additional disclosure requirements. The Company plans to adopt this standard on January 1, 2023 and does not believe adoption will have a material effect on its combined financial statements.
In January 2020, the FASB issued ASU 2020-01, Investments — Equity Securities (Topic 321), Investments — Equity Method and Joint Ventures (Topic 323), and Derivatives and Hedging (Topic 815) — Clarifying the Interactions between Topic 321, Topic 323, and Topic 815 (“ASU 2020-01”). ASU 2020-01 clarifies the interaction of the accounting for equity securities under Topic 321 and investments accounted for under the equity method of accounting in Topic 323 and the accounting for certain forward contracts and purchased options accounted for under Topic 815. The guidance is effective for fiscal years and interim periods within those fiscal years beginning after December 15, 2021. The Company is currently evaluating the impact the adoption of ASU 2020-01 will have on its combined financial statements.
In August 2018, the FASB issued ASC 2018-13, Fair Value Measurement (Topic 820): Disclosure Framework — Changes to the Disclosure for Fair Value Measurement (“ASU 2018-13”), which modifies the disclosure requirements for fair value measurements. ASU 2018-13 is effective for all entities for fiscal years beginning after December 15, 2019, including interim periods within those fiscal years, with partial early adoption permitted for eliminated disclosures. The method of adoption varies by the disclosure. The Company will adopt the new guidance on January 1, 2020, noting no impact on its combined financial statements and related disclosures.
In January 2017, the FASB issued ASU 2017-04, Simplifying the Test for Goodwill Impairment to eliminate Step 2 of the goodwill impairment test requiring procedures to determine the fair value of a reporting unit and assigning it to all of its assets and liabilities, which was time consuming and costly. The ASU is effective for public business entities in fiscal years beginning after December 15, 2019. We will adopt the ASU on January 1, 2020 with no impact to our financial statements.
In March 2020, the FASB issued ASU 2020-04, Reference Rate Reform in response to concerns about structural risks of interbank offering rates. The amendments apply to contracts, hedging relationships and other transactions that reference LIBOR or other reference rate expected to be discontinued. Because of reference rate reform, modifications of contracts within the scope of Topics 310, Receivables and 470, Debt should be accounted for prospectively by adjusting the effective interest. Amendments in the update are effective for all entities as of March 12, 2020 through December 31, 2022. The Company has elected to apply the amendments for any contract modifications that are received for Topic 470, Debt, prospectively, effective with the interim period which begins January 1, 2020. The Company has not received any contract modifications and therefore has incurred no changes to its financial statements.
We do not expect that any other recently issued accounting guidance will have a significant effect on our combined financial statements.
NOTE 3.   PAYOR AND PROVIDER AGREEMENTS
Payor Agreements
For the years ended December 31, 2019 and 2018, substantially all of the Company’s capitated revenue was a result of one payor agreement, the Managed Service Organization (“MSO”) Risk Agreement we have with HealthSun. Under the MSO Risk Agreement, Managed Health Care Partners, LLC (“MHP”),

CAREMAX MEDICAL GROUP, LLC AND AFFILIATES
NOTES TO COMBINED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2019 AND 2018
NOTE 3.   PAYOR AND PROVIDER AGREEMENTS (continued)
receives per member per month Medicare premiums for attributed members passed down from the payor, less related expenses including reductions for sequestration, applicable premium taxes, an administrative fee of 15%, and applicable medical expenses. Funding is provided through capitation payments to MHP of approximately 30% of 85% of the gross premiums, with remaining settle up occurring after reconciliation of applicable medical expenses (capitation and fee for service) and other applicable settlements such as retroactive Medicare risk adjustments, and Medicare Part D Low Income Cost Sharing (LICS), Reinsurance, and Risk Corridor program settlements. With only the capitated premiums paid up front to MHP, the payor maintains a running service fund balance with the remaining withheld funds to cover the other expense and settlement items above, including estimates for incurred but not reported (IBNR) claims, and the CMS risk adjustment and Part D settlements described above. The Company maintains its own estimates for these settlements and tracks the running balance with the payor, with the net estimated amount due from or to the payor recorded in due from/to health plans in the accompanying combined balance sheets.
In the accompanying combined statements of operations, the 15% administrative fee is included in administrative expenses, capitated revenue is recorded net of sequestration reductions and any impact from retroactive risk settlements. Impact from Part D settlements is included with medical expenses. All other medical expenses for both downstream capitation payments to providers, and fee for service expenses, are included in medical expenses. The administrative fee totaled $13,237,389 and $10,654,172 for the years ended December 31, 2019 and 2018, respectively.
MHP also has other MSO arrangements similar in practice to the agreement explained above, however they make up only approximately 1% or less of total capitated revenue, administrative fees, and medical expenses, respectively, for the years ended December 31, 2019 and 2018.
Provider Agreements
MHP also has downstream provider agreements with all the combined Medical Center entities, as well as unrelated medical providers. These agreements generally have a capitation component with a fixed per member per month payment provided to the contracted provider. Some providers also share in the risk of the members under the MSO Risk Agreement explained above. All expenses for capitation and other risk sharing arrangements for downstream risk providers are included in medical expenses in the accompanying combined statements of income. For providers with risk sharing, a running balance is tracked similar to the balance under the MSO Risk Agreement described above, but at an individual entity-level. Any amounts due to or from these at risk providers are included in risk settlements due from/to providers in the accompanying combined balance sheets. All revenue and expense for combined Medical Center entities and any intercompany balances due under the provider agreements have been eliminated in the combined financial statements.
NOTE 4.   REINSURANCE POLICY
The Company has a reinsurance policy with an insurance carrier for high dollar inpatient claims. The reinsurance policy covers most individual claims from an attachment point of $150,000 at 90%, up to an individual member maximum of $2,000,000. Reinsurance recoveries were approximately $1,479,000 and $1,386,000 for the years ended December 31, 2019 and 2018, respectively. Reinsurance premium expense totaled approximately $764,000 and $752,000 for the years ended December 31, 2019 and 2018, respectively. For the years ended December 31, 2019 and 2018, both reinsurance premiums and recoveries are routed through the payor under the MSO Risk Agreement, and the impact is included net of medical expenses in the accompanying combined statements of operations. Any estimated or actual reinsurance recoveries due at year-end are included net, with due from/to health plans in the accompanying combined balance sheets.

CAREMAX MEDICAL GROUP, LLC AND AFFILIATES
NOTES TO COMBINED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2019 AND 2018
NOTE 5.   BUSINESS COMBINATIONS
On August 1, 2018, the Company established a 100% ownership interest in Clinica Venamer, L.L.C. (Venamer), now operating as Coral Way, through an agreement with Venamer’s shareholders. The purchase price was $750,000 funded through a $550,000 payment at closing, and two $100,000 promissory notes payable to Belingroup, Inc.
On August 14, 2019, the Company purchased the assets of New Life Health Group Inc (New Life), now operating as Tamarac, through an asset purchase agreement with New Life’s shareholders. The purchase price was $10,000,000, plus a possible $1,000,000 in additional compensation (“earn out”. The $1,000,000 earn out was earned, and paid subsequent to December 31, 2019. Under the agreement, there was a $1,000,000 holdback to be paid out over three years after closing which is included in long-term debt. The $1,000,000 earn out, less certain credits for earlier disbursements, is included in accounts payable in the accompanying combined balance sheets. New Life constituted a business and a significant acquisition and was accounted for under the acquisition method of accounting pursuant to ASC 805. See Note 14 for pro forma financial data.
The estimated fair value of the assets acquired during the years ended December 31, 2019 and 2018 consisted of the following as of the acquisition date:
	2019	2018
Current Assets	$700,909	$—
Property and Equipment	401,208	116,670
Security Deposit	23,106	—
Identifiable Intangible Assets:
Non-compete agreements	650,000	44,333
Risk Contracts	4,180,000	265,999
Net Assets Acquired	5,955,223	427,002
Excess of Consideration over Net Assets Acquired	5,067,882	322,998
Total Consideration	$11,023,105	$750,000
No liabilities were assumed under the purchase agreements. The excess of consideration paid over the net assets acquired is considered goodwill.
See Note 14 for pro forma disclosures.
NOTE 6.   PROPERTY AND EQUIPMENT
A summary of property and equipment at December 31, 2019 and 2018 is as follows:
	December 31, 2019	December 31, 2018
Leasehold Improvements	$971,558	$964,444
Vehicles	2,823,473	2,301,550
Furniture and Equipment	1,330,185	920,493
Construction in Progress	566,794	17,370
Total	5,692,010	4,203,857
Less: Accumulated Depreciation	(2,237,791)	(1,537,957)
Total Property and Equipment, Net	$3,454,219	$2,665,900

CAREMAX MEDICAL GROUP, LLC AND AFFILIATES
NOTES TO COMBINED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2019 AND 2018
NOTE 6.   PROPERTY AND EQUIPMENT (continued)
Construction in Progress at December 31, 2019 is made up of various leasehold improvements at the Medical Centers. The largest projects are at the North Miami, Westchester, and Coral Way with expected total costs of approximately $438,000, $944,000, and $265,000, respectively, with completion planned throughout 2020. The projects are being funded internally.
Depreciation expense totaled $732,552 and $570,036 for the years ended December 31, 2019 and 2018, respectively.
NOTE 7.   LONG TERM DEBT
Long-term debt consisted of the following at December 31, 2019 and 2018:
	2019	2018
Various vehicle notes payable with Mercedes-Benz Financial Services with monthly principal and interest payments ranging from $607 to $996 and maturing August 2024 through November 2025. Interest rates ranging from 3.99% to 5.75%. Secured by the related vehicles	$310,479	$1,625,130
Vehicle note payable with Toyota Finance with monthly principal and interest payments of $561 at an interest rate of 3.59%, maturing in November 2020. Secured by the related vehicle. Paid off early during 2019	—	9,995
Medical equipment note payable with Wells Fargo Equipment Finance with monthly principal and interest payments of $2,961 at an interest rate of 5.71%, maturing in March 2021. Secured by the related equipment	43,021	75,105
Medical equipment note payable with Wells Fargo Equipment Finance with monthly principal and interest payments of $1,082 at an interest rate of 5.82%, maturing in March 2021. Secured by the related equipment	5,661	17,942
Medical equipment note payable with Conestoga Equipment Finance Corp. with monthly principal and interest payments of $818 at an interest rate of 7.88%, maturing in February 2021. Secured by the related equipment	11,316	18,668
Medical equipment note payable with Conestoga Equipment Finance Corp. with monthly principal and interest payments of $844 at an interest rate of 7.74%, maturing in July 2020. Secured by the related equipment	4,541	12,989
Two unsecured zero interest notes payable due to Belingroup, Inc. of $100,000 each, maturing in February 2019 and August 2019, respectively	—	200,000
Asset purchase agreement holdback payable in equal principal installments over three years from closing, zero interest, final payment August 2022. (See Note 5)	1,000,000	—
Term loan payable due to White Oak Healthcare Finance with variable interest and principal amortization, maturing with a balloon payment in August 2024. Interest includes a base rate of the greater of 2.25% or LIBOR plus an applicable margin between 5% and 6% depending on consolidated leverage ratio. (see below)	16,000,000	—
Less: Unamortized Debt Issuance Costs	(622,256)	—
Total Long-Term Debt	16,752,762	1,959,829
Less: Current Maturities	(705,054)	(485,890)
Long-Term Debt, Less Current Maturities	$16,047,708	$1,473,939

CAREMAX MEDICAL GROUP, LLC AND AFFILIATES
NOTES TO COMBINED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2019 AND 2018
NOTE 7.   LONG TERM DEBT (continued)
Future maturities of long-term debt are as follows:
Year ending December 31,	Amount
2020	$705,054
2021	792,720
2022	775,237
2023	435,180
2024	14,660,335
Thereafter	6,492
Total	$17,375,018
Certain CMG entities entered into a loan and security agreement dated August 14, 2019 with a third party for a total loan commitment of $18,500,000 (“Loan Agreement”), maturing on August 14, 2024. (see above). The loan commitment is split into a $16,000,000 term loan and a fixed $2,500,000 revolving loan commitment. Interest on the loan commitments are calculated as the greater of 2.25% or the LIBOR Index Rate, plus an applicable margin which is 6% at the effective date and at December 31, 2019. At December 31, 2019, there was zero outstanding under the revolving loan commitment. The LIBOR Index Rate is determined monthly, and the applicable margin may be adjusted down to a floor of 5% in future periods if certain financial metric thresholds are met. Interest payments are due monthly throughout the term of the Loan Agreement. Debt issuance costs associated with the term loan commitment were $691,395 and are being amortized on a straight-line basis over the term of the loan. Monthly principal payments on the term loan commitment begin May 1, 2020 based on the outstanding principal amount multiplied by a required amortization percentage ranging from 2.50% to 10.00%, depending on certain financial metrics. Interest expense under the term loan for 2019 was $423,889 and is included in Administrative Expenses on the Statement of Operations. All principal amounts outstanding on the term loan commitment and revolving loan commitment are due at maturity. Under the Loan Agreement, the Company is subject to various financial and nonfinancial covenants and is in compliance with these covenants as of December 31, 2019.
The borrowers under the Loan Agreement include CMG, MHP, Broward, Coral Way, Homestead, Miami, North Miami, Tamarac, and Westchester. They have granted a security interest to the lender in the assets of the companies.
Proceeds from the term loan under the Loan Agreement were used to fund the purchase of New Life Health Group, Inc. (see Note 5), now operating as Tamarac, to refinance existing vehicle loans at the time of closing, and to pay related legal and financing fees. Remaining proceeds are planned to be used for future growth and acquisition activity and general corporate purposes.
As part of the asset purchase agreement described in Note 5, a $1,000,000 holdback is to be paid out over the course of three years in equal installments from closing. It was earned and paid out subsequent to December 31, 2019. This holdback liability is included in long-term debt on the accompanying combined balance sheets and bears no interest.
NOTE 8.   EQUITY METHOD INVESTMENTS, VARIABLE INTEREST ENTITIES AND RELATED PARTY TRANSACTIONS
CMG has a 49% ownership interest in Care Smile, LLC (Care Smile) which is accounted for under the equity method. Care Smile is a dental care organization with majority ownership by the dental provider, who is the spouse of a board member, owner, and management individual of CareMax. The balance of the equity investment in Care Smile was $ — 0- as of December 31, 2019 and 2018, as a result of accumulated losses.

CAREMAX MEDICAL GROUP, LLC AND AFFILIATES
NOTES TO COMBINED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2019 AND 2018
NOTE 8.   EQUITY METHOD INVESTMENTS, VARIABLE INTEREST ENTITIES AND RELATED PARTY TRANSACTIONS (continued)
There were no contributions to or distributions from Care Smile during the years ended December 31, 2019 and 2018. Summarized financial information for Care Smile as of and for the years ended December 31, 2019 and 2018 are as follows:
	2019	2018
Net Loss	$(20,630)	$(13,847)
Total Assets	$—	$2,996
Total Liabilities	$53,278	$35,645
MHP pays for dental services provided to enrollees by Care Smile on a capitated basis. Total capitation payments for the years ended December 31, 2019 and 2018 were $637,000 and $635,000, respectively.
Individual owners of the Company provided a line of credit with available funds of up to $2,000,000. As this is a personal line of credit, the balance utilized by the Company is considered a related party transaction and loan. The outstanding balance of the line of credit at December 31, 2018 was $650,000 and is presented as ‘Line of Credit’ in the combined balance sheet. The line of credit expired and was fully paid off July 31, 2019 and was not renewed. Interest on the line of credit was paid monthly and calculated based on a variable LIBOR rate, plus 2.50%.
NOTE 9.   EQUITY
The Company issued 100 membership units, no par value to members of CareMax Medical Group, LLC on January 25, 2013 and 100 units, no par value to members of Managed Health Care Partners, LLC on May 7, 2009. Each unit is entitled to one vote on all matters on which members are entitled to vote. Each unit has equal rights with every other unit with respect to sharing of profits and losses and with respect to distributions. There are no rights of redemption prior to dissolution of the Company, absent a prior written consent of a Super Majority of members.
NOTE 10.   BENEFIT PLANS
The Company has a qualified 401(k) retirement plan for eligible employees. The plan provides for participant salary deferrals and employer contributions. The Company matches eligible employee contributions up to 4% of eligible compensation which vest immediately. The Company may also make voluntary contributions in addition to the match above based on management discretion, however these contributions are subject to a vesting period over six years. Employer contributions for the years ended December 31, 2019 and 2018 totaled approximately $81,000 and $76,000, respectively.
NOTE 11.   OPERATING LEASES AND COMMITMENTS
The Company has entered into non-cancelable operating lease agreements for office and clinical space expiring at various times through 2031. Future minimum rental payments and related expenses under these lease agreements, including renewal terms if the Company is planning on renewing the leases, consisted of the following at December 31, 2019:
Year ending December 31	Amount
2020	$2,118,077
2021	2,262,714
2022	1,855,549

CAREMAX MEDICAL GROUP, LLC AND AFFILIATES
NOTES TO COMBINED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2019 AND 2018
NOTE 11.   OPERATING LEASES AND COMMITMENTS (continued)
Year ending December 31	Amount
2023	1,789,475
2024	1,667,199
Thereafter	6,348,344
Total	$16,041,358
The optional renewal terms for the medical centers that have them in their lease agreements are as follows:
Legal Entity	Optional Renewal Term
CareMax Medical Group Tamarac	One ten year period
Managed Health Care Partners	Two five year periods
CareMax Medical Group North Miami	Two five year periods
CareMax Medical Group Hialeah	One five year period
CareMax Medical Group Miami	One five year period
The Company also has entered into non-cancelable operating lease or service agreements for office equipment and software. Future minimum commitments under these agreements at December 31, 2019 are as follows:
Year ending December 31	Amount
2020	$38,535
2021	10,901
Total	$49,436
Rent expense, including other related expenses for property taxes, sale taxes, and utilities, was approximately $1,677,000 and $1,211,000 for the years ended December 31, 2019 and 2018, respectively. This expense item is included in the Administrative Expenses line item on the Statements of Operations.
NOTE 12.   LITIGATION AND CONTINGENCIES
Compliance
The health care industry is subject to numerous laws and regulations of federal, state, and local governments. Compliance with these laws and regulations, specifically those related to the Medicare and Medicaid programs, can be subject to government review and interpretation, as well as regulatory actions unknown and not yet asserted at this time. Management believes that the Company is in substantial compliance with current laws and regulations.
Risk Management
The Company is exposed to various risks of loss from torts; theft of, damage to, and destruction of assets; business interruption; errors and omissions; employment practices; employee injuries; and natural disasters. These risks are covered by commercial insurance purchased from independent third parties.
Litigation
The Company is involved in various legal actions arising in the normal course of business. In consultation with legal counsel, management estimates that these matters will be resolved without material

CAREMAX MEDICAL GROUP, LLC AND AFFILIATES
NOTES TO COMBINED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2019 AND 2018
NOTE 12.   LITIGATION AND CONTINGENCIES (continued)
adverse effect on the Company’s financial position.
NOTE 13.   SEGMENT FINANCIAL INFORMATION
The Company’s chief operating decision maker regularly reviews financial operating results on a combined basis for purposes of allocating resources and evaluating financial performance. The Company identifies operating segments based on this review by its chief operating decision makers and operates in and reports as a single operating segment, which is to care for its patients’ needs. For the periods presented, all of the Company’s long-lived assets were located in the United States, and all revenue was earned in the United States.
NOTE 14.   PRO FORMA FINANCIAL INFORMATION (UNAUDITED)
On August 14, 2019, CareMax Medical Group of Tamarac, LLC (“Buyer”) purchased the net assets of New Life Health Group Inc. (“Seller”) that resulted in the Buyer obtaining a 100% controlling financial interest of a business. See Note 5.
The following unaudited pro forma condensed combined financial information of CareMax Medical Group, LLC (“CareMax”) gives effect to this acquisition as if it had been completed on January 1, 2018 (the “assumed date”). The unaudited pro forma condensed combined statements of operations are presented for the years ended December 31, 2019 and 2018.
The unaudited pro forma condensed combined financial statements are for informational and illustrative purposes only, and are not necessarily indicative of the financial results that would have been achieved, had the events and transactions occurred on the assumed date, nor are such financial statements necessarily indicative of the results of operations in future periods. The unaudited pro forma condensed combined financial statements do not include realization of cost savings expected to result from the acquisition. The pro forma adjustments, as described in the accompanying notes, are based upon currently available information. The historical financial information has been adjusted to give effect to pro forma adjustments

CAREMAX MEDICAL GROUP, LLC AND AFFILIATES
NOTES TO COMBINED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2019 AND 2018
NOTE 14.   PRO FORMA FINANCIAL INFORMATION (UNAUDITED) (continued)
that are (i) directly attributable to the acquisition, (ii) factually supportable, and (iii) expected to have a continuing impact on the Company’s combined results.
	CareMax As Reported for the Year Ended December 31, 2019	Tamarac acquisition adjustments	CareMax Pro Forma
REVENUE
Capitated Revenue	$90,109,682	$7,866,743	$97,976,425
Other Revenue	491,859	—	491,859
Total Revenue	90,601,541	7,866,743	98,468,284
EXPENSES
Medical Expenses	51,622,064	5,236,698	56,858,762
Administrative Expenses	33,134,014	1,258,679	34,392,693
Total Expenses	84,756,078	6,495,377	91,251,455
Net Income	$5,845,463	$1,371,366	$7,216,829
Net Income (Loss) Atttributable to Noncontrolling Interest	(173,194)		(173,194)
Net income attributable to controlling interest	$6,018,657	$1,371,366	$7,390,023
Net income per unit, basic and diluted	$30,093	—	$36,950
	CareMax As Reported for the Year Ended December 31, 2018	Tamarac acquisition adjustments	CareMax Pro Forma
REVENUE
Capitated Revenue . . . . . . . . . . . . . . . . . . . . . . . . . .	$71,873,280	$15,807,000	$87,680,280
Other Revenue . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	508,184	97,000	605,184
Total Revenue . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	72,381,464	15,904,000	88,285,464
EXPENSES
Medical Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . .	44,158,597	13,020,000	57,178,597
Administrative Expenses . . . . . . . . . . . . . . . . . . . . . .	24,737,228	3,122,000	27,859,228
Total Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	68,895,825	16,142,000	85,037,825
Net Income (Loss) . . . . . . . . . . . . . . . . . . . . . . . . . .	$3,485,639	$(238,000)	$3,247,639
Net Income (Loss) Atttributable to Noncontrolling Interest . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	16,471		16,471
Net Income Atttributable to Controlling Interest . . . . .	$3,469,168		$3,231,168
Net Income per unit, basic and diluted . . . . . . . . . . . .	$17,346		$16,156

INTERAMERICAN MEDICAL CENTER GROUP, LLC
AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
($ IN THOUSANDS, EXCEPT SHARES/UNITS AND PER SHARE DATA)
	March 31, 2021	December 31, 2020
	(unaudited)
ASSETS
CURRENT ASSETS
Cash	$14,000	$15,762
Capitation receivables, net	12,418	12,741
Other receivables	5,510	5,213
Prepaid expenses	1,019	1,377
TOTAL CURRENT ASSETS	32,947	35,093
RESERVE FUNDS HELD BY HEALTH PLANS	1,850	1,654
PROPERTY AND EQUIPMENT, NET	6,509	6,908
GOODWILL	85,476	85,476
INTANGIBLES, NET	17,626	18,033
SECURITY DEPOSITS	411	411
TOTAL ASSETS	$144,819	$147,575
LIABILITIES AND MEMBER’S EQUITY
CURRENT LIABILITIES
Accounts payable	$2,198	$1,864
Accrued expenses	3,881	4,534
Current portion of due to sellers	65	465
Current portion of capital leases	243	393
Current portion of note payable	15	15
Amounts due to health plans, net	1,468	1,801
TOTAL CURRENT LIABILITIES	7,870	9,072
LONG-TERM DEBT, NET OF DEFERRED FINANCING COSTS	77,212	77,163
DEFERRED PAYROLL TAXES	1,101	1,101
CAPITAL LEASES, NET OF CURRENT PORTION	50	54
TOTAL LIABILITIES	86,233	87,390
COMMITMENTS AND CONTINGENCIES
MEMBER’S EQUITY
MEMBERSHIP UNITS (100 authorized, issued and outstanding as of March 31, 2021 and December 31, 2020)	—	—
CONTRIBUTED CAPITAL	160,740	160,740
RETAINED DEFICIT	(102,154)	(100,555)
TOTAL MEMBER’S EQUITY	58,586	60,185
TOTAL LIABILITIES AND MEMBER’S EQUITY	$144,819	$147,575
The accompanying notes are an integral part of these condensed consolidated financial statements.

INTERAMERICAN MEDICAL CENTER GROUP, LLC
AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
($ IN THOUSANDS, EXCEPT SHARES/UNITS AND PER SHARE DATA)
	Three Months Ended
	March 31, 2021	March 31, 2020
	(unaudited)	(unaudited)
REVENUES, NET
Revenue under global capitation	$56,475	$49,106
Other managed care revenue	3,063	3,346
Other revenues	47	46
TOTAL REVENUES, NET	59,585	52,498
MEDICAL SERVICE EXPENSES
External medical services under global capitation	42,631	37,624
Other medical expenses	1,952	1,953
Direct medical salaries, wages and benefits	5,063	5,390
TOTAL MEDICAL SERVICE EXPENSES	49,646	44,967
GROSS PROFIT	9,939	7,531
OPERATING EXPENSES
Salaries, wages, and benefits	4,268	3,025
General and administrative	4,258	3,710
Amortization of intangibles	407	407
Depreciation and amortization	659	866
TOTAL OPERATING EXPENSES	9,592	8,008
INCOME (LOSS) FROM OPERATIONS	347	(477)
OTHER INCOME (EXPENSE), NET
Interest expense	(1,950)	(2,486)
Other income	4	2
TOTAL OTHER EXPENSE, NET	(1,946)	(2,484)
NET LOSS	$(1,599)	$(2,961)
EARNINGS (LOSS) PER UNIT
Basic and Diluted	$(15,985)	$(29,609)
WEIGHTED AVERAGE NUMBER OF UNITS
Basic and Diluted	100	100
The accompanying notes are an integral part of these condensed consolidated financial statements.

INTERAMERICAN MEDICAL CENTER GROUP, LLC
AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN MEMBER’S EQUITY
FOR THE THREE MONTHS ENDED MARCH 31, 2021 AND 2020
($ IN THOUSANDS, EXCEPT SHARES/UNITS AND PER SHARE DATA)
(UNAUDITED)
	Membership Units	Membership Units (Amount)	Capital Contributions	Retained Deficit	Total Member’s Equity
BALANCE – JANUARY 1, 2020	100	$—	$139,328	$(101,669)	$37,659
Net loss	—	—	—	(2,961)	(2,961)
BALANCE – MARCH 31, 2020	100	$—	$139,328	$(104,630)	$34,698
BALANCE – JANUARY 1, 2021	100	$—	$160,740	$(100,555)	$60,185
Net loss	—	—	—	(1,599)	(1,599)
BALANCE – MARCH 31, 2021	100	$—	$160,740	$(102,154)	$58,586
The accompanying notes are an integral part of these condensed consolidated financial statements.

INTERAMERICAN MEDICAL CENTER GROUP, LLC
AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
($ IN THOUSANDS, EXCEPT SHARES/UNITS AND PER SHARE DATA)
	Three Months Ended
	March 31, 2021	March 31, 2020
	(unaudited)	(unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(1,599)	$(2,961)
Reconciliation of net loss to net cash used in operating activities:
Depreciation and amortization	659	866
Amortization of intangibles	407	407
In-kind interest added to long-term debt	—	2,220
Amortization of deferred financing fees	53	245
Changes in operating assets and liabilities:
Capitation receivables	323	(326)
Other receivables	(297)	(1,363)
Prepaid expenses	358	264
Reserve funds held by health plans	(196)	84
Accounts payable	332	300
Accrued expenses	(30)	628
Amounts due to health plans	(333)	(478)
NET CASH USED IN OPERATING ACTIVITIES	(323)	(114)
CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of property and equipment	(260)	(506)
Acquisition exit fees	(623)	—
Payments to Sellers	(400)	—
NET CASH USED IN INVESTING ACTIVITIES	(1,283)	(506)
CASH FLOWS FROM FINANCING ACTIVITIES
Repayments on capital leases	(153)	(140)
Repayments on notes payable	(3)	(3)
NET CASH USED IN FINANCING ACTIVITIES	(156)	(143)
NET DECREASE IN CASH	(1,762)	(763)
CASH – BEGINNING OF PERIOD	15,762	9,242
CASH – END OF PERIOD	$14,000	$8,479
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Interest paid	$1,897	$21
The accompanying notes are an integral part of these condensed consolidated financial statements.

INTERAMERICAN MEDICAL CENTER GROUP, LLC
AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
($ IN THOUSANDS, EXCEPT SHARES/UNITS AND PER SHARE DATA)
1.   NATURE OF BUSINESS AND ACQUISITIONS
Nature of Business
Interamerican Medical Center Group, LLC and Subsidiaries (the “Company”) own and operate medical and specialty clinics strategically located in Miami-Dade, Broward and Orange Counties in Florida. The Company’s clinic operations offer primary care, laboratory services, ultrasounds, electrocardiograms, x-rays, and dental care to members of Medicare, Medicaid and commercial health plans that contract with the Company. The Company also offers ancillary and specialty services capabilities including cardiology, optometry, women’s health, podiatry, pulmonology, urology, neurology, nutrition, mental health, case management, joint injections, acupuncture and gastroenterology services.
The Company provides managed healthcare services for its enrollees through capitation contracts with multiple health plans (the “Plans”) and also provides healthcare services to individuals on a fee for service basis.
Acquisitions
In December 2020, Deerfield Healthcare Technology Acquisitions Corp. (DFHT) announced it is acquiring IMC Medical Group Holdings for $250 million (the “Acquisition”). The closing occurred on June 8, 2021.
Emerging Growth Company Status
We are an emerging growth company, as defined in the Jumpstart Our Business Startups Act of 2012 (“JOBS Act”). Under the JOBS Act, emerging growth companies can delay adopting new or revised accounting standards issued subsequent to the enactment of the JOBS Act until such time as those standards apply to private companies. The JOBS Act provides that an emerging growth company can take advantage of the extended transition period for complying with new or revised accounting standards. We have elected to avail ourselves of this extended transition period and, as a result, we will not adopt new or revised accounting standards on the relevant dates on which adoption of such standards is required for other public companies until required by private company accounting standards.
2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
Basis of Presentation
The accompanying unaudited interim condensed consolidated financial statements and accompanying notes have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) for interim financial information and with the instructions to Form 10-Q and Article 10 of Regulation S-X. Accordingly, certain information and footnote disclosures normally included in financial statements prepared in accordance with U.S. GAAP have been omitted pursuant to such regulations. These financial statements have been prepared on a basis consistent with the accounting principles applied for the fiscal year ended December 31, 2020 filed with that certain Definitive Proxy Statement of DFHT filed with the U.S. Securities and Exchange Commission on May 14, 2021. The accompanying condensed consolidated financial statements are unaudited, however, in the opinion of management, all adjustments (consisting of all normal and recurring adjustments) considered necessary for a fair presentation have been included. Operating results for the three months ended March 31, 2021, including the impact of COVID-19, are not necessarily indicative of the results that may be expected for the year ending December 31, 2021.
The condensed consolidated financial statements of the Company include the financial statements of all wholly owned subsidiaries and majority-owned or controlled companies.

INTERAMERICAN MEDICAL CENTER GROUP, LLC
AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
($ IN THOUSANDS, EXCEPT SHARES/UNITS AND PER SHARE DATA)
The Company evaluates its ownership, contractual and other interests in entities to determine if it has any variable interest in a variable interest entity (“variable interest entities” or “VIEs”). These evaluations are complex, involve judgment and the use of estimates and assumptions based on available historical information, among other factors. The Company considers itself to control an entity if it is the majority owner of or has voting control over such entity. The Company also assesses control through means other than voting rights and determines which business entity is the primary beneficiary of the VIE. The Company consolidates VIEs when it is determined that the Company is the primary beneficiary of the VIE. Management performs ongoing reassessments of whether changes in the facts and circumstances regarding the Company’s involvement with a VIE will cause the consolidation conclusion to change. Changes in consolidation status are applied prospectively.
Principles of Consolidation
The accompanying condensed consolidated financial statements include the accounts and balances of Interamerican Medical Center Group, LLC (“IMC”) and its wholly-owned subsidiaries: IMC Transport Fleet, LLC (“Transport”), Physician Service Organization, LLC (“PSO”), Sunset Holdings, LLC (“SH”), Sunset Cardiology, LLC (“SC”) and Primary Provider, Inc. (“PPI”). Doctor’s Management Services Group, LLC (“DMS”) and Physician Care Management, LLC (“PCM”) were dissolved on August 13, 2019 and Total Diagnostics Solutions (“TDS”) was dissolved on May 31, 2020. The results of these operations are included in the condensed consolidated financial statements for the years then ended.
All material intercompany balances and transactions have been eliminated in consolidation.
Use of Estimates
Future events and their effects cannot be predicted with certainty; accordingly the preparation of condensed consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the condensed consolidated financial statements, and the reported amounts of revenues and expenses during the reporting period. The accounting estimates used in the preparation of these condensed consolidated financial statements will change as new events occur, as more experience is acquired, as additional information is obtained, and as the Company’s operating environment changes.
Significant estimates and assumptions are used for, but not limited to accounts receivable, revenues, medical claims expense and associated stop loss recoveries, valuation and recoverability of intangible assets and contingent liabilities. The Company bases its estimates on historical experience and various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about carrying values of assets and liabilities that are not readily apparent from other sources. The Company evaluates its estimates and assumptions on a regular basis and may employ outside experts to assist in the evaluation, as considered necessary. Actual results may differ from these estimates and assumptions used in preparation of its condensed consolidated financial statements and changes in these estimates may be material and are recorded when known.
Segment Reporting
The Company’s Chief Operating Decision Maker (“CODM”) is the Company’s Chief Executive Officer. The Company’s Clinical Services reportable segment has been identified based on how the Company’s CODM manages the business, makes resource allocation and operating decisions, and evaluates operating performance. For the three months ended March 31, 2021 and 2020, the results of the Company’s operations are presented as a single reportable segment for purposes of presenting financial information in accordance with the accounting guidance for segment reporting.

INTERAMERICAN MEDICAL CENTER GROUP, LLC
AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
($ IN THOUSANDS, EXCEPT SHARES/UNITS AND PER SHARE DATA)
Business Combinations
The Company’s business combinations are accounted for under the acquisition method of accounting in accordance with ASC Topic 805, Business Combinations (“ASC 805”). Under the acquisition method, the Company recognizes the assets acquired and liabilities assumed at their estimated fair values as of the date of acquisition. Any excess of the purchase price over the fair value of the net assets and other identifiable intangible assets acquired is recorded as goodwill. To the extent the fair value of the net assets acquired, including other identifiable intangible assets, exceeds the purchase price, a bargain gain is recognized. The operating results of businesses the Company acquired are included in its consolidated statements of operations from the date of acquisition. Acquisition-related costs are expensed as incurred.
Cash
The Company’s cash consists of demand deposits in banks and cash on hand.
Revenue Recognition
In May 2014, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2014-09, “Revenue from Contracts with Customers (“ASC 606”). The ASU and all subsequently clarifying ASUs replaced most existing revenue recognition guidance in U.S. GAAP. The ASU also required expanded disclosures relating to the nature, amount, timing, and uncertainty of revenue and cash flows arising from the contracts with customers. The Company adopted the new standard effective January 1, 2018, the first day of the Company’s fiscal year using the modified retrospective approach. The adoption did not result in any changes to beginning retained earnings as of January 1, 2018, and there were no open balances on contract assets or contract liabilities.
Under ASC 606, the Company recognizes revenue when a customer obtains control of the promised goods or services. The amount of revenue that is recorded reflects the consideration that the Company expects to receive in exchange for those goods or services. The Company applies the following five-step model in order to determine this amount: (i) identify the contract (s) with a customer; (ii) identify the performance obligations in the contract; (iii) determine the transaction price; (iv) allocate the transaction price to the performance obligations in the contract; and (v) recognize revenue when (or as) the Company satisfies a performance obligation. The Company only applies the five-step model to contracts when it is probable that the Company will collect the consideration it is entitled to in exchange for the goods or services the Company transfers to the customer. At contract inception, once the contract is determined to be within the scope of ASC 606, management reviews the contract to determine which performance obligations must be delivered and which of these performance obligations are distinct. The Company recognizes as revenue the amount of the transaction price that is allocated to the respective performance obligation when the performance obligation is satisfied.
The following table disaggregates revenue based on timing of satisfaction of performance obligations for the three months ended March 31:
	2021	2020
Performance obligations satisfied over time	$59,538	$52,452
Performance obligations satisfied at a point in time	47	46
Total revenues, net	$59,585	$52,498
Revenue from performance obligations satisfied over time consists of capitation, shared savings and HEDIS and other incentive program revenues. These services are earned over time, and payments are received from insurance carriers, for having providers standing-ready to provide health care services to their respective patient panel.

INTERAMERICAN MEDICAL CENTER GROUP, LLC
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NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
($ IN THOUSANDS, EXCEPT SHARES/UNITS AND PER SHARE DATA)
Revenue from performance obligations satisfied at a point in time consists of fee for service revenues and copayments. There is no fixed duration for such on demand medical services, and the service can be terminated by the patient or company at any time, therefore fee for service revenue is viewed as a standalone contract, and all specific services ordered on a given health visit are bundled into a single performance obligation for that contract. The Company recognizes fee for service revenues at the net realizable amount at the time the patient is seen by a provider, and the Company’s performance obligations to the patient are complete. The amounts billed are based on those services provided to patients.
Revenue Under Global Capitation
The Company provides coordination and facilitation of medical services; transaction processing; customer, consumer and care professional services; and access to contracted networks of physicians, hospitals and other health care professionals under global capitated risk-based arrangements and managed services only contracts. Revenues derived from global capitated risk-based arrangements in which the premium is typically at a fixed rate per individual service for a one-year period, and where the Company assumes the economic risk of funding its customers’ health care and related administrative costs and managed services only contracts are presented as revenue under global capitation in the accompanying consolidated statements of operations.
The Centers for Medicare and Medicaid Services (“CMS”) uses a risk adjustment model for its Medicare Advantage enrollees that apportions premiums paid to all Plans according to health severity and certain demographic factors. The CMS risk adjustment model pays more for members whose medical history indicates they have certain medical conditions. Under this risk adjustment methodology, CMS calculates the risk adjustment premium payment using diagnosis data from hospital inpatient, hospital outpatient and physician treatment settings. The Company and health care providers collect, capture and submit the necessary and available diagnosis data to the Plans with which the Company contracts. Plans must submit applicable data to CMS within prescribed deadlines. The Company’s risk-based Medicare contracts contain retrospective adjustment provisions that adjust the Company’s revenue under global capitation for applicable percentages of the risk adjustment amounts. Such amounts are recorded as revenue when the data to reasonably estimate them have been obtained by the Company. Risk adjustment data is subject to regulatory audits via the Plans.
Payments under both the Company’s global risk contracts (for both Medicare Advantage and Medicaid) are subject to revision based upon premium adjustments, historical patient enrollment data and final settlements. Such revision and final payments are settled over a period ranging from 18 to 24 months after the contractual period. The Company adjusts its revenue for retroactive enrollee additions, terminations and other changes when identified. As such, the retroactive adjustments and final payments discussed are a form of variable consideration estimated at contract inception and updated throughout the measurement period, to the extent that risk of reversal does not exist and the consideration is not constrained.
Other Managed Care Revenue
The Company provides coordination and facilitation of medical services; transaction processing; customer, consumer and care professional services; and access to contracted networks of physicians, hospitals and other health care professionals under professional risk-based capitation contracts. Revenues derived from these contracts in which the premium is a fixed per member per month rate are presented as other managed care revenue. Incentive payments for Healthcare Effectiveness Data and Information Set (“HEDIS”) and any services paid on a fee-for-service basis by a Plan is also included in other managed care revenue.
Other Revenues
The Company provides certain ancillary services, such as radiology, to individuals under fee-based arrangements, not paid by Plans. Revenue derived from fee-based customer arrangements are recorded net

INTERAMERICAN MEDICAL CENTER GROUP, LLC
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($ IN THOUSANDS, EXCEPT SHARES/UNITS AND PER SHARE DATA)
of associated contractual discounts with applicable third-party payors and estimated uncollectible amounts and are presented as other revenue in the accompanying consolidated statements of operations. There were no bad debts during the three months ended March 31, 2021 and 2020.
External Medical Services Under Global Capitation
For patients enrolled under risk-based managed care contracts, the cost of specialty services is paid on either a fee-for-service, per diem or capitation basis. Expenses for external medical services are recognized in the period in which enrollees of the Plans receive services and includes the actual claims paid and estimates of medical claims payable. Medical services payable are included within capitation receivables and amounts due to and from health plans on the consolidated balance sheets, as the payables and receivables are settled net pursuant to contractual terms, and represent the liability for medical services reported but not paid and medical services incurred but not reported, collectively, incurred but not paid (“IBNP”). The Company estimates the liability for IBNP medical services based upon historical data including the period between the date services are rendered and the date claims are received and paid, contract provisions and other relevant factors. The estimate for IBNP medical services is made and adjusted in future periods as required. The Company applies its estimates of medical services payable first against the respective surplus amounts retained by the respective Plans and, if medical services expense exceeds surplus amounts, the liability is recorded in amounts due to health plans in the accompanying consolidated balance sheets. Estimates of medical services payable are necessarily based on estimates and, while management believes that the Company’s reserves of medical services payable are adequate, the ultimate liability may differ from the amounts estimated, and those differences may be material.
When it is probable that expected future health care costs and maintenance costs under a contract or group of existing contracts will exceed anticipated capitated revenue on those contracts, the Company recognizes losses on its prepaid health care services with the Plans.
Capitation Receivables, Net and Other Receivables, Net
The Company’s capitation receivables are derived primarily from its risk-based arrangements with the Plans and also include surplus amounts earned under the contracts with the Plans. These amounts are set by contract and the Company does not believe there to be a material risk of being unable to collect these amounts due to its historical collection experience and financial strength of its counterparties. The Company evaluates the creditworthiness of these Plans through periodic review of consolidated financial statements. These Plans are among the nation’s largest publicly traded health and supplemental benefits companies.
Fee-for-service receivables are estimated based on a review of all outstanding amounts on a monthly basis. Such amounts are included in other receivables, net in the accompanying consolidated balance sheets. As of March 31, 2021 and December 31, 2020, the Company did not have an allowance for doubtful accounts on its receivables balances.
Stop Loss Insurance
The Company has acquired insurance on catastrophic costs to limit the exposure on patient losses. Premiums and policy recoveries are reported in external medical services under global capitation in the accompanying consolidated statements of operations.
The nature of the Company’s stop loss coverage is to limit the benefits paid for one patient. The Company’s stop loss limits are defined within each health plan contract and range from $30 to $200 per patient per year. Premium expense incurred was approximately $1,959 and $506 for the three months ended March 31, 2021 and 2020, respectively. Physicians under capitation arrangements typically have stop loss coverage so that a Physicians financial risk for any single member is limited to a maximum amount on an annual basis. The Company monitors the financial performance and solvency of its stop loss providers.

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($ IN THOUSANDS, EXCEPT SHARES/UNITS AND PER SHARE DATA)
However, the Company remains financially responsible for health care services to its members in the event the Plans are unable to fulfill their obligations under stop loss contractual terms.
Recoveries recognized in the consolidated statements of operations were approximately $3,628 and $850 for the three months ended March 31, 2021 and 2020, respectively. Estimated recoveries under stop loss policies are reported within the capitation receivable or amounts due health plans as the counterparty responsible for the payment of the claims and the stop loss is the respective health plan.
Reserve Funds Held by Health Plans
Funds withheld in accordance with contractual terms by the Plans represents funds withheld with certain Plans with which the Company does business.
Property and Equipment, Net
Property and equipment are stated at cost less accumulated depreciation and amortization. Depreciation and amortization are computed using the straight-line method over the life of the assets, ranging from three to fifteen years. Leasehold improvements are amortized over the shorter of the estimated useful life or term of the lease.
Repairs and maintenance are expensed as incurred. Expenditures that increase the value or productive capacity of assets are capitalized. When property and equipment are retired, sold, or otherwise disposed of, the asset’s carrying amount and related accumulated depreciation and amortization are removed from the accounts and any gain or loss is included in accompanying consolidated statements of operations.
Goodwill
The Company records acquired assets and assumed liabilities at their respective fair values under the acquisition method of accounting. Goodwill represents the excess of the purchase price over the fair value of net assets acquired. Intangible assets with finite lives, principally trademarks, are recognized apart from goodwill at the time of acquisition based on the contractual, legal and separability criteria established in the accounting guidance.
The Company tests goodwill for impairment annually or more frequently if triggering events occur or other impairment indicators arise which might impair recoverability. These events or circumstances would include a significant change in the business climate, legal factors, operating performance indicators, competition, sale, disposition of a significant portion of the business or other factors.
ASC 350, Intangibles — Goodwill and Other (“ASC 350”) allows entities to first use a qualitative approach to test goodwill for impairment. ASC 350 permits an entity to first perform a qualitative assessment to determine whether it is more likely than not (a likelihood of greater than 50%) that the fair value of a reporting unit is less than its carrying value.
In testing for goodwill impairment, the Company first assess qualitative factors to determine whether the existence of events or circumstances leads to a determination that it is more likely than not that the fair value of a reporting unit is less than its carrying amount. If, after assessing the totality of events or circumstances, the Company determines it is not more likely than not that the fair value of a reporting unit is less than its carrying amount, then additional impairment testing is not required. However, if the Company concludes otherwise, the Company performs the first of a two-step impairment test. Based on our assessment of qualitative factors on December 31, 2020, the Company concluded it was more likely than not that the Company’s recorded goodwill balance of $85.5 million was not impaired and did not perform the quantitative test. No goodwill impairment was recorded during the three months ended March 31, 2021 and 2020. See “Note 3 — Goodwill and Intangible Assets, Net.”

INTERAMERICAN MEDICAL CENTER GROUP, LLC
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NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
($ IN THOUSANDS, EXCEPT SHARES/UNITS AND PER SHARE DATA)
Intangible Assets, Net
Intangible assets, net, consist of trademarks. Intangible assets with finite lives are amortized on a straight-line basis over their estimated useful lives. Intangible assets with finite lives are amortized over periods of fifteen years.
Impairment of Long-lived Assets (Except Goodwill)
Long-lived assets, such as equipment, improvements, and intangible assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to estimated undiscounted future cash flows expected to be generated by the use and eventual disposition of the asset. If the carrying amount of an asset exceeds its estimated future cash flows, an impairment charge is recognized by the amount by which the carrying amount of the asset exceeds the fair value.
Advertising Costs
Advertising costs are expensed as incurred. Advertising costs incurred were approximately $82 and $29 for the three months ended March 31, 2021 and 2020, respectively, and are included in general and administrative expenses in the accompanying consolidated statements of operations.
Earnings per Unit (“EPU”)
Basic earnings (loss) per unit, or EPU, is computed by dividing net income (loss) available to unit holders by the weighted average units outstanding during the period.
Income Taxes
The Company is a single member limited liability company (“LLC”) and is a disregarded entity for federal income tax purposes. On June 4, 2021, the Company’s parent (IMC Holdings, LP) was converted from an LLC to a Limited Partnership. The Company’s parent has elected to be taxed as a corporation. The Company recognizes its allocable share of income taxes in these condensed consolidated financial statements.
Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the condensed consolidated financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.
The Company recognizes positions taken or expected to be taken in a tax return in accordance with existing accounting guidance on income taxes which prescribes a recognition threshold and measurement process. Interest and penalties on tax liabilities, if any, would be recorded in interest expense and general and administrative expense, respectively. For the three months ended March 31, 2021 and 2020, the Company did not have any unrecognized tax benefits as a result of tax positions taken during a prior period or during the current period. No interest or penalties have been recorded as a result of tax uncertainties. The U.S. Federal jurisdiction and Florida are the major tax jurisdictions where the Company files income tax returns with its Parent. The Company is no longer subject to U.S. Federal or State examinations by tax authorities for years before 2017. The Company allocates income tax to the parent company utilizing the separate return method.

INTERAMERICAN MEDICAL CENTER GROUP, LLC
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NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
($ IN THOUSANDS, EXCEPT SHARES/UNITS AND PER SHARE DATA)
Recent Accounting Pronouncements
Lease Accounting
In February 2016, the FASB issued an accounting standards update (“ASU 2016-02”) which amends existing lease guidance. The update requires lessees to recognize a right-of-use asset and related lease liability for many operating leases now currently off-balance sheet under current U.S. GAAP. Also, the FASB has issued amendments to ASU 2016-02 with practical expedients related to land easements, lessor accounting, and transition matters. The Company is currently evaluating the effect the update will have on its condensed consolidated financial statements but expects upon adoption that the update will have a material effect on the Company’s financial condition due to the recognition of a right-of-use asset and related lease liability. The Company does not anticipate the update having a material effect on the Company’s consolidated results of operations or cash flows, though such an effect is possible.
ASU 2016-02 originally required transition to the new lease guidance using a modified retrospective approach which would reflect the application of ASU 2016-02 as of the beginning of the earliest comparative period presented. A subsequent amendment to ASU 2016-02 provides an optional transition method that allows entities to initially apply the new lease guidance with a cumulative-effect adjustment to the opening balance of equity in the period of adoption. If this optional transition method is elected, after the adoption of the new lease guidance, the Company’s presentation of comparative periods in the condensed consolidated financial statements will continue to be in accordance with current lease accounting.
In June 2020, the FASB issued ASU 2020-05, Effective Dates for Certain Entities. The amendments in this update defer the effective date for one year for small reporting companies that have not yet issued financial statements reflecting the adoption of ASU 2016-02. Therefore, ASU 2016-02 is effective, for the Company, for fiscal years beginning after December 15, 2021. Early application is permitted. The Company is currently evaluating the effect the update will have on its condensed consolidated financial statements and related disclosures.
Measurement of Credit Losses on Financial Instruments
In June 2016, the FASB issued ASU No. 2016-13, Financial Instruments — Credit Losses: Measurement of Credit Losses on Financial Instruments, which is intended to improve financial reporting by requiring earlier recognition of credit losses on certain financial assets. The standard replaces the current incurred loss impairment model that recognizes losses when a probable threshold is met with a requirement to recognize lifetime expected credit losses immediately when a financial asset is originated or purchased. The standard has been further refined through subsequent releases by the FASB, including the extension of the effective date. As amended by ASU No. 2019-10, the standard is effective for the Company for fiscal years beginning after December 15, 2022, including interim periods within those annual periods, with early adoption permitted. The Company expects to adopt the ASU on the effective date. The adoption of this guidance is not expected to have a material effect on the Company’s condensed consolidated financial statements.
Simplifying the Accounting for Income Taxes
In December 2019, the FASB issued an accounting standards update designed to reduce the complexity in accounting for income taxes by removing certain exceptions and changing or clarifying certain recognition and other requirements. The amendments in ASU 2019-12 are effective for public business entities for fiscal years beginning after December 15, 2020, including interim periods therein. The update is effective for all other entities consolidated financial statements issued for fiscal years beginning after December 15, 2021, and interim periods within fiscal years beginning after December 15, 2022, with early application permitted. The Company has not elected early adoption and is currently evaluating the effect the update will have on its condensed consolidated financial statements and related disclosures.

INTERAMERICAN MEDICAL CENTER GROUP, LLC
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NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
($ IN THOUSANDS, EXCEPT SHARES/UNITS AND PER SHARE DATA)
Libor Rate Change Disclosure
In March 2020, the FASB issued guidance to provide temporary optional expedients and exceptions through December 31, 2022 to the U.S. GAAP guidance on contract modifications and hedge accounting to ease the financial reporting burdens of the expected market transition from the London Interbank Offered Rate (LIBOR) and other interbank offered rates to alternative reference rates, such as the Secured Overnight Financing Rate (SOFR). The amendments are effective for all entities from the beginning of an interim period that includes the issuance date of the ASU. An entity may elect to apply the amendments prospectively through December 31, 2022. The Company is currently evaluating the effect the update will have on its condensed consolidated financial statements and related disclosures.
Risk and Uncertainties
The majority of the Company’s revenue is from capitation contracts with multiple Plans. These Plans are subject to substantial government regulation and are exposed to risks that may materially adversely affect its business or its willingness or ability to participate in government healthcare programs including, among other things, loss of material government contracts, governmental audits and investigations, potential inadequacy of government determined payment rates, potential restrictions on profitability, or other changes in the governmental programs. These risks at the plan level could have a material adverse effect on the Company’s operating results, financial position and cash flows.
If the capitation payments received are insufficient to cover the cost of healthcare services delivered to members, and if the Company is unable to implement clinical initiatives to provide a better healthcare experience for the members, lower costs and appropriately document the risk profile of its members, or if the estimates of benefits expense are inadequate, the Company’s profitability could be materially adversely affected.
COVID-19
On March 27, 2020, the United States President signed into law the Coronavirus Aid, Relief and Economic Securities Act (“CARES Act”) which provides economic assistance to a wide array of industries, including healthcare. Thus far, the Company has taken the following actions related to this legislation:
The spread of COVID-19 underscores certain risks the Company faces, such as the risk that the capitation payments may prove to be insufficient to cover the cost of healthcare services delivered to the members, pharmaceutical costs, and expanded benefit coverage; the potential impact on the Company’s ability to operate effectively, including as a result of complete or partial closure of facilities, labor shortages, disruptions in public and private infrastructure and supply chains; increased cybersecurity and information security risk as a result of the transition of a significant subset of employee populations to a remote work environment; and the severe impact on global economic activity, as well as the significant volatility and negative pressure in the financial markets. Management has taken action to minimize the potential financial impact of COVID-19 and continues to monitor the impacts daily and adjusting as necessary, however the ultimate outcome of these existential issues remain absolutely unpredictable.
While the ultimate impact of the COVID-19 pandemic remains uncertain, the Company has estimated no material adverse impact to its financial condition for the three months ended March 31, 2021. The Company estimates the impact of the COVID-19 pandemic in the three months ended March 31, 2021 was an approximately $750 increase to 2021 revenue, which was primarily driven by the CARES Act temporary suspension of the 2% Medicare Sequestration, which was extended to December 31, 2021. The Medicare Sequestration suspension increased premiums to Medicare Advantage Health Plans and subsequently the Company’s revenue for at-risk contracts.

INTERAMERICAN MEDICAL CENTER GROUP, LLC
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NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
($ IN THOUSANDS, EXCEPT SHARES/UNITS AND PER SHARE DATA)
The COVID-19 pandemic has led to an increase in the Company’s medical expense of an estimated $750 to $1,000 primarily due to higher COVID-related admissions. Overall, the trend evidenced throughout 2020 of higher cost and more acute COVID-19 admissions partially offset by lower hospital utilization and suppressed planned outpatient procedures continued in the first quarter 2021. The COVID-19 pandemic has also accelerated the usage of telemedicine, which the Company anticipates will have a long-term impact on reducing urgent care and emergency care usage in the future.
3.   GOODWILL AND INTANGIBLE ASSETS, NET
Goodwill
Goodwill consisted of the following as of March 31, 2021 and December 31, 2020:
	March 31, 2021	December 31, 2020
Goodwill – opening balance	$85,476	$85,476
Additions to goodwill	—	—
	$85,476	$85,476
Intangible Assets
Intangible assets, net consisted of the following as of March 31, 2021:
	Estimated Life (Years)	Gross Carrying Amount	Accumulated Amortization	Net Book Value
Trademarks	15	$24,405	$(6,779)	$17,626
		$24,405	$(6,779)	$17,626
Intangible assets, net consisted of the following as of December 31, 2020
	Estimated Life (Years)	Gross Carrying Amount	Accumulated Amortization	Net Book Value
Trademarks	15	$24,405	$(6,372)	$18,033
		$24,405	$(6,372)	$18,033
Amortization expense for intangibles was $407 and $407 for the three months ended March 31, 2021 and 2020.
The expected future amortization expense for intangible assets as of March 31, 2021 is as follows:
Remaining nine months of 2021	$1,220
2022	1,627
2023	1,627
2024	1,627
2025	1,627
Thereafter	9,898
Total	$17,626

INTERAMERICAN MEDICAL CENTER GROUP, LLC
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NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
($ IN THOUSANDS, EXCEPT SHARES/UNITS AND PER SHARE DATA)
4.   PROPERTY AND EQUIPMENT, NET
The following is a summary of property and equipment, net and the related lives as of:
	Useful Life	March 31, 2021	December 31, 2020
Furniture, fixtures and office equipment	5 years	$3,022	$2,966
Leasehold improvements	Lesser of lease term or 15 years	4,675	4,593
Medical equipment	15 years	515	497
Vehicles	5 years	2,409	2,409
Software	3 years	5,560	5,456
		16,181	15,921
Less: Accumulated Depreciation		(9,672)	(9,013)
		$6,509	$6,908
Depreciation and amortization expense, excluding amortization for intangibles, was approximately $659 and $866 for the three months ended March 31, 2021 and 2020, respectively. Accumulated depreciation as of March 31, 2021 and December 31, 2020, for vehicles acquired under capital leases was approximately $1,109 and $1,013, respectively.
5.   COMMITMENTS AND CONTINGENCIES
Acquisitions
The Company entered into a Securities Purchase Agreement with Jose Orcasita-Ng, M.D. on December 15, 2020. The Company agreed to pay $2,000 less indebtedness, transaction expenses, and a holdback amount at closing. This deal closed on May 26th, 2021.
The Company entered into a Securities Purchase Agreement with Jesus Montesano, M.D. on January 19, 2021. The Company agreed to pay $1,600 less indebtedness, transaction expenses, and a holdback amount at closing. This deal closed on May 26th, 2021.
The Company entered into an Asset Purchase Agreement with Lyle Gumer, D.O. on February 18, 2021. The Company agreed to pay $375 less indebtedness, transaction expenses, and a holdback amount at closing. This deal is expected to close in the second quarter 2021.
The Company entered into a Securities Purchase Agreement with a physicians practice on March 8, 2021. The Company agreed to pay $55,000 less indebtedness, transaction expenses, and a holdback amount at closing. This deal is expected to close in the second quarter 2021.
Risk Management
The Company is exposed to various risks of loss related to torts; theft of, damage to and destruction of assets; errors and omissions; injuries to employees; and natural disasters. These risks are generally covered by commercial insurance purchased from independent third parties.
Malpractice Professional Liability Insurance
The Company may be a party to claims filed against it in the normal course of business, principally related to malpractice assertions. The Company has professional liability insurance coverage on a claims-made basis. Current per claim coverage is limited to $250 and aggregate annual claims of $1,500. Should this claims-made policy not be renewed or replaced with equivalent insurance, claims based on incidents

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NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
($ IN THOUSANDS, EXCEPT SHARES/UNITS AND PER SHARE DATA)
occurring during the term of the claims-made policy but reported in subsequent periods would be uninsured. The Company has determined that no accrual is necessary for incurred but not reported (“IBNR”) claims as of the three months ended March 31, 2021 and year ended December 31, 2020. The Company has secured coverage through March 31, 2022, and intends to renew coverage beyond this date.
Healthcare and Government Regulations
The health care industry is subject to numerous laws and regulations of federal, state and local governments. These laws and regulations include, but are not necessarily limited to, matters such as licensure, accreditation, government health care program participation requirements, reimbursement for patient services, and Medicare and Medicaid fraud and abuse. Future changes in Medicare or Medicaid programs and reductions in funding levels could have a material adverse effect on the Company.
Recently, government activity has increased with respect to investigations and allegations concerning possible violations of fraud and abuse statutes and regulations by health care providers. Violations of these laws and regulations could result in expulsion from government health care programs, together with the imposition of significant fines and penalties, as well as significant repayments for patient services previously billed. After consultation with legal counsel, management believes that the Company is in compliance with the fraud and abuse regulations, as well as other applicable government laws and regulations. Compliance with such laws and regulations can be subject to future government review and interpretation, as well as regulatory actions unknown or unasserted at this time.
Legal and Other Risks
The Company may be subject to claims and legal proceedings covering various matters that arise in the normal course of its business activities. The Company vigorously defends any asserted claims. The Company believes that any liability that may ultimately result from the resolution of such matters will not have a material adverse effect on the condensed consolidated financial position or results of operations of the Company.
The Company’s business operations are located in a geographical area that is affected by hurricanes. Occurrences of hurricanes can impact Company equipment and improvements, personnel and utilization patterns of the patient populations served. The Company mitigates this risk through adequate insurance coverage of its assets.
Concentration Risks
Financial instruments that potentially subject the Company to concentration of credit risks consist of cash, cash reserves held by health plans and receivables. At times, cash may include deposits at various financial institutions in excess of federally insured limits. The Company has not experienced any losses in such accounts.
The Company was formed to offer a comprehensive solution to Plans which offer risk contracts in South Florida. The Company has receivables due from these Plans, substantially all of whom are national business establishments, based on established industry credit terms and policies. At March 31, 2021 and December 31, 2020, the Company had approximately $12,418 and $12,741, respectively, of capitation receivables due from these Plans. Exposure of loss on accounts receivable is principally dependent on each Plan’s financial condition. The Company does not believe it is exposed to significant credit risk in its capitation receivables.

INTERAMERICAN MEDICAL CENTER GROUP, LLC
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NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
($ IN THOUSANDS, EXCEPT SHARES/UNITS AND PER SHARE DATA)
A breakout of capitation receivables as of March 31, 2021 and December 31, 2020 and revenues for the three months ended March 31, 2021 and 2020, are as follows:
	March 31, 2021	December 31, 2020
Plan	Capitated Plan Receivable	Capitated Plan Receivable
A	6%	6%
B	23%	23%
C	13%	13%
D	10%	10%
E	0%	0%
F	36%	36%
All other	12%	12%
	100%	100%
	March 31,
	2021	2020
Plan	Revenue	Revenue
A	28%	6%
B	16%	23%
C	10%	13%
D	12%	10%
E	1%	0%
F	26%	36%
All other	7%	12%
	100%	100%
Transaction Bonus Agreements
In March 2020, IMC Holdings, LLC, the Company’s parent, entered into Transaction Bonus Agreements with certain employees and non-employees of the Company, which provide for bonus payouts calculated based on the enterprise value of the Company upon a Sale of the Company (as defined). No bonus payouts are required under the Transaction Bonus Agreements until the completion of a Sale of the Company.
As discussed in Note 1, in December 2020 the Company entered into a definitive agreement to merge with DFHT, a Special Purpose Acquisition Company, and CareMax Medical Group, LLC, a technology-enabled care platform. The merger, which constitutes a Sale of the Company, was voted on by shareholders in a special meeting on June 4th, 2021 and was approved, with the consummation of the transaction occurring on June 8, 2021. The Transaction Bonus agreements were replaced in their entirety by the issuance of Class D Profit Interest Units (see Subsequent Events footnote for further discussion). Therefore, no accrual has been made in the accompanying condensed consolidated financial statements for the Transaction Bonus Agreements for year ended December 31, 2020 as amounts were contingent on the occurrence of future events which are outside of the control of the Company and are not considered probable until the completion of the merger.

INTERAMERICAN MEDICAL CENTER GROUP, LLC
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NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
($ IN THOUSANDS, EXCEPT SHARES/UNITS AND PER SHARE DATA)
6.   RELATED PARTY TRANSACTIONS
Certain entities under common ownership or related through ownership of relatives of the member of the Company provide various services or facilities to the Company. As of the three months ended March 31, 2021 and year ended December 31, 2020, there were no amounts receivable or accounts payable with these related parties.
During the three months ended March 31, 2021 and 2020, the Company paid approximately $108 and $108, respectively, for consulting and management services, and $52 and $369, respectively, for rent expense, which are included in general and administrative expenses in the accompanying consolidated statements of operations.
7.   LONG-TERM DEBT
On February 1, 2017, the Company entered into an $81,000 term note (the “Term Note”) secured by substantially all the assets of the Company. The Company capitalized deferred financing costs of $1,060 at close of the financing. Interest payments were due quarterly with principal due at maturity on February 1, 2022. In 2018, the Company entered into six amendments that primarily adjusted the interest rate and payment methodology for the quarterly interest payments due, as well as the covenant requirements.
On July 30, 2019, the Company entered into a seventh amendment to the Term Note. Under the amendment, the lender waived all defaults, including those related to certain covenant violations and failure to make certain interest payments, which occurred under the agreement prior to the amendment date. The maturity date of the Term Note was extended to July 30, 2024 and certain minimum liquidity and EBITDA covenants were modified. The amended Term Note bears interest on the outstanding principal at a rate per annum equal to (i) three-month LIBOR plus 7.50% through the interest period ending December 31, 2020 and (ii) three-month LIBOR plus 8.25% for the interest period ended March 31, 2021. Interest may be paid in-kind on each interest payment date through December 31, 2020 by adding the paid in-kind interest to the principal amount of the Term Note.
At the Company’s option, interest may also be paid in-kind for the interest periods starting January 1, 2021 and through December 31, 2021. If the Company elects to pay interest in-kind, the term notes will bear additional interest on the outstanding principal at a rate per annum equal to 2.00%, which will accrue on a daily basis and will be added to the principal amount of the Term Note. Beginning January 1, 2022, in the event that certain conditions outlined in the agreement are in effect, the Company may continue to pay interest in-kind, in which case the interest rate will increase by an incremental rate defined in the agreement. The Company paid $1,897 and $21 in interest in the three months ended March 31, 2021 and 2020, respectively.
Based on the terms of the amended Term Note, the Company may make voluntary prepayments of a minimum principal amount of $5,000 and multiples of $1,000 in excess thereof, which will be applied to accrued interest, all costs, expenses, and other amounts due under the agreement, and thereafter to the payment of principal. The Company may also be required to make mandatory prepayments upon the occurrence of certain events. In addition, the Company has agreed to pay an arrangement fee equal to 1% of the amount of principal repaid or required to be repaid on the Term Note.
During the year ended December 31, 2019, the Company entered into a note payable to finance the purchase of property and equipment. This note payable as of March 31, 2021 bears interest at 12.58%, requiring monthly payments of approximately $1.4, and is due in September 2022, secured by certain property and equipment.

INTERAMERICAN MEDICAL CENTER GROUP, LLC
AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
($ IN THOUSANDS, EXCEPT SHARES/UNITS AND PER SHARE DATA)
For the note payable, $11 matures in the remaining nine months ended December 31, 2021, with $12 maturing in 2022. The note payable as of March 31, 2021 and December 31, 2020 was as follows:
	March 31, 2021	December 31, 2020
Note payable	$23	$26
Less current portion	(15)	(15)
Note payable, net of current portion	$8	$11
8.   LEASES
Operating Leases
The Company leases space for its medical centers and the corporate offices under leases expiring through 2026. Additionally, the Company rents certain facility space under month-to-month agreements. Rent expense aggregated to approximately $743 and $896 for the three months ended March 31, 2021 and 2020, respectively, and is included in general and administrative expenses on the accompanying consolidated statements of operations.
Included in rent expense above are leases for certain facilities from related parties through common ownership under operating leases expiring through 2022. For the three months ended March 31, 2021 and 2020, total rent expense under related party leases was approximately $52 and $369, respectively, as discussed in Note 6.
The Company also leases office and medical equipment under operating leases expiring through 2021. Rent expense for these equipment leases amounted to approximately $57 and $57 for the three months ended March 31, 2021 and 2020, respectively, and is included in general and administrative expenses on the accompanying consolidated statements of operations.
Total future minimum rental payments as of March 31, 2021 for the above noncancelable operating leases with initial terms in excess of one year are as follows:
Minimum Rental Payment
Remaining nine months of 2021	$1,938
2022	1,857
2023	829
2024	502
2025	241
Thereafter	72
$5,439
Capital Leases
The Company leases two vehicles under capital leases expiring in August 2021 and April 2025. The capital leases require monthly payments of approximately $52 and $2. The following is a schedule of the future minimum lease payments as of December 31, 2020 under capital leases:

INTERAMERICAN MEDICAL CENTER GROUP, LLC
AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
($ IN THOUSANDS, EXCEPT SHARES/UNITS AND PER SHARE DATA)
Remaining nine months of 2021	$247
2022	19
2023	19
2024	19
2025	7
Total minimum lease payments	311
Less the amount representing interest	(18)
Present value of minimum lease payments	293
Less current maturities	(243)
Capital leases, net of current portion	$50
9.   PROFIT INTEREST PLANS
In July 2018, IMC Holdings, LLC, the parent of the Company’s parent, adopted an executive unit plan and an equity incentive plan (the “Plans”). Under the Plans, profit interest units are granted to employees, executives and board members of the Company which entitle the participant to received distribution(s) of the Company’s profits after defined distribution thresholds are met. As of March 31, 2021, the total number of Class A profit interest units available to be issued under the executive unit plan were 4,519,913 and Class B profit interest units available under the equity incentive plan were 33,958,572. On March 11, 2020, the Company issued 76,807,747 Class C profit interest units, which substantially replaced most issued and outstanding Class B profit interest units. The fair value of the issued Class C profit interest units on March 11, 2020, was de minimis. Of the 76,807,747 authorized Class C Profit interest units, 63,898,882 are Class C-1 and 12,908,865 are Class C-2.
Profit interest units granted under the Plans are generally 20% vested within the first year and 80% ratably over the remaining four years, with exceptions. There is an option for accelerated vesting if the Company is sold. The Profit interest units do not expire. The Profit Interest Units are accounted for in the condensed consolidated financial statements of the Company. Forfeitures generally result from the failure to satisfy service or performance conditions. The Company elected to account for forfeitures as they occur; therefore, compensation cost previously recognized for an award that is forfeited because of a failure to satisfy a service condition is reversed in the period of the forfeiture.
The Company uses a Black-Scholes option valuation model to estimate the fair value of profit interests. During the three months ended March 31, 2021, there were no additional PIU grants, therefore no additional disclosure of fair value assumptions. The assumptions used to estimate the fair value of the Company’s profit interest grants for the year-ended December 31, 2020 are as follows:
	Class A Units	Class B-1 Units	Class B-2 Units	Class B-3 Units	Class C-1 PIUs	Class C-2 PIUs
Holding period	5	5	5	5	5	5
Risk-free rate	0.36%	0.36%	0.36%	0.36%	0.36%	0.36%
Volatility	39.0%	39.0%	39.0%	39.0%	39.0%	39.0%
Dividend yield	0%	0%	0%	0%	0%	0%
The Company has estimated volatility based on the historical volatility used by similar companies over a period commensurate with the expected term of the award. The holding period represents an estimate of the time profit interests are expected to remain outstanding. The risk-free rates for the periods within the contractual life of the option is based on the U.S. treasury yield curve in effect at the time of grant.

INTERAMERICAN MEDICAL CENTER GROUP, LLC
AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
($ IN THOUSANDS, EXCEPT SHARES/UNITS AND PER SHARE DATA)
A summary of option activity under the Incentive Plans as of March 31, 2021 and December 31, 2020, and the changes for the periods then ended, is presented below:
	March 31, 2021	December 31, 2020
Beginning balance	78,076	28,321
Granted	—	76,808
Forfeited	—	(27,054)
Ending balance	78,076	78,075
Vested balance	35,588	33,834
There were 35,587,575 and 33,834,259 units vested and no compensation expense recorded related to profit interests granted for the three months ended March 31, 2021 and year ended December 31, 2020, respectively. There were no profit interest units granted in the three months ended March 31, 2021. There was no unrecognized compensation cost related to non-vested profit interest units granted totaling 44,241,000 units in the year-ended ended December 31, 2020.
10.   INCOME TAXES
Income tax expense was $0 for the three months ended March 31 2021, compared to $0 for the comparable period in 2020. Our effective income tax rate was 0.0% for the three months ended March 31 2021, compared to 0.0% for the same period in 2020. The effective tax rates for the three months ended March 31, 2021 and 2020 differ from the statutory rate of 21% as a result of a full valuation allowance against the net deferred tax assets of the Company. The Company continues to carry a full valuation allowance on its net deferred tax assets as it believes is not more likely than not to be realized.
The income tax provision differs from the amount of income tax determined by applying the U.S. federal income tax rate to pretax income for the Company for the three months ended March 31, 2021 and 2020, due to the following:
	March 31, 2021	March 31, 2020
Federal taxes at statutory rate	$(335,695)	$233,952
State income tax, net of federal tax benefit	(47,668)	49,051
Permanent differences	51,461	58,533
Change in valuation allowance	331,902	(341,536)
Total income taxes	$—	$—
11.   SUBSEQUENT EVENTS
The Company has evaluated subsequent events occurring after the consolidated balance sheet date of March 31, 2021 through the date of June 14, 2021, which is the date the condensed consolidated financial statements were available to be issued. Based on this evaluation, the Company has determined that the below subsequent events require disclosure in the condensed consolidated financial statements:
On June 4, 2021, the Company’s Parent, IMC Holdings LLC, converted from a Limited Liability Company to a Limited Partnership with the State of Delaware Division of Corporations.
On May 14, 2021, Deerfield Healthcare Technology Acquisitions Corp. (“DFHT”) issued a press release announcing, among other things, receipt of notification from the U.S. Securities and Exchange Commission (“SEC”) that the SEC has completed its review of DFHT’s proxy statement relating to the proposed business combination (the “Business Combination”) with CareMax Medical Group, LLC

INTERAMERICAN MEDICAL CENTER GROUP, LLC
AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
($ IN THOUSANDS, EXCEPT SHARES/UNITS AND PER SHARE DATA)
(“CareMax”) and IMC Medical Group Holdings, LLC (“IMC”). On June 4th, a special meeting of the stockholders of Deerfield Healthcare Technology Acquisitions Corp. (“DFHT”) was held to facilitate a vote to approve the business combinations agreement for the acquisition by DFHT of CareMax Medical Group, LLC and IMC Medical Group Holdings, LLC. The Business Combination Agreement provided for the sale and transfer of 100% of the equity interests in CareMax by members of the CareMax Group and IMC Holdings, LLC, a Delaware limited liability company (“IMC Parent”), in favor of DFHT, and as a result of which, upon consummation of the Business Combination, CareMax and IMC become wholly-owned subsidiaries of DFHT. The results of the vote were finalized and as of June 8, 2021, the business combination was consummated.
As of June 8, 2021, the Transaction Bonus Agreements dated March 11, 2020, between IMC Holdings LP and select executives of the Company were cancelled and extinguished in their entirety. The rights and obligations to provided to executives under the Transaction Bonus Agreements were replaced by the issuance of Class D Profit Interest Units in amounts that rendered the executive with substantially equivalent economic entitlements. All Class D Profit Interest Units issued vested simultaneously with the consummation of the Company sale on June 8, 2021.
The Business Combination was funded in part through debt financing provided by an $185 million senior secured credit facility. A portion of the proceeds of the debt financing was used to repay all outstanding borrowings as of June 8, 2021 under the Loan Agreement. The debt financing results in $122 million of senior secured debt of the combined company.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To Management and the Board of Directors,
Interamerican Medical Center Group, LLC and Subsidiaries:
Opinion on the Consolidated Financial Statements
We have audited the accompanying consolidated balance sheets of Interamerican Medical Center Group, LLC and Subsidiaries (the “Company”) as of December 31, 2020 and 2019, and the related consolidated statements of operations, changes in member’s equity and cash flows for the years then ended, and the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2020 and 2019, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.
Basis for Opinion
These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.
We conducted our audits in accordance with the standards of the PCAOB and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures to respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.
/s/ WithumSmith+Brown, PC
We have served as the Company’s auditor since 2020.
Red Bank, New Jersey
March 1, 2021
The accompanying notes are an integral part of these consolidated financial statements.

INTERAMERICAN MEDICAL CENTER GROUP, LLC
AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
DECEMBER 31,
	2020	2019
ASSETS
CURRENT ASSETS
Cash	$15,761,560	$9,241,941
Capitation receivables, net	12,741,232	10,036,164
Other receivables	5,212,504	3,469,202
Prepaid expenses	1,377,467	1,145,825
TOTAL CURRENT ASSETS	35,092,763	23,893,132
RESERVE FUNDS HELD BY HEALTH PLANS	1,653,516	1,188,827
PROPERTY AND EQUIPMENT, NET	6,908,179	8,419,849
GOODWILL	85,476,229	85,476,229
INTANGIBLES, NET	18,032,584	19,659,584
SECURITY DEPOSITS	411,458	466,630
TOTAL ASSETS	$147,574,729	$139,104,251
LIABILITIES AND MEMBER’S EQUITY
CURRENT LIABILITIES
Accounts payable	$1,865,289	$3,909,544
Accrued expenses	4,534,243	3,432,243
Current portion of due to sellers	465,000	100,000
Current portion of capital leases	392,637	575,443
Current portion of note payable	14,524	12,816
Amounts due to health plans, net	1,800,898	3,444,674
TOTAL CURRENT LIABILITIES	9,072,591	11,474,720
LONG-TERM DEBT, NET OF DEFERRED FINANCING COSTS	77,163,419	89,125,717
DEFERRED PAYROLL TAXES	1,100,570	—
CAPITAL LEASES, NET OF CURRENT PORTION	53,780	380,145
DUE TO SELLERS, NET OF CURRENT PORTION	—	465,000
TOTAL LIABILITIES	87,390,360	101,445,582
COMMITMENTS AND CONTINGENCIES
MEMBER’S EQUITY
MEMBERSHIP UNITS (100 authorized, issued and outstanding as of December 31, 2020 and 2019)	—	—
CONTRIBUTED CAPITAL	160,739,626	139,327,982
RETAINED DEFICIT	(100,555,257)	(101,669,313)
TOTAL MEMBER’S EQUITY	60,184,369	37,658,669
TOTAL LIABILITIES AND MEMBER’S EQUITY	$147,574,729	$139,104,251
The accompanying notes are an integral part of these consolidated financial statements.

INTERAMERICAN MEDICAL CENTER GROUP, LLC
AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE YEARS ENDED DECEMBER 31,
	2020	2019
REVENUES, NET
Revenue under global capitation	$216,041,494	$184,333,971
Other managed care revenue	10,855,536	9,764,520
Other revenues	204,268	946,648
TOTAL REVENUES, NET	227,101,298	195,045,139
MEDICAL SERVICE EXPENSES
External medical services under global capitation	158,136,016	135,527,074
Other medical expenses	7,093,825	8,379,941
Direct medical salaries, wages and benefits	21,085,633	23,156,419
TOTAL MEDICAL SERVICE EXPENSES	186,315,474	167,063,434
GROSS PROFIT	40,785,824	27,981,705
OPERATING EXPENSES
Salaries, wages, and benefits	13,961,684	12,889,934
General and administrative	12,741,363	17,992,950
Amortization of intangibles	1,627,000	1,627,000
Depreciation and amortization	2,805,663	2,816,988
TOTAL OPERATING EXPENSES	31,135,710	35,326,872
INCOME (LOSS) FROM OPERATIONS	9,650,114	(7,345,167)
OTHER INCOME (EXPENSE), NET
Interest expense	(9,536,058)	(9,507,247)
Other income	1,000,000	—
TOTAL OTHER EXPENSE, NET	(8,536,058)	(9,507,247)
NET INCOME (LOSS)	$1,114,056	$(16,852,414)
EARNINGS (LOSS) PER UNIT
Basic and Diluted	$11,141	$(168,524)
WEIGHTED AVERAGE NUMBER OF UNITS
Basic and Diluted	100	100
The accompanying notes are an integral part of these consolidated financial statements.

INTERAMERICAN MEDICAL CENTER GROUP, LLC
AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CHANGES IN MEMBER’S EQUITY
FOR THE YEARS ENDED DECEMBER 31, 2020 AND 2019
	Membership Units	Membership Units (Amount)	Capital Contributions	Retained Deficit	Total Member’s Equity
BALANCE – JANUARY 1, 2019	100	$—	$121,972,000	$(84,816,899)	$37,155,101
Member contributions	—	—	17,355,982	—	17,355,982
Net loss	—	—	—	(16,852,414)	(16,852,414)
BALANCE – DECEMBER 31, 2019	100	—	139,327,982	(101,669,313)	37,658,669
Conversion of long-term debt to
member’s equity	—	—	21,411,644	—	21,411,644
Net income	—	—	—	1,114,056	1,114,056
BALANCE – DECEMBER 31, 2020	100	$—	$160,739,626	$(100,555,257)	$60,184,369
The accompanying notes are an integral part of these consolidated financial statements.

INTERAMERICAN MEDICAL CENTER GROUP, LLC
AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31,

	2020	2019
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	$1,114,056	$(16,852,414)
Reconciliation of net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	2,805,663	2,816,988
Amortization of intangibles	1,627,000	1,627,000
In-kind interest added to long-term debt	8,611,706	8,851,726
Amortization of deferred financing fees	852,164	532,082
Loss on the sale of equipment	—	36,696
Inventory write-off	—	25,195
Changes in operating assets and liabilities:
Capitation receivables	(2,705,068)	(2,194,158)
Other receivables	(1,743,302)	(1,059,468)
Inventory	—	213,463
Income tax receivable	—	150,000
Prepaid expenses	(231,642)	(89,877)
Reserve funds held by health plans	(464,689)	(220,000)
Accounts payable	(2,044,255)	1,638,472
Accrued expenses	1,102,000	680,819
Amounts due to health plans	(1,643,776)	(745,061)
Deferred payroll tax liability	1,100,570	—
NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES	8,380,427	(4,588,537)
CASH FLOWS FROM INVESTING ACTIVITIES Purchases of property and equipment	(1,219,967)	(3,061,828)
Payments to seller	(100,000)	—
Acquisitions, net of cash acquired	—	(1,712,862)
Security deposits	55,172	(37,815)
NET CASH USED IN INVESTING ACTIVITIES	(1,264,795)	(4,812,505)
CASH FLOWS FROM FINANCING ACTIVITIES
Repayments on capital leases	(583,197)	(536,381)
Repayments on notes payable	(12,816)	(3,385)
Member contributions	—	13,515,000
NET CASH (USED IN) PROVIDED BY FINANCING ACTIVITIES	(596,013)	12,975,234
NET INCREASE IN CASH	6,519,619	3,574,192
CASH – BEGINNING OF YEAR	9,241,941	5,667,749
CASH – END OF YEAR	$15,761,560	$9,241,941

INTERAMERICAN MEDICAL CENTER GROUP, LLC
AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS (continued)
FOR THE YEARS ENDED DECEMBER 31,
	2020	2019
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Interest paid	$72,188	$123,439
SUPPLEMENTAL DISCLOSURES OF NON-CASH INVESTING AND FINANCING TRANSACTIONS:
Purchase of property and equipment through issuance of note payable	$—	$42,257
Deferred financing costs of long-term debt upon modification	$—	$3,840,982
New capital leases – vehicles	$74,026	$—
Conversion of long-term debt to member’s equity	$21,411,644	$—

INTERAMERICAN MEDICAL CENTER GROUP, LLC
AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2020 AND 2019
1.   NATURE OF BUSINESS AND ACQUISITIONS
Nature of Business
Interamerican Medical Center Group, LLC and Subsidiaries (the “Company”) own and operate medical and specialty clinics strategically located in Miami-Dade, Broward and Orange Counties in Florida. The Company’s clinic operations offer primary care, laboratory services, ultrasounds, electrocardiograms, x-rays, joint injections and dental care to members of Medicare, Medicaid and commercial health plans that contract with the Company. The Company also offers ancillary and specialty services capabilities including cardiology, optometry, women’s health, podiatry, pulmonology, urology, neurology, nutrition, mental health, case management, joint injections, acupuncture and gastroenterology services.
The Company provides managed healthcare services for its enrollees through capitation contracts with multiple health plans (the “Plans”) and also provides healthcare services to individuals on a fee for service basis.
In December 2020, Deerfield Healthcare Technology Acquisitions Corp. (Nasdaq: DFHT) announced it is acquiring IMC Medical Group Holdings for $250 million. The closing is expected to occur in March 2021.
Acquisitions
Sunset Cardiology, P.L. and Primary Provider, Inc.
On January 29, 2019, the Company acquired all of the outstanding and issued equity interests of Sunset Cardiology, P.L. and Primary Provider, Inc. (“Sunset”), for a purchase price of $1,800,000. Sunset is in the business of operating primary care physician practices and cardiology specialists’ practices in South Florida. At the time of the acquisition, the Company paid cash of $1,220,000 to the seller and $180,000 to an escrow fund and is obligated to make the remaining payment on the 24-month anniversary from the acquisition date. The amount due totaling $400,000 as of December 31, 2020 and 2019 is included within due to seller in the accompanying consolidated balance sheets. This amount was paid on February 2, 2021. Financial information on Sunset’s revenue and earnings prior to the acquisition date was not readily available to the Company, and as such it was impracticable, as well as immaterial to the consolidated financial statements as a whole, to disclose the amount of revenue and earnings of the combined entity, as though the business combination had been as of the beginning of the annual reporting period. “Total Revenues, Net” and “Net Loss” in the consolidated statement of operations for the year ended December 31, 2019 includes revenue and net loss of Sunset from the date of acquisition through December 31, 2019 of approximately $7,072,000 and $302,000, respectively. Goodwill from the acquisition of Sunset principally relates to intangible assets that do not qualify for separate recognition (for instance, assembled workforce and patient relationships) and expected business synergies. The following is a schedule of the fair value of assets acquired and liabilities assumed as a result of the purchase of Sunset:
Cash	$72,138
Accounts receivable	145,831
Prepaids expenses	17,602
Accrued expenses	(21,773)
Amounts due to health plans	(51,870)
Goodwill	1,638,072
Total purchase price	$1,800,000

INTERAMERICAN MEDICAL CENTER GROUP, LLC
AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2020 AND 2019
1.   NATURE OF BUSINESS AND ACQUISITIONS (continued)
Carlos Iglesias M.D., P.A.
On October 4, 2019, the Company acquired substantially all of the assets of Carlos Iglesias M.D., P.A. (“Iglesias”) for a purchase price of $570,324. Iglesias is a primary care medical practice located in South Florida. At the time of acquisition, the Company paid cash of $385,000. Of the remaining amount, $165,000 was due to the seller, of which $100,000 was paid in October 2020 (the 12-month anniversary of the acquisition date) and $65,000 is due on the 18-month anniversary of the acquisition date based on the final reconciliation from the service fund with a particular health plan and is included within due to seller in the accompanying consolidated balance sheet. The remaining $20,324 is due to the health plan on the 18- month anniversary of the acquisition date, on behalf of the seller, based on the final reconciliation and included within amounts due to health plans, net in the accompanying consolidated balance sheets. Financial information on Iglesias’s revenue and earnings prior to the acquisition date was not readily available to the Company; as such, it was impracticable, as well as immaterial to the consolidated financial statements as a whole, to disclose the amount of revenue and earnings of the combined entity as though the business combination had been as of the beginning of the annual reporting period. “Total Revenues, Net” and “Net Loss” in the consolidated statement of operations for the year ended December 31, 2019 includes revenue and net income of Iglesias from the date of acquisition through December 31, 2019 of approximately $561,000 and $110,000, respectively. Goodwill from the acquisition of Sunset principally relates to intangible assets that do not qualify for separate recognition (for instance, assembled workforce and patient relationships) and expected business synergies. The following is a schedule of the fair value of assets acquired and liabilities assumed as a result of the purchase of Iglesias:
Goodwill	$570,324
Total purchase price	$570,324
2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
Basis of Presentation
The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”).
Principles of Consolidation
The accompanying consolidated financial statements include the accounts and balances of Interamerican Medical Center Group, LLC (“IMC”) and its wholly-owned subsidiaries: IMC Transport Fleet, LLC (“Transport”), Physician Service Organization, LLC (“PSO”), Sunset Holdings, LLC (“SH”), Sunset Cardiology, LLC (“SC”) and Primary Provider, Inc. (“PPI”). Doctor’s Management Services Group, LLC (“DMS”) and Physician Care Management, LLC (“PCM”) were dissolved on August 13, 2019 and Total Diagnostics Solutions (“TDS”) was dissolved on May 31, 2020. The results of these operations are included in the consolidated financial statements for the years then ended.
All material intercompany balances and transactions have been eliminated in consolidation.
Use of Estimates
Future events and their effects cannot be predicted with certainty; accordingly the preparation of consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements, and the reported amounts of revenues

INTERAMERICAN MEDICAL CENTER GROUP, LLC
AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2020 AND 2019
2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)
and expenses during the reporting period. The accounting estimates used in the preparation of these consolidated financial statements will change as new events occur, as more experience is acquired, as additional information is obtained, and as the Company’s operating environment changes.
Significant estimates and assumptions are used for, but not limited to accounts receivable, revenues, medical claims expense and associated stop loss recoveries, valuation and recoverability of intangible assets and contingent liabilities. The Company bases its estimates on historical experience and various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about carrying values of assets and liabilities that are not readily apparent from other sources. The Company evaluates its estimates and assumptions on a regular basis and may employ outside experts to assist in the evaluation, as considered necessary. Actual results may differ from these estimates and assumptions used in preparation of its consolidated financial statements and changes in these estimates may be material and are recorded when known.
Segment Reporting
The Company’s chief operating decision maker (“CODM”) is the Company’s chief executive officer. The Company’s Clinical Services reportable segment has been identified based on how the Company’s CODM manages the business, makes resource allocation and operating decisions, and evaluates operating performance. For the years ended December 31, 2020 and 2019, the results of the Company’s operations are presented as a single reportable segment for purposes of presenting financial information in accordance with the accounting guidance for segment reporting. The Company did not have sales or long-lived assets outside of the United States as of and for the years ended December 31, 2020 and 2019.
Business Combinations
The Company’s business combinations are accounted for under the acquisition method of accounting in accordance with ASC Topic 805, Business Combinations (“ASC 805”). Under the acquisition method, the Company recognizes the assets acquired and liabilities assumed at their estimated fair values as of the date of acquisition. Any excess of the purchase price over the fair value of the net assets and other identifiable intangible assets acquired is recorded as goodwill. To the extent the fair value of the net assets acquired, including other identifiable intangible assets, exceeds the purchase price, a bargain gain is recognized. The operating results of businesses the Company acquired are included in its consolidated statements of operations from the date of acquisition. Acquisition-related costs are expensed as incurred.
Cash
The Company’s cash consists of demand deposits in banks and cash on hand.
Revenue Recognition
In May 2014, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2014-09, “Revenue from Contracts with Customers (“ASC 606”). The ASU and all subsequently clarifying ASUs replaced most existing revenue recognition guidance in U.S. GAAP. The ASU also required expanded disclosures relating to the nature, amount, timing, and uncertainty of revenue and cash flows arising from the contracts with customers. The Company adopted the new standard effective January 1, 2018, the first day of the Company’s fiscal year using the modified retrospective approach. The adoption did not result in any changes to beginning retained earnings as of January 1, 2018, and there were no open balances on contract assets or contract liabilities.

INTERAMERICAN MEDICAL CENTER GROUP, LLC
AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2020 AND 2019
2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)
Under ASC 606, the Company recognizes revenue when a customer obtains control of the promised goods or services. The amount of revenue that is recorded reflects the consideration that the Company expects to receive in exchange for those goods or services. The Company applies the following five-step model in order to determine this amount: (i) identify the contract (s) with a customer; (ii) identify the performance obligations in the contract; (iii) determine the transaction price; (iv) allocate the transaction price to the performance obligations in the contract; and (v) recognize revenue when (or as) the Company satisfies a performance obligation. The Company only applies the five-step model to contracts when it is probable that the Company will collect the consideration it is entitled to in exchange for the goods or services the Company transfers to the customer. At contract inception, once the contract is determined to be within the scope of ASC 606, management reviews the contract to determine which performance obligations must be delivered and which of these performance obligations are distinct. The Company recognizes as revenue the amount of the transaction price that is allocated to the respective performance obligation when the performance obligation is satisfied.
Prior to the adoption, the Company would recognize revenue in the period in which eligible covered individuals are entitled to receive health care benefits, and when services were provided. The adoption of the new standard did not have a material impact on the Company’s revenue recognition of net revenues for any periods prior to adoption.
The following table disaggregates revenue based on timing of satisfaction of performance obligations for the years ended December 31:
	2020	2019
Performance obligations satisfied over time	$226,897,030	$194,098,491
Performance obligations satisfied at a point in time	204,268	946,648
Total revenues, net	$227,101,298	$195,045,139
Revenue from performance obligations satisfied over time consists of capitation, shared savings and HEDIS and other incentive program revenues. These services are earned over time, and payments are received from insurance carriers, for having providers standing-ready to provide health care services to their respective patient panel.
Revenue from performance obligations satisfied at a point in time consists of fee for service revenues, pharmacy revenues and copayments. There is no fixed duration for such on demand medical services, and the service can be terminated by the patient or company at any time, therefore fee for service revenue is viewed as a standalone contract, and all specific services ordered on a given health visit are bundled into a single performance obligation for that contract. The Company recognizes fee for service revenues at the net realizable amount at the time the patient is seen by a provider, and the Company’s performance obligations to the patient are complete. The amounts billed are based on those services provided to patients. Retail pharmacy revenues are recorded at the time the customer takes possession of the merchandise and copayments are recorded at the time the patient makes payment after visiting provider.
Revenue Under Global Capitation
The Company provides coordination and facilitation of medical services; transaction processing; customer, consumer and care professional services; and access to contracted networks of physicians, hospitals and other health care professionals under global capitated risk-based arrangements and managed services only contracts. Revenues derived from global capitated risk-based arrangements in which the premium is typically at a fixed rate per individual service for a one-year period, and where the Company assumes the

INTERAMERICAN MEDICAL CENTER GROUP, LLC
AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2020 AND 2019
2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)
economic risk of funding its customers’ health care and related administrative costs and managed services only contracts are presented as revenue under global capitation in the accompanying consolidated statements of operations.
The Centers for Medicare and Medicaid Services (“CMS”) uses a risk adjustment model for its Medicare Advantage enrollees that apportions premiums paid to all health plans according to health severity and certain demographic factors. The CMS risk adjustment model pays more for members whose medical history indicates they have certain medical conditions. Under this risk adjustment methodology, CMS calculates the risk adjustment premium payment using diagnosis data from hospital inpatient, hospital outpatient and physician treatment settings. The Company and health care providers collect, capture and submit the necessary and available diagnosis data to the Plans with which the Company contracts. Plans must submit applicable data to CMS within prescribed deadlines. The Company’s risk-based Medicare contracts contain retrospective adjustment provisions that adjust the Company’s revenue under global capitation for applicable percentages of the risk adjustment amounts. Such amounts are recorded as revenue when the data to reasonably estimate them have been obtained by the Company. Risk adjustment data is subject to regulatory audits via the Plans.
Payments under both the Company’s global risk contracts (for both Medicare Advantage and Medicaid) are subject to revision based upon premium adjustments, historical patient enrollment data and final settlements. Such revision and final payments are settled over a period ranging from 18 to 24 months after the contractual period. The Company adjusts its revenue for retroactive enrollee additions, terminations and other changes when identified. As such, the retroactive adjustments and final payments discussed are a form of variable consideration estimated at contract inception and updated throughout the measurement period, to the extent that risk of reversal does not exist and the consideration is not constrained.
Other Managed Care Revenue
The Company provides coordination and facilitation of medical services; transaction processing; customer, consumer and care professional services; and access to contracted networks of physicians, hospitals and other health care professionals under professional risk-based capitation contracts. Revenues derived from these contracts in which the premium is a fixed per member per month rate are presented as other managed care revenue. Incentive payments for Healthcare Effectiveness Data and Information Set (“HEDIS”) and any services paid on a fee-for-service basis by a Plan is also included in other managed care revenue.
Other Revenues
The Company provides certain ancillary services, such as radiology, to individuals under fee-based arrangements, not paid by Plans. Revenue derived from fee-based customer arrangements are recorded net of associated contractual discounts with applicable third-party payors and estimated uncollectible amounts and are presented as other revenue in the accompanying consolidated statements of operations. There were no bad debts during the years ended December 31, 2020 and 2019.
External Medical Services Under Global Capitation
For patients enrolled under risk-based managed care contracts, the cost of specialty services is paid on either a fee-for-service, per diem or capitation basis. Expenses for external medical services are recognized in the period in which enrollees of the health plans receive services and includes the actual claims paid and estimates of medical claims payable. Medical services payable are included within capitation receivables and amounts due health plans on the consolidated balance sheets, as the payables and receivables are settled

INTERAMERICAN MEDICAL CENTER GROUP, LLC
AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2020 AND 2019
2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)
net pursuant to contractual terms, and represent the liability for medical services reported but not paid and medical services incurred but not reported, collectively, incurred but not paid (“IBNP”). The Company estimates the liability for IBNP medical services based upon historical data including the period between the date services are rendered and the date claims are received and paid, contract provisions and other relevant factors. The estimate for IBNP medical services is made and adjusted in future periods as required. The Company applies its estimates of medical services payable first against the respective surplus amounts retained by the respective health plans and, if medical services expense exceeds surplus amounts, the liability is recorded in amounts due health plans in the accompanying consolidated balance sheets. Estimates of medical services payable are necessarily based on estimates and, while management believes that the Company’s reserves of medical services payable are adequate, the ultimate liability may differ from the amounts estimated, and those differences may be material.
When it is probable that expected future health care costs and maintenance costs under a contract or group of existing contracts will exceed anticipated capitated revenue on those contracts, the Company recognizes losses on its prepaid health care services with the Plans.
Capitation Receivables, Net and Other Receivables, Net
The Company’s capitation receivables are derived primarily from its risk-based arrangements with the Plans and also includes surplus amounts earned under the contracts with the Plans. These amounts are set by contract and the Company does not believe there to be a material risk of uncollectability of these amounts due to its historical collection experience and financial strength of its counterparties. The Company evaluates the creditworthiness of these health plans through periodic review of the consolidated financial statements. These health plans are among the nation’s largest publicly traded health and supplemental benefits companies.
Fee-for-service receivables are estimated based on a review of all outstanding amounts on a monthly basis. Such amounts are included in other receivables, net in the accompanying consolidated balance sheets. As of December 31, 2020 and 2019, the Company did not have an allowance for doubtful accounts on its receivables balances.
Stop Loss Insurance
The Company has acquired insurance on catastrophic costs to limit the exposure on patient losses. Premiums and policy recoveries are reported in external medical services under global capitation in the accompanying consolidated statements of operations.
The nature of the Company’s stop loss coverage is to limit the benefits paid under one patient. The Company’s stop loss limits are defined within each health plan contract and range from $30,000 to $150,000 per patient per year. Premium expense incurred was approximately $10,319,000 and $4,976,000 for the years ended December 31, 2020 and 2019, respectively. Physicians under capitation arrangements typically have stop loss coverage so that a physician’s financial risk for any single member is limited to a maximum amount on an annual basis. The Company monitors the financial performance and solvency of its stop loss providers. However, the Company remains financially responsible for health care services to its members in the event the health plans are unable to fulfill their obligations under stop loss contractual terms.
Recoveries recognized in the consolidated statements of operations were approximately $11,229,000 and $11,690,000 for the years ended December 31, 2020 and 2019, respectively. Estimated recoveries under stop loss policies are reported within the capitation receivable or amounts due health plans as the counterparty responsible for the payment of the claims and the stop loss is the respective health plan.

INTERAMERICAN MEDICAL CENTER GROUP, LLC
AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2020 AND 2019
2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)
Reserve Funds Held by Health Plans
Funds withheld in accordance with contractual terms by the Plans represents funds withheld with certain Plans with which the Company does business.
Property and Equipment, Net
Property and equipment are stated at cost less accumulated depreciation and amortization. Depreciation and amortization are computed using the straight-line method over the life of the assets, ranging from three to fifteen years. Leasehold improvements are amortized over the shorter of the estimated useful life or term of the lease.
Repairs and maintenance are expensed as incurred. Expenditures that increase the value or productive capacity of assets are capitalized. When property and equipment are retired, sold, or otherwise disposed of, the asset’s carrying amount and related accumulated depreciation and amortization are removed from the accounts and any gain or loss is included in accompanying consolidated statements of operations.
Goodwill
The Company records acquired assets and assumed liabilities at their respective fair values under the acquisition method of accounting. Goodwill represents the excess of the purchase price over the fair value of net assets acquired. Intangible assets with finite lives, principally trademarks, are recognized apart from goodwill at the time of acquisition based on the contractual, legal and separability criteria established in the accounting guidance.
The Company tests goodwill for impairment annually or more frequently if triggering events occur or other impairment indicators arise which might impair recoverability. These events or circumstances would include a significant change in the business climate, legal factors, operating performance indicators, competition, sale, disposition of a significant portion of the business or other factors.
ASC 350, Intangibles — Goodwill and Other (“ASC 350”) allows entities to first use a qualitative approach to test goodwill for impairment. ASC 350 permits an entity to first perform a qualitative assessment to determine whether it is more likely than not (a likelihood of greater than 50%) that the fair value of a reporting unit is less than its carrying value.
In testing for goodwill impairment, the Company first assess qualitative factors to determine whether the existence of events or circumstances leads to a determination that it is more likely than not that the fair value of a reporting unit is less than its carrying amount. If, after assessing the totality of events or circumstances, the Company determines it is not more likely than not that the fair value of a reporting unit is less than its carrying amount, then additional impairment testing is not required. However, if the Company concludes otherwise, the Company performs the first of a two-step impairment test. Based on our assessment of qualitative factors on December 31, 2020, the Company concluded it was more likely than not that the Company’s recorded goodwill balance of $85.5 million was not impaired and did not perform the quantitative test. No goodwill impairment was recorded during the years ended December 31, 2020 and 2019. See “Note 3 — Goodwill and Intangible Assets, Net.”
Intangible Assets, Net
Intangible assets, net, consist of trademarks. Intangible assets with finite lives are amortized on a straight- line basis over their estimated useful lives. Intangible assets with finite lives are amortized over periods of fifteen years.

INTERAMERICAN MEDICAL CENTER GROUP, LLC
AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2020 AND 2019
2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)
Impairment of Long-lived Assets (Except Goodwill)
Long-lived assets, such as equipment, improvements, and intangible assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to estimated undiscounted future cash flows expected to be generated by the use and eventual disposition of the asset. If the carrying amount of an asset exceeds its estimated future cash flows, an impairment charge is recognized by the amount by which the carrying amount of the asset exceeds the fair value.
Advertising Costs
Advertising costs are expensed as incurred. Advertising costs incurred was approximately $1,118,000 and $850,000 for the years ended December 31, 2020 and 2019, respectively, and are included in general and administrative expenses in the accompanying consolidated statements of operations.
Earnings per Unit (“EPU”)
Basic earnings (loss) per unit, or EPU, is computed by dividing net income (loss) available to unit holders by the weighted average units outstanding during the period.
Income Taxes
The Company is a single member limited liability company (“LLC”) and is a disregarded entity for federal income tax purposes. The Company’s parent is an LLC that has elected to be taxed as a corporation. The Company recognizes its allocable share of income taxes in these consolidated financial statements.
Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the consolidated financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.
The Company recognizes positions taken or expected to be taken in a tax return in accordance with existing accounting guidance on income taxes which prescribes a recognition threshold and measurement process. Interest and penalties on tax liabilities, if any, would be recorded in interest expense and general and administrative expense, respectively. For the years ended December 31, 2020 and 2019, the Company did not have any unrecognized tax benefits as a result of tax positions taken during a prior period or during the current period. No interest or penalties have been recorded as a result of tax uncertainties. The U.S.
Federal jurisdiction and Florida are the major tax jurisdictions where the Company files income tax returns with its Parent. The Company is no longer subject to U.S. Federal or State examinations by tax authorities for years before 2017. The Company allocates income tax to the parent company utilizing the separate return method.
Recent Accounting Pronouncements
Lease Accounting
In February 2016, the FASB issued an accounting standards update (“ASU 2016-02”) which amends existing lease guidance. The update requires lessees to recognize a right-of-use asset and related lease liability

INTERAMERICAN MEDICAL CENTER GROUP, LLC
AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2020 AND 2019
2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)
for many operating leases now currently off-balance sheet under current U.S. GAAP. Also, the FASB has issued amendments to ASU 2016-02 with practical expedients related to land easements, lessor accounting, and transition matters. The Company is currently evaluating the effect the update will have on its consolidated financial statements but expects upon adoption that the update will have a material effect on the Company’s financial condition due to the recognition of a right-of-use asset and related lease liability. The Company does not anticipate the update having a material effect on the Company’s consolidated results of operations or cash flows, though such an effect is possible.
ASU 2016-02 originally required transition to the new lease guidance using a modified retrospective approach which would reflect the application of ASU 2016-02 as of the beginning of the earliest comparative period presented. A subsequent amendment to ASU 2016-02 provides an optional transition method that allows entities to initially apply the new lease guidance with a cumulative-effect adjustment to the opening balance of equity in the period of adoption. If this optional transition method is elected, after the adoption of the new lease guidance, the Company’s presentation of comparative periods in the consolidated financial statements will continue to be in accordance with current lease accounting.
In June 2020, the FASB issued ASU 2020-05, Effective Dates for Certain Entities.   The amendments in this update defer the effective date for one year for small reporting companies that have not yet issued financial statements reflecting the adoption of ASU 2016-02. Therefore, ASU 2016-02 is effective, for the Company, for fiscal years beginning after December 15, 2021. Early application is permitted.
Measurement of Credit Losses on Financial Instruments
In June 2016, the FASB issued ASU No. 2016-13, Financial Instruments — Credit Losses: Measurement of Credit Losses on Financial Instruments, which is intended to improve financial reporting by requiring earlier recognition of credit losses on certain financial assets. The standard replaces the current incurred loss impairment model that recognizes losses when a probable threshold is met with a requirement to recognize lifetime expected credit losses immediately when a financial asset is originated or purchased. The standard has been further refined through subsequent releases by the FASB, including the extension of the effective date. As amended by ASU No. 2019-10, the standard is effective for the Company for fiscal years beginning after December 15, 2022, including interim periods within those annual periods, with early adoption permitted. The Company expects to adopt ASU on the effective date. The adoption of this guidance is not expected to have a material effect on the Company’s consolidated financial statements.
Simplifying the Accounting for Income Taxes
In December 2019, the FASB issued an accounting standards update designed to reduce the complexity in accounting for income taxes by removing certain exceptions and changing or clarifying certain recognition and other requirements. The update is effective for consolidated financial statements issued for fiscal years beginning after December 15, 2021, and interim periods within fiscal years beginning after December 15, 2022, with early application permitted. The Company is currently evaluating the effect the update will have on its consolidated financial statements.
Libor Rate Change Disclosure
In March 2020, the FASB issued guidance to provide temporary optional expedients and exceptions through December 31, 2022 to the U.S. GAAP guidance on contract modifications and hedge accounting to ease the financial reporting burdens of the expected market transition from the London Interbank Offered Rate (LIBOR) and other interbank offered rates to alternative reference rates, such as the Secured Overnight Financing Rate (SOFR). The amendments are effective for all entities from the beginning of an interim

INTERAMERICAN MEDICAL CENTER GROUP, LLC
AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2020 AND 2019
2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)
period that includes the issuance date of the ASU. An entity may elect to apply the amendments prospectively through December 31, 2022. The Company is currently evaluating the effect the update will have on its consolidated financial statements.
Risk and Uncertainties
The majority of the Company’s revenue is from capitation contracts with multiple health plans. These plans are subject to substantial government regulation and are exposed to risks that may materially adversely affect its business or its willingness or ability to participate in government healthcare programs including, among other things, loss of material government contracts, governmental audits and investigations, potential inadequacy of government determined payment rates, potential restrictions on profitability, or other changes in the governmental programs. These risks at the plan level could have a material adverse effect on the Company’s operating results, financial position and cash flows.
If the capitation payments received are insufficient to cover the cost of healthcare services delivered to members, and if the Company is unable to implement clinical initiatives to provide a better healthcare experience for the members, lower costs and appropriately document the risk profile of its members, or if the estimates of benefits expense are inadequate, the Company’s profitability could be materially adversely affected.
On March 11, 2020, the World Health Organization declared the novel strain of coronavirus (“COVID-19”) a global pandemic and recommended containment and mitigation measures worldwide. With the possibility of widespread infection in the United States and abroad, national, state and local authorities have recommended social distancing and imposed or are considering quarantine and isolation measures on large portions of the population, including mandatory business closures.
The spread of COVID-19 underscores certain risks the Company faces, including those discussed above, such as the risk that the capitation payments may prove to be insufficient to cover the cost of healthcare services delivered to the members, pharmaceutical costs, and expanded benefit coverage; the potential impact on the Company’s ability to operate effectively, including as a result of complete or partial closure of facilities, labor shortages, disruptions in public and private infrastructure and supply chains; or increased cybersecurity and information security risk as a result of the transition of a significant subset of employee populations to a remote work environment; and the severe impact on global economic activity, as well as the significant volatility and negative pressure in the financial markets. Management has taken action to minimize the potential financial impact of COVID-19 and continues to monitor the impacts daily and adjusting as necessary, however the ultimate outcome of these existential issues remain absolutely unpredictable.
While the ultimate impact of the COVID-19 pandemic remains uncertain, the Company has estimated no adverse impacts to its financial condition for the 2020 period. The Company estimates the impact of the COVID-19 pandemic has been between $2.0 million and $3.0 million increase to 2020 net income, which is primarily driven by the Coronavirus Aid, Relief, and Economic Security Act’s (“CARES Act”) delay of the mandatory 2% Medicare sequestration until 2021, which increased premiums to Medicare Advantage Health Plans and subsequently the Company’s revenue for at-risk contracts. Additionally, the COVID-19 pandemic has led to reductions in the Company’s medical expense of an estimated $0.3 million to $1.0 million, primarily due to lower hospital utilization and suppressed planned outpatient procedures, partially offset by higher cost and more acute COVID-19 admissions, which spiked during the second and fourth quarters of 2020. The COVID-19 pandemic has also accelerated the usage of telemedicine, which the Company anticipates will have a long-term impact on reducing urgent care and emergency care usage in the future.

INTERAMERICAN MEDICAL CENTER GROUP, LLC
AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2020 AND 2019
2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)
Subsequent Events
The Company has evaluated subsequent events through March 1, 2021, the date on which the consolidated financial statements were available to be issued.
3.   GOODWILL AND INTANGIBLE ASSETS, NET
Goodwill
Goodwill consists of the following as of December 31:
	2020	2019
Goodwill – opening balance	$85,476,229	$83,267,833
Additions to goodwill	—	2,208,396
	$85,476,229	$85,476,229
Intangible Assets
Intangible assets, net consist of the following as of December 31, 2020:
	Estimated Life (Years)	Gross Carrying Amount	Accumulated Amortization	Net Book Value
Trademarks	15	$24,405,000	$(6,372,416)	$18,032,584
		$24,405,000	$(6,372,416)	$18,032,584
Intangible assets, net consist of the following as of December 31, 2019:
	Estimated Life (Years)	Gross Carrying Amount	Accumulated Amortization	Net Book Value
Trademarks	15	$24,405,000	$(4,745,416)	$19,659,584
		$24,405,000	$(4,745,416)	$19,659,584
Amortization expense for intangibles was $1,627,000 for each of the years ended December 31, 2020 and 2019.
The future estimated aggregated amortization expense of intangible assets, net as of December 31, 2020, is as follows:
Years ending December 31:
2021	$1,627,000
2022	1,627,000
2023	1,627,000
2024	1,627,000
2025	1,627,000
Thereafter	9,897,584
$18,032,584

INTERAMERICAN MEDICAL CENTER GROUP, LLC
AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2020 AND 2019
4.   PROPERTY AND EQUIPMENT, NET
The following is a summary of property and equipment, net and the related lives as of December 31:
	Useful Life	2020	2019
Furniture, fixtures and office equipment	5 years	$2,966,132	$2,780,161
Leasehold improvements	Lesser of lease term or 15 years	4,593,392	4,053,863
Medical equipment	15 years	496,453	441,995
Vehicles	5 years	2,408,689	2,330,965
Software	3 years	5,456,258	5,040,476
		15,920,924	14,647,460
Less: accumulated depreciation		(9,012,745)	(6,227,611)
		$6,908,179	$8,419,849
Depreciation and amortization expense were approximately $2,806,000 and $2,817,000 for the years ended December 31, 2020 and 2019, respectively. Accumulated depreciation as of December 31, 2020 and 2019, for vehicles acquired under capital leases was approximately $1,013,000 and $631,000, respectively.
5.   COMMITMENTS AND CONTINGENCIES
Acquisitions
The Company entered into a Securities Purchase Agreement with Jose Orcasita-Ng, M.D. on December 15, 2020. The Company agreed to pay $2 million less indebtedness, transaction expenses, and a holdback amount at closing. This deal is expected to close in 2021.
Risk Management
The Company is exposed to various risks of loss related to torts; theft of, damage to and destruction of assets; errors and omissions; injuries to employees; and natural disasters. These risks are generally covered by commercial insurance purchased from independent third parties.
Malpractice Professional Liability Insurance
The Company may be a party to claims filed against it in the normal course of business, principally related to malpractice assertions. The Company has professional liability insurance coverage on a claims- made basis. Current per claim coverage is limited to $250,000 and aggregate annual claims of $1,500,000. Should this claims-made policy not be renewed or replaced with equivalent insurance, claims based on incidents occurring during the term of the claims-made policy but reported in subsequent periods would be uninsured. The Company has determined that no accrual is necessary for incurred but not reported (“IBNR”) claims as of December 31, 2020 and 2019. The Company has secured coverage through March 2021, and intends to renew coverage beyond this date.
Healthcare and Government Regulations
The health care industry is subject to numerous laws and regulations of federal, state and local governments. These laws and regulations include, but are not necessarily limited to, matters such as licensure, accreditation, government health care program participation requirements, reimbursement for patient services, and Medicare and Medicaid fraud and abuse. Future changes in Medicare or Medicaid programs and reductions in funding levels could have a material adverse effect on the Company.

INTERAMERICAN MEDICAL CENTER GROUP, LLC
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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2020 AND 2019
5.   COMMITMENTS AND CONTINGENCIES (continued)
Recently, government activity has increased with respect to investigations and allegations concerning possible violations of fraud and abuse statutes and regulations by health care providers. Violations of these laws and regulations could result in expulsion from government health care programs, together with the imposition of significant fines and penalties, as well as significant repayments for patient services previously billed. After consultation with legal counsel, management believes that the Company is in compliance with the fraud and abuse regulations, as well as other applicable government laws and regulations. Compliance with such laws and regulations can be subject to future government review and interpretation, as well as regulatory actions unknown or unasserted at this time.
Legal and Other Risks
IMC Group, LLC et al. v. Comvest IMC Holdings, LLC, et al., was filed in February 2018, in Florida State Court, Miami-Dade County. IMC Group, LLC (IMC Group) and Comvest IMC Holdings LLC (Comvest) each have ownership interests in the Company through ownership of the Company’s parent. IMC Group, LLC and affiliates (the “Plaintiffs”), sued Comvest, the Company and its Directors, and IMC Medical Group Holdings, LLC in February 2018 in state court in Miami-Dade County, Florida for purported breach of contract, breach of fiduciary duty (derivatively and directly), tortious interference, fraudulent transfer, and declaratory judgement and damages. The subject of the litigation arose from the contingent payment adjustment outlined in the Purchase Agreement from the business combination entered into on February 1, 2017, between the Company and IMC and subsidiaries.
After various counterclaims, appeals and amendments made subsequent to the initial filing, on October 29, 2020, the Plaintiffs and Comvest IMC Holdings, LLC entered into a Settlement and General Release Agreement. As a result of the settlement, all of the parties released all claims against one another.
The Company may be subject to claims and legal proceedings covering various matters that arise in the normal course of its business activities. The Company vigorously defends any asserted claims. The Company believes that any liability that may ultimately result from the resolution of such matters will not have a material adverse effect on the consolidated financial position or results of operations of the Company.
The Company’s business operations are located in a geographical area that is affected by hurricanes. Occurrences of hurricanes can impact Company equipment and improvements, personnel and utilization patterns of the patient populations served. The Company mitigates this risk through adequate insurance coverage of its assets.
Concentration Risks
Financial instruments that potentially subject the Company to concentration of credit risks consist of cash, cash held by health plans and receivables. At times, cash may include deposits at various financial institutions in excess of federally insured limits. The Company has not experienced any losses in such accounts.
The Company was formed to offer a comprehensive solution to health plans which offer risk contracts in South Florida. The Company has receivables due from these Plans, substantially all of whom are national business establishments, based on established industry credit terms and policies. At December 31, 2020 and 2019, the Company had approximately $12,741,000 and $10,036,000, respectively, of capitation receivables due from these Plans. Exposure of loss on accounts receivable is principally dependent on each Plan’s financial condition. The Company does not believe it is exposed to significant credit risk in its capitation receivables.

INTERAMERICAN MEDICAL CENTER GROUP, LLC
AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2020 AND 2019
5.   COMMITMENTS AND CONTINGENCIES (continued)
A breakout of capitation receivables as of December 31, 2020 and 2019, and revenues for the years ended December 31, 2020 and 2019, are as follows:
	2020		2019
Plan	Revenue	Capitated Plan Receivable	Revenue	Capitated Plan Receivable
A . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	29%	13%	29%	22%
B . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	17%	23%	22%	39%
C . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	11%	13%	14%	16%
D . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	13%	14%	15%	5%
E . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	24%	27%	13%	11%
All other	6%	10%	7%	7%
	100%	100%	100%	100%
Transaction Bonus Agreements
In March 2020, IMC Holdings, LLC, the Company’s parent, entered into Transaction Bonus Agreements with certain employees and non-employees of the Company, which provide for bonus payouts calculated based the enterprise value of the Company upon a Sale of the Company (as defined). No bonus payouts are required under the Transaction Bonus Agreements until the completion of a Sale of the Company.
As discussed in Note 1, in December 2020 the Company entered into a definitive agreement to merge with Deerfield Healthcare Technology Acquisitions Corp. (“DFHT”), a Special Purpose Acquisition Company, and CareMax Medical Group, LLC, a technology-enabled care platform. The merger, which constitutes a Sale of the Company if completed, is subject to additional shareholder and regulatory approval prior to its completion. Therefore, no accrual has been made in the accompanying consolidated financial statements for the Transaction Bonus Agreements for the year ended December 31, 2020 as amounts were contingent on the occurrence of future events which are outside of the control of the Company and are not considered probable until the completion of the merger.
6.   RELATED PARTY TRANSACTIONS
Certain entities under common ownership or related through ownership of relatives of the member of the Company provide various services or facilities to the Company. At December 31, 2020 and 2019, there were no amounts receivable or accounts payable with these related parties.
During the years ended December 31, 2020 and 2019, the Company paid approximately $432,000 each year for consulting and management services, and $1,271,000 and $1,459,000, respectively, for rent expense, which are included in general and administrative expenses in the accompanying consolidated statements of operations.
7.   LONG-TERM DEBT
On February 1, 2017, the Company entered into an $81,000,000 term note secured by substantially all the assets of the Company. The Company capitalized deferred financing costs of $1,060,000 at close of the financing. Interest payments were due quarterly with principal due at maturity on February 1, 2022. In 2018,

INTERAMERICAN MEDICAL CENTER GROUP, LLC
AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2020 AND 2019
7.   LONG-TERM DEBT (continued)
the Company entered into six amendments that primarily adjusted the interest rate and payment methodology for the quarterly interest payments due, as well as the covenant requirements.
On July 30, 2019, the Company entered into a seventh amendment to the term note agreement. Under the amendment, the lender waived all defaults, including those related to certain covenant violations and failure to make certain interest payments, which occurred under the agreement prior to the amendment date. The maturity date of the term note was extended to July 30, 2024 and certain minimum liquidity and EBITDA covenants were modified. The amended term note bears interest on the outstanding principal at a rate per annum equal to (i) three-month LIBOR plus 7.50% through the interest period ending December 31, 2020 and (ii) three-month LIBOR plus 8.25% for the interest period thereafter, ending March 31, 2021. Interest may be paid in-kind on each interest payment date through December 31, 2020 by adding the paid in-kind interest to the principal amount of the term note.
At the Company’s option, interest may also be paid in-kind for the interest periods starting January 1, 2021 and through December 31, 2021. If the Company elects to pay interest in-kind, the term notes will bear additional interest on the outstanding principal at a rate per annum equal to 2.00%, which will accrue on a daily basis and will be added to the principal amount of the term note. Beginning January 1, 2022, in the event that certain conditions outlined in the agreement are in effect, the Company may continue to pay interest in-kind, in which case the interest rate will increase by an incremental rate defined in the agreement.
Based on the terms of the amended term note, the Company may make voluntary prepayments of a minimum principal amount of $5,000,000 and multiples of $1,000,000 in excess thereof, which will be applied to accrued interest, all costs, expenses, and other amounts due under the agreement, and thereafter to the payment of principal. The Company may also be required to make mandatory prepayments upon the occurrence of certain events. In addition, the Company has agreed to pay an arrangement fee equal to 1% of the amount of principal repaid or required to be repaid on the note.
In conjunction with the modification of the term note agreement under the seventh amendment, the lender received 33,962,264 Series D Senior Preferred Units and 57,707,097 Series E Senior Preferred Units of the Company’s parent, IMC Holdings, LLC. Further, the amended term note includes a contingent conversion feature, subject to certain events occurring. If the contingency events are satisfied, an aggregate $9,000,000 of term note principal plus accrued interest, as defined in the agreement, will be converted into 33,962,264 Series B Senior Preferred Units and 57,707,097 Series C Senior Preferred Units of IMC Holdings, LLC, and the Series D and E Senior Preferred Units held by the lender would be cancelled.
On October 29, 2020, as a result of Settlement and General Release Agreement, an event occurred triggering the conversion of these Units. The Series D and E Senior Preferred Units were cancelled and the shareholders were issued Series B and C Senior Preferred Units, respectively. The Company converted $9,000,000 of principal, $15,292,000 of paid-in-kind interest, and $2,880,736 of discount on debt to IMC Capital as a result of the conversion.
The Company accounted for the seventh amendment as a modification in accordance with applicable U.S. GAAP. On modification, the Company recorded deferred financing costs on the long-term debt and corresponding offset to equity of approximately $3,841,000, representing the fair value of the Series D and Series E Preferred Units. As of December 31, 2020 and 2019, the long-term debt balance net of the note payable below was approximately $77,152,000 and $89,100,000, respectively, which included approximately $5,832,000 and $12,062,000, respectively, of paid-in-kind interest added to the term note principal balance. Interest on the long-term debt is charged at the three-month LIBOR plus 7.50% (8.34% and 9.63% as of December 31, 2020 and 2019, respectively). Long-term debt is presented net of unamortized deferred financing costs of approximately $230,000 and $3,963,000 as of December 31, 2020 and 2019, respectively. In conjunction with the seventh amendment, the Company incurred approximately $1,856,000 in legal fees

INTERAMERICAN MEDICAL CENTER GROUP, LLC
AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2020 AND 2019
7.   LONG-TERM DEBT (continued)
which were expensed during the period ended December 31, 2019 and included within general and administrative expenses on the Company’s consolidated statements of operations.
For the year ended December 31, 2020, management believes that the Company was in compliance with the covenants defined in the term note agreement under the seventh amendment.
During the year ended December 31, 2019, the Company entered into a note payable to finance the purchase of property and equipment. This note payable as of December 31, 2020 bears interest at 12.58%, requiring monthly payments of approximately $1,400, and is due in September 2022, secured by certain property and equipment.
For the note payable, $14,524 matures in 2021, with $11,532 maturing in 2022. The note payable as of December 31, 2020 and 2019 was as follows:
	2020	2019
Note payable	$26,056	$38,872
Less current portion	(14,524)	(12,816)
Note payable, net of current portion	$11,532	$26,056
8.   LEASES
Operating Leases
The Company leases space for its medical centers and the corporate offices under leases expiring through 2026. Additionally, the Company rents certain facility space under month-to-month agreements. Rent expense aggregated to approximately $3,141,000 and $3,469,000 for the years ended December 31, 2020 and 2019, respectively, and is included in general and administrative expenses on the accompanying consolidated statements of operations.
Included in rent expense above are leases for certain facilities from related parties through common ownership under operating leases expiring through 2026. For the years ended December 31, 2020 and 2019, total rent expense under related party leases was approximately $1,271,000 and $1,459,000, respectively, as discussed in Note 6.
The Company also leases office and medical equipment under operating leases expiring through 2021. Rent expense for these equipment leases amounted to approximately $229,000 and $232,000 for the years ended December 31, 2020 and 2019, respectively, and is included in general and administrative expenses on the accompanying consolidated statements of operations.

INTERAMERICAN MEDICAL CENTER GROUP, LLC
AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2020 AND 2019
8.   LEASES (continued)
Total future minimum rental payments as of December 31, 2020, for the above noncancelable operating leases with initial terms in excess of one year are as follows:
	Related Party Amounts	Non-Related Party Amounts	Total
Years ending December 31:
2021. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	$149,573	$2,432,018	$2,581,591
2022. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	12,485	1,844,638	1,857,123
2023. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	—	828,769	828,769
2024. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	—	501,653	501,653
2025. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	—	240,521	240,521
Thereafter . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	—	72,468	72,468
	$162,058	$5,920,067	$6,082,125
Capital Leases
The Company leases two vehicles under capital leases expiring in August 2021 and April 2025. The capital leases require monthly payments of approximately $52,000 and $1,600. The following is a schedule of the future minimum lease payments as of December 31, 2020 under capital leases:
2021	$408,273
2022	18,699
2023	18,699
2024	18,699
2025	6,233
Total minimum lease payments	470,603
Less the amount representing interest	(24,186)
Present value of minimum lease payments	446,417
Less current maturities	(392,637)
Capital leases, net of current portion	$53,780
9.   PROFIT INTEREST PLANS
In July 2018, IMC Holdings, LLC, the parent of the Company’s parent, adopted an executive unit plan and an equity incentive plan (the “Plans”). Under the Plans, profit interest units are granted to employees, executives and board members of the Company which entitle the participant to received distribution(s) of the Company’s profits after defined distribution thresholds are met. The total number of Class A profit interest units available to be issued under the executive unit plan are 4,519,913 and Class B profit interest units available under the equity incentive plan are 33,958,572. On March 11, 2020, the Company issued 76,807,747 Class C profit interest units, which substantially replaced most issued and outstanding Class B profit interest units. The fair value of the issued Class C profit interest units on March 11, 2020, was de minimis. Of the 76,807,747 authorized Class C Profit interest units, 63,898,882 are Class C-1 and 12,908,865 are Class C-2.

INTERAMERICAN MEDICAL CENTER GROUP, LLC
AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2020 AND 2019
9.   PROFIT INTEREST PLANS (continued)
Profit interest units granted under the Plans are generally 20% vested within the first year and 80% ratably over the remaining four years, with exceptions. There is an option for accelerated vesting if the Company is sold. The Profit interest units do not expire. The Profit Interest Units are accounted for in the consolidated financial statements of the Company. Forfeitures generally result from the failure to satisfy service or performance conditions. The Company elected to account for forfeitures as they occur; therefore, compensation cost previously recognized for an award that is forfeited because of a failure to satisfy a service condition is reversed in the period of the forfeiture.
The Company uses a Black-Scholes option valuation model to estimate the fair value of profit interests. The assumptions used to estimate the fair value of the Company’s profit interest grants for the year ended December 31, 2020 are as follows:
	Class A Units	Class B-1 Units	Class B-2 Units	Class B-3 Units	Class C-1 PIUs	Class C-2 PIUs
Holding period	5	5	5	5	5	5
Risk-free rate	0.36%	0.36%	0.36%	0.36%	0.36%	0.36%
Volatility	39.0%	39.0%	39.0%	39.0%	39.0%	39.0%
Dividend yield	0%	0%	0%	0%	0%	0%
The assumptions used to estimate the fair value of the Company’s profit interest grants for the year ended December 31, 2019 are as follows:
	Class A Units	Class B-1 Units	Class B-2 Units	Class B-3 Units	Class C-1 PIUs	Class C-2 PIUs
Holding period	5	5	5	5	N/A	N/A
Risk-free rate	1.69%	1.69%	1.69%	1.69%	N/A	N/A
Volatility	33.6%	33.6%	33.6%	33.6%	N/A	N/A
Dividend yield	0%	0%	0%	0%	N/A	N/A
The Company has estimated volatility based on the historical volatility used by similar companies over a period commensurate with the expected term of the award. The holding period represents an estimate of the time profit interests are expected to remain outstanding. The risk-free rates for the periods within the contractual life of the option is based on the U.S. treasury yield curve in effect at the time of grant.
A summary of option activity under the plans as of December 31, 2020 and 2019, and the changes for the years then ended, is presented below:
	Number of PIUs 2020	Number of PIUs 2019
Beginning balance	28,321,446	33,101,708
Granted	76,807,747	3,395,855
Forfeited	(27,053,658)	(8,176,117)
Ending balance	78,075,535	28,321,446
Vested balance	33,834,259	9,983,819

INTERAMERICAN MEDICAL CENTER GROUP, LLC
AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2020 AND 2019
9.   PROFIT INTEREST PLANS (continued)
There were 33,834,259 and 9,983,819 units vested and $0 of compensation expense recorded related to profit interests granted for the years ended December 31, 2020 and 2019, respectively. As of December 31, 2020 and 2019, there was no unrecognized compensation cost related to approximately 44,241,000 and 18,338,000, respectively, of non-vested profit interests granted.
10.   INCOME TAXES
The Company recorded no income tax benefit or expense for the years ended December 31, 2020 and 2019.
The income tax provision differs from the amount of income tax determined by applying the U.S. federal income tax rate to pretax income for the Company for the years ended December 31, 2020 and 2019, due to the following:
	2020	2019
Federal taxes at statutory rate	$233,952	$(3,539,007)
State income tax, net of federal tax benefit	136,838	(755,770)
Permanent differences	58,533	(11,346)
Other	555,246	(353,115)
Change in valuation allowance	(984,569)	4,659,238
Total income taxes	$—	$—
Net deferred tax assets consist of the following components as of December 31:
	2020	2019
Deferred tax assets:
Equipment and improvements	$215,597	$577,659
Goodwill	5,138,739	6,849,421
Intangible assets	1,513,589	1,674,148
Accrued expenses	425,094	230,300
Deferred rent	42,103	38,782
Transaction expenses	22,599	—
Charitable contribution	6,245	5,138
Sec 163(j) interest expense limitation	4,811,174	4,713,375
Accrued payroll	579,644	163,270
Purchase vs lease	96,348	93,079
Net operating loss carryforwards	10,135,067	9,746,568
	22,986,199	24,091,740
Less valuation allowance	(22,749,868)	(23,004,314)
	236,331	1,087,426

INTERAMERICAN MEDICAL CENTER GROUP, LLC
AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2020 AND 2019
10.   INCOME TAXES (continued)
	2020	2019
Deferred tax liabilities: Intangible assets	—	—
Debt discount	—	892,372
Prepaid expenses	236,331	195,054
	236,331	1,087,426
Net Deferred Tax Assets	$—	$—

The Company has approximately $40,078,000 of Federal and $39,554,000 of State net operating loss carryforwards (“NOLs”). Their utilization is limited to future taxable earnings of the Company. Of these NOLs, the Company has approximately $31,578,000 of Federal and $31,974,000 State NOL not subject to expiration. Their utilization is limited to 80% of the future taxable income of the Company.
Due to the uncertain nature of the ultimate realization of the net deferred tax assets, the Company has established a full valuation allowance against the benefits of the net deferred tax assets and will recognize these benefits only as reassessment demonstrates they are realizable. Ultimate realization is dependent upon several factors, among which is future earnings. While the need for this valuation allowance is subject to periodic review, if the allowance is reduced, the tax benefits of the net deferred tax assets will be recorded in future operations as a reduction of the Company’s income tax expense.
The U.S. Federal jurisdiction and Florida are the major tax jurisdictions where the Company files income tax returns with its Parent. The Company is no longer subject to U.S. Federal or State examinations by tax authorities for years prior to 2017.
11.   SUBSEQUENT EVENTS
The Company entered into a Securities Purchase Agreement with Jesus Montesano, M.D. on January 19, 2021. The Company agreed to pay $1.6 million less indebtedness, transaction expenses, and a holdback amount at closing. This deal is expected to close in 2021.
The Company entered into an Asset Purchase Agreement with Lyle Gumer, D.O. on February 18, 2021. The Company agreed to pay $375,000 less indebtedness, transaction expenses, and a holdback amount at closing. This deal is expected to close in 2021.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To Management and the Board of Directors,
Interamerican Medical Center Group, LLC and Subsidiaries:
Opinion on the Consolidated Financial Statements
We have audited the accompanying consolidated balance sheets of Interamerican Medical Center Group, LLC and Subsidiaries (the “Company”) as of December 31, 2019 and 2018, and the related consolidated statements of operations, changes in member’s equity and cash flows for the years then ended, and the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2019 and 2018, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.
Basis for Opinion
These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.
We conducted our audits in accordance with the standards of the PCAOB and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures to respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.
We have served as the Company’s auditor since 2020.
/s/ WithumSmith+Brown, PC
December 17, 2020
Red Bank, NJ

INTERAMERICAN MEDICAL CENTER GROUP, LLC
AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
DECEMBER 31,
	2019	2018
ASSETS
CURRENT ASSETS
Cash	$9,241,941	$5,667,749
Capitation receivables, net	10,036,164	7,842,006
Other receivables	3,469,202	2,263,903
Inventory	—	238,658
Income tax receivable	—	150,000
Prepaid expenses	1,145,825	1,038,346
TOTAL CURRENT ASSETS	23,893,132	17,200,662
RESERVE FUNDS HELD BY HEALTH PLANS	1,188,827	968,827
PROPERTY AND EQUIPMENT, NET	8,419,849	8,169,448
GOODWILL	85,476,229	83,267,833
INTANGIBLES, NET	19,659,584	21,286,584
SECURITY DEPOSITS	466,630	428,815
TOTAL ASSETS	$139,104,251	$131,322,169
LIABILITIES AND MEMBER’S EQUITY
CURRENT LIABILITIES
Accounts payable	$3,909,544	$2,271,072
Accrued expenses	3,432,243	2,729,651
Current portion of due to sellers	100,000	—
Current portion of capital leases	575,443	536,381
Current portion of note payable	12,816	—
Amounts due to health plans, net	3,444,674	4,117,541
TOTAL CURRENT LIABILITIES	11,474,720	9,654,645
LONG-TERM DEBT, NET OF DEFERRED FINANCING FEES	89,125,717	83,556,835
CAPITAL LEASES, NET OF CURRENT PORTION	380,145	955,588
DUE TO SELLERS, NET OF CURRENT PORTION	465,000	—
TOTAL LIABILITIES	101,445,582	94,167,068
COMMITMENTS AND CONTINGENCIES
MEMBER’S EQUITY
MEMBERSHIP UNITS (100 authorized, issued and outstanding as of December 31, 2019 and 2018)	—	—
CONTRIBUTED CAPITAL	139,327,982	121,972,000
RETAINED DEFICIT	(101,669,313)	(84,816,899)
TOTAL MEMBER’S EQUITY	37,658,669	37,155,101
TOTAL LIABILITIES AND MEMBER’S EQUITY	$139,104,251	$131,322,169
The accompanying notes are an integral part of these consolidated financial statements.

INTERAMERICAN MEDICAL CENTER GROUP, LLC
AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE YEARS ENDED DECEMBER 31,
	2019	2018
REVENUES, NET
Revenue under global capitation	$184,333,971	$190,012,843
Other managed care revenue	9,764,520	9,435,357
Other revenues	946,648	1,437,810
TOTAL REVENUES, NET	195,045,139	200,886,010
MEDICAL SERVICE EXPENSES
External medical services under global capitation	135,527,074	146,355,834
Other medical expenses	8,379,941	7,842,808
Direct medical salaries, wages and benefits	23,156,419	22,062,284
TOTAL MEDICAL SERVICE EXPENSES	167,063,434	176,260,926
GROSS PROFIT	27,981,705	24,625,084
OPERATING EXPENSES
Salaries, wages, and benefits	12,889,934	14,753,205
General and administrative	17,992,950	15,774,688
Amortization of intangibles	1,627,000	1,632,000
Depreciation and amortization	2,816,988	2,082,362
Impairment of goodwill and intangible assets	—	65,559,076
TOTAL OPERATING EXPENSES	35,326,872	99,801,331
LOSS FROM OPERATIONS	(7,345,167)	(75,176,247)
INTEREST EXPENSE	9,507,247	9,410,679
NET LOSS	$(16,852,414)	$(84,586,926)
EARNINGS (LOSS) PER UNIT
Basic and Diluted	$(168,524)	$(845,869)
WEIGHTED AVERAGE NUMBER OF UNITS
Basic and Diluted	100	100
The accompanying notes are an integral part of these consolidated financial statements.

INTERAMERICAN MEDICAL CENTER GROUP, LLC
AND SUBSIDIARIES
Ended December 31, 2019 and 2018
	Membership Units	Membership Units (Amount)	Capital Contributions	Retained Deficit	Total Member’s Equity
BALANCE – JANUARY 1, 2018	100	$—	$114,972,000	$(229,973)	$114,742,027
Member contributions	—	—	7,000,000	—	7,000,000
Net loss	—	—	—	(84,586,926)	(84,586,926)
BALANCE – DECEMBER 31, 2018	100	—	121,972,000	(84,816,899)	37,155,101
Member contributions	—	—	17,355,982	—	17,355,982
Net loss	—	—	—	(16,852,414)	(16,852,414)
BALANCE – DECEMBER 31, 2019	100	$—	$139,327,982	$(101,669,313)	$37,658,669
The accompanying notes are an integral part of these consolidated financial statements.

INTERAMERICAN MEDICAL CENTER GROUP, LLC
AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31,
	2019	2018
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(16,852,414)	$(84,586,926)
Reconciliation of net loss to net cash used in operating activities:
Depreciation and amortization	2,816,988	2,082,362
Impairment of goodwill and intangible assets	—	65,559,076
Amortization of intangibles	1,627,000	1,632,000
In-kind interest added to long-term debt	8,851,726	3,210,502
Amortization of deferred financing fees	532,082	212,000
Loss on the sale of equipment	36,696	211,202
Inventory write-off	25,195	—
Changes in operating assets and liabilities:
Capitation plan receivables	(2,194,158)	2,747,170
Other receivables	(1,059,468)	(1,548,049)
Inventory	213,463	68,840
Income tax receivable	150,000	936,450
Prepaid expenses	(89,877)	(367,991)
Reserve funds held by health plans	(220,000)	422,752
Accounts payable	1,638,472	(201,369)
Accrued expenses	680,819	812,380
Amounts due to health plans	(745,061)	1,491,639
NET CASH USED IN OPERATING ACTIVITIES	(4,588,537)	(7,317,962)
CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of property and equipment	(3,061,828)	(3,480,177)
Proceeds from the sale of equipment	—	681,037
Acquisitions, net of cash acquired	(1,712,862)	—
Security deposits	(37,815)	57,636
NET CASH USED IN INVESTING ACTIVITIES	(4,812,505)	(2,741,504)
CASH FLOWS FROM FINANCING ACTIVITIES
Repayments on capital leases	(536,381)	(192,104)
Repayments on notes payable	(3,385)	—
Member contributions	13,515,000	7,000,000
NET CASH PROVIDED BY FINANCING ACTIVITIES	12,975,234	6,807,896
NET INCREASE (DECREASE) IN CASH	3,574,192	(3,251,570)
CASH – BEGINNING OF YEAR	5,667,749	8,919,319
CASH – END OF YEAR	$9,241,941	$5,667,749
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION: Interest paid	$123,439	$5,988,238
SUPPLEMENTAL DISCLOSURES OF NON-CASH INVESTING AND FINANCING TRANSACTIONS:
Purchase of property and equipment through issuance of capital leases	$—	$1,684,074
Purchase of property equipment through issuance of note payable	$42,257	$—
Deferred financing costs of long-term debt upon modification	$3,840,982	$—
The accompanying notes are an integral part of these consolidated financial statements.

INTERAMERICAN MEDICAL CENTER GROUP, LLC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2019 AND 2018
1.   NATURE OF BUSINESS AND ACQUISITIONS
Nature of Business
Interamerican Medical Center Group, LLC and Subsidiaries (the “Company”) own and operate medical and specialty clinics strategically located in Miami-Dade, Broward and Orange Counties in Florida. The Company’s clinic operations offer primary care, laboratory, ultrasound, electrocardiogram, x-rays, exercise programs, health education, joint injections, transportation and dental care to members of Medicare, Medicaid and commercial health plans that contract with the Company. The Company also offers ancillary and specialty services capabilities including cardiology, optometry, ophthalmology, women’s health, podiatry, pulmonology, urology and gastroenterology services.
The Company provides managed healthcare services for its enrollees through capitation contracts with multiple health plans (the “Plans”) and also provides healthcare services to individuals on a fee for service basis.
Liquidity
As reported on the consolidated statements of operations for the years ended December 31, 2019 and 2018, the Company incurred losses of approximately $16,852,000 and $84,587,000, respectively, and cash outflows for operations of approximately $4,589,000 and $7,318,000, respectively. Through December 31, 2019, the Company’s primary source of liquidity is the contribution from its member, and this source of liquidity is needed to fund the Company’s operations and working capital requirements. During 2020, the Company has met their liquidity needs through its normal business operations.
The Company’s operations have historically been dependent on the Company obtaining capital contributions from its member, or obtaining additional financing, as well as achieving profitable operations, continuing to meet its obligations, and continuing to repay its liabilities arising from normal business operations when they become due. The Company has implemented initiatives to reduce its operating expenses through furloughing certain employees, hiring temp workers, negotiating with operational vendors for price reductions for items such as office supplies and equipment, and reducing expenses related to business travel and entertainment.
Acquisitions
Sunset Cardiology, P.L. and Primary Provider, Inc.
On January 29, 2019, the Company acquired all of the outstanding and issued equity interests of Sunset Cardiology, P.L. and Primary Provider, Inc. (“Sunset”), for a purchase price of $1,800,000. Sunset is in the business of operating primary care physician practices and cardiology specialists’ practices in South Florida. At the time of the acquisition, the Company paid cash of $1,220,000 to the seller and $180,000 to an escrow fund, and is obligated to make the remaining payment on the 24-month anniversary from the acquisition date. The amount due totaling $400,000 as of December 31, 2019, is included within the long-term portion of due to seller on the accompanying consolidated balance sheet. Financial information on Sunset’s revenue and earnings prior to the acquisition date are not readily available to the Company, and as such it was impracticable, as well as immaterial to the financial statements as a whole, to disclose the amount of revenue and earnings of the combined entity, as though the business combination had been as of the beginning of the annual reporting period. “Total Revenues, Net” and “Net Loss” in the consolidated statement of operations for the year ended December 31, 2019 includes revenue and net loss of Sunset from the date of acquisition through December 31, 2019 of approximately $7,072,000 and $302,000, respectively.
Goodwill from the acquisition of Sunset principally relates to intangible assets that do not qualify for separate recognition (for instance, assembled workforce and patient relationships) and expected business

INTERAMERICAN MEDICAL CENTER GROUP, LLC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2019 AND 2018
1.   NATURE OF BUSINESS AND ACQUISITIONS (continued)
synergies. The following is a schedule of the fair value of assets acquired and liabilities assumed as a result of the purchase of Sunset:
Cash	$72,138
Accounts receivable	145,831
Prepaids expenses	17,602
Accrued expenses	(21,773)
Amounts due to health plans	(51,870)
Goodwill	1,638,072
Total purchase price	$1,800,000
Carlos Iglesias M.D., P.A.
On October 4, 2019, the Company acquired substantially all of the assets of Carlos Iglesias M.D., P.A. (“Iglesias”) for a purchase price of $570,324. Iglesias is a primary care medical practice located in South Florida. At the time of acquisition, the Company paid cash of $385,000. Of the remaining amount, $165,000 is due to the seller, of which $100,000 is due on the 12-month anniversary of the acquisition date and included within the current portion of due to seller on the accompanying consolidated balance sheet, assuming certain conditions outlined in the purchase agreement are met, and $65,000 is due on the 18-month anniversary of the acquisition date based on the final reconciliation from the service fund with a particular health plan and included within the long-term portion of due to seller on the accompanying consolidated balance sheet. The remaining $20,324 is due to the health plan on the 18-month anniversary of the acquisition date, on behalf of the seller, based on the final reconciliation and included within amounts due to health plans, net on the accompanying consolidated balance sheet. Financial information on Iglesias’s revenue and earnings prior to the acquisition date are not readily available to the Company; as such, it was impracticable, as well as immaterial to the financial statements as a whole, to disclose the amount of revenue and earnings of the combined entity though the business combination had been as of the beginning of the annual reporting period. “Total Revenues, Net” and “Net Loss” in the consolidated statement of operations for the year ended December 31, 2019 includes revenue and net income of Iglesias from the date of acquisition through December 31, 2019 of approximately $561,000 and $110,000, respectively. Goodwill from the acquisition of Sunset principally relates to intangible assets that do not qualify for separate recognition (for instance, assembled workforce and patient relationships) and expected business synergies.
The following is a schedule of the fair value of assets acquired and liabilities assumed as a result of the purchase of Iglesias:
Goodwill	$570,324
Total purchase price	$570,324
2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
Basis of Presentation
The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”).
Principles of Consolidation
The accompanying consolidated financial statements include the accounts and balances of Interamerican Medical Center Group, LLC (“IMC”) and its wholly-owned subsidiaries: IMC Transport Fleet, LLC

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DECEMBER 31, 2019 AND 2018
2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)
(“Transport”), Total Diagnostics Solutions, LLC (“TDS”), Physician Service Organization, LLC (“PSO”), Physician Care Management, LLC (“PCM”), Doctor’s Management Services Group, LLC (“DMS”), Sunset Holdings, LLC (“SH”), Sunset Cardiology, LLC (“SC”) and Primary Provider, Inc. (“PPI”). All material intercompany balances and transactions have been eliminated in consolidation.
Use of Estimates
Future events and their effects cannot be predicted with certainty; accordingly the preparation of consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. The accounting estimates used in the preparation of these consolidated financial statements will change as new events occur, as more experience is acquired, as additional information is obtained, and as the Company’s operating environment changes.
Significant estimates and assumptions are used for, but not limited to accounts receivable, revenues, medical claims expense and associated stop loss recoveries, valuation and recoverability of intangible assets and contingent liabilities. The Company bases its estimates on historical experience and various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about carrying values of assets and liabilities that are not readily apparent from other sources. The Company evaluates its estimates and assumptions on a regular basis and may employ outside experts to assist in the evaluation, as considered necessary. Actual results may differ from these estimates and assumptions used in preparation of its consolidated financial statements and changes in these estimates may be material and are recorded when known.
Segment Reporting
The Company’s chief operating decision maker (“CODM”) is the Company’s chief executive officer.
The Company’s Clinical Services reportable segment has been identified based on how the Company’s CODM manages the business, makes resource allocation and operating decisions, and evaluates operating performance. For the years ended December 31, 2019 and 2018, the results of the Company’s operations are presented as a single reportable segment for purposes of presenting financial information in accordance with the accounting guidance for segment reporting. The Company did not have sales or long-lived assets outside of the United States as of and for the years ended December 31, 2019 and 2018.
Business Combinations
The Company’s business combinations are accounted for under the acquisition method of accounting in accordance with ASC Topic 805, Business Combinations (“ASC 805”). Under the acquisition method, the Company recognizes 100% of the assets acquired and liabilities assumed, regardless of the percentage owned, at their estimated fair values as of the date of acquisition. Any excess of the purchase price over the fair value of the net assets and other identifiable intangible assets acquired is recorded as goodwill. To the extent the fair value of the net assets we acquire, including other identifiable intangible assets, exceeds the purchase price, a bargain gain is recognized. The operating results of businesses the Company acquired are included in its consolidated statement of operations from the date of acquisition. Acquisition-related costs are expensed as incurred.
Cash
The Company’s cash consists of demand deposits in banks and cash on hand.

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DECEMBER 31, 2019 AND 2018
2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)
Revenue Recognition
In May 2014, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2014-09, “Revenue from Contracts with Customers (“ASC 606”). The ASU and all subsequently clarifying ASUs replaced most existing revenue recognition guidance in U.S. GAAP. The ASU also required expanded disclosures relating to the nature, amount, timing, and uncertainty of revenue and cash flows arising from the contracts with customers. The Company adopted the new standard effective January 1, 2018, the first day of the Company’s fiscal year using the modified retrospective approach. The adoption did not result in any changes to beginning retained earnings as of January 1, 2018, and there were no open balances on contract assets or contract liabilities.
On January 1, 2018, the Company adopted ASC 606, applying the modified retrospective method and therefore the comparative information has not been restated and continues to be reported under the accounting guidance in effect for the prior periods. The Company applied the practical expedient available under ASC 606 and did not restate the accounting for contracts that were completed as of the date of initial application. Furthermore, the Company applied the practical expedient under ASC 606 whereby it did not separately evaluate the effects of contract modifications. Additionally, the portfolio approach was used to apply the requirements of the standard to groups of contracts with similar characteristics.
Under ASC 606, the Company recognizes revenue when a customer obtains control of the promised goods or services. The amount of revenue that is recorded reflects the consideration that the Company expects to receive in exchange for those goods or services. The Company applies the following five-step model in order to determine this amount: (i) identify the contract (s) with a customer; (ii) identify the performance obligations in the contract; (iii) determine the transaction price; (iv) allocate the transaction price to the performance obligations in the contract; and (v) recognize revenue when (or as) the Company satisfies a performance obligation. The Company only applies the five-step model to contracts when it is probable that the Company will collect the consideration it is entitled to in exchange for the goods or services the Company transfers to the customer. At contract inception, once the contract is determined to be within the scope of ASC 606, management reviews the contract to determine which performance obligations must be delivered and which of these performance obligations are distinct. The Company recognizes as revenue the amount of the transaction price that is allocated to the respective performance obligation when the performance obligation is satisfied.
Prior to the adoption, the Company would recognize revenue in the period in which eligible covered individuals are entitled to receive health care benefits, and when services were provided. The adoption of the new standard did not have a material impact on the Company’s revenue recognition of net revenues for any periods prior to adoption.
The following table disaggregates revenue based on timing of satisfaction of performance obligations for the years ended December 31:
	2019	2018
Performance obligations satisfied over time	$191,932,447	$198,827,700
Performance obligations satisfied at a point in time	3,112,692	2,058,310
Total revenues, net	$195,045,139	$200,886,010
Revenue from performance obligations satisfied over time consists of capitation, shared savings and HEDIS and other incentive program revenues. These services are earned over time, and payments are received from insurance carriers, for having providers standing-ready to provide health care services to their respective patient panel.

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DECEMBER 31, 2019 AND 2018
2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)
Revenue from performance obligations satisfied at a point in time consists of fee for service revenues, pharmacy revenues and copayments. There is no fixed duration for such on demand medical services, and the service can be terminated by the patient or company at any time therefore fee for service revenue is viewed as a standalone contract, and all specific services ordered on a given health visit are bundled into a single performance obligation for that contract. The Company recognizes fee for service revenues at the net realizable amount at the time the patient is seen by a provider, and the Company’s performance obligations to the patient are complete. The amounts billed are based on those services provided to patients. Retail pharmacy revenues are recorded at the time the customer takes possession of the merchandise and copayments are recorded at the time the patient makes payment after visiting provider.
Revenue under Global Capitation
The Company provides coordination and facilitation of medical services; transaction processing; customer, consumer and care professional services; and access to contracted networks of physicians, hospitals and other health care professionals under global capitated risk-based arrangements and managed services only contracts. Revenues derived from global capitated risk-based arrangements in which the premium is typically at a fixed rate per individual service for a one-year period, and where the Company assumes the economic risk of funding its customers’ health care and related administrative costs and managed services only contracts are presented as revenue under global capitation in the accompanying consolidated statements of operations.
The Centers for Medicare and Medicaid Services (“CMS”) uses a risk adjustment model for its Medicare Advantage enrollees that apportions premiums paid to all health plans according to health severity and certain demographic factors. The CMS risk adjustment model pays more for members whose medical history indicates they have certain medical conditions. Under this risk adjustment methodology, CMS calculates the risk adjustment premium payment using diagnosis data from hospital inpatient, hospital outpatient and physician treatment settings. The Company and health care providers collect, capture and submit the necessary and available diagnosis data to the Plans with which the Company contracts. Plans must submit applicable data to CMS within prescribed deadlines. The Company’s risk based Medicare contracts contain retrospective adjustment provisions that adjust the Company’s revenue under global capitation for applicable percentages of the risk adjustment amounts. Such amounts are recorded as revenue when the data to reasonably estimate them have been obtained by the Company. Risk adjustment data is subject to regulatory audits via the Plans.
Payments under both the Company’s global risk contracts (for both Medicare Advantage and Medicaid) are subject to revision based upon premium adjustments, historical patient enrollment data and final settlements. Such revision and final payments are settled over a period ranging from 18 to 24 months after the contractual period. The Company adjusts its revenue for retroactive enrollee additions, terminations and other changes when identified. As such, the retroactive adjustments and final payments discussed are a form of variable consideration estimated at contract inception and updated throughout the measurement period, to the extent that risk of reversal does not exist and the consideration is not constrained.
Other Managed Care Revenue
The Company provides coordination and facilitation of medical services; transaction processing; customer, consumer and care professional services; and access to contracted networks of physicians, hospitals and other health care professionals under professional risk-based capitation contracts. Revenues derived from these contracts in which the premium is a fixed per member per month rate are presented as other managed care revenue. Incentive payments for Healthcare Effectiveness Data and Information Set (“HEDIS”) and any services paid on a fee-for-service basis by a Plan is also included in other managed care revenue.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2019 AND 2018
2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)
Other Revenues
The Company provides certain ancillary services, such as radiology and pharmacy (during the year ended December 31, 2018), to individuals under fee-based arrangements, not paid by Plans. Revenue derived from fee-based customer arrangements are recorded net of associated contractual discounts with applicable third-party payors and estimated uncollectible amounts and are presented as other revenue in the accompanying consolidated statements of operations. There were no bad debts during the years ended December 31, 2019 and 2018.
External Medical Services under Global Capitation
For patients enrolled under risk-based managed care contracts, the cost of specialty services are paid on either a fee-for-service, per diem or capitation basis. Expenses for external medical services are recognized in the period in which enrollees of the health plans receive services and includes the actual claims paid and estimates of medical claims payable. Medical services payable are included within capitation receivables and amounts due health plans on the consolidated balance sheet, as the payables and receivables are settled net pursuant to contractual terms, and represents the liability for medical services reported but not paid and medical services incurred but not reported, collectively, incurred but not paid (“IBNP”). The Company estimates the liability for IBNP medical services based upon historical data including the period between the date services are rendered and the date claims are received and paid, contract provisions and other relevant factors. The estimate for IBNP medical services is made and adjusted in future periods as required. The Company applies its estimates of medical services payable first against the respective surplus amounts retained by the respective health plans and, if medical services expense exceeds surplus amounts, the liability is recorded in amounts due health plans in the accompanying consolidated balance sheets. Estimates of medical services payable are necessarily based on estimates and, while management believes that the Company’s reserves of medical services payable are adequate, the ultimate liability may differ from the amounts estimated, and those differences may be material.
When it is probable that expected future health care costs and maintenance costs under a contract or group of existing contracts will exceed anticipated capitated revenue on those contracts, the Company recognizes losses on its prepaid health care services with the Plans.
Capitation Receivables, Net and Other Receivables, Net
The Company’s capitation receivables are derived primarily from its risk-based arrangements with the Plans and also includes surplus amounts earned under the contracts with the Plans. These amounts are set by contract and the Company does not believe there to be a material risk of uncollectability of these amounts due to its historical collection experience and financial strength of its counterparties. The Company evaluates the creditworthiness of these health plans through periodic review of the consolidated financial statements. These health plans are among the nation’s largest publicly traded health and supplemental benefits companies.
Fee-for-service receivables are estimated based on a review of all outstanding amounts on a monthly basis. Such amounts are included in other receivables, net in the accompanying consolidated balance sheets. As of December 31, 2019 and 2018, the Company did not have an allowance for doubtful accounts on its receivables balances.
Stop Loss Insurance
The Company has acquired insurance on catastrophic costs to limit the exposure on patient losses. Premiums and policy recoveries are reported in external medical services under global capitation in the accompanying consolidated statements of operations.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2019 AND 2018
2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)
The nature of the Company’s stop loss coverage is to limit the benefits paid under one patient. The Company’s stop loss limits are defined within each health plan contract and range from $30,000 to $150,000 per patient per year. Premium expense incurred was approximately $4,976,000 and $9,963,000 for the years ended December 31, 2019 and 2018, respectively. Physicians under capitation arrangements typically have stop loss coverage so that a physician’s financial risk for any single member is limited to a maximum amount on an annual basis. The Company monitors the financial performance and solvency of its stop loss providers. However, the Company remains financially responsible for health care services to its members in the event the health plans are unable to fulfill their obligations under stop loss contractual terms.
Recoveries that are recognized in the consolidated statements of operations was approximately $11,690,000 and $12,785,000 for the years ended December 31, 2019 and 2018, respectively. Estimated recoveries under stop loss policies are reported within the capitation receivable or amounts due health plans as the counterparty responsible for the payment of the claims and the stop loss is the respective health plan.
Reserve Funds Held by Health Plans
Funds withheld in accordance with contractual terms by the Plans represents funds withheld with certain Plans with which the Company does business.
Property and Equipment, Net
Property and equipment are stated at cost less accumulated depreciation and amortization. Depreciation and amortization are computed using the straight-line method over the life of the assets, ranging from three to fifteen years. Leasehold improvements are amortized over the shorter of the estimated useful life or term of the lease.
Repairs and maintenance are expensed as incurred. Expenditures that increase the value or productive capacity of assets are capitalized. When property and equipment are retired, sold, or otherwise disposed of, the asset’s carrying amount and related accumulated depreciation and amortization are removed from the accounts and any gain or loss is included in accompanying consolidated statements of operations.
Goodwill
The Company records acquired assets and assumed liabilities at their respective fair values under the acquisition method of accounting. Goodwill represents the excess of the purchase price over the fair value of net assets acquired. Intangible assets with finite lives, principally trade names, are recognized apart from goodwill at the time of acquisition based on the contractual-legal and separability criteria established in the accounting guidance.
Goodwill is tested for impairment at a reporting unit level on at least an annual basis in accordance with the subsequent measurement provisions of the accounting guidance for goodwill. The Company performs a single-step quantitative test with any goodwill impairment measured as the amount by which a reporting unit’s carrying value exceeds its fair value. The Company uses income and market-based valuation approaches to determine the fair value of its reporting unit. Significant assumptions used in these valuations include the weighted average cost of capital discount factor, revenue growth rates and revenue and EBITDA multiples. The Company also considers the economic outlook for the healthcare services industry and various other factors during the testing process, including physician contract changes, local market developments, changes in third-party payor payments, and other publicly available information.
The Company concluded the estimated fair value of our Clinical Services reporting unit was determined to be below its carrying value, which resulted in goodwill impairment charge of approximately $65,559,000

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2019 AND 2018
2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)
for the year ended December 31, 2018. The Company recognized no goodwill impairment charges during the year ended December 31, 2019. See “Note 3 — Goodwill and Intangible Assets, Net.”
Intangible Assets, Net
Intangible assets, net, consist of trademarks. Intangible assets with finite lives are amortized on a straight- line basis over their estimated useful lives. Intangible assets with finite lives are amortized over periods fifteen years. We carry intangible assets at cost less accumulated amortization. During the year ended December 31, 2018, the Company concluded the estimated fair value of one of its trademarks was determined to be below its carrying value, See “Note 3 — Goodwill and Intangible Assets, Net.”
Impairment of Long-lived Assets (Except Goodwill)
Long-lived assets, such as equipment and improvements and intangible assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to estimated undiscounted future cash flows expected to be generated by the use and eventual disposition of the asset. If the carrying amount of an asset exceeds its estimated future cash flows, an impairment charge is recognized by the amount by which the carrying amount of the asset exceeds the fair value. During the year ended December 31, 2018, the Company concluded the estimated future cash flows of one of its trademarks was below its carrying value, which resulted in an impairment charge of approximately $136,000.
Advertising Costs
Advertising costs are expensed as incurred. Advertising costs incurred was approximately $850,000 and $1,267,000 for the years ended December 31, 2019 and 2018, respectively, and are included in general and administrative expenses on the accompanying consolidated statements of operations.
Earnings per Unit (“EPU”)
Basic earnings (loss) per unit, or EPU, is computed by dividing net income (loss) available to unit holders by the weighted average units outstanding during the period.
Income Taxes
The Company is a single member limited liability company (“LLC”) and is a disregarded entity for federal income tax purposes. The Company’s parent is an LLC that has elected to be taxed as a corporation. The Company recognizes its allocable share of income taxes in these consolidated financial statements.
Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the consolidated financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.
The Company recognizes positions taken or expected to be taken in a tax return in accordance with existing accounting guidance on income taxes which prescribes a recognition threshold and measurement process. Interest and penalties on tax liabilities, if any, would be recorded in interest expense and general and administrative expense, respectively. For the years ended December 31, 2019 and 2018, the Company did

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DECEMBER 31, 2019 AND 2018
2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)
not have any unrecognized tax benefits as a result of tax positions taken during a prior period or during the current period. No interest or penalties have been recorded as a result of tax uncertainties. The U.S. Federal jurisdiction and Florida are the major tax jurisdictions where the Company files income tax returns with its Parent. The Company is no longer subject to U.S. Federal or State examinations by tax authorities for years before 2016.
Adopted Accounting Pronouncements
Statement of Cash Flows
In November 2016, the FASB issued ASU 2016-18, Statement of Cash Flows: Restricted Cash.
ASU 2016-18 requires that a statement of cash flows explain the change during the period in the total of cash, cash equivalents, and amounts generally described as restricted cash or restricted cash equivalents. Therefore, amounts generally described as restricted cash and restricted cash equivalents should be included with cash and cash equivalents when reconciling the beginning-of-period and end-of-period total amounts shown on the statement of cash flows. The Company has adopted the accounting standard update for the year ended December 31, 2018, however, the adoption did not have an impact on its consolidated financial statements.
Simplifying the Test for Goodwill Impairment
In January 2017, the FASB issued an accounting standards update to simplify the accounting for goodwill impairment. The update removes Step 2 of the goodwill impairment test, which requires a hypothetical purchase price allocation. The update specifies that a goodwill impairment charge will now be recognized for the amount by which the carrying value of a reporting unit exceeds its fair value, not to exceed the carrying amount of goodwill. The Company has elected to early adopt the accounting standard update for the year ended December 31, 2018.
Stock Compensation
In June 2018, the FASB issued improvements to Nonemployee Share-Based Payment Accounting, which expands the scope of ASC Topic 718 to include share-based payments granted to nonemployees in exchange for goods or services used or consumed in an entity’s own operations and supersedes the guidance in ASC 505-50. The amendments in ASU 2018-07 are effective for the Company beginning on January 1, 2020. The Company has adopted the accounting standard update for the year ended December 31, 2018.
Business Combinations
In January 2017, the FASB issued ASU 2017-01, Clarifying the Definition of a Business. ASU 2017-01 assists entities in determining whether a transaction involves an asset or a business. Specifically, it states that when substantially all of the fair value of the gross assets acquired (or disposed of) is concentrated in a single identifiable asset or group of similar identifiable assets, the set is not a business. If this initial test is not met, a set cannot be considered a business unless it includes an input and a substantive process that together significantly contribute to the ability to create output. ASU 2017-01 became effective and was adopted for the Company’s fiscal year ended December 31, 2018. The adoption of ASU 2017-01 did not have a significant impact on the consolidated financial statements.
Recent Accounting Pronouncements
Lease Accounting
In February 2016, the FASB issued an accounting standards update (“ASU 2016-02”) which amends existing lease guidance. The update requires lessees to recognize a right-of-use asset and related lease liability

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2019 AND 2018
2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)
for many operating leases now currently off-balance sheet under current U.S. GAAP. Also, the FASB has issued amendments to the update with practical expedients related to land easements, lessor accounting, and disclosures related to accounting changes and error corrections. The Company is currently evaluating the effect the update will have on its consolidated financial statements but expects upon adoption that the update will have a material effect on the Company’s financial condition due to the recognition of a right-of-use asset and related lease liability. The Company does not anticipate the update having a material effect on the Company’s consolidated results of operations or cash flows, though such an effect is possible.
The update originally required transition to the new lease guidance using a modified retrospective approach which would reflect the application of the update as of the beginning of the earliest comparative period presented. A subsequent amendment to the update provides an optional transition method that allows entities to initially apply the new lease guidance with a cumulative-effect adjustment to the opening balance of equity in the period of adoption. If this optional transition method is elected, after the adoption of the new lease guidance, the Company’s presentation of comparative periods in the consolidated financial statements will continue to be in accordance with current lease accounting.
In June 2020, the FASB issued ASU 2020-05, “Effective Dates for Certain Entities”. The amendments in this update defer the effective date for one year for small reporting companies that have not yet issued financial statements reflecting the adoption of ASU 2016-02. Therefore, ASU 2016-02 is effective, for the Company, for fiscal years beginning after December 15, 2021. Early application is permitted.
Measurement of Credit Losses on Financial Instruments
In June 2016, the FASB issued ASU No. 2016-13, Financial Instruments — Credit Losses: Measurement of Credit Losses on Financial Instruments, which is intended to improve financial reporting by requiring earlier recognition of credit losses on certain financial assets. The standard replaces the current incurred loss impairment model that recognizes losses when a probable threshold is met with a requirement to recognize lifetime expected credit losses immediately when a financial asset is originated or purchased. The standard has been further refined through subsequent releases by the FASB, including the extension of the effective date. As amended by ASU No. 2019-10, the standard is effective for the Company for fiscal years beginning after December 15, 2022, including interim periods within those annual periods, with early adoption permitted, and the Company expects to adopt ASU on the effective date. The adoption of this guidance is not expected to have a material effect on the Company’s consolidated financial statements.
Simplifying the Accounting for Income Taxes
In December 2019, the FASB issued an accounting standards update designed to reduce the complexity in accounting for income taxes by removing certain exceptions and changing or clarifying certain recognition and other requirements. The update is effective for consolidated financial statements issued for fiscal years beginning after December 15, 2021, and interim periods within fiscal years beginning after December 15, 2022, with early application permitted. The Company is currently evaluating the effect the update will have on its consolidated financial statements.
Libor Rate Change Disclosure:
In March 2020, the FASB issued guidance to provide temporary optional expedients and exceptions through December 31, 2022 to the U.S. GAAP guidance on contract modifications and hedge accounting to ease the financial reporting burdens of the expected market transition from the London Interbank Offered Rate (LIBOR) and other interbank offered rates to alternative reference rates, such as the Secured Overnight Financing Rate (SOFR). The amendments are effective for all entities from the beginning of an interim period that includes the issuance date of the ASU. An entity may elect to apply the amendments prospectively

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2019 AND 2018
2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)
through December 31, 2022. The Company is currently evaluating the effect the update will have on its consolidated financial statements.
Risk and Uncertainties
The majority of the Company’s revenue is from capitation contracts with multiple health plans. These plans are subject to substantial government regulation and are exposed to risks that may materially adversely affect its business or its willingness or ability to participate in government healthcare programs including, among other things, loss of material government contracts, governmental audits and investigations, potential inadequacy of government determined payment rates, potential restrictions on profitability, or other changes in the governmental programs. These risks at the plan level could have a material adverse effect on the Company’s operating results, financial position and cash flows.
If the capitation payments received are insufficient to cover the cost of healthcare services delivered to members, and if the Company is unable to implement clinical initiatives to provide a better healthcare experience for the members, lower costs and appropriately document the risk profile of its members, or if the estimates of benefits expense are inadequate, the Company’s profitability could be materially adversely affected.
On March 11, 2020, the World Health Organization declared the novel strain of coronavirus (“COVID-19”) a global pandemic and recommended containment and mitigation measures worldwide. With the possibility of widespread infection in the United States and abroad, national, state and local authorities have recommended social distancing and imposed or are considering quarantine and isolation measures on large portions of the population, including mandatory business closures.
The spread of COVID-19 underscores certain risks the Company faces, including those discussed above, such as the risk that the capitation payments may prove to be insufficient to cover the cost of healthcare services delivered to the members, pharmaceutical costs, and expanded benefit coverage; the potential impact on the Company’s ability to operate effectively, including as a result of complete or partial closure of facilities, labor shortages, disruptions in public and private infrastructure and supply chains; or increased cybersecurity and information security risk as a result of the transition of a significant subset of employee populations to a remote work environment; and the severe impact on global economic activity, as well as the significant volatility and negative pressure in the financial markets. Management has taken action to minimize the potential financial impact of COVID-19 and continues to monitor the impacts daily and adjusting as necessary, however the ultimate outcome of these existential issues remain absolutely unpredictable.
While the ultimate impact of the COVID-19 pandemic remains uncertain, the Company has estimated no adverse impacts to its financial condition for the 2020 period. The Company estimates the impact of the COVID-19 pandemic has been between $3.0 million and $4.0 million to net income, which is primarily driven by the Coronavirus Aid, Relief, and Economic Security Act’s (“CARES Act”) delay of the mandatory 2% Medicare sequestration until 2021, which increased premiums to Medicare Advantage Health Plans and subsequently the Company’s revenue for at-risk contracts. Additionally, the COVID-19 pandemic has led to reductions in the Company’s medical expense of an estimated $1.0 million to $2.0 million, primarily due to lower hospital utilized and suppressed planned outpatient procedures, partially offset by higher cost and more acute COVID-19 admissions. The COVID-19 pandemic has also accelerated the usage of telemedicine, which the Company anticipates will have a long-term impact on reducing urgent care and emergency care usage in the future.
Subsequent Events
The Company has evaluated subsequent events through December 17, 2020, the date on which the consolidated financial statements were available to be issued. Refer to Note 11 for further discussion.

INTERAMERICAN MEDICAL CENTER GROUP, LLC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2019 AND 2018
3.   GOODWILL AND INTANGIBLE ASSETS, NET
Goodwill
Goodwill consists of the following as of December 31:
	2019	2018
Goodwill – opening balance	$83,267,833	$148,691,076
Additions to goodwill	2,208,396	—
Impairment	—	(65,423,243)
	$85,476,229	$83,267,833
During 2018, the Company determined an impairment triggering event occurred as a result of continued net losses and negative cash flows from operations. At the time of purchase, the acquisition provided revenue from both Medicare Advantage and Medicaid members. Due primarily to external factors, the membership and profitability from the Medicaid segment decreased materially over the course of 2017 and 2018. This decline created a strain on cash flows. The Company performed an impairment test of goodwill, noting that the fair value of the entity, which was determined using a combination of valuation methods that included market and income approaches, was less than the carrying value. As a result, the Company recorded a goodwill impairment charge of approximately $65,423,000 during the year ended December 31, 2018.
Intangible Assets
Intangible assets, net consist of the following as of December 31, 2019:
	Estimated Life (Years)	Gross Carrying Amount	Accumulated Amortization	Net Book Value
Trademarks	15	$24,405,000	$(4,745,416)	$19,659,584
		$24,405,000	$(4,745,416)	$19,659,584
Intangible assets, net consist of the following as of December 31, 2018:
	Estimated Life (Years)	Gross Carrying Amount	Accumulated Amortization	Net Book Value
Trademarks	15	$24,405,000	$(3,118,416)	$21,286,584
		$24,405,000	$(3,118,416)	$21,286,584
During the year ended December 31, 2018, the Company concluded the estimated future cash flows of one of its trademarks was below its carrying value, which resulted in an impairment charge approximately $136,000.
Amortization expense for intangibles was approximately $1,627,000 and $1,632,000 for the years ended December 31, 2019 and 2018, respectively.

INTERAMERICAN MEDICAL CENTER GROUP, LLC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2019 AND 2018
3.   GOODWILL AND INTANGIBLE ASSETS, NET (continued)
The future estimated aggregated amortization expense of intangible assets, net as of December 31, 2019, is as follows:
Years ending December 31:
2020	$1,627,000
2021	1,627,000
2022	1,627,000
2023	1,627,000
2024	1,627,000
Thereafter	11,524,584
$19,659,584
4.   PROPERTY AND EQUIPMENT, NET
The following is a summary of property and equipment, net and the related lives as of December 31:
	Useful Life	2019	2018
Furniture, fixtures and office equipment	5 years	$2,780,161	$2,453,329
Leasehold improvements	Lesser of lease term or 15 years	4,053,863	3,002,326
Medical equipment	15 years	441,995	369,997
Vehicles	5 years	2,330,965	2,466,521
Software	3 years	5,040,476	2,933,550
		14,647,460	11,225,723
Less: accumulated depreciation		(6,227,611)	(3,056,275)
		$8,419,849	$8,169,448
Depreciation and amortization expense were approximately $2,817,000 and $2,082,000 for the years ended December 31, 2019 and 2018, respectively.
Vehicles acquired under capital leases were approximately $1,684,000 during the year ended December 31, 2018. No vehicles were acquired under capital leases during the year ended December 31, 2019. Accumulated depreciation as of December 31, 2019 and 2018, for vehicles acquired under capital leases was approximately $631,000 and $231,000, respectively.
5.   COMMITMENTS AND CONTINGENCIES
Risk Management
The Company is exposed to various risks of loss related to torts; theft of, damage to and destruction of assets; errors and omissions; injuries to employees; and natural disasters. These risks are generally covered by commercial insurance purchased from independent third parties.
Malpractice Professional Liability Insurance
The Company may be a party to claims filed against it in the normal course of business, principally related to malpractice assertions. The Company has professional liability insurance coverage on a claims- made basis. Current per claim coverage is limited to $250,000 and aggregate annual claims of $1,500,000.

INTERAMERICAN MEDICAL CENTER GROUP, LLC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2019 AND 2018
5.   COMMITMENTS AND CONTINGENCIES (continued)
Should this claims-made policy not be renewed or replaced with equivalent insurance, claims based on incidents occurring during the term of the claims-made policy but reported in subsequent periods would be uninsured. The Company has determined that no accrual is necessary for incurred but not reported (“IBNR”) claims as of December 31, 2019 and 2018. The Company has secured coverage through March 2021, and intends to renew coverage beyond this date.
Healthcare and Government Regulations
The health care industry is subject to numerous laws and regulations of federal, state and local governments. These laws and regulations include, but are not necessarily limited to, matters such as licensure, accreditation, government health care program participation requirements, reimbursement for patient services, and Medicare and Medicaid fraud and abuse. Future changes in Medicare or Medicaid programs and reductions in funding levels could have a material adverse effect on the Company.
Recently, government activity has increased with respect to investigations and allegations concerning possible violations of fraud and abuse statutes and regulations by health care providers. Violations of these laws and regulations could result in expulsion from government health care programs, together with the imposition of significant fines and penalties, as well as significant repayments for patient services previously billed. After consultation with legal counsel, management believes that the Company is in compliance with the fraud and abuse regulations, as well as other applicable government laws and regulations. Compliance with such laws and regulations can be subject to future government review and interpretation, as well as regulatory actions unknown or unasserted at this time.
Legal and Other Risks
IMC Group, LLC et al. v. Comvest IMC Holdings, LLC, et al., was filed in February 2018, in Florida State Court, Miami-Dade County. IMC Group, LLC (IMC Group) and Comvest IMC Holdings LLC (Comvest) each have ownership interests in the Company through ownership of the Company’s parent. IMC Group, LLC and affiliates (the “Plaintiffs”), sued Comvest, the Company and its Directors, and IMC Medical Group Holdings, LLC in February 2018 in state court in Miami-Dade County, Florida for purported breach of contract, breach of fiduciary duty (derivatively and directly), tortious interference, fraudulent transfer, and declaratory judgement and damages. The subject of the litigation arose from the contingent payment adjustment outlined in the Purchase Agreement from the business combination entered into on February 1, 2017, between the Company and IMC and subsidiaries.
After various counterclaims, appeals and amendments made subsequent to the initial filing, on October 29, 2020, the Plaintiffs and Comvest IMC Holdings, LLC entered into a Settlement and General Release Agreement. The Company was not required to make any payments to the plaintiffs and all of the parties released all claims against one another.
The Company may be subject to claims and legal proceedings covering various matters that arise in the normal course of its business activities. The Company vigorously defends any asserted claims. The Company believes that any liability that may ultimately result from the resolution of such matters will not have a material adverse effect on the consolidated financial position or results of operations of the Company.
The Company’s business operations are located in a geographical area that is affected by hurricanes. Occurrences of hurricanes can impact Company equipment and improvements, personnel and utilization patterns of the patient populations served. The Company mitigates this risk through adequate insurance coverage of its assets.

INTERAMERICAN MEDICAL CENTER GROUP, LLC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2019 AND 2018
5.   COMMITMENTS AND CONTINGENCIES (continued)
Concentration Risks
Financial instruments that potentially subject the Company to concentration of credit risks consist of cash, cash held by health plans and accounts receivable. At times, cash may include deposits at various financial institutions in excess of federally insured limits. The Company has not experienced any losses in such accounts.
The Company was formed to offer a comprehensive solution to health plans which offer risk contracts in South Florida. The Company has receivables due from these Plans, substantially all of whom are national business establishments, based on established industry credit terms and policies. At December 31, 2019 and 2018, the Company had approximately $10,036,000 and $7,842,000, respectively, of capitation receivables due from these Plans. Exposure of loss on accounts receivable is principally dependent on each Plan’s financial condition. The Company does not believe it is exposed to significant credit risk in its capitation receivables.
A break out of capitation receivables as of December 31, 2019 and 2018, and revenues for the years ended December 31, 2019 and 2018, are as follows:
	2019		2018
Plan	Capitated Plan Receivable	Revenue	Capitated Plan Receivable	Revenue
A	22%	29%	26%	25%
B	39%	22%	23%	25%
C	16%	14%	23%	11%
D	5%	15%	22%	10%
E	0%	1%	0%	11%
F	11%	13%	3%	9%
All other	7%	6%	3%	9%
	100%	100%	100%	100%
6.   RELATED PARTY TRANSACTIONS
Certain entities under common ownership or related through ownership of relatives of the member of the Company provide various services or facilities to the Company. At December 31, 2019 and 2018, there were no amounts receivable or accounts payable with these related parties.
During the years ended December 31, 2019 and 2018, the Company paid approximately $432,000 and $802,300, respectively, for consulting and management services, $1,459,000 and $1,179,000, respectively, for rent expense and $0 and $8,000, respectively, for medical services from related parties, which are included in general and administrative expenses in the accompanying consolidated statements of operations.
7.   LONG-TERM DEBT
On February 1, 2017, the Company entered into an $81,000,000 term note secured by substantially all the assets of the Company. The Company capitalized deferred financing costs of $1,060,000 at close of the financing. Interest payments were due quarterly with principal due at maturity on February 1, 2022. In 2018, the Company entered into six amendments that primarily adjusted the interest rate and payment methodology for the quarterly interest payments due, as well as the covenant requirements.

INTERAMERICAN MEDICAL CENTER GROUP, LLC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2019 AND 2018
7.   LONG-TERM DEBT (continued)
On July 30, 2019, the Company entered into a seventh amendment to the term note agreement. Under the amendment, the lender waived all defaults, including those related to certain covenant violations and failure to make certain interest payments, which occurred under the agreement prior to the amendment date. The maturity date of the term note was extended to July 30, 2024 and certain minimum liquidity and EBITDA covenants were modified. The amended term note bears interest on the outstanding principal at a rate per annum equal to (i) three-month LIBOR plus 7.50% through the interest period ending December 31, 2020 and (ii) three-month LIBOR plus 8.25% for the interest period thereafter, ending March 31, 2021.
Interest may be paid in-kind on each interest payment date through December 31, 2020 by adding the paid in-kind interest to the principal amount of the term note.
At the Company’s option, interest may also be paid in-kind for the interest periods starting January 1, 2021 and through December 31, 2021. If the Company elects to pay interest in-kind, the term notes will bear additional interest on the outstanding principal at a rate per annum equal to 2.00%, which will accrue on a daily basis and will be added to the principal amount of the term note. Beginning January 1, 2022, in the event that certain conditions outlined in the agreement are in effect, the Company may continue to pay interest in-kind, in which case the interest rate will increase by an incremental rate defined in the agreement.
Based on the terms of the amended term note, the Company may make voluntary prepayments of a minimum principal amount of $5,000,000 and multiples of $1,000,000 in excess thereof, which will be applied to accrued interest, all costs, expenses, and other amounts due under the agreement, and thereafter to the payment of principal. The Company may also be required to make mandatory prepayments upon the occurrence of certain events.
In conjunction with the modification of the term note agreement under the seventh amendment, the lender received 33,962,264 Series D Senior Preferred Units and 57,707,097 Series E Senior Preferred Units of the Company’s parent, IMC Holdings, LLC. Further, the amended term note includes a contingent conversion feature, subject to certain events occurring. If the contingency events are satisfied, an aggregate $9,000,000 of term note principal plus accrued interest, as defined in the agreement, will be converted into 33,962,264 Series B Senior Preferred Units and 57,707,097 Series C Senior Preferred Units of IMC Holdings, LLC, and the Series D and E Preferred Units held by the lender will be cancelled.
The Company accounted for the seventh amendment as a modification in accordance with applicable U.S. GAAP. On modification, the Company recorded deferred financing costs on the long-term debt and corresponding offset to equity of approximately $3,841,000, representing the fair value of the Series D and Series E Preferred Units. As of December 31, 2019 and 2018, the long-term debt balance was approximately $89,126,000 and $83,557,000, respectively, which included approximately $12,062,000 and $3,211,000, respectively, of paid-in-kind interest added to the term note principal balance. Interest on the long-term debt is charged at the three-month LIBOR plus 7.50% (9.63% and 9.94% as of December 31, 2019 and 2018, respectively). Long-term debt is presented net of unamortized deferred financing costs of approximately $3,963,000 and $654,000 as of December 31, 2019 and 2018, respectively. In conjunction with the seventh amendment, the Company incurred approximately $1,856,000 in legal fees which were expensed during the period ended December 31, 2019 and included within general and administrative expenses on the Company’s consolidated statement of operations.
For the period ended December 31, 2019, management believes that the Company was in compliance with the covenants defined in the term note agreement under the seventh amendment.

INTERAMERICAN MEDICAL CENTER GROUP, LLC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2019 AND 2018
7.   LONG-TERM DEBT (continued)
During the year ended December 31, 2019, the Company entered into a note payable to finance the purchase of property and equipment. This note payable as of December 31, 2019 bears interest at 12.58%, requiring monthly payments of approximately $1,400, and is due in September 2022, secured by certain property and equipment. No note payable was outstanding as of December 31, 2018. The note payable as of December 31, 2019 was as follows:
2019
Note payable	$38,872
Less current portion	(12,816)
Note payable, net of current portion	$26,056
8.   LEASES
Operating Leases
The Company leases space for its medical centers and the corporate offices under leases expiring through 2026. Additionally, the Company rents certain facility space under month-to-month agreements. Rent expense aggregated to approximately $3,469,000 and $3,400,000 for the years ended December 31, 2019 and 2018, respectively, and is included in general and administrative expenses on the accompanying consolidated statements of operations.
Included in rent expense above are leases for certain facilities from related parties through common ownership under operating leases expiring through 2026. For the years ended December 31, 2019 and 2018, total rent expense under related party leases was approximately $1,459,000 and $1,179,000, respectively, as discussed in Note 6.
The Company also leases office and medical equipment under operating leases expiring through 2021. Rent expense for these equipment leases amounted to approximately $232,000 and $226,000 for the years ended December 31, 2019 and 2018, respectively, and is included in general and administrative expenses on the accompanying consolidated statements of operations.
Total future minimum rental payments as of December 31, 2019, for the above noncancelable operating leases with initial terms in excess of one year are as follows:
	Related Party Amounts	Non Related Party Amounts	Total
Years ending December 31:
2020	$1,369,151	$1,718,629	$3,087,780
2021	1,398,353	1,148,818	2,547,171
2022	1,083,458	773,664	1,857,122
2023	304,279	524,490	828,769
2024	162,526	339,127	501,653
Thereafter . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	235,873	77,116	312,989
	$4,553,640	$4,581,844	$9,135,484

INTERAMERICAN MEDICAL CENTER GROUP, LLC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2019 AND 2018
8.   LEASES (continued)
Capital Leases
The Company leases vehicles under capital leases expiring in August 2021. The capital leases require monthly payments of approximately $52,000. The following is a schedule of the future minimum lease payments as of December 31, 2019 under capital leases:
Years ending December 31:
2020	$624,454
2021	389,574
Total minimum lease payments	1,014,028
Less the amount representing interest (7.05%)	(58,440)
Present value of minimum lease payments	955,588
Less current maturities	(575,443)
Capital leases, net of current portion	$380,145
The following is a table of the future maturities for the capital leases as of December 31, 2019: Years ending December 31:
2020	$624,454
2021	389,574
$1,014,028
9.   PROFIT INTEREST PLANS
In July 2018, IMC Holdings, LLC, the parent of the Company’s parent, adopted an executive unit plan and an equity incentive plan (the “Plans”). Under the Plans, profit interests are granted to employees, executives and board members of the Company. The total number of Class A profit interests available to be issued under the executive unit plan are 4,519,913 and Class B profit interests available under the equity incentive plan are 33,958,572. No Class C profit interest units were authorized or issued as of December 31, 2019.
Profit interests granted under the Plans are generally 20% vested within the first year and 80% ratably over the remaining four years, with exceptions. There is an option for accelerated vesting if the Company is sold.
The Company uses a Black-Scholes option valuation model to estimate the fair value of profit interests. The assumptions used to estimate the fair value of the Company’s profit interest grants for the year ended December 31, 2019 are as follows:
	Class A Units	Class B-1 Units	Class B-2 Units	Class B-3 Units
Holding period	5	5	5	5
Risk-free rate	1.69%	1.69%	1.69%	1.69%
Volatility	33.6%	33.6%	33.6%	33.6%
Dividend yield	0%	0%	0%	0%

INTERAMERICAN MEDICAL CENTER GROUP, LLC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2019 AND 2018
9.   PROFIT INTEREST PLANS (continued)
The assumptions used to estimate the fair value of the Company’s profit interest grants for the year ended December 31, 2018 are as follows:
	Class A Units	Class B-1 Units	Class B-2 Units	Class B-3 Units
Holding period	5	5	5	5
Risk-free rate	2.51%	2.51%	2.51%	2.51%
Volatility	34.1%	34.1%	34.1%	34.1%
Dividend yield	0%	0%	0%	0%
The Company has estimated volatility based on the historical volatility used by similar companies over a period commensurate with the expected term of the award. The holding period represents an estimate of the time profit interests are expected to remain outstanding. The risk-free rates for the periods within the contractual life of the option is based on the U.S. treasury yield curve in effect at the time of grant.
A summary of option activity under the plans as of December 31, 2019 and 2018, and the changes for the years then ended, is presented below:
	Number of PIU’s 2019	Number of PIU’s 2018
Beginning balance	33,101,708	—
Granted	3,395,855	33,101,708
Forfeited	(8,176,117)	—
Ending balance	28,321,446	33,101,708
Vested balance	9,983,819	9,489,182
There were 9,983,819 and 9,489,182 units vested and $0 of compensation expense recorded related to profit interests granted for the years ended December 31, 2019 and 2018, respectively. As of December 31, 2019 and 2018, there was no unrecognized compensation cost related to approximately 18,338,000 and 23,613,000, respectively, of non-vested profit interests granted.
10.   INCOME TAXES
The Company recorded no income tax benefit or expense for the years ended December 31, 2019 and 2018, respectively.
The income tax provision differs from the amount of income tax determined by applying the U.S. federal income tax rate to pretax income for the Company ended December 31, 2019 and 2018, due to the following:
	2019	2018
Federal taxes at statutory rate	$(3,539,007)	$(17,763,254)
State income tax, net of federal tax benefit	(755,770)	(3,069,042)
Permanent differences	(11,346)	2,930,141
Other	(353,115)	315,753
Change in valuation allowance	4,659,238	17,586,402
Total income taxes	$—	$—

INTERAMERICAN MEDICAL CENTER GROUP, LLC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2019 AND 2018
10.   INCOME TAXES (continued)
Net deferred tax assets consist of the following components as of December 31:
	2019	2018
Deferred tax assets:
Equipment and improvements	$577,659	$360,003
Goodwill	6,926,239	9,703,604
Accrued expenses	230,300	84,221
Deferred rent	38,782	30,050
Charitable contribution	5,138	3,072
Sec 163(j) interest expense limitation	4,713,375	2,385,118
Accrued payroll	163,270	243,490
Purchase vs lease	93,079	—
Net operating loss carryforwards	9,692,874	5,895,729
	22,440,716	18,705,287
Less valuation allowance	(22,245,662)	(17,591,200)
	195,054	1,114,087
Deferred tax liabilities:
Intangible assets.	—	935,318
Prepaid expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	195,054	178,769
	195,054	1,114,087
	$—	$—
The Company has approximately $9,000,000 of Federal and $8,000,000 of State net operating loss carryforwards expiring in 2037. Their utilization is limited to future taxable earnings of the Company. The Company also has approximately $30,000,000 of Federal and $30,000,000 State NOL not subject to expiration. Their utilization is limited to 80% of the future taxable income of the Company.
Due to the uncertain nature of the ultimate realization of the net deferred tax assets, the Company has established a full valuation allowance against the benefits of the net deferred tax assets and will recognize these benefits only as reassessment demonstrates they are realizable. Ultimate realization is dependent upon several factors, among which is future earnings. While the need for this valuation allowance is subject to periodic review, if the allowance is reduced, the tax benefits of the net deferred tax assets will be recorded in future operations as a reduction of the Company’s income tax expense.
The U.S. Federal jurisdiction and Florida are the major tax jurisdictions where the Company files income tax returns with its Parent. The Company is no longer subject to U.S. Federal or State examinations by tax authorities for years prior to 2016.
11.   SUBSEQUENT EVENTS
On March 27, 2020, the U.S. government signed the CARES Act into law. As part of the CARES Act, the Company has taken advantage of the Employer Social Security Tax Deferrals, which allowed employers to defer payments of employer social security taxes that are otherwise owed for wage payments made after March 12, 2020 through the end of the calendar year. The rapid development and fluidity of this situation precludes any prediction as to the ultimate adverse impact to the Company of COVID-19.

INTERAMERICAN MEDICAL CENTER GROUP, LLC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2019 AND 2018
11.   SUBSEQUENT EVENTS (continued)
Management has taken action to minimize the potential financial impact of COVID-19 and continues to monitor the impacts daily and adjusting as necessary, however the ultimate outcome of these existential issues remain absolutely unpredictable. The CARES Act allows NOLs generated in tax years beginning after December 31, 2017 and before January 1, 2021 to be carried back to the preceding 5 taxable years. Additionally, the CARES Act suspends the 80% taxable income limitation for NOLs generated in tax years beginning after December 31, 2017 and before January 1, 2021. The 80% taxable income limitation remains in place for taxable years beginning on or after January 1, 2021.
As of December 17, 2020, the Company is in advanced negotiations to merge with a Special Purpose Acquisition Company and expects to enter into a definitive agreement during 2020.

PART I — FINANCIAL INFORMATION
ITEM 1.   FINANCIAL STATEMENTS
DEERFIELD HEALTHCARE TECHNOLOGY ACQUISITIONS CORP.
CONDENSED BALANCE SHEETS
	March 31, 2021	December 31, 2020
	(unaudited)
Assets:
Current assets:
Cash	$390,022	$908,711
Prepaid expenses	209,626	198,172
Total current assets	599,648	1,106,883
Investments held in Trust Account	143,856,248	143,836,562
Total assets	$144,455,896	$144,943,445
Liabilities and Stockholders’ Equity:
Current liabilities:
Accounts payable	$456,646	$458,155
Accrued expenses	4,355,000	3,168,000
Franchise tax payable	49,365	129,913
Total current liabilities	4,861,011	3,756,068
Deferred underwriting commissions	4,443,250	4,443,250
Derivative warrant liabilities	13,870,006	24,764,148
Total liabilities	23,174,267	32,963,466
Commitments and Contingencies (Note 5)
Class A common stock, $0.0001 par value; 11,628,162 and 10,697,997 shares subject to possible redemption at $10.00 per share as of March 31, 2021 and December 31, 2020, respectively	116,281,625	106,979,970
Stockholders’ Equity:
Preferred stock, $0.0001 par value; 1,000,000 shares authorized; none issued and outstanding	—	—
Class A common stock, $0.0001 par value; 100,000,000 shares authorized; 2,746,838 and 3,677,003 shares issued and outstanding (excluding 11,628,162 and 10,697,997 shares subject to possible redemption) as of March 31, 2021 and December 31, 2020, respectively	276	368
Class B common stock, $0.0001 par value; 10,000,000 shares authorized; 3,593,750 shares issued and outstanding as of March 31, 2021 and December 31, 2020	359	359
Additional paid-in capital	17,208,460	26,510,023
Accumulated deficit	(12,209,091)	(21,510,741)
Total stockholders’ equity	5,000,004	5,000,009
Total Liabilities and Stockholders’ Equity	$144,455,896	$144,943,445
The accompanying notes are an integral part of these unaudited condensed financial statements.

DEERFIELD HEALTHCARE TECHNOLOGY ACQUISITIONS CORP.
UNAUDITED CONDENSED STATEMENT OF OPERATIONS
For the Three Months Ended March 31, 2021
General and administrative expenses	$1,547,072
General and administrative expenses – related party	52,500
Franchise tax expense	12,606
Loss from operations	(1,612,178)
Other income (expense)
Interest income from investments held in Trust Account	19,686
Change in fair value of derivative warrant liabilities	10,894,142
Net income	$9,301,650
Weighted average shares outstanding of Class A common stock	14,375,000
Basic and diluted net income per share, Class A common stock	$—
Basic weighted average shares outstanding of Class B common stock	3,593,750
Basic net income per share, Class B common stock	$2.59
Diluted weighted average shares outstanding of Class B common stock and nonredeemable warrants	4,665,065
Diluted net loss per share, Class B common stock and nonredeemable warrants	$(0.34)
The accompanying notes are an integral part of these unaudited condensed financial statements.

DEERFIELD HEALTHCARE TECHNOLOGY ACQUISITIONS CORP.
UNAUDITED CONDENSED STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY
For the Three Months Ended March 31, 2021
	Common Stock				Additional Paid-In Capital	Accumulated Deficit	Total Stockholders’ Equity
	Class A		Class B
	Shares	Amount	Shares	Amount
Balance – December 31, 2020	3,677,003	$368	3,593,750	$359	$26,510,023	$(21,510,741)	$5,000,009
Common stock subject to possible redemption	(930,165)	(93)	—	—	(9,301,557)	—	(9,301,655)
Net income	—	—	—	—	—	9,301,650	9,301,650
Balance – March 31, 2021	2,746,838	$275	3,593,750	$359	$17,208,466	$(12,209,091)	$5,000,004
The accompanying notes are an integral part of these unaudited condensed financial statements.

DEERFIELD HEALTHCARE TECHNOLOGY ACQUISITIONS CORP.
UNAUDITED CONDENSED STATEMENT OF CASH FLOWS
For the Three Months Ended March 31, 2021
Cash Flows from Operating Activities:
Net income	$9,301,650
Adjustments to reconcile net income to net cash used in operating activities:
Interest earned on investments held in Trust Account	(19,686)
Change in fair value of warrant liabilities	(10,894,142)
Changes in operating assets and liabilities:
Prepaid expenses	(11,454)
Accounts payable	(1,509)
Accrued expenses	1,187,000
Franchise tax payable	(80,548)
Net cash used in operating activities	(518,689)
Net decrease in cash	(518,689)
Cash – beginning of the period	908,711
Cash – end of the period	$390,022
Supplemental disclosure of noncash activities:
Change in initial value of Class A common stock subject to possible redemption	$(9,301,655)
The accompanying notes are an integral part of these unaudited condensed financial statements.

Notes to Unaudited Condensed Financial Statements
1.   Organization, Business Operations and Basis of Presentation.
Incorporation
Deerfield Healthcare Technology Acquisitions Corp. (the “Company”) is a blank check company incorporated in Delaware on May 8, 2020.
Sponsor
The Company’s sponsor is DFHTA Sponsor LLC, a Delaware limited liability company (the “Sponsor”).
Business Purpose
The Company was formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or other similar business combination with one or more operating businesses that it has not yet selected (“Business Combination”).
As of March 31, 2021, the Company has not commenced any operations. All activity for the period from May 8, 2020 (inception) through March 31, 2021 relates to the Company’s formation and the initial public offering (the “Initial Public Offering”) described below, and subsequent to the Initial Public Offering, the search for a target for its initial Business Combination. The Company will not generate any operating revenues until after the completion of its initial Business Combination, at the earliest. The Company will generate non-operating income in the form of interest income on cash and cash equivalents from the proceeds derived from the Initial Public Offering.
The Company’s management has broad discretion with respect to the specific application of the net proceeds of its Initial Public Offering of Units (as defined in Note 3 below), although substantially all of the net proceeds of the Initial Public Offering are intended to be generally applied toward completing a Business Combination. Furthermore, there is no assurance that the Company will be able to successfully complete a Business Combination.
Financing
The registration statement for the Initial Public Offering was declared effective on July 16, 2020. On July 21, 2020, the Company consummated the Initial Public Offering of 14,375,000 units (the “Units” and, with respect to the Class A common stock included in the Units, the “Public Shares”), including the issuance of 1,875,000 Units as a result of the underwriters’ exercise of their over-allotment option in full, at $10.00 per Unit, generating gross proceeds of approximately $143.8 million, and incurring offering costs of approximately $7.5 million, inclusive of approximately $4.4 million in deferred underwriting commissions (Note 5).
Simultaneously with the closing of the Initial Public Offering, the Company consummated the private placement (“Private Placement”) of 2,916,667 warrants (each, a “Private Placement Warrant” and collectively, the “Private Placement Warrants”), at a price of $1.50 per Private Placement Warrant to the Sponsor, generating gross proceeds to the Company of approximately $4.4 million (Note 4).
Trust Account
Upon the closing of the Initial Public Offering and the Private Placement, approximately $143.8 million ($10.00 per Unit) of the net proceeds of the Initial Public Offering and certain of the proceeds of the Private Placement was placed in a trust account (the “Trust Account”) and invested in permitted United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act of 1940, as amended, having a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act that invest only in direct U.S. government treasury obligations.

The Company’s amended and restated certificate of incorporation provides that, other than the withdrawal of interest earned on the funds that may be released to the Company to pay taxes, none of the funds held in Trust Account will be released until the earlier of: (i) the completion of the Business Combination; (ii) the redemption of any of the Public Shares to its holders (the “Public Stockholders”) properly tendered in connection with a stockholder vote to amend the Company’s certificate of incorporation to modify the substance or timing of the Company’s obligation to redeem 100% of the Public Shares or with respect to any other material provision relating to stockholders’ rights or pre-initial business combination activity, or (iii) the redemption of 100% of the Public Shares if the Company does not complete a business combination by July 21, 2022.
The Company, after signing a definitive agreement for a business combination, will either (i) seek stockholder approval of the business combination at a meeting called for such purpose in connection with which stockholders may seek to redeem their shares, regardless of whether they vote for or against the business combination, for cash equal to their pro rata share of the aggregate amount then on deposit in the Trust Account calculated as of two business days prior to the consummation of the initial business combination, including interest earned on the funds held in the Trust Account and not previously released to the Company to fund its working capital requirements (subject to an annual limit of $500,000) and/or to pay its taxes, or (ii) provide the Public Stockholders with the opportunity to sell their shares to the Company by means of a tender offer (and thereby avoid the need for a stockholder vote) for an amount in cash equal to their pro rata share of the aggregate amount then on deposit in the Trust Account calculated as of two business days prior to commencement of the tender offer, including interest earned on the funds held in the Trust Account and not previously released to the Company to fund its working capital requirements and/or to pay taxes,. The decision as to whether the Company will seek stockholder approval of the business combination or will allow stockholders to sell their shares in a tender offer will be made by the Company, solely in its discretion, and will be based on a variety of factors such as the timing of the transaction and whether the terms of the transaction would otherwise require the Company to seek stockholder approval. If the Company seeks stockholder approval, it will complete its business combination only if a majority of the outstanding shares of common stock voted are voted in favor of the business combination. However, in no event will the Company redeem its Public Shares in an amount that would cause its net tangible assets to be less than $5,000,001 upon consummation of the Company’s initial business combination and after payment of underwriters’ fees and commissions. In such case, the Company would not proceed with the redemption of its Public Shares and the related business combination, and instead may search for an alternate business combination.
If the Company holds a stockholder vote in connection with a business combination, a Public Stockholder will have the right to redeem its shares for an amount in cash equal to their pro rata share of the aggregate amount then on deposit in the Trust Account calculated as of two business days prior to the consummation of the initial business combination, including interest earned on the funds held in the Trust Account and not previously released to the Company to fund its working capital requirements (subject to an annual limit of $500,000) and/or to pay its taxes. As a result, such common stock was recorded at redemption amount and classified as temporary equity upon the completion of the Initial Public Offering, in accordance with Financial Accounting Standards Board (“FASB”), Accounting Standard Codification (“ASC”) 480, “Distinguishing Liabilities from Equity (“ASC 480”).” The amount in the Trust Account was initially at $10.00 per Public Share ($143.75 million held in the Trust Account divided by 14,375,000 Public Shares).
The Company will have 24 months from the closing of the Initial Public Offering, or July 21, 2022, to complete its initial business combination (the “Combination Period”). If the Company does not complete a business combination within this period of time, it will (i) cease all operations except for the purposes of winding up; (ii) as promptly as reasonably possible, but not more than ten business days thereafter, redeem the Public Shares for a per share pro rata portion of the Trust Account, including interest and not previously released to the Company to fund its working capital requirements (subject to an annual limit of $500,000) (less taxes payable and up to $100,000 of such net interest to pay dissolution expenses) and (iii) as promptly as possible following such redemption, dissolve and liquidate the balance of the Company’s net assets to its remaining stockholders, as part of its plan of dissolution and liquidation. The Sponsor and the Company’s executive officers and independent director nominees (the “initial stockholders”) entered into a letter agreement with the Company, pursuant to which they have waived their rights to participate in any redemption with respect to their Founder Shares (as defined below); however, if the initial stockholders or any of the Company’s officers, directors or affiliates acquire shares of common stock in or after the Initial Public Offering, they will be entitled to a pro rata share of the Trust Account upon the Company’s redemption or liquidation in the event the Company does not complete a business combination within the required time period. In the event of such distribution, it is possible that the per share value of the residual assets remaining available for distribution (including Trust Account assets) will be less than the Initial Public Offering price per Unit in the Initial Public Offering.
Basis of Presentation
The accompanying unaudited condensed financial statements are presented in U.S. dollars in conformity with accounting principles generally accepted in the United States of America (“GAAP”) for financial information and pursuant to the rules and regulations of the SEC. Accordingly, they do not include all of the information and footnotes required by GAAP. In the opinion of management, the unaudited condensed financial statements reflect all adjustments, which include only normal recurring adjustments necessary for the fair statement of the balances and results for the period presented. Operating results for the period for the three months ended March 31, 2021 are not necessarily indicative of the results that may be expected for the period ending December 31, 2021.
The accompanying unaudited condensed financial statements should be read in conjunction with the audited financial statements and notes thereto included in the Form 10-K/A filed by the Company with the SEC on April 28, 2021.
Emerging Growth Company
The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended (the “Securities Act”), as modified by the Jumpstart our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.
Further, section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such an election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, we, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s unaudited condensed financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accountant standards used.
Proposed Business Combination
On December 18, 2020, the Company entered into a Business Combination Agreement (the “Business Combination Agreement”) by and among the Company, the entities listed in Annex I to the Business Combination Agreement (collectively, the “CareMax Group”), IMC Holdings, LLC, a Delaware limited liability company (“IMC Parent” and, together with the CareMax Group, each a “Seller” and any other party that subsequent to the date of the Business Combination Agreement executes a joinder in form and substance reasonably acceptable to the Company, collectively, the “Sellers”), CareMax Medical Group, LLC, a Florida limited liability company (“CareMax”), IMC Medical Group Holdings, LLC, a Delaware limited liability company (“IMC” and, together with CareMax, each a “Company” and collectively, the

“Companies”), and Deerfield Partners, L.P. (“Deerfield Partners”) (solely for purposes of certain exclusivity and non-redemption provisions).
The Business Combination Agreement generally provides for (a) the sale and transfer of 100% of the equity interests in CareMax by the CareMax Group to the Company, (the “CareMax Units”) and (b) the sale and transfer of 100% of the equity interests in IMC by IMC Parent to the Company, (the “IMC Units”), as a result of which, upon consummation of the Business Combination, IMC and CareMax will become wholly-owned subsidiaries of the Company. CareMax is a tech-enabled, value based senior care provider serving Medicare Advantage patients. IMC is a value based senior care provider that provides primary, specialty and ancillary services to Medicare, Medicaid and Commercial/ACA patients. Upon the closing of the Business Combination, it is expected that the Company will be renamed CareMax, Inc., and remain listed on the Nasdaq stock market under a new ticker symbol.
Consideration
Subject to the satisfaction or waiver of certain conditions set forth in the Business Combination Agreement, the closing consideration payable by the Company to the CareMax Group in exchange for the CareMax Units will be equal to:
(a)
An amount in cash equal to $364,000,000, multiplied by 68%, subject to pre-closing adjustments, including adjustments based on estimated cash, debt and working capital at closing of the Business Combination; and

(b)
A number of shares of the Company’s Class A common stock, rounded down to the nearest whole number, equal to $364,000,000, multiplied by 32% and divided by a reference price of $10, subject to pre-closing adjustments, including adjustments based on estimated cash, debt and working capital at closing of the Business Combination.

Subject to the satisfaction or waiver of certain conditions set forth in the Business Combination Agreement, the closing consideration payable by the Company to IMC Parent in exchange for the IMC Units will be equal to:
(a)
An amount equal to (A) the product of $250,000,000, multiplied by 45%, subject to pre-closing adjustments, including adjustments based on estimated cash, debt and working capital at closing of the Business Combination; and

(b)
A number of shares of the Company’s Class A common stock, rounded down to the nearest whole number, equal to (A) $250,000,000, multiplied by 55% and divided by a reference price of $10, subject to pre-closing adjustments, including adjustments based on estimated cash, debt and working capital at closing of the Business Combination.

Escrow Consideration
At the closing of the Business Combination, the Company will deposit $500,000 and $1,000,000 into adjustment escrow accounts (the “Adjustment Escrow Amounts”), and of such $500,000 amount, 68% will be in cash and 32% will be in shares of the Company’s Class A common stock, and of such $1,000,000 amount, 45% will be in cash and 55% will be in shares of the Company’s Class A common stock (the “Adjustment Escrow Shares”), for the purpose of securing post-closing adjustment obligations of the CareMax Group and IMC Parent, respectively. Following the date on which the closing consideration is finally determined, pursuant to the Business Combination Agreement, all or a portion of the applicable Adjustment Escrow Amounts will either be released to the applicable Seller or to the Company in accordance with certain adjustment mechanisms.
Earnout
Up to an additional 2,900,000 shares of the Company’s Class A common stock (the “IMC Earnout Shares”) are payable after the closing of the Business Combination to IMC Parent if: (i) at any time during the 12-month period following the closing of the Business Combination (“First Earnout Period”) the volume weighted average trading price of the Company’s Class A common stock equals or exceeds $12.50 on any

20 trading days in any 30-day trading period (the “$12.50 Share Price Trigger”), then 1,450,000 IMC Earnout Shares will be issued and paid to IMC Parent, and (ii) at any time during the 24-month period following the closing date of the Business Combination (the “Second Earnout Period”) the volume weighted average trading price of the Company’s Class A common stock equals or exceeds $15.00 on any 20 trading days in any 30-day trading period (the “$15.00 Share Price Trigger” and together with the $12.50 Share Price Trigger, the “Share Price Triggers”), then 1,450,000 IMC Earnout Shares will be issued and paid to IMC Parent. If the $12.50 Share Price Trigger is not satisfied but the $15.00 Share Price Trigger is satisfied, the Company shall issue and pay to IMC Parent 2,900,000 shares of the Company’s Class A common stock in connection with the satisfaction of the $15.00 Share Price Trigger.
Up to an additional 3,500,000 shares of the Company’s Class A common stock (the “CareMax Earnout Shares”) are payable after the closing of the Business Combination to the members of the CareMax Group if: (i) if during the First Earnout Period the volume weighted average trading price of the Company’s Class A common stock equals or exceeds the $12.50 Share Price Trigger, then 1,750,000 CareMax Earnout Shares will be issued and paid to the members of the CareMax Group, and (ii) at any time during the Second Earnout Period the volume weighted average trading price of the Company’s Class A common stock equals or exceeds the $15.00 Share Price Trigger, then 1,750,000 CareMax Earnout Shares will be issued and paid to the members of the CareMax Group. If the $12.50 Share Price Trigger is not satisfied but the $15.00 Share Price Trigger is satisfied, the Company shall issue and pay to the members of the CareMax Group 3,500,000 shares of the Company’s Class A common stock in connection with the satisfaction of the $15.00 Share Price Trigger.
The Company’s Class A common stock to be issued in connection with the transactions contemplated by the Business Combination Agreement will not be registered under the Securities Act and will be issued in reliance on the exemption from registration requirements thereof provided by Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder as a transaction by an issuer not involving a public offering.
Consummation of the transactions contemplated by the Business Combination Agreement is subject to customary conditions of the respective parties, including the approval of the Company’s stockholders in accordance with the second amended and restated certificate of incorporation (our “Current Charter”). It is a condition to the closing under the Business Combination Agreement that at the closing date, after giving effect to (i) the redemptions each holder of the Company’s Class A common stock is entitled to and (ii) the sale and issuance of the Company’s Class A common stock pursuant to the Deerfield Subscription Agreements (defined below), the Subscription Agreements (defined below) and the sale and issuance of other securities of the Company between the signing and closing, the amount of cash available to the Company in the aggregate, including amounts held in the Trust Account, shall be no less than $50,000,000.
In addition, consummation of the transactions contemplated by the Business Combination Agreement is subject to other closing conditions, including, among others: (i) that all applicable waiting periods and any extensions thereof under applicable antitrust, competition or similar laws have expired or been terminated; (ii) that there has been no material adverse effect on the applicable Company Group (as defined in the Business Combination Agreement); and (iii) that the Company shall not redeem the Company’s Class A common stock in an amount that would cause its net tangible assets to be less than $5,000,001.
Other Agreements
In connection with the Business Combination, the following additional agreements were also executed and filed with the SEC by the Company on an Annual Report on Form 10-K/A filed on April 28, 2021:
Lock-up Agreement
In connection with the execution of the Business Combination Agreement, the Company entered into a lock-up agreement, dated December 18, 2020 (the “Lock-up Agreement”), with the Sponsor, Deerfield Partners, certain other stockholders of the Company and the Sellers (collectively, the “Lock-up Holders”), pursuant to which, subject to certain exceptions and effective on the closing date, each of the Lock-up Holders have agreed to not transfer any shares of the Company’s Class A common stock held by such Lock-up Holder until the earlier of (i) six, nine or twelve months (as applicable to shares of the Company’s Class A common stock of the Lock-up Holder) after the date of the closing, (ii) only with respect to certain shares of the Company’s Class A common stock of the Lock-up Holders, the date on which, subsequent to the Business Combination, the VWAP of the Company’s Class A common stock equals or exceeds $12.50 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 calendar days after the closing, and (iii) the date following the completion of the transactions contemplated by the Business Combination Agreement on which the Company completes a Change in Control Transaction (as defined in the Business Combination Agreement).
Amended and Restated Registration Rights Agreement
In connection with the execution of the Business Combination Agreement, the Company, the Sellers, the Sponsor, Deerfield Partners and the other parties thereto (collectively, the “Rights Holders”) entered into an Amended and Restated Registration Rights Agreement (the “Registration Rights Agreement”), which amends and restates in its entirety the existing Registration Rights Agreement, dated July 16, 2020, by and between the Company and the parties thereto. The Registration Rights Agreement will become effective upon the closing of the Business Combination, if consummated. If the Business Combination is not consummated, the existing registration rights agreement will remain in full force and effect. Pursuant to the terms of the Registration Rights Agreement, the Company will be obligated to file a registration statement to register the resale of certain of the Company’s Class A common stock held by the Rights Holders. In addition, pursuant to the terms of the Registration Rights Agreement and subject to certain requirements and customary conditions, including with regard to the number of demand rights that may be exercised, the Rights Holders may demand at any time or from time to time, that the Company file a registration statement on Form S-1 or Form S-3 to register certain shares of the Company’s Class A common stock held by such Rights Holders. The Registration Rights Agreement will also provide the Rights Holders with “piggy-back” registration rights, subject to certain requirements and customary conditions.
Subscription Agreements
In connection with the execution of the Business Combination Agreement, the Company entered into certain subscription agreements, each dated December 18, 2020 (the “Subscription Agreements”), with certain investors, pursuant to which such investors have agreed to purchase an aggregate of 30,500,000 shares of Class A common stock (together, the “Subscriptions”), for a purchase price of $10.00 per share, for an aggregate purchase price of $305,000,000, to be issued immediately prior to and conditioned upon the effectiveness of the consummation of the Business Combination (the “Third Party PIPE Investments”). The obligations of each party to consummate the Subscriptions are conditioned upon, among other things, customary closing conditions and the consummation of the transactions contemplated by the Business Combination Agreement. The Company’s Class A common stock to be issued in connection with the Subscription Agreements and the transactions contemplated thereby will not be registered under the Securities Act and will be issued in reliance on the exemption from registration requirements thereof provided by Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder as a transaction by an issuer not involving a public offering.
Deerfield Subscription Agreements
In connection with the execution of the Business Combination Agreement, the Company entered into certain subscription agreements, each dated December 18, 2020 (the “Deerfield Subscription Agreements”), with each of Deerfield Partners and the Sponsor, pursuant to which such investors have agreed to purchase an aggregate of 10,000,000 shares of the Company’s Class A common stock (the “Deerfield Subscription”), for a purchase price of $10.00 per share, for an aggregate purchase price of $100,000,000, to be issued immediately prior to and conditioned upon the effectiveness of the consummation of the Business Combination (the “Deerfield PIPE Investments”). The obligations of each party to consummate the Deerfield Subscription are conditioned upon, among other things, customary closing conditions and the consummation of the transactions contemplated by the Business Combination Agreement. The Company’s Class A common stock to be issued in connection with the Deerfield Subscription Agreements and the transactions contemplated thereby will not be registered under the Securities Act and will be issued in reliance on the exemption from registration requirements thereof provided by Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder as a transaction by an issuer not involving a public offering.
Consent and Waiver Letter
In connection with the execution of the Business Combination Agreement, the Company, Deerfield Partners and the Sponsor entered into a certain Consent and Waiver Letter (the “Consent and Waiver Letter”) pursuant to which, among other things, Deerfield Partners consented to the consummation of the Business Combination as required under that certain Letter Agreement, dated as of July 16, 2020 (the “July 16 Letter Agreement”), pursuant to which the Company agreed not to consummate its initial Business Combination (as defined in the July 16 Letter Agreement) without the consent of Deerfield Partners. In the Consent and Waiver Letter, the Sponsor, the holder of a majority of the outstanding the Company’s Class B common stock, also waived, in accordance with the Current Charter, any adjustment of the conversion provisions in Section 4.3(b)(ii) of our Current Charter that would, as a result of the consummation of the Business Combination or the transactions contemplated by the Business Combination Agreement, including the issuance of the stock portion of the closing consideration, the issuance, if at all, of Adjustment Escrow Shares, the IMC Earnout Shares, or CareMax Earnout Shares, the Third Party PIPE Investments or the Deerfield PIPE Investments, in each case, cause the Class B common stock to convert to Class A common stock at a ratio of greater than one-for-one upon consummation of the Business Combination contemplated by the Business Combination Agreement.
In addition, the Company received a commitment letter from certain lending affiliates of Royal Bank of Canada to syndicate and arrange debt financing in connection with the Business Combination.
Liquidity and Going Concern Considerations
The accompanying unaudited condensed financial statements have been prepared assuming the Company will continue as a going concern, which contemplates, among other things, the realization of assets and satisfaction of liabilities in the normal course of business. As of March 31, 2021, the Company had approximately $390,000 in its operating bank account and a working capital deficit of approximately $4.3 million (including tax obligations of approximately $49,000). Further, the Company has incurred and expects to continue to incur significant costs in pursuit of its acquisition plans.
In addition, in order to finance transaction costs in connection an intended business combination, the Sponsor may, but is not obligated to, provide the Company Working Capital Loans (see Note 4). Up to $1.5 million of such Working Capital Loans may be convertible into warrants of the post-business combination entity at a price of $1.50 per warrant at the option of the lender. Such warrants would be identical to the Private Placement Warrants. Except for the foregoing, the terms of such loans, if any, have not been determined and no written agreements exist with respect to such loans to date. As of March 31, 2021, the Company had no Working Capital Loans outstanding.
Prior to the completion of the Initial Public Offering, the Company’s liquidity needs have been satisfied through the cash receipt of $25,000 from the Sponsor in exchange for the issuance of the Founder Shares, and a $200,000 Note issued to the Sponsor, which was repaid by the Company on July 16, 2020 (Note 4). Subsequent to the consummation of the Initial Public Offering and Private Placement, the Company’s liquidity needs have been satisfied with the proceeds from the consummation of the Private Placement not held in the Trust Account.
The Company will need to raise additional capital through loans or additional investments from its Sponsor, an affiliate of the Sponsor, or its officers or directors. The Company’s officers, directors and Sponsor, or their affiliates, may, but are not obligated to, loan the Company funds, from time to time or at any time, in whatever amount they deem reasonable in their sole discretion, to meet the Company’s working capital needs. Accordingly, the Company may not be able to obtain additional financing. If the Company is unable to raise additional capital, it may be required to take additional measures to conserve liquidity, which could include, but not necessarily be limited to, curtailing operations, suspending the pursuit of a potential transaction, and reducing overhead expenses. The Company cannot provide any assurance that new financing will be available to it on commercially acceptable terms, if at all. In connection with the Company’s assessment of going concern considerations in accordance with FASB Accounting Standards Update

(“ASU”) 2014-15, “Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern,” management has determined these conditions raise substantial doubt about the Company’s ability to continue as a going concern through the Combination Period, which is the date the Company is required cease all operations except for the purpose of winding up if it has not completed a business combination. These unaudited condensed financial statements do not include any adjustments relating to the recovery of the recorded assets or the classification of the liabilities that might be necessary should the Company be unable to continue as a going concern.
2.   Significant Accounting Policies.
Use of Estimates
The preparation of unaudited condensed financial statements in conformity with GAAP requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the unaudited condensed financial statements and the reported amounts of revenue and expenses during the reporting period. Making estimates requires management to exercise significant judgment. One of the more significant accounting estimates included in these financial statements is the determination of the fair value of the warrant liability. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the unaudited condensed financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from those estimates.
Concentration of Credit Risk
Financial instruments that potentially subject the Company to concentrations of credit risk consist of cash accounts in a financial institution, which, at times, may exceed the Federal Deposit Insurance Corporation limit of $250,000, and investments held in Trust Account. The Company has not experienced losses on these accounts and management believes the Company is not exposed to significant risks on such accounts.
Investments Held in Trust Account
The Company’s portfolio of investments held in the Trust Account is comprised of U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act, with a maturity of 185 days or less, or investments in money market funds that invest in U.S. government securities, or a combination thereof. The Company’s investments held in the Trust Account are classified as trading securities. Trading securities are presented on the condensed balance sheets at fair value at the end of each reporting period. Gains and losses resulting from the change in fair value of these securities is included in net interest income from investments held in Trust Account in the accompanying unaudited condensed statement of operations. The estimated fair values of investments held in the Trust Account were determined using available market information.
Cash and Cash Equivalents
The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The Company had no cash equivalents in its operating account as of March 31, 2021 and December 31, 2020.
Fair Value of Financial Instruments
Fair value is defined as the price that would be received for sale of an asset or paid for transfer of a liability, in an orderly transaction between market participants at the measurement date. GAAP establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). These tiers include:
•
Level 1, defined as observable inputs such as quoted prices (unadjusted) for identical instruments in active markets; and

•
Level 2, defined as inputs other than quoted prices in active markets that are either directly or indirectly observable such as quoted prices for similar instruments in active markets or quoted prices for identical or similar instruments in markets that are not active; and

•
Level 3, defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions, such as valuations derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable.

In some circumstances, the inputs used to measure fair value might be categorized within different levels of the fair value hierarchy. In those instances, the fair value measurement is categorized in its entirety in the fair value hierarchy based on the lowest level input that is significant to the fair value measurement.
As of March 31, 2021, the carrying values of cash, prepaid expenses, accounts payable, accrued expenses, and franchise tax payable approximate their fair values due to the short-term nature of the instruments. The Company’s investments held in Trust Account are comprised of investments in U.S. Treasury securities with an original maturity of 185 days or less or investments in money market funds that comprise only U.S. Treasury securities and are recognized at fair value. The fair value of investments held in Trust Account is determined using quoted prices in active markets.
Derivative Warrant Liabilities
The Company does not use derivative instruments to hedge exposures to cash flow, market, or foreign currency risks. The Company evaluates all of its financial instruments, including issued stock purchase warrants, to determine if such instruments are derivatives or contain features that qualify as embedded derivatives, pursuant to ASC 480 and ASC 815-15. The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is re-assessed at the end of each reporting period.
The Company accounts for its 5,791,667 common stock warrants issued in connection with its Initial Public Offering (2,875,000) and Private Placement (2,916,667) as derivative warrant liabilities in accordance with ASC 815-40. Accordingly, the Company recognizes the warrant instruments as liabilities at fair value and adjusts the instruments to fair value at each reporting period. The liabilities are subject to re-measurement at each balance sheet date until exercised, and any change in fair value is recognized in the Company’s unaudited condensed statement of operations. The fair value of the Public Warrants issued in connection with the Public Offering and Private Placement Warrants were initially measured at fair value using a Monte Carlo simulation model and subsequently, the fair value of the Private Placement Warrants have been estimated using a Monte Carlo simulation model each measurement date. The fair value of Public Warrants issued in connection with the Initial Public Offering have subsequently been measured based on the listed market price of such warrants.
Offering Costs Associated with the Initial Public Offering
The Company complies with the requirements of the ASC 340-10-S99-1. Offering costs consisted of legal, accounting, underwriting fees, and other costs incurred that were directly related to the Initial Public Offering and that were charged to stockholders’ equity upon the completion of the Initial Public Offering.
Class A Common Stock Subject to Possible Redemption
The Company accounts for its Class A common stock subject to possible redemption in accordance with the guidance in ASC Topic 480 “Distinguishing Liabilities from Equity.” Shares of Class A common stock subject to mandatory redemption (if any) are classified as liability instruments and are measured at fair value. Shares of conditionally redeemable Class A common stock (including Class A common stock that feature redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) are classified as temporary equity. At all other times, shares of Class A common stock are classified as stockholders’ equity. The Company’s Class A common stock feature certain redemption rights that are considered to be outside of the Company’s control and subject to the occurrence of uncertain future events. Accordingly, as of March 31, 2021 and December 31, 2020, 11,628,162 and 10,697,997 shares of Class A common stock subject to possible redemption are presented as temporary equity, outside of the stockholders’ equity section of the Company’s condensed balance sheets, respectively.
Net Income Per Share
The Company complies with accounting and disclosure requirements of FASB ASC Topic 260, “Earnings Per Share.” Net income per share is computed by dividing net income (loss) by the weighted average number of shares of common stock outstanding during the period. Share settlement of the Company’s warrants to purchase an aggregate of 5,791,667 shares of Class A common stock at a price of $11.50 was presumed for the calculation of diluted earnings per share because it is more dilutive than the cash settlement alternative. Under this assumption, the contract is settled in common shares, and the effect of the liability classification (change in fair value of derivative warrant liability is reversed as a numerator adjustment). Potentially dilutive weighted average shares of 1,071,315 are included in the denominator.
The Company’s unaudited condensed statement of operations includes a presentation of income per share for common stock subject to redemption in a manner similar to the two-class method of income (loss) per share. Net income per share, basic and diluted for Class A common stock is calculated by dividing the investment income earned on the Trust Account, net of applicable income and franchise taxes and available working capital allowance which resulted in $0 for the three months ended March 31, 2021. Net income per share, basic and diluted for Class B common stock, for the three months ended March 31, 2021, is calculated by dividing the net income of $9,301,650, adding back the change in the fair value of the derivative warrant liabilities of $10,894,142, for a net loss of $1,592,492, less the income attributable to Class A common stock of $0, by the weighted average number of shares of Class B common stock outstanding for the period and the potentially dilutive shares from the assuming exercise of nonredeemable warrants.
Income Taxes
The Company follows the asset and liability method of accounting for income taxes under ASC 740, “Income Taxes.” Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the unaudited condensed financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that included the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized. As of March 31, 2021, the Company had a deferred tax asset of approximately $334,000, which had a full valuation allowance recorded against it.
FASB ASC 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more likely than not to be sustained upon examination by taxing authorities. There were no unrecognized tax benefits as of March 31, 2021 and December 31, 2020. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense.
Recent Accounting Pronouncements
In August 2020, the FASB issued Accounting Standard Update (the “ASU”) No. 2020-06, Debt — Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging — Contracts in Entity’s Own Equity (Subtopic 815-40): Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity, which simplifies accounting for convertible instruments by removing major separation models required under current U.S. GAAP. The ASU also removes certain settlement conditions that are required for equity-linked contracts to qualify for the derivative scope exception and it also simplifies the diluted earnings per share calculation in certain areas. The Company early adopted the ASU on January 1, 2021. Adoption of the ASU did not impact the Company’s financial position, results of operations or cash flows.
The Company’s management does not believe that any other recently issued, but not yet effective, accounting standards if currently adopted would have a material effect on the accompanying unaudited condensed financial statements.

3.   Initial Public Offering.
Public Units
On July 21, 2020, the Company consummated the Initial Public Offering of 14,375,000 Units, including the issuance of 1,875,000 Units as a result of the underwriters’ exercise of their over-allotment option in full, at $10.00 per Unit, generating gross proceeds of approximately $143.8 million, and incurring offering costs of approximately $7.5 million, inclusive of approximately $4.4 million in deferred underwriting commissions.
Each Unit consists of one of the Company’s shares of Class A common stock, $0.0001 par value and one-fifth of one redeemable warrant (the “Warrants”). Each whole Warrant entitles the holder to purchase one share of Class A common stock at a price of $11.50 per share. The exercise price and number of shares of Class A common stock issuable upon exercise of the Warrants may be adjusted in certain circumstances including in the event of a stock dividend, or recapitalization, reorganization, merger or consolidation.
Certain domestic private pooled investment vehicles managed by Deerfield Management Company, L.P. (“Deerfield Management”) and its affiliates (the “Deerfield Funds”) purchased 3,360,000 Public Units in the Initial Public Offering at the Initial Public Offering price (“Affiliated Units”). On July 16, 2020, the Company also entered into a letter agreement (the “Deerfield Letter Agreement”) with Deerfield Management, pursuant to which the Company has agreed to not complete a Business Combination without the consent of Deerfield Management, which consent Deerfield Management has indicated it does not intend to provide if the Company’s proposed initial Business Combination is with a target that is not primarily engaged in the healthcare industry.
4.   Related Party Transactions.
Founder Shares
On May 22, 2020, the Sponsor received 2,875,000 shares of Class B common stock (the “Founder Shares”) in exchange for a capital contribution of $25,000, or approximately $0.009 per share. On June 25, 2020, the Company effected 1:1.25 stock split of Class B common stock resulting in the Sponsor holding an aggregate of 3,593,750 Founder Shares. In June 2020, the Sponsor transferred 50,000 founder shares to each of Steven Hochberg, the Company’s Chief Executive Officer, Christopher Wolfe, the Company’s Chief Financial Officer, and Richard Barasch, the Company’s Executive Chairman, and 25,000 Founder Shares to each of Dr. Peter J. Fitzgerald, Dr. Linda Grais and Hon. Dr. David J. Shulkin, the Company’s independent director nominees, for the same per-share price initially paid by the Company’s Sponsor, resulting in the Sponsor holding 3,368,750 Founder Shares.
The Founder Shares are identical to the shares of Class A common stock included in the Units being sold in the Initial Public Offering except that the Founder Shares are subject to certain transfer restrictions, as described in more detail below. The initial stockholders collectively own 20.0% of the Company’s issued and outstanding shares after the Initial Public Offering.
Of the 3,593,750 Founder Shares outstanding, up to 468,750 Founder Shares would have been forfeited by the initial stockholders depending on the exercise of the underwriters’ over-allotment option. The underwriters fully exercised their over-allotment option on July 21, 2020; thus, these shares were no longer subject to forfeiture.
The initial stockholders have agreed not to transfer, assign or sell any of their Founder Shares until the earlier of (A) one year after the completion of the Company’s initial Business Combination, or earlier if, subsequent to the Company’s initial Business Combination, the closing price of the Company’s common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the Company’s initial Business Combination, and (B) the date on which the Company completes a liquidation, merger, capital stock exchange or other similar transaction after the initial Business Combination that results in all of the Company’s stockholders having the right to exchange their common stock for cash, securities or other property.

Private Placement Warrants
Simultaneously with the closing of the Initial Public Offering, the Company consummated the Private Placement of 2,916,667 Private Placement Warrants, at a price of $1.50 per Private Placement Warrant to the Sponsor, generating gross proceeds to the Company of approximately $4.4 million.
Each Private Placement Warrant entitles the holder to purchase one share of Class A common stock at $11.50 per share. A portion of the proceeds from the Private Placement Warrants were added to the proceeds from the Initial Public Offering to be held in the Trust Account pending completion of the Company’s initial Business Combination.
If the Company does not complete a Business Combination, then the proceeds will be part of the liquidating distribution to the Public Stockholders and the Warrants issued to the Sponsor will expire worthless.
Sponsor Loan
On May 22, 2020, the Sponsor agreed to loan the Company up to an aggregate of $200,000 pursuant to a promissory note (the “Note”) to cover expenses related to this Initial Public Offering. This loan was payable without interest on the earlier of December 31, 2020 or the completion of the Initial Public Offering. The Company received the $200,000 proceeds under the Note and repaid this Note in full on July 16, 2020.
Administrative Services Agreement
Commencing on the date that the Company’s securities are first listed on Nasdaq, the Company agreed to pay the Sponsor $10,000 per month for office space, secretarial and administrative services provided to members of the Company’s management team. Upon completion of the initial Business Combination or the Company’s liquidation, the Company will cease paying such monthly fees. The Company incurred and paid $30,000 in these expenses in the three months ended March 31, 2021.
Wolfe Strategic Services Agreement
Commencing on the date that the Company’s securities are first listed on Nasdaq, the Company agreed to pay its Chief Financial Officer, Christopher Wolfe, $7,500 per month for his services prior to the initial Business Combination. The Company incurred and paid $22,500 in these expenses in the three months ended March 31, 2021.
Working Capital Loans
In order to finance transaction costs in connection with an intended initial Business Combination, the Sponsor or an affiliate of the Sponsor or certain of the Company’s officers and directors may, but are not obligated to, loan the Company funds as may be required (the “Working Capital Loans”). Up to $1.5 million of such Working Capital Loans may be convertible into warrants of the post-Business Combination entity at a price of $1.50 per warrant at the option of the lender. Such warrants would be identical to the Private Placement Warrants. Except for the foregoing, the terms of such loans, if any, have not been determined and no written agreements exist with respect to such loans to date. As of March 31, 2021 and December 31, 2020, the Company had no Working Capital Loans outstanding.
5.   Commitments and Contingencies.
Registration Rights
The initial stockholders and holders of the Private Placement Warrants are entitled registration rights pursuant to a registration rights agreement entered into on July 21, 2020. The initial stockholders and holders of the Private Placement Warrants are entitled to make up to three demands, excluding short form registration demands, that the Company registers such securities for sale under the Securities Act. In addition, these holders will have “piggy-back” registration rights to include their securities in other registration statements filed by the Company. The Company will bear the expenses incurred in connection with the filing of any such registration statements. In connection with the signing of the Business Combination

Agreement, the Company entered into the Amended and Restated Registration Rights Agreement, which amended and restated in its entirety the existing registration rights agreement described above if the initial Business Combination is consummated.
Underwriting Agreement
The Company granted the underwriters a 45-day option to purchase up to 1,875,000 additional Units to cover any over-allotment, at the initial public offering price less the underwriting discounts and commissions. The warrants that would be issued in connection with the 1,875,000 over-allotment Units are identical to the public warrants and have no net cash settlement provisions. The underwriters fully exercised their over-allotment option on July 21, 2020.
The Company paid an underwriting discount of 2.0% of the per Unit offering price, or approximately $2.5 million in the aggregate at the closing of the Initial Public Offering, and agreed to pay an additional fee (the “Deferred Underwriting Fees”) of 3.5% of the gross offering proceeds, or approximately $4.4 million in the aggregate upon the Company’s completion of an Initial Business Combination. The Deferred Underwriting Fees will become payable to the underwriters from the amounts held in the Trust Account solely in the event the Company completes its initial Business Combination. With respect to the Affiliated Units, the underwriters received $0.10 per Unit paid upon the closing of the Initial Public Offering, and $0.175 per unit in the deferred underwriting commissions placed in the Trust Account.
Risks and Uncertainties
Management continues to evaluate the impact of the COVID-19 pandemic on the industry and has concluded that while it is reasonably possible that the virus could have a negative effect on the Company’s financial position, results of its operations and/or search for a target company, the specific impact is not readily determinable as of the date of these unaudited condensed financial statements. The unaudited condensed financial statements do not include any adjustments that might result from the outcome of this uncertainty.
6.   Derivative Warrant Liabilities.
As of March 31, 2021 and December 31, 2020, the Company has 2,875,000 and 2,916,667 Public Warrants and Private Placement Warrants, respectively, outstanding.
Public Warrants may only be exercised for a whole number of shares. No fractional Public Warrants will be issued upon separation of the Units and only whole Public Warrants will trade. The Public Warrants will become exercisable on the later of (a) 30 days after the completion of a business combination or (b) 12 months from the closing of the Initial Public Offering; provided in each case that the Company has an effective registration statement under the Securities Act covering the shares of Class A common stock issuable upon exercise of the Public Warrants and a current prospectus relating to them is available and such shares are registered, qualified or exempt from registration under the securities, or blue sky, laws of the state of residence of the holder (or the Company permits holders to exercise their Public Warrants on a cashless basis under certain circumstances). The Company has agreed that as soon as practicable, but in no event later than 15 business days after the closing of a business combination, the Company will use its best efforts to file with the SEC and have an effective registration statement covering the shares of Class A common stock issuable upon exercise of the warrants and to maintain a current prospectus relating to those shares of Class A common stock until the warrants expire or are redeemed, as specified in the warrant agreement. If a registration statement covering the Class A common stock issuable upon exercise of the warrants is not effective by the 60th business day after the closing of the initial Business Combination, warrantholders may, until such time as there is an effective registration statement and during any period when the Company will have failed to maintain an effective registration statement, exercise warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption. Notwithstanding the above, if the Company’s shares of Class A common stock are at the time of any exercise of a warrant not listed on a national securities exchange such that they satisfy the definition of a “covered security” under Section 18(b)(1) of the Securities Act, the Company may, at its option, require holders of Public Warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event the Company so elects, the Company will not be required to file or maintain in effect a registration statement, and in the event the Company does not so elect, it will use its best efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available. The Public Warrants will expire five years after the completion of a business combination or earlier upon redemption or liquidation.
The Public Warrants will have an exercise price of $11.50 per share and will expire five years after the completion of a business combination or earlier upon redemption or liquidation.
In addition, if (x) the Company issues additional shares of Class A common stock or equity-linked securities for capital raising purposes in connection with the closing of the initial Business Combination at an issue price or effective issue price of less than $9.20 per share of Class A common stock (with such issue price or effective issue price to be determined in good faith by the Company’s board of directors and, in the case of any such issuance to the initial stockholders or their affiliates, without taking into account any Founder Shares held by the initial stockholders or such affiliates, as applicable, prior to such issuance including any transfer or reissuance of such shares) (such price, the “Newly Issued Price”), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of the initial Business Combination on the date of the consummation of the initial Business Combination (net of redemptions), and (z) the volume weighted average trading price of the Class A common stock during the 20 trading day period starting on the trading day prior to the day on which the Company consummates the initial Business Combination (such price, the “Market Value”) is below $9.20 per share, the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the Market Value, the $18.00 per share redemption trigger price described below under “Redemption of Warrants when the price per share of Class A common stock equals or exceeds $10.00” will be adjusted (to the nearest cent) to be equal to 180% of the higher of the Market Value and the Newly Issued Price, and the $10.00 per share redemption trigger price described below under “Redemption of Warrants when the price per share of Class A common stock equals or exceeds $10.00” will be adjusted (to the nearest cent) to be equal to the higher of the Market Value and the Newly Issued Price.
Redemption of Warrants when the price per share of Class A common stock equals or exceeds $18.00   —
The Company may call the Public Warrants for redemption:
•
In whole and not in part;

•
At a price of $0.01 per warrant;

•
Upon a minimum of 30 days’ prior written notice of redemption; and

•
If, and only if, the last reported sales price of the Class A common stock equals or exceeds $18.00 per share (as adjusted) for any 20 trading days within the 30-trading day period ending on the third trading day prior to the date on which the Company sends the notice of redemption to the warrant holders.

Redemption of Warrants when the price per share of Class A common stock equals or exceeds $10.00   —
The Company may also redeem the outstanding Public Warrants once they become exercisable:
•
In whole and not in part;

•
At $0.10 per warrant upon a minimum of 30 days’ prior written notice of redemption provided that holders will be able to exercise their Warrants on a cashless basis prior to redemption and receive that number of shares based on the redemption date and the “fair market value” of the Class A common stock; and

•
If, and only if, the last reported sale price of its Class A common stock equals or exceeds $10.00 per Public Share (as adjusted) for any 20 trading days within the 30-trading day period ending three trading days before the Company sends the notice of redemption to the warrant holders.

The “fair market value” of the Company’s Class A common stock shall mean the average last reported sale price of its Class A common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants.

Pursuant to the warrant agreement, references above to Class A common stock shall include a security other than Class A common stock into which the Class A common stock has been converted or exchanged for in the event the Company is not the surviving company in its initial business combination.
No fractional shares of Class A common stock will be issued upon redemption. If, upon redemption, a holder would be entitled to receive a fractional interest in a share, the Company will round down to the nearest whole number of the number of shares of Class A common stock to be issued to the holder.
The Private Placement Warrants are identical to the Public Warrants, except that the Private Placement Warrants and the shares of Class A common stock issuable upon exercise of the Private Placement Warrants will not be transferable, assignable or salable until 30 days after the completion of the initial Business Combination and they will be non-redeemable so long as they are held by the initial purchasers of the Private Placement Warrants or their permitted transferees. If the Private Placement Warrants are held by someone other than the initial purchasers of the Private Placement Warrants or their permitted transferees, the Private Placement Warrants will be redeemable by the Company and exercisable by such holders on the same basis as the warrants included in the Units being sold in the Initial Public Offering.
If the Company does not complete a business combination within the Combination Period and the Company liquidates the funds held in the Trust Account, holders of warrants will not receive any of such funds with respect to their warrants, nor will they receive any distribution from the Company’s assets held outside of the Trust Account with the respect to such warrants. Accordingly, the warrants may expire worthless.
7.   Stockholder’s Equity.
Class A Common Stock — The Company is authorized to issue 100,000,000 shares of Class A common stock with a par value of $0.0001 per share. As of March 31, 2021 and December 31, 2020, there were 14,375,000 shares of Class A common stock outstanding, including 11,628,162 and 10,697,997 shares of Class A common stock subject to possible redemption, respectively, which were classified as temporary equity in the accompanying condensed balance sheets.
Class B Common Stock — The Company is authorized to issue 10,000,000 shares of Class B common stock with a par value of $0.0001 per share. Holders of the Company’s Class B common stock are entitled to one vote for each share. As of March 31, 2021 and December 31, 2020, there were 3,593,750 shares of Class B common stock outstanding with no shares subject to forfeiture.
The Class B common stock will automatically convert into Class A common stock at the time of the initial Business Combination on a one-for-one basis (as adjusted). In the case that additional shares of Class A common stock or equity-linked securities are issued or deemed issued in connection with the initial Business Combination, the number of shares of Class A common stock issuable upon conversion of all Class B common stock will equal, in the aggregate, on an as-converted basis, 20% of the total number of shares of Class A common stock outstanding after such conversion (after giving effect to any redemptions of shares of Class A common stock by Public Stockholders), including the total number of shares of Class A common stock issued, or deemed issued or issuable upon conversion or exercise of any equity-linked securities or rights issued or deemed issued, by the Company in connection with or in relation to the consummation of the initial Business Combination, excluding any shares of Class A common stock or equity-linked securities or rights exercisable for or convertible into shares of Class A common stock issued, or to be issued, to any seller in the initial Business Combination and any Private Placement Warrants issued to the Sponsor, officers or directors upon conversion of Working Capital Loans, provided that such conversion of Founder Shares will never occur on a less than one-for-one basis.
Preferred stock — The Company is authorized to issue 1,000,000 shares of preferred stock with a par value of $0.0001 per share. As of March 31, 2021 and December 31, 2020, there are no shares of preferred stock issued or outstanding.
8.   Fair Value Measurements.
The following table presents information about the Company’s assets that are measured at fair value on a recurring basis and indicate the fair value hierarchy of the valuation techniques that the Company utilized to determine such fair value.

March 31, 2021
Description	Quoted Prices in Active Markets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Other Unobservable Inputs (Level 3)
Investments held in Trust Account	$143,836,562	$—	$—
Derivative warrant liabilities –Public Warrants	$6,641,250	$—	$—
Derivative warrant liabilities –Private Warrants	$—	$—	$7,228,756
December 31, 2020
Description	Quoted Prices in Active Markets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Other Unobservable Inputs (Level 3)
Investments held in Trust Account	$248,988,147	$—	$—
Derivative warrant liabilities –Public Warrants	$11,787,500	$—	$—
Derivative warrant liabilities –Private Warrants	$—	$—	$12,976,648
The fair value of the Public Warrants issued in connection with the Initial Public Offering and Private Placement Warrants were initially measured at fair value using a Monte Carlo simulation model and subsequently, the fair value of the Private Placement Warrants have been estimated using a Monte Carlo simulation model each measurement date. The fair value of Public Warrants issued in connection with the Initial Public Offering have been measured based on the listed market price of such warrants since September 2020. For the three months ended March 31, 2021, the Company recognized a benefit to the unaudited condensed statement of operations resulting from a decrease in the fair value of liabilities of $10,894,142 presented as change in fair value of derivative warrant liabilities on the accompanying unaudited condensed statement of operations.
Transfers to/from Levels 1, 2, and 3 are recognized at the end of the reporting period. There were no transfers between levels for three months ended March 31, 2021.
The estimated fair value of the Private Placement Warrants, and the Public Warrants prior to being separately listed and traded, is determined using Level 3 inputs. Inherent in a Monte Carlo simulation are assumptions related to expected stock-price volatility, expected life, risk-free interest rate and dividend yield. The Company estimates the volatility of its common stock based on historical volatility of select peer companies that matches the expected remaining life of the warrants. The risk-free interest rate is based on the U.S. Treasury zero-coupon yield curve on the grant date for a maturity similar to the expected remaining life of the warrants. The expected life of the warrants is assumed to be equivalent to their remaining contractual term. The dividend rate is based on the historical rate, which the Company anticipates remaining at zero.
The following table provides quantitative information regarding Level 3 fair value measurements inputs as their measurement dates:
	As of December 31, 2020	As of March 31, 2021
Exercise price	$11.50	$11.50
Unit price	$10.00	$13.10
Volatility	25.0%	25.0%
Probability of completing a Business Combination	78.0%	77.2%
Expected life of the options to convert	5.42	5.17
Risk-free rate	0.42%	0.96%
Dividend yield	0.0%	0.0%

The change in the fair value of the warrant liabilities for the three months ended March 31, 2021 is summarized as follows:
Change in fair value of warrant liabilities
Derivative warrant liabilities at December 31, 2020	$12,976,648
Change in fair value of derivative warrant liabilities	(5,747,982)
Derivative warrant liabilities at March 31, 2021	$7,228,756
9.   Subsequent Events.
Management has evaluated subsequent events and transactions that occurred after the unaudited condensed balance sheet date, up to the date the unaudited condensed financial statements were issued. Based upon this review, the Company did not identify any subsequent events that would have required adjustment or disclosure in the unaudited condensed financial statements.

Report of Independent Registered Public Accounting Firm
To the Stockholders and the Board of Directors of
Deerfield Healthcare Technology Acquisitions Corp.
Opinion on the Financial Statements
We have audited the accompanying balance sheet of Deerfield Healthcare Technology Acquisitions Corp. (the “Company”) as of December 31, 2020, the related statements of operations, changes in stockholders’ equity and cash flows for the period from May 8, 2020 (inception) through December 31, 2020, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2020, and the results of its operations and its cash flows for the period from December 31, 2020 (inception) through December 31, 2020, in conformity with accounting principles generally accepted in the United States of America.
Restatement of Financial Statements
As discussed in Note 2 to the financial statements, the Securities and Exchange Commission issued a public statement entitled Staff Statement on Accounting and Reporting Considerations for Warrants Issued by Special Purpose Acquisition Companies (“SPACs”) (the “Public Statement”) on April 12, 2021, which discusses the accounting for certain warrants as liabilities. The Company previously accounted for its warrants as equity instruments. Management evaluated its warrants against the Public Statement, and determined that the warrants should be accounted for as liabilities. Accordingly, the 2020 financial statements have been restated to correct the accounting and related disclosure for the warrants.
Going Concern
The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As more fully described in Note 1 to the financial statements, the Company’s business plan is dependent on the completion of a business combination and the Company’s cash and working capital as of December 31, 2020 are not sufficient to complete its planned activities. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.
Basis for Opinion
These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.
We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.
Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.
/s/ WithumSmith+Brown, PC
We have served as the Company’s auditor since 2020.
New York, New York
April 27, 2021

Deerfield Healthcare Technology Acquisitions Corp.
BALANCE SHEET
As Restated — See Note 2
December 31, 2020
Assets:
Current assets:
Cash	$908,711
Prepaid expenses	198,172
Total current assets	1,106,883
Investments held in Trust Account	143,836,562
Total assets	$144,943,445
Liabilities and Stockholders’ Equity:
Current liabilities:
Accounts payable	$458,155
Accrued expenses	3,168,000
Franchise tax payable	129,913
Total current liabilities	3,756,068
Deferred underwriting commissions	4,443,250
Derivative warrant liabilities	24,764,148
Total liabilities	32,963,466
Commitments and Contingencies (Note 6)
Class A common stock, $0.0001 par value; 10,697,997 shares subject to possible redemption at $10.00 per share	106,979,970
Stockholders’ Equity:
Preferred stock, $0.0001 par value; 1,000,000 shares authorized; none issued and outstanding	—
Class A common stock, $0.0001 par value; 100,000,000 shares authorized; 3,677,003 shares issued and outstanding (excluding 10,697,997 shares subject to possible redemption)	368
Class B common stock, $0.0001 par value; 10,000,000 shares authorized; 3,593,750 shares issued and outstanding	359
Additional paid-in capital	26,510,023
Accumulated deficit	(21,510,741)
Total stockholders’ equity	5,000,009
Total Liabilities and Stockholders’ Equity	$144,943,445
The accompanying notes are an integral part of these financial statements.

Deerfield Healthcare Technology Acquisitions Corp.
STATEMENTS OF OPERATIONS
As Restated — See Note 2
For the period from May 8, 2020 (inception) through December 31, 2020
General and administrative expenses	$3,776,741
General and administrative expenses – related party	105,000
Franchise tax expense	129,913
Loss from operations	(4,011,654)
Other income (expense)
Interest income from investments held in Trust Account	86,562
Change in fair value of warrant liabilities	(17,585,649)
Net loss	$(21,510,741)
Weighted average shares outstanding of Class A common stock	14,375,000
Basic and diluted net income per share	$—
Weighted average shares outstanding of Class B common stock	3,468,192
Basic and diluted net loss per share	$(6.20)
The accompanying notes are an integral part of these financial statements.

Deerfield Healthcare Technology Acquisitions Corp.
STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY
As Restated — See Note 2
For the period from May 8, 2020 (inception) through December 31, 2020
	Common Stock				Additional Paid-In Capital	Accumulated Deficit	Total Stockholders’ Equity
	Class A		Class B
	Shares	Amount	Shares	Amount
Balance – May 8, 2020 (inception)	—	$—	—	$—	$—	$—	$—
Issuance of Class B common stock to Sponsor	—	—	3,593,750	359	24,641	—	25,000
Sale of Class A common stock in initial public offering, net of warrant liabilities	14,375,000	1,438	—	—	140,273,212	—	140,274,650
Offering costs	—	—	—	—	(7,480,781)	—	(7,480,781)
Excess of cash received over fair value of private placement warrants	—	—	—	—	671,851	—	671,851
Common stock subject to possible redemption	(10,697,997)	(1,070)	—	—	(106,978,900)	—	(106,979,970)
Net loss	—	—	—	—	—	(21,510,741)	(21,510,741)
Balance – December 31, 2020 (restated)	3,677,003	$368	3,593,750	$359	$26,510,023	$(21,510,741)	$5,000,009
The accompanying notes are an integral part of these financial statements.

Deerfield Healthcare Technology Acquisitions Corp.
STATEMENT OF CASH FLOWS
As Restated — See Note 2
For the period from May 8, 2020 (inception) through December 31, 2020
Cash Flows from Operating Activities:
Net loss	$(21,510,741)
Adjustments to reconcile net loss to net cash used in operating activities:
Interest earned on investments held in Trust Account	(86,562)
Change in fair value of derivative warrant liabilities	17,585,649
Changes in operating assets and liabilities:
Prepaid expenses	(197,818)
Accounts payable	455,911
Accrued expenses	3,168,000
Franchise tax payable	129,913
Net cash used in operating activities	(455,648)
Cash Flows from Investing Activities
Principal deposited in Trust Account	(143,750,000)
Net cash used in investing activities	(143,750,000)
Cash Flows from Financing Activities:
Proceeds from issuance of Class B common stock to Sponsor	25,000
Proceeds from note payable to related party	200,000
Repayment of note payable to related party	(200,000)
Proceeds received from initial public offering, gross	143,750,000
Proceeds received from private placement	4,375,000
Offering costs paid	(3,035,641)
Net cash provided by financing activities	145,114,359
Net increase in cash	908,711
Cash – beginning of the period	—
Cash – end of the period	$908,711
Supplemental disclosure of noncash activities:
Offering costs included in accounts payable	$1,890
Prepaid expenses included in accounts payable	$354
Deferred underwriting commissions in connection with the initial public offering	$4,443,250
Initial classification of Class A common stock subject to possible redemption	$128,444,190
Change in initial value of Class A common stock subject to possible redemption	$(21,464,220)
Initial fair value of warrant liabilities	$7,178,499
The accompanying notes are an integral part of these financial statements.

DEERFIELD HEATLHCARE TECHNOLOGY ACQUISITIONS CORP.
NOTES TO FINANCIAL STATEMENTS
Note 1 — Organization, Business Operations and Basis of Presentation
Incorporation
Deerfield Healthcare Technology Acquisitions Corp. (the “Company”) is a blank check company incorporated in Delaware on May 8, 2020.
Sponsor
The Company’s sponsor is DFHTA Sponsor LLC, a Delaware limited liability company (the “Sponsor”).
Business Purpose
The Company was formed for the purpose of effecting a merger, capital stock exchange, asset acquisitions, stock purchase, reorganization or similar business combination with one or more businesses (the “Business Combination”).
All activity for the period from May 8, 2020 (inception) through December 31, 2020 relates to the Company’s formation and the preparation of the initial public offering (the “Initial Public Offering”) described below, and since the Initial Public Offering, the search for a prospective initial business combination. The Company will not generate any operating revenues until after the completion of its initial business combination, at the earliest. The Company generates non-operating income in the form of interest income on cash and cash equivalents from the proceeds derived from the Initial Public Offering.
Financing
The registration statement for the Initial Public Offering was declared effective on July 16, 2020. On July 21, 2020, the Company consummated the Initial Public Offering of 14,375,000 units (the “Units” and, with respect to the Class A common stock included in the Units, the “Public Shares”), including the issuance of 1,875,000 Units as a result of the underwriters’ exercise of their over-allotment option in full, at $10.00 per Unit, generating gross proceeds of approximately $143.8 million, and incurring offering costs of approximately $7.5 million, inclusive of approximately $4.4 million in deferred underwriting commissions (Note 4).
Simultaneously with the closing of the Initial Public Offering, the Company consummated the private placement (“Private Placement”) of 2,916,667 warrants (each, a “Private Placement Warrant” and collectively, the “Private Placement Warrants”), at a price of $1.50 per Private Placement Warrant to the Sponsor, generating gross proceeds to the Company of approximately $4.4 million (Note 5).
Trust Account
Upon the closing of the Initial Public Offering and the Private Placement, approximately $143.8 million ($10.00 per Unit) of the net proceeds of the Initial Public Offering and certain of the proceeds of the Private Placement was placed in a trust account (the “Trust Account”) and invested in permitted United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act of 1940, as amended, having a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act that invest only in direct U.S. government treasury obligations.
The Company’s amended and restated certificate of incorporation provides that, other than the withdrawal of interest earned on the funds that may be released to the Company to pay taxes, none of the funds held in Trust Account will be released until the earlier of: (i) the completion of the Business Combination; (ii) the redemption of any of the Public Shares to its holders (the “Public Stockholders”) properly tendered in connection with a stockholder vote to amend the Company’s certificate of incorporation to modify the substance or timing of the Company’s obligation to redeem 100% of the Public Shares or with respect to any other material provision relating to stockholders’ rights or pre-initial business combination activity, or (iii) the redemption of 100% of the Public Shares if the Company does not complete a business combination by July 21, 2022.
The Company, after signing a definitive agreement for a business combination, will either (i) seek stockholder approval of the business combination at a meeting called for such purpose in connection with which stockholders may seek to redeem their shares, regardless of whether they vote for or against the business combination, for cash equal to their pro rata share of the aggregate amount then on deposit in the Trust Account calculated as of two business days prior to the consummation of the initial business combination, including interest earned on the funds held in the Trust Account and not previously released to the Company to fund its working capital requirements (subject to an annual limit of $500,000) and/or to pay its taxes, or (ii) provide the Public Stockholders with the opportunity to sell their shares to the Company by means of a tender offer (and thereby avoid the need for a stockholder vote) for an amount in cash equal to their pro rata share of the aggregate amount then on deposit in the Trust Account calculated as of two business days prior to commencement of the tender offer, including interest earned on the funds held in the Trust Account and not previously released to the Company to fund its working capital requirements and/or to pay taxes,. The decision as to whether the Company will seek stockholder approval of the business combination or will allow stockholders to sell their shares in a tender offer will be made by the Company, solely in its discretion, and will be based on a variety of factors such as the timing of the transaction and whether the terms of the transaction would otherwise require the Company to seek stockholder approval. If the Company seeks stockholder approval, it will complete its business combination only if a majority of the outstanding shares of common stock voted are voted in favor of the business combination. However, in no event will the Company redeem its Public Shares in an amount that would cause its net tangible assets to be less than $5,000,001 upon consummation of the Company’s initial business combination and after payment of underwriters’ fees and commissions. In such case, the Company would not proceed with the redemption of its Public Shares and the related business combination, and instead may search for an alternate business combination.
If the Company holds a stockholder vote in connection with a business combination, a Public Stockholder will have the right to redeem its shares for an amount in cash equal to their pro rata share of the aggregate amount then on deposit in the Trust Account calculated as of two business days prior to the consummation of the initial business combination, including interest earned on the funds held in the Trust Account and not previously released to the Company to fund its working capital requirements (subject to an annual limit of $500,000) and/or to pay its taxes. As a result, such common stock was recorded at redemption amount and classified as temporary equity upon the completion of the Initial Public Offering, in accordance with Financial Accounting Standards Board (“FASB”), Accounting Standard Codification (“ASC”) 480, “Distinguishing Liabilities from Equity (“ASC 480”).” The amount in the Trust Account was initially at $10.00 per Public Share ($143.75 million held in the Trust Account divided by 14,375,000 Public Shares).
The Company will have 24 months from the closing of the Initial Public Offering, or July 21, 2022, to complete its initial business combination (the “Combination Period”). If the Company does not complete a business combination within this period of time, it will (i) cease all operations except for the purposes of winding up; (ii) as promptly as reasonably possible, but not more than ten business days thereafter, redeem the Public Shares for a per share pro rata portion of the Trust Account, including interest and not previously released to the Company to fund its working capital requirements (subject to an annual limit of $500,000) (less taxes payable and up to $100,000 of such net interest to pay dissolution expenses) and (iii) as promptly as possible following such redemption, dissolve and liquidate the balance of the Company’s net assets to its remaining stockholders, as part of its plan of dissolution and liquidation. The Sponsor and the Company’s executive officers and independent director nominees (the “initial stockholders”) entered into a letter agreement with the Company, pursuant to which they have waived their rights to participate in any redemption with respect to their Founder Shares (as defined below); however, if the initial stockholders or any of the Company’s officers, directors or affiliates acquire shares of common stock in or after the Initial Public Offering, they will be entitled to a pro rata share of the Trust Account upon the Company’s redemption or liquidation in the event the Company does not complete a business combination within the required time period. In the event of such distribution, it is possible that the per share value of the residual assets remaining available for distribution (including Trust Account assets) will be less than the Initial Public Offering price per Unit in the Initial Public Offering.
Basis of Presentation
The accompanying financial statements of the Company have been prepared in accordance with United States generally accepted accounting principles (“U.S. GAAP”) and pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”).
As described in Note 2 — Restatement of Previously Issued Financial Statements, the Company’s financial statements for the period from December 31, 2020, and the period from May 8, 2020 (inception) through December 31, 2020, and for the period from May 8, 2020 (inception) through September 30, 2020 (collectively, the “Affected Periods”), are restated in this Annual Report on Form 10-K/A (Amendment No. 1) (this “Annual Report”) to correct the misapplication of accounting guidance related to the Company’s warrants in the Company’s previously issued audited and unaudited condensed financial statements for such periods. The restated financial statements are indicated as “Restated” in the audited and unaudited condensed financial statements and accompanying notes, as applicable. See Note 2 — Restatement of Previously Issued Financial Statements for further discussion.
Emerging Growth Company
The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended (the “Securities Act”), as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the independent registered public accounting firm attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.
Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that an emerging growth company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such an election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company that is neither an emerging growth company nor an emerging growth company that has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.
Proposed Business Combination
On December 18, 2020, the Company entered into a Business Combination Agreement (the “Business Combination Agreement”) by and among the Company, the entities listed in Annex I to the Business Combination Agreement (collectively, the “CareMax Group”), IMC Holdings, LLC, a Delaware limited liability company (“IMC Parent” and, together with the CareMax Group, each a “Seller” and any other party that subsequent to the date of the Business Combination Agreement executes a joinder in form and substance reasonably acceptable to the Company, collectively, the “Sellers”), CareMax Medical Group, LLC, a Florida limited liability company (“CareMax”), IMC Medical Group Holdings, LLC, a Delaware limited liability company (“IMC” and, together with CareMax, each a “Company” and collectively, the “Companies”), and Deerfield Partners, L.P. (“Deerfield Partners”) (solely for purposes of certain exclusivity and non redemption provisions).

The Business Combination Agreement generally provides for (a) the sale and transfer of 100% of the equity interests in CareMax by the CareMax Group to the Company, (the “CareMax Units”) and (b) the sale and transfer of 100% of the equity interests in IMC by IMC Parent to the Company, (the “IMC Units”), as a result of which, upon consummation of the Business Combination, IMC and CareMax will become wholly-owned subsidiaries of the Company. CareMax is a tech-enabled, value based senior care provider serving Medicare Advantage patients. IMC is a value based senior care provider that provides primary, specialty and ancillary services to Medicare, Medicaid and Commercial/ACA patients. Upon the closing of the Business Combination, it is expected that the Company will be renamed CareMax, Inc., and remain listed on the Nasdaq stock market under a new ticker symbol.
Consideration
Subject to the satisfaction or waiver of certain conditions set forth in the Business Combination Agreement, the closing consideration payable by the Company to the CareMax Group in exchange for the CareMax Units will be equal to:
(a)
an amount in cash equal to $364,000,000, multiplied by 68%, subject to pre-closing adjustments, including adjustments based on estimated cash, debt and working capital at closing of the Business Combination; and

(b)
a number of shares of the Company’s Class A common stock, rounded down to the nearest whole number, equal to $364,000,000, multiplied by 32% and divided by a reference price of $10, subject to pre-closing adjustments, including adjustments based on estimated cash, debt and working capital at closing of the Business Combination.

Subject to the satisfaction or waiver of certain conditions set forth in the Business Combination Agreement, the closing consideration payable by the Company to IMC Parent in exchange for the IMC Units will be equal to:
(a)
an amount equal to (A) the product of $250,000,000, multiplied by 45%, subject to pre-closing adjustments, including adjustments based on estimated cash, debt and working capital at closing of the Business Combination; and

(b)
a number of shares of the Company’s Class A common stock, rounded down to the nearest whole number, equal to (A) $250,000,000, multiplied by 55% and divided by a reference price of $10, subject to pre-closing adjustments, including adjustments based on estimated cash, debt and working capital at closing of the Business Combination.

Escrow Consideration
At the closing of the Business Combination, the Company will deposit $500,000 and $1,000,000 into adjustment escrow accounts (the “Adjustment Escrow Amounts”), and of such $500,000 amount, 68% will be in cash and 32% will be in shares of the Company’s Class A common stock, and of such $1,000,000 amount, 45% will be in cash and 55% will be in shares of the Company’s Class A common stock (the “Adjustment Escrow Shares”), for the purpose of securing post-closing adjustment obligations of the CareMax Group and IMC Parent, respectively. Following the date on which the closing consideration is finally determined, pursuant to the Business Combination Agreement, all or a portion of the applicable Adjustment Escrow Amounts will either be released to the applicable Seller or to the Company in accordance with certain adjustment mechanisms.
Earnout
Up to an additional 2,900,000 shares of the Company’s Class A common stock (the “IMC Earnout Shares”) are payable after the closing of the Business Combination to IM§C Parent if: (i) at any time during the 12-month period following the closing of the Business Combination (“First Earnout Period”) the volume weighted average trading price of the Company’s Class A common stock equals or exceeds $12.50 on any 20 trading days in any 30-day trading period (the “$12.50 Share Price Trigger”), then 1,450,000 IMC Earnout Shares will be issued and paid to IMC Parent, and (ii) at any time during the 24-month period following the closing date of the Business Combination (the “Second Earnout Period”) the volume weighted average trading price of the Company’s Class A common stock equals or exceeds $15.00 on any 20 trading days in any 30-day trading period (the “$15.00 Share Price Trigger” and together with the $12.50 Share Price Trigger, the “Share Price Triggers”), then 1,450,000 IMC Earnout Shares will be issued and paid to IMC Parent. If the $12.50 Share Price Trigger is not satisfied but the $15.00 Share Price Trigger is satisfied, the Company shall issue and pay to IMC Parent 2,900,000 shares of the Company’s Class A common stock in connection with the satisfaction of the $15.00 Share Price Trigger.
Up to an additional 3,500,000 shares of the Company’s Class A common stock (the “CareMax Earnout Shares”) are payable after the closing of the Business Combination to the members of the CareMax Group if: (i) if during the First Earnout Period the volume weighted average trading price of the Company’s Class A common stock equals or exceeds the $12.50 Share Price Trigger, then 1,750,000 CareMax Earnout Shares will be issued and paid to the members of the CareMax Group, and (ii) at any time during the Second Earnout Period the volume weighted average trading price of the Company’s Class A common stock equals or exceeds the $15.00 Share Price Trigger, then 1,750,000 CareMax Earnout Shares will be issued and paid to the members of the CareMax Group. If the $12.50 Share Price Trigger is not satisfied but the $15.00 Share Price Trigger is satisfied, the Company shall issue and pay to the members of the CareMax Group 3,500,000 shares of the Company’s Class A common stock in connection with the satisfaction of the $15.00 Share Price Trigger.
The Company’s Class A common stock to be issued in connection with the transactions contemplated by the Business Combination Agreement will not be registered under the Securities Act and will be issued in reliance on the exemption from registration requirements thereof provided by Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder as a transaction by an issuer not involving a public offering.
Consummation of the transactions contemplated by the Business Combination Agreement is subject to customary conditions of the respective parties, including the approval of the Company’s stockholders in accordance with the second amended and restated certificate of incorporation (our “Current Charter”). It is a condition to the closing under the Business Combination Agreement that at the closing date, after giving effect to (i) the redemptions each holder of the Company’s Class A common stock is entitled to and (ii) the sale and issuance of the Company’s Class A common stock pursuant to the Deerfield Subscription Agreements (defined below), the Subscription Agreements (defined below) and the sale and issuance of other securities of the Company between the signing and closing, the amount of cash available to the Company in the aggregate, including amounts held in the Trust Account, shall be no less than $50,000,000.
In addition, consummation of the transactions contemplated by the Business Combination Agreement is subject to other closing conditions, including, among others: (i) that all applicable waiting periods and any extensions thereof under applicable antitrust, competition or similar laws have expired or been terminated; (ii) that there has been no material adverse effect on the applicable Company Group (as defined in the Business Combination Agreement); and (iii) that the Company shall not redeem the Company’s Class A common stock in an amount that would cause its net tangible assets to be less than $5,000,001.
Other Agreements
In connection with the Business Combination, the following additional agreements were also executed and filed with the SEC by the Company on a Current Report on Form 8-K/A filed on December 21, 2020:
Lock-up Agreement
In connection with the execution of the Business Combination Agreement, the Company entered into a lock-up agreement, dated December 18, 2020 (the “Lock-up Agreement”), with the Sponsor, Deerfield Partners, certain other stockholders of the Company and the Sellers (collectively, the “Lock-up Holders”), pursuant to which, subject to certain exceptions and effective on the closing date, each of the Lock-up Holders have agreed to not transfer any shares of the Company’s Class A common stock held by such Lock-up Holder until the earlier of (i) six, nine or twelve months (as applicable to shares of the Company’s Class A common stock of the Lock-up Holder) after the date of the closing, (ii) only with respect to certain shares of the Company’s Class A common stock of the Lock-up Holders, the date on which, subsequent to the Business Combination, the VWAP of the Company’s Class A common stock equals or exceeds $12.50 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 calendar days after the closing, and (iii) the date following the completion of the transactions contemplated by the Business Combination Agreement on which the Company completes a Change in Control Transaction (as defined in the Business Combination Agreement).
Amended and Restated Registration Rights Agreement
In connection with the execution of the Business Combination Agreement, the Company, the Sellers, the Sponsor, Deerfield Partners and the other parties thereto (collectively, the “Rights Holders”) entered into an Amended and Restated Registration Rights Agreement (the “Registration Rights Agreement”), which amends and restates in its entirety the existing Registration Rights Agreement, dated July 16, 2020, by and between the Company and the parties thereto. The Registration Rights Agreement will become effective upon the closing of the Business Combination, if consummated. If the Business Combination is not consummated, the existing registration rights agreement will remain in full force and effect. Pursuant to the terms of the Registration Rights Agreement, the Company will be obligated to file a registration statement to register the resale of certain of the Company’s Class A common stock held by the Rights Holders. In addition, pursuant to the terms of the Registration Rights Agreement and subject to certain requirements and customary conditions, including with regard to the number of demand rights that may be exercised, the Rights Holders may demand at any time or from time to time, that the Company file a registration statement on Form S-1 or Form S-3 to register certain shares of the Company’s Class A common stock held by such Rights Holders. The Registration Rights Agreement will also provide the Rights Holders with “piggy-back” registration rights, subject to certain requirements and customary conditions.
Subscription Agreements
In connection with the execution of the Business Combination Agreement, the Company entered into certain subscription agreements, each dated December 18, 2020 (the “Subscription Agreements”), with certain investors, pursuant to which such investors have agreed to purchase an aggregate of 30,500,000 shares of Class A common stock (together, the “Subscriptions”), for a purchase price of $10.00 per share, for an aggregate purchase price of $305,000,000, to be issued immediately prior to and conditioned upon the effectiveness of the consummation of the Business Combination (the “Third Party PIPE Investments”). The obligations of each party to consummate the Subscriptions are conditioned upon, among other things, customary closing conditions and the consummation of the transactions contemplated by the Business Combination Agreement. The Company’s Class A common stock to be issued in connection with the Subscription Agreements and the transactions contemplated thereby will not be registered under the Securities Act and will be issued in reliance on the exemption from registration requirements thereof provided by Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder as a transaction by an issuer not involving a public offering.
Deerfield Subscription Agreements
In connection with the execution of the Business Combination Agreement, the Company entered into certain subscription agreements, each dated December 18, 2020 (the “Deerfield Subscription Agreements”), with each of Deerfield Partners and the Sponsor, pursuant to which such investors have agreed to purchase an aggregate of 10,000,000 shares of the Company’s Class A common stock (the “Deerfield Subscription”), for a purchase price of $10.00 per share, for an aggregate purchase price of $100,000,000, to be issued immediately prior to and conditioned upon the effectiveness of the consummation of the Business Combination (the “Deerfield PIPE Investments”). The obligations of each party to consummate the Deerfield Subscription are conditioned upon, among other things, customary closing conditions and the consummation of the transactions contemplated by the Business Combination Agreement. The Company’s Class A common stock to be issued in connection with the Deerfield Subscription Agreements and the transactions contemplated thereby will not be registered under the Securities Act and will be issued in reliance on the exemption from registration requirements thereof provided by Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder as a transaction by an issuer not involving a public offering.

Consent and Waiver Letter
In connection with the execution of the Business Combination Agreement, the Company, Deerfield Partners and the Sponsor entered into a certain Consent and Waiver Letter (the “Consent and Waiver Letter”) pursuant to which, among other things, Deerfield Partners consented to the consummation of the Business Combination as required under that certain Letter Agreement, dated as of July 16, 2020 (the “July 16 Letter Agreement”), pursuant to which the Company agreed not to consummate its initial Business Combination (as defined in the July 16 Letter Agreement) without the consent of Deerfield Partners. In the Consent and Waiver Letter, the Sponsor, the holder of a majority of the outstanding the Company’s Class B common stock, also waived, in accordance with the Current Charter, any adjustment of the conversion provisions in Section 4.3(b)(ii) of our Current Charter that would, as a result of the consummation of the Business Combination or the transactions contemplated by the Business Combination Agreement, including the issuance of the stock portion of the closing consideration, the issuance, if at all, of Adjustment Escrow Shares, the IMC Earnout Shares, or CareMax Earnout Shares, the Third Party PIPE Investments or the Deerfield PIPE Investments, in each case, cause the Class B common stock to convert to Class A common stock at a ratio of greater than one-for-one upon consummation of the Business Combination contemplated by the Business Combination Agreement.
In addition, the Company received a commitment letter from certain lending affiliates of Royal Bank of Canada to syndicate and arrange debt financing in connection with the Business Combination.
Liquidity and Going Concern Considerations
The accompanying financial statements have been prepared assuming the Company will continue as a going concern, which contemplates, among other things, the realization of assets and satisfaction of liabilities in the normal course of business. As of December 31, 2020, the Company had approximately $0.9 million in its operating bank account, approximately $87,000 in investment income held in the Trust Account available to pay franchise tax, and a working capital deficit of approximately $2.6 million. Further, the Company has incurred and expects to continue to incur significant costs in pursuit of its acquisition plans.
In addition, in order to finance transaction costs in connection an intended business combination, the Sponsor may, but is not obligated to, provide the Company Working Capital Loans (see Note 5). Up to $1.5 million of such Working Capital Loans may be convertible into warrants of the post-business combination entity at a price of $1.50 per warrant at the option of the lender. Such warrants would be identical to the Private Placement Warrants. Except for the foregoing, the terms of such loans, if any, have not been determined and no written agreements exist with respect to such loans to date. As of December 31, 2020, the Company had no Working Capital Loans outstanding.
Prior to the completion of the Initial Public Offering, the Company’s liquidity needs have been satisfied through the cash receipt of $25,000 from the Sponsor in exchange for the issuance of the Founder Shares, and a $200,000 Note issued to the Sponsor, which was repaid by the Company on July 16, 2020 (Note 5). Subsequent to the consummation of the Initial Public Offering and Private Placement, the Company’s liquidity needs have been satisfied with the proceeds from the consummation of the Private Placement not held in the Trust Account.
The Company will need to raise additional capital through loans or additional investments from its Sponsor, an affiliate of the Sponsor, or its officers or directors. The Company’s officers, directors and Sponsor, or their affiliates, may, but are not obligated to, loan the Company funds, from time to time or at any time, in whatever amount they deem reasonable in their sole discretion, to meet the Company’s working capital needs. Accordingly, the Company may not be able to obtain additional financing. If the Company is unable to raise additional capital, it may be required to take additional measures to conserve liquidity, which could include, but not necessarily be limited to, curtailing operations, suspending the pursuit of a potential transaction, and reducing overhead expenses. The Company cannot provide any assurance that new financing will be available to it on commercially acceptable terms, if at all. In connection with the Company’s assessment of going concern considerations in accordance with FASB Accounting Standards Update (“ASU”) 2014-15, “Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern,” management has determined these conditions raise substantial doubt about the Company’s ability to continue as a going concern through the Combination Period, which is the date the Company is required cease all operations except for the purpose of winding up if it has not completed a business combination. These financial statements do not include any adjustments relating to the recovery of the recorded assets or the classification of the liabilities that might be necessary should the Company be unable to continue as a going concern.
Note 2 — Restatement of Previously Issued Financial Statements
In April 2021, the Audit Committee of the Company, in consultation with management, concluded that, because of a misapplication of the accounting guidance related to its public and private placement warrants to purchase common stock that the Company issued in July 2020 (the “Warrants”), the Company’s previously issued financial statements for the Affected Periods should no longer be relied upon. As such, the Company is restating its financial statements for the Affected Periods included in this Annual Report.
On April 12, 2021, the staff of the Securities and Exchange Commission (the “SEC Staff”) issued a public statement entitled “Staff Statement on Accounting and Reporting Considerations for Warrants issued by Special Purpose Acquisition Companies (“SPACs”)” (the “SEC Staff Statement”). In the SEC Staff Statement, the SEC Staff expressed its view that certain terms and conditions common to SPAC warrants may require the warrants to be classified as liabilities on the SPAC’s balance sheet as opposed to equity. Since issuance on July 21, 2020, the Company’s Warrants were accounted for as equity within the Company’s previously reported balance sheets. After discussion and evaluation, including with the Company’s independent registered public accounting firm and the Audit Committee, management concluded that the Warrants should be presented as liabilities with subsequent fair value remeasurement.
Historically, the Warrants were reflected as a component of equity as opposed to liabilities on the balance sheets and the statements of operations did not include the subsequent non-cash changes in estimated fair value of the Warrants, based on our application of FASB ASC Topic 815-40, Derivatives and Hedging, Contracts in Entity’s Own Equity (“ASC 815-40”). The views expressed in the SEC Staff Statement were not consistent with the Company’s historical interpretation of the specific provisions within its warrant agreement and the Company’s application of ASC 815-40 to the warrant agreement. In light of the SEC Staff’s published views, the Company reassessed its accounting for the Warrants issued on July 21, 2020. Based on this reassessment, management determined that the Warrants should be classified as liabilities measured at fair value upon issuance, with subsequent changes in fair value reported in the Company’s statement of operations each reporting period.
As a result of the foregoing, the Audit Committee, in consultation with management, concluded that the Company’s previously issued financial statements for the Affected Periods should be restated because of a misapplication in the guidance around accounting for our outstanding Warrants and should no longer be relied upon. The Company had initially accounted for the Warrants as a component of equity but upon further evaluation of the terms of the Warrants, concluded that the Warrants should be accounted for as a derivative liability. The warrant agreement governing the Warrants includes a provision (the “Replacement of Securities Upon Reorganization”) of which application of such provision could result in a different settlement value for the Warrants depending on their holder. Because the holder of an instrument is not an input into the pricing of a fixed-for-fixed option on the Company’s common stock, these Warrants could not be considered “indexed to the Company’s own stock.” In addition, the provision provides that in the event of a tender or exchange offer accepted by holders of more than 50% of the outstanding shares of the Company’s common stock, all holders of the Warrants (both the public Warrants and private placement Warrants) would be entitled to receive cash for their Warrants. In other words, in the event of a qualifying cash tender offer (which could be outside of the Company’s control), all Warrant holders would be entitled to cash, while only certain of the holders of the Company’s common stock would be entitled to cash. These provisions preclude the Company from classifying the Warrants in stockholders’ equity. As a result of these provisions, the Company has restated its financial statements to reflect the Company’s Warrants as a derivative liability with changes in the fair value recorded in the current period earnings.
The Warrants were issued in connection with the Company’s Initial Public Offering of 14,375,000 Units and Private Placement Warrants completed on July 21, 2020. Each Unit consists of one of the Company’s shares of Class A common stock, $0.0001 par value, and one-fifth of one redeemable warrant. Each whole Warrant entitles the holder to purchase one share of Class A common stock at a price of $11.50 per share. The Warrants will expire worthless five years from the date of issuance. The material terms of the Warrants are more fully described in Note 7.
Impact of the Restatement
The impact of the restatement on the balance sheets, statements of operations and statements of cash flows for the Affected Periods is presented below. The restatement had no impact on net cash flows from operating, investing or financing activities.
	As of December 31, 2020
	As Previously Reported	Restatement Adjustment	As Restated
Balance Sheet
Total assets	$144,943,445	$—	$144,943,445
Liabilities and stockholders’ equity
Total current liabilities	$3,756,068	$—	$3,756,068
Deferred underwriting commissions	4,443,250	—	4,443,250
Derivative warrant liabilities	—	24,764,148	24,764,148
Total liabilities	8,199,318	24,764,148	32,963,466
Class A ordinary shares, $0.0001 par value; shares subject to possible redemption	131,744,120	(24,764,150)	106,979,970
Stockholders’ equity
Preferred stock- $0.0001 par value	—	—	—
Class A ordinary stock – $0.0001 par value	120	248	368
Class B ordinary stock – $0.0001 par value	359	—	359
Additional paid-in-capital	8,924,620	17,585,403	26,510,023
Accumulated deficit	(3,925,092)	(17,585,649)	(21,510,741)
Total stockholders’ equity	5,000,007	2	5,000,009
Total liabilities and stockholders’ equity	$144,943,445	$—	$144,943,445
	For the Period from May 8, 2020 (inception) through December 31, 2020
	As Previously Reported	Restatement Adjustment	As Restated
Statement of Operations
Loss from operations	$(4,011,654)	$—	$(4,011,654)
Other (expense) income:
Fair value adjustment on derivative warrant liabilities	—	(17,585,649)	(17,585,649)
Interest earned on investments held in Trust Account	86,562	—	86,562
Total other (expense) income	86,562	(17,585,649)	(17,499,087)
Net loss	$(3,925,092)	$(17,585,649)	$(21,510,741)
Basic and Diluted weighted-average Class A ordinary shares outstanding	14,375,000	—	14,375,000
Basic and Diluted net loss per Class A share	$—	—	$—
Basic and Diluted weighted-average Class B ordinary shares outstanding	3,468,192	—	3,468,192
Basic and Diluted net loss per Class B share	$(1.13)	—	$(6.20)

	For the Period from May 8, 2020 (inception) through December 31, 2020
	As Previously Reported	Restatement Adjustment	As Restated
Statement of Cash Flows
Net loss	$(3,925,092)	$(17,585,649)	$(21,510,741)
Adjustment to reconcile net loss to net cash used in operating activities	(86,562)	17,585,649	17,499,087
Net cash used in operating activities	(455,648)	—	(455,648)
Net cash used in investing activities	(143,750,000)	—	(143,750,000)
Net cash provided by financing activities	137,935,860	—	137,935,860
	As of September 30, 2020
	As Previously Reported	Restatement Adjustment	As Restated
Unaudited Condensed Balance Sheet
Total assets	$145,032,529	$—	$145,032,529
Liabilities and stockholders’ equity
Total current liabilities	$146,941	$—	$146,941
Deferred underwriting commissions	4,443,250	—	4,443,250
Derivative warrant liabilities	—	8,360,013	8,360,013
Total liabilities	4,590,191	8,360,013	12,950,204
Class A ordinary shares, $0.0001 par value; shares subject to possible redemption	135,442,330	(8,360,010)	127,082,320
Stockholders’ equity
Preferred stock- $0.0001 par value	—	—	—
Class A ordinary stock – $0.0001 par value	83	84	167
Class B ordinary stock – $0.0001 par value	359	—	359
Additional paid-in-capital	5,226,447	1,181,427	6,407,874
Accumulated deficit	(226,881)	(1,181,514)	(1,408,395)
Total stockholders’ equity	5,000,008	(3)	5,000,005
Total liabilities and stockholders’ equity	$145,032,529	$—	$145,032,529

	For the Three Months Ended September 30, 2020
	As Previously Reported	Restatement Adjustment	As Restated
Unaudited Condensed Statement of Operations
Loss from operations	$(239,727)	$—	$(239,727)
Other (expense) income:
Fair value adjustment on derivative warrant liabilities	—	(1,181,514)	(1,181,514)
Interest earned on investments held in Trust Account	43,410	—	43,410
Total other (expense) income	43,410	(1,181,514)	(1,138,104)
Net loss	$(196,317)	$(1,181,514)	$(1,377,831)
Basic and Diluted weighted-average Class A ordinary shares outstanding	14,375,000		14,375,000
Basic and Diluted net loss per Class A share	$0.00		$0.00
Basic and Diluted weighted-average Class B ordinary shares outstanding	3,593,750		3,593,750
Basic and Diluted net loss per Class B share	$(0.05)		$(0.38)
	For the period from May 8 (inception) through September 30, 2020
	As Previously Reported	Restatement Adjustment	As Restated
Unaudited Condensed Statement of Operations
Loss from operations	$(270,291)	$—	$(270,291)
Other (expense) income:
Fair value adjustment on derivative warrant liabilities	—	(1,181,514)	(1,181,514)
Interest earned on investments held in Trust Account	43,410	—	43,410
Total other (expense) income	43,410	(1,181,514)	(1,138,104)
Net loss	$(226,881)	$(1,181,514)	$(1,408,395)
Basic and Diluted weighted-average Class A ordinary shares outstanding	14,375,000		14,375,000
Basic and Diluted net loss per Class A share	$0.00		$0.00
Basic and Diluted weighted-average Class B ordinary shares outstanding	3,593,750		3,593,750
Basic and Diluted net loss per Class B share	$(0.06)		$(0.39)
	For the period from May 8 (inception) through September 30, 2020
	As Previously Reported	Restatement Adjustment	As Restated
Unaudited Condensed Statement of Cash Flows
Net loss	$(226,881)	$(1,181,514)	$(1,408,395)
Adjustment to reconcile net loss to net cash used in operating activities	(43,410)	1,181,514	1,138,104
Net cash used in operating activities	(376,769)	—	(376,769)
Net cash used in investing activities	(143,750,000)	—	(143,750,000)
Net cash provided by financing activities	145,114,359	—	145,114,359

In addition, the impact to the balance sheet dated July 21, 2020, filed on Form 8-K on July 27, 2020 related to the impact of accounting for the public and private warrants as liabilities at fair value resulted in a $7.2 million increase to the derivative warrant liabilities line item at July 21, 2020 and offsetting decrease to the Class A common stock subject to redemption mezzanine equity line item. There is no change to total stockholders’ equity at the reported balance sheet date.
Note 3 — Summary of Significant Accounting Policies
Use of Estimates
The preparation of financial statements in conformity with U.S. GAAP requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from those estimates.
Concentration of Credit Risk
Financial instruments that potentially subject the Company to concentrations of credit risk consist of cash accounts in a financial institution, which, at times, may exceed the Federal Deposit Insurance Corporation limit of $250,000, and investments held in Trust Account. The Company has not experienced losses on these accounts and management believes the Company is not exposed to significant risks on such accounts.
Investments Held in the Trust Account
The Company’s portfolio of investments held in the Trust Account is comprised of U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act, with a maturity of 185 days or less, or investments in money market funds that invest in U.S. government securities, or a combination thereof. The Company’s investments held in the Trust Account are classified as trading securities. Trading securities are presented on the balance sheet at fair value at the end of each reporting period. Gains and losses resulting from the change in fair value of these securities is included in net gain on investments, dividends and interest held in Trust Account in the accompanying statement of operations. The estimated fair values of investments held in the Trust Account were determined using available market information.
Cash and Cash Equivalents
The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The Company had approximately $0.9 million in cash as of December 31, 2020.
Fair Value of Financial Instruments
Fair value is defined as the price that would be received for sale of an asset or paid for transfer of a liability, in an orderly transaction between market participants at the measurement date. U.S. GAAP establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). These tiers include:
•
Level 1, defined as observable inputs such as quoted prices (unadjusted) for identical instruments in active markets;

•
Level 2, defined as inputs other than quoted prices in active markets that are either directly or indirectly observable such as quoted prices for similar instruments in active markets or quoted prices for identical or similar instruments in markets that are not active; and

•
Level 3, defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions, such as valuations derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable.

In some circumstances, the inputs used to measure fair value might be categorized within different levels of the fair value hierarchy. In those instances, the fair value measurement is categorized in its entirety in the fair value hierarchy based on the lowest level input that is significant to the fair value measurement.
As of December 31, 2020, the carrying values of cash, prepaid expenses, accounts payable, accrued expenses, and franchise tax payable approximate their fair values due to the short-term nature of the instruments. The Company’s investments held in Trust Account are comprised of investments in U.S. Treasury securities with an original maturity of 185 days or less or investments in money market funds that comprise only U.S. Treasury securities and are recognized at fair value. The fair value of investments held in Trust Account is determined using quoted prices in active markets.
Derivative Warrant Liabilities
The Company does not use derivative instruments to hedge exposures to cash flow, market, or foreign currency risks. The Company evaluates all of its financial instruments, including issued stock purchase warrants, to determine if such instruments are derivatives or contain features that qualify as embedded derivatives, pursuant to ASC 480 and ASC 815-15. The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is re-assessed at the end of each reporting period.
The Company accounts for its 5,791,667 common stock warrants issued in connection with its Initial Public Offering (2,875,000) and Private Placement (2,916,667) as derivative warrant liabilities in accordance with ASC 815-40. Accordingly, the Company recognizes the warrant instruments as liabilities at fair value and adjusts the instruments to fair value at each reporting period. The liabilities are subject to re-measurement at each balance sheet date until exercised, and any change in fair value is recognized in the Company’s statement of operations. The fair value of the Public Warrants issued in connection with the Public Offering and Private Placement Warrants were initially measured at fair value using a Monte Carlo simulation model and subsequently, the fair value of the Private Placement Warrants have been estimated using a Monte Carlo simulation model each measurement date. The fair value of Public Warrants issued in connection with the Initial Public Offering have subsequently been measured based on the listed market price of such warrants.
Offering Costs Associated with the Initial Public Offering
The Company complies with the requirements of the ASC 340-10-S99-1. Offering costs consisted of legal, accounting, underwriting fees, and other costs incurred that were directly related to the Initial Public Offering and that were charged to stockholders’ equity upon the completion of the Initial Public Offering.
Class A Common Stock Subject to Possible Redemption
The Company accounts for its Class A common stock subject to possible redemption in accordance with the guidance in ASC Topic 480 “Distinguishing Liabilities from Equity.” Shares of Class A common stock subject to mandatory redemption (if any) are classified as liability instruments and are measured at fair value. Shares of conditionally redeemable Class A common stock (including Class A common stock that feature redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) are classified as temporary equity. At all other times, shares of Class A common stock are classified as stockholders’ equity. The Company’s Class A common stock feature certain redemption rights that are considered to be outside of the Company’s control and subject to the occurrence of uncertain future events. Accordingly, at December 31, 2020, 10,697,997 shares of Class A common stock subject to possible redemption are presented as temporary equity, outside of the stockholders’ equity section of the Company’s balance sheet.
Net Loss Per Common Share
The Company complies with accounting and disclosure requirements of FASB ASC Topic 260, “Earnings Per Share.” Net loss per share is computed by dividing net loss by the weighted average number of shares of common stock outstanding during the period. The Company has not considered the effect of the warrants sold in the Initial Public Offering and Private Placement to purchase an aggregate of 5,791,667 shares of Class A common stock in the calculation of diluted earnings per share, since their inclusion would be anti-dilutive under the treasury stock method. As a result, diluted earnings per share is the same as basic earnings per share for the period presented.
The Company’s statement of operations includes a presentation of income per share for common stock subject to redemption in a manner similar to the two-class method of income per share. Net loss per share, basic and diluted for Class A common stock is calculated by dividing the investment income earned on the Trust Account, net of applicable income and franchise taxes and available working capital allowance which resulted in $0 for the period from May 8, 2020 (inception) to December 31, 2020, by the weighted average number of shares of Class A common stock outstanding for the period. Net loss per share, basic and diluted for Class B common stock is calculated by dividing the net loss of approximately $21,510,741, less the income attributable to Class A common stock of $0, by the weighted average number of shares of Class B common stock outstanding for the period.
Income Taxes
The Company follows the asset and liability method of accounting for income taxes under FASB ASC 740, “Income Taxes.” Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that included the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.
FASB ASC 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more likely than not to be sustained upon examination by taxing authorities. There were no unrecognized tax benefits as of December 31, 2020. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense.
Recent Accounting Pronouncements
The Company’s management does not believe that any recently issued, but not yet effective, accounting standards if currently adopted would have a material effect on the accompanying financial statements.
Note 4 — Initial Public Offering
Public Units
On July 21, 2020, the Company consummated the Initial Public Offering of 14,375,000 Units, including the issuance of 1,875,000 Units as a result of the underwriters’ exercise of their over-allotment option in full, at $10.00 per Unit, generating gross proceeds of approximately $143.8 million, and incurring offering costs of approximately $7.5 million, inclusive of approximately $4.4 million in deferred underwriting commissions.
Each Unit consists of one of the Company’s shares of Class A common stock, $0.0001 par value and one-fifth of one redeemable warrant (the “Warrants”). Each whole Warrant entitles the holder to purchase one share of Class A common stock at a price of $11.50 per share. The exercise price and number of shares of Class A common stock issuable upon exercise of the Warrants may be adjusted in certain circumstances including in the event of a stock dividend, or recapitalization, reorganization, merger or consolidation.
Affiliated Units
Certain domestic private pooled investment vehicles managed by Deerfield Management Company, L.P. (“Deerfield Management”) and its affiliates (the “Deerfield Funds”) purchased 3,360,000 public Units in the Initial Public Offering at the Initial Public Offering price (“Affiliated Units”). On July 16, 2020, the

Company also entered into a letter agreement (the “Deerfield Letter Agreement”) with Deerfield Management, pursuant to which the Company has agreed to not complete a business combination without the consent of Deerfield Management, which consent Deerfield Management has indicated it does not intend to provide if the Company’s proposed initial business combination is with a target that is not primarily engaged in the healthcare industry.
Note 5 — Related Party Transactions
Founder Shares
On May 22, 2020, the Sponsor received 2,875,000 shares of Class B common stock (the “Founder Shares”) in exchange for a capital contribution of $25,000, or approximately $0.009 per share. On June 25, 2020, the Company effected 1:1.25 stock split of Class B common stock resulting in the Sponsor holding an aggregate of 3,593,750 Founder Shares. All share and per-share amounts have been retroactively restated. In June 2020, the Sponsor transferred 50,000 Founder Shares to each of Steven Hochberg, the Company’s Chief Executive Officer, Christopher Wolfe, the Company’s Chief Financial Officer, and Richard Barasch, the Company’s Executive Chairman, and 25,000 Founder Shares to each of Dr. Peter J. Fitzgerald, Dr. Linda Grais and Hon. Dr. David J. Shulkin, the Company’s independent director nominees, for the same per-share price initially paid by the Company’s Sponsor, resulting in the Sponsor holding 3,368,750 Founder Shares.
The Founder Shares are identical to the shares of Class A common stock included in the Units being sold in the Initial Public Offering except that the Founder Shares are subject to certain transfer restrictions, as described in more detail below. The initial stockholders collectively own 20.0% of the Company’s issued and outstanding shares after the Initial Public Offering.
Of the 3,593,750 Founder Shares outstanding, up to 468,750 Founder Shares would have been forfeited by the initial stockholders depending on the exercise of the underwriters’ over-allotment option. The underwriters fully exercised their over-allotment option on July 21, 2020; thus, these shares were no longer subject to forfeiture.
The initial stockholders have agreed not to transfer, assign or sell any of their Founder Shares until the earlier of (A) one year after the completion of the Company’s initial business combination, or earlier if, subsequent to the Company’s initial business combination, the closing price of the Company’s common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the Company’s initial business combination, and (B) the date on which the Company completes a liquidation, merger, capital stock exchange or other similar transaction after the initial business combination that results in all of the Company’s stockholders having the right to exchange their common stock for cash, securities or other property.
Private Placement Warrants
Simultaneously with the closing of the Initial Public Offering, the Company consummated the Private Placement of 2,916,667 Private Placement Warrants, at a price of $1.50 per Private Placement Warrant to the Sponsor, generating gross proceeds to the Company of approximately $4.4 million.
Each Private Placement Warrant entitles the holder to purchase one share of Class A common stock at $11.50 per share. A portion of the proceeds from the Private Placement Warrants were added to the proceeds from the Initial Public Offering to be held in the Trust Account pending completion of the Company’s initial business combination.
If the Company does not complete a business combination, then the proceeds will be part of the liquidating distribution to the Public Stockholders and the Warrants issued to the Sponsor will expire worthless.
Sponsor Loan
On May 22, 2020, the Sponsor agreed to loan the Company up to an aggregate of $200,000 pursuant to a promissory note (the “Note”) to cover expenses related to this Initial Public Offering. This loan was payable without interest on the earlier of December 31, 2020 or the completion of the Initial Public Offering. The Company received the $200,000 proceeds under the Note and repaid this Note in full on July 16, 2020.
Administrative Services Agreement
Commencing on the date that the Company’s securities are first listed on Nasdaq, the Company agreed to pay the Sponsor $10,000 per month for office space, secretarial and administrative services provided to members of the Company’s management team. Upon completion of the initial business combination or the Company’s liquidation, the Company will cease paying such monthly fees. For the period from May 8, 2020 (inception) through December 31, 2020, the Company incurred $60,000 related to these services. No amounts were due as of December 31, 2020.
Wolfe Strategic Services Agreement
Commencing on the date that the Company’s securities are first listed on Nasdaq, the Company agreed to pay its Chief Financial Officer, Christopher Wolfe, $7,500 per month for his services prior to the initial business combination. For the period from May 8, 2020 (inception) through December 31, 2020, the Company incurred $45,000 related to these services. No amounts were due as of December 31, 2020.
Working Capital Loans
In order to finance transaction costs in connection with an intended initial business combination, the Sponsor or an affiliate of the Sponsor or certain of the Company’s officers and directors may, but are not obligated to, loan the Company funds as may be required (the “Working Capital Loans”). Up to $1.5 million of such Working Capital Loans may be convertible into warrants of the post-business combination entity at a price of $1.50 per warrant at the option of the lender. Such warrants would be identical to the Private Placement Warrants. Except for the foregoing, the terms of such loans, if any, have not been determined and no written agreements exist with respect to such loans to date. As of December 31, 2020, the Company had no Working Capital Loans outstanding.
Note 6 — Commitments and Contingencies
Registration Rights
The initial stockholders and holders of the Private Placement Warrants are entitled registration rights pursuant to a registration rights agreement entered into on July 21, 2020. The initial stockholders and holders of the Private Placement Warrants are entitled to make up to three demands, excluding short form registration demands, that the Company registers such securities for sale under the Securities Act. In addition, these holders will have “piggy-back” registration rights to include their securities in other registration statements filed by the Company. The Company will bear the expenses incurred in connection with the filing of any such registration statements. In connection with the signing of the Business Combination Agreement, the Company entered into the Amended and Restated Registration Rights Agreement, which amended and restated in its entirety the existing registration rights agreement described above if the initial Business Combination is consummated.
Underwriting Agreement
The Company granted the underwriters a 45-day option to purchase up to 1,875,000 additional Units to cover any over-allotment, at the initial public offering price less the underwriting discounts and commissions. The warrants that would be issued in connection with the 1,875,000 over-allotment Units are identical to the public warrants and have no net cash settlement provisions. The underwriters fully exercised their over-allotment option on July 21, 2020.
The Company paid an underwriting discount of 2.0% of the per Unit offering price, or approximately $2.5 million in the aggregate at the closing of the Initial Public Offering and agreed to pay an additional fee (the “Deferred Underwriting Fees”) of 3.5% of the gross offering proceeds, or approximately $4.4 million in the aggregate upon the Company’s completion of an initial business combination. The Deferred

Underwriting Fees will become payable to the underwriters from the amounts held in the Trust Account solely in the event the Company completes its initial business combination. With respect to the Affiliated Units, the underwriters received $0.10 per Unit paid upon the closing of the Initial Public Offering, and $0.175 per unit in the deferred underwriting commissions placed in the Trust Account.
Risks and Uncertainties
Management continues to evaluate the impact of the COVID-19 pandemic on the industry and has concluded that while it is reasonably possible that the virus could have a negative effect on the Company’s financial position, results of its operations and/or search for a target company, the specific impact is not readily determinable as of the date of these financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.
Note 7 — Derivative Warrant Liabilities
As of December 31, 2020, the Company has 2,875,000 and 2,916,667 Public Warrants and Private Placement Warrants, respectively, outstanding.
Public Warrants may only be exercised for a whole number of shares. No fractional Public Warrants will be issued upon separation of the Units and only whole Public Warrants will trade. The Public Warrants will become exercisable on the later of (a) 30 days after the completion of a business combination or (b) 12 months from the closing of the Initial Public Offering; provided in each case that the Company has an effective registration statement under the Securities Act covering the shares of Class A common stock issuable upon exercise of the Public Warrants and a current prospectus relating to them is available and such shares are registered, qualified or exempt from registration under the securities, or blue sky, laws of the state of residence of the holder (or the Company permits holders to exercise their Public Warrants on a cashless basis under certain circumstances). The Company has agreed that as soon as practicable, but in no event later than 15 business days after the closing of a business combination, the Company will use its best efforts to file with the SEC and have an effective registration statement covering the shares of Class A common stock issuable upon exercise of the warrants and to maintain a current prospectus relating to those shares of Class A common stock until the warrants expire or are redeemed, as specified in the warrant agreement. If a registration statement covering the Class A common stock issuable upon exercise of the warrants is not effective by the 60th business day after the closing of the initial Business Combination, warrantholders may, until such time as there is an effective registration statement and during any period when the Company will have failed to maintain an effective registration statement, exercise warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption. Notwithstanding the above, if the Company’s shares of Class A common stock are at the time of any exercise of a warrant not listed on a national securities exchange such that they satisfy the definition of a “covered security” under Section 18(b)(1) of the Securities Act, the Company may, at its option, require holders of Public Warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event the Company so elects, the Company will not be required to file or maintain in effect a registration statement, and in the event the Company does not so elect, it will use its best efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available. The Public Warrants will expire five years after the completion of a business combination or earlier upon redemption or liquidation.
The Public Warrants will have an exercise price of $11.50 per share and will expire five years after the completion of a business combination or earlier upon redemption or liquidation.
In addition, if (x) the Company issues additional shares of Class A common stock or equity-linked securities for capital raising purposes in connection with the closing of the initial Business Combination at an issue price or effective issue price of less than $9.20 per share of Class A common stock (with such issue price or effective issue price to be determined in good faith by the Company’s board of directors and, in the case of any such issuance to the initial stockholders or their affiliates, without taking into account any Founder Shares held by the initial stockholders or such affiliates, as applicable, prior to such issuance including any transfer or reissuance of such shares) (such price, the “Newly Issued Price”), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of the initial Business Combination on the date of the consummation of the initial

Business Combination (net of redemptions), and (z) the volume weighted average trading price of the Class A common stock during the 20 trading day period starting on the trading day prior to the day on which the Company consummates the initial Business Combination (such price, the “Market Value”) is below $9.20 per share, the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the Market Value, the $18.00 per share redemption trigger price described below under “Redemption of Warrants when the price per share of Class A common stock equals or exceeds $10.00” will be adjusted (to the nearest cent) to be equal to 180% of the higher of the Market Value and the Newly Issued Price, and the $10.00 per share redemption trigger price described below under “Redemption of Warrants when the price per share of Class A common stock equals or exceeds $10.00” will be adjusted (to the nearest cent) to be equal to the higher of the Market Value and the Newly Issued Price.
Redemption of Warrants when the price per share of Class A common stock equals or exceeds $18.00   —
The Company may call the Public Warrants for redemption:
•
in whole and not in part;

•
at a price of $0.01 per warrant;

•
upon a minimum of 30 days’ prior written notice of redemption; and

•
if, and only if, the last reported sales price of the Class A common stock equals or exceeds $18.00 per share (as adjusted) for any 20 trading days within the 30-trading day period ending on the third trading day prior to the date on which the Company sends the notice of redemption to the warrant holders.

Redemption of Warrants when the price per share of Class A common stock equals or exceeds $10.00   —
The Company may also redeem the outstanding Public Warrants once they become exercisable:
•
in whole and not in part;

•
at $0.10 per warrant upon a minimum of 30 days’ prior written notice of redemption provided that holders will be able to exercise their Warrants on a cashless basis prior to redemption and receive that number of shares based on the redemption date and the “fair market value” of the Class A common stock; and

•
if, and only if, the last reported sale price of its Class A common stock equals or exceeds $10.00 per Public Share (as adjusted) for any 20 trading days within the 30-trading day period ending three trading days before the Company sends the notice of redemption to the warrant holders.

The “fair market value” of the Company’s Class A common stock shall mean the average last reported sale price of its Class A common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants.
Pursuant to the warrant agreement, references above to Class A common stock shall include a security other than Class A common stock into which the Class A common stock has been converted or exchanged for in the event the Company is not the surviving company in its initial business combination.
No fractional shares of Class A common stock will be issued upon redemption. If, upon redemption, a holder would be entitled to receive a fractional interest in a share, the Company will round down to the nearest whole number of the number of shares of Class A common stock to be issued to the holder.
The Private Placement Warrants are identical to the Public Warrants, except that the Private Placement Warrants and the shares of Class A common stock issuable upon exercise of the Private Placement Warrants will not be transferable, assignable or salable until 30 days after the completion of the initial Business Combination and they will be non-redeemable so long as they are held by the initial purchasers of the Private Placement Warrants or their permitted transferees. If the Private Placement Warrants are held by someone other than the initial purchasers of the Private Placement Warrants or their permitted transferees, the Private Placement Warrants will be redeemable by the Company and exercisable by such holders on the same basis as the warrants included in the Units being sold in the Initial Public Offering.

If the Company does not complete a business combination within the Combination Period and the Company liquidates the funds held in the Trust Account, holders of warrants will not receive any of such funds with respect to their warrants, nor will they receive any distribution from the Company’s assets held outside of the Trust Account with the respect to such warrants. Accordingly, the warrants may expire worthless.
Note 8 — Stockholders’ Equity
Class A Common Stock — The Company is authorized to issue 100,000,000 shares of Class A common stock with a par value of $0.0001 per share. As of December 31, 2020, there were 14,375,000 shares of Class A common stock issued and outstanding. Of the outstanding shares of Class A common stock, 13,174,412 were subject to possible redemption at December 31, 2020, and therefore classified outside of permanent equity.
Class B Common Stock — The Company is authorized to issue 10,000,000 shares of Class B common stock with a par value of $0.0001 per share. Holders of the Company’s Class B common stock are entitled to one vote for each share. In May 2020, the Company issued 2,875,000 shares of Class B common stock to the Sponsor. On June 25, 2020, the Company effected 1:1.25 stock split of Class B common stock resulting in the Sponsor holding an aggregate of 3,593,750 Class B common stock resulting in 3,593,750 shares of Class B common stock outstanding, of which up to 468,750 shares of Class B common stock would have been forfeited by the initial stockholders depending on the exercise of the underwriters’ over-allotment option. The underwriters fully exercised their over-allotment option on July 21, 2020; thus, these shares were no longer subject to forfeiture.
The Class B common stock will automatically convert into Class A common stock at the time of the initial Business Combination on a one-for-one basis (as adjusted). In the case that additional shares of Class A common stock or equity-linked securities are issued or deemed issued in connection with the initial Business Combination, the number of shares of Class A common stock issuable upon conversion of all Class B common stock will equal, in the aggregate, on an as-converted basis, 20% of the total number of shares of Class A common stock outstanding after such conversion (after giving effect to any redemptions of shares of Class A common stock by Public Stockholders), including the total number of shares of Class A common stock issued, or deemed issued or issuable upon conversion or exercise of any equity-linked securities or rights issued or deemed issued, by the Company in connection with or in relation to the consummation of the initial Business Combination, excluding any shares of Class A common stock or equity-linked securities or rights exercisable for or convertible into shares of Class A common stock issued, or to be issued, to any seller in the initial Business Combination and any Private Placement Warrants issued to the Sponsor, officers or directors upon conversion of Working Capital Loans, provided that such conversion of Founder Shares will never occur on a less than one-for-one basis.
Preferred Stock — The Company is authorized to issue 1,000,000 shares of preferred stock, par value $0.0001 per share, with such designations, voting and other rights and preferences as may be determined from time to time by the Company’s board of directors. As of December 31, 2020, there were no shares of preferred stock issued or outstanding.
Note 9 — Fair Value Measurements
The Company follows the guidance in FASB ASC Topic 820, “Fair Value Measurements”, for its financial assets and liabilities that are re-measured and reported at fair value at each reporting period. The following table presents information about the Company’s financial assets that are measured at fair value on a recurring basis as of December 31, 2020 by level within the fair value hierarchy:

Description	Quoted Prices in Active Markets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Other Unobservable Inputs (Level 3)
Assets:
Investments held in Trust Account U.S. Treasury Bills maturing January 21, 2021	$143,836,562	$—	$—
Liabilities:
Derivative warrant liabilities – Public	$11,787,500	$—	$—
Derivative warrant liabilities – Private	$—	$—	$12,976,648
The fair value of the Public Warrants issued in connection with the Initial Public Offering and Private Placement Warrants were initially measured at fair value using a Monte Carlo simulation model and subsequently, the fair value of the Private Placement Warrants have been estimated using a Monte Carlo simulation model each measurement date. The fair value of Public Warrants issued in connection with the Initial Public Offering have been measured based on the listed market price of such warrants since September 2020. The Company recognized $7,178,499 for the derivative warrant liabilities upon their issuance on July 21, 2020. For the period from May 8, 2020 (inception) through December 31, 2020, the Company recognized a charge to the statement of operations resulting from an increase in the fair value of liabilities of $17,585,649 presented as change in fair value of derivative warrant liabilities on the accompanying statement of operations.
Transfers to/from Levels 1, 2 and 3 are recognized at the end of the reporting period. The estimated fair value of the Public Warrants transferred from a Level 3 measurement to a Level 1 fair value measurement in September 2020 when the Public Warrants were separately listed and traded.
The estimated fair value of the Private Placement Warrants, and the Public Warrants prior to being separately listed and traded, is determined using Level 3 inputs. Inherent in a Monte Carlo simulation are assumptions related to expected stock-price volatility, expected life, risk-free interest rate and dividend yield. The Company estimates the volatility of its common stock based on historical volatility of select peer companies that matches the expected remaining life of the warrants. The risk-free interest rate is based on the U.S. Treasury zero-coupon yield curve on the grant date for a maturity similar to the expected remaining life of the warrants. The expected life of the warrants is assumed to be equivalent to their remaining contractual term. The dividend rate is based on the historical rate, which the Company anticipates remaining at zero.
The following table provides quantitative information regarding Level 3 fair value measurements inputs as their measurement dates:
	As of July 21, 2020	As of December 31, 2020
Volatility	25.0%	25%
Probability of completing a Business Combination	70.0%	78%
Expected life of the options to convert	5.86	5.42
Risk-free rate	0.35%	0.42%
Dividend yield	0.0%	0.0%
The change in the fair value of the warrant liabilities from May 8, 2020 (inception) through December 31, 2020 is summarized as follows:
Change in FV of warrant liabliities
Warrant liabilities at May 8, 2020 (inception)	$—
Issuance of Public and Private Warrants	7,178,499
Change in fair value of warrant liabilities	17,585,649
Warrant liabilities at December 31, 2020	$24,764,148

Note 10 — Income Taxes
The Company’s taxable income primarily consists of interest income on the Trust Account, less any franchise taxes. The Company’s formation and operating costs are generally considered start-up costs and are not currently deductible.
The income tax provision (benefit) for the period from May 8, 2020 (inception) through December 31, 2020 consists of the following:
December 31, 2020
Current
Federal	$—
State	—
Deferred
Federal	(824,269)
State	—
Valuation allowance	824,269
Income tax provision	$—
The Company’s net deferred tax assets are as follows:
December 31, 2020
Deferred tax assets:
Start-up/Organization costs	$815,166
Net operating loss carryforwards	9,104
Total deferred tax assets	824,269
Valuation allowance	(824,269)
Deferred tax asset, net of allowance	$—
In assessing the realization of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which temporary differences representing net future deductible amounts become deductible. Management considers the scheduled reversal of deferred tax assets, projected future taxable income and tax planning strategies in making this assessment. After consideration of all of the information available, management believes that significant uncertainty exists with respect to future realization of the deferred tax assets and has therefore established a full valuation allowance. For the period from May 8, 2020 (inception) to December 31, 2020, the valuation allowance was approximately $824,000.
A reconciliation of the statutory federal income tax rate (benefit) to the Company’s effective tax rate for the period from May 8, 2020 (inception) through December 31, 2020 is as follows:
Statutory Federal income tax rate	21.0%
Change in fair value of derivative warrant liabilities	(17.2)%
Change in Valuation Allowance	(3.8)%
Effective Tax Rate	0.0%
There were no unrecognized tax benefits as of December 31, 2020. No amounts were accrued for the payment of interest and penalties as of December 31, 2020. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position. The Company is subject to income tax examinations by major taxing authorities since inception. The Company’s management does not expect that the total amount of unrecognized tax benefits will materially change over the next twelve months.

Note 11 — Subsequent Events
On January 20, 2021, the Company filed a preliminary proxy in connection with the Proposed Business Combination described in Note 1.
The Company evaluated subsequent events and transactions that occurred after the balance sheet date up to the date financial statements were issued. Other than as described herein, the Company did not identify any other subsequent events that would have required adjustment or disclosure in the financial statements.